As filed with the Securities and Exchange Commission on September 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RENEW ENERGY GLOBAL PLC

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

United Kingdom	4911	98-1607117
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

C/O Vistra (UK) Ltd

3rd Floor

11-12 St James’s Square

London SW1Y 4LB

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th floor

New York, New York 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon Lau

Rajiv Gupta

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536-1161

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(9)(10)
Primary Offering
Class A Ordinary Shares(2)	20,226,773	11.50(8)	$232,607,889.50	$25,377.52
Secondary Offering
Warrants to purchase Class A Ordinary Shares(3)	7,026,807	—	—	—
Class A Ordinary Shares issuable upon the exercise of the Warrants(4)	7,671,581	9.63(5)	$73,877,325.03	$8,060.02
Class A Ordinary Shares(6)	271,479,759	9.63(5)	$2,614,350,079.17	$285,225.59
Class C Ordinary Shares(7)	118,363,766	9.63(5)	$1,139,843,066.58	$124,356.88
Total				$443,020.010(9)(10)

(1)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities as may be issuable with respect to the shares being registered for resale hereunder as a result of a stock split, stock dividend, recapitalization or similar event.

(2)

Represents (a) 12,555,192 class A ordinary shares, having a nominal value of $0.0001, or “Class A Ordinary Shares”, of ReNew Energy Global plc, a public limited company incorporated under the laws of England & Wales, or “ReNew Global,” “we” or the “Company”, issuable upon the exercise of 11,499,966 warrants of the Company held by the public warrant holders, or “Public Warrants”, and (b) 7,671,581 Class A Ordinary Shares issuable upon the exercise of 7,026,807 Warrants held by RMG Sponsor II, LLC, or “RMG Sponsor II”, the “Private Warrants”.

(3)

Represents Private Warrants offered by RMG Sponsor II. In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the Class A Ordinary Shares underlying the Warrants, and no separate fee is payable for the Warrants.

(4)	Represents Class A Ordinary Shares issuable upon exercise of Private Warrants.
(5)

In accordance with Rule 457(c) based on in respect of Class A Ordinary Shares and the Class C Ordinary Shares, the average of the high ($9.75) and low ($9.51) prices of the shares of the Class A Ordinary Shares on The Nasdaq Stock Market LLC, or “Nasdaq,” on September 15, 2021.

(6)	Represents Class A Ordinary Shares offered by the Selling Securityholders in this registration statement.
(7)	Represents Class C Ordinary Shares offered by the Selling Securityholders in this registration statement. For more details, see “Description of Share Capital”.
(8)

Pursuant to Rule 457(g) under the Securities Act, the registration fee is being calculated on the basis of the higher of (i) the price at which the Warrants may be exercised and (2) the average of the high and low prices of the Warrants on September 15, 2020 on Nasdaq. When exercised, each Warrant will be automatically adjusted to entitle the holder to subscribe for 1.0917589 Class A Ordinary Shares at a price of $11.50 per 1.0917589 Class A Ordinary Shares, subject to adjustments. For more details, see “Description of Share Capital.”

(9)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001091.
(10)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the amount of the registration fee due under this registration statement with respect to these securities with registration fees of $25,452.72 previously paid with respect to unsold securities previously registered on the registration statement on Form F-4 (File No. 333-256228) initially filed on May 18, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, or “SEC”, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission, or “SEC”, is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2021

PRELIMINARY PROSPECTUS

ReNew Energy Global Plc

PRIMARY OFFERING OF

20,226,773 CLASS A ORDINARY SHARES

SECONDARY OFFERING OF

271,479,759 CLASS A ORDINARY SHARES,

118,363,766 CLASS C ORDINARY SHARES,

7,026,807 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES, AND

7,671,581 CLASS A ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the issuance from time to time by ReNew Energy Global plc, a public limited company organized under the laws of England & Wales, or “we”, “our”, the “Company”, of up to 20,226,773 Class A Ordinary Shares, nominal value of $0.0001, or the “Class A Ordinary Shares,” including 7,026,807 Class A Ordinary Shares issuable upon the exercise of Warrants that are held by RMG Sponsor II, LLC, or “RMG Sponsor II”, or “Private Warrants” and 11,499,966 Class A Ordinary Shares issuable upon the exercise of Warrants held by the public warrant holders, or “Public Warrants”.

This prospectus also relates to the resale, from time to time, by the selling securityholders named herein, or the “Selling Securityholders”, or their pledgees, donees, transferees, or other successors in interest, of (a) up to 271,479,759 Class A Ordinary Shares, (b) up to 7,026,807 Private Warrants; (c) up to 118,363,766 class C ordinary shares having a nominal value of $0.0001 per share, or “Class C Ordinary Shares”, and (d) up to 7,671,581 Class A Ordinary Shares issuable upon exercises of the Private Warrants.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of ordinary shares offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act”.

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest (that receive any of the shares as a gift, distribution, or other non-sale related transfer).

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash.

Our Class A ordinary shares and Warrants are listed on the Nasdaq Stock Market LLC, or “Nasdaq”, under the trading symbols “RNW” and “RNWWW”, respectively. On September 15, 2021, the closing prices for our Class A Ordinary Shares on the Nasdaq was $9.57 per ordinary share. On September 15, 2021, the closing prices for our Warrants on the Nasdaq was $1.53 per ordinary share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED,                 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC, by ReNew Energy. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus include important information about us, the Class A Ordinary Shares being issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended March 31 of that year. Our fiscal quarters end on June 30, September 30 and December 31.

References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. References to “U.S. Dollars” and “$” in this prospectus are to United States dollars, the legal currency of the United States. References to “Indian Rupee,” “INR” and “Rs.” in this prospectus are to the Indian Rupee, the legal currency of India. References to “Euro” or “€” in this prospectus, are to the legal currency of the European Union, and to “Pound Sterling” or “£” in this prospectus, is to the legal currency of the United Kingdom. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “ReNew”, “the Company” and “our company” refer to ReNew Energy Global plc and its subsidiaries. References to “ReNew India” refers to ReNew Power Private Limited and its subsidiaires.

FINANCIAL STATEMENT PRESENTATION

ReNew Global

Following the Business Combination (as defined below), we are qualified as a Foreign Private Issuer and we prepare our financial statements in accordance with International Financial Reporting Standards, or “IFRS”, as issued by the International Accounting Standards Board, or “IASB”, as issued by IASB and is denominated in Indian Rupees. Accordingly, the unaudited pro forma condensed combined financial information as of and for the year ended March 31, 2021 that are presented in this prospectus are prepared in accordance with Article 11 of Regulation S-X and denominated in Indian Rupees.

The Business Combination (as defined below) is made up of the series of transactions within the Business Combination Agreement as described elsewhere within this prospectus. The transactions were accounted for as a reverse recapitalization, and acquisition accounting does not apply. Consequently, there was no goodwill or other intangible assets recorded, in accordance with IFRS, as issued by the IASB. Under reverse recapitalization, Our Company and RMG II were treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the transactions were treated as the equivalent of ReNew India issuing ordinary shares for the net assets of our Company and RMG II at fair value, accompanied by a recapitalization.

ReNew India

ReNew India’s audited consolidated financial statements as of March 31, 2021 and March 31, 2020, and for each of the three years in the period ended March 31, 2021 included in this prospectus have been prepared in accordance IFRS as issued by the IASB, and are reported in Indian Rupees.

ReNew India refers in various places in this prospectus to non-IFRS financial measures, EBITDA and EBITDA margin which are more fully explained in “Selected Historical Financial Information—Other Financial Data.” The presentation of the non-IFRS information is not meant to be considered in isolation or as a substitute for our audited consolidated financial statements prepared in accordance with IFRS as issued by IASB.

RMG II

The historical financial statements of RMG Acquisition Corporation II, or “RMG II,” included in this prospectus have been prepared in accordance with United States generally accepted accounting principles, “U.S. GAAP,” and are denominated in U.S. Dollars.

EXCHANGE RATE PRESENTATION

We report our financial results in Indian Rupees and our functional currency is also Indian Rupees. Solely for the convenience of the reader, this prospectus contains translations of certain Indian Rupee amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus, all translations from Indian Rupees to U.S. Dollars are based on the rates of Rs. 73.5047 per $1.00 being the closing exchange rate published by the Reserve Bank of India as of March 31, 2021. No representation is made that the Indian Rupee amounts referred to in this prospectus could have been or could be converted into U.S. Dollars at such rates or any other rates.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and reports provided to us (including reports from IHS Markit (defined below)). We commissioned IHS Markit to prepare and provide information relating to its industry, which has been extracted and included in this prospectus. We have not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While we believe that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. Forecasts and other forward-looking information obtained from third parties are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. In addition, assumptions and estimates of our future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

The IHS Markit reports, data and information referenced herein, or the “IHS Markit Materials,” are the copyrighted property of IHS Markit Ltd., and its subsidiaries, or “IHS Markit,” and represent data, research, opinions or viewpoints published by IHS Markit, and are not representations of fact. The IHS Markit Materials speaks as of the original publication date thereof and not as of the date of this document. The information and opinions expressed in the IHS Markit Materials are subject to change without notice and IHS Markit has no duty or responsibility to update the IHS Markit Materials. Moreover, while the IHS Markit Materials reproduced herein are from sources considered reliable, the accuracy and completeness thereof are not warranted, nor are the opinions and analyses which are based upon it. IHS Markit is a trademark of IHS Markit. Other trademarks appearing in the IHS Markit Materials are the property of IHS Markit or their respective owners.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We and our respective subsidiaries own or have rights to trademarks and trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our trademarks. All other trademarks or trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. Solely for convenience, in some cases, the trademarks and trade names referred to in this prospectus are listed without the applicable ™ and symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits and synergies of the Transactions, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate as well as any information concerning possible or assumed future results of operations of the combined company after giving effect to the Transactions. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•	the ability to maintain the listing of our securities on Nasdaq;

•	our management of its business strategy and plans;

•	changes adversely affecting the renewable energy industry;

•	the impact of COVID-19 or other adverse public health developments on our business;

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage our growth following the Business Combination;

•	information permitted to be filed and corporate governance practices permitted to be followed as a result of being a “foreign private issuer” under the rules and regulations of the SEC;

•

inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

•

failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from inability to accurately report our financial results or prevent fraud;

•

significant decreases or fluctuations in price of our securities from fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving our customers and negative media coverage;

•	lack of development of a market for the our securities;

•	higher costs as a result of being a public company;

•	changes in applicable laws or regulations;

•	general economic conditions; and

•	our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on the Transactions and us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are the largest utility-scale renewable energy solutions provider in India in terms of total commissioned capacity, according to IHS Markit. We operate wind and solar energy projects in India and as of March 31, 2021 we had a total commissioned capacity of 5.60 GW and an additional 4.26 GW of committed capacity which is expected to be commissioned by the year ended March 31, 2023. We were founded in 2011 and are committed to drive a change in India’s energy portfolio by delivering cleaner and smarter energy solutions. We commenced operations in 2012 and our portfolio has grown from a 25.20 MW wind energy project in the state of Gujarat in India to more than 100 wind and solar energy projects with a commissioned and committed capacity of 9.86 GW across nine states in India. We develop, build, own and operate utility-scale wind energy projects, utility-scale solar energy projects, utility-scale firm power projects and distributed solar energy projects, and we are in the process of providing intelligent energy solutions such as peak power supply, round-the-clock supply, storage services, as demonstrated in our recently awarded projects. Further, we also provide energy management services for public utilities, commercial and industrial customers. Our projects are based on proven wind, solar and storage technologies, covered under long-term power purchase agreements, “PPAs”, with creditworthy offtakers including central government agencies, public utilities (specifically state electricity utilities) and private industrial and commercial consumers in India. We are supported by high quality long-term global investors such as GS Wyvern Holdings Limited, “GSW”, Canada Pension Plan Investment Board, a Canadian Crown Corporation, or “CPP Investments”, Platinum Cactus A 2019 Trust, or “Platinum Cactus”, JERA Power RN B.V., or “JERA”, and GEF SACEF India, or “SACEF”, and we are led by an experienced management team under the leadership of our founder, Chairman and Chief Executive Officer, Sumant Sinha, who has extensive experience across our operational and strategic focus areas.

Our strong track record of organic and inorganic growth is demonstrated by an increase in our operational capacity which has grown 2.8 times in the years ended March 31, 2017 to March 31, 2021. We have achieved our market leading position in the Indian renewable energy industry by delivering grid parity wind and solar energy projects, against the backdrop of Government of India’s policies to promote the growth of renewable energy in India. We have a robust financial position and demonstrated access to diversified pool of capital from Indian and international investors, lenders and other capital providers. Our total income has grown from Rs. 47,902 million in the year ended March 31, 2019 to Rs. 54,491 million in the year ended March 31, 2021. We have been able to sustain our EBITDA margin at over 83% consistently since the year ended March 31, 2019. For a reconciliation EBITDA margin to a IFRS measure, see “Selected Historical Financial Information – Non-IFRS Financial Measures.”

Recent Development

Business Combination

On February 24, 2021, our Company, RMG II, ReNew India, Philip Kassin, solely in the capacity as the representative for the shareholders of RMG II, or the “RMG II Representative,” ReNew Power Global Merger

Sub and certain shareholders of ReNew India, or the “Major Shareholders,” entered into a Business Combination Agreement, or as amended from time to time, the “Business Combination Agreement,” pursuant to which several transactions occurred, and in connection therewith, we became the ultimate parent company of ReNew India and RMG II, or the “Business Combination.” As part of the Business Combination, each Major Shareholder transferred their ReNew India ordinary shares to ReNew Global as consideration and in exchange for (i) the issuance of a certain number and class of ReNew Global ordinary shares and/or (ii) the payment by ReNew Global to certain Major Shareholders of the agreed consideration. ReNew Global has granted these shareholders certain registration rights in connection with the Business Combination.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, RMG II and ReNew Global entered into Subscription Agreements on August 24, 2021, or the “Subscription Agreements,” with certain investors, or the “PIPE Investors,” pursuant to which the PIPE Investors agreed to subscribe for and purchase, and ReNew Global agreed to issue and sell to such PIPE Investors, an aggregate of 85,500,000 Class A Ordinary Shares at $10.00 per share for gross proceeds of $855,000,000, or the “PIPE Subscription,” on the date of the Merger.

The Business Combination was consummated on August 23, 2021. The transaction was unanimously approved by RMG II’s Board of Directors and was approved at the extraordinary general meeting of RMG II’s shareholders held on August 16, 2021, or the “Extraordinary General Meeting”. RMG II’s shareholders also voted to approve all other proposals presented at the Extraordinary General Meeting. As a result of the business combination, RMG II has become a wholly owned subsidiary of ReNew Global.

On August 24, 2021, ReNew Global’s Class A Ordinary Shares and Warrants commenced trading on Nasdaq under the symbols “RNW” and “RNWWW,” respectively.

Acquisition

On August 7, 2021, ReNew India signed a PPA, for Round-The-Clock (RTC) electricity supply with the Solar Corporation of India. As per the PPA, ReNew India will supply electricity in the first year at rate of Rs. 2.90/kWh. This tariff will increase by 3% annually for the first 15 years after which it will stabilise for the remaining 10 years of the 25-year PPA.

On August 10, 2021, ReNew India signed definitive agreements to acquire two operating projects (i) 99MW hydropower project in Uttrakhand, India; and (ii) 260MW/330 MWp solar power projects in the state of Telengana, India. The acquisition of the 99MW project from L&T Power Development Ltd. was completed in September 2021. This project marks the entry of ReNew in the hydropower sector. The L&T Uttaranchal Hydropower project, situated on the Mandakini river in Rudraprayag district of Uttarakhand, was operationalised in December 2020 and is expected to have a residual life of nearly 35 years.

The 260 MW/330 MWp solar power project in the state of Telangana has a 25-year PPA with Northern Power Distribution Company of Telangana Ltd. and Southern Power Distribution Company of Telangana Ltd. and has been operating for approximately four years.

As a result, as of September 15, 2021, we had a total commissioned capacity of 6.1 GW and an additional 4.1 GW of committed capacity which is expected to be commissioned by the year ended March 31, 2023.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or “the Exchange Act,” that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S.

domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

Our Corporate Information

We are a public limited company incorporated under the laws of England and Wales (company number 13220321) and our registered office is at C/O Vistra (UK) Ltd, 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB, United Kingdom and our principal executive office is located at ReNew Power, Commercial Block-1, Zone 6, Golf Course Road, DLF City Phase-V, Gurugram-122009, Haryana, India, and its telephone number is (+91) 124 489 6670. Our website is https://renewpower.in/. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our Organizational Structure

The following chart shows our organization structure as of the date of this prospectus:

(1)	The shareholders of ReNew Global include GSW, CPP Investments, Platinum Cactus, JERA and SACEF, among others. For more details, see “Beneficial Ownership of Securities”.
(2)	Includes CPP Investments and Mr. Sumant Sinha, Cognesia Investment, or “Cognesia”, and Wisemore Advisory Private Limited, or “Wisemore”, together, the “Founder Investors”.

Summary Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in the our securities. These risks include, among others:

•	The COVID-19 pandemic’s adverse impacts on our business, financial position, results of operations, and prospects could be significant.

•	There are a limited number of purchasers of utility-scale quantities of electricity, which exposes us and our solar and wind energy projects to risks.

•	Our revenues are exposed to fixed tariffs and changes in tariff regulation and structuring.

•	Counterparties to our PPAs may not fulfill their obligations, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.

•	Our PPAs may be terminated by its counterparties upon the occurrence of certain events.

•	During the years ended March 31, 2020 and March 31, 2021, we generated an operating loss and cannot assure you that it will regain profitability in the future.

•	We face risks and uncertainties when developing wind and solar energy projects.

•	We are subject to credit and performance risk from third-party suppliers and contractors.

•	Restrictions on solar equipment imports, and other factors affecting the price or availability of solar equipment, may increase our business costs.

•

Delays in obtaining, or a failure to maintain, governmental approvals and permits required to construct and operate our projects may adversely affect the development, construction and operation of our projects.

•	Our business has grown rapidly since its inception, and it may not be able to sustain its rate of growth.

•	Implementing our growth strategy requires significant capital expenditure and will depend on our ability to maintain access to multiple funding sources on acceptable terms.

•

The delay between making significant upfront investments in our wind and solar power projects and receiving revenue could materially and adversely affect our liquidity, business, results of operations and cash flows.

•

Our ability to deliver electricity to various counterparties requires the availability of and access to interconnection facilities and transmission systems, and we are exposed to the extent and reliability of the Indian power grid and its dispatch regime.

•	Technical problems may reduce energy production below our expectations.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the Company’s Class A Ordinary Shares, Class C Ordinary Shares and Warrants.

Class A Ordinary Shares offered by us	20,226,773 Class A Ordinary Shares.

Securities being registered for resale by the Selling Securityholders named in the prospectus

(i) 271,479,759 Class A Ordinary Shares; (ii) 7,671,581 Class A Ordinary Shares issuable upon the exercise of the Private Warrants; (ii) 118,363,766 Class C Ordinary Shares; and (iii) 7,671,581 Private Warrants.

Terms of Warrants	Each Warrant entitles the registered holder to purchase 1.0917589 Class A Ordinary Shares at a price of $11.50 per 1.0917589 Class A Ordinary Shares. Our Warrants expire on August 23, 2026 at 5:00 p.m., New York City time.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of Warrants	282,411,094 Class A Ordinary Shares, one Class B Share, 118,363,766 Class C Ordinary Share and one Class D Shares.

Warrants issued and outstanding	18,526,773 Warrants.

Use of proceeds

We will receive up to an aggregate of approximately $213.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Use of Proceeds.” All of the Class A Ordinary Shares, Class C Ordinary Shares and Private Warrants (including Class A Ordinary Shares issuable upon the exercise of such Private Warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend Policy	We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Class A Ordinary Shares and Warrants	Our Class A Ordinary Shares and Warrants are listed on Nasdaq under the trading symbols “RNW” and “RNWWW”, respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Class A Ordinary Shares and Warrants could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Relating to our Business and Industry

The COVID-19 pandemic’s adverse impacts on our business, financial position, results of operations, and prospects could be significant.

The COVID-19 pandemic is creating extensive disruptions to the global economy and to the lives of individuals throughout the world. Governments, businesses and the public are taking unprecedented actions to contain the spread of COVID-19 and to mitigate its effects, including quarantines, travel bans, shelter-in-place orders, closures of businesses and schools, fiscal stimulus, and other regulatory changes. A number of governments and organizations have revised gross domestic product, or “GDP” forecasts downward in response to the economic slowdown caused by the spread of COVID-19, and it is possible that the COVID-19 outbreak will cause a prolonged global economic crisis or recession. While the scope, duration and full effects of COVID-19 are rapidly evolving and not fully known, the pandemic and related efforts to contain it have disrupted global economic activity, adversely affected the functioning of financial markets, impacted interest rates, increased economic and market uncertainty, and disrupted trade and supply chains. Resurgence of the virus or a variant of the virus that causes a rapid increase in cases and deaths and if measures taken by governments fail or if vaccinations are not administered as planned, may cause significant economic disruption in India and in the rest of the world. If these effects continue for a prolonged period or result in sustained economic stress or recession, many of the risk factors identified in this prospectus could be exacerbated and such effects could have a material adverse impact on us.

For example, the Ministry of Power as well as various central and state government departments, in India have implemented restrictions to contain the spread of COVID-19. Accordingly, some of our subsidiaries have received notices from customers invoking force majeure provisions under their respective PPAs and claiming, among other things, additional time for making payments, as well as the right to curtail the demand of power, on grounds that the restrictions have impacted the liquidity of such customers and their contractual counterparties (which have also faced difficulties in collection of payments from customers), thereby reducing their ability to make timely payments under the PPAs. While our counterparties have agreed to make payments, such payments may not be received in time or at all. In addition, we may not be able to rely on force majeure clauses under its PPAs to terminate or amend the terms of the PPAs.

The Government of India imposed a nationwide lockdown in India on March 25, 2020 which continued until May 31, 2020, while gradually relaxing restrictions during the period. As a result, some of our projects that were under-construction or set to be commissioned were impacted. Accordingly, the scheduled commercial operation dates for those projects have been delayed. Similarly, because of the resurgence of the COVID-19 virus in India in April 2021, the scheduled commercial operation dates for our committed projects have been impacted. The Government of India has in the past extended the timeline for completing the construction of renewable energy projects as a result of the COVID-19 pandemic and has similarly extended the timeline for commissioning projects as a result of the second wave of the COVID-19 pandemic in India. Such extensions could increase costs which may not be recoverable from customers and its capital expenditure forecasts for those projects may be impacted. If we or any of its offtakers are not able to meet the obligations under the PPAs due to the impact of COVID-19, there could be an adverse effect on our business, results of operations and cash flows. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Impact of COVID-19” for more information on the impact of COVID-19.

There are a limited number of purchasers of utility-scale quantities of electricity, which exposes us and our solar and wind energy projects to risks.

We generated 80% of our total income from PPAs with central and state government-utility companies in the year ended March 31, 2021. Further, we had four customers that are state distribution companies, each of which accounted for over 10% of its total income in the year ended March 31, 2021. Since distribution of electricity is controlled by central and state government-utility companies in India, there is a concentrated pool of potential purchasers for grid connected, utility-scale electricity generated by solar and wind energy projects. Such concentration restricts our ability to find new offtakers. If any of our offtakers become unable or unwilling to fulfil their contractual obligations under the relevant PPA or refuses to accept power delivered under the PPAs or otherwise terminates such agreements prior to the expiration thereof, our assets, liabilities, business, financial condition, results of operations and cash flows could be materially and adversely affected. Furthermore, if the financial condition of these utilities or power purchasers deteriorates or other government policies to which they are currently subject to change, demand for electricity produced by our utility-scale wind and solar projects could be negatively impacted.

Our revenues are exposed to fixed tariffs and changes in tariff regulation and structuring.

A substantial portion of our income is derived from the sale of electricity based on the tariffs specified in PPAs, which are mostly determined through the competitive bidding process. Tariffs for our commercial and industrial customers are based on bilateral negotiations. Any reductions in tariffs may adversely affect our financial condition. Further, there is no assurance that after we win a bid, the definitive PPA will be signed as offtakers may withdraw their intention to sign the PPA with it even after issuing a letter of award, or “LOA,” to us or we may not be able to satisfy the conditions of the LOA.

Recently tariffs on recent bids have been lower than tariffs on bids for prior bidding rounds. As a result, offtakers may withdraw their intention to sign definitive PPAs and participate in new bids instead. As a result, the central and state government offtakers may not enter into definitive PPAs, even if the LOA has been granted, due to higher tariffs under such LOAs. For example, one of our subsidiaries received a letter of allotment to develop 200 MW capacity in the state of Gujarat, India at a bid price of Rs. 2.92 per unit. With the decrease in tariffs, the offtaker is planning to cancel existing LOAs awarded and has called for new bids. While we have filed petitions before the relevant forums challenging the new bids, an adverse outcome could impact our financial conditions and results of operations. For more details, see “Our Business—Legal Proceedings.”

Under our long-term PPAs, it typically sells power generated from its projects to state distribution companies at pre-determined, fixed tariffs. Accordingly, if there is an industry-wide increase in tariffs or if it is seeking an extension of the term of the PPA, we may not be able to renegotiate the terms of the PPA to take advantage of the increased tariffs. In addition, in the event of increased operational costs, we may also not have the ability to reflect a corresponding increase in its tariffs, and pass through these costs to its offtakers. Therefore, the prices at which we supply power generally have little or no relationship with the costs incurred in generating power. While some of our PPAs provide for tariff increase for “change in law,” any such increase in tariff requires regulatory approvals which can be time consuming and expensive. Some of the directives from the Government of India and orders passed by the judicial authorities in India could include directives for conservation of the environment or wildlife. For instance, a petition has been filed before the Supreme Court of India aimed at the conservation of two species of birds, the Great Indian Bustard and the Lesser Florican, which are protected species in the states of Rajasthan and Gujarat. These species of birds have been known to collide with overhead transmission lines and suffer injuries or die. The petitioner has sought directions to these states to ensure predator proof fencing, barring installation of overhead power lines, further construction of windmills and installation of solar infrastructure in priority and potential habitats. In an interim order in the proceedings, the Supreme Court has ordered for installation of diverters, as well as conversion of overhead power lines to underground lines, subject to technical evaluation of such conversion by a committee set up by the Supreme Court in this regard. The conversion of overhead cables into underground power lines, wherever considered feasible by such committee, is to take place within a period of one year. In line with the order, any costs incurred on account of such steps to protect the species of birds would be incurred by the respective state governments/ authorities, and any cost incurred by power generators could be passed on to the ultimate consumer, subject to approval of the competent regulatory authority.

We may face difficulties in recovering the costs of such corrective measures from the respective state governments/authorities in a timely manner, and may also face resistance from the regulators when they seek an increase in tariff rates. This may lead to disputes and impact our cash flows and results of operations.

While we analyze potential costs before submitting a bid, any unexpected event could increase its estimated costs which it may not be able to recover from its offtakers. For instance, two of our subsidiaries were directed to pay approximately Rs. 27.21 million and Rs. 25.36 million in the form of entry tax for the supply of goods into the State of the Andhra Pradesh from other states in India. While we have challenged this before the courts in India, such events may result in an increase in costs. For details, see “Our Business—Legal Proceedings.” Similarly, one of our subsidiaries have been asked to submit certain documents for the fiscal year 2018 by the tax departments of state of Telangana, India opening up the subsidiary to a potential tax exposure of Rs. 316.71 million. The assessment is currently ongoing and no final order has been passed. While we are in the process of furnishing the supporting documents in favor of the exemption claimed, such notices may impact our cash flows and results of operations.

Further, our PPAs provide for a reduction of tariff if it fails to commission a project by the scheduled commission date. In certain cases, the term of our PPAs is less than the expected life of our projects, which may expose it to the risk of being unable to sell the power generated after the term of the PPA or sell power at less favorable tariffs and terms than originally stipulated under the original PPAs for such projects. Failure to enter into or renew PPAs in a timely manner and on terms that are acceptable to us could adversely affect its business, results of operations and cash flows. There could also be negative accounting consequences if we are unable to extend or replace expiring PPAs, including writing down the carrying value of assets at such power project.

Counterparties to our PPAs may not fulfill their obligations, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.

We generate a substantial portion of our income from the sale of power contracted under PPAs with central and state government-utility entities. Some of the offtakers may become subject to insolvency or liquidation proceedings during the term of the relevant contracts, and the credit support received from such offtakers may not be sufficient to cover our losses in the event of a failure to perform. In addition, external events, such as an economic downturn or failure to obtain regulatory approvals, could also impair the ability of some our offtakers to fulfil their obligations under the PPAs. For example, Chandigarh International Airport Limited or “CHIAL,” was unable to procure relevant approvals to source power from our power plants. While we received compensation up to 50% of the total loss suffered as per the terms of the PPAs and net metering was permitted subsequently enabling CHIAL to offtake all of the power from our power plants, such non-compliance of the PPAs by our offtakers could have a material adverse impact on its financial condition and results of operations.

There may also be delays associated with collection of receivables from offtakers because of their financial condition Government entities to which we sell power do not have credit ratings, so there are no credit ratings to consider. For example, Moody’s Investor Services Inc. and Standard and Poor’s Financial Services LLC have given a rating of Baa3 and BBB- to the Government of India. As a result, some of the state governments in India, if rated, would likely rate lower than the Government of India. While we are entitled to charge interest for delayed payments, the delay in recovering the amounts, including interest, due under these PPAs could adversely affect our operational cash flows. As of March 31, 2021, we had trade receivables of Rs. 35,980 million, of which receivables from government owned or controlled entities accounted for Rs. 34,238 million. Although the central and state governments in India have taken steps to improve the liquidity, financial condition and viability of state electricity distribution utility companies, there can be little or no assurance that these utility companies will have the resources to pay us on time or at all. For example, our government offtakers in the state of Andhra Pradesh, India filed a petition before the Andhra Pradesh Electricity Regulation Commission, or “APERC,” seeking a recalculation of tariffs payable by them under various PPAs with wind developers, including to us. While the High Court of Andhra Pradesh dismissed the notices, we may continue to face difficulties in receiving the outstanding tariff receivables from its offtakers. As of March 31, 2021, receivables from such offtakers constituted 39% of our total trade receivables. Any failure to recover this amount could have an adverse impact on our financial condition and results of operations. For further details on this litigation, see “Our Business—Legal Proceedings.”

Further, to the extent any of our offtakers are, or are controlled by, governmental entities, bringing actions against them to enforce their contractual obligations is often difficult. our facilities may also be subject to legislative or other political action that may impair their contractual performance.

Our PPAs may be terminated by its counterparties upon the occurrence of certain events.

Our profitability is largely a function of our ability to manage our costs during the terms of the PPAs and operate our power projects at optimal levels. If we are unable to manage our costs effectively or operate our power projects at optimal levels, our business and results of operations may be adversely affected. Our PPAs typically allow an offtaker to terminate the agreement or demand penalties from us upon the occurrence of certain events, including the failure to comply with prescribed minimum shareholding requirements; complete project construction or connect to the transmission grid by a certain date; supply the minimum amount of power specified; comply with prescribed operation and maintenance requirements; obtain regulatory approvals and licenses; comply with technical parameters set forth in grid codes and regulations; and comply with other material terms of the relevant PPA. Furthermore, some of our PPAs allow termination for force majeure events, and lockdowns in response to COVID-19 may be considered a force majeure event by the Indian courts. If a PPA is terminated, we could be exposed to additional legal liability, reputational damage, and we might not be able to enter into a new PPA on favorable terms or at all. For example, in 2017, an offtaker, Madhya Pradesh Power Management Company Limited, Jabalpur terminated its PPA with us alleging delays by us in procuring land for the construction of the project. While the Supreme Court of India reinstated the PPA, we were directed to pay penalties of Rs. 119.6 million for the delay. In instances where we are entitled to receive termination payments from a counterparty, there can be no assurance that such counterparty will make such payments on time or at all. Further, it is unlikely that any such termination payment will be adequate to pay all the outstanding third-party debt that we have incurred for the project.

Certain of our PPAs allow our offtakers to purchase a portion of the relevant project from us under certain circumstances. Some of the PPAs also entitle our lenders to appoint another party as the operator of our projects, under certain circumstances, such as the creation of security contravening the terms of the relevant PPAs, bankruptcy, insolvency or winding up proceedings against a power generator, or a change in control event without the lender’s consent. If any such third party is not appointed within the stipulated time, the PPAs may be terminated by the offtakers and we may be required to acquire the project on mutually agreed terms in the relevant PPAs. If we are unable to acquire the project, the lenders may enforce their mortgage rights under the respective credit agreements. If such buy-outs or step-ins occur and we are unable to locate and acquire suitable replacement projects on time, our business, financial condition and results of operations may be materially and adversely affected.

In fiscal years ended March 31, 2020 and 2021, we generated an operating loss and cannot assure you that it will regain profitability in the future.

We generated a loss of Rs. 2,781 million and Rs. 8,032 million in fiscal years ended March 31, 2020 and 2021, respectively. The loss in the fiscal year ended March 31, 2020 was primarily due to interest expense on CCPS of Rs. 2,230 million and an increase in tax expenses of some of our subsidiaries which opted for a new taxation regime and had to write-off MAT credit of Rs. 938 million available before the transition to the new tax regime. The loss in the year ended March 31, 2021 was primarily due to a decrease in revenue from our wind power projects resulting from lower plant load factors at our wind power Projects and an increase in interest expense on CCPS of Rs. 1,131 million, increase in finance cost on projects getting operational during the year ended March 31, 2020 and March 31, 2021. Losses in the year ended March 31, 2020 and 2021 were on account of non-operational and operational reasons, and we might not be able to regain profitability and the negative trends in our financial condition might continue. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Results of Operations” for more information.

We face risks and uncertainties when developing wind and solar energy projects.

The development and construction of wind and solar energy projects involve numerous risks and uncertainties and require extensive research, planning and due diligence. Before we determine whether a solar or wind energy project is economically, technologically or otherwise feasible, we may be required to incur significant capital expenditure for land and interconnection rights, regulatory approvals, preliminary engineering, equipment procurement, legal and other work. Success in developing a project depends on many factors, including:

•	securing appropriate land, with satisfactory land use permissions, on reasonable terms;

•	accurately assessing resources availability at levels deemed acceptable for project development and operations;

•	fluctuations on foreign exchange rates impacting equipment and supplier costs;

•	receiving critical components and equipment (that meet our design specifications) on schedule and on acceptable commercial terms;

•	securing necessary project approvals, licenses and permits in a timely manner;

•	availability of adequate grid infrastructure and obtaining rights to interconnect the project to the grid or to transmit energy;

•	obtaining financing on competitive terms;

•	completing construction on schedule without any unforeseeable delays; and

•	entering into PPAs or other offtake arrangements on acceptable terms.

Generally, our PPAs require that we bring our projects to commercial operation by certain dates. There may be delays or unexpected difficulties in completing its projects as a result of these or other factors. We may also reduce the size of some of our projects due to the occurrence of any of these factors. If we experience such problems, our business, financial condition, results of operations and prospects could be materially and adversely affected. Additionally, these factors may adversely affect the demand for wind and solar energy projects in India, which could impair our business and prospects. For example, there have been delays in commissioning of certain projects in Karnataka and in particular, a portion of the 250 MW SECI II project. If we are unable to adhere to project timelines for reasons other than as specifically contemplated in the PPAs, it could result in the reduction in tariffs, or other penalties, including paying liquidated damages in proportion to the amount of power not supplied, or granting the offtaker the right to draw on performance bank guarantees provided by us, including in certain cases up to 100% of the bank guarantee, or termination of the PPAs. Further, we may also be subject to penalties in respect of failure to ensure transmission of electricity from the project to the grid and the respective offtaker, as agreed under the respective PPA and/or transmission agreements.

We are subject to credit and performance risk from third-party suppliers and contractors.

We enter into contracts with third-party suppliers of equipment, materials and other goods and services for the development, construction and operation of its projects as well as for other business operations. While we maintain a diversified set of vendors, we remain subject to the risk that vendors will not perform their obligations. If our vendors do not perform their obligations, or if they deliver any components that have a manufacturing defect or do not comply with the specified quality standards and technical specifications, it may result in a material breach of the relevant supply agreement. While we may be able to make a claim against the applicable warranty to cover all or a portion of the expense or losses associated with the defective product, such claims may not be sufficient to cover all of our expense and losses. In addition, these suppliers could cease operations and no longer honor the warranties, which would leave us to cover the expense and losses associated with the defective products. If our third-party providers are unable to perform their obligations, including due to bankruptcy, winding up or any injunction, we may incur additional costs in finding a replacement service provider or experience significant delays in performing its related obligations.

Contractors and suppliers in our projects are generally subject to liquidated damages for failures to achieve timely completion or for performance shortfalls. Our O&M, contractors may fail to plan their operational strategy for the complete lifecycle of a given project, which could potentially create problems such as an inability to service turbines or solar modules over the project lifecycle, or failure to maintain the required site infrastructure or adequate resources at project sites. If our O&M contractors fail to perform as required under O&M agreements, affected projects may experience decreased performance, reduced useful life or shut downs, any of which may adversely affect our operational performance, financial condition and results of operations.

Liquidated damages payable under third-party EPC and O&M contracts are generally limited to a specified amount or a percentage of the contract price or the annual fees payable. As a result, the damages recovered from defaulting vendors may not be sufficient to cover our losses.

Restrictions on solar equipment imports, and other factors affecting the price or availability of solar equipment, may increase our business costs.

A substantial portion of our equipment, mainly solar module panels, are imported from China and certain other countries. Any restrictions or additional duties imposed by the governments of India or China, or of any other exporting countries could adversely affect our business, results of operations and prospects. For example, on July 29, 2020, the Government of India imposed safeguard duties on the import of solar module panels from certain countries including China. As a result, we were subject to investigations by government authorities for importing solar modules from China. While we challenged the investigations before the courts in India and no duties were eventually levied, there is no assurance that such duties will not be levied in the future. Such duties could result in an increase in our input costs for its solar business, especially if the costs cannot be passed on to its offtakers, which could have a material adverse impact on our business, financial condition and results of operations.

Furthermore, there have been recent press reports on studies claiming that the production of polysilicon, a key component of solar modules, relies on the use of forced labor in China’s Xinjiang province, which accounts for nearly 45% of global polysilicon production. If such claims are true and countries, including India, impose restrictions on the sourcing of solar equipment from China, the availability of such equipment may be adversely affected and their prices may rise. Further, in May 2021, the Directorate General of Trade Remedies in India initiated an investigation to determine the existence, degree and effect of any alleged dumping in respect of solar cells (whether or not assembled into modules or panels) originating in or exported from China, Thailand and Vietnam, and to recommend the amount of anti-dumping duty, which if levied, would be adequate to remove the injury to the domestic industry in India. This investigation is currently pending. These and other factors affecting the price or availability of solar equipment or the materials and components used therein could increase our business costs and adversely affect our results of operations.

Delays in obtaining, or a failure to maintain, governmental approvals and permits required to construct and operate our projects may adversely affect the development, construction and operation of our projects.

The design, construction and operation of our projects are highly regulated, require various governmental approvals and permits, and may be subject to conditions that may be stipulated by relevant government authorities which vary from state to state. There can be no assurance that all permits required for a given project will be granted in time or at all. If we fail to obtain or renew such licenses, approvals, registrations and permits in a timely manner, we may not be able to commence or continue operating our projects in accordance with our contracted schedules or at all, which could adversely affect our business and results of operations. An example of such delay is the approval required for “change in land use from agricultural to non-agricultural” in the state of Karnataka, India. Such approvals can take between six months to two years, which could impact our ability to meet the timelines under our PPAs. In such circumstances, we may have to begin the development of projects while the relevant approvals are pending. Further, since April 2021, there have been delays in getting government approvals in India as many government offices are shut because of a rise in COVID-19 infections in India which could impact our ability to commission its under-construction projects on time. We have also received notices from regulatory authorities on our compliance with certain wind and solar generation regulations and the billing rates with respect to power consumption, and we have filed petitions with regulatory authorities regarding the billing methodology. There is no assurance that relevant government authorities will not take any action in the future which may expose us to penalties or have a material adverse impact on our operations.

Our business has grown rapidly since its inception, and it may not be able to sustain its rate of growth.

Given the size of our project portfolio has grown considerably since 2016, we may not be able to grow at similar rates in the future. Although we intend to continue to expand our business significantly with a number of new projects in both existing and new geographies in India, we may not be able to sustain our historical growth rate for various reasons. Success in executing our growth strategy is contingent upon, among others:

•	accurately prioritizing geographic markets for entry, including by making accurate estimates of addressable market demand;

•	identifying suitable sites for our projects;

•	participating in and winning renewable energy auctions on acceptable terms;

•	acquiring land rights and developing our projects on time, within budget and in compliance with regulatory requirements;

•	effectively tracking bid policies and bid updates;

•	obtaining cost effective financing needed to develop and construct projects;

•	efficiently sourcing components that meet its design specifications on schedule and;

•	negotiating favorable payment terms with suppliers and contractors;

•	continued availability of economic incentives along expected lines; and

•	signing PPAs or other offtake arrangements on commercially acceptable terms.

Our existing operations, personnel and systems may not be adequate to support our growth and expansion plans and we may make additional investments in our business systems, operational procedures and business processes, and manage our employee base in order to expand our project development efforts. As we grow, we also expect to encounter additional challenges in relation to project selection, construction management and capital commitment processes, as well as our project financing capabilities. These factors may restrict our ability to take advantage of market opportunities, execute its business strategies successfully, respond to competitive pressures and maintain its historical growth rates.

Implementing our growth strategy requires significant capital expenditure and will depend on our ability to maintain access to multiple funding sources on acceptable terms.

We require significant capital for the installation and development of our projects and to grow our business. We believe that we have benefitted from a well-balanced mix of equity, corporate debt and project financing that has contributed to the rapid growth of our business. We might not be able to continue financing or refinancing our projects with an effective combination of equity and debt as we have done in the past and the interest rates and the other terms of available financing might not remain attractive. Any changes to our growth strategy could impair our ability to grow our portfolio of wind and solar energy projects. In addition, rising interest rates could adversely affect our ability to secure financing on favorable terms and increase our cost of capital. Our ability to obtain external financing on favorable terms is subject to a number of uncertainties, including, our financial condition, results of operations and cash flows; interest rates; our ability to comply with financial covenants in other financing arrangements; our credit rating and those of our project subsidiaries; the general conditions of the global equity and debt capital markets and the liquidity in the market. If we are unable to obtain financing on attractive terms or sustain the funding flexibility we have enjoyed in the past, our business, financial condition, results of operations and prospects may be materially and adversely affected.

The delay between making significant upfront investments in our wind and solar power projects and receiving revenue could materially and adversely affect our liquidity, business, results of operations and cash flows.

There are generally many months or even years between our initial bid in renewable energy auctions to build solar and wind energy projects and the date on which we begin to recognize revenue from the sale of electricity generated by such projects. Our initial investments include, without limitation, legal, accounting and other third-party fees, costs associated with project analysis and feasibility studies, payments for land rights, payments for interconnection and grid connectivity arrangements, government permits, engineering and procurement of solar panels, modules, balance of system costs or other payments, which may be non-refundable. As such, projects may not be fully monetized for 25 years from commencement of commercial operations given the typical length of the PPAs, but we bear the costs of our initial investment upfront. Furthermore, we have historically relied on our own equity contribution and debt to pay for costs and expenses incurred during project development. We typically recognize revenue from solar and wind energy projects only when they are operational and we commence supply of power to offtakers. There may be long delays from the initial bid to projects becoming shovel-ready, due to the timing of auctions, permits and the grid connectivity process. Between our initial investment in the development of permits for solar and wind energy projects and their connection to the transmission grid, there may be adverse developments, such as unfavorable environmental or geological conditions, labor strikes, panel shortages or monsoon weather. Furthermore, we may not be able to obtain all of the permits as anticipated, permits that were obtained may expire or become ineffective and we may not be able to obtain project level debt financing as anticipated. In addition, the timing gap between our upfront investments and actual generation of revenue, or any added delay in between due to unforeseen events, could put strains on our liquidity and resources, and materially and adversely affect our profitability, results of operations and cash flows.

Our ability to deliver electricity to various counterparties requires the availability of and access to interconnection facilities and transmission systems, and we are exposed to the extent and reliability of the Indian power grid and its dispatch regime.

Our ability to sell electricity is impacted by the availability of, and access to, relevant and adequate evacuation and transmission infrastructure required to deliver power to our contractual delivery point and the arrangements and facilities for interconnecting our generation projects to the transmission systems, which are owned and operated by third parties or state electricity boards. The operational failure of existing interconnection facilities or transmission facilities or the lack of adequate capacity of such interconnection or transmission facilities or evacuation infrastructure may adversely affect our ability to deliver electricity to our counterparties which may subject us to penalties under the PPAs.

India’s physical infrastructure, including its electricity grid, is less developed than that of many countries. As a result of grid constraints, such as grid congestion and restrictions on transmission capacity of the grid, the transmission and dispatch of the full output of our projects may be curtailed. We may have to stop producing electricity during periods when electricity cannot be transmitted—for instance, when the transmission grid malfunctions. Further, in certain cases, the interconnection approval to the grid is granted on a temporary basis. If interconnection approvals are not regularised, it may result in lack of evacuation facilities being available for projects. This may affect our ability to supply the contracted amount of power to the offtaker which may result in penalties being imposed on us under the PPAs. Furthermore, if construction of power projects in India, particularly in the states and regions that we operate in, outpaces transmission capacity of power grids, we may not be in a position to transmit all of our potential electricity to the power grid and therefore is dependent on the availability of the grid infrastructure.

If transmission infrastructure does not already exist, is inadequate or is otherwise unavailable, we are responsible for establishing a connection with the grid interconnection themselves. In such cases, we will be exposed to additional costs and risks associated with developing transmission lines and other related infrastructure, including the ability to obtain rights of way from land owners for the construction of transmission grids, which may delay or increase the cost of its projects.

Although the Government of India has accorded renewable energy “must-run” status (which means that any renewable power that is generated must always be accepted by the grid), power producers and government entities are required to undertake planned generation and drawing of power in order to maintain the safety of the power grid. The Government of India also imposes deviation charges for shortfall or excess in the generation of power in order to facilitate grid integration and stability of solar and wind power generating stations. In some cases, this may curtail our ability to transmit electricity into the power grid, which may adversely affect our financial condition and results of operations.

Technical problems may reduce energy production below our expectations.

Our generation assets, including transmission lines and facilities that we construct or own, may not continue to perform due to equipment failure, wear and tear, latent defects, design error or operator error, early obsolescence or force majeure events, among other things, which may lead to unexpected maintenance needs, unplanned outages or other operational issues and have a material adverse effect on our projects, business, financial condition and results of operations. In addition, spare parts for wind and solar turbines and key pieces of electrical equipment may be hard to acquire, or may have significant sourcing lead time. Specifically, for wind turbines, we utilize the proprietary technology of some of our vendors and any failure by that vendor in supplying the technology or providing periodic maintenance or upgrade in a timely basis could adversely impact our operations. Further, sources for some significant spare parts and other equipment are located outside of India. If there is a shortage of critical spare parts or replacement solar modules, we could incur significant delays in returning facilities to full operation.

Any mechanical failure or shutdown of equipment sourced from third parties could result in us having to shut down the entire project. Such events could materially and adversely impact our generating capacity. If any shutdowns continue for extended periods, this may give rise to contractual penalties or liabilities, loss of offtakers and damage to our reputation. Although we are entitled to be compensated by manufacturers for certain equipment failures and defects in certain cases, these arrangements may not be enough to cover all losses suffered. While manufacturing defects are typically covered under the warranty agreements, we may have to bear the costs of repairing the equipment for any damages not foreseeably covered under our supply agreements which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The growth of our business depends on developing and securing rights to sites suitable for the development of projects.

Our ability to realize our business and growth plans is dependent on our ability to develop and secure rights to sites suitable for the development of projects. Suitable sites are determined on the basis of cost, wind and solar resource levels, topography, grid connection infrastructure and other relevant factors, which may not be available in all areas. Further, utility-scale wind and solar energy projects must be interconnected to the power grid in order to deliver electricity, which requires us to find suitable sites with adequate evacuation and transmission infrastructure. Utility-scale solar energy projects also require sufficient contiguous land for development, which may be difficult to procure on suitable terms. Land used for our projects are subject to other third-party rights such as right of passage and right to place cables and other equipment on the properties, which may interfere with our right to use the land and ultimately impair its operations.

We do not own all the land on which we operate.

Some of the land area we utilize or intend to utilize for our projects is leased. Conditions under lease agreements typically include restrictions on leasehold interest or rights to use the land, continual operating requirements, and other obligations which include obtaining requisite approvals, payment of necessary statutory charges and giving preference to local workers for construction and maintenance. We are also exposed to the risk that these leases will not be extended or will be terminated by the relevant lessees. Some of our projects are located, or will be located, on revenue land that is owned by the state governments or on land acquired or to be acquired from private parties. The timeline for transfer of title in the land is dependent on the type of land on which the power projects are, or will be, located, and the policies of the relevant state government in which such land is located. In the case of land acquired from private parties, which is agricultural land, the transfer of such land from agriculturalists to non-agriculturalists such as our Company and the use of such land for non-agricultural purposes may require an order from the relevant state land or revenue authority allowing such transfer or use. For revenue land, we obtain a lease from the relevant government authority. In certain cases, the land leased for the development of renewable energy projects is obtained on a sub-lease from the relevant state governments, which in turn has leased such land from private parties. Such land may be subject to disputes on account of right of way, encroachment and other related issues.

There is no assurance that the outstanding approvals would be received in time, or that lease or sub-lease deeds would be executed in a timely manner, such that the operation of the projects will continue unaffected. In certain cases, any delay in the construction or commissioning of a project due to reasons beyond our control may result in termination of the lease. Further, the terms of lease and sub-lease agreements may also not be co-terminus with the lifetime of the power projects, taken together with the period of time required for construction and commissioning of the project. Accordingly, we will have to obtain extensions of the terms of such leases and sub-leases for the remainder of the terms of the corresponding PPAs. In the event that the relevant state authorities do not wish to renew the lease or sub-lease agreements, we may be forced to remove our equipment at the end of the lease and our business, results of operations, cash flows and financial condition could be adversely affected.

Growing the wind and solar energy project portfolio through acquisitions may subject our Company to additional risks that may adversely affect our business, financial condition, results of operations and prospects.

A principal component of our strategy is to continue to expand our operations by growing our wind and solar energy portfolio through the development of new projects and selective acquisitions of existing or committed projects, and adopting new technologies for peak power supply, round the clock supply and storage services. Successful integration of acquired projects will depend on our ability to effect any required changes in operations or personnel, and may require capital expenditure. We may encounter difficulties in integrating the acquired projects in a timely and cost-effective manner, difficulties in establishing effective management information and financial control systems, and unforeseen legal, regulatory, contractual or other issues. Any failure to successfully integrate the portfolio of wind and solar energy projects may limit our ability to grow our business.

While we evaluate acquisition opportunities based on our targeted return, operational scale and diversification criteria and on whether we consider these opportunities to be available at reasonable prices, acquisitions involve risks that could materially and adversely affect its business, including the failure of the new acquisitions or projects to achieve the expected investment results, risks related to the integration of the assets or businesses and integration or retention of personnel relating to the acquired assets or companies, adverse impact of purchase price adjustments, and the inability to achieve potential synergies in a profitable manner, risks associated with the diversion of our management’s attention from our existing business and risks associated with entering into any new markets. The discovery of any material liabilities subsequent to an acquisition, as well as the failure of a new acquisition to perform according to expectations, could adversely affect our business, financial condition, results of operations and prospects.

We may face difficulties as we expand our operations into new areas of business within renewable/ green energy generation in which we have limited or no prior operating experience.

Our capacity for continued growth depends in part on our ability to expand our operations into, and compete effectively in new areas of business. For instance, in August 2021, we acquired L&T Uttaranchal Hydropower Limited, or “LTUHL”, which owns the Singoli Bhatwari Hydroelectric Project, a 99 MW hydropower project situated in Uttarakhand, or “SBHEP”. The project, being our first hydro power project, aims to address the intermittency associated with standard wind and solar projects and seeks to add hydro-storage to our portfolio of renewable energy projects. It may be difficult for us to understand and accurately predict the impact of varying customer preferences and assess the financial impact of operating in new lines of businesses that we may enter into in the future. In addition, the market for each such line of business may have unique regulatory dynamics of its own that are not common to other areas/ lines of business that we may seek to enter. These include laws and regulations that can directly or indirectly affect our ability to set up and operate existing projects in such areas within renewable energy generation as well as analyse the costs associated with, among others, setting up new projects (including entering into arrangements with third parties with respect to EPC and/ or operation and maintenance for such projects), insurance, support and monitoring such projects. For example, a public interest litigation was filed against LTUHL relating to certain environmental clearances. Under the share purchase agreement with LTUHL, we are indemnified in relation to this matter, there are mutually agreed monetary or time limits to LTUHL’s liability in relation to the indemnities. Therefore, there can be no assurance that the entire amount, as determined by the appropriate forum, shall be repaid to us by the seller. See “Our Business— Legal Proceedings”.

In addition, each new line of business is subject to distinct competitive and operational dynamics. Operating in such different areas may also impact our ability to bid competitively and ensure power generation in accordance with the terms of the bid, or as the case may be, power purchase agreements entered into with the customers, all of which may affect our results of operations, and key business metrics. For instance, the power generated at the hydropower plant at SBHEP is sold on the energy exchange instead of being sold at a predetermined rates under the PPA. Consequently, the price at which power is sold may vary and depends on the demand and supply for energy on the energy exchange. As a result, we may experience fluctuations in our results of operations due to the varying dynamics in the new lines of business where we may seek to operate. The growth in our portfolio of hydropower projects depends on the competitiveness of hydroelectric power generation in relation to other renewable sources of energy, which may be impacted by lower tariffs, the time taken and/ or the number of approvals required to commence a particular project, as well as public perception and/ or opposition to such projects. If we invest substantial time and resources to expand our operations into new areas of power generation and are unable to manage these risks effectively, our business, financial condition, and results of operations could be adversely affected.

If environmental conditions at our wind and solar energy projects are unfavorable, our electricity production, and therefore our revenue from operations may be substantially below expectations.

The revenue generated by our projects are proportional to the amount of electricity generated, which in turn is dependent on prevailing environmental conditions. Operating results for wind and solar energy projects vary significantly depending on natural variations from season to season and from year to year, and may also change permanently because of climate change or other factors. In some periods, the wind or solar conditions may fall within our long-term estimates but not within the averages expected for such a period. In addition, the amount of electricity our projects produce is dependent in part on the amount of sunlight or radiation (in the case of solar power projects) and on actual wind conditions, including wind speed (in the case of wind power projects).

Wind energy is highly dependent on weather conditions and in particular on wind conditions, which can be highly variable, particularly during the monsoon season in India which lasts from May to September. The profitability of a wind energy project depends not only on observed wind conditions at the site, which are inherently variable, but also on whether observed wind conditions are consistent with assumptions made during the project development phase. Actual wind conditions at these sites, however, may not conform to the measured data in these studies and may be affected by variations in weather patterns, including any potential impact of climate change. For example, wind resource availability in recent years has generally been lower than projected, which has lowered the plant load factors and energy generation at several of our projects. In addition, climatic conditions may be adversely affected by nearby objects (such as buildings, other large-scale structures or wind turbines) developed later by third parties. Therefore, the electricity generated by our wind energy projects may not meet our anticipated production levels. If the wind resources at a particular site are below the levels we expect including in terms of quality, our rate of return for that project would be below our expectations. Specifically, unfavorable wind conditions during the monsoon season could adversely affect production levels and revenues.

We base our investment decisions with respect to each project on the findings of related solar studies conducted on-site prior to construction. However, actual climatic conditions at a project site may not conform to the findings of these studies. Unfavorable weather and atmospheric conditions could impair the effectiveness of our projects or reduce their output to levels below their rated capacity. Furthermore, components of our systems, such as solar panels and inverters, could be damaged by severe weather conditions, such as hailstorms, tornadoes or lightning strikes or levels of pollution, dust and humidity. The operational performance of a particular solar energy project also depends on the contour of the land on which the project is situated. In case of highly variable contour land, the output of the solar farm situated on such a surface may be sub-optimal. our solar power projects are also affected by the monsoon season, which generally lasts from May through September.

A sustained decline in environmental and other conditions at our wind or solar energy projects could materially and adversely decrease the volume of electricity generated and we could also impact market demand for wind and solar projects. As a consequence, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our hydropower business is dependent upon hydrological conditions, which may from time to time result in conditions that are unfavourable to our business operations.

Our hydroelectric power generating projects will be dependent upon hydrological conditions prevailing from time to time in the broad geographic regions in which our existing and future hydropower plants are located. There can be no assurance that the water flows at our existing and future sites will be consistent with our expectations, or that climatic and environmental conditions will not change significantly from the prevailing conditions at the time our projections were made. Water flows vary each year, and depend on factors such as rainfall, snowfall, rate of snowmelt and seasonal changes. Our existing and future hydropower plants may be subject to substantial variations in climatic and hydrological conditions which may reduce water flow and thus our ability to generate electricity. While we plan to select hydropower plants for acquisition and/ or bidding in part on the basis of their projected outputs, the actual water flow required to produce those outputs may not exist or be sustained. If hydrological conditions result in droughts or other conditions that negatively affect our existing or proposed hydroelectric generation business, our results of operations could be materially and adversely affected.

The operation of our hydropower plants and customer demand for our power may be vulnerable to disruptions caused by natural and man-made disasters, which may materially and adversely affect our results of operations.

Our hydropower plants could be required to cease operations in the event of a drought, and to cease operating or may even be damaged in the event of a flood. Water supply to such power plants are vulnerable to natural disasters including, but not limited to, earthquakes, storms, tornadoes and floods, as well as disasters caused by human actions such as terrorist attacks, military conflicts and other deliberate or inadvertent actions which may affect the availability of water supplies or water flow to our power plants. Such disasters are unpredictable and can significantly damage our access to water supply and power plant equipment as well as the property of our consumers. Under such circumstances, market demand for power in general may be significantly adversely affected, reducing the need for the electricity we produce, and we may be unable to continue operation of our plants or to produce the level of electricity we expect. The insurance coverage we maintain may not be adequate to compensate us for all damages and economic losses which may arise in connection with these disasters. Such disruption to our operations could materially and adversely affect our results of operations.

We have substantial indebtedness and we are subject to restrictive and other covenants under our debt financing arrangements.

As of March 31, 2021, we had total borrowings (which consisted of long-term interest-bearing loans and borrowings including current maturities of long-term interest-bearing loans and borrowings and short-term interest bearing loans and borrowings) of Rs. 376,233 million (including CCPS of Rs. 26,697 million and compulsorily convertible debentures of Rs. 809 million). We expect to continue to finance a portion of our project development costs with debt financing. Our ability to meet our payment obligations under our outstanding debt depends on our ability to generate significant cash flow. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control, such as, the general condition of global equity and debt capital markets, economic and political conditions and development of the renewable energy sector. If we are unable to generate sufficient cash flow to satisfy our debt obligations or other liquidity needs, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. There is no assurance that any refinancing would be possible, that any assets could be sold or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations.

Our existing credit agreements contain a number of covenants that in certain cases could limit our ability and our subsidiaries’ ability to, among other things, effect changes in the control, management or capital structure of our Company, change or amend the constitution or articles and memorandum of association, transfer or dispose of assets, pay dividends or make distributions, incur additional indebtedness, create liens, make investments, loans and acquisitions, engage in transactions with affiliates, merge or consolidate with other companies or sell substantially all of its assets. If we are unable to comply with the terms of its credit agreements, our lenders may choose to accelerate our obligations under our credit agreement and foreclose upon the collateral, or we may be forced to sell assets, restructure our indebtedness, or seek additional equity capital, which would dilute our shareholders’ interests. Our failure to comply with any covenant could result in an event of default under the agreement and the lenders (or any subsequent lender) could make the entire debt immediately due and payable. In the past, however, in the rare instance when such covenants have been breached, no lender has called an event of default and neither have they exercised their rights to accelerate the repayment of debt. In addition, in such instances, our payments of both principal and interest have been regular and as per the agreed timelines.

In the past, some of our subsidiaries have not been in compliance with certain financial ratios under their respective financing agreements. Moreover, some of our subsidiaries have not created security within specified timelines agreed with lenders in the relevant financing arrangements, typically due to reasons including delay in obtaining change in land use permissions from relevant authorities, which can be a time-consuming process in India. We have historically been able to cure some of these breaches, refinance the relevant facility or procure waivers or extensions in timelines from the relevant lenders. Further, certain breaches exist as on date of this prospectus for which we have made applications for seeking relevant waivers or extensions and in certain instances, such subsidiary is required to pay penal interest under the relevant facility. To date, however, none of our lenders have issued a notice of default or accelerated payment under such facilities on the basis of such breaches. There can be no assurance that lenders will not choose to enforce their rights or that we will be able to remedy such breaches in the same manner as was done in the past. For details of our material indebtedness, please see “Description of our Material Indebtedness.”

The loss of any of our senior management or key employees may adversely affect our ability to conduct business and implement our strategy.

We depend on our management team and the loss of any key executives could negatively impact our business. We also depend on our ability to retain and motivate key employees and attract qualified new employees. Because the renewable energy industry is relatively new in India, there is a scarcity of skilled personnel with experience in the industry. If we lose a member of our management team or a key employee, we may not be able to replace him or her. Integrating new executives into our management team and training new employees with no prior experience in the renewable energy industry could prove disruptive to our operations, require a disproportionate amount of resources and management attention and may ultimately prove unsuccessful. An inability to attract and retain sufficient technical and managerial personnel could limit our ability to effectively manage our operational projects and complete our under development projects on schedule and within budget, which may adversely affect our business and strategy implementation.

Our in-house EPC operations expose it to certain risks.

We undertake EPC-related services for our solar energy projects and have recently started to undertake such services for our wind energy projects in-house, which exposes us to certain risks that would ordinarily be borne by third parties. For example, entering into third-party EPC contracts on the basis of fixed price contracts would insulate us from adverse price fluctuations for the equipment and materials we use for constructing power projects. As a result, we are exposed to construction cost risks that could be caused by various factors, including:

•	increases in the price and availability of labor, equipment and materials;

•	inaccuracies of drawings and technical information;

•	delays in the delivery of equipment and materials to project sites;

•	unanticipated increases in equipment costs;

•	delays caused by local and seasonal weather conditions; and

•	any other unforeseen design and engineering issues, or physical, site and geological conditions that may result in delays.

Additionally, we are primarily responsible for all equipment and construction defects, potentially adding to the cost of construction of its projects. Although we generally obtain warranties from our equipment suppliers, we cannot assure that we will be successful with any warranty claims against our suppliers.

We face competition from conventional and other renewable energy producers.

Our primary competitors include domestic and foreign conventional and renewable energy project developers, independent power producers and utilities. We compete with renewable energy project developers in India on many factors including, the success of other alternative energy generation technologies (such as fuel cells, nuclear and biomass), site selection, access to vendors, access to project land, efficiency and reliability in project development and operation and auction bid terms. Through the competitive bidding process, we compete for project based on many factors including, pricing, technical and engineering expertise, financial conditions, including specified minimum net worth criteria, financing capabilities and track record. Submitting a competitive bid at a wind or solar power project auction requires extensive research, planning, due diligence and a willingness to operate with lower operating margins for sustained periods of time. If we miscalculate our tariff rates and incorrectly factors costs for construction, development, land acquisition and price of components (including due to increase in duties and other levies), the economics of our bid may be affected and the project may become economically unviable.

Further, we compete with both conventional and renewable energy companies for the financing needed to develop and construct projects. We also compete for the limited pool of qualified engineers and personnel with requisite industry knowledge and experience, equipment supplies, permits and land to develop new projects. Our operational projects may compete on price if we sell electricity into power markets at wholesale market prices. We may also compete with other conventional energy (whose tariffs may be more competitive) and renewable energy generators when we bid on, negotiate or renegotiate a long-term PPA. Additionally, some state utilities may have a preference for entering into PPAs with conventional energy suppliers.

Some of our competitors may have greater financial, marketing, personnel and other resources than we do and may be in a position to acquire renewable energy projects by paying a significant premium or otherwise seek to grow their business more aggressively. A reduction in demand for energy from renewable energy sources or our failure to successfully acquire new renewable energy projects may adversely affect our business and financial condition. Furthermore, technological progress in conventional forms of electricity generation or the discovery of large new deposits of conventional fuels could reduce the cost of electricity generated from those sources or make them more environmentally friendly, and as a consequence reduce the demand for electricity from renewable energy sources or render our projects uncompetitive which may affect our business, financial condition and prospects. Demand for renewable energy may also be adversely impacted by public perceptions of the direct and indirect benefits of adopting renewable energy technology as compared against using conventional forms of electricity generation.

Further, certain of our competitors may also grow through corporate reorganizations or alliances with other competitors. Any growth in the scale of our competitors may result in the establishment of advanced in-house engineering, EPC and O&M capabilities, which may offset any current advantage we may have over them. These competitors may also decide to enter into new business avenues such as round-the-clock projects and firm power projects which directly compete with our current position. Moreover, any merger of our suppliers or contractors with any of our competitors may limit our choices of suppliers or contractors and reduce our overall project execution capabilities. In addition, our competitors may have greater financial resources and more localized business presence. Increased competition may result in price reductions, reduced margins and a loss of our market share, any of which may adversely affect our business, financial condition and prospects.

We are required to comply with anti-corruption laws and regulations of the United States government, United Kingdom and India. The implementation of compliance procedures and related controls may be time consuming and expensive and possibly not effective, and our past non-compliance or our future failure to comply, if any, may subject our Company to civil or criminal penalties and other remedial measures.

We are a recently incorporated holding company with no business operations. Upon completion of the Business Combination, ReNew India and its subsidiaries, have become our subsidiaries. In addition to the

Prevention of Corruption Act, 1988 in India, we will be exposed to a number of anti corruption laws, including the Foreign Corrupt Practices Act, or “FCPA,” in the United States and the UK Bribery Act 2010, or “Bribery Act,” in the United Kingdom. The failure to comply with anti-corruption laws applicable to us could result in fines, penalties, criminal sanctions on our officers, disgorgement of profits and prohibitions on doing business, which could harm our reputation and harm our business, financial condition, results of operations and prospects. Any violations of these laws, regulations and procedures by our personnel (which include our vendors) and agents could expose us to administrative, civil or criminal penalties, fines or restrictions on export activities (including other U.S. laws and regulations as well as foreign and local laws) and would adversely affect our reputation and the market for our ordinary shares and may require certain of our investors to disclose their investment in our Company under certain state laws. If we are not in compliance with export restrictions, U.S. or international economic sanctions or other laws and regulations that apply to our operations, we may be subject to civil or criminal penalties and other remedial measures. Any determination that hawse have violated the FCPA or other international anti-corruption laws (whether directly or through acts of others, intentionally or through inadvertence) could result in penalties, both financial and non-financial, that could materially and adversely affect our business.

For example, we have received a notice from the Anti-Corruption Bureau, Government of Telangana alleging that we paid a bribe to a land revenue officer to reflect the change in legal ownership of land parcels in the records for land purchased in the village of Ananthasagar, Kondapur Mandal. We have responded to the notice stating that we and our subsidiaries or any of our employees/agents have not been involved in such activities and we have not heard further from the authorities on the matter. For more information see “Our Business—Legal Proceedings.”

We are involved in various tax and legal proceedings that may cause us to incur significant fees, costs and expenses and may result in unfavorable outcomes.

We are involved in various tax and legal proceedings that involve claims for various amounts of money or which involve how we conduct our business. As of March 31, 2021, we had disputes concerning income tax, service tax and value added tax. We were also involved in certain disputes with offtakers, including in relation to the recovery of overdue payments from our offtakers and delay in setting up of projects and supply of electricity. While most of these have been settled, we have ongoing disputes with certain of our offtakers in connection with claims for increased tariffs due to “change in law,” force majeure events and others. See “Our Business—Legal Proceedings.”

Additionally, claims may be brought against or by us from time to time regarding, for example, defective or incomplete work, defective products, accidents or deaths, damage to or destruction of property, breach of warranty, late completion of work, delayed payments or regulatory compliance, and may subject our Company to litigation, arbitration and other legal proceedings, which may be expensive, lengthy, and occasionally disrupt normal business operations and require significant attention from our management. Unfavorable outcomes or developments relating to these proceedings, could have a material adverse effect on the Issuer’s business, financial condition and results of operations. See “Our Business—Legal Proceedings.”

If we are unable to maintain an effective system of internal controls and compliances, our business and reputation could be adversely affected.

While we manage regulatory compliance by monitoring and evaluating our internal controls to ensure that we are in compliance with all relevant statutory and regulatory requirements, there can be no assurance that deficiencies in our internal controls and compliances will not arise, or that we will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in our internal controls, in a timely manner or at all. As we continue to grow, there can be no assurance that there will be no other instances of such inadvertent non-compliances with statutory requirements, which may subject us to regulatory action, including monetary penalties, which may adversely affect our business and reputation.

The government may exercise rights of compulsory acquisition in respect of any land owned by our Company and compensation for such acquisition paid by the government to us may be inadequate.

We are subject to the risk that governmental agencies in India may exercise rights of compulsory purchase of lands. The Right to Fair Compensation and Transparency in Land Acquisition, Rehabilitation and Resettlement Act, 2013, or the “Land Acquisition Act” in India allows the central and state governments to exercise rights of compulsory purchase of land if such acquisition is for a “public purpose,” which, if used in respect of our land, could require us to relinquish land. Further, compensation paid for acquiring our land may not be adequate to compensate us for the loss of the property. The likelihood of such actions may increase as the central and state governments seek to acquire land for the development of infrastructure projects such as roads, airports and railways in India. Additionally, the provisions of the Land Acquisition Act cover various aspects related to the acquisition of land which may affect Rour Company, including provisions stipulating: (i) restrictions on acquisition of certain types of agricultural land; and (ii) compensation, rehabilitation and resettlement of affected people residing on such acquired land. Further, we may face difficulties in complying with the Land Acquisition Act as it is a relatively recent statute with limited case-law interpreting its provisions. Any action under the Land Acquisition Act in respect of any of our major current or proposed developments could adversely affect our business, financial condition, results of operations, cash flows or prospects.

If we incur an uninsured loss or a loss that significantly exceeds the limits of our insurance policies, the resulting costs may adversely affect our financial condition.

Our main assets include wind turbine generators and solar panels. Operating these assets involves risks and hazards that may adversely affect our operations, including equipment failures, natural disasters, environmental hazards and industrial accidents. These and other hazards can cause or result in personal injury or death, severe damage to and destruction of property, plant and equipment and suspension of operations. For instance, in January 2018, a contract worker had a fatal accident at one of our solar energy project sites in Karnataka. The third-party contractor made payments to the worker’s family, and no claims were made against us, nor do we anticipate any further claims or investigations into this incident.

We may also face contractual or civil liabilities or fines in the ordinary course of business as a result of damages suffered by PPA counterparties or third parties, which may require us to make indemnification or other damage payments under contract or otherwise in accordance with law, and our contracts may not have adequate limitations of liability for direct or indirect damage.

Our insurance coverage may not be sufficient to cover all losses and its insurance coverage is subject to deductibles, caps, exclusions and other limitations. A loss for which we are not fully insured could have a material adverse effect on our business, financial condition, results of operations or cash flows. Further, due to rising insurance costs and changes in the insurance markets, there is no assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Any losses not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes in technology may render our technologies obsolete or require us to make substantial capital investments.

Although we attempt to maintain the latest international technology standards, the technology requirements for businesses in the wind and solar energy sectors are subject to continuing change and development. Some of our existing technologies and processes in the wind and solar energy business may become obsolete or perform less efficiently compared to newer and better technologies and processes.

The cost of upgrading or implementing new technologies, upgrading our existing equipment or expanding capacity could be significant and may adversely affect our results of operations if we are unable to pass on such costs to our offtakers. Failure to respond to technological changes effectively and timely may adversely affect our business and results of operations.

We may not be able to adequately protect our intellectual property rights, including the use of the “ReNew” name and the associated logo, which could harm our competitiveness.

We have obtained the trademark registration for the “ReNew” marks and logo under various classes in India. We have also applied for the trademark “ReNew” under certain other classes. We believe that the use of our name and logo is vital to our competitiveness and success and for us to attract and retain our customers and business partners. Any improper use or infringement by any party could adversely affect our business, financial condition and results of operations. Furthermore, some of our applications for the registration of trademarks under various classes have been refused in the past. There is no assurance that the measures we have taken will be sufficient to prevent any misappropriation of our intellectual property.

Enforcement of any intellectual property rights could be time consuming and costly. We may not be able to establish our rights to such intellectual property in the absence of relevant registrations and accordingly may not be able to take appropriate action or prevent the use of such name or logo by third parties. If the measures we take do not adequately safeguard our intellectual property rights, we could suffer losses due to competing offerings of services that exploit our name and logo. We may also be subject to claims for breach of intellectual property by third parties if we are unable to secure adequate protection in relation to our name and logo.

We have entered into a number of related party transactions and may continue to enter into related party transactions in the future.

In the ordinary course of its business, we have entered into transactions with related parties. There can be no assurance that we could not have achieved more favorable terms if such transactions had not been entered into with related parties. Furthermore, it is likely that we will continue to enter into related party transactions in the future. There can be no assurance that these or any future related party transactions that we may enter into, individually or in the aggregate, will not have an adverse effect on our business, financial condition and results of operations. Further, the transactions with our related parties may potentially involve conflicts of interest. Additionally, there can be no assurance that any dispute that may arise between our Company and related parties will be resolved in our favor. See “Certain Relationships and Related Party Transactions.”

Our results of operations could be adversely affected by strikes, work stoppages or increased wage demands by our employees or any other kind of disputes with our employees.

As at March 31, 2021, we had 1,219 full-time employees. While we had not had any instances of strikes or lock-outs since we commenced operations, we may experience disruptions in our operations due to disputes or other problems with our workforce, and efforts by our employees to modify compensation and other terms of employment may divert management’s attention and increase operating expenses. From time to time, we also enter into contracts with independent contractors to complete specific assignments and these contractors are required to provide the labor necessary to complete such assignments. Although we do not engage these laborers directly, we may be held responsible for wage payments to laborers engaged by contractors should the contractors default on wage payments. The occurrence of such events could materially adversely affect our business, prospects, financial condition and results of operations.

Industry data and estimates contained in this prospectus are inherently uncertain and subject to interpretation.

Certain facts, forecasts and other statistics relating to our industry in which we compete contained in this prospectus have been derived from various public sources and commissioned third-party industry information. In particular, in connection with this offering, we commissioned IHS Markit to prepare and provide information relating to our industry, which has been extracted and included in this prospectus. Industry data and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. Such data may be subject to interpretation, and any discrepancy in the interpretation thereof could lead to different data, measurements and estimates and result in errors and inaccuracies.

The United Kingdom’s withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, which could reduce the price of the our Class A Ordinary Shares.

We are a UK incorporated company. Following a national referendum and enactment of legislation by the government of the United Kingdom, the United Kingdom formally withdrew from the European Union and ratified a trade and cooperation agreement governing its future relationship with the European Union. The agreement, which is being applied provisionally from January 1, 2021 until it is ratified by the European Parliament and the Council of the European Union, addresses trade, economic arrangements, law enforcement, judicial cooperation and a governance framework including procedures for dispute resolution, among other things. Because the agreement merely sets forth a framework in many respects and will require complex additional bilateral negotiations between the United Kingdom and the European Union as both parties continue to work on the rules for implementation, significant political and economic uncertainty remains about how the precise terms of the relationship between the parties will differ from the terms before withdrawal.

These developments, or the perception that any related developments could occur, have had and may continue to have a material adverse effect on global economic conditions and financial markets, and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings have been and may continue to be subject to increased market volatility. Lack of clarity about future United Kingdom laws and regulations as the United Kingdom determines which European Union laws to replace or replicate could depress economic activity and restrict our access to capital. Any of these factors could have a material adverse effect on our business, financial condition and results of operations and reduce the price of the our Class A Ordinary Shares.

Fluctuations in foreign currency exchange rates may negatively affect our capital expenditures and could result in exchange losses.

Our functional currency is the Indian Rupee and our revenue and operating expenses are denominated primarily in Indian Rupees. However, some of our capital expenditures, particularly those for equipment imported from international suppliers, such as solar module panels, are denominated in foreign currencies, particularly the U.S. Dollar, and some of our other obligations, including our external commercial borrowings, are also denominated in U.S. Dollars. To the extent that we are unable to match revenue received in our functional currency with costs paid in foreign currencies, exchange rate fluctuations could adversely affect our profitability. Substantially all of our cash flows are generated in Indian Rupees and, therefore, significant changes in the value of the Indian Rupee relative to foreign currencies could adversely affect our financial condition. We expect our capital expenditures for proposed expansion plans to include significant expenditure in foreign currencies for imported equipment and machinery.

While we have hedged our external commercial borrowings and our capital expenditure costs denominated in U.S. Dollars against foreign currency fluctuations, changes in exchange rates may still adversely affect our results of operations and financial condition. Any amounts spent to hedge the risks to our business due to fluctuations in currencies may not adequately hedge against any losses we incur due to such fluctuations. There is no assurance that we will be able to reduce our foreign currency risk exposure, through the hedging transactions we have already entered into or will enter into, in an effective manner, at reasonable costs, or at all.

Natural and catastrophic events and terrorist attacks may reduce energy production below our expectations.

A natural disaster, severe weather conditions or an accident that damages or otherwise adversely affects any of our operations could materially and adversely affect our business, financial condition and results of operations. Severe floods, lightning strikes, earthquakes, extreme wind conditions, severe storms, wildfires, adverse monsoons and other unfavorable weather conditions (including those from climate change) or natural disasters could damage our property and assets or require us to shut down our turbines, solar panels or related equipment and facilities, impeding our ability to maintain and operate our projects and decreasing electricity production levels and revenues from operations. In addition, catastrophic events such as explosions, terrorist acts or other similar occurrences could result in similar consequences or in personal injury, loss of life, environmental danger or severe damage to or destruction of the projects or suspension of operations, in each case, adversely affecting our ability to maintain and operate the projects and decreasing electricity production levels and revenues from operations. Any of these events could adversely affect our business, financial condition, results of operations and prospects.

In addition, India, the United States or other countries from where we import equipment may enter into armed conflict or war with other countries or extend preexisting hostilities. South Asia has, from time to time, experienced instances of civil unrest and hostilities among neighboring countries. Military activity or terrorist attacks or concerns regarding regional stability could adversely affect the economy by, for instance, disrupting communications and making travel more difficult. Such events could also create a perception that investments in companies involve a higher degree of risk. This, in turn, could adversely affect customer confidence in the economy, which could have an adverse impact on the economies of countries, on the markets for our solutions and on our business.

Our business could be negatively affected by security threats, including cybersecurity threats.

As renewable energy utility company, we face security threats, including cybersecurity threats to gain unauthorized access to sensitive information, to misappropriate financial assets or to render data or systems unusable; threats to the security of our facilities and infrastructure or third party facilities and infrastructure, such as evacuation grids and interconnection facilities. The potential for such security threats has subjected our operations to increased risks that could have a material adverse effect on our business. In particular, our implementation of various procedures and controls to monitor and mitigate security threats and to increase security for information, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of financial assets, sensitive information, critical infrastructure or capabilities essential to our operations and could have a material adverse effect on our reputation, financial position, results of operations or cash flows. Cybersecurity attacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and systems, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. These events could lead to financial losses from remedial actions, loss of business or potential liability and may even lead to our projects coming to a complete standstill.

Risks Relating to India

A substantial portion of our business and operations are located in India and we are subject to regulatory, economic, social and political uncertainties in India.

A substantial portion of our business and employees are located in India, and we intend to continue to develop and expand our business in India. Consequently, our financial performance and the price of our Class A Ordinary Shares will be affected by changes in exchange rates and controls, interest rates, changes in government policies, including taxation policies, social and civil unrest and other political, social and economic developments in or affecting India.

The Government of India has exercised and continues to exercise significant influence over many aspects of the Indian economy. Since 1991, successive Indian governments have generally pursued policies of economic liberalization and financial sector reforms, including by significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant and there is no assurance that such liberalization policies will continue.

India has a mixed economy with a large public sector and an extensively regulated private sector. The Government of India and the state governments play a significant role in the Indian economy and the effect on producers, consumers, service providers and regulators over the years. The Government of India has in the past, among other things, imposed controls on the prices of a broad range of goods and services, restricted the ability of businesses to expand existing capacity and reduce the number of their employees, determined the allocation to businesses of raw materials and foreign exchange and reversed their policies of economic liberalization. We may not be able to react to such changes promptly or in a cost-effective manner. Increased regulation or changes in existing regulations may require our Company to change our business policies and practices and may increase the cost of providing services to our customers which would have an adverse effect on its operations and its financial condition and results of operations. On March 27, 2020, the Reserve Bank of India permitted specified financial institutions to allow a moratorium of three months on term loan installments and interest on certain working capital facilities due for repayment during that period of the lockdown in India. The RBI further extended the moratorium for three months which ended on August 31, 2020. Some of our subsidiaries availed these benefits; however, as of September 30, 2020, the deferred amounts (including the interest thereon) due to the lenders were added to the outstanding loan amount under the respective facilities. The Government of India had also announced a set of restrictive measures after the nationwide lockdown was imposed in order to contain the spread of the COVID-19.

Further, as per the Electricity Act, the state distribution companies in India are required to procure minimum prescribed energy from renewable energy sources in the form of renewable purchase obligation. However, in the past, most of the states have been in non-compliance with the obligation to purchase such minimum amount of energy produced from renewable energy sources, on account of low penalties currently associated with such non compliance. Accordingly, there may be an adverse impact on our profitability due to resultant lower procurement of renewable energy.

There is no assurance that we would be able to comply with all of the measures on a timely and cost effective basis and we may be subjected to regulatory actions for not adhering to all of the preventive measures. The rate of economic liberalization could change, and specific laws and policies affecting travel service companies, foreign investments, currency exchange rates and other matters affecting investments in India could change as well. A significant change in India’s policy of economic liberalization and deregulation or any social or political uncertainties could adversely affect business and economic conditions in India generally and our business and prospects.

Our business is dependent on the regulatory and policy environment affecting the renewable energy sector in India.

The regulatory and policy environment in which we operate is evolving and subject to periodic change, and our business and financial performance could be adversely affected by any unfavorable changes in or interpretations of existing laws, or implementation of new laws. There can be no assurance that the Government in India will not implement new regulations and policies which will require us to obtain additional approvals and licenses from regulatory bodies or impose onerous requirements and conditions on our operations, which could result in increased compliance costs as well as divert significant management time and other resources.

Further, we depend in part on government policies that support renewable energy and enhance the economic feasibility of developing renewable wind and solar energy projects. The Government of India and several of the states in which we operate or plan to operate provide incentives that support the generation and sale of renewable energy, and additional legislation is regularly being considered that could enhance the demand for renewable energy and obligations to use renewable energy sources. In addition, regulatory policies in each state in India currently provide a favorable framework for securing attractive returns on capital invested. If any of these incentives or policies are adversely amended, eliminated or not extended beyond their current expiration dates, or if funding for these incentives is reduced, or if governmental support of renewable energy development, particularly wind and solar energy, is discontinued or reduced, it could adversely affect our ability to obtain financing, the viability of new renewable energy projects constructed based on current tariff and cost assumptions or the profitability of our existing projects. The Government of India has accorded renewable energy “must-run” status, which means that any renewable power that is generated must always be accepted by the grid. However, certain state utilities may order the curtailment of renewable energy generation despite this status and there have been instances of such orders citing grid safety and stability issues being introduced in the past. This may occur as a result of the state electricity boards purchasing cheaper power from other sources or transmission congestion owing to a mismatch between generation and transmission capacities. There can be no assurance that the Government of India will continue to maintain the “must-run” status for renewable energy or that the state electricity boards will not make any orders to curtail the generation of renewable energy.

The Government of India had also removed the upper ceiling on tariffs for solar power bids to facilitate greater participation. Further, pursuant to its priority sector lending scheme, the Reserve Bank of India increased the cap of Rs. 150 million to Rs. 300 million for generators of solar, biomass, wind and micro-hydel power in 2020 which would bring more liquidity to renewable energy sector. In order to boost the Indian economy, the Government of India also proposed the production linked incentive scheme through which ten critical sectors would benefit from incentives to enhance manufacturing capabilities and exports. Out of these 10 sectors, some of these critical sectors include high-efficiency solar photovoltaic modules, advanced chemistry cell batteries, automobiles, and auto components which may boost our business prospects. However, there is no assurance that Government of India or the state governments will give effect to such incentives in future which may, in turn, materially and adversely affect our business, financial condition, results of operations and prospects.

Further, the Government has also extended the existing prevailing safeguard duties until July 29, 2021 on imports from countries including China. Further, in March 2021, the Government announced a basic customs duty of 40% on solar modules and 25% on solar cells. While we believe this will classify as “change in law” for our utility-scale projects that are in the pipeline, upfront capital expenditure will be required to be borne by us until the same is approved by the regulatory commission and PPAs are amended for the compensation. Since 2019, the Government of India has prepared a list of approved module suppliers that will be eligible to supply modules to project developers that get selected to develop solar projects in the competitive bidding process. As a result, renewable energy companies, such as our Company, can only import modules from suppliers that are on the list approved for bids. As a result of these initiatives, our cost of imports may increase, which may in turn, materially and adversely affect our business, financial condition, results of operations and prospects.

We benefit from a number of other government incentives, including, preferential tariffs for wind and solar power assets under long-term PPAs; preferential charges on transmission, wheeling and banking facilities; generation based incentives schemes for certain wind power assets; tax holidays; and availability of accelerated depreciation for wind and solar power assets. There is no assurance that the Government of India and state governments will continue to provide incentives and allow favorable policies to be applicable to us, and these incentives may be available for limited period.

For instance, the Ministry of Power has currently waived inter-state transmission charges until June 30, 2023. However, we may face a drop in the incentives for wind and solar projects once such waiver is lifted. See “Our Business—Government Regulations.” Changes to government policies curtailing renewable energy generation may adversely affect our business. If governmental authorities stop supporting, or reduce or eliminate their support for, the development of renewable energy projects, it may become more difficult to obtain financing, our economic return on certain projects may be reduced and its financing costs may increase. A delay or failure by governmental authorities to administer incentive programs in a timely and efficient manner could also adversely affect our ability to obtain financing for its projects. These may, in turn, materially and adversely affect our business, financial condition, results of operations and prospects.

We face uncertainty of title to its lands. If we are unable to identify or cure any defects or irregularities with respect to title to such lands, our business and operations may be adversely affected.

There is no central title registry for real property in India and the method of documentation of land records in India has not been fully computerized. Property records in India are generally maintained at the state and district level and are updated manually through physical records of all land related documents and may not be available online for inspection or updated in a timely manner. This could result in investigations into property records taking a significant amount of time or being inaccurate in certain respects, which may impact the ability to rely on them. Land records are often handwritten, in local languages and not legible, which makes it difficult to ascertain the content. In addition, land records are often in poor condition and are at times untraceable, which materially impedes the title investigation process. In certain instances, there may be a discrepancy between the extent of the areas stated in the land records and the areas stated in the title deeds, and the actual physical area of some of lands on which the projects are constructed or proposed to be constructed. Further, improperly executed, unregistered or insufficiently stamped conveyance instruments in a property’s chain of title, unregistered encumbrances in favor of third parties, rights of adverse possessors, ownership claims of family members of prior owners or third parties, or other defects that a purchaser may not be aware of, can affect the title to a property. Any misrepresentation with respect to title by third parties from whom we purchase land may render such land liable to confiscation and action by other parties who may claim ownership of such land. As a result, potential disputes or claims over title to the land on which the projects are developed or used for operations or will be constructed may arise.

While we carry out due diligence before acquiring land in connection with any project, all risks, onerous obligations and liabilities associated with the land for each project may not be fully assessed or identified, which could include the nature of faulty or disputed title, unregistered encumbrances, adverse possession rights, claims by third parties or potential expropriation by Government of India, which could have an adverse impact on our operations.

We are subject to various labor laws, regulations and standards in India. Non-compliance with and changes in such laws may adversely affect our business, results of operations and financial condition.

We are required to comply with various labor and industrial laws in India, which include the Factories Act, 1948, the Industrial Disputes Act, 1947, the Employees State Insurance Act, 1948, the Employees’ Provident Funds and Miscellaneous Provisions Act, 1952, the Minimum Wages Act, 1948, the Payment of Bonus Act, 1965, the Workmen Compensation Act, 1923, the Payment of Gratuity Act, 1972, the Contract Labor (Regulation and Abolition) Act, 1970 and the Payment of Wages Act, 1936 in India. The Parliament of India has recently proposed the enactment of the Social Security Code 2020, the Occupational Safety, Health and Working Conditions Code 2020 and the Industrial Relations Code 2020. The three new codes have been enacted to abridge, rationalize and consolidate Indian central labor laws. The Government of India has also proposed implementing the Code on Wages, 2019 alongside the three new labor codes. The new codes, if implemented, will introduce several new changes, such as introducing a single registration and license for Indian companies, increasing threshold for applicability of certain laws for factories, increase in threshold for engaging contract workers, and government approval for retrenchment (termination) of workers. There is no assurance that our costs of complying with current and future labor laws and other regulations will not adversely affect its business, results of operations or financial condition. There is a risk that we may fail to comply with such regulations, which could result in us being exposed to sanctions and fines, and may lead us to stop operations which could have an adverse impact on our operations.

Recent global economic conditions have been challenging and continue to affect the Indian market, which may adversely affect our business, financial condition, results of operations and prospects.

The Indian economy and its securities markets are influenced by economic developments and volatility in securities markets in other countries. Investors’ reactions to developments in one country may adversely affect the market price of securities of companies located in other countries, including India. For instance, the economic downturn in the U.S. and several European countries during 2008 and 2009 adversely affected market prices in the global securities markets, including India. Negative economic developments, such as rising fiscal or trade deficits, or a default on national debt, in other emerging market countries may also affect investor confidence and cause increased volatility in Indian securities markets and indirectly affect the Indian economy in general. Furthermore, global events like the COVID-19 pandemic or the decline in global oil prices in 2020 can materially impact the global economic conditions and reduce the flow of funds through equity or debt in India. Any worldwide financial instability could also have a negative impact on the Indian economy, including the movement of exchange rates and interest rates in India and could then adversely affect our business and financial performance. Any other global economic developments or the perception that any of them could occur may adversely affect global economic conditions and the stability of global financial markets, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Any of these factors could depress economic activity and restrict our access to capital, which could have an adverse effect on its business, financial condition and results of operations.

As the domestic Indian market constitutes a significant source of our revenue, a slowdown in the economic growth in India could cause its business to suffer.

Slowdown in the growth of the Indian economy could adversely affect our business. The growth rate of India’s GDP was 6.8% and 4.2% during fiscal years ended March 31, 2019 and 2020. India’s GDP growth in the year ended March 31, 2021 has been adversely affected by the COVID-19 pandemic. During the year there was also a decline in electricity demand as a result of the nationwide lockdown to contain the spread of COVID-19 in India. The performance and growth of our business are necessarily dependent on economic conditions prevalent in India, which may be adversely affected by such economic slowdown and global crisis. Notwithstanding the Reserve Bank of India’s policy initiatives, the course of market interest rates continues to be uncertain due to the high inflation, the increase in the fiscal deficit and the Government of India’s borrowing program. Any continued or future inflation because of increases in prices of commodities such as crude oil or otherwise, may result in a tightening of monetary policy and could materially and adversely affect our business, financial condition and results of operations. Any increase in interest rates or reduction in liquidity could adversely impact our business.

Any downgrading of India’s sovereign debt rating by an international rating agency could negatively impact our business and results of operations.

India’s sovereign rating is Baa3 with a “positive” outlook (Moody’s), BBB- with a “stable” outlook (S&P) and BBB-with a “stable” outlook (Fitch). Any adverse revisions to India’s credit ratings by international rating agencies may adversely affect our ratings, terms on which it is able to finance capital expenditure or refinance any existing indebtedness. This could adversely affect our business, financial condition, results of operations and prospects.

A decline in India’s foreign exchange reserves may adversely affect liquidity and interest rates in the Indian economy.

As of March 31, 2021, India’s foreign exchange reserves were Rs. 42,006,680 million. A sharp decline in these reserves could result in reduced liquidity and higher interest rates in the Indian economy. Reduced liquidity or an increase in interest rates in the economy following a decline in foreign exchange reserves could have a material adverse effect on our financial performance and ability to obtain financing to fund its growth on favorable terms or at all.

Changes in the taxation system in India could adversely affect our business.

Our operations, profitability and cash flows could be adversely affected by any unfavorable changes in central and state-level statutory or regulatory requirements in connection with direct and indirect taxes and duties, including income tax, goods and service tax, or “GST” in India, or by any unfavorable interpretation taken by the relevant taxation authorities or courts in India. Any amendments to Indian tax laws could adversely affect our operations, profitability and cash flows.

For example, the Government of India levied GST on renewable energy devices as well as on service of construction for solar power plant and wind operated electricity generators.

Under Indian tax laws, generally a domestic company is liable to corporate tax rate of 30% (plus applicable surcharge and cess). However, a lower corporate tax rate of 25% (plus applicable surcharge and cess) is applicable for domestic companies in the year ending March 31, 2022 whose annual turnover or gross receipts does not exceed Rs. 4 billion in the year ended March 31, 2019. Additionally, the Income Tax Act, 1961 provides for a minimum alternate tax, or “MAT,” of 15% (plus applicable surcharge and cess) on the book profits of the companies computed in the prescribed manner, if the normal corporate tax liability of the company is less than 15% of such book profits.

The Indian tax laws also provide an option to the domestic companies to pay a reduced statutory corporate income tax of 22% plus applicable surcharge and cess (15% plus surcharge and cess for newly set up domestic manufacturing companies subject to certain conditions), provided such companies do not claim certain specified deduction or exemptions. Further, where a company has opted to pay the reduced corporate tax rate of 15% or 22% plus applicable surcharge and cess, the MAT provisions would not be applicable. Thus, we and our subsidiaries operating in India may choose not to claim the specified deductions or exemptions and claim the lower corporate tax, in which case, the MAT provisions would not be applicable. Alternatively, we and our subsidiaries may choose to pay the higher of corporate tax, i.e., 30% or 25%, as the case may be, plus applicable surcharge and cess, after claiming the applicable deductions and exemptions or the MAT at the rate of 15% plus applicable surcharge and cess. Considering the impact of these provisions may vary from company to company and the option exercised, there is no certainty on the impact that these amendments may have on our business and operations or on the industry in which we operate.

Dividends distributed by domestic companies are taxable in the hands of its shareholders with effect from fiscal year starting April 1, 2020. Domestic companies are required to withhold tax at applicable rates. Until fiscal year ending March 31, 2020, the domestic company distributing dividend was liable to pay dividend distribution tax at a rate of 15% plus surcharge and cess on grossed up amount and such dividend was exempt in the hands of the shareholders.

Further, as per Income Tax Act, 1961, a company incorporated outside India is to be treated as a resident in India if its place of effective management, or “POEM” is in India. POEM has been defined to mean a place where key management and commercial decisions that are necessary for the conduct of business of an entity as a whole are, in substance, made. If a company incorporated outside India is treated as a resident in India, global income of such company would be taxable in India at the rate of 40% (plus applicable surcharge and cess). Further, any dividend which is distributed by such company, shall be treated as dividend distributed by a domestic company and such dividends shall be taxable in the hands of the shareholders with effect from fiscal year starting April 1, 2020.

Separately, if a foreign company carries on any of its business activities in India through its employees or agent or any other personnel, such foreign company could be deemed to have taxable presence (Permanent Establishment or Business Connection) in India, in which case, income of the foreign company attributable to its India presence would be taxed on net basis in India at 40% plus applicable surcharge and cess, subject to benefit, if any, under applicable double taxation avoidance agreements.

Capital gain arising on transfer of unlisted shares in an Indian company is taxable in the hands of foreign company at 10% (plus surcharge and cess) if such shares have been held for a period of more than 24 months, otherwise at 40% (plus surcharge and cess), subject to benefit, if any, under applicable double taxation avoidance agreements. Indexation of cost of acquisition may not allowed to such foreign shareholders. Any further upstreaming of funds by the foreign company to its shareholders by way of dividend in cash should not be subject to tax in India.

If the non-resident shareholders of the foreign company exit by way of redemption of the shares held by them in the foreign company or by selling the shares in foreign company, such non-resident shareholders could be taxed in India where the foreign company derives substantial value from India subject to shareholders being either entitled to small shareholder exemption available under Income Tax Act, 1961 or a benefit under the applicable double taxation avoidance agreement.

Indian resident shareholders exiting from a foreign company either by way of redemption or sale of shares would be liable to capital gains tax at 20% (plus surcharge and cess) where the shares have been held for a period of more than 24 months, otherwise at the tax rate ranging from 22% to 30% (plus surcharge and cess), as applicable to the relevant resident shareholder.

India has signed and ratified the Multilateral Instrument, or “MLI,” which modifies the existing bilateral tax treaty, to implement tax treaty related measures to prevent Base Erosion and Profit Shifting or “BEPS.” As a result, MLI has entered into force for India on October 1, 2019 and its provisions have effect on India’s tax treaties, including tax rates specified therein, from financial year 2020-21 onwards where the other country has also deposited its instrument of ratification with Organization of Economic Co-operation and Development or “OECD” and both countries have notified the relevant tax treaty as a Covered Tax Agreement.

The General Anti-Avoidance Rules, or “GAAR” under Indian tax law seeks to deny the tax benefit claimed in “impermissible avoidance arrangements.” An impermissible avoidance arrangement is defined under Indian tax laws as any arrangement, the main purpose of which is to obtain a tax benefit, subject to satisfaction of certain tests. If GAAR provisions are invoked, then the tax authorities have wide powers, including the denial of tax benefit or the denial of a benefit under a tax treaty. In the absence of sufficient judicial precedents interpreting GAAR provisions, the consequential effects on us cannot be determined yet and there can be no assurance that such effects would not adversely affect our business, future financial performance.

There is no assurance that any of the aforementioned provisions in Indian tax law and amendments thereto in the future would not adversely affect our business, prospects, financial condition, results of operations and cash flows.

Risks Relating to the Company’s Securities

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Class A Ordinary Shares and Warrants to fall.

The Selling Securityholders can resell, under this prospectus, up to (a) 279,151,340 Class A Ordinary Shares constituting (on a post-exercise basis) approximately 96% of our issued and outstanding Class A Ordinary Shares (assuming the exercise of all of our Warrants), (b) 7,671,581 Warrants constituting approximately 36% of our issued and outstanding Warrants, and (c) 118,363,766 Class C Ordinary Shares constituting 100% of our issued and outstanding Class C Ordinary Shares. Sales of a substantial number of Class A Ordinary Shares and/or Warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Class A Ordinary Shares and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares and Warrants.

Fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving our customers and negative media coverage, may result in significant decreases or fluctuations in the price of our securities.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Class A Ordinary Shares and Warrants and, as a result, there may be significant volatility in the market price of our shares. Separately, if we are unable to operate as profitably as investors expect, the market price of our shares will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Class A Ordinary Shares and Warrants and increase fluctuations in its earnings. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, change in government regulation, foreign currency fluctuations and uncertainty in tax policies, the possible effects of war, terrorist and other hostilities, other factors affecting general conditions in the economy or the financial markets or other developments affecting the renewable energy industry.

A market for our Class A Ordinary Shares and Warrants may not develop, which would adversely affect the liquidity and price of our Class A Ordinary Shares and Warrants.

An active trading market for our Class A Ordinary Shares and Warrants may never develop or, if developed, it may not be sustained. You may be unable to sell your Class A Ordinary Shares and Warrants of the Company unless a market can be established and sustained.

The rights of the holders of Class C Ordinary Shares are different with respect to voting and conversion rights.

Holders of Class A Ordinary Shares are entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class C Ordinary Shares are not entitled to vote. Subject to the A&R Articles of Association of the Company, each Class C Ordinary Share can be automatically re-designated for one Class A Ordinary Share when transferred, however holders may continue to hold Class C Ordinary Shares if the conditions of transfer and re-designation under the A&R Articles of Association of the Company are not met. The Class C Ordinary Shares are not listed and there is no public market for such shares. Consequently, you may not be able to sell the Class C Ordinary Shares at the prevailing market price of the Class A Ordinary Shares or at any other price or at the time that you would like to sell.

We are a holding company. Our sole material assets are our equity interest in ReNew India and its other direct and indirect subsidiaries and we are accordingly dependent upon distributions from such subsidiaries to pay taxes and cover our corporate and other overhead expenses.

We are a holding company and have no material assets other than our equity interest in ReNew India and its other direct and indirect subsidiaries. We have no independent means of generating revenue. To the extent any subsidiary has available cash, we intend to cause the subsidiary to make non-pro rata payments to us to reimburse us for our corporate and other overhead expenses. To the extent that we need funds and a subsidiary is restricted from making such distributions or payment under applicable law or regulation or under the terms of any financing arrangements due to restrictive covenants or otherwise, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

We may issue additional other securities without shareholder approval in certain circumstances, which would dilute existing ownership interests and may depress the market price of our shares.

We may issue additional securities of equal or senior rank in the future in connection with, among other things, our equity incentive plan or in connection with a founder investors put financing issuance under the terms of the Registration Rights, Coordination and Put Option Agreement (for details, see “Certain Relationships and Related Person Transactions—Registration Rights, Coordination and Put Option Agreement”) without further shareholder approval, in a number of circumstances. Pursuant to a founder investors put financing issuance, we may issue up to 15,591,932 additional Class A Ordinary Shares which represents the ordinary shares of ReNew India held by the Founder Investors.

Our issuance of additional securities of equal or senior rank would have the following effects:

•	Our existing shareholders’ proportionate ownership interest in the Company may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding shares may be diminished; and

•	the market price of shares may decline.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about the Company, the price of our Class A Ordinary Shares and Warrants, and trading volume could decline significantly.

The market for our Class A Ordinary Shares and Warrants will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the market price and liquidity for our shares could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover our Company downgrade their opinions about our Class A Ordinary Shares and Warrants, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for our Class A Ordinary Shares and Warrants could decrease, which might cause the price of our Class A Ordinary Shares and Warrants, and trading volume to decline significantly.

Future resales of the Class A Ordinary Shares and Warrants issued in connection with the Transactions and the PIPE Investment may cause the market price of the Class A Ordinary Shares and Warrants to drop significantly, even if our business is doing well.

Under the Business Combination Agreement, the parties thereto, or the “Business Combination Agreement Parties,” have received, among other things, a significant amount of our shares and Warrants. Pursuant to the Registration Rights, Coordination and Put Option Agreement, certain parties will be restricted from selling any of the our securities that they receive as a result of the share exchange for a minimum of 180 days after the Closing Date, subject to certain exceptions including, but not limited to, that SACEF will not be subject to such lock-up and GSW will be entitled to sell certain of our securities held by it during such lock-up period.

Upon expiration or waiver of the applicable lock-up periods, and upon effectiveness of the registration statement we file pursuant to the Registration Rights, Coordination and Put Option Agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, the Business Combination Agreement Parties, PIPE investors and certain other significant shareholders may sell large amounts of our securities in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our shares.

Upon expiration of the applicable lock-up periods and upon the effectiveness of any registration statement we file pursuant to the above-referenced Registration Rights, Coordination and Put Option Agreement, or as required under the subscription agreements with the PIPE Investors, in a registered offering of securities pursuant to the Securities Act, or otherwise in accordance with Rule 144 under the Securities Act, the Business Combination Agreement Parties and the PIPE Investors may sell large amounts of our Class A Ordinary Shares and/or warrants to purchase our Class A Ordinary Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of our Class A Ordinary Shares and/or the Warrants or putting significant downward pressure on the price of the our Class A Ordinary Shares and/or the Warrants.

We cannot predict the size of future issuances of our Class A Ordinary Shares or Warrants to purchase our Class A Ordinary Shares or the effect, if any, that future issuances and sales of our shares and/or warrants will have on the market price of our Class A Ordinary Shares or the Warrants. Sales of substantial amounts of our Class A Ordinary Shares (including those issued in connection with the Business Combination), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A Ordinary Shares and/or the Warrants.

We are incurring higher costs as a result of being a public company.

We are incurring additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. We incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” and related rules implemented by the SEC and the Nasdaq, as well as similar legislation in applicable jurisdictions such as the U.K. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these laws and regulations to increase our legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board, board committees or as executive officers. Furthermore, if our shares are listed on the Nasdaq and we are unable to satisfy our obligations as a public company, we could be subject to delisting of our shares, fines, sanctions and other regulatory action and potentially civil litigation.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

We are considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. We currently prepare our financial statements in accordance with IFRS. We will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as our financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Accordingly, if you continue to hold our securities, you may receive less or different information about the Company than you currently receive about a U.S. domestic public company.

In addition, as a “foreign private issuer” whose shares are listed on the Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply, followed by a description of its applicable home country practice. We currently intend to follow the corporate governance requirements of the Nasdaq. However, we cannot make any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice.

We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

If the Company fails to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of our Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation could cause us to fail to meet our reporting obligations. In addition, any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which is likely to negatively affect our business and the market price of our Shares.

As we will be an English public limited company, certain capital structure decisions will require shareholder approval, which may limit our flexibility to manage its capital structure.

We are a public limited company incorporated under the laws of England and Wales. The U.K. Companies Act 2006, or “U.K. Companies Act,” provides that a board of directors may only allot shares (or grant rights to subscribe for or to convert any security into shares) with the prior authorization of shareholders, either pursuant to an ordinary resolution or as set out in the articles of association adopted from time to time with the approval of our shareholders. This authorization must state the aggregate nominal amount of shares that it covers, can be valid up to a maximum period of five years and can be varied, renewed or revoked by shareholders.

Subject to certain limited exceptions, the U.K. Companies Act generally provides shareholders with preemptive rights when new shares are issued for cash. However, it is possible for the Articles, or for shareholders to pass a special resolution at a general meeting, being a resolution passed by at least 75% of the votes cast, to disapply preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the Articles, if the disapplication is contained in the Articles, but not longer than the duration of the authority to allot shares to which this disapplication relates or from the date of the shareholder special resolution, if the disapplication is by shareholder special resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).

Subject to certain limited exceptions, the U.K. Companies Act generally prohibits a public limited company from repurchasing its own shares without the prior approval of its shareholders by ordinary resolution, being a resolution passed by a simple majority of votes cast, and other formalities. Such approval may be provided for a maximum period of up to five years.

There can be no assurance that circumstances will not arise that would cause such shareholder approvals in respect of the authorization of the allotment of shares, disapplication of pre-emption rights, or repurchase of shares, not to be obtained, which would affect our capital management.

English law will require that we meet certain additional financial requirements before we can declare dividends or repurchase shares following the mergers.

Under English law, we will be able to declare dividends, make distributions or repurchase only out of profits available for distribution, being its accumulated, realized profits, to the extent not previously utilized by distribution or capitalization, less its accumulated, realized losses, to the extent not previously written off in a reduction or reorganization of capital duly made. Immediately following the Business Combination, we will not have profits available for distribution.

We currently have only ordinary shares on issue of a nominal amount of $0.01 per share and 50,000 redeemable preference shares of a nominal amount of £1 per share. Following the Closing of the Business Combination, we have sought to obtain the approval of the English Companies Court through a customary process, which is required for the creation of profits available for distribution to be effective. The approval of the English Companies Court is expected to be received within six weeks after Closing of the Business Combination. Prior to the receipt of the approval, we will not be able to declare dividends or make any share repurchases.

Our A&R Articles of Association provide that the courts of England and Wales will be the exclusive forum for the resolution of all shareholder complaints other than complaints asserting a cause of action arising under the Securities Act or the Exchange Act, and that the United States District Court for the Southern District of New York will be the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Our A&R Articles of Association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act or the Exchange Act, and that the United States District Court for the Southern District of New York will be the exclusive forum for resolving any shareholder complaint asserting a cause of action arising under the Securities Act and the Exchange Act. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or our directors, officers or other employees, which may discourage such lawsuits. If a court were to find either choice of forum provision contained in our Articles of Association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our results of operations and financial condition.

U.S. investors may have difficulty enforcing civil liabilities against us, our directors or members of senior management and the experts named herein.

We are incorporated under the laws of England and Wales with our registered office in England and our subsidiaries are incorporated in various jurisdictions outside the United States. A substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on us in the United States or to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of England and Wales (or any other applicable jurisdiction) may render you unable to enforce a judgment against our assets or the assets of our directors and executive officers. In addition, it is doubtful whether English courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would likely be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a result of the above, public holders of our Class A Ordinary Shares may have more difficulty in protecting their interest through actions against our management, directors or major shareholders than they would as shareholders of a U.S. public company.

The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation, and these differences may make our Class A Ordinary Shares less attractive to investors.

We are a public limited company incorporated under the laws of England and Wales. The rights of holders of our Class A Ordinary Shares are governed by English law, including the provisions of the U.K. Companies Act, and by our A&R Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations, and these differences may make our Class A Ordinary Shares less attractive to investors.

The City Code on Takeovers and Mergers, or the “Takeover Code,” applies, among other things, to an offer for a public limited company whose registered office is in the United Kingdom (or the Channel Islands or the Isle of Man) and whose securities are not admitted to trading on a regulated market in the United Kingdom (or the Channel Islands or the Isle of Man) if the company is considered by the Panel on Takeovers and Mergers, or the “Takeover Panel,” to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test.” The test for central management and control under the Takeover Code is different from that used by the U.K. tax authorities. Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom by looking at, in the first instance, whether a majority of the members of our Board are resident in the United Kingdom, the Channel Islands and the Isle of Man. If a majority of the directors are so resident, then the “residency test” will normally be satisfied.

Given that our central management and control is currently not situated within, and our current intention is not to have it in the future situated within the United Kingdom (or the Channel Islands or the Isle of Man), we do not currently envisage that the Takeover Code will apply to an offer for it.

If at the time of a takeover offer, the Takeover Panel determines that we have our place of central management and control in the United Kingdom, we would be subject to a number of rules and restrictions, including but not limited to the following: (i) our ability to enter into deal protection arrangements with a bidder would be extremely limited; (ii) we might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) we would be obliged to provide equality of information to all bona fide competing bidders.

Under English law, and whether or not we are subject to the Takeover Code, an offeror for the Company that has acquired (i) 90% in value of; and (ii) 90% of the voting rights carried by the shares to which the offer relates may exercise statutory squeeze-out rights to compulsorily acquire the shares of the non-assenting minority. However, if an offer for the Company is conducted by way of a scheme of arrangement the threshold for the offeror obtaining 100% of Company shares comprises two components: (i) approval by a majority in number of each class of Company shareholders present and voting at the shareholder meeting; and (ii) approval of our shareholders representing 75% or more in value of each class of our shareholders present and voting at that meeting.

If we or any of our subsidiaries are characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. Holders may suffer adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a passive foreign investment company, or “PFIC” for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of us and our subsidiaries, we do not believe we will be treated as a PFIC for the current taxable year.

However, whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or asset may cause us to be or become a PFIC for the current or subsequent taxable years. In addition, whether we are treated as a PFIC for U.S. federal income tax purposes is determined annually after the close of each taxable year and, thus, is subject to significant uncertainty. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Accordingly, there can be no assurances that we will not be treated as a PFIC for the current taxable year or in any future taxable year.

If we are a PFIC for any taxable year, a U.S. Holder (as defined below in the section “Taxation—Certain Material U.S. Federal Income Tax Considerations—U.S. Holders”) may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Taxation—Certain Material U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.” U.S. holders are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of Shares and/or Warrants.

A change in our tax residency could have a negative effect on our future profitability, and may trigger taxes on dividends or exit charges.

Under current U.K. legislation, a company that is incorporated in the U.K. is regarded as resident in the U.K. for taxation purposes unless it is treated as resident in another jurisdiction pursuant to any appropriate double tax treaty with the U.K. Other jurisdictions such as India may also seek to assert taxing jurisdiction over us.

The Organization for Economic Co-operation and Development proposed a number of measures relating to the tax treatment of multinationals, some of which are implemented by amending double tax treaties through the multilateral convention to implement tax treaty related measures to prevent base erosion and profit shifting, or the “MLI.” The MLI has now entered into force for a number of countries, including the U.K. and India. Under the Double Tax Convention between the U.K. and India, as amended by the MLI, or the “DTAA,” the residence tie-breaker provides that a company will remain dual resident with no access to the benefits of the DTAA unless there is a determination otherwise by the tax authorities of the two contracting states.

We intend to conduct our affairs such that we will be treated as solely resident in the U.K. for tax purposes. However, as certain members of our Board are likely to be tax residents or citizens of India, there is a risk that, even if we are managed and controlled from the U.K., we may be considered to be tax resident in, or have a permanent establishment in, India.

If we were to be treated as resident in more than one jurisdiction or to have a permanent establishment in another jurisdiction, we could be subject to taxation in multiple jurisdictions. If, we were considered to be a tax resident of India, we could become liable for Indian income tax on its worldwide income. Further, in such circumstance any dividend declared by us to our shareholders would (subject to treaty relief) be subject to Indian income tax in the hands of the shareholders and consequent withholding of taxes by us. If we were found to be solely resident in India based on a mutual agreement between tax authorities, we would be similarly liable for Indian taxes and withholding taxes. Alternatively, if we were to be treated as having a permanent establishment in India but not be a tax resident in India, its income attributable to such permanent establishment would be taxed in India.

It is possible that in the future, whether as a result of a “change in law” or the practice of any relevant tax authority or as a result of any change in the conduct of our affairs, we could become, or be regarded as having become, resident in a jurisdiction other than the U.K. If we cease to be resident in the U.K. and becomes a resident in another jurisdiction, we may be subject to U.K. exit charges, and could become liable for additional tax charges in the other jurisdiction (including corporate income tax charges).

We may encounter difficulties in obtaining lower rates of Indian withholding income tax envisaged by the DTAA for dividends distributed from India.

Under the Indian Income Tax Act, 1961, any dividend distribution by an Indian company to a shareholder who is not tax resident in India is subject to withholding of tax at 20% (plus applicable surcharge and cess), which rate can be reduced for such non-resident shareholders who are eligible for a reduced rate under the applicable DTAA.

If we satisfy certain conditions, we can benefit from the provisions of the DTAA between the UK and India, such as a reduced rate of 10% for Indian withholding tax from dividend distributions received from ReNew India. The conditions that we must satisfy to benefit from the provisions of the DTAA include, but are not limited to, the Company being the beneficial owner of any such distributed dividend income, we are not having a permanent establishment in India, we are having a valid tax residency certificate issued by the U.K. authorities, we are meeting the test of substance in the UK and the existence of a commercial rationale for setting up the Company in UK as required by the anti-abuse provisions under the DTAA and General Anti-Avoidance Rules, or “GAAR,” under Indian Income Tax Act, 1961.

Although we will seek to claim protection under the DTAA on dividends distributed to us from ReNew India, there is a risk that the applicability of the reduced rate of 10% may be challenged by the Indian tax authorities. As a result, there can be no assurance that we would be able to avail itself of the reduced withholding tax rate in practice and it may not get any credit for this withholding tax and thereby any additional withholding tax could reduce its after-tax profits.

Our shareholders may be subject to Indian taxes on income arising through the sale of their shares of the Company

Under the Indian Income Tax Act, 1961, income arising directly or indirectly through the sale of a capital asset, including shares of a company incorporated outside of India, will be subject to tax in India, if such shares derive, directly or indirectly, their value substantially from assets located in India, whether or not the seller of such shares has a residence, place of business, business connection, or any other presence in India. Such shares shall be deemed to derive their value substantially from assets located in India if, on the specified date, the value of such assets (i) represents at least 50% of the value of all assets owned by the company or entity, and (ii) exceeds the amount of 100 million rupees.

If the Indian tax authorities determine that our Class A Ordinary Shares derive their value substantially from assets located in India, shareholders in the Company be subject to Indian income taxes on the income arising, directly or indirectly, through the sale by holders of our Class A Ordinary Shares. However, an exception is available under the Indian Income Tax Act, 1961 for shareholders who neither hold more than 5% of voting power of share capital in the company nor holds any right of management or control in the company, at any time in 12 months preceding the date of transfer. Similarly, the impact of the above indirect transfer provisions would need to be separately evaluated under the tax treaty scenario of the country of which the shareholder is a tax resident.

Additionally, under the provisions of GAAR in the Indian Income Tax Act, 1961, the Indian tax authorities may declare an arrangement as an impermissible avoidance arrangement if such arrangement (i) is not entered at arm’s length, (ii) results in misuse or abuse of provisions of Indian Income Tax Act, 1961, (iii) lacks commercial substance or (iv) the purpose of arrangement is obtaining a tax benefit. The tax consequences of the GAAR provisions, if applied to an arrangement or a transaction, could result in, but are not limited to, the denial of tax benefits under the Indian Income Tax Act, 1961 and/or under a DTAA.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization, on an actual basis (unaudited) as of March 31, 2021 after giving effect to the Business Combination, and on an as adjusted basis (unaudited) after giving effect to the cash exercise of all of the Warrants after the completion of this offering, for gross proceeds to us of approximately $213.0 million.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of March 31, 2021
	Actual		As Adjusted
	Rs.	$	Rs.	$
	(in millions)
Cash and cash equivalents	66,172	900	81,829	1,113
Interest-bearing loans and borrowings	320,823	4,365	320,823	4,365
Non-Current Liabilities	320,823	4,365	320,823	4,365
Interest-bearing loans and borrowings	10,643	145	10,643	145
Current maturities of long term interest-bearing loans and borrowings	30,454	414	30,454	414
Current Liabilities	41,097	559	41,097	559
Total Indebtedness	361,920	4,924	361,920	4,924
Total Equity	122,642	1,667	138,299	1,880

Total capitalization	484,563	6,590	500,219	6,803

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of transaction

Parties to the Business Combination

RMG II, the RMG II Representative, ReNew India, ReNew Global, Merger Sub and the Major Shareholders are parties to the Business Combination Agreement.

Abbreviated forms:

ReNew Power Private Limited	ReNew India
RMG Acquisition Corp. II	RMG II
Private investment in public equity	PIPE subscriptions
Compulsorily convertible preference shares	CCPS
Renew Energy Global plc	ReNew Global
Renew Energy Global Merger Sub	Merger Sub

The Business Combination

For the purpose of the transactions, (i) Merger Sub a wholly-owned subsidiary of ReNew Global was incorporated and (ii) ReNew Global is an independent entity wholly-owned by a third party. At Closing, pursuant to the terms of the Business Combination Agreement, (i) Merger Sub merged with and into RMG II, with RMG II surviving, or the “Merger,” and (ii) immediately after the Merger, the Major Shareholders transferred, and ReNew Global acquired, ReNew India Ordinary Shares in exchange for the issuance of ReNew Global Shares and/or the payment of cash to the Major Shareholders, or the “Exchange. The series of transactions contemplated by the Business Combination Agreement, including the Merger and the Exchange are defined as “Transactions”.

The Merger

As a result of the Merger, at the Merger Effective Time (i) all the assets and liabilities of RMG II and Merger Sub have vested in and become the assets and liabilities of RMG II as the surviving company, and RMG II now exists as a wholly-owned subsidiary of ReNew Global, (ii) each share of Merger Sub issued and outstanding immediately prior to the Merger Effective Time are now cancelled and have ceased to exist, (iii) the board of directors and executive officers of Merger Sub have resigned, and the board of directors and executive officers of RMG II are now determined among RMG II, ReNew India and ReNew Global, (iv) RMG II’s memorandum and articles of association have been amended and restated to read in their entirety and (v) each issued and outstanding RMG II Security immediately prior to the Merger Effective Time have been cancelled in exchange for the issuance of certain ReNew Global Shares or redeemed by RMG II. In consideration for the Merger, (i) each RMG II Unit issued and outstanding of all unit holders immediately prior to the Merger Effective Time have been automatically detached and the holder thereof are deemed to hold one RMG II Class A Share and one-third of an RMG II Warrant, subject to certain conditions and (ii) immediately following the separation of each RMG II Unit each (a) RMG II Class A Share of shareholders not exercising their redemptions rights, issued and outstanding immediately prior to the Merger Effective Time have been cancelled in exchange for the issuance of one ReNew Global Class A Share. RMG II Class A shares of shareholders exercising their redemptions rights have been redeemed by RMG II and (b) RMG II Class B Share issued and outstanding immediately prior to the Merger Effective Time have been cancelled in exchange for the issuance of one ReNew Global Class A Share, and (c) immediately following such cancellation, RMG II have issued equivalent numbers of RMG II Class A Shares to ReNew Global in consideration for the ReNew Global Class A Shares issued by ReNew Global, (d) each RMG II Warrant outstanding, are automatically adjusted to become a warrant to purchase 1.0917589 whole ReNew Global Class A Shares, each, a “RMG II Adjusted Warrant,” which are subject to the same terms and conditions set forth in the Warrant Agreement immediately prior to the Merger Effective Time (including any repurchase rights and cashless exercise provisions), except that each RMG II Adjusted Warrant will be exercisable (or will become exercisable in accordance with its terms) for 1.0917589 ReNew Global Class A Shares.

The Exchange

Following the Merger, each Major Shareholder have transferred their ReNew India Ordinary Shares to ReNew Global as consideration and in exchange for (i) the issuance of a certain number and class of ReNew Global Shares and (ii) the payment by ReNew Global to certain Major Shareholders of the ReNew Global Cash Consideration, as set out below.

Investor	Number of ReNew India shares transferred	ReNew Global Class A shares	ReNew Global Class B shares	ReNew Global Class C shares	ReNew Global Class D shares	Cash Consideration ($ millions)	Implied Exchange Ratio (x)
GSW	184,709,600	34,133,476	—	106,074,525	—	112	0.8197x
CPP Investments	61,608,099	46,867,691	—	—	1	42	0.8289x
ADIA(i)	75,244,318	58,170,916	—	—	—	42	0.8289x
JERA	34,411,682	28,524,255	—	—	—	—	0.8289x
Founder investors	7,479,685	—	1	—	—	62	0.8289x
GEF	12,375,767	9,658,421	—	—	—	6	0.8289x
Total	375,829,151	177,354,759	1	106,074,525	1	264

(i)	Includes 14,756,514 ReNew India Ordinary Shares from the conversion of 16,318,729 CCPS.

Basis of preparation

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions, have occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 present pro forma effect to the Transactions, as if they had been completed on April 1, 2020.

ReNew Global, Merger Sub and RMG II do not meet the definition of business as per IFRS 3. In order to account for an acquisition under IFRS 3, an entity shall determine whether a transaction or other event is a business combination by applying the definition in this IFRS, which requires that the assets acquired and liabilities assumed constitute a business. If the assets acquired are not a business, the reporting entity shall account for the transaction or other event as an asset acquisition. Basis above definition, the Merger and Exchange does not constitute business combination and therefore is outside the scope of IFRS 3.

The Merger will be accounted for as acquisition of Class A and Class B shares of RMG II by ReNew Global. The Class A shares of RMG II are subject to a possible redemption prior to closing of the Transactions. The unaudited pro forma condensed combined financial information have been prepared basis the actual redemption of 23.613 million of Class A shares of RMG II.

The Exchange will be accounted for as a “reverse recapitalisation” since, immediately following completion of the transaction, the stockholders of ReNew India immediately prior to the transaction will have effective control of ReNew Global., the post-combination company, through its approximately 75% ownership interest in the combined entity, its selection of a majority of the board of directors and its designation of all of the senior executive positions. For accounting purposes, ReNew India will be deemed to be the accounting acquirer and, consequently, the Exchange will be treated as a recapitalization of ReNew India (i.e., a capital transaction involving the issuance of equity shares of ReNew India). Accordingly, the consolidated assets, liabilities and results of operations of ReNew India will become the historical financial statements of ReNew Global. No intangible assets or goodwill will be recorded in this transaction and difference in ownership interest and net assets will be recognized as a listing expense under the head other expense in statement of operations.

Unless otherwise specified, translation of amounts for the convenience of the reader has been made in proforma financial statements from Indian Rupees to US dollars at the rate of ₹ 73.5047 per $1.

The unaudited pro forma condensed combined statement of financial position as of March 31, 2021 was derived from following:

•	ReNew India audited consolidated statement of financial position as of March 31, 2021

•	RMG II’s unaudited condensed balance sheet as of March 31, 2021

The unaudited proforma condensed combined statement of operations information for year ended March 31, 2021 was derived from following:

•	ReNew India’s audited consolidated proforma statement of profit or loss for the year ended March 31, 2021.

•

RMG II’s audited restated statement of operations for the period from July 28, 2020 (Inception) through December 31, 2021 and unaudited condensed statement of operations for the three months period ended March 31, 2021.

Renew Energy Global plc

Unaudited pro forma condensed combined statement of financial position as at March 31, 2021

(Amounts in Rs. millions, unless otherwise stated)

					Pro forma Adjustments
	ReNew India	ReNew Global(a)	RMG II ($ millions)	RMG II(b)	Adjustments for US GAAP to IFRS for RMG II	Transaction accounting adjustments	Notes	Total (Rs.)	Total ($)
Assets
Non-current assets
Property, plant and equipment	342,036	—	—	—	—	—		342,036	4,653
Intangible assets	36,410	—	—	—	—	—		36,410	495
Right of use assets	4,264	—	—	—	—	—		4,264	58
Investment in jointly controlled entities	—	—	—	—	—	—		—	—
Financial assets
Investments	—	—	—	—	—	208,334	8	—	—
					—	14,352	5
					—	19,405	9
					—	(19,405)	9
					—	(222,686)	10
Trade receivables	1,178	—	—	—	—	—		1,178	16
Loans	140	—	—	—	—	—		140	2
Others	2,999	—	—	—	—	—		2,999	41
Deferred tax assets (net)	1,611	—	—	—	—	—		1,611	22
Prepayments	679	—	—	—	—	—		679	9
Non-current tax assets (net)	2,702	—	—	—	—	—		2,702	37
Other non-current assets	7,715	—	—	—	—	—		7,715	105

Total non-current assets	399,734	—		—	—	—		399,734	5,438
Current assets
Inventories	833	—	—	—	—	—		833	11
Financial assets
Investments	—	—	—	—	—	—		—	—
Derivative instruments	2,691	—	—	—	—	—		2,691	37
Trade receivables	34,802	—	—	—	—	—		34,802	473
Cash and cash equivalents	20,679	—	2	124	—	62,847	4	66,172	900
					—	(5,167)	6
					—	25,360	2
					—	(17,347)	3
					—	(917)	12
					—	(19,405)	9

					Pro forma Adjustments
	ReNew India	ReNew Global(a)	RMG II ($ millions)	RMG II(b)	Adjustments for US GAAP to IFRS for RMG II	Transaction accounting adjustments	Notes	Total (Rs.)	Total ($)
Bank balances other than cash and cash equivalents	26,506	—	—	—	—	—		26,506	361
Loans	56	—	—	—	—	—		56	1
Others	3,697	5	—	—	—	—		3,702	50
Prepayments - current	592	—	1	64	—	—		656	9
Other current assets	2,464	—	—	—	—	—		2,464	34

Total current assets	92,320	5	3	188	—	45,369		137,882	1,876
Cash held in trust account	—	—	345	25,360	—	(25,360)	2	—	—

Total assets	492,054	5	348	25,548	—	20,009		537,616	7,314

Commitments and contingencies	—	—	303	22,284	(22,284)	—	1	—	—
Equity and liabilities
Equity
Issued capital	3,799	0	0	0	—	63	4	3,833	52
283,012,813 Class A Share Capital of $.01						0	8
1 Class B Share Capital of $.01					—	(63)	8
105,441,472 Class C Share Capital of $.01					—	208	8
					—	0	3
						(0)	8
					—	445	7
					—	14	5
					—	(486)	11
					—	(223)	10
					—	—
					—	74	8
Instruments entirely in the nature of Equity	—	5	—	—		—		5	0
Additional paid up capital	—	—	12	851	—	(851)	8	—	—
Share premium	67,165	—	—	—	—	14,337	5	161,075	2,191
					—	208,126	8
					—	(222,463)	10
						4,937	3
						(4,937)	8
					—	62,784	4
					—	(62,784)	8
					—	25,330	7
					—	(10,586)	11
					—	—
					—	—
					—	79,167	8
Hedge reserve	(5,224)	—	—	—	—	598	11	(4,626)	(63)
Share based payment reserve	1,165	—	—	—	—	(1,165)	11	—	—
Retained earnings	(6,489)	—	(7)	(484)	—	484	8	(41,409)	(563)
					—	743	11
					—	(16,256)	8
					—	(19,405)	9
					—	(5,167)	6
					—	5,167	8
Other components of equity	1,661	—	—	—	—	(190)	11	(6,148)	(84)
					—	(7,620)	13

Equity attributable to equity holders of the parent	62,077	5	308	22,651	(22,284)	50,279		112,730	1,533

					Pro forma Adjustments
	ReNew India	ReNew Global(a)	RMG II ($ millions)	RMG II(b)	Adjustments for US GAAP to IFRS for RMG II	Transaction accounting adjustments	Notes	Total (Rs.)	Total ($)
Non-controlling interests	2,668	—	—	—	—	11,086	11	9,912	134
					—	(3,842)	13

Total equity	64,745	5	308	22,651	(22,284)	57,523		122,642	1,667
Non-current liabilities
Financial liabilities
Interest-bearing loans and borrowings	335,136	—	—	—	—	(25,775)	7	320,823	4,365
					—	11,462	13
Lease liabilities	1,782	—	—	—	—	—		1,782	24
Others	132	—	—	—	—	—		132	2
Deferred government grant	719	—	—	—	—	—		719	10
Employee benefit liabilities	143	—	—	—	—	—		143	2
Contract liability	1,364	—	—	—	—	—		1,364	19
Provisions	13,686	—	—	—	—	—		13,686	186
Deferred tax liabilities (net)	10,808	—	—	—	—	—		10,808	147
Other non-current liabilities	2,747	—	—	—	—	—		2,747	37

Total non-current liabilities	366,517	—	—	—	—	(14,313)		352,203	4,792
Current liabilities
Financial liabilities
Interest-bearing loans and borrowings	10,643	—	—	—	—	—		10,643	145
Lease liabilities	330	—	—	—	—	—		330	4
Trade payables	3,245	—	0	1	—	—		3,247	44
Derivative instruments	1,070	—	—	—	—	—		1,070	15
Other current financial liabilities	42,622	—	39	2,896	—	(917)	12	44,601	607
					22,284	—	1
					—	(22,284)	3
Deferred government grant	39	—	—	—	—	—		39	1
Employee benefit liabilities	252	—	—	—	—	—		252	3
Contract liabilities	61	—	—	—	—	—		61	1
Other current liabilities	2,266	—	—	—	—	—		2,266	31
Current tax liabilities (net)	264	—	—	—	—	—		264	4

Total current liabilities	60,792	—	39	2,897	22,284	(23,201)		62,771	855

Total liabilities	427,309	—	39	2,897	22,284	(37,514)		414,974	5,647

Total equity and liabilities	492,054	5	348	25,548	—	20,009		537,616	7,314

(a)	The balances represent amounts of consolidated financial statement of ReNew Global including Merger Sub (wholly owned subsidiary)
(b)	Amounts in US$ were translated to Indian Rupees using exchange rate of Rs. 73.5047 for USD 1

Adjustments to Unaudited Pro Forma Condensed Combined statement of financial position as of March 31, 2021

The unaudited pro forma condensed combined statement of financial position as of March 31, 2021 gives effect to the Transaction as if it was completed on March 31, 2021.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

1

This adjustment represents reclassification of $303 million (Rs. 22,284) Class A shares with possible redemption rights and included in contingencies and commitments under USGAAP. Under IFRS, such redemption right available to the holders require the same to be disclosed as short term financial liability.

2	Reflects the reclassification of $345 million (Rs. 25,360) of cash held in trust account of RMG II to cash and cash equivalents that will become available upon closing of the Transaction.

3

Represents the settlement of $303 million (Rs. 22,284) of class A shares included in short-term financial liability (as per adjustment 1 above) through cash payment of $236 million (Rs. 17,347) on exercise of redemption rights by certain public shareholders and transfer of balance amount permanent equity (under the head issued capital and share premium) amounting to $67 million (Rs. 4,937) on non-exercise of redemption rights by the remaining public shareholders upon closing of the Transaction.

4

Reflects the proceeds of $855 million (Rs. 62,847) from the issuance of 85.50 million shares of Class A shares with a par value of $0.01 from the PIPE Investment based on estimated commitments received. Refer ReNew Global’s F-4 under the heading “The Business Combination Proposal” for further details.

5	Represents issue of 19.525 million Class A shares by Renew Global to shareholders of RMG II of par value of $0.01 in lieu of Renew Global acquiring 100% shareholding in RMG II.

6	To reflect cash outflow on account of offering costs adjusted to retained earnings amounting to $70 million (Rs. 5,167).

7

To reflect conversion of CCPS into 44.48 million equity shares of par value Rs. 10 by ReNew India to its CCPS shareholders upon closing of the Transaction. Refer ReNew Global’s F-4 under the heading “The Business Combination Proposal” for further details.

8

Represents issuance Class A shares, Class B shares, Class C shares and Class D shares of par value $0.01 each and payment of cash by ReNew Global for exchange of 375.83 million equity shares of ReNew India from Majority Shareholders as explained in Table 1. This adjustment has accounted for as a reverse recapitalisation as per IFRS 2 and the equity represents the continuing equity of ReNew India. Renew Global’s net assets of Rs. 62,985 as explained in Table 2 below were combined with ReNew India and the deemed issuance 127.381 million of ReNew India’s equity share was recorded at the fair value Rs. 622 per share amounting to Rs. 79,241 as explained in Table 3 below with the resulting difference amounting to Rs. 16,256 as explained in Table 4 below, representing the listing expense reflected in the Unaudited Pro Forma Condensed Combined Statement of Financial Position.

Table 1

Investor (i)	Number of ReNew India shares transferred (ii)	Class A shares (iii)	Class B shares (iv)	Class C shares (v)	Class D shares (vi)	Cash Consideration ($ millions) (vii)
GSW	184,709,600	34,133,476	—	106,074,525	—	112
CPP Investments	61,608,099	46,867,691	—	—	1	42
ADIA	75,244,318	58,170,916	—	—	—	42
JERA	34,411,682	28,524,255	—	—	—	—
Founder investors	7,479,685	—	1	—	—	62
GEF	12,375,767	9,658,421	—	—	—	6

Total	375,829,151	177,354,759	1	106,074,525	1	264

Table 2

Particulars	Amount (Rs. million)
PIPE investment of USD 855 million	62,847
Less: Offering costs of USD 70 million	(5,167)
Add: Net assets of RMG II i.e. shareholder’s equity (as per unaudited financial statements as at March 31, 2021) less cash payout of USD 236 million on redemption of class A shares by public shareholders.	5,305

Total	62,985

Table 3

Computation deemed issuance shares by ReNew India

Shares held by Shareholders of ReNew Global before Exchange	A	105,025,001
Shares issued by ReNew Global to Majority Shareholders on Exchange	B	283,429,284
Shares on equivalent to cash consideration paid to Majority shareholders	C	26,400,000
Transfer of ReNew India shares by Majority Shareholders	D	375,829,151
Deemed shares to be issued by ReNew India	E= D/A*(B+C)	127,397,438
Fair value of ReNew India share (INR/share)	F	622

Total consideration INR	G= E*F	79,241

Particulars	Amount (Rs. million)
Fair value of deemed shares issued by ReNew India (Table 7 above)	79,241
Less: Renew Global’s net assets (Table 6 above)	(62,985)

Total	16,256

9

To reflect payment of $264 million (Rs. 19,405), considered as cash distribution to Majority Shareholders and recorded as an adjustment to retained earnings. Reduction in payment to majority shareholders is equivalent to the redemption of RMG II public shareholders as explained in adjustment 3. Further the reduction in payment to majority shareholder is pro rata to the Cash Consideration payable as between such other Major Shareholders excluding founder investors. Refer ReNew Global’s F-4 under the heading “The Business Combination Proposal” for further details.

10	To reflect elimination of investment made by Renew Global in ReNew India (283,429,284 shares as explained in adjustment 8) and RMG II (19,525,000 shares as explained in adjustment 5).

11

To reflect the non-controlling interest of approximately 11% in ReNew India established as part of the Transaction. Non-controlling interest shareholders majorly include GSW, CPP Investments and Founder investors.

12

To reflect payment of the estimated $12.48 million (Rs. 917) of deferred underwriters commission’ and deferred legal fess related RMG II’s payable initial public offering at the consummation of the Transaction.

13

To reflect transfer puttable non-controlling interests held founder investors for de-minimums put option as a financial liability recognised at fair value through equity. Refer ReNew Global’s F-4 under the heading “Certain Relationships and Related Party Transactions” for further details.

Renew Energy Global plc

Unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021

(Amounts in Rs. millions, unless otherwise stated)

					Pro forma Adjustments
	ReNew India	ReNew Global(c)	RMG II ($ millions)#	RMG II (Rs. millions)#(d)	Adjustments for US GAAP to IFRS for RMG II	Transaction accounting adjustments	Notes	Total (Rs.)	Total ($)
Income
Revenue from contracts with customers	48,187	—	—	—	—	—		48,187	656
Other operating income	80	—	—	—	—	—		80	1
Finance income	3,354	—	0	0	—	—		3,355	46
Other income	2,870	—	—	—	—	—		2,870	39

Total income	54,491	—	0	0	—	—		54,492	742
Expenses
Raw materials and consumables used	426	—	—	—	—	—		426	6
Employee benefits expense	1,259	—	—	—	—	—		1,259	17
Depreciation and amortisation	12,026	—	—	—	—	—		12,026	164
Other expenses	7,582	—	6	426	—	16,256	15	24,265	330
Finance costs	38,281	—	1	58	—	(3,438)	14	34,901	475

Total expenses	59,574	—	7	484	—	12,818		72,877	991

(Loss) / profit before share of profit of jointly controlled entities and tax	(5,083)	—	(7)	(484)	—	(12,818)		(18,385)	(250)
Share in loss of jointly controlled entities	(45)	—	—	—	—	—		(45)	(1)

(Loss) / profit before tax	(5,128)	—	(7)	(484)	—	(12,818)		(18,430)	(251)

Income tax expense
Current tax	785	—	—	—	—	—		785	11
Deferred tax	2,091	—	—	—	—	—		2,091	28
Adjustment of tax relating to earlier years	28	—	—	—	—	—		28	0

(Loss) / profit for the years	(8,032)	—	(7)	(484)	—	(12,818)		(21,334)	(290)

(Loss) / profit attributable to:
Equity holders of the parent	(7,818)	—	—	—	—	(10,941)	16	(18,759)	(255)
Non-controlling interests	(214)	—	—	—	—	(2,362)	16	(2,575)	(35)

	(8,032)	—	—	—	—	(13,304)		(21,334)	(290)

Earnings/(loss) per share:
Class A Basic, profit/(loss) attributable to ordinary equity holders of the parent								(45.05)	(0.61)
Class B Basic, profit/(loss) attributable to ordinary equity holders of the parent								(702,443,837.82)	(9,556,447.93)
Class C Basic, profit/(loss) attributable to ordinary equity holders of the parent								(45.05)	(0.61)
Class D Basic, profit/(loss) attributable to ordinary equity holders of the parent								(556,194,410.98)	(7,566,787.04)

				Pro forma Adjustments
ReNew India	ReNew Global(c)	RMG II ($ millions)#	RMG II (Rs. millions)#(d)	Adjustments for US GAAP to IFRS for RMG II	Transaction accounting adjustments	Notes	Total (Rs.)	Total ($)
Class A Diluted, profit/(loss) attributable to ordinary equity holders of the parent(e)							(45.05)	(0.61)
Class B Diluted, profit/(loss) attributable to ordinary equity holders of the parent(e)							(702,443,837.82)	(9,556,447.93)
Class C Diluted, profit/(loss) attributable to ordinary equity holders of the parent(e)							(45.05)	(0.61)
Class D Diluted, profit/(loss) attributable to ordinary equity holders of the parent(e)							(556,194,410.98)	(7,566,787.04)

(c)	The balances represent amounts of consolidated financial statement of ReNew Global including Merger Sub (wholly owned subsidiary)
(d)	Amounts in $ were translated to Rs. using exchange rate of Rs. 73.5047 for $1
(e)	Since the effect of conversion of warrants was anti-dilutive, it has not been considered for the purpose of computing diluted EPS.
#	Refer table below for computation of balances for the year ended March 31, 2021.

Statement of operations	for the period from July 28, 2020 (Inception) through December 31, 2021 (Amounts in $ millions)	for the three months period ended March 31, 2021 (Amounts in $ millions)	Total* (Amounts in $ millions)	Total* (Amounts in Rs. millions)
Income
Finance income	0	0	0	0
Total income	0	0	0	0
Expenses
Other expenses	10	(4)	6	426
Finance costs	1	—	1	58
Total expenses	11	(4)	7	484
(Loss) / profit before tax	(11)	4	(7)	(484)
Income tax expense	—	—	—	—
(Loss) / profit for the years	(11)	4	(7)	(484)

*

Since RMG II was incorporated after April 1, 2020, no adjustments have been made to the total of the balances for the period from July 28, 2020 (Inception) through December 31, 2021 and for the three months period ended March 31, 2021

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2021

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2021 gives effect to the Transaction as if it has completed on April 1, 2020. with adjustments for subsequent events.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2021 are as follows:

14	To reflect impact of reversal of CCPS interest assuming CCPS converted on April 1, 2020.

15	Represents listing expenditure of Rs. 16,256 on reverse capitalisation by ReNew India of ReNew Global as computed in note 8.

16

To reflect the non-controlling interest of approximately 11% in ReNew India established as part of the Transaction. Non-controlling interest shareholders majorly include GSW, CPP Investments and Founder investors.

RENEW INDIA’S SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Selected Historical Consolidated Financial Information

The following tables present our selected consolidated financial and other data. The consolidated statements of profit or loss for the years ended March 31, 2019, 2020 and 2021 and consolidated statements of financial position as of March 31, 2020 and 2021 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and reviewed consolidated financial statements and notes thereto included elsewhere in this prospectus. our consolidated financial statements are prepared and presented in accordance with IFRS as issued by IASB. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of our Company following the Business Combination.

All translations of Indian Rupees into U.S. Dollars for data in the following selected historical financial information were made at the exchange rate of Rs. 73.5047 to $1.00 as of March 31, 2021. ReNew India makes no representation that any Indian Rupee or U.S. Dollar amounts could have been, or could be, converted into U.S. Dollars or Indian Rupees, as the case may be, at any particular rate, the rates stated below, or at all.

Consolidated Statement of Profit or Loss

	For the year ended March 31,
	2019	2020	2021	2021
	(Rs. in millions)			($ in millions)
Consolidated Statement of Profit or Loss
Income
Revenue from contracts with customers	43,144	48,412	48,187	656
Other operating income	176	78	80	1
Finance income	1,471	2,179	3,354	46
Other income	3,111	2,634	2,870	39

Total income	47,902	53,303	54,491	741

Expenses
Raw materials and consumables used	81	530	426	6
Employee benefits expense	1,008	951	1,259	17
Depreciation and amortization	9,496	11,240	12,026	164
Other expenses	4,804	5,665	7,582	103
Finance costs	27,538	35,487	38,281	521

Total expenses	42,927	53,873	59,574	810

Profit/(loss) before share of profit of jointly controlled entities and tax	4,975	(570)	(5,083)	(69)
Share in loss of jointly controlled entities	(40)	(53)	(45)	(1)

Profit/(loss) before tax	4,935	(623)	(5,128)	(70)
Income tax expense
Current tax	1,186	486	785	11
Deferred tax	634	1,714	2,091	28
Adjustment of current tax relating to earlier years	(19)	(42)	28	0

Profit/(loss) for the year	3,134	(2,781)	(8,032)	(109)

Consolidated Statement of Financial Position

	As of March 31,
	2020	2021	2021
	(Rs. in millions)		($ in millions)
Consolidated Statement of Financial Position
Assets
Non-current assets
Property, plant and equipment	340,645	342,036	4,653
Intangible assets	35,970	36,410	495
Right of use assets	4,655	4,264	58
Investment in jointly controlled entities	524	—	—
Financial assets
Investments	624	—	—
Trade Receivables	—	1,178	16
Loans	126	140	2
Others	142	2,999	41
Deferred tax assets (net)	1,465	1,611	22
Prepayments	1,205	679	9
Non-current tax assets (net)	3,620	2,702	37
Other non-current assets	5,662	7,715	105

Total non-current assets	394,638	399,734	5,438
Current assets
Inventories	609	833	11
Financial assets
Derivative instruments	8,718	2,691	37
Trade receivables	25,914	34,802	473
Cash and cash equivalents	13,089	20,679	281
Bank balances other than cash and cash equivalents	31,203	26,506	361
Loans	10	56	1
Others	2,718	3,697	50
Prepayments	849	592	8
Other current assets	1,808	2,464	34

Total current assets	84,918	92,320	1,256

Total assets	479,556	492,054	6,694

Equity and liabilities
Equity
Issued capital	3,799	3,799	52
Share premium	67,165	67,165	914
Hedge reserve	(1,086)	(5,224)	(71)
Share based payment reserve	1,161	1,165	16
Retained earnings / (losses)	1,207	(6,489)	(88)
Other components of equity	2,279	1,661	23

Equity attributable to equity holders of the parent	74,525	62,077	845
Non-controlling interests	4,323	2,668	36

Total equity	78,848	64,745	881

	As of March 31,
	2020	2021	2021
	(Rs. in millions)		($ in millions)
Non-current liabilities
Financial liabilities
Interest-bearing loans and borrowings	320,610	335,136	4,559
Lease liabilities	1,387	1,782	24
Others		132	2
Deferred government grant	810	719	10
Employee benefit liabilities	103	143	2
Contract liabilities	—	1,364	19
Provisions	11,950	13,686	186
Deferred tax liabilities (net)	10,166	10,808	147
Other non-current liabilities	2,952	2,747	37

Total non-current liabilities	347,978	366,517	4,986
Current liabilities
Financial liabilities
Interest-bearing loans and borrowings	12,148	10,643	145
Lease liabilities	259	330	4
Trade payables	3,733	3,245	44
Derivative instruments	—	1,070	15
Other current financial liabilities	34,296	42,622	580
Deferred government grant	38	39	1
Employee benefit liabilities	89	252	3
Contract liabilities	1	61	1
Provisions	4	—	—
Other current liabilities	2,054	2,266	31
Current tax liabilities (net)	108	264	4

Total current liabilities	52,730	60,792	827

Total liabilities	400,708	427,309	5,813

Total equity and liabilities	479,556	492,054	6,694

Consolidated Statement of Cash Flows

	For the year ended March 31,
	2019	2020	2021	2021
	(Rs. in millions)			($ in millions)
Consolidated Statement of Cash Flows
Net cash generated from operating activities	30,000	35,088	32,081	436
Net cash used in investing activities	(53,408)	(53,724)	(17,412)	(237)
Net cash generated from/(used in) financing activities	19,609	21,610	(7,079)	(96)
Net (decrease)/increase in cash and cash equivalents	(3,799)	2,974	7,590	103
Cash and cash equivalents at the beginning of the year	13,914	10,115	13,089	178
Cash and cash equivalents at the end of the year	10,115	13,089	20,679	281

Non-IFRS Financial Measures

In addition to our results determined in accordance with IFRS issued by the IASB, ReNew India believes that EBITDA and EBITDA margin are useful to investors in evaluating its operating performance. ReNew India uses this non-IFRS financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. ReNew India believes that non-IFRS financial information, when taken collectively with financial measures prepared in accordance with IFRS, may be helpful to investors because it provides an additional tool for investors to use in evaluating its ongoing operating results and trends and in comparing its financial results with other renewable companies because it provides consistency and comparability with past financial performance. However, its management does not consider non-IFRS measures in isolation or as an alternative to financial measures determined in accordance with IFRS.

Non-IFRS financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with IFRS. Non-IFRS financial information may be different from similarly-titled non-IFRS measures used by other companies. The principal limitation of these non-IFRS financial measures is that they exclude significant expenses and income that are required by IFRS to be recorded in our financial statements, as further detailed below. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-IFRS financial measures.

“EBITDA” is defined as loss/(profit) for the year before (a) income tax expense; (b) share in (profit)/loss of jointly controlled entities; (c) finance costs; and (d) depreciation and amortization.

ReNew India calculates “EBITDA margin” as EBITDA divided by its total income.

A reconciliation is provided below for EBITDA to the most directly comparable financial measure prepared in accordance with IFRS. Investors are encouraged to review the related IFRS financial measures and the reconciliation of non-IFRS financial measures to their most directly comparable IFRS financial measures included below and to not rely on any single financial measure to evaluate our business. The following tables present our profit/loss for the year margin and a reconciliation of EBITDA to profit/loss for the year, its most directly comparable financial measure calculated and presented in accordance with IFRS for the years/periods indicated:

	Year ended March 31,
	2019	2020	2021	2021
	(Rs. in millions)			($ in millions)(1)
Total
(Loss)/profit for the year/period	3,134	(2,781)	(8,032)	(109)
Add: income tax expense	1,801	2,158	2,904	40
Add: Share in (profit)/loss of jointly controlled entities	40	53	45	1
Add: depreciation and amortization	9,496	11,240	12,026	164
Add: finance costs	27,538	35,487	38,281	521
EBITDA	42,009	46,157	45,224	615
Total income	47,902	53,303	54,491	741
EBITDA margin	87.7%	86.6%	83.0%	83.0%

(1)

Translations of Indian Rupee amounts to U.S. Dollars are provided solely for the convenience of the reader and are not part of our financial statements. Translations were made at the exchange rate of Rs. 73.5047 per $1.00, being the closing exchange rate published by the Reserve Bank of India as of March 31, 2021.

RMG II’S SELECTED HISTORICAL FINANCIAL INFORMATION

RMG II is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

RMG II’s balance sheet data as of and for the three months ended March 31, 2021 and as of December 31, 2020 and statement of operations data for the three months ended March 31, 2021 and from July 28, 2020 (inception) through December 31, 2020 are derived from RMG II’s financial statements, included elsewhere in this prospectus. RMG II’s financial statements have been prepared in accordance with U.S. GAAP.

The selected historical information in this section should be read in conjunction with each of RMG II’s financial statements and related notes.

RMG ACQUISITION CORPORATION II

CONDENSED BALANCE SHEET

	March 31, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$1,691,425	$3,334,227
Prepaid expenses	884,231	1,220,558

Total current assets	2,575,656	4,554,785
Cash held in Trust Account	345,006,059	345,000,963

Total Assets	$347,581,715	$349,555,748

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$15,036	$1,301,044
Accrued expenses	226,256	146,000
Accrued expenses - related party	18,000	18,000

Total current liabilities	259,292	1,465,044
Deferred legal fees	400,000	400,000
Deferred underwriting commissions	12,075,000	12,075,000
Derivative warrant liabilities	26,678,600	31,866,110

Total liabilities	39,412,892	45,806,154
Commitments and Contingencies
Class A ordinary shares; 30,316,882 and 29,874,959 shares subject to possible redemption at $10.00 per share at March 31, 2021 and December 31, 2020, respectively	303,168,820	298,749,590
Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 4,183,118 and 4,625,041 shares issued and outstanding (excluding 30,316,882 and 29,874,959 shares subject to possible redemption) at March 31, 2021 and December 31, 2020	418	463
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	863	863
Additional paid-in capital	11,579,960	15,999,145
Accumulated deficit	(6,581,238)	(11,000,467)

Total shareholders’ equity	5,000,003	5,000,004

Total Liabilities and Shareholders’ Equity	$347,581,715	$349,555,748

The accompanying notes are an integral part of these financial statements.

RMG ACQUISITION CORPORATION II

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

Operating expenses
General and administrative expenses	$773,426

Loss from operations	(773,426)
Other income (expense)
Change in fair value of derivative warrant liabilities	5,187,510
Interest income	48
Unrealized gain on investments held in Trust Account	5,097

Total other income (expense)	5,192,655

Net income	$4,419,229

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	30,049,323

Basic and diluted net income per share, common stock subject to redemption	$—

Weighted average shares outstanding of common stock, basic and diluted	13,245,131

Basic and diluted net income per share, common stock	$0.33

The accompanying notes are an integral part of these financial statements.

USE OF PROCEEDS

We will receive up to $213.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

The Selling Securityholders will receive all of the net proceeds from the sale of any Class A Ordinary Shares, Class C Ordinary Share or the Warrants offered by them under this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Class A Ordinary Shares, Class C Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

BUSINESS

Overview

We are the largest utility-scale renewable energy solutions provider in India in terms of total commissioned capacity, according to IHS Markit. We operate wind and solar energy projects in India and as of March 31, 2021 we had a total commissioned capacity of 5.60 GW and an additional 4.26 GW of committed capacity which is expected to be commissioned by the year ended March 31, 2023. We were founded in 2011 and are committed to drive a change in India’s energy portfolio by delivering cleaner and smarter energy solutions. We commenced operations in 2012 and our portfolio has grown from a 25.20 MW wind energy project in the state of Gujarat in India to more than 100 wind and solar energy projects with a commissioned and committed capacity of 9.86 GW across nine states in India. We develop, build, own and operate utility-scale wind energy projects, utility-scale solar energy projects, utility-scale firm power projects and distributed solar energy projects, and we are in the process of providing intelligent energy solutions such as peak power supply, round-the-clock supply, storage services, as demonstrated in our recently awarded projects. Further, we also provide energy management services for public utilities, commercial and industrial customers. Our projects are based on proven wind, solar and storage technologies, covered under long-term PPAs with creditworthy offtakers including central government agencies, public utilities (specifically state electricity utilities) and private industrial and commercial consumers in India. We are supported by high quality long-term global investors such as GSW, CPP Investments, Platinum Cactus, JERA and SACEF and we are led by an experienced management team under the leadership of our founder, Chairman and Chief Executive Officer, Sumant Sinha, who has extensive experience across our operational and strategic focus areas.

Our strong track record of organic and inorganic growth is demonstrated by an increase in our operational capacity which has grown 2.8 times in the years ended March 31, 2017 to March 31, 2021. We have achieved our market leading position in the Indian renewable energy industry by delivering grid parity wind and solar energy projects, against the backdrop of Government of India’s policies to promote the growth of renewable energy in India. We have a robust financial position and demonstrated access to diversified pool of capital from Indian and international investors, lenders and other capital providers. Our total income has grown from Rs. 47,902 million in the year ended March 31, 2019 to Rs. 54,491 million in the year ended March 31, 2021. We have been able to sustain our EBITDA margin at over 83% consistently since the year ended March 31, 2019. For a reconciliation EBITDA margin to a IFRS measure, see “our Selected Historical Financial Information – Non-IFRS Financial Measures.”

Our market opportunity

India is the third largest electricity producer and consumer globally and is the fourth largest renewable market globally only behind China, United States, Germany based on installed capacity as of end-2020, according to IHS Markit. The Government of India has set an ambitious target of achieving installed capacity of 450 GW by 2030 and IHS Markit estimates that India’s renewable energy capacity will increase at a CAGR of 12% from 91 GW in 2020 to 287 GW by 2030. IHS Markit also expects India to achieve the fastest annual energy consumption growth of 3.2% between 2020 and 2030, among all major economies on the back of socioeconomic development and sustainable energy policies. Renewable energy as a percentage of total installed capacity is expected to increase from approximately 24% in 2020 to 42% by 2030, according to IHS Markit. India has a healthy pipeline of about 50 GW renewable projects including about 10 GW of onshore wind projects, and about 32 GW of solar PV renewable projects and remaining from hybrid projects, with scheduled commissioning by end of 2022, according to IHS Markit.

Key drivers of growth in renewable energy in India include structural policy reforms in India’s power sector, overall growth in power demand, economically viable tariffs compared to other fuel sources, “must-run” status to renewable power plants (which means that renewable power that is generated must always be accepted by the grid), fixed price over long-term contracts allowing risk diversification and greater mix of central offtakers in recently awarded projects.

We believe that through our disciplined bidding approach and vast project execution expertise, we are well positioned to tap this potential and grow our capacity through a combination of (i) our committed projects of 4.26 GW which are expected to be commissioned between 2021 to 2023; and (ii) uncontracted pipeline capacity, which will continue to be auctioned by central and state government agencies as part of the Government of India’s objective to achieve India’s renewable energy targets.

Our competitive strengths

Market leadership in India’s high growth renewable energy sector

We are India’s largest and the world’s 13th largest utility-scale renewable energy solutions provider (excluding majority government owned companies except EDF and Orsted) in terms of total commissioned capacity, according to IHS Markit. We have won approximately 6.45 GW of 54.9 GW of wind, solar and firm power capacity awarded by the central and state governments of India since April 2017 corresponding to approximately 12% market share of the capacity awarded, excluding the solar PV manufacturing linked capacity. Approximately 66.9 GW of wind and solar capacity was awarded between April 2017 and December 2020, of which 12.0 GW was linked to solar PV manufacturing, as per IHS Markit. Our operational capacity has grown at a CAGR of 29.1% from 2.01 GW in March 2017 to 5.60 GW in March 2021, and our market share in India has grown from 3.5% to 5.9% of the total renewable installed generating capacity. Total renewable installed generating capacity in India was approximately 57.24 GW and 94.43 GW as of March 31, 2017 and March 31, 2021, respectively, as per Central Electricity Authority.

Project portfolio diversification across resources, geography, offtakers and vendors

Our portfolio of projects is well diversified between wind and solar energy projects across nine states in India. We also enjoy a diversified base of offtakers and vendors. This diversification mitigates the operational volatility due to seasonal weather conditions, reduces concentration risk and places us at an advantage in bidding and winning bids for projects. Our offtakers include central government agencies and public utilities including state electricity utilities, and private industrial and commercial consumers. We focus particularly on the credit profile of our offtakers. As of March 31, 2021, approximately 70% of our total offtakers base comprised of distribution utilities with a credit rating of A+ or A issued by the Ministry of Power, India, and approximately 49% of our offtakers included central agencies such as Solar Energy Corporation of India Ltd., or “SECI” and National Thermal Power Corporation Limited, or “NTPC.” We also work with a broad range of OEM suppliers for sourcing wind and solar equipment. We largely undertake O&M services for our solar energy projects in-house and have also started building in-house O&M capabilities for wind energy projects, thereby reducing our dependence on third parties and managing our costs.

Presence across value chain through extensive in-house end-to-end project execution capabilities

We have a track record of developing, operating and maintaining our projects at high standards. Our board of directors closely monitor project performance and actively guide our senior management in addressing operational issues. Our key competitive advantage is having in-house, end-to-end project execution capabilities with a focus on execution and operational excellence. We believe that our range of wind and solar capabilities across project selection, resource assessment, project funding, land acquisition, project execution and project O&M positions us well for bidding for larger projects. For example,

•

Access to reliable data: Our project development team has access to multiple sources of data, including data from 116 active met mast across 84 sites in eight states in India, performance data from our commissioned capacity, data from our OEM vendors, and other reliable public data from multiple agencies, which helps us efficiently bid for projects, navigate the development process of each project and also improve the reliability of our pipeline.

•	Land acquisition and site selection: We have acquired through ownership or leasehold rights over 22,000 acres of land as of March 31, 2021, and are able to navigate through the complex land acquisition process in India. We are also in the process of engaging with state governments to acquire approximately 40,000 acres of land across various states in India.

•

EPC capabilities: We are able to execute all solar projects in-house and are ramping up our wind execution team. As of March 31, 2021, of 1.89 GW of commissioned utility-scale solar capacity, approximately 1.47 GW was developed in-house through self-EPC. We have an in-house design team with access to cutting-edge technology and strong long-term relationships with our solar module suppliers. We employ large teams of over 440 personnel for wind and solar EPC, across project design & engineering, procurement and project execution.

•

Evacuation: We have a team dedicated for managing power evacuation generated at our projects. They manage connectivity, evacuation infrastructure and coordinate with central and state transmission companies.

•

Operation and maintenance: We have developed in-house O&M capabilities with a team of over 340 employees and manage more than 90% of our solar and approximately 660 MW of our wind energy projects in-house, which we believe provides us significant cost benefits.

•

Predictive analytics and centralized monitoring: We rigorously monitor the performance of our wind and solar energy projects from our central and state monitoring centers, ReNew Power Diagnostics Centre and ReNew Power Command and Control Centers. Our performance monitoring team is equipped with various digital tools to continuously track real-time data on energy generation at each site and identify anomalies, if any, prompting us to address any issues with minimal loss in generation. Our performance monitoring team also analyses each project for systemic problems as well as anticipate potential faults. These processes in-turn help enhance our operational efficiency, ability to monitor asset health and optimize OEM processes maintenance. We also have a full-fledged comprehensive team working under our program ReD Analytics Lab, “ReD Lab” to bring together cross-functional teams to develop advanced analytics solutions

Strong and stable financial position with access to diverse sources of funding

We benefit from a strong financial position which we leverage prudently to support our growth. We have raised a mix of equity and debt to finance our projects. Our equity investors include a diversified pool of well known international private equity, sovereign wealth and pension funds as well as renewables and infrastructure focused investors. We also have access to a range of project finance and debt instruments from multiple Indian and international investors. Our broad base of long-standing, equity investors include GSW, JERA, Platinum Cactus, CPP Investments and SACEF. Since our incorporation in 2011, our equity investors have invested a total of $1.4 billion in ReNew India in various tranches, helping us retain an efficient capital structure with no mezzanine capital instruments. We have long-standing relationships with our project finance, corporate debt lenders and other capital providers including public and private commercial banks, non-banking financial companies, institutional investors, mutual funds and pension funds as well as specialized infrastructure lenders.

We routinely refinance our projects once they are operational. We have benefited from refinancing as it gives us the opportunity to create additional liquidity through top-up as well as release of existing cash, enhanced accrual of internal cash flows due to bullet repayment structures in bonds and easier restricted payment conditions. The additional liquidity can be utilized for various distributions, including to fund additional capital expenditure and optimize capital structure across the broader portfolio. We repeatedly access the on-shore bonds and non-convertible debentures market, allowing us to raise from reputable investors. We also deploy innovative structures to raise finance for our projects. For example, we have raised debentures partially guaranteed by India Infrastructure Finance Company Limited and were among the first few Indian renewable energy provider to raise $475 million of Rupee-denominated “masala” bonds. In February 2021, we successfully refinanced the “masala” bonds with a new $460 million U.S. dollar denominated senior secured notes with lower interest rate of 4.00% per annum and extended maturity of an additional 4.5 years. Our bonds are currently rated BB- by S&P, BB-/ BB by Fitch and Ba3 by Moody’s, and we have a corporate rating of Ba2 by Moody’s.

Expertise in intelligent energy solutions and services

We believe that we are transforming renewable energy from real-time energy to dispatchable and controllable energy through digitization and use of storage solutions to support the economy-wide shift to a carbon-neutral electricity mix in India. Over the past two years, we have transitioned from a mainstream utility scale renewable energy company to an intelligent energy utility platform to solve digital integration of energy sources requirement. Our ability to provide fixed power and on-demand schedulable peak power, enables us to solve for key issues that our offtakers face on scheduling and peak power, thereby giving us a competitive advantage.

We are working with global battery OEMs and system integrators to build a pipeline of utility-scale battery energy storage systems in India. The growth areas for this segment include battery pack assembly and building battery asset management capabilities. We actively look out for and partner with developers of renewable technology to remain competitive and enhance our capabilities. For example, we recently acquired Regent Climate Connect Knowledge Solutions Private Limited, a digital analytics, software development, artificial intelligence and machine learning company specializing in power markets in India to enter the energy management services market

Recurring and long-term cash flows supported by stable and long-term offtaker contracts

Our projects benefit from long-term PPAs, thereby enhancing the offtake security and long-term visibility of our cash flows. The term of our PPAs with central government agencies and state electricity distribution companies is generally 25 years from the commercial operation date of the project. The term of our PPAs with commercial and industrial customers, that constitute 3.3% of our utility-scale portfolio, ranges from eight to 12 years. These PPAs provide for fixed tariff rates with limited escalation provisions, thus providing stream of visible, predictable and long-term cash flows.

Experienced professional management team.

We are led by a professional and extensively experienced management team, which has a deep understanding of managing renewable energy projects and a proven track record of performance. We draw on the knowledge of our board of directors, who bring us expertise in the areas of corporate governance, business strategy, and operational and financial capabilities, among others. Our shareholders and investors also have extensive experience of investing in the renewable energy industry, which we believe is key to a number of our growth strategies, including our measured approach to project selection, our expansion into solar energy projects and our development of internal capabilities across several operational areas.

Our strategies

Maintain market leadership as India’s leading clean energy solutions provider

Under the backdrop of supportive regulatory and industry trends in India’s renewable energy sector, we intend to continue to strengthen our market leading position in our core utility-scale wind and solar energy businesses, maintain our diversified portfolio between wind and solar energy projects and focus on new geographical clusters to increase our economies of scale. We also aim to continue to be the leader in developing and deploying new technologies in the renewable energy sector. We intend to leverage our experience in executing large wind and solar energy projects to further win bids for firm power energy solutions, which places us in a unique position to provide our offtakers innovative energy solutions. We will also look at growth opportunities through B2B partnerships where overall capacity as well as average capacity per site has grown significantly. We believe that our capabilities in distributed solar energy projects, group captive and open access projects will enable us to capture a greater share of this fast growing market which we consider will be a key renewable energy business in the future.

We will continue to evaluate accretive acquisition opportunities based on our targeted returns, available synergies and offtaker criteria. We are actively seeking to acquire projects in the year ending March 31, 2022 to deliver on our stated commissioned growth objectives. We believe that our experienced operational and management teams will lead us to identify, structure, execute and integrate acquisitions effectively based on our demonstrated ability to successfully acquire renewable energy projects.

Continue to employ prudent bidding approach, financial discipline and efficient capital management to drive value for our shareholders.

Our prudent bidding approach and financial discipline is aimed at achieving pre-determined internal rate of returns from our projects. We have won over 1.93 GW, 1.25 GW and 1.90 GW of new bids in the years ended March 31, 2019, 2020 and 2021, respectively. We have also enhanced our capacity in innovative, market defining bids such as round-the-clock and peak power along with regular wind and solar energy projects. We have a systematic bid evaluation framework based on various parameters to optimize for execution capacity and cash flows. In order to maintain this growth rate and to achieve our internal rate of returns, we intend to continue deploying a prudent approach which is backed by thorough diligence and data analysis. We also intend to add to our pipeline of projects. As of December 31, 2020, there were about 27 GW of renewable tenders open and in different stages of the bidding process including 21 GW of solar PV, 1.2 GW of onshore wind, and the remaining 5.0 GW from hybrid tenders with or without storage, according to IHS Markit. We believe that we are well positioned to enhance our committed capacity at attractive internal rate of returns and be competitive in our bids.

Deepening value chain presence in wind and solar energy projects

We plan to deepen our presence across the core renewable value chain, including the manufacturing of solar cells, wind turbine generator assembly, EPC and O&M. We manage solar EPC and O&M in-house and are building our capabilities for wind O&M and EPC to improve margins and execution efficiency. We intend to continue to build our in-house transmission capabilities for solar energy projects, relying on our own EPC teams for the development of transmission lines in addition to external EPC providers to further control costs. We intend to invest in the development of a solar cell and modules manufacturing facility of up to 2 GW. The manufacturing plant, to be located in the state of Gujarat in India, is expected to be vertically integrated in terms of processes and infrastructure for the manufacturing of solar components and is anticipated to commence operations from the year ending March 31, 2023. We also intend to selectively participate in tenders for privatization of DISCOMs distribution and have submitted a bid for privatizing the Chandigarh DISCOM in the state of Punjab, India.

Focus on innovation in hybrid and storage capabilities and invest in future solutions such as green hydrogen

We are investing in our capabilities in new energy storage solutions and associated technologies to provide stability of our wind and solar energy projects and increase our competitiveness and profitability. Our approach to integrate storage solutions aligns well with our broader strategy of incorporating reliable technologies into our projects and Government of India’s innovative tenders for wind, solar and energy storage. We intend to invest in future energy solutions such as, green hydrogen which is a focus of the Government of India. Our strategy is to leverage our renewable capabilities and develop green hydrogen products, and establish partnerships across the supply chain to sell it to our end-consumers.

Continue to drive cost reductions and yield improvements through digitization to improve efficiency

We seek to further enhance our project execution efforts in order to control our costs and optimize the output of our projects. At the project execution stage, we intend to focus on reducing our dependence on external EPC providers for our wind energy projects and continue to build these capabilities internally. Similarly, we intend to continue developing in-house O&M capabilities at the operational stage to improve project efficiency. We intend to implement new technologies, including new turbine and solar module technologies, which are capable of higher generation levels. We also plan to incorporate robotic cleaning, auxiliary power consumption, forecast and scheduling and e-surveillance of our plants in the future, as well as utilize drones and new maintenance technologies as part of enhanced project monitoring and O&M efforts. Our in-house team of technical designers intend to continue refining and enhancing our solar plant design and execution capabilities, and we intend to work with leading wind OEMs to deploy new turbine technologies.

We intend to strengthen our diagnostics and performance monitoring capabilities across our wind and solar energy projects. In addition, we intend to invest in advanced monitoring and tracking and predictive analytics technologies with specific applications in operational areas including monitoring equipment condition, advanced failure detection and forecasting and scheduling energy generation. Our project management team also intends to continue to focus on maximizing the operating efficiency of our projects.

We intend to continue building our in-house transmission capabilities in respect of our solar energy projects, relying on our own EPC teams for the development of transmission lines in addition to external EPC providers to further control costs on such projects. We will evaluate new energy storage solutions and associated technologies to further increase project operational efficiencies.

Continue to be at the forefront of ESG standards for sustainability practices

As India’s largest renewable energy company according to IHS Markit, sustainability is an integral part of our company’s vision. We intend to constantly focus on attaining and maintaining highest standards of quality in the selection, designing, procurement, construction, and maintenance of projects across their life cycle. To strengthen our governance efforts around sustainability, we formed the Sustainability Committee in October 2018 which is chaired by Mrs. Vaishali N Sinha, our Chief Sustainability Officer and Chair of the ReNew Foundation to address the gaps in meeting the United Nations Sustainable Development Goals, define energy projects, social and governance strategy and key performance indicators, review sustainability performance on a semi-annual basis, adopt sustainable supply chain guidelines, enhance data quality management, prepare greenhouse gas inventory to map our carbon footprint and roll-out awareness and training on sustainability for our employees. We strive to integrate sustainability practices into every aspect of our corporate strategy to improve efficiency and productivity, meeting ESG expectations of our shareholders, prospective investors, customers and vendors, foster innovation and attract and retain talent.

We continue to take steps to support global climate action by formulating plans to undertake climate vulnerability of our sites. We have committed to become water neutral by 2025, and have adopted a “No Plastic Policy” at our offices, aligned with the Government of India’s Swachh Bharat (Clean India) campaign. We aim to create social value continuously, evidenced by us being a signatory to United Nations Women Empowerment. Pursuant to our commitment to Target Gender Equality of United Nations Global Compact, we have set clear targets to improve the ratio of number of women to number of men in our operations. See “—Corporate Social Responsibility” for more details on our sustainability policies and initiatives.

Our Projects

We have strategically focused on developing a pan-India portfolio of utility-scale wind energy projects, utility-scale solar energy projects, utility-scale firm power projects and distributed solar energy projects. Utility scale projects refer to power generation facilities that generate power and feed that power into the grid, supplying a utility or offtaker with energy. Every utility-scale facility has a PPA with a utility or offtaker, guaranteeing a market for its energy for a fixed period of time. Distributed solar energy projects are small-scale energy generation units that operate locally and are indirectly connected to larger power grids at the distribution level. For open access projects, the units of power generated are directly connected to the grid.

As of March 31, 2021, our portfolio consisted of 9.86 GW of wind and solar energy projects, firm power projects and distributed solar energy projects, of which 5.60 GW projects are commissioned and 4.26 GW are committed. “Commissioned projects” are projects for which a commissioning certificate has been issued and which have already started commercial operations and/or supply power to offtakers. “Committed projects” are projects for which a PPA has been signed for project development, or projects for which the bid has been won and a letter of award, or “LOA” has been received.

The following table provides a breakdown of our portfolio of our utility-scale wind energy projects, utility scale solar energy projects, utility-scale firm power projects and distributed solar energy projects by commission status (commissioned and committed) as of March 31, 2021. On October 31, 2020, we entered into a definitive agreement with Ayana Renewable Power Private Limited to sell our subsidiary, Adyah Solar Energy Limited that housed a 300 MW solar power project in the State of Karnataka and in February 2021, we completed the sale of the subsidiary and the project. The table below therefore does not include this project.

Particulars	Commissioned capacity	Committed capacity
Utility-scale wind energy projects	3,590 MW	351 MW
Utility-scale solar energy projects	1,891 MW	2,205 MW
Utility-scale firm power projects	—	1,703 MW
Distributed solar energy projects	116 MW	6 MW
Total	5,597 MW	4,265 MW

The following table represents amounts of wind and solar power generated and sold, our weighted average commissioned capacity, along with our plant load factor for the years/periods indicated:

	As of and for the year ended March 31,
	2019			2020			2021
	Wind	Solar(7)	Total(8)	Wind	Solar(7)	Total(8)	Wind	Solar(7)	Total(8)
Commissioned capacity(1) (GW)	2.95	1.61	4.56	3.24	2.18	5.43	3.59	2.01	5.60
Weighted average operational capacity(2) (GW)	2.80	1.30	4.10	3.11	1.88	4.99	3.31	2.16	5.47
Plant load factor(3) (%)	26.5%	22.5%	25.3%	26.4%	22.3%	24.9%	23.6%	22.8%	23.3%
Electricity generated(4)(5) (kWh millions)	6,515	2,577	9,092	7,226	3,679	10,905	6,854	4,320	11,175
Revenue from contract with customers(6) (Rs. million)	29,480	13,637	43,144	31,800	16,598	48,412	29,411	18,737	48,187

(1)

Commissioned capacity refers to capacity of projects for which a commissioning certificate has been issued and which have already started commercial operations and/or we supply power to offtakers (at the end of the reporting period).

(2)	Weighted average operational capacity is calculated as electricity generated divided by the plant load factor and weighted by number of days for the reporting period.
(3)

PLF is the ratio of the actual output of all our wind and solar power projects over the reporting period to their potential output if it were possible for them to operate indefinitely at full rated capacity. The plant load factor is not the same as the availability factor. The variability in our plant load factor is a result of seasonality, cloud covers, fluctuations in wind currents, climate conditions, equipment efficiency losses, breakdown of our transmission system and grid availability. It indicates effective utilization of resources. Higher plant load factor at a project site indicates increased electricity generation.

(4)

Electricity generated represents the actual amount of power generated by our wind and solar energy projects over the reporting period and is the product of PLF during the reporting period and the average megawatts.

(5)	Electricity sold is approximately 4% lower than the electricity generated as a result of electricity lost in transmission or due to power curtailments.

(6)	Revenue from the sale of power constitutes 100%, 99% and 99% of our revenue from contract with customers for the years ended March 31, 2019, 2020 and 2021, respectively.
(7)	Includes distributed solar energy projects.
(8)

Includes an unallocable amount which refers to income allocable to management shared services that we provide under our joint venture agreements with our joint venture partners. For more details see “Management’s discussion and analysis of our financial condition and results of operations – Segment information”.

The following tables provide a breakdown of our utility-scale wind energy projects, utility-scale solar energy projects and utility-scale firm power projects by commission status (commissioned and committed) and location (state of India). The tables also highlight the capacity, commission date, tariff model, tariff, offtaker and tenor of the PPA for each project.

Utility-Scale Wind Energy Projects

The following tables provide a breakdown of our utility-scale wind energy projects by commission status (commissioned and committed) and by offtaker as of March 31, 2021.

Commissioned projects

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Capacity Commission date, or “COD”(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from COD)
PTC India Limited, “PTC” and Solar Energy Corporation of India Ltd., “SECI”
1.	Ostro Kutch Wind Private Limited	Ostro – Kutch (SECI 1)	Gujarat	250	October 2018	Centre PPA(3)	3.46	PTC	25 years
2.	ReNew Power Private Limited	SECI II	Gujarat	230.1	October 2019	Centre PPA	2.64	SECI	25 years
3.	Renew Wind Energy (AP 2) Private Limited	SECI III	Gujarat	300	December 2020	Centre PPA	2.44	SECI	25 years

The Gujarat Urja Vikas Nigam Limited, “GUVNL”
4.	ReNew Wind Energy (Rajkot) Private Limited	Jasdan	Gujarat	25.2	March 2012	APPC(8) + REC(9), third party	For 23.1 MW –APPC(8) Rate escalating in line with state APPC tariff; For 2.1 MW – Rs. 3.25 per unit	For 23.1 MW – GUVNL, For 2.1 MW – Third party(10)	For 23.1 MW – 25 years For 2.1 MW – 10 years commencing from September 2020
5.	Shruti Power Projects Private Limited	Vinjalpur	Gujarat	12	September 2015	State PPA(4)	4.15	GUVNL	25 years
6.	ReNew Power Private Limited	Sadla	Gujarat	38	March 2017	State PPA	3.86	GUVNL	25 years
7.	Narmada Wind Energy Private Limited	Patan	Gujarat	50	March 2017	State PPA	4.19	GUVNL	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Capacity Commission date, or “COD”(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from COD)
8.	ReNew Power Private Limited	Sadla	Gujarat	10	May 2017	State PPA	3.86	GUVNL	25 years
9.	ReNew Wind Energy (Varekarwadi) Private Limited	GUVNL	Gujarat	35	October 2019	State PPA	2.45	GUVNL	25 years

Andhra Pradesh Southern Power Distribution Company Limited, “APSPDCL”
10.	ReNew Vayu Urja Private Limited	KCT Gamesa 24 Kalyandurg	Andhra Pradesh	24	August 2015	State PPA	4.83 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
11.	ReNew Vayu Urja Private Limited	KCTGE 39.1 Molagavalli	Andhra Pradesh	39.1	August 2016	State PPA	4.83 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
12.	Ostro Anantapur Private Limited	Ostro – Nimbagallu	Andhra Pradesh	100	September 2016	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
13.	ReNew Wind Energy (Shivpur) Private Limited	Ellutala	Andhra Pradesh	119.7	November 2016	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
14.	ReNew Vayu Urja Private Limited	KCT Gamesa 40 Molagavalli	Andhra Pradesh	40	February 2017	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
15.	Helios Infratech Private Limited	Veerabhadra	Andhra Pradesh	100.8	March 2017	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
16.	Molgavalli Renewable Private Limited	Molagavalli	Andhra Pradesh	46	March 2017	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
17.	Ostro Andhra Wind Private Limited	Ostro – Ralla Andhra	Andhra Pradesh	98.7	March 2017	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
18.	Ostro AP Wind Private Limited	Ostro – Ralla AP	Andhra Pradesh	98.7	March 2017	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years
19.	Zemira Renewable Energy Limited	Borampalli	Andhra Pradesh	50.4	March 2018	State PPA	4.84 and Tax Pass-through to offtaker(5)	APSPDCL	25 years

Maharashtra State Electricity Distribution Company Limited, “MSEDCL”
20.	ReNew Wind Energy (Rajkot) Private Limited	Vaspet-I	Maharashtra	25.5	November 2012	State PPA	5.73	MSEDCL	13 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Capacity Commission date, or “COD”(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from COD)
21.	ReNew Wind Energy (Jath) Limited	Jath	Maharashtra	34.5	November 2012	State PPA	5.75	MSEDCL	13 years
22.	ReNew Wind Energy Delhi Private Limited	Jamb	Maharashtra	28.0	May 2013	State PPA	5.81	MSEDCL	13 years
23.	ReNew Wind Energy (Jath) Limited	Jath	Maharashtra	50.15	June 2013	State PPA	5.75	MSEDCL	13 years
24.	ReNew Wind Energy (Shivpur) Private Limited	Vaspet-II & III	Maharashtra	49.5	June 2013	State PPA	5.81	MSEDCL	13 years
25.	ReNew Wind Energy (Varekarwadi) Private Limited	Welturi-I	Maharashtra	50.4	September 2013	State PPA	5.81	MSEDCL	13 years
26.	ReNew Wind Energy (Rajkot) Private Limited	Vaspet-I	Maharashtra	19.5	January 2014	State PPA	5.73	MSEDCL	13 years
27.	ReNew Wind Energy (Rajasthan) Private Limited	Budh-I	Maharashtra	30.0	February 2014	State PPA	5.81	MSEDCL	13 years
28.	ReNew Wind Energy (Welturi) Private Limited	Welturi-II	Maharashtra	23.1	March 2014	State PPA	5.81	MSEDCL	13 years
29.	ReNew Wind Energy (Devgarh) Private Limited	Vaspet-IV	Maharashtra	49.5	November 2014	State PPA	5.79	MSEDCL	13 years
30.	ReNew Vayu Urja Private Limited	MSEDCL	Maharashtra	76.0	December 2019	State PPA	2.85	MSEDCL	25 years

Jaipur Vidyut Vitran Nigam Limited, “JVVNL,” Jodhpur Vidyut Vitran Nigam Limited, “JdVVNL” and Ajmer Vidyut Vitran Nigam Ltd, “AVVNL”
31.	Kanak Renewables Limited	SREI	Rajasthan	60	May 2012	State PPA	4.74(6)	JVVNL, AVVNL	20 years to 25 years
32.	ReNew Wind Energy (Jadeswar) Private Limited	Bakhrani	Rajasthan	14.4	March 2013	State PPA	5.39(6)	JVVNL	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Capacity Commission date, or “COD”(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from COD)
33.	ReNew Wind Energy (Rajasthan One) Private Limited	Dangri	Rajasthan	30	October 2014	State PPA	5.78(7)	AVVNL	25 years
34.	ReNew Power Private Limited	Pratapgarh	Rajasthan	46.5	March 2015	State PPA	6.08(7)	JVVNL, AVVNL	25 years
35.	ReNew Power Private Limited	Pratapgarh	Rajasthan	4.5	July 2015	State PPA	6.08(7)	JVVNL, AVVNL	25 years
36.	Ostro Jaisalmer Private Limited	Ostro – Tejuva	Rajasthan	50.4	July 2015	State PPA	5.88(7)	JdVVNL	25 years
37.	Ostro Renewables Private Limited	Ostro – Rajgarh	Rajasthan	25.6	October 2015	State PPA	5.88(7)	AVVNL	25 years
38.	Renew Wind Energy (AP 3) Private Limited	Rajgarh	Rajasthan	25.6	October 2015	State PPA	5.88(7)	AVVNL	25 years
39.	ReNew Wind Energy (Rajasthan 3) Private Limited	Bhesada	Rajasthan	100.8	December 2015	State PPA	5.88(7)	JdVVNL	25 years

Hubli Electricity Supply Company Limited, “HESCOM”, Gulbarga Electricity Supply Company Limited, “GESCOM” and Bangalore Electricity Supply Company Limited, “BESCOM”
40.	ReNew Wind Energy (Sipla) Private Limited	Batkurki	Karnataka	60	January 2017	State PPA	4.50 and Tax Pass-through to offtaker(5)	HESCOM	25 years
41.	ReNew Wind Energy (Sipla) Private Limited	Bableshwar	Karnataka	50	March 2017	State PPA	4.50 and Tax Pass-through to offtaker(5)	HESCOM	25 years
42.	Ostro Mahawind Power Private Limited	Ostro –Sattegiri	Karnataka	60	March 2017	State PPA	4.50 and Tax Pass-through to offtaker(5)	HESCOM	25 years
43.	Ostro Dakshin Power Private Limited	Ostro –Taralkatti	Karnataka	100	February 2018	State PPA	4.50 and Tax Pass-through to offtaker(5)	GESCOM	25 years
44.	Bidwal Renewable Private Limited	Bapuram	Karnataka	50	March 2018	State PPA	3.74 and Tax Pass-through to offtaker(5)	GESCOM	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Capacity Commission date, or “COD”(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from COD)
45.	Pugalur Renewables Private Limited	Nirlooti	Karnataka	60	March 2018	State PPA	3.74 and Tax Pass-through to offtaker(5)	GESCOM	25 years
46.	ReNew Wind Energy (Varekarwadi) Private Limited	Bableshwar 2	Karnataka	40	March 2018	State PPA	3.74 and Tax Pass-through to offtaker(5)	BESCOM	25 years
47.	Rajat Renewables Limited and Kanak Renewables Limited	Kushtagi –1 &2	Karnataka	71.4	March 2018	State PPA	3.72 and Tax Pass-through to offtaker(5)	HESCOM, GESCOM	25 years

Madhya Pradesh Power Management Company Limited, “MPPMCL”
48.	Renew Wind Energy (MP Two) Private Limited	Mandsaur	Madhya Pradesh	28.8	October 2015	State PPA	5.69	MPPMCL	25 years
49.	ReNew Wind Energy (Rajasthan One) Private Limited	Nipaniya	Madhya Pradesh	40	February 2016	State PPA	5.92	MPPMCL	25 years
50.	ReNew Power Private Limited	Kod and Limbwas	Madhya Pradesh	90.3	March 2016	State PPA	5.92	MPPMCL	25 years
51.	Ostro Madhya Wind Private Limited	Ostro – Lahori	Madhya Pradesh	92	March 2016	State PPA	5.92	MPPMCL	25 years
52.	Ostro Urja Wind Private Limited	Ostro – Amba	Madhya Pradesh	66	March 2016	State PPA	5.92	MPPMCL	25 years
53.	ReNew Wind Energy (Rajasthan) Private Limited	Limbwas 2	Madhya Pradesh	18	October 2016	State PPA	4.78	MPPMCL	25 years
54.	Renew Wind Energy (MP Two) Private Limited	Mandsaur	Madhya Pradesh	7.2	March 2017	State PPA	5.69	MPPMCL	25 years
55.	ReNew Power Private Limited	Amba-1	Madhya Pradesh	44	March 2017	State PPA	4.78	MPPMCL	25 years
56.	Narmada Wind Energy Private Limited	Amba-2	Madhya Pradesh	8	March 2017	State PPA	4.78	MPPMCL	25 years
57.	Renew Wind Energy (AP 3) Private Limited	Lahori	Madhya Pradesh	26	March 2017	State PPA	4.78	MPPMCL	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Capacity Commission date, or “COD”(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from COD)
58.	AVP Powerinfra Private Limited	Ostro –AVP Dewas	Madhya Pradesh	27.3	March 2017	State PPA	4.78	MPPMCL	25 years
59.	Badoni Power Private Limited	Ostro – Badoni Dewas	Madhya Pradesh	29.4	March 2017	State PPA	4.78	MPPMCL	25 years

Third-Party(10) offtakers
60.	ReNew Wind Energy (Karnataka) Private Limited	Tadas	Karnataka	34.4	February 2013	Group Captive(11)	7.67 + escalation linked to HT tariff(12)	Third party	10 years
61.	ReNew Wind Energy (Karnataka) Private Limited	Tadas	Karnataka	16	April 2013	Group Captive	7.67 + escalation linked to HT tariff(12)	Third party	10 years
62.	ReNew Wind Energy (AP) Private Limited	Chikodi	Karnataka	18	June 2013	Group Captive	6.09 + escalation linked to HT tariff(12)	Third party	10 years
63.	ReNew Wind Energy (AP) Private Limited	Lingasugur	Karnataka	40	December 2015	Group Captive	6.07 + escalation linked to HT tariff(12)	Third party	10 years
64.	ReNew Wind Energy (Karnataka) Private Limited	Ron	Karnataka	40	August 2016	Group Captive	6.07 + escalation linked to HT tariff or predefined escalation(12)	Third party	10 years
65.	ReNew Wind Energy (Karnataka) Private Limited	Jogihalli	Karnataka	4.8	December 2016	Group Captive	7.24	Third party	10 years
66.	ReNew Wind Energy (Karnataka) Private Limited	Jogihalli	Karnataka	7.2	June 2017	Group Captive	7.24	Third party	10 years

	Total			3,590

Notes:

(1)	Commission date for commissioned projects refers to the date on which the project is ready for commercial operation.
(2)	See “ – Offtakers – Tariff.”
(3)	Central PPA refers to the PPAs entered into with SECI, PTC and NTPC.
(4)	State PPA refers to the PPAs entered into with distribution companies of various states.
(5)	Any income tax paid by us is “passed-through” to our offtakers in addition to the tariff.
(6)	Tariff grossed up by 4% to include transmission loss reimbursement as per the relevant PPA.
(7)	Tariff grossed up by 2.5% to include transmission loss reimbursement as per the relevant PPA.

(8)	Refers to average pooled power purchase cost.
(9)	See “ – Offtakers – Tariff” for more details.
(10)	Third party refers to private commercial and industrial customers.
(11)

Group captive refers to the arrangement in which a developer sets up a power project for the collective use of multiple industrial or commercial offtakers who have more than 26% of equity in the project and the offtakers has committed to contract at least 51% of the power generated at the power plant.

(12)

HT tariff refers to high tension tariff, which is the tariff charged by the electricity distribution companies for power supplied at high voltage. The electricity distribution company typically publishes a tariff chart which categorizes tariffs at different voltage levels. The rate varies from state to state and from year-to-year.

Committed projects

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)	PPA or LOA(4)
1.	Ostro Kannada Power Private Limited	SECI VI	Karnataka	300.00	In the third quarter of the year ending March 31, 2022	Centre PPA	2.82	SECI	25 years	PPA signed
2.	Ostro Energy Private Limited	SECI VII	Gujarat	50.60	In the third quarter of the year ending March 31, 2022	Centre PPA	2.81	SECI	25 years	PPA signed

	Total			350.6

Notes:

(1)	Commission date for committed projects refers to the management’s estimated commercial operation dates.
(2)	For more details on the tariff model see “ – Offtakers – Tariff.”
(3)	Centre PPAs refer to PPAs entered into with SECI.
(4)	LOA refers to written confirmation that a tenderer has been successful and will be awarded a contract.

Utility-Scale Solar Energy Projects

The following tables provide a breakdown of our utility-scale solar energy projects by commission status (commissioned and committed) and offtaker as of March 31, 2021. On October 31, 2020, we entered into a definitive agreement with Ayana Renewable Power Private Limited to sell our subsidiary, Adyah Solar Energy Limited that housed a 300 MW solar power project in the State of Karnataka and in February 2021, we completed the sale of the subsidiary and the project. The table below therefore does not include this project.

Commissioned projects

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)
SECI
1.	ReNew Solar Energy (Karnataka Two) Private Limited	Charanka	Gujarat	40	March 2017	Centre PPA(4)	4.43	SECI	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)
2.	ReNew Solar Power Private Limited	Bhadla	Rajasthan	50	April 2019	Centre PPA	2.49	SECI	25 years
3.	ReNew Solar Energy (Jharkhand Five) Pvt Ltd	SECI Raj	Rajasthan	110	February 2021	Centre PPA	2.49	SECI	25 years

National Thermal Power Corporation Limited, “NTPC”
4.	Lexicon Vanijya Private Limited	VS- Lexicon	Rajasthan	10	February 2013	Centre PPA	8.69	NTPC	25 years
5.	Symphony Vyapaar Private Limited	VS- Symphony	Rajasthan	10	February 2013	Centre PPA	8.48	NTPC	25 years
6.	Aalok, Abha, Shreyas (Solarfarms Limited) and Heramba Renewables Limited	Ostro- Rajasthan	Rajasthan	60	November 2017	Centre PPA	5.07	NTPC	25 years
7.	Renew Wind Energy (TN 2) Private Limited	Mahbubnagar 2	Telangana	100	November 2017	Centre PPA	4.66	NTPC	25 years

MPPMCL
9.	Renew Solar Energy (TN) Private Limited	Sheopur	Madhya Pradesh	50	June 2015	State PPA(5)	6.97	MPPMCL	25 years
10.	ReNew Clean Energy Private Limited	MPSolar II	Madhya Pradesh	51	October 2017	State PPA	5.46	MPPMCL	25 years

APSPDCL
11.	Renew Solar Energy (Karnataka) Private Limited	Adoni	Andhra Pradesh	39	March 2016	State PPA(5)	Rs 5.98 for first year with escalation of 3% up to the 10th year. From 11th to 25th year, the 10th year tariff will apply	APSPDCL	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)
12.	Renew Solar Energy (Karnataka) Private Limited	Cumbum	Andhra Pradesh	21	March 2016	State PPA(5)	Rs 5.98 for first year with escalation of 3% up to the 10th year. From 11th to 25th year, the 10th year tariff will apply	APSPDCL	25 years

Telangana State Southern Power Distribution Company Limited, “TSSPDL” and The Northern Power Distribution Company of Telangana Limited, “TSNPDCL”
13.	ReNew Akshay Urja Limited	Mehbubnagar -1	Telangana	100	May 2016	State PPA	6.73	TSSPDCL	25 years
14.	ReNew Akshay Urja Limited	Sadashivpet	Telangana	24	June 2016	State PPA	6.80	TSSPDCL	25 years
15.	ReNew Mega Solar Power Private Limited	Mandamarri	Telangana	48	February 2017	State PPA	5.59	TSNPDCL	25 years
16.	ReNew Saur Shakti Private Limited	Mulkanoor	Telangana	30	March 2017	State PPA	5.59	TSNPDCL	25 years
17.	ReNew Saur Shakti Private Limited	Minpur	Telangana	65	June 2017	State PPA	5.59	TSSPDCL	25 years
18.	ReNew Solar Energy (Telangana) Private Limited	Dichipally	Telangana	143	June 2017	State PPA	5.59	TSNPDCL	25 years
19.	Prathamesh Solarfarms Limited	Ostro – Wanaparthy	Telangana	50	September 2017	State PPA	5.59	TSSPDCL	25 years

HESCOM, MESCOM, GESCOM, BESCOM and CESCOM
20.	Tarun Kiran Bhoomi Private Limited	Alland	Karnataka	20	March 2017	State PPA	4.86	BESCOM	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)
21.	Renew Wind Energy (Karnataka 3) Private Limited	Bhalki	Karnataka	20	March 2017	State PPA	4.85	BESCOM	25 years
22.	ReNew Agni Power Private Limited	Siruguppa	Karnataka	20	March 2017	State PPA	4.76	HESCOM	25 years
23.	Renew Wind Energy (Karnataka 4) Private Limited	Humnabad	Karnataka	20	March 2017	State PPA	4.86	HESCOM	25 years
24.	ReNew Wind Energy (MP Four) Private Limited	Chincoli	Karnataka	20	April 2017	State PPA	4.84	BESCOM	25 years
25.	Bhumi Prakash Private Limited	Devdurga	Karnataka	20	September 2017	State PPA	4.76	MESCOM	25 years
26.	Renew Wind Energy (Maharashtra) Private Limited	Yadgir	Karnataka	20	October 2017	State PPA	4.85	BESCOM	25 years
27.	ReNew Wind Energy (MP Three) Private Limited	Honnali	Karnataka	20	November 2017	State PPA	5.05	BESCOM	25 years
28.	ReNew Wind Energy (Rajasthan Four) Private Limited	Turuvekere	Karnataka	20	November 2017	State PPA	4.84	BESCOM	25 years
29.	Several SPVs (7 projects)	Kar 140bid	Karnataka	140	October 2019	State PPA	3.22	MESCOM, BESCOM, GESCOM, CESCOM	25 years

Rajasthan Renewable Energy Corporation Limited, “RREC”
30.	Star Solar Power Private Limited	VS-Star Solar	Rajasthan	5	July 2015	State PPA	6.45	RREC	25 years
31.	Sungold Energy Private Limited	VS-Sun Gold	Rajasthan	5	July 2015	State PPA	6.45	RREC	25 years

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)

MSEDCL
32.	ReNew Solar Power Private Limited	Mah Ph I	Rajasthan	250	October 2019	State PPA	2.72	MSEDCL	25 years

Tamil Nadu Generation and Distribution Corporation, “TANGEDCO”
33.	Renew Solar Energy (Rajasthan) Private Limited	TN 100	Tamil Nadu	100	September 2019	State PPA	3.47	TANGEDCO	25

Third-Party(10) offtakers
34.	ReNew Saur Urja Private Limited	Ittigi	Karnataka	50	January 2017	Third party(3)	5.92 + escalation linked to HT tariff or predefined escalation(6)	Third party	8-10 years
35.	ReNew Saur Urja Private Limited	Raichur	Karnataka	50	May 2017	Third party	6.36 + escalation linked to HT tariff or predefined escalation or no escalation	Third party	8-12 years
36.	ReNew Wind Energy (Budh 3) Private Limited	Wadgare	Karnataka	20	December 2017	Third party	4.83 + escalation linked to HT tariff or predefined escalation or no escalation	Third party	10
37.	ReNew Wind Energy (Budh 3) Private Limited	Nirna	Karnataka	20	March 2018	Third party	4.83 + escalation linked to HT tariff or predefined escalation or no escalation	Third party	10

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)
38.	ReNew Wind Energy (Budh 3) Private Limited	Ladha	Karnataka	20	March 2018	Third party	4.83 + escalation linked to HT tariff or predefined escalation or no escalation	Third party	10

	Total			1,891

Notes:

(1)	Commission date for commissioned projects refers to the date on which the project is ready for commercial operation.
(2)	For more details on the tariff model see “ – Offtakers – Tariff.”
(3)	Third party refers to private commercial and industrial customers.
(4)	Central PPA refers to the PPAs entered into with SECI and NTPC.
(5)	State PPA refers to the PPAs entered into with the distribution companies of various states.
(6)

HT tariff refers to high tension tariff, which is the tariff charged by the electricity distribution companies for power supplied at high voltage. The electricity distribution company typically publishes a tariff chart which categorizes tariffs at different voltage levels. The rate varies from state to state and from year-to-year.

Committed projects

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	PPA tenor (from commercial operation date)	PPA/ LOA(5) status
1.	Renew Sun Energy Private Limited	GUVNL	Gujarat	105	In the first quarter of the year ending March 31, 2022	State PPA(4)	2.68	GUVNL	25 years	PPA signed
2.	Renew Sun Waves Private Limited	SECI III	Rajasthan	300	In the second quarter of the year ending March 31, 2022	Centre PPA(3)	2.55	SECI	25 years	PPA signed
3.	ReNew Solar Energy (Jharkhand Three) Pvt Ltd	SECI IV	Rajasthan	300	In the second quarter of the year ending March 31, 2022	Centre PPA	2.54	SECI	25 years	PPA signed
4.	ReNew Sun Bright Private Limited	Mah PhII	Rajasthan	300	In the third quarter of the year ending March 31, 2022	State PPA	2.75	MSEDCL	25 years	PPA signed
5.	ReNew Solar Urja Private Limited	SECI VI	Rajasthan	300	In the third quarter of the year ending March 31, 2022	Centre PPA	2.71	SECI	25 years	PPA signed
6.	Auxo Sunlight Private Limited & Renew Sun Power Private Limited	SECI – Rihand	Uttar Pradesh	100	In the first quarter of the year ending March 31, 2023	Centre PPA	3.29	SECI	25 years	PPA signed
7.	Renew Surya Vihaan Private Limited	SECI VIII	Rajasthan	200	In the first quarter of the year ending March 31, 2023	Centre PPA	2.51	SECI	25 years	LOA received
8.	ReNew Surya Aayan Private Limited and ReNew Surya Vihaan Private Limited	SECI IX	Rajasthan	400	In the second quarter of the year ending March 31, 2023	Centre PPA	2.38	SECI	25 years	LOA received
9.	ReNew Solar Vidhi Private Limited	GUVNL IX (Dholera)(6)	Gujarat	200	In the second quarter of the year ending March 31, 2023	State PPA	2.79	GUVNL	25 years	LOA received

	Total			2,205

Notes:

(1)	Commission date for committed projects refers to the management’s estimated commercial operation dates.
(2)	For more details on the tariff model see “ – Offtakers – Tariff.”
(3)	Central PPA refers to the PPAs entered into with SECI.
(4)	State PPA refers to the PPAs entered into with the distribution companies of various states.
(5)	LOA refers to written confirmation that a tenderer has been successful and will be awarded a contract.
(6)	See “Risk Factors – our revenues are exposed to fixed tariffs and changes in tariff regulation and structuring” for risks associated with this bid.

Utility-Scale Firm Power Projects

Committed projects

S.No.	Renew Subsidiary	Project Name	Location (Indian State)	Capacity (MW)	Commission date(1)	Tariff Model(2)	Tariff (Indian Rupees/kWh)	Offtaker	Type	Indicative storage capacity	PPA tenor (from commercial operation date)	PPA/ LOA(5) status
1.	Renew Surya Ojas Private Limited	PP-I	Karnataka	81	In the first quarter of the year ending March 31, 2023	Centre PPA(3)	Off-peak(4) –2.88 Peak(4) – 6.85	SECI	Solar	Solar 180-200 MWhr Battery Energy Storage System, or “BESS” (150 MWhr minimum condition of the tender)	25 years	LOA received
			Karnataka	322					Wind		25 years	LOA received
2.	Renew Surya Roshni Private Limited	RTC-I	Karnataka	600	In the third quarter of the year ending March 31, 2023	Centre PPA

Rs. 2.90 for the first year with escalation of 3% up to the 15th year. From the 16th year to the 25th year, the tariff of the 15th year will apply.

“Excess energy,” including green credits can be sold outside the PPA

								SECI	Wind	100-120MWhr	25 years	LOA received
			Rajasthan	400					Solar		25 years	LOA received
			Maharashtra	300					Wind		25 years	LOA received

	Total			1,703

Notes:

(1)	Commission date for committed projects refers to the management’s estimated commercial operation dates.
(2)	For more details on the tariff model see “ – Offtakers – Tariff.”
(3)	Central PPA refers to the PPAs entered into with SECI.
(4)	Assured peak power supply for six hours split across two slots during the day (three hour morning slot, six hour evening slot).
(5)	LOA refers to written confirmation that a tenderer has been successful and will be awarded a contract.

Distributed Solar Energy Projects

Distributed solar is our fastest growing business vertical with high growth potential in terms of our ability to scale operations and expand our commercial and industrial customer base. Distributed solar also gives us access to additional market verticals, including residential consumers. The large untapped potential, relatively lower competition and less complex regulatory framework, as well as shorter overall receivable periods and good credit profile of our offtakers in this vertical, make this an attractive business for us. As of March 31, 2021, our commissioned distributed solar energy projects are 115.90 MW which is spread across various commercial and industrial, institutional, government and railway offtakers. We have 5.90 MW of committed distributed solar capacity that are under various stages of development.

Offtakers

We define offtakers as parties with whom we have signed a PPA or from whom we have received a letter of award. We define customers as parties to whom we supply power from our commissioned projects under our PPAs with them and are eligible to receive tariffs from them.

We sell electricity to central and state government agencies and public utilities, and private industrial and commercial offtakers (which include consumers under the group captive scheme in India). Under the group captive scheme, a group of offtakers collectively own 26% equity interest in the power plant and have collectively committed to purchase at least 51% of the power generated at the power plant.

Of our total offtaker base as of March 31, 2021, government agencies and public utilities constituted 95.5% and private industrial and commercial offtakers constituted 4.5%. For the year ended March 31, 2021, four customers, which are state distribution companies each accounted for more than 10% of our revenue from contracts with customers. See “ – power purchase agreements” below for more details on the terms of our PPAs with our offtakers, including these customers.

The following table sets forth our offtaker profile by location as a percentage of our total capacity as of March 31, 2021.

Total Capacity (commissioned and committed)	(%)
Central Agency (SECI/PTC/NTPC)	49.32%
State
Andhra Pradesh(1)	7.88%
Gujarat(2)	4.80%
Karnataka(3)	8.23%
Maharashtra(4)	10.00%
Madhya Pradesh(5)	5.86%
Rajasthan(6)	3.73%
Telangana(7)	4.66%
Tamil Nadu(8)	1.01%
Third party	4.51%

Total	100.00%

Notes:

(1)	Andhra Pradesh includes APSPDCL.
(2)	Gujarat includes GUVNL.
(3)	Karnataka includes BESCOM, MESCOM, HESCOM and GESCOM.
(4)	Maharashtra includes MSEDCL.
(5)	Madhya Pradesh includes MPPMCL.
(6)	Rajasthan includes JDVVNL, JVVNL, AVVNL and RREC.
(7)	Telengana includes TSSPDCL and TSNPDCL.
(8)	Tamil Nadu includes TANGEDCO.

Power purchase agreements

We have signed long-term PPAs with central and state-run utilities, government-backed corporations and private commercial and industrial users. The long-term PPAs for our projects enhance the offtake security and long-term visibility of our revenues. As of March 31, 2021, our PPAs for our utility-scale projects had an average term of more than 24 years.

For our utility-scale wind and solar energy projects and our utility-scale firm power projects, our PPAs with central government and state electricity distribution companies typically have a term of 25 years with few PPAs having a term ranging from eight to 20 years. As of March 31, 2021, approximately 96% of our PPAs with central government agencies and state electricity distribution companies had a term of over 20 years, while the remaining PPAs had an average term of 13 years. Similarly, our PPAs with private commercial and industrial users (including under the group captive scheme) typically have a term of eight to 12 years.

For our distributed solar energy projects, our PPAs typically have a term of 10 to 25 years. Under some of our PPAs for distributed solar energy projects offtakers have an option to purchase the solar power generating equipment at the end of the term of the PPA.

Our PPAs for utility-scale and distributed energy projects include, among other things, restrictions on contracted capacity and changes in management and ownership of our project subsidiary undertaking the relevant project (including changes in the specified minimum equity shareholding of the relevant holding company or selected bidder in such project subsidiary).

Events of default under our PPAs typically include failure or delay in commissioning, failure to supply power post the commercial operation date, failure to supply the minimum contracted power as defined in the relevant PPA, inability to meet our performance guarantees, assignment or transfer of assets or rights under the PPAs in contravention of the terms thereof, liquidation, our project subsidiary’s insolvency or similar events, and failure to operate and maintain our projects in accordance with the terms of the PPAs. Upon the occurrence of an event of default, we may face adverse consequences such as specific performance of the PPAs, termination of the PPAs, payment of liquidated damages, imposition of penalties, and exercise of step-in rights by our lenders or rights to replace the relevant holding company/selected bidder or our project subsidiary as operator of the project. Most of our PPAs also provide for relief to the party affected in the event of a change in law or a force majeure.

Tariff

Tariff rates for our PPAs for utility-scale wind energy projects, utility-scale solar energy projects and our utility-scale firm power projects are determined under a feed-in tariffs mechanism, or “FiT,” or a bidding regime or are bilaterally agreed with third-party offtakers. The majority of our PPAs provide for fixed tariff rates. Under a few PPAs, the tariff is subject to escalation provisions. Our PPAs for distributed solar energy projects provide for both fixed and differential tariffs.

FiT

While the renewable energy landscape in India shifted away from a FiT structure to an auction bidding structure, we maintain internal protocols which help guide our FiT assessment for many of our utility-scale wind energy projects.

For projects on a turnkey model, we analyze the asset proposal from the relevant OEM supplier, which generally includes an energy yield estimation report, site suitability reports, on-site wind mast data, evacuation details and indicative project cost. A preliminary assessment of OEM assumptions is carried out based on our experience and market intelligence in the relevant region. We then evaluate power evacuation feasibility and the available wind resource data in-house based. We also assess the impact of the current regulatory and policy framework.

The proposal prepared by the business team is analyzed and tested against relevant technical, legal and financial considerations by a subgroup reporting to an investment committee. With the investment committee’s approval, we sign the term sheet and engage with external parties to conduct wind and evacuation infrastructure studies. Aspects covered include land profile, land access, evacuation feasibility, expected site plant load factor (the ratio of average power generated by the power plant to the maximum power that could have been generated within a period of time), grid availability and potential execution, regulatory and other risks.

After negotiating the preliminary commercial terms with the OEM and accounting for information related to wind resource, evacuation and execution as well as off-taker credit profile, if the proposed FiT based project is deemed viable based on the above factors, our investment committee may grant its final approval for the project.

Bidding

The bidding process for capacity allocations by government agencies is typically conducted in two stages. In the first stage, eligible and prospective bidders are shortlisted. In the second stage, the shortlisted bidders take part in a live online reverse auction to bid for capacity by submitting tariff bids. The bidder quoting the lowest bid is selected.

The objective of the first stage is to identify credible bidders who have the requisite technical and financial capacity to undertake the project. The bid documents, include a draft of the PPA and other information on the project which is provided to every bidder on payment of a processing fee. In addition to the processing fee, a bidder is typically required to deposit a bid security amount in the form of a demand draft or a bank guarantee.

The information sought from the bidders in the first stage is generally restricted to technical and financial capabilities that are relevant to the project. For a bidding consortium, the financial eligibility criteria are typically fulfilled by the lead member or parent company of the lead member, while the technical eligibility criteria are fulfilled by consortium members. Only those applicants that are shortlisted after the first stage are invited to participate in the second stage of the bidding process. The number and nature of the bidders shortlisted for the second stage are based on, among other things, initial bid tariffs and quantity of bidders.

Bidders are typically required to conduct their own surveys, investigations and other detailed examination of the project before submitting their bids, including ascertaining the site conditions, evacuation feasibility, location, surroundings, climate, availability of power, water and other utilities for construction, site access, handling and storage of materials and weather data.

Bid assessment

We utilize a multi-pronged process to effectively track all bid policies and bid updates in the public domain. Once a tender is identified, the relevant information about the bid is discussed with our finance, regulatory and technical teams. Before we submit the bid, it is approved by the investment committee and the board of directors. Our bid approval process begins with the proposal being prepared by our business development team. The proposal typically would lists the key assumptions that we take into account for projections which are based on historical performance. The proposal is reviewed by our finance, execution and O&M teams. In addition, the bid proposal will then be reviewed by our investment team which is led by the CFO. Once the assumptions have been vetted, a 10-member senior management committee further reviews the proposal. The bid proposal is then approved by our board of directors as the final stage.

A number of factors are considered in our assessment of potential bids, including the credit rating of the state distribution utilities, ease of doing business in the relevant state, availability and ownership of land, wind and soil conditions and variability and solar irradiation levels (as appropriate) at the location of the project, land and capital costs, payment cycles, ease of construction, required wind turbine size, climate, topography and other location coordinates. We also evaluate the opportunity on the basis of the capacity being offered, grid connectivity and evacuation infrastructure, including assessing distance to the nearest substations and the capacity of the substations to evacuate the power produced.

As part of all stages of project and bid assessment, we conduct financial evaluations to determine asset and equity rates of return, expected project cost, sensitivity analysis based on realizable tariffs, financing costs and O&M costs. We only bid for projects that we consider will meet internally determined rate of return thresholds commensurate with the risk profile of the bids. If a bid is won, a LOA is issued and then the PPA is signed.

Investments

We use the same approach in assessing potential bids to assess proposed investments in existing projects. Financial, tax, land, technical and legal due diligence is conducted on the relevant asset. Each project under consideration is further evaluated by our internal development and O&M teams, as well as by external consultants. Assessments of project design performance are evaluated against the project’s historical performance. Current and future performance risks are also assessed. A detailed review is conducted to assess additional capital expenditure and operating expenditures required for the residual lifespan of the specific project. The proposal is then sent to the investment committee and, subsequently, to the board of directors for their approval. Once approved, investments are continuously monitored.

Renewable energy certificates

Renewable energy developers, such as us, also have the option to sell the power to state utilities at preferential tariff as set by the state regulator or at the average power purchase cost, or “APPC,” and sell the green component separately in the form of RECs. The Central Electricity Regulatory Commission, or “CERC” in India has issued terms and conditions for recognition and issuance of RECs. In the REC mechanism, the electricity and the green component are accounted for separately. The project developer can sell the power to an off-taker or to a third-party/captive consumer at a mutually negotiated price, while selling the REC component separately in the market. RECs are available for entities to procure based on APPC which is the weighted average cost of procurement of a distribution utility from all sources except short-term power and renewable power. One REC is issued to renewable energy generators for every MWh of electricity fed to the grid and metered at the bus-bar of the generator for projects set up under the REC scheme, and the two products, one being the attributes embodied in the REC and the other being the electricity itself, may be sold or traded separately. REC trading occurs on a monthly basis, while the pricing range for RECs is regulated through a floor and a ceiling price set by the Indian regulator from time to time. Since July 2020, the REC trading has been halted and the matter is sub judice as a result of the announcement by the CERC to do away with the floor price for the RECs and bring down the ceiling price to about $ 14/MWh to reflect falling renewable energy costs. When a REC is purchased, the owner is considered to have purchased renewable energy. Distribution utilities and customers can therefore fulfil their renewable energy purchase obligations by purchasing RECs. As per the REC Regulations, RECs are valid for a period of 1,095 days after issuance.

Equipment Suppliers

We acquire key equipment such as turbines and solar modules from a diverse group of leading suppliers as highlighted in the tables below. We have rigorous vendor evaluation and quality control processes for equipment procurement to high standards. We analyze the wind data (for wind energy projects) or irradiation data (for solar energy projects) from each project site in order to determine the specifications of the equipment we require and engage with equipment suppliers accordingly. We typically assess an equipment contract based on price, warranty and insurance programs, equipment degradation rate, technical support and the reputation of the supplier, among other factors.

We typically enter into master contractual arrangements with our major suppliers that define the general terms and conditions of our purchases, including warranties, product specifications, indemnities, delivery and other customary terms. We normally purchase solar module panels and the balance of plant components on an as-needed basis from our suppliers at the then prevailing prices pursuant to purchase orders issued under our master contractual arrangements. We generally do not have any supplier arrangements that contain long-term pricing or volume commitments, although at times in the past we have made limited purchase commitments to ensure sufficient supply of components.

Suppliers for utility-scale wind energy projects

Operating equipment for utility-scale wind energy projects primarily consists of turbines, inverters, transformers. Costs for turbine typically represent majority of our utility-scale wind energy project investment costs. Our turbine supply strategy is largely based on developing strong relationships and establishing framework agreements with leading turbine suppliers. The following table sets forth our OEM suppliers for wind turbines based on contracted capacity as of March 31, 2021:

Utility-Scale Wind Energy Projects — Contracted Capacity(1)	(%)(2)
Envision Energy Limited	0.89%
Siemens Gamesa Renewable Power Private Limited	35.69%
GE India Industrial Pvt. Ltd	8.60%
Inox Wind Limited	6.44%
KGEPL Engineering Services Private Limited (formerly known as Kenersys India Private Limited and now part of Senvion)	0.71%
ReGen Powertech Private Limited	6.17%
Senvion GMBH	1.58%
Suzlon Energy Limited	24.07%
Vestas Wind Technology India Pvt. Ltd	10.16%
Wind World (India) Limited	5.68%

Total	100.00%

(1)	Contracted capacity includes all of the capacity for which a contract has been entered into regardless of the project status.
(2)	Based on 3,941 MW of contracted capacity of utility-scale wind energy projects for which suppliers have been engaged as of March 31, 2021.

Suppliers for utility-scale solar energy projects

Operating equipment for solar energy projects primarily consists of solar module panels, inverters, cables, solar mounting structures, trackers, transformers and evacuation systems. We purchase major components such as solar module panels and inverters directly from multiple manufacturers. There are several suppliers in the market and we select our suppliers based on expected cost of equipment purchased, reliability, warranty coverage, ease of installation and other ancillary costs. The following table sets forth our OEM suppliers for solar panels based on contracted capacity as of March 31, 2021:

Utility-Scale Solar Energy Projects — Contracted Capacity(1)	(%)(2)
Canadian Solar International Limited	6.53%
Risen Energy Co. Ltd	1.85%
First Solar FE Holdings Pte. Ltd	2.98%
Hanwha Q Cells (QIDONG) Co. Ltd	4.14%
Hareon International Co., Limited	7.09%
Hefei JA Solar Technology Co. Ltd	20.77%
Jinergy Solar	2.99%
Renesola Singapore Pte Ltd	1.57%
Talesun Solar	6.46%
RenewSys	1.07%
Trina Solar Energy Development Pte Ltd	3.04%
Vikram Solar Limited	2.73%
ZNShine PV-Tech Co. Ltd	7.47%
JinkoSolar	7.37%
Longi Solar Technology Co. Ltd	23.95%

Total	100.00%

(1)	Contracted capacity includes all of the capacity for which a contract has been entered into regardless of the project status.
(2)	Based on 3,196 MW of contracted capacity of utility-scale solar energy projects for which suppliers have been engaged as of March 31, 2021.

Project Value Chain

There are several key activities that occur sequentially or concurrently before and throughout a project development cycle. The following chart provides a snapshot of our project development cycle.

Review of data and resource assessment

We conduct wind or solar resource assessments of a proposed project site to estimate the annual energy production of a project using a variety of wind and solar resource assessment tools, including both in-house and third-party resources. An initial assessment of favorable wind and solar resource potential is conducted for each potential site by reviewing publicly available wind and solar maps. Our in-house assessment teams use wind and solar flow modelling tools to estimate potential wind speeds, irradiation levels and other indicators of energy levels. We also engage with wind resource assessment firms to conduct and validate our own wind resource assessments and use independent solar resource assessment software including from 3TIER R&D India Private Limited. Generally, solar resource is significantly more uniform and predictable than wind resource. The databases and software publicly available for assessing solar resource are substantially comprehensive, reflecting a higher degree of accuracy than analogous sources typically provide for wind resource. Accordingly, we find available databases and software to be substantially adequate for all of our solar resource assessment purposes.

Land procurement

The land acquisition process is generally administered and managed by our in-house land team, working with third-party aggregators or developers and EPC contractors, once a project site is identified and assessments and studies are completed. Most of our new projects are in private land and in cases of allotment of land by government, we closely work with the government to mitigate any delay in land allotment. For turnkey utility scale wind energy projects, the land acquisition process is undertaken by the OEMs, in close consultation with our land team, and also by us for some of our projects that are currently under development. Generally, the land procurement process begins with land assessment and feasibility studies even before development of a given project commences. Upon successfully winning a bid, we commence the process to secure land titles or attain the relevant land rights for land needed to construct and operate our projects, including those associated with turbines or solar plants.

We generally enter into conveyance deeds with landowners to secure the necessary title to build on the site, including meteorological masts, roads, electric lines and substations, turbines or solar plant and O&M and other associated facilities. Ownership of each project site (apart from government revenue land or forest land under Indian law wherein we enter into long-term leases) allows us to facilitate our efforts to ensure wind energy project optimization to maximize power generation. Further, we obtain necessary approvals such as, conversion certificates from the relevant government departments using land for non-agricultural purposes, forest clearances and environmental approvals, as applicable. Occasionally, such as in case of solar parks, the developer is solely responsible for land acquisition and various approvals. See also “—Facilities” for more details.

Approvals

Upon identifying and acquiring or leasing the land needed for our projects, we begin the approvals process with relevant local and state agencies. For certain types of approvals, the process continues throughout the various stages of project development. The approvals process includes identifying required permits, holding preliminary meetings with relevant state and central agencies and stakeholder groups, determining and conducting relevant project studies, preparing permits and disclosure reports, participating in public meetings, and responding to information requests and seeking project approvals from the state or central government bodies.

Financing

Funding for our projects is typically obtained during both the development and operational phases. In the development phase, we typically fund projects through external long-term project construction financing and financing through group capital resources, either debt or equity. Before we commence the construction of a project, we typically arrange for funds for the project which significantly de-risks the project. Once the project is commissioned, we typically refinance the debt at lower interest rates, and/or with longer tenure and increased borrowing limits similar to stable projects. Such refinancing of projects allows us to recycle liquidity for our committed projects.

We obtain debt for our projects from multiple sources such as commercial banks (both state owned and private sector banks in India), non-banking financial companies, infrastructure debt funds, domestic and international capital markets, and development finance institutions that have the expertise to evaluate the risks associated with the construction and operation of a renewable energy project, including evaluation of the equipment technology, construction, operation and wind and/or solar resources. Few of our projects also include equity investments from third parties.

Transmission and interconnection

Since the availability of transmission infrastructure and access to a power grid or network is critical to a project’s feasibility, we evaluate the power evacuation capacity available at the nearby sub-stations, using our in-house expertise and from publicly available sources. Once we determine that the necessary transmission infrastructure is available or will be available once a project is commissioned, we undertake the necessary steps to establish a connection with the grid network. This process typically involves submitting various application with relevant public utilities, independent system operator and local electric utility. Power from our wind and solar energy projects is typically evacuated to the relevant grids through high voltage 33/66/110/132/220/400 kV transmission lines from dedicated pooling stations, which results in stable energy transmission and minimizes grid instability and losses.

Equipment procurement

We have a rigorous quality assurance and vendor empanelment process, with a limited number of approved module suppliers, and in-line supervision and third-party testing of modules. We have master contractual arrangements with our top suppliers. For further details, see—“Equipment Suppliers” above.

Construction and commissioning

For our utility-scale wind energy projects, construction consists of turbine installations and the rest of the facility (referred to as the “balance of plant”) which includes transmission lines and the substation. For solar energy projects, there has been a gradual shift from our current turnkey EPC contracts model to the in-house EPC model and have not engaged third-party EPCs for O&M services for the last two years. Under our turnkey EPC model, we generally enter into turnkey EPC contracts with OEMs for manufacturing, installing and commissioning wind turbines and the balance of plant. Under the self-EPC model, we have developed utility scale wind energy projects on our own or jointly with the OEM. We undertake the development risk and we have the option to purchase wind turbine generators from multiple OEMs to reduce time and cost overrun. The construction of the balance of plant is carried out concurrently with the erection of wind turbines.

For our solar energy projects, construction consists of design engineering, structure, module and inverter installations, sub-station construction, interconnection work, and construction of the balance of plant. We have an in-house EPC team that is responsible for overseeing and undertaking the construction of solar energy projects from installation to commissioning. For some projects, we outsource certain construction activities to third-party vendors. The contractors typically provide management, supervision, labor, certain materials, tools, engineering, mobilization, testing and other services required to construct the project.

Construction (including land acquisition) typically takes approximately six to 18 months for utility-scale wind energy projects, and four to 12 months for utility-scale solar energy projects. Our projects team supervises and oversees all aspects of construction. Once a utility-scale wind energy project is functional, we commission the project which involves testing each turbine and integrating it within the project and with the transmission system. For utility-scale solar energy projects, commissioning involves testing the inverters and power transformers and integrating them within the project and with the transmission system. Once our wind or solar energy projects begin transmitting electricity to the relevant grid, we apply for and procure the commissioning certificates from state and central government authorities.

Operations and Maintenance

Wind

O&M services for our wind energy projects are provided in-house and through third-party O&M service providers. We are increasing the portion of capacity of projects managed internally as compared to using O&M service providers to allow more flexibility to directly operate and maintain the turbines, extend the existing agreements with suppliers or enter into new service agreements with other suppliers.

We enter into contracts with O&M contractors for our utility-scale wind energy projects that typically have a term of five to 20 years with an option to renew the contracts. These contracts typically have fixed annual fees which may be subject to escalation at pre-determined rates. Typically, for the first two years services are provided for no charge.

Under our O&M contracts, O&M service providers typically provide performance guarantees for wind turbines and compensate us for any shortfalls in machine availability, subject to an annual monetary limit which is typically a percentage of the annual fees. The services provided by the O&M service providers include coordination with relevant state electricity boards and other government authorities, management and maintenance services of the equipment and the evacuation infrastructure, and technical services including reporting, testing and inspection. These contracts may be terminated by either party upon the occurrence of an event of default which includes bankruptcy or insolvency of the other party, failure by parties to discharge obligations, unauthorized assignment by the O&M services and material breach of contractual terms. The performance of obligations under such contracts are subject to changes in applicable laws.

We are currently developing in-house capabilities to operate and maintain our wind turbines. As of March 31, 2021, we provided O&M services in-house for wind energy projects aggregating to 659 MW. We believe that in-house O&M capabilities provide us the flexibility to directly operate and maintain the turbines, extend the existing agreements with suppliers or enter into new service agreements with other suppliers. While the turbine manufacturer provides on-site O&M of the turbines and the balance of plant including pooling stations, we are required to ensure compliance with regulations and obtain and maintain insurance.

The average life expectancy of wind energy projects is approximately 30 years.

Solar

O&M services for our solar energy projects is typically provided in-house. Over 90% of our utility-scale solar projects are self-operated and we provide O&M services of 24 × 7 plant preventive maintenance, round the clock security services, maintenance of switchyard and transmission line, supply of spares and consumables, plant monitoring and logging, insurance and warranty claims, module cleaning, vegetation control, seasonal tilt, photovoltaic module thermography, IV testing of photovoltaic modules, electroluminescence mass testing on a case to case basis, plant availability warranty and forecasting and scheduling.

Occasionally, we also enter into O&M contracts with third-party contractors. Such O&M contracts typically have a term of two to five years and cover services such as, module cleaning, clearing ground cover (to ensure that solar resource is adequately captured by the solar array and efficiently converted into energy), solar array performance monitoring and maintenance of the balance of plant. These contracts typically have fixed annual fees, which in most cases, subject to annual escalations at pre-determined rates.

Under our O&M contracts with third-party service providers, we generally set performance targets which are evaluated annually with pre-agreed performance guarantee rates. If the performance guarantee rate is not met, the service provider is liable to pay compensation as per the contract terms. Further, these contracts may be terminated by either party upon the occurrence of an event of default which includes bankruptcy or insolvency of the other party, failure by the other party to discharge obligations, assignment of the contract by the other party in contravention of the terms thereof, and material breach of the terms of the contract or misrepresentation by the other party. The liability of the parties under the contracts is typically limited to the annual operating fee payable under such contracts. The performance under such contracts is subject to any changes in applicable laws.

For distributed solar energy projects, we typically engage third-party O&M service providers. These contracts typically have a term of one year, after which it is automatically renewed unless otherwise terminated, and the contracts govern the scope of services to be provided by the service provider.

The average life expectancy of a solar energy project is up to 35 years.

Competition

We face competition in the development and acquisition of new projects as well as in the sale of electricity.

Our primary competitors in respect of the development and acquisition of new power projects include both domestic and foreign renewable energy project developers, independent power producers and utilities. We compete with renewable energy project developers on the basis of a number of differentiating factors in the industry, including site selection, access to vendors, access to project land, efficiency and reliability in project development and operation, and auction bid terms.

We also compete with both conventional and renewable energy companies for the financing needed to develop and construct projects. In addition, we compete with other conventional and renewable energy companies for a limited pool of personnel with requisite industry knowledge and experience, as well as equipment supplies, permits and land to develop new projects.

Environmental, Health and Safety Management

We are committed to the environment and safe work practices to prevent occupational health and safety risks. To effectively manage these goals through the lifecycle of our projects, we are implementing an Environmental and Social Management System or, “ESMS” at both the corporate and project level. ESMS reflects our view on our environmental, health, safety and social responsibilities, and serves as the framework through which we carry out our comprehensive and organization-wide environmental and social commitments, and assess our environmental and social performance against established international guidelines. We have a health and safety manual for all our projects.

Through the ESMS we seek to guide project level decision making to take into account overall health and safety risks and address environmental and social impacts. Key matters addressed by the ESMS include people development and training, materials and site monitoring and quality control, and stakeholder transparency. The ESMS factors in country level regulatory requirements as well as transnational standards and benchmarks, such as the International Finance Corporation, “IFC,” Performance Standards for financing and the IFC Environmental, Health and Safety Guidelines—Wind Energy, and the Asian Development Bank Safeguard Policy Statement (2009), for environment, health, safety and social standards.

We are committed to environmentally friendly energy generation, and all of our facilities comply with pollution, emission and noise norms applicable to us in India. We are certified under the occupational health and safety assessment series (OHSAS 18001:2007) and ISO 14001:2015 in India for health and safety management and environment management systems, as well as under ISO 9001:2015, ISO 45001:2018 at the organization level for among other things, project management and design. In addition to being audited regularly by internal and third-party auditors, we engage with third parties to prepare environmental and social impact assessments for all of the projects that are under development.

Employees

As of March 31, 2019, 2020 and 2021, we had 753, 864, and 1,215 employees, respectively. The following table provides a breakdown of our employee base by function as of the dates indicated:

	As of March 31,
	2019	2020	2021
Function:
Business support (includes finance, legal, company secretarial, human resources, execution support, IT, offtaker, billing and management teams)	304	286	350
Business development (includes business development and bidding teams)	28	31	37
Design and engineering (includes design, technical and power evacuation teams)	62	106	191
Procurement and commercial	22	28	27
Project execution	140	155	224
Operations and maintenance (includes project asset management and performance monitoring teams)	171	229	341
Quality health safety and environment	26	29	45

Total	753	864	1,215

None of our employees is represented by a labor union with respect to his or her employment with us. We have not experienced any material work stoppages or labor disruptions in the past and we consider our relations with our employees to be amicable.

Technology and R&D

We employ state-of-the-art technology and digital tools to operate and manage our projects.

To monitor our wind energy projects at the project level, we work with the original equipment manufacturers to procure the proprietary supervisory control and data acquisition, or “SCADA,” data and systems that are compatible with our turbine programmable logic controllers. To monitor our wind energy projects at the centralized level, a popular cloud monitoring platform has been implemented, which obtains data from the OEMs’ data centers at the site level for constant monitoring.

To monitor our solar energy projects at the project level, we use industrial grade hardware and software solutions. Our OEMs provide their data that is compatible with standard communication protocols. OEMs use database management software. Net framework, visual basic java scripting and scripting query language. To monitor our solar energy projects at the centralized level we use a popular cloud monitoring platform.

We have built good working relationships with top tier global battery OEMs and system integrators and have a dedicated team working on ramping up capability development in self-integration and energy management services to build a pipeline of utility-scale battery energy storage system in India. The growth areas for this segment include battery pack assembly and building battery asset management capabilities.

We have a full-fledged “ReD. Lab” to bring together cross-functional teams to develop advanced analytics solutions.

We intend to continue building our in-house transmission capabilities for solar energy projects, relying on our own EPC teams for the development of transmission lines in addition to external EPC providers to further control costs on such projects. We will also evaluate new energy storage solutions and associated technologies to further increase project operational efficiencies.

We acquired Regent Climate Connect Knowledge Solutions Private Ltd, a digital analytics, software development, artificial intelligence, and machine learning company, specializing in the power markets in India in June 2020. This deal is expected to bolster our internal digital capabilities and give us access to promising external markets and customers. Through the acquisition we also intend to access the energy management services market.

Information Technology

Information technology has emerged as a key business enabler for us and plays an important role in improving our overall productivity, customer service and risk management. Our IT strategy is aimed at integrating our business, organizational capability, customer service, risk management and corporate governance. We have stable, secure and robust IT infrastructure and applications supporting our business and strategic initiatives. Our business-critical applications are hosted on cloud data centers that are certified to international and industry specific compliance standards. We have enterprise resource planning systems for financial management and several business applications for our financing business. We continue to implement automation initiatives on the top of our core applications to streamline our credit approval, collections, administration and monitoring processes to efficiently meet our business process requirements.

In March 2021, we were named to the World Economic Forum’s (WEF) Global Lighthouse Network, which recognizes companies using new technologies to achieve environmentally sustainable, community supportive, profitable growth. This makes us one of the two Indian companies to be recognized by the Global Lighthouse Network this year.

Intellectual Property

Our success depends in part on our ability to protect our technology and intellectual property. In the course of our business, we use various financial, business, scientific, technical, economic and engineering information, formulas, designs, methods, techniques, processes and procedures, all of which is protected confidential and proprietary information. We rely on a combination of patent, trade secret, trademark and other intellectual property laws, confidentiality agreements and license agreements to establish and protect our intellectual property rights. We also share some of our technology and know-how with our vendors in connection with the supply of equipment for the development of our projects, and therefore ensure that we obtain adequate safeguards against any potential intellectual property infringement by our vendors.

Facilities

We operate our business through a number of subsidiaries and branch offices, which are located in India. Our principal operational office is located at Commercial Block-1, Zone 6, Golf Course Road, DLF City Phase-V, Gurugram 122 009, Haryana, India; and our registered office is located at 138, Ansal Chambers II, Bhikaji Cama Place, Delhi 110 066, India.

We also manage our operations through six regional offices in the Indian cities of Bangalore, Hyderabad, Pune, Jaipur, Ahmedabad and Bhopal and 86 site offices in India.

Our utility-scale wind energy projects are located on land we purchase from landowners or arranged by the OEMs, and on government revenue and forest land leased to OEMs or its developers from state governments and sub-leased to us. Our OEMs acquire land for our turnkey projects either directly from landowners or by entering into long-term leases (with respect to government revenue or forest land) with state governments. The terms of our leases with state governments typically range from 20 to 30 years. To the extent we sub-lease such land from OEMs, the term of such sub-leases will be for the remaining duration of the lease period under the relevant master lease agreement. Our solar energy projects are generally located on land purchased directly from landowners, except some of our projects which are located on government revenue land or solar parks and for which we have entered into land use agreements with the state governments.

The table below provides an aggregate of our principal owned and leased properties as of March 31, 2021:

Type	Total Area	Owned Area	Leased Area	Others (solar parks(2))
	(in acres(1))
Utility-scale wind energy projects	5,488	3,872	1,616	—
Utility-scale solar energy projects	18,723	10,317	6,357	2,049

Total	24,211	14,189	7,974	2,049

Notes:

(1)	One acre is 43,560 square feet.
(2)	Refers to land that has been subleased by the lessor, mostly the government of India, to us for the construction of solar energy projects.

Corporate Social Responsibility

We are committed to promoting inclusive growth and empowering communities through education and the provision of employment opportunities. To this end, we have implemented the ReNew India Initiative. The ReNew India Initiative is focused on three broad areas of community development: human, social and environmental capital. Our flagship programs under the ReNew India Initiative includes the following:

•

Lighting Lives: an initiative focusing on last mile electrification of schools with less than three hours of electricity through solar energy, thereby changing the education delivery and creating a force of young green ambassadors through clean energy advocacy.

•

ReNew Women India Initiative, or “ReWIN”: A socio-economic empowerment program to encourage rural women to become entrepreneurs through a self-help group model which creates additional employment opportunities for them.

•	ReNew Scholarship for Exceptional Talent, or “ReSET”: A program to identify talent from under privileged sections and provide a platform to develop their academic and extracurricular talent.

•

Community-based water management: A community-corporate based partnership to address the need for ensuring access to quality drinking water by the establishment of water filtration units in communities and schools.

•

Thought leadership: To scale up our interventions and create deeper impact, we launched our philanthropic arm the “ReNew Foundation” in the year 2018 to drive policy advocacy through various partnerships and programs.

During the COVID-19 pandemic, we participated in the various initiatives launched by the Government of India and contributed to the various public funds for COVID-19 relief. We also distributed packets of dry ration to the poor and health kits to frontline workers. We also established a community kitchen to offer food to the poor during the lockdown period. We have pledged to combat the COVID-19 pandemic in India and have contributed towards the PM-CARES Fund and the chief minister’s relief fund in various states of India. We have also committed to directly help communities impacted by the lockdown and to bolster the health infrastructure in India.

In recognition of our various corporate social responsibility efforts, we were awarded the S&P Global Platts Corporate Social Responsibility Award in 2020 and the Stevie Award for CSR Program (silver category) of the year in 2020. We also received awards for the initiatives we took for COVID-19, such as the Stevie Award 2020–COVID-19 Relief Initiative (silver category) and the IHW Council Health Impact Award 2020 for COVID-19 Relief Project. In March 2021, we were named to the World Economic Forum’s Global Lighthouse Network, which recognizes companies using technologies to achieve environmentally sustainable, community supportive and profitable growth.

Environmental, Social and Governance

Grounded in our history as owners and operators of renewable energy projects, Environment, Social and Governance, or “ESG,” management has always been an integral part of our asset management approach. We believe that we have a well-defined ESG policy, and that having a robust ESG strategy is crucial for us to create long-term value for our shareholders. We understand that well-run businesses are those that have a solid moral authority from all stakeholders to execute their business plans.

We are working towards mapping our emissions from Scope 1 emissions (direct greenhouse gas emissions), Scope 2 emissions (indirect greenhouse gas emission through generation of electricity) and Scope 3 emissions (other indirect greenhouse gas emissions not directly resulting from generation of electricity by the Company) and support global climate action. We intend to conduct climate vulnerability assessments of our sites and maintain a robust ESG Policy that attempts to mitigate any environmental damage. For the years ended March 31, 2019, 2020 and 2021, we did not incur any environmental related fines and penalties. We are also committed to the “Race to Zero” campaign of United Nations Climate Change Conference 2021, achieving “NetZero” by 2050 and we have a “No Plastic Policy” at our offices. We also partner with institutions such as The Climate Group, World Economic Forum, India Climate Collaborative and United Nations Environment Program and actively participate in policy advocacy conversations on renewable energy and access to energy. In India, we engage with organizations such as YourStory, Indian Women Network, and the United Nations Global Compact to the diversity and inclusion agenda. At the international level, we support the Paris Agreement, and plan to meet the targets set out in the United Nations Sustainable Development Goals and contribute towards the achievement of some of the sustainable development goals. We believe that we have a strong culture to support innovation in the areas of environment, energy storage and climate change, evidenced by our long-term strategic research and development partnerships with the Indian Institute of Technology, New Delhi and Stanford University. We are committed to work towards improving our organizational efficiency and preparing the roadmap for the forecasted low carbon economy and to increasing our own efficiency and market profitability.

We also aim to generate social value and support communities around our projects and had no community related conflicts in the years ended March 31, 2019, 2020 and 2021. We are signatory to the Global Reporting Initiative’s South Asia Charter for Sustainability Imperatives and the United Nations Global Company’s Business Ambition for 1.5°C Commitment to drive our commitment to develop and submit emissions reduction targets aligned with the science based targets initiative criteria. We are also signatory to Terra Carta, an initiative by the Prince of Wales to involve the private sector in creating a sustainable future, the United Nations Women Empowerment as our effort to create an inclusive workplace and the Ten Principles of the United Nations Global Compact. We are also committed to abide by the United Nation’s Target Gender Equality and we have set targets to improve the male-to-female ratio. We also have measures to monitor and improve the satisfaction, happiness and wellbeing of our employees regularly. We have also adopted the Du-Point guidelines to create a safe working environment and have set clear targets for continuous improvement of our safety records. We also promote employee volunteerism. See “–Corporate Social Responsibility” for more details on our CSR activities.

On the governance side, we have undertaken several initiatives in key areas. In recent years, data privacy and cyber-security have become key ESG priorities for global companies. We believe that we have a strong governance and review mechanism for sustainability and we focus on strong governance, transparent and ethical operations. We aim to conduct a true value assessment of our operations in 2021. We have adopted the Global Reporting Initiative standards to disclose the impact of its sustainability performance and we have set up a vigilance mechanism and whistle-blower policy to enforce transparency in operations. We also intend to adopt the Taskforce for Climate-related Financial Disclosures framework between 2021 and 2022. We also integrate our suppliers and vendors into our sustainability framework and consider opportunities to reduce environmental footprint and increase resource efficiency across our entire value chain.

Organizational Structure

The following chart sets forth our organizational structure for each of our significant subsidiaries as of March 31, 2021:

All ownership is 100% unless otherwise indicated.

Government Regulations

Due to the industry and geographic diversity of our projects, our operations are subject to a variety of rules and regulations. If we are not in compliance with applicable legal requirements, we may be subject to civil or criminal penalties and other remedial measures. Set forth below is a brief summary of some of the principle legislations governing our business.

Industry specific legislations

Electricity Act, 2003

The Electricity Act, 2003, or “Electricity Act,” is the central legislation which covers, amongst others, generation, transmission, distribution, trading and use of electricity. It governs the establishment, operation and maintenance of any electricity generating company and prescribes technical standards in relation to the connectivity of generating companies with the grid. As per provisions of the Electricity Act, generating companies are required to establish, operate and maintain generating stations, sub-stations and dedicated transmission lines. Further, the generating companies may supply electricity to any licensee or even directly to consumers, subject to availing open access to the transmission and distribution systems and payment of transmission charges, including wheeling charges and any other open access charges, as may be determined by the concerned electricity regulatory commission. In terms of the Electricity Act, open access means the non-discriminatory provision for the use of transmission lines or distribution system or associated facilities with such lines or system, by any licensee or consumer or a person engaged in generation in accordance with the regulations specified by the relevant electricity regulatory commission.

In accordance with Section 7 of the Electricity Act, a generating company may establish, operate and maintain a generating station without obtaining a license under the Electricity Act if it complies with the technical standards relating to connectivity with the grid prescribed under clause (b) of Section 73 of the Electricity Act.

Under the Electricity Act, the State Electricity Regulatory Commissions, or “SERCs,” are required to promote co-generation and generation of electricity from renewable sources of energy and sale of electricity to any person from sources other than the incumbent distribution licensee under the provisions of open access. The Electricity Act further requires the SERCs to specify, for the purchase of electricity from renewable sources, a percentage of the total consumption of electricity within the area of a distribution licensee, which has been implemented in the form of renewable purchase obligations, or “RPOs.”

Additionally, the Electricity Rules, 2005, or the “Electricity Rules,” also prescribe a regulatory framework for developing captive generating plants. Pursuant to the Electricity Rules, a power plant shall qualify as a captive power plant only if not less than 26% of ownership is held by captive users and not less than 51% of the aggregate electricity generated in such plant, determined on an annual basis, is consumed for captive use. In case of a generating station owned by a company formed as a special purpose vehicle, the electricity required to be consumed by captive users is to be determined with reference to such unit or units identified for captive use and not with reference to the generating station as a whole, and equity shares to be held by the captive users must not be less than 26% of the proportionate equity interest of the company related to the generating unit or units identified as the captive generating plant.

The Ministry of Power introduced the Electricity Act (Amendment) Bill, 2020, or “Amendment Bill,” to amend the Electricity Act to promote the generation of electricity from renewable sources of energy. The Ministry of Power also introduced Electricity (Rights to Consumers) Rules, 2020, or the “2020 Electricity Rules,” to empower consumers of electricity and confer rights upon the consumers to be entitled to reliable services and quality electricity. The 2020 Electricity Rules proposes to introduce, inter alia, installation of smart or pre-payment meter. Further, the Rules intend to ensure the availability of 24x7 power to all the consumers with some exceptions for lower hours that the relevant State Electricity Regulatory Commission may specify for certain categories of consumers and introduces robust grievance redressal mechanism to be introduced by the distribution licensees.

Tariff Determination

Under the Electricity Act, the appropriate commission is empowered to determine the tariff for the supply of electricity by a generating company to a distribution licensee. The appropriate electricity regulatory commission is guided by certain principles while determining the tariff applicable to power generating companies which include, among other things, principles and methodologies specified by the Central Electricity Regulatory Commission, or the “CERC,” for tariff determination, safeguarding consumer interest and other multiyear tariff principles laid down by the implementation of the National Electricity Policy, or the “NEP,” the Tariff Policy and the National Tariff Policy, 2016, or the “NTP 2016”; and, tariff may also be determined through the transparent process of bidding in accordance with the guidelines issued by the Government of India.

National Tariff Policy, 2016

The Government of India notified the Tariff Policy on January 6, 2006, or the “Tariff Policy 2006,” under Section 3 of the Electricity Act, to ensure availability of electricity to consumers at reasonable and competitive rates, financial viability of the sector and to attract investment, promote transparency, consistency and predictability in regulatory approaches across jurisdictions and minimize perceptions of regulatory risks and promote competition and to guide CERC and the SERCs in discharging their functions. The Tariff Policy 2006 has now been replaced with the NTP 2016.

In exercise of the powers conferred under Section 3 of the Electricity Act, 2003, Government of India has notified the revised tariff policy to be applicable from January 28, 2016. The objectives of NTP 2016, inter alia, include:

(i)	ensuring financial viability of the power sector and attract investments;

(ii)	ensuring availability of electricity to consumers at reasonable and competitive rates;

(iii)	promoting generation of electricity from renewable power sources; and

(iv)	promoting hydroelectric power generation.

The NTP 2016 has removed the ambiguity on applicability of the RPOs on co-generation as it has been clarified that co-generation from sources other than renewable sources shall not be excluded from the applicability of the RPO. NTP 2016 specifies that an existing coal or lignite based generating station may choose to add additional renewable energy capacity and generation from such renewable energy capacity may be bundled with its thermal generation for the purpose of sale. In case an obligated entity procures such bundled power, then the SERCs will consider the obligated entity to have met the RPO to the extent of power bought from such renewable energy generating stations.

Further, to encourage the renewable power sector, the Ministry of Power, vide order dated August 5, 2020, has waived the inter-state transmission charges and losses on transmission of electricity generated from the power plants for a period of 25 years from the date of commissioning of such power plants, which meet the following criteria: (a) Power plants using solar and wind sources of energy, including solar-wind hybrid power plants with or without storage commissioned till June 30, 2023 for sale to entities having a RPO, irrespective of whether this power is within RPO or not, provided that in case of distribution licensees, the power has been procured competitively under the guidelines issued by the Central Government; (b) Solar PV power plants commissioned under “MNRE’s Central Public Sector Undertaking (CPSU) Scheme Phase-II (Government Producer Scheme) dated March 5, 2019”; and (c) Solar PV power plants commissioned under SECI Tender for manufacturing linked capacity scheme (RFS No. SECI/C&P/RfS/2GW Manufacturing/P-3/R1/062019 dated June 25, 2019) for sale to entities having RPO, irrespective of whether this power is within RPO or not.

NTP 2016 takes into account, among others, the certain factors such as return on investment, cost of debt and equity norms (for financing of future capital costs of projects, a debt to equity ratio of 70:30 to be adopted) in determining the tariff.

Guidelines for Tariff Based Competitive Bidding Process for Procurement of Wind and Solar Power

The Ministry of Power has issued guidelines on August 3, 2017 and December 8, 2017 for procurement of solar and wind power, respectively, through tariff based competitive bidding process, or the “Competitive

Bidding Guidelines.” The Competitive Bidding Guidelines aim to enable the distribution licensees to procure solar and wind power at competitive rates in a cost-effective manner.

Guidelines for Tariff Based Competitive Bidding Process for Procurement of Round-The Clock Power from Grid Connected Renewable Energy Power Projects, complemented with Power from any other source or storage.

The Ministry of Power has issued guidelines on July 22, 2020 as amended on November 3, 2020 and February 5, 2021 to enable procurement of round-the-clock power by distribution companies from grid-connected renewable energy power projects, complemented with power from any source or storage, through tariff based competitive bidding process, and to facilitate addition to renewable energy capacity and fulfilment of renewable power obligation requirements of distribution companies. Pursuant to these guidelines, the renewable energy component generated under this program is eligible for renewable purchase obligation compliance. Further, the amendment dated February 5, 2021 has made it mandatory to include force majeure clauses in the PPAs as per the industry standards

Central Electricity Regulatory Commission (Terms and Conditions for Tariff Determination from Renewable Energy Sources) Regulations, 2017

CERC has announced the Central Electricity Regulatory Commission (Terms and Conditions for Tariff Determination from Renewable Energy Sources) Regulations, 2017, or the “Tariff Regulations 2017.” The tariff period under the Tariff Regulations 2017 is required to be considered from the date of commercial operations of the renewable energy stations. The Tariff Regulations 2017 further lay down the criteria which should be taken into consideration by CERC while determining the tariff for the sale of electricity generated from renewable sources.

Central Electricity Regulatory Commission (Terms and Conditions of Tariff Determination from Renewable Energy Sources) Regulations, 2020

CERC notified the Central Electricity Regulatory Commission (Terms and Conditions of Tariff Determination from Renewable Energy Sources) Regulations, 2020, or the “Tariff Regulations 2020,” on June 23, 2020. These regulations came into force from July 1, 2020 and shall remain effective till March 31, 2023, unless reviewed earlier or extended by CERC. Under the Tariff Regulations 2020, CERC has specified certain parameters for determination of tariff for new sources of renewable energy such as floating solar project, renewable hybrid energy project and renewable energy project with storage in addition to those covered in past tariff regulations. In case of renewable energy projects for which generic tariff has to be determined as per these regulations, it will be done through a tariff order at least one month before the commencement of the year for each year of the control period, which is from July 2020 to March 2023. The other tariff which is project specific, shall be determined by the CERC on a case to case basis for, amongst others, solar PV power projects, floating solar projects, solar thermal power projects, wind power projects, renewable hybrid energy projects and renewable energy with storage projects.

National Electricity Policy, 2005

The Indian Government notified the National Electricity Policy, or “NEP” on February 12, 2005, under Section 3 of the Electricity Act. The key objectives of the NEP, amongst other things are, stipulating guidelines for accelerated development of the power sector, providing supply of electricity to all areas and protecting interests of consumers and other stakeholders, keeping in view availability of energy resources, technology available to exploit these resources, economics of generation using different resources and energy security issues.

Further, NEP emphasizes the need to promote generation of electricity based on non-conventional sources of energy. The NEP provides that SERCs should specify appropriate tariffs to promote renewable energy (until renewable energy power projects relying on non-conventional technologies can compete within the competitive bidding system). SERCs are required to specify percentages of the total consumption of electricity in the area of a distribution licensee that progressively increase the share of electricity generated from renewable sources. Furthermore, the NEP provides that such purchase of electricity by distribution companies should be through competitive bidding.

The Government of India has released draft of National Electricity Policy, 2021 and sought comments from the stakeholders. Once implemented, the draft National Electricity Policy aims at achieving the following objectives, among others: (a) promotion of clean and sustainable generation of electricity; (b) development of adequate and efficient transmission systems; (c) revitalization of DISCOMs; (d) development of efficient markets for electricity; (e) supply of reliable and quality power in line with specified standards in an efficient manner; (f) move towards light-touch regulation; and (g) promotion of manufacturing goods and services in India in the generation, transmission and distribution segments of the power sector under the Make in India initiative and Atmanirbhar Bharat Abhiyan (self-reliance scheme).

Central Electricity Regulatory Commission (Indian Electricity Grid Code) Regulations, 2010, or “Grid Code”

The CERC in these regulations, as amended from time to time, has laid down the rules, guidelines, and standards to be followed for planning, developing, maintaining and operating the power systems, in the most secure, reliable, economic and efficient manner. These regulations have been amended to require the wind and solar power generators to forecast and schedule their power generation on a day ahead basis. Further, the Grid Code provides a “must-run” status to all solar and wind power plants and exempts such power plants from “merit order dispatch” principles.

Guidelines for Development of Onshore Wind Power Projects, 2016, or “MNRE Guidelines”

The Ministry of New and Renewable Energy, or “MNRE,” initially issued guidelines for orderly growth of the wind power sector, which were subsequently revised from time to time. These guidelines aim to facilitate the development of wind power projects in an efficient and cost-effective manner.

Revised Guidelines for Wind Power Projects, or “Wind Power Guidelines”

To ensure quality of wind farm projects and equipment, MNRE introduced the Wind Power Guidelines which were revised and addressed to the erstwhile State Electricity Boards, state nodal agencies and financial institutions such as Indian Renewable Energy Development Agency Limited, or “IREDA.” The Wind Power Guidelines provide for, inter alia, proper planning, selection of quality equipment and implementation, performance and monitoring of wind power projects.

Renewable Purchase Obligations

The Electricity Act promotes the development of renewable sources of energy by requiring the SERCs to ensure grid connectivity and the sale of electricity generated from renewable sources. In addition, the Electricity Act and the Tariff Policy require the SERCs to specify, for the purchase of electricity from renewable sources, a percentage of the total consumption of electricity within the area of a distribution licensee, which are known as RPOs. RPOs are required to be met by obligated entities (distribution licensees, captive power plants and open access consumers) by purchasing renewable energy, either by renewable energy power producers such as the Group, or by purchasing renewable energy certificates, or “RECs.” In the event of default by an obligated entity in any financial year, the SERC may direct the obligated entity to pay a penalty or to deposit an amount determined by the relevant SERC, into a fund to be utilized for, among others, the purchase of RECs.

Generation Based Incentive Scheme, or “GBI Scheme”

To encourage generation from wind energy projects, MNRE notified the GBI Scheme for grid connected wind power projects on December 17, 2009 which is currently applicable to the wind power projects which were commissioned and registered under the GBI Scheme during period commencing from the date of the aforementioned notification and up to March 2017. GBIs under the GBI Scheme are available for the wind power projects selling electricity to the grid and captive wind power projects but exclude wind power projects that undertake third-party sales. Only those wind power projects which sell electricity at the tariff announced by SERCs and/or state governments are eligible for availing benefits under the GBI Scheme. The objective of the GBI Scheme is to (i) broaden the investor base; (ii) incentivize actual generation with the help of generation/outcome based incentives; and (iii) facilitating entry of large independent power producers and foreign direct investment in the Indian wind power sector. Under the GBI Scheme, generation-based incentives are available for a minimum period of four years and maximum period of 10 years.

Ujwal Discom Assurance Yojana, or “UDAY”

UDAY is a scheme formulated by the Ministry of Power, Government of India, vide Office Memorandum dated November 20, 2015. It provides for the financial turnaround and revival of Power Distribution companies, or “DISCOMs.” The scheme is applicable only to state-owned DISCOMs including combined generation, transmission, and distribution undertakings.

The various state governments, their respective DISCOMs and the Government of India have entered into agreements which stipulate responsibilities of the entities towards achieving the operational and financial milestones under the scheme. One of the features of this scheme is that the States have agreed to take over 75% of the debt of the DISCOMs as of September 30, 2015 over a period of two years–50% of the DISCOM debt in 2015-16 and 25% in 2016-17 as per the mechanism provided for in the scheme.

National Solar Mission, or “NSM”

NSM was approved by the Government of India on November 19, 2009 and launched on January 11, 2010. The target for solar deployment was enhanced to 100 GW of solar power in India by 2022. The target principally comprises 40 GW rooftop solar power projects and 60 GW large and medium scale grid connected solar power projects. In addition, the Government of India on March 22, 2017 sanctioned the implementation of a scheme to enhance the capacity of solar parks from 20,000 MW to 40,000 MW for setting up at least 50 solar parks each with a capacity of 500 MW and above by 2019-2020, which was further extended to 2021-2022.

Central Electricity Regulatory Commission (Open Access in Inter-State Transmission) Regulations, 2008, or the “CERC Open Access Regulations”

The CERC Open Access Regulations, as amended from time to time, for inter-state transmission provide for a framework which not only facilitates traditional bilateral transactions (negotiated directly or through electricity traders), but also caters to collective transactions discovered in a power exchange through anonymous, simultaneous competitive bidding by sellers and buyers. Applicable to short term open access transactions up to one month at a time, the emphasis of the CERC Open Access Regulations is on scheduling rather than reservation to ensure that the request of an open access customer is included in the dispatch schedules released by RLDCs. Further, certain types of transmission services by payment of transmission charges (to be levied in Rupees per MWh) shall be available to open access customers based on the type of transactions, i.e., bilateral or collective. In addition to transmission charges, certain operating charges shall also be levied. The CERC Open Access Regulations enable entities connected to inter-state transmission as well as intra-state transmission and distribution systems to purchase power from a source other than the incumbent distribution licensee situated outside the relevant State.

Central Electricity Regulatory Commission (Grant of Connectivity, Long-term Access and Medium-term Open Access in inter-State Transmission and related matters) Regulations, 2009, or “CERC Connectivity & Access Regulations”

The CERC Connectivity & Access Regulations, as amended from time to time, provide a framework for granting connectivity, medium and long-term access to the inter-state transmission system, or “ISTS.” Any power generating station, including a captive generating plant or a bulk consumer, is authorized to seek connectivity, medium and long-term access to the ISTS in accordance with the provisions made under these Regulations. CERC Connectivity & Access Regulations identifies Central Transmission Utility, or “CTU” as the nodal agency for grant of connectivity. With respect to medium and long-term access to ISTS, CTU is mandated to frame procedures concurrent to the CERC Connectivity & Access Regulations covering all the aspects as envisaged in the CERC Connectivity & Access Regulations in detail. For grant of connectivity, wind and solar based projects are treated differently by CERC Connectivity & Access Regulations, as a separate set of procedures is framed for wind and solar projects safeguarding the interests of renewable energy projects and the transmission system owner.

Central Electricity Regulatory Commission (Sharing of Inter-State Transmission Charges and Losses) Regulations, 2020, or “CERC Transmission Charges Regulations 2020”

The CERC, pursuant to the notification dated May 4, 2020, has announced the CERC Transmission Charges Regulations 2020. As per the CERC Transmission Charges Regulations 2020, transmission charges and losses for the use of ISTS are not payable for solar power-based projects whose useful life has been commissioned during the period from July 1, 2011 to June 30, 2017. The CERC Transmission Charges Regulations 2020 has come into force from November 1, 2020 and has superseded the CERC Transmission Charges Regulations 2010. Pursuant to its orders dated September 30, 2016, June 14, 2017, February 13, 2018 and November 6, 2019, the Ministry of Power exempted wind and solar based generating projects commissioned until December 31, 2022, which were selling power to all entities including distribution companies for fulfilment of their RPO, from the applicability of ISTS transmission charges and losses for a period of 25 years from the date of commercial operation of such generation projects if such capacity has been awarded as per the competitive bidding guidelines notified by the Central Government. On August 5, 2020, the Ministry of Power, inter alia, extended applicability of such exemptions until June 30, 2023.

Central Electricity Regulatory Commission (Deviation settlement Mechanism and related matters) Regulations, 2014, or “F&S Regulations”

The CERC in these regulations has laid down rules guidelines and standards for maintaining grid discipline and grid security as envisaged under the Grid Code through the commercial mechanism for Deviation Settlement through withdrawal and injection of electricity by the users of the grid including wind and solar based plants connected to an interstate transmission network. The wind and solar generators connected to interstate transmission networks are required to provide a daily 15 minutes time block wise generation schedule. The schedule may be revised by giving advance notice to the relevant Regional Load Despatch Centre. Any deviations between actual generation with respect to the schedule generation in the 15-minute time block is liable to attract commercial charges as per the formula prescribed in the F&S Regulations.

Renewable Energy Certificates, or “REC”

The CERC notified the Central Electricity Regulatory Commission (Terms and Conditions for Recognition and Issuance of Renewable Energy Certificate for Renewable Energy Generation) Regulations, 2010, or the “REC Regulations,” on January 14, 2010 and the same was amended on March 28, 2016. The REC Regulations aim at the development of markets for power from non-conventional energy sources by issuance of transferable and saleable credit certificates. The REC Regulations facilitate fungibility and inter-state transaction of renewable energy with least cost and technicality involved. The CERC has nominated the National Load

Despatch Centre as the central agency to perform the functions, including, inter alia, registration of eligible entities, issuance of certificates, maintaining and settling accounts in respect of certificates, acting as repository of transactions in certificates and such other functions incidental to the implementation of REC mechanism as may be assigned by the CERC. The REC mechanism provides a market-based instrument which can be traded freely and provides means for fulfilment of RPOs by the distribution utilities/consumers.

National Wind-Solar Hybrid Policy, or “Hybrid Policy”

MNRE announced the Hybrid Policy on May 14, 2018, with an aim to encourage renewable power generation and promote new projects as well as hybridization of the existing wind and solar projects. The policy was amended on August 13, 2018. The main objective of the Hybrid Policy is to provide a framework for promotion of large grid connected wind-solar photovoltaic hybrid systems for optimal and efficient utilization of transmission infrastructure and land, reducing the variability in renewable power generation and achieving better grid stability.

The implementation of wind solar hybrid systems will be/was on the basis of different configurations and use of technology. The Hybrid Policy mandates the Central Electricity Authority and the CERC to formulate necessary standards and regulations for wind-solar hybrid systems.

Guidelines for Tariff Based Competitive Bidding Process for procurement of power from Grid Connected Wind Solar Hybrid Projects, 2020, or “Hybrid Projects Guidelines”

Pursuant to the Hybrid Policy, a scheme was introduced on May 25, 2018 for setting up of 2500 MW of wind-solar hybrid power projects at a tariff discovered through competitive bidding. The Hybrid Projects Guidelines dated October 14, 2020 issued by MNRE provides a framework for procurement of electricity from ISTS grid connected wind-solar hybrid power projects and facilitates transparency and fairness in procurement processes. Further, power purchase agreements, or “PPAs,” entered into pursuant to these guidelines shall not have a term lesser than 25 years from the COD.

Integrated Day Ahead Market

Pursuant to a notification dated March 24, 2021, the Ministry of Power, India, an integrated day-ahead market, or “Integrated DAM”, is expected to be launched at the power exchanges with separate price formation for power generated from renewable energy and conventional power. According to this notification, the proposed market structure should allow the buyer to meet the RPO target by dire power from the exchange. The notification is proposed to be implemented by June 30, 2021.

State Level Policies, Guidelines for Promotion and Establishment of Renewable Energy Projects

In addition, projects developed by the SPVs in various states are subject to state level policies. Various states in India have from time to time announced administrative policies and regulations in relation to solar and wind power projects and related matters. Typically, these state policies are framed by nodal agencies responsible for development of renewable energy and energy conservation in the respective states. These policies provide for, among others, the incentives of setting up of wind and/or solar power projects in the relevant states, procedures and approvals required for setting up of wind and solar power projects within the state, regulation of grid integration, connectivity and security, and tariff determination. These state-specific policies and regulations have material effects on our business as PPAs between project developers and state offtakers are entered into in accordance with the applicable state policies and regulations. Accordingly, these PPAs are standard form contracts and the project developers have no flexibility in negotiating the terms of the PPAs. The majority of our solar power plant generation occurs in States of Karnataka, Madhya Pradesh, Andhra Pradesh, Gujarat and Maharashtra. Some key regulations applicable in these states are described below.

Rajasthan

The Rajasthan Renewable Energy Corporation Limited is the nodal agency responsible for promoting and developing renewable energy in the state of Rajasthan.

The Government of Rajasthan notified the Rajasthan Wind and Hybrid Energy Policy, 2019 which came into effect from December 18, 2019 and will remain in force until superseded by another policy. The Rajasthan Wind and Hybrid Energy Policy, 2019 is aimed at achieving 2,000 MW of wind power capacity and 3,500 MW of wind-solar hybrid power projects in Rajasthan by 2024-25. In addition, this policy also aims to promote development of wind and wind-solar hybrid power projects aimed at captive consumption and sale to third parties within and outside Rajasthan, and further enable fulfilment of the RPO of the distribution companies (as determined by the Rajasthan Electricity Regulatory Commission).

The Government of Rajasthan has formulated the Rajasthan Solar Energy Policy, 2019 which has come into effect on December 18, 2019 and will remain in force until superseded or modified by another policy. The Rajasthan Solar Energy Policy, 2019 aims for the state of Rajasthan to be a major contributor for achieving the national target of 100 GW capacity of solar energy as a part of the global commitment. All such power projects have been considered to be eligible industries under schemes administered by the Industries Department of Government of Rajasthan.

The Rajasthan Electricity Regulatory Commission (Forecasting, Scheduling, Deviation Settlement and Related Matters of Solar and Wind Generation Sources) 2017, or “RERC Forecasting Regulations,” were notified with an aim to facilitate large scale grid integration of wind and solar projects while maintaining grid security, reliability and security as envisaged under the grid code through forecasting, scheduling and commercial mechanisms for settlement of deviations for wind and solar projects.

Karnataka

The Karnataka Renewable Energy Development Limited is the agency responsible for promoting and developing renewable energy in the state of Karnataka. The state government of Karnataka has formulated the Karnataka Solar Policy 2014-2021, or “Karnataka Solar Policy,” which will remain in effect until 2021 or until modified. The Karnataka Solar Policy, as amended, aims to harness a minimum of 6,000 MW by 2021 in multiple phases. The Karnataka Solar Policy provides incentives such as tax concessions under the Karnataka Industrial Policy 2014-2019 and central excise duty and customs duty exemptions. Solar projects are further exempt from obtaining consent from the Karnataka Pollution Control Board, which is otherwise required under the pollution control laws of the state of Karnataka.

The Karnataka Electricity Regulatory Commission (Forecasting, Scheduling, Deviation settlement and related matters for Wind and Solar Generation sources) 2015, or “KERC DSM Regulations,” were notified with an aim to facilitate large scale grid integration of wind and solar projects while maintaining grid security, reliability and security as envisaged under the grid code through forecasting, scheduling and commercial mechanisms for settlement of deviations for wind and solar projects. All wind and solar generating stations with installed capacity of 10 MW and above and 5 MW and above, respectively, fall under the purview of KERC DSM Regulations. Wind and solar power generators connected to the state grid forecast and schedule their power generation on a week ahead, day ahead and intra-day basis. The schedule by wind and solar generators may be revised by giving advance notice to the relevant State Load Despatch Centre. Depending upon the degree of variation from the schedule provided and actual generation in 15 minutes time block basis, wind and solar generators are liable to pay/receive the charges for deviations as per the formula prescribed under the KERC DSM Regulations.

Madhya Pradesh

The New and Renewable Energy Department of the Government of Madhya Pradesh is the nodal agency responsible for implementing various programs and policies of the Government of India and the Government of Madhya Pradesh for the renewable energy sector.

The Government of Madhya Pradesh implemented the Wind Power Project Policy, 2012, as amended, or the “MP Wind Policy.” The MP Wind Policy aims to promote wind energy as an additional and alternative source of energy and to encourage participation of the private sector to set up wind power based projects in Madhya Pradesh in order to efficiently tap the wind energy potential of around 5,500 MW available in Madhya Pradesh. Under this policy, certain incentives have been proposed to be granted including providing subsidies to distribution companies towards concessional wheeling charges of 4% of the energy injected as against the normal rate of prevailing energy wheeling charges, providing an exemption for 10 years from payment of electricity duty, and by providing an exemption from the payment of VAT and entry tax.

The Madhya Pradesh Electricity Regulatory Commission (Forecasting, Scheduling, Deviation Settlement Mechanism and Related Matters of Solar and Wind Generating stations) Regulations, 2018, or the “MPERC Forecasting Regulations,” were notified with an aim to facilitate grid integration of wind and solar energy generated in Madhya Pradesh while maintaining grid stability and security as envisaged under the State Grid Code and the Electricity Act, through forecasting, scheduling and a mechanism for the settlement of deviations by wind and solar based generators.

Andhra Pradesh

The New and Renewable Energy Development Corporation of Andhra Pradesh Limited is the agency responsible for promoting and developing renewable energy in the state of Andhra Pradesh. The Government of Andhra Pradesh has issued the Andhra Pradesh Wind Power Policy, 2018, or “AP Wind Policy 2018.” The AP Wind Policy 2018 seeks to achieve capacity addition through wind power in the next five years in Andhra Pradesh. The main objectives of the AP Wind Policy 2018 are to encourage and develop wind power energy generation in Andhra Pradesh in order to garner investments for setting up manufacturing facilities and attracting private investment for establishment of large wind power projects. The AP Wind Policy 2018 will remain applicable until 2023, and wind power projects commissioned under the AP Wind Policy 2018 will be eligible for incentives for a period of 10 years from the date of commissioning.

The Government of Andhra Pradesh has issued Andhra Pradesh Solar Power Policy, 2018, or “AP Solar Policy 2018,” on January 3, 2019 superseding the Andhra Pradesh Solar Power Policy, 2015 due to the current trend of falling solar prices. Pursuant to AP Solar Policy 2018, the state government aims to achieve an addition to solar power capacity of minimum 5,000 MW in the next five years. The AP Solar Policy 2018 will remain applicable until 2023. The key incentives under this policy include deemed industry status for power generators under this policy and exemption from obtaining pollution control no-objection certificates; projects set up under state government solar parks are exempted from obtaining registration from the nodal agency.

The Andhra Pradesh Electricity Regulatory Commission Forecasting, Scheduling and Deviation Settlement of Solar and Wind Generation Regulations, 2017, or the “AP Forecasting Regulations,” apply to every wind and solar energy generator in Andhra Pradesh connected to the transmission network of the Transmission Corporation of Andhra Pradesh and/or the distribution network of the DISCOMs (including those connected through pooling stations) and supplying power to DISCOMs or to third parties through open access or for captive consumption through open access, and selling power within or outside the state.

Gujarat

The Gujarat Wind Power Policy 2016, or the “Gujarat Wind Policy,” was notified on August 2, 2016 and will remain in force until June 30, 2021. The aim of the Gujarat Wind Policy has been to promote generation of power from clean and green sources of energy and to entail a more conducive investment framework in order to encourage more private sector participation for development of wind power projects. The Gujarat Energy Development Agency is the nodal agency for implementation of the Gujarat Wind Power Policy. Under the Gujarat Wind Policy, wind projects installed and commissioned during the operative period shall become eligible for the benefits and incentives declared under the policy for a period of 25 years from their date of commissioning or for the lifespan of the projects, whichever is earlier. The Gujarat Wind Power Policy imposes an obligation on every distribution licensee to purchase electricity from renewable sources in accordance with the relevant Gujarat Electricity Regulatory Commission orders.

The Gujarat Electricity Regulatory Commission (Forecasting, Scheduling, Deviation Settlement and Related Matters for Solar and Wind Generation Sources) Regulations, 2019 apply to every wind and solar power generator having combined installed capacity of 1 MW and above and connected to the state grid, whether independently or through pooling substations, and generating power whether for self-consumption or for sale within or outside the state.

The state government has also announced Gujarat Solar Power Policy, 2021 on December 29, 2020 to align the solar power policy generation in the state with expansion of India’s solar power generation goals. This policy shall remain effective until December 31, 2025 and all the solar power systems installed and commissioned during the period of this policy are entitled to the incentives offered under this policy for a period of 25 years from the date of commissioning. The key incentives offered under this policy include removal of restrictions on installed capacity, offering of power at pre-fixed prices by the self-owned systems, no transmission and wheeling charges exemption from cross subsidy and additional surcharges.

Telangana

The Telangana State Renewable Energy Development Corporation Limited is the nodal agency responsible for promoting and developing renewable energy in the state of Telangana. The state government has issued Telangana Solar Power Policy 2015 to realize and harness the potential of solar power of the state and contributing long-term energy security to the state. This policy was effective for five years. The policy aims to incentivize usage of solar energy to generate electricity in the form of exempting electricity duty, 100% refund of VAT/SGST for all the solar power project inputs for a period of 5 years, and 100% refund of stamp duty for land purchased for development of solar power project.

The state government has also issued a Draft Wind Power Policy 2016 in order to harness the potential to generate wind power of the state by promoting public as well as private investment in wind power generation in the state, further contributing to long-term energy of the state by combining renewable with thermal power generation. Through this policy, the state government aims to generate power through wind energy through, inter alia, forming a wind policy cell for a single window clearance of applications, exempting the ceiling limit of Telangana Land Reforms (Ceiling on Agricultural Holdings) Act, 1973, exempting wheeling and transmission charges for captive use of power within the state, exempting electricity duty, refunding of VAT/SGST for a period of five (5) years and refund of stamp duty for the land purchased for wind power projects.

The Telangana State Electricity Regulatory Commission (Forecasting, Scheduling, Deviation Settlement and Related Matters of Solar and Wind Generation sources) 2018 apply to all wind and solar generators in Telangana connected to the intra state transmission system. These Regulations aim to facilitate integration of solar and wind generating stations while maintaining the stability of the grid.

Maharashtra

The Maharashtra Energy Development Agency is the nodal agency for promoting and developing the renewable energy in the state of Maharashtra. The state government has issued a Comprehensive Policy for Grid connected Power Projects based on New and Renewable (Non-conventional) Energy Sources on July 20, 2015 to generate and promote electricity from projects based on renewable energy sources including solar, wind, bagasse or biomass co-generation, small and hydro and from agriculture, mineral, bio-medical, industrial waste. The state government has also issued Unconventional Energy Generation policy in December 2020 to promote non-conventional source-based energy in the state. Pursuant to this policy, the state government intends to address power outage issues and pollution in the state due to rapid industrialization and urbanization.

In terms of this policy, a target for wind power projects of 5,000 MW was set, out of which 1,500 MW out of that would be developed for meeting renewable purchase obligation of distribution licensees. Such wind projects developed under this policy would be eligible to be registered as ‘industrial units’ with the industrial department of state government. Pursuant to this policy, solar power projects are provided with various incentives including (a) private land owners could give their own land on a lease or rental basis for developing solar power projects; (b) exemption from obtaining approval from the State Pollution Control Board; (c) granting of open access by distribution licensees to the project developers opting for captive use or for third-party sale and; (d) exemption from levy of electricity duty for the first ten (10) years for solar power projects established for captive use.

The Maharashtra Electricity Regulatory Commission (Forecasting, Scheduling and Deviation Settlement for Solar and Wind Generation) Regulations, 2018, or the “MERC F&S Regulations,” apply to wind and solar energy generators in the state of Maharashtra connected to the intra-state transmission system and using the power generated for self-consumption or sale within or outside the State. In accordance with the MERC F&S Regulations, the power generators are required to pay a charge as specified in the MERC F&S Regulations for deviating from the generation specified in the schedule by State Load Despatch Centre from time to time. However, the Maharashtra Electricity Regulatory Commission, in its order dated August 12, 2020, has directed a working group to undertake a detailed scrutiny of computation of state periphery charges in the deviation settlement mechanism bills and has stated that it shall decide further course of action with respect to the collection of such charges.

Environmental Laws

The Central Pollution Control Board of India, or “CPCB,” a statutory organization established in 1974 under the Ministry of Environment, Forest and Climate Change, or “MoEF&CC,” is responsible for setting the standards for maintenance of clean air and water and providing technical services to the MoEF&CC.

CPCB has classified industrial sectors under the red, orange, green and white categories. The newly introduced white category pertains to those industrial sectors which are practically non-polluting, including solar power generation through photovoltaic cells, wind power projects of all capacities and mini hydroelectric power. In relation to the white category of industries, only intimation to the relevant State Pollution Control Board is required, and there is no requirement to obtain a consent to operate for this category. However, the pollution control laws in India are required to be adhered to subject to its applicability on the entities prescribed under the relevant legislations.

National Action Plan on Climate Change

The National Action Plan on Climate Change, or the “NAPCC,” issued by the Government of India in 2008 has recommended that the national renewable energy generation standard be set at 5% of total grid purchase and that it be increased by 1% each year for ten (10) years, with the option for the SERCs to set higher minimum percentages than 5%, to ensure that by 2020, 15% of the total power capacity is generated from renewable energy sources. NAPCC also recommends imposition of penalty under the Electricity Act in case of utilities falling short to meet their RPOs.

National Wind Mission

In order to boost electricity generation from on-shore and off-shore wind sources, ensure certainty for stakeholders and capacity building, the MNRE has formulated the National Wind Mission, which provides for, inter alia, single window clearance for wind energy projects, land allocation mechanisms, tariff and financing mechanisms.

Legal Proceedings

We are occasionally party to various claims and legal proceedings which arise during the normal course of our business, including but not limited to, civil proceedings, labor matters, income tax, local and municipal tax, state entry tax, goods and services tax, value added tax, safeguard duty and other contractual disputes.

Except as disclosed below, our Company and its subsidiaries are not currently subject to any material regulatory, legal, tax or arbitration proceedings which may have or have had a significant material impact on its financial position or profitability nor are they aware of any such proceedings that are pending or threatened.

Other than the outstanding material litigations, proceedings and potential liabilities disclosed below, we are also party to other regular course litigations, proceedings and potential liabilities with OEMs, customers, contractors and suppliers, including matters relating to payment disputes, right of way issues and disputes over land that arise in the ordinary course of our business in India. We do not consider any of these matters individually to have a significant material impact on us.

(i)    A writ petition in the form of a public interest litigation, or “PIL” has been filed by one Mr. Zaru Madeva Lakhu and others, against the Company and others before the High Court of Gujarat. In the PIL, the petitioners prayed to stop the Vaghura Gram Panchayat and the Company from installing transmission lines/ poles of electricity over certain parcels of land alleging that such land is reserved for public purpose in Gujarat, and to remove the existing lines or to set aside the permission granted for such installation for construction of a wind power plant. Through an interim order dated November 21, 2019, the High Court of Gujarat directed status quo to be maintained as on date of the order, with respect to the construction and possession of such land. The project was already commissioned and such land is in possession of the Company as on the date of the order. The PIL is currently pending.

(ii)    Abha Sunlight Private Limited and Izra Solar Energy Private Limited, our subsidiaries, entered into separate power purchase agreement, or “PPA” with Chamundeshwari Electricity Supply Corporation Limited, or “CESCOM”, to develop two 20 MW solar power projects in Taluk Kalaghatagi, District Dharwad in the State of Karnataka and Taluk Gokak, District Belgaum in the State of Karnataka, respectively. Both PPAs provide for downward revision of tariff and liquidated damages for any delays in commissioning other than on account of force majeure events specified in the PPAs. Commissioning of both projects was delayed due to heavy rainfall at both project locations. Consequently, Abha Sunlight Private Limited and Izra Solar Energy Private Limited claimed force majeure under the relevant PPA and asked to extend the scheduled date of commissioning. Subsequently, Abha Sunlight Private Limited and Izra Solar Energy Private Limited commissioned the projects with a delay of eight days and five days, respectively. Under the PPAs, if delay in commissioning the project is due to force majeure, the petitioner is first required to commission and then seek approval for condonation of delay before the Karnataka Electricity Regulatory Commission, or “KERC.” Accordingly, Abha Sunlight Private Limited and Izra Solar Energy Private Limited have filed separate petitions before the KERC against CESCOM and Karnataka Renewable Energy Development Limited, seeking condonation of delay and extension of the scheduled date of commissioning on account of aforementioned force majeure event. CESCOM has filed separate statements of objections seeking dismissal of both petitions. The matters are currently pending.

(iii)    ReNew Wind Energy (TN) Private Limited, our subsidiary, has filed a petition against Solar Energy Corporation of India, or “SECI”, and others, before the Central Electricity Regulatory Commission, or “CERC.” The petitioner had entered into a PPA with SECI to develop a 265 MW wind power project situated at Bhuj, in the State of Gujarat. The petitioner stated that due to force majeure events and events beyond its control, it has become impossible to commission the project within the timelines specified in the PPA. Accordingly, the petitioner has sought, inter alia, a declaration from CERC that the petitioner is entitled to terminate the PPA on account of force majeure and impossibility of performance, and an injunction restraining SECI from taking any adverse or coercive steps. In its letter dated July 26, 2020 to SECI, the petitioner notified SECI of its intention to terminate the PPA due to impossibility of performance and frustration on account of force majeure events and requested SECI to return the performance bank guarantee submitted by the petitioner. In its order dated August 6, 2020, CERC directed SECI not to invoke the performance bank guarantee until the next date of hearing. This petition is currently pending.

Subsequently, by way of a letter dated July 29, 2020, the petitioner surrendered to Power Grid Corporation of India Limited, or “PGCIL”, the connectivity and relinquishment of the long term access to the Project and sought return of the bank guarantee submitted in favor of PGCIL. Thereafter, the petitioner filed a petition before the CERC against PGCIL seeking, inter alia: (i) a declaration that the transmission agreements for connectivity, transmission service agreement and the agreement for long term access for its project, entered into between the petitioner and PGCIL stand frustrated on account of force majeure and impossibility; (ii) return of the bank guarantee by PGCIL, which was submitted by the petitioner in terms of the transmission agreement for connectivity and the long term access agreement for such project; and (iii) a declaration that no relinquishment charges or any other charges or penalties are payable by the petitioner. Along with this petition, the petitioner also filed an interlocutory application before the CERC seeking, inter alia, an ex parte stay against the invocation of the bank guarantees for connectivity and long term access submitted by the petitioner. The CERC has admitted the petition and ordered, inter alia, status quo on invocation of the bank guarantee until further hearing. This petition and the interlocutory application are currently pending.

(iv)    The petitioners, ReNew Wind Energy (MP Three) Private Limited and ReNew Wind Energy (Rajasthan Four) Private Limited, our subsidiaries, entered into PPAs with the BESCOM to develop 20MW solar power projects at Taluks Honnali and Turvukere, in the State of Karnataka, respectively. Due to delay in commissioning of the power projects within the timelines under the PPAs, BESCOM issued letters to petitioners in relation to reduction of tariff and levy of liquidated damages on account of delay in commissioning, of the Honnali and Turvekere projects. ReNew Wind Energy (MP Three) Private Limited approached the High Court of Karnataka challenging these letters, which disposed of the writ petition with a direction to the petitioners to approach the KERC for appropriate relief. The petitioners then filed petitions, or “KERC Petitions”, before the KERC for quashing these letters, arguing that the delay in commissioning was on account of force majeure events including, due to inordinate delay in granting evacuation approval by the Karnataka Power Transmission Corporation Limited and delays on account of implementation of the Goods and Services Tax Act, 2017. Through its replies, BESCOM has opposed the KERC Petitions and relief sought therein. The KERC Petitions are currently pending.

(v)    The petitioner, ReNew Clean Energy Private Limited, our subsidiary, filed a petition against Madhya Pradesh Power Management Company Limited, or MPPMCL, before the Madhya Pradesh Electricity Regulatory Commission. Due to introduction of goods and services tax laws in 2017, in India, the Petitioner issued a letter to MPPMCL for obtaining relief under the change in law provision under the PPA entered into with MPPMCL, however, the same was rejected by MPPMCL. Subsequently, the Petitioner has filed this petition claiming that due to change in law, it has suffered increase in recurring and non-recurring expenditure and has sought a direction to grant compensation of account of change in law. This petition is currently pending.

(vi)    The KERC, through its order dated July 4, 2014, or “Wind Order”, specified, among others, the wheeling and banking charges at 5% and 2% respectively, of injected energy for wind energy projects that were commissioned on or before March 31, 2018, for a period of 10 years from the date of commissioning. Subsequently, through its order dated August 18, 2014 or “Solar Order”, the KERC exempted the wheeling and banking charges and cross subsidy charges for solar power plants. However, pursuant to an order dated May 14, 2018 or “Impugned May 14 Order”, KERC levied transmission charges, line losses and other charges including banking charges in respect of solar and wind power plants which were commissioned between March 31, 2017 and March 31, 2018. All renewable energy projects availing Renewable Energy Certificate which had not completed 10 years from date of commercial operation as on March 31, 2018 were liable to pay 25% of the normal transmission charges and/or wheeling charges in cash as determined by the Commission from time to time. The Company, and certain of our subsidiaries (including ReNew Wind Energy (AP) Private Limited) and others filed a writ petition against BESCOM and other distribution licensees, or “ESCOMs” before the High Court of Karnataka or “Karnataka HC”, seeking issuance of a direction for setting aside the Impugned May 14 Order. The Karnataka HC has allowed this petition and set aside the Impugned May 14 Order which has now been challenged by an appeal by ESCOMs and KERC. The matter is pending.

(vii)    Southern Power Distribution Company of Andhra Pradesh Limited and the Eastern Power Distribution Company of Andhra Pradesh Limited, have filed a petition against National Thermal Power Corporation Limited, SECI, ReNew Solar Energy (Karnataka) Private Limited and other solar power developers before the Andhra Pradesh Electricity Regulatory Commission, or “APERC” for certain reliefs, including: (i) revision of tariff in respect of the solar power projects of ReNew Solar Energy (Karnataka) Private Limited and other solar power developers to Rs. 2.44 per unit from July 2019 onwards with respect to PPAs/power sale agreements entered into during 2012 to 2016 from Rs. 6.49 per unit; or (ii) reduction of the duration of the PPA/ power sale agreements to a period of five years from the date of commercial operation with respect to PPAs/ power sale agreements entered into during 2012 to 2016. The AP HC by an order dated November 28, 2019 in a separate writ appeal issued a stay on all proceedings in this petition until the disposal such separate writ appeal. This petition and the separate writ appeal are currently pending.

(viii)    The petitioner, ReNew Solar Energy (Karnataka) Private Limited, our subsidiary, received a show cause notice dated March 12, 2020 from the Assistant Commissioner, (CT), LTU, Commercial Taxes Department at Kurnool, Andhra Pradesh, or “AC Kurnool”, demanding an amount of approximately Rs. 70.80 million as entry tax on the import of goods from its suppliers for the 39 MW solar power plant at Adoni, Andhra Pradesh. Subsequently, the AC Kurnool issued an ex-parte order dated September 5, 2020, or “Impugned September 5 Order” demanding entry tax of approximately Rs. 36.61 million. Consequently, the petitioner filed a petition before the AP HC against AC Kurnool and the State of Andhra Pradesh for, inter alia, quashing the notice and the Impugned September 5 Order and declaring Section 3 of the Andhra Pradesh Tax on Entry of Goods into Local Areas Act, 2001 as unconstitutional, and also sought a stay on all proceedings and consequential actions (including recovery of entry tax) in the matter pending final disposal of this petition. The AP HC directed the respondents to grant a personal hearing to the petitioner to present supporting documentation. Subsequently, the AC Kurnool levied a revised demand of Rs. 27.21 million through an order dated December 10, 2020, or “December 2020 Order.”

Subsequently, the Company filed a writ petition before the AP HC challenging the December 2020 Order. By order dated January 27, 2020, the AP HC stayed the recovery of entry tax by the AC Kurnool pursuant to the December 2020 Order and the recovery notice dated January 19, 2021. Both petitions are currently pending.

(ix)    ReNew Vayu Urja Private Limited (formerly known as KCT Renewable Energy Private Limited), or “RVUPL”, filed writ petitions against, inter alia, the Commercial Tax Officer, Government of Andhra Pradesh, or “CTO”, before the AP HC challenging the entry tax levied on the goods imported by RVUPL in the State of Andhra Pradesh in 2015-16 and 2016-17. By way of assessment orders each dated February 26, 2021, or “AO Orders”, the CTO levied an entry tax of ₹ 3.93 million and ₹ 21.42 million for the relevant period of 2015-16 and 2016-17, respectively, under section 3 of Andhra Pradesh Tax on Entry of Goods into Local Areas Act, 2001, or “APET Act”, on goods imported by RVUPL such as transformers, machine heads and vacuum circuit breakers. By way of these writ petition, RVUPL has challenged the AO Order on the grounds that, inter alia, such orders are premature since the decision on validity of section 3 of APET Act is pending before the AP HC and certain imported goods do not come under the description of goods on which entry tax is leviable. Further, RVUPL has also sought a direction for declaring section 3 of the APET Act as unconstitutional and ultra vires as it violates the fundamental rights guaranteed under the Constitution of India. By way of its order dated March 26, 2021, AP HC has stayed the recovery of entry tax under the AO Orders. This matter is currently pending.

(x)    BESCOM and ESCOMs filed petitions before the KERC, seeking, among other reliefs, higher surcharge per unit on the open access consumers drawing power from the renewable energy sources. KERC,

through an order dated May 14, 2018, or “Impugned May 14 Order”, levied additional surcharge, which the Company, and certain of our subsidiaries challenged by an appeal before the APTEL on several grounds, including that imposition of charges was in violation of the relevant open access regulations and the Electricity Act and that the ESCOMs did not resort to proper forecasting before submitting request for higher surcharges. Subsequently, APTEL granted an interim stay on the Impugned May 14 Order. The appeal is pending.

(xi)    ReNew Wind Energy (Karnataka) Private Limited and ReNew Wind Energy (AP) Private Limited, our subsidiaries, set up projects to supply electricity for captive use by its owners and shareholders. The KERC though a circular dated September 18, 2018, or “Impugned Circular”, directed the ESCOMs and Karnataka Power Transmission Corporation Limited to monitor the status of group captive generators/ consumers to ensure that they have acquired the status of group captive generators/ consumers and to verify their compliance of consumption of electricity in accordance the Electricity Rules, 2005, and to levy cross subsidy surcharge and electricity tax differential on captive users drawing power from captive generating plants in case of any violation. Pursuant to and basis the Impugned Circular, ESCOMs issued demand letters to the captive users of our subsidiaries specified above, seeking recovery of cross subsidy surcharge and differential of applicable electricity tax due to failure of compliance with the Electricity Rules, 2005.

Subsequently, such subsidiaries have filed separate petitions, “Petition 1” and “Petition 2” respectively, before the KERC against the ESCOMs. In both petitions, we have sought a declaration that the actions of the ESCOMs in issuing such demand letters are illegal. The KERC, through its orders dated March 7, 2019 (in Petition 1) and April 25, 2019 (in Petition 2), together, “Interim Orders”, granted an interim stay, on the disconnection of power supply to the premises of the captive users of such subsidiaries.

Subsequently, such captive users received fresh demand letters from some ESCOMs. Accordingly, our subsidiaries filed separate writ petitions, before the Karnataka HC against the State of Karnataka, the KERC and the ESCOMs seeking a declaration that the Impugned Circular and the demand letters issued by the ESCOMs in pursuance of the Impugned Circular are illegal. The Karnataka HC by its interim orders dated July 18, 2019 and September 18, 2020 in respect of the two writ petitions, ordered the ESCOMs to not take any precipitative action against captive users. The petitions and writ petitions are pending, and the interim orders in the writs have been extended until the next date of hearing.

(xii)    Southern Power Distribution Company of Andhra Pradesh Limited and the Eastern Power Distribution Company of Andhra Pradesh Limited, have filed a petition, or “Tariff Petition”, before APERC against 82 power producers including eight subsidiaries of ReNew India, seeking amendment of Regulation 1 of 2015 issued by the APERC and consequent redetermination/reduction of tariff determined by the APERC for the years ended March 31, 2016 and 2017. Some power producers filed petitions before the AP HC challenging the jurisdiction of APERC to entertain the Tariff Petition. The AP HC, by order dated September 24, 2019, disposed of these petitions by directing APERC to dispose of the Tariff Petition while determining its own jurisdiction to decide the same. The Company has filed an appeal against order dated September 24, 2019 before the Division Bench of the AP HC. The appeal is pending.

The Government of Andhra Pradesh had, through its order dated July 1, 2019, or “HLNC Order”, directed the constitution of a High Level Negotiation Committee, or “HLNC” to review, negotiate and reduce the high wind and solar energy purchase prices, among other things. Subsequently, the Southern Power Distribution Company of Andhra Pradesh Limited, or “APSPDCL” issued letters dated July 11, 2019, or “Letter 1” and July 12, 2019, or “Letter 2” to the Company and nine of our subsidiaries, or “petitioners” requesting that we and other power producers attend a meeting for negotiations on tariffs under the respective PPAs for wind and solar power projects and that the tariff orders with respect to wind and solar power projects were contrary to law and cast an unjustified burden on the distribution companies in the State. Accordingly, APSPDCL sought revision to tariff of the PPAs entered into by us and other power producers, and stated that in the absence of such renegotiation, the relevant PPAs would be terminated.

Subsequently, the petitioners filed petitions against the State of Andhra Pradesh, APSPDCL and others, or “AP Respondents” before the AP HC that the aforementioned action and the Letter 2 are violative of our fundamental rights and sought an injunction against the AP Respondents from, among others, terminating the PPAs. The AP HC, through its common order dated July 25, 2019, or “Order”, found that the HLNC Order was contrary to the provisions of the Electricity Act, 2003 and the terms of the respective PPAs.

Further, APSLDC had, since July 25, 2019, been curtailing generation from our wind power plants in Andhra Pradesh. The petitioners also filed an interim application, or “First Interim Application” challenging such curtailment before the AP HC, and the AP HC, in its order directed the APSLDC and the Transmission Corporation of Andhra Pradesh Limited, or “APTRANSCO” to refrain from arbitrary curtailment of power generated by power projects, and further directed the APTRANSCO to inform the justification for curtailment of power in writing on its website on a weekly basis as required under the applicable grid code.

The petitioners filed another interim application on September 16, 2019, before the AP HC for declaration that the disconnection of three wind power projects owned by Helios Infratech Private Limited (100.80 MW), Ostro Andhra Wind Private Limited (98.70 MW) and Ostro AP Wind Private Limited (98.70 MW) from grid connectivity was illegal, and for immediate reconnection and to allow the petitioners to continue to supply power to APSPDCL. By way of its order dated September 24, 2019, or “Reconnection Order”, the AP HC held that the disconnection was contrary to law, and directed APTRANSCO to immediately reconnect the three wind power projects. Thereafter, due to non-compliance with the Reconnection Order, the petitioners filed a contempt petition, or “Contempt Petition”, against the concerned officer of APTRANSCO before the AP HC on October 21, 2019, whereas the Andhra Pradesh Power Coordination Committee, APSPDCL and the Government of Andhra Pradesh filed an appeal before the Division Bench of the AP HC against the Reconnection Order. Thereafter, APTRANSCO reconnected the projects on November 6, 2019 and the appeal against the Reconnection Order was withdrawn. The Contempt Petition is currently pending.

Further, by way of its order dated September 24, 2019, or “Final Order”, the AP HC decided in favor of the petitioners by setting aside the HLNC Order and Letter 2. In the Final Order, the AP HC ordered the respondents to pay tariffs at an interim rate of Rs. 2.43/kWh and Rs. 2.44/kWh for wind power and solar power, respectively, for the period where bills were raised by power generating companies but unpaid, and for future bills to be raised by power generating companies until the final determination of a matter pertaining to revision of tariffs pending before APERC. Thereafter, a contempt petition has been filed by the petitioners before the AP HC against Andhra Pradesh Power Coordination Committee for non-compliance with the Final Order, which is pending adjudication. The Andhra Pradesh Power Coordination Committee, APSPDCL and the Government of Andhra Pradesh filed appeals, or “AP Government Appeals” before the Division Bench of the AP HC, against the Final Order which was subsequently withdrawn by way of letter dated November 12, 2019 and accordingly, the AP Government Appeals were disposed of. Thereafter, the petitioners have received payment of arrears amounting to Rs. 4,500 million, subject to reconciliation. The Company and its subsidiaries have also filed appeals, or “Writ Appeals” before the AP HC, challenging the Final Order in relation to interim tariff rates payable by the DISCOMs till the final determination of a matter pertaining to revision of tariffs. Along with one of the Writ Appeals, we have also filed interim applications for: (i) directions to APSPDCL to make payment; (ii) directions to the Andhra Pradesh State Load Dispatch Centre, or “APSLDC” to refrain from arbitrarily curtailing the generation of the wind power projects; and (iii) condoning the delay in filing the Writ Appeal. In its order dated January 27, 2020, the AP HC directed the Power System Operation Corporation Limited, or “POSOCO” to ascertain the reason of curtailment undertaken by APSLDC. Against this order, APSLDC filed a review petition, or “APSLDC Review Petition.” Subsequently, upon outstanding dues not being cleared, the Writ Appeal Appellants filed an interim application in the Writ Appeal before the AP HC in the Writ Appeals seeking directions for immediate repayment of the outstanding amounts from APSPDCL. Separately, APSLDC has also filed an appeal, “APSLDC Curtailment Appeal”, against the petitioners before the AP HC challenging Final Order passed by the AP HC dated September 24, 2019, which is also currently pending. The matter is currently pending. In the Writ Appeals, in Order dated April 22, 2021, APSPDCL and APTRANSCO have undertaken to make the payments for the first quarter of calendar year 2021 by May 31, 2021, and to file an affidavit indicating the manner and purpose of deductions regarding payments made until December 31, 2020. The Writ Appeals, the interim applications thereunder and the APSLDC Review Petition are pending.

APSPDCL has also filed an appeal, “APSPDCL SC Appeal”, before the Supreme Court against the AP HC’s order dated December 19, 2019, wherein the Company has filed an impleadment application apprehending that any order or observation of the Supreme Court may have an adverse impact on the Final Order dated September 24, 2019 and the Writ Appeal and other writ appeals pending before Division Bench of the AP HC. The APSPDCL SC Appeal and impleadment application are currently pending.

In addition, RVUPL (formerly known as KCT Renewable Energy Private Limited) and Ostro Anantapur Private Limited, our subsidiaries, are parties to matters pertaining to opening of letters of credit issued by DISCOMs in the Indian state of Andhra Pradesh.

(xiii)    On September 30, 2019, Maharashtra Electricity Regulatory Commission, or “MERC”, issued an order, or “September 2019 Order”, in relation to the MERC (Forecasting, Scheduling and Deviation

Settlement for Solar and Wind Generation) Regulations, 2018, or “F&S Regulations”, directing the Maharashtra State Load Dispatch Centre, or “MSLDC” to take steps including, providing one month for ensuring compliance with appointment of Qualified Coordinating Agencies, or “QCAs”, to issue monthly bills in the initial phase of implementation of the F&S Regulations, amending the F&S Regulations regarding sharing of Supervisory Control and Data Acquisition data, amending the F&S Regulations to include a payment security arrangement whereby QCAs can deposit the corpus amount or issue letter of credits in favor of MSLDC where energy generators are state-owned entities or energy generators involved in a litigation before NCLT, and granting an additional six-month trial period for adhering to the procedure stipulated in the F&S Regulations, and ordered for commercial implementation of the F&S Regulations to commence from January 1, 2020.

On December 19, 2019, the amended F&S Regulations was approved by the MERC and was uploaded on its website by MSLDC. Subsequently, our subsidiaries, ReNew Wind Energy (Rajkot) Private Limited, Renew Wind Energy (Shivpur) Private Limited, ReNew Energy (Welturi) Private Limited, ReNew Wind Energy (Jath) Private Limited, ReNew Wind Energy (Delhi) Private Limited, Renew Wind Energy (Rajasthan) Private Limited, ReNew Wind Energy (Devgarh) Private Limited, ReNew Wind Energy (Varekarwadi) Private Limited and RVUPL, filed an appeal against the September 2019 Order and the amended F&S Regulations on certain grounds, including that the deviation charges linked to grid frequency on the energy generators for deviation at state peripheries are not in accordance with the F&S Regulations and Electricity Act and that they should not be made liable to pay the deviation charges. Subsequently, MERC and MSLDC have filed replies seeking directions that, inter alia, the appeal is not maintainable and be dismissed on the grounds mentioned therein. The petition is currently pending.

(xiv)    The Company and our subsidiaries, ReNew Vayu Urja Private Limited (formerly known as KCT Renewable Energy Private Limited), or “KCT” and Ostro Anantapur Private Limited, or “OAPL”, entered into PPAs with the APSPDCL for wind based generation projects, based on the tariff set out in the AP Wind Regulations.

APSPDCL and Eastern Power Distribution Company of Andhra Pradesh Limited, collectively, “AP DISCOMs”, filed a petition against the Company, KCT, OAPL and other wind developers before the APERC, requesting it to pass on the generation based incentive, or “GBI” benefits received by the developers to AP DISCOMs. Ostro Andhra Wind Private Limited, or “OAWPL” and Ostro AP Wind Private Limited, or “OAPWPL” our subsidiaries, became parties to this matter subsequently. The APERC in its order dated July 28, 2018, or “APERC Order”, allowed this petition and permitted the AP DISCOMs to deduct the GBI benefits and only pay the balance tariff payable to the wind power generators from February 14, 2017 till such GBI benefits were given credit to in the tariff payable. Subsequently, the Company filed a writ petition, or “Writ”, before the AP HC, challenging the APERC Order. The AP HC, by its interim order dated August 24, 2018, suspended the operation of the APERC Order. Subsequently, Green Infra Wind Solutions Limited filed an appeal, or “APTEL Appeal” before the APTEL against the AP DISCOMs challenging the APERC Order and impleaded the Company, KCT, OAPL and other wind developers. APTEL, in its order dated October 5, 2018 in the APTEL Appeal granted an interim stay on the APERC Order, which is continuing. Thereafter, the Company filed an interim application on November 4, 2019 in the Writ before the AP HC for directions to the AP DISCOMs to comply with order dated August 24, 2018 of the AP HC and release payment of GBI benefits to the tune of Rs. 1,018 million deducted by the AP DISCOMs. Both the Writ and the APTEL Appeal are pending.

(xv)    Our Company filed its income tax returns for the assessment year 2017-18. Pursuant to the assessment proceedings, the Income Tax department of India, or “IT Department” issued an assessment order dated December 2019, or “AO Order” wherein the IT Department, inter alia, disallowed Rs. 429 million to be considered as an expense claimed by the Company for granting of options to its employees; and added such expenses back to the income of our Company for the relevant assessment year. However, pursuant to the demand notice issued by the IT Department in pursuance of the AO Order, no additional tax was levied on our Company on account of such disallowance for the relevant assessment year. Our Company has filed an appeal dated January 27, 2020 against the AO Order. This appeal is currently pending.

(xvi)    The Anti-Corruption Bureau, Government of Telangana, or “ACB”, by a letter dated June 14, 2019 to the Company alleged that the Company paid bribe to a land revenue officer in relation to the mutation of land records purchased by the Company in Village Ananthasagar, Kondapur Mandal for setting up a power project. The Company, in its letter dated June 24, 2019, or “Response,” responded to the ACB stating that the Notice was mistakenly addressed to the Company instead of ReNew Akshay Urja Private Limited, our subsidiary, which was operating the power project. In its Response, the Company, among others, also stated that it did not approach the concerned land revenue officer to get the project land mutated and reiterated that ReNew Akshay Urja Private Limited was in compliance with all applicable anticorruption laws and regulations. There has been no further correspondence in the matter.

(xvii)    Pursuant to a competitive bidding process conducted by the GUVNL for setting up of solar power projects of cumulative capacity of 700MW at Dholera Solar Park in the State of Gujarat, ReNew Solar Power Private Limited, or “RSPPL”, our subsidiary, was declared a successful bidder and issued a letter of award dated October 9, 2020, or “LoA”, by the SECI for development of 200MW solar power project. Subsequently, GUVNL filed a petition before the Gujarat Electricity Regulatory Commission, or “GERC”, seeking adoption of the tariff discovered in the bidding process. Thereafter, GUVNL filed an affidavit before the GERC expressing its intention to invite fresh bids for entire 700MW capacity in light of subsequent discovery of lower tariffs for solar power in the region. By its order dated January 29, 2021, or “Withdrawal Order”, GERC permitted GUVNL to withdraw its petition. Thereafter, GUVNL, by its letter dated February 8, 2021, requested RSPPL to extend the validity of its bid till July 31, 2021 or participate in the fresh bidding process. RSPPL replied to the GUVNL by a letter dated February 17, 2021 stating that LoA was a binding contract, and conducting a fresh auction by GUVNL would be illegal. Subsequently, RSPPL filed an appeal before the APTEL challenging the Withdrawal Order, seeking enforcement of the LoA and execution of the PPA envisaged therein. By its order dated March 1, 2021, APTEL extended the time period prescribed by GUVNL for extension of the bid, by a period of six weeks from February 11, 2021, and directed that the quantum of the project awarded to RSPPL shall not be issued in favor of any other party pending final adjudication of the appeal. Similar orders have been passed in relation to the other power generators for the entire 700 MW capacity as well. This appeal is currently pending.

Subsequently, on March 15, 2021, GUVNL proceeded with retendering of the entire 700 MW capacity of the solar plant with a condition that the auction shall be subject to outcome of the aforementioned appeals. Thereafter, RSPPL has filed applications before APTEL against such retendering for the grounds mentioned therein and sought directions to restrain GUVNL from undertaking the retendering process. In relation to these applications, APTEL, on March 24, 2021, has passed an order directing all the parties to the proceedings to maintain status quo till further orders. This appeal is currently pending.

(xviii)    ReNew Surya Roshni Private Limited, or “RSRPL”, an indirect subsidiary of our Company, was awarded a 400 MW wind power project by SECI. In pursuance thereof, RSRPL requested the Karnataka Renewable Energy Development Corporation Limited, or “KREDCL”, to transfer in its name the existing project boundaries awarded by a government order dated November 13, 2020 in favor of Coastal Consolidated Structures Pvt. Ltd. for two projects having a capacity of 3.4 MW each, and for enhancement of the project capacities awarded to RSRPL to 70 MW and 180.4 MW, respectively. KREDCL, by its letter dated December 9, 2020, recommended the transfer and enhancement sought by RSRPL. Meanwhile, another developer, or “Respondent Developer” had applied for certain project boundaries overlapping with project boundaries applied for by RSRPL, which was granted by KREDCL in its orders dated January 6, 2021 and January 28, 2021, or “Respondent Orders”. By order dated February 11, 2021, the transfer and enhancement sought by RSRPL was approved subject to conditions that certain parcels of land which were acquired by the Respondent Developer, shall be excluded by RSRPL while developing its projects. Basis this order, agreements were entered into between RSRPL and State of Karnataka through KREDCL. However, subsequently, the State of Karnataka issued orders dated April 20, 2021, or “Project Boundary Orders”, reducing the project boundaries allotted to RSRPL and increasing project boundaries for the Respondent Developer’s project. RSPPL has filed a writ petition before the High Court of Karnataka against the State of Karnataka, KREDCL and the Respondent Developer, seeking a direction to grant a stay on the allotment of land to the Respondent Developer and reduction of land allotted to RSRPL, and quashing the Respondent Orders and Project Boundary Orders. In its order dated May 5, 2021, the High Court of Karnataka directed parties to maintain status quo with respect to the Project Boundary Orders. The writ petition is currently pending.

(xix)    The Company entered into various PPAs with Maharashtra State Electricity Distribution Company Limited, or MSEDCL, on the basis of generic tariff applicable to renewable energy projects for 13 years as determined by Maharashtra Electricity Regulatory Commission, or MERC, in terms of applicable laws. In 2014, MSEDCL filed a petition before MERC for redetermining the tariffs under PPAs basis the actual generation of projects of the generators in the state of Maharashtra, instead of the generic tariff, alleging that the generators were generating energy at a capacity utilization factor higher than prescribed for the relevant wind zone within which the project was situated and basis which such generic tariff was determined. The said petition was dismissed by MERC. In 2019, MSEDCL filed another petition on the same grounds and a public notice was issued by MSEDCL inviting comments and objections to the petition. The petitioner and various other wind power generators have filed applications before the MERC objecting to the maintainability of this petition as well as jurisdiction of the MERC to entertain the petition and the reliefs sought therein. The matter is currently pending. Further, an association of wind power generators has filed an appeal before Appellate Tribunal of Electricity challenging the jurisdiction of MERC in entertaining the petition. In an interim application filed in this appeal, APTEL by its order dated July 19, 2021, inter alia directed the MERC to decide on the issue of jurisdiction and maintainability as a preliminary issue in the proceedings pending before it. The appeal is also pending.

(xx)    The petitioners, ReNew Solar Power Private Limited along with two of its subsidiaries, filed a petition against SECI and Uttar Pradesh Power Corporation Limited before CERC for seeking reliefs on the ground of force majeure events. Due to COVID-19 pandemic and resultant lockdown, the petitioners were not able to commission the projects and sought extension from the SECI under the PPAs which was rejected by the SECI. Subsequently, the petitioners sought a direction from the CERC that the performance bank guarantee provided in favour of the SECI not be encashed and an extension in scheduled date of commissioning be granted to the petitioners in light of the force majeure event. Further, the petitioners also filed a writ petition before High Court of Judicature at Allahabad, Lucknow to inter alia, seek interim relief restricting SECI to invoke the performance bank guarantees.

(xxi)    Contractual disputes

(a)    ReNew Wind Energy (AP 2) Private Limited, or “ReNew AP2”, our subsidiary, entered into certain agreements, or “Project Agreements”, with GE India Industrial Private Limited, or “GE” (in various capacities) for development of a 300 MW wind power project by GE, on a turnkey basis, in and around village Gadhsisa, Gujarat. Pursuant to the Project Agreements, the project was to be completed and commissioned in phases, with the last phase to be completed on or before November 5, 2019, or “SCOD.” Due to failure of GE in commissioning the project by the SCOD, the Project Agreements provide for liquidated damages payable by GE to ReNew AP2. However, GE had denied its liability to pay liquidated damages and sought condonation of delay and extension of time for completion of the project on account of force majeure events, including (i) change in the allotment policy for revenue land by the Government of Gujarat and consequent delay in acquisition of land; (ii) heavy rainfall and; (iii) delay on account of COVID-19. Further, GE has sought additional compensation under the Project Agreements, due to ‘change in law’ for additional restrictions and requirements in relation to COVID-19 imposed by the State and Central Government. ReNew AP 2 has rejected the claims made by GE. Thereafter, ReNew AP 2 and GE have entered into a conciliation agreement dated March 3, 2021, appointing a conciliator for resolution of the claims. The proceedings before the conciliator have been terminated without any result and a formal confirmation from the conciliator thereof is currently pending.

(b)    The Company entered into a PPA with the SECI for development of a 250 MW wind power project in district Kutch in the state of Gujarat, and for sale of the electricity to SECI at a tariff of Rs. 2.64/kWh. For onward sale of the electricity, SECI executed back-to-back power sale agreements with the distribution licensees in the states of Uttar Pradesh, Punjab and Haryana, Goa. As per the terms of the PPA, in the event of delay in commissioning the entire 250 MW within the prescribed timelines, the Company would become liable for (i) encashment of the performance bank guarantee for the capacity not commissioned, if delay is up to 6 months and (ii) reduction of tariff at the rate of 0.50p/kWh per day of delay for the un-commissioned capacity, for delay beyond a period of 6 months. The Company was unable to commission 65.5 MW out of 250 MW within the timelines prescribed under the PPA and thereafter, by way of a letter dated July 29, 2020 to SECI, sought for extension of timelines to commission the project, on account of force majeure events, including (i) delay in adoption of tariff by the distribution licensee in the state of Uttar Pradesh and; (ii) delay on account of restrictions imposed due to COVID-19 pandemic by the Centre and States in India. SECI rejected the Company’s request for extension of the timelines. Consequently, the Company filed a representation before the Dispute Resolution Committee, or “DRC,” constituted by the MNRE against the rejection of the request by SECI. Subsequently, the DRC rejected the representation of the Company and upheld the rejection of the request by SECI. SECI accordingly notified the Company regarding payment of liquidated damages for encashment of performance bank guarantee amounting to Rs. 109.84 million, and revision of tariff for the wind power project from Rs. 2.64/kWh to Rs. 2.61/kWh. The Company has duly paid the liquidated damages amounting to Rs. 109.84 million along with the applicable penalty due to delay thereon. The Company filed a petition before CERC for extension of time and condonation of delay, and for termination of the un-commissioned capacity of 19.9 MW on account of force majeure. This petition is currently pending.

(c)    Eight subsidiaries of the Company, among others, filed a petition against MSEDCL before the Maharashtra Electricity Regulatory Commission for recovery of dues and late payment surcharge on such dues in terms of the PPAs entered into between the petitioners and MSEDCL. The petitioners sought for certain reliefs including immediate payment of the dues and late payment surcharges and framing of guidelines for timely payment of dues to the renewable energy generators including the petitioners. This petition is currently pending.

(d)    The Company, the petitioner, filed a petition against Madhya Pradesh Power Management Company Limited, the MPPMCL, for recovery of amounts due from Power Purchase Agreements with MPPMCL for supply of power from its 60.9 MW Wind Power Projects located at District Dhar in the State of Madhya Pradesh. The petitioner has been raising bills in terms of the PPA on a monthly basis, however, since June 2020, no payments have been made by MPPMCL. The petitioner has also claimed that the petitioner is entitled for recovery of dues towards late payment surcharge in terms of the PPAs. By way of the petition, the petitioner sought for certain reliefs including a direction to MPPMCL to pay the outstanding amounts forthwith and to pay future bills in timely manner in accordance with the PPAs. This petition is currently pending.

(xxii)    Matters pertaining to levy of safeguard duty in India:

(a)    Adyah Solar Energy Private Limited, our indirect subsidiary, the petitioner, entered into six PPAs (four with BESCOM and one each with HESCOM and GESCOM), in relation to the development of six solar power projects of 50 MW each in the Pavagada Solar Park, Karnataka. Subsequently, by notification dated July 30, 2018, or “2018 Notification”, the Government of India levied safeguard duty at specified rates on the import of solar cells and modules. Consequently, the petitioner has filed six petitions (in respect of each of the projects) before the KERC seeking a declaration that implementation of the 2018 Notification constitutes an event of ‘change in law’ under the PPAs entitling the petitioner to compensation for increase in the expenditure on account of such change in law. By orders dated June 15, 2021, the petitions were partly allowed and certain directions were passed including payment of certain incremental tariff to the petitioners on the quantum of energy equivalent to the minimum capacity utilization factor under the PPAs, supplied from the date of commissioning of the project till the expiry of the PPA. The Company has filed an appeal against the order to the extent it rejected the reliefs as sought in the petitions.

(b)    RSPPL, our subsidiary, filed a petition before the MERC against Maharashtra State Electricity Distribution Company Limited, or “MSEDCL”, seeking adjustment/compensation to offset the financial impact suffered by RSPPL on account of ‘change of law’ provision under the PPA entered into between RSPPL and MSEDCL for a 250 MW solar power project in District Bikaner, in the State of Rajasthan. In this petition, RSPPL had sought compensation from MSEDCL, arguing that implementation of the 2018 Notification constitutes a ‘change of law’ under the contract with MSEDCL, and has resulted in an increase in expenditure for RSPPL, thereby adversely impacting its business. In its order dated June 22, 2020, or “June 22 Order”, MERC partially allowed this petition and directed RSPPL to provide an undertaking to MSEDCL that all modules in relation to its project have been imported from countries which are subject to the safeguard duty, pursuant to which MSEDCL shall process the same and compute the compensation amount, and pay the same to RSPPL. RSPPL has submitted the requisite undertaking and subsequently, filed an appeal against the June 22 Order seeking directions from APTEL to set aside the same to the extent of allowing RSPPL to claim carrying cost equivalent to the rate of late payment surcharge under the PPA and instead, allow the same to be claimed on the basis of actual financing costs incurred by RSPPL, as sought for in the Petition before the MERC. This appeal is currently pending.

(c)    The petitioners, Abha Sunlight Private Limited, Akhilagya Solar Energy Private Limited, Izra Solar Energy Private Limited, Nokor Solar Energy Private Limited, Nokor Bhoomi Private Limited, ReNew Solar Power Private Limited and Vivasvat Solar Energy Private Limited, our subsidiaries, each entered into PPAs with CESCOM (3 PPAs), MESCOM (1 PPA), Bangalore Electricity Supply Company Limited or “BESCOM” (2 PPAs) and Gulbarga Electricity Supply Company Limited or “GESCOM” (1 PPA) in relation to the development of seven solar power projects of 20 MW each in the state of Karnataka. The petitioners filed seven separate petitions against the relevant PPA counterparty in respect of each of the projects before the KERC contending that the 2018 Notification constitutes ‘change in law’ under the PPAs and, has resulted in an increase in recurring and non-recurring expenditure, which has adversely impacted the projects. In these petitions, the petitioners have sought that KERC declares the 2018 Notification as a ‘change in law’ under the PPAs, and accordingly evolve a suitable mechanism to compensate the petitioners for increase in the non-recurring expenditure on account of such change in law. These petitions are currently pending.

(d)    ReNew Sun Energy Private Limited, the petitioner, our indirect subsidiary, has filed a petition against Gujarat Urja Vikas Nigam Limited, or “GUVNL”, before the GERC, seeking additional compensation on the ground that the notification dated July 29, 2020, or “2020 Notification”, issued by the Government of India extending the levy of safeguard duty on imports of solar cells and modules at the rate of 14.90% and 14.50% till January 29, 2021 and July 29, 2021, respectively, have resulted in an increase in the recurring and non-recurring expenditure under the PPA entered into between the petitioner and GUVNL, and thus amounts to change in law as per the PPA. Further, the petitioner has also claimed reimbursement of carrying costs from the date of actual payment of safeguard duty till the order from the GERC as there has been a resultant increase in capital expenditure due to change in law. This petition is currently pending.

(e)    ReNew Solar Energy (Jharkhand Five) Private Limited, our indirect subsidiary, has filed a petition against SECI before Rajasthan Electricity Regulatory Commission, or “RERC”, seeking additional compensation on the ground that implementation of the 2020 Notification has resulted in an increase in the recurring and non-recurring expenditure under the PPA entered into between the petitioner and SECI, and thus amounts to change in law as per the PPA. Further, the petitioner has also claimed reimbursement of carrying costs from the date of actual payment of safeguard duty till the order from the CERC as there has been a resultant increase in capital expenditure due to change in law. This petition is currently pending.

(f)    ReNew Solar Energy (Jharkhand Three) Private Limited and ReNew Sun Waves Private Limited, our indirect subsidiaries, have filed separate petitions against SECI before CERC, seeking additional compensation on the ground that implementation of the 2020 Notification has resulted in an increase in the recurring and non-recurring expenditure under the PPA entered into between the petitioner and SECI, and thus amounts to change in law as per the PPA. Further, on February 1, 2021, the GoI rescinded a notification dated January 6, 2011 (pursuant to this notification, all equipment for setting up initial of solar power generation project were exempted from customs in excess of 5% ad valorem duty). The petitioners have also claimed reimbursement of carrying costs from the date of actual payment of safeguard duty till the order from the CERC as there has been a resultant increase in capital expenditure due to change in law. These petitions are currently pending.

Matters pertaining to LTUHL

The legal proceedings disclosed below involve LTUHL and are outstanding as on date.

(a)    A petitioner, Dr. Bharat Jhunjhunwala, filed a public interest litigation in 2020 before the High Court of Uttarakhand on the issues including environmental clearance and techno economic clearance being void due to change of scope of the project and the extension of environmental clearance granted to L&T Uttaranchal Hydropower Limited. The High Court of Uttarakhand dismissed the writ petition while granting liberty to file fresh representations before Ministry of Environment, Forest and Climate Change and the Ministry of Jal Shakti, or “Ministries” even while the project was completed and commissioned in November 2020. Subsequently, LTUHL has responded to the representations filed by the petitioner before the Ministries. The matter is currently pending.

(b)    The petitioner, Mandakini Badh Prabhavit Samiti, had filed an application before National Green Tribunal, or NGT, in India against LTUHL seeking compensation for the victims of Uttarakhand floods in 2013. The NGT dismissed the application on the grounds that there had been a default in the payment of court fees as per applicable laws and that each member of the petitioner was said to have received Rs. 0.7 million and no bigger loss was incurred. The petitioner, thereafter, filed an appeal before the Supreme Court of India against, among others, LTUHL, to dismiss the order passed by the NGT and pass an order granting compensation of Rs. 130.81 million. The matter is currently pending. The petitioner, Power Transmission Corporation of Uttarakhand Limited, or “PTCUL”, filed an application against LTUHL, among others, before the CERC for approval of its annual fixed cost and determination of tariff for the tariff block of 2019-2024 from the anticipated date of commercial operation for the portion of 220 KV D/C with a line length of cannot be made liable to bear the entire transmission charges towards the line in view of the fact that a total of five hydroelectric power projects were intended to be connected to the said line and the costs shall be shared among all.approximately 76.501 kilometers. Subsequently, LTUHL filed an affidavit with its reply to the petition stating that LTUHL

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the information under “Selected Consolidated Financial and Other Data” included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the “Risk Factors” section and elsewhere in this prospectus.

Overview

We are the largest utility-scale renewable energy solutions provider in India in terms of total commissioned capacity, according to IHS Markit. We operate wind and solar energy projects in India and as of March 31, 2021 we had a total commissioned capacity of 5.60 GW and an additional 4.26 GW of committed capacity which is expected to be commissioned by the year ended March 31, 2023. We were founded in 2011 and are committed to drive a change in India’s energy portfolio by delivering cleaner and smarter energy solutions. We commenced operations in 2012 and our portfolio has grown from a 25.20 MW wind energy project in the state of Gujarat in India to more than 100 wind and solar energy projects with a commissioned and committed capacity of 9.86 GW across nine states in India. We develop, build, own and operate utility-scale wind energy projects, utility-scale solar energy projects, utility-scale firm power projects and distributed solar energy projects, and we are in the process of providing intelligent energy solutions such as peak power supply, round-the-clock supply, storage services, as demonstrated in our recently awarded projects. Further, we also provide energy management services for public utilities, commercial and industrial customers. Our projects are based on proven wind, solar and storage technologies, covered under long-term PPAs with creditworthy offtakers including central government agencies, public utilities (specifically state electricity utilities) and private industrial and commercial consumers in India. We are supported by high quality long-term global investors such as GSW, CPP Investments, Platinum Cactus, JERA and SACEF and we are led by an experienced management team under the leadership of our founder, Chairman and CEO, Sumant Sinha, who has extensive experience across our operational and strategic focus areas.

Our strong track record of organic and inorganic growth is demonstrated by an increase in our operational capacity which has grown 2.8 times in the years ended March 31, 2017 to March 31, 2021. We have achieved our market leading position in the Indian renewable energy industry by delivering grid parity wind and solar energy projects, against the backdrop of the Government of India’s policies to promote the growth of renewable energy in India. We have a robust financial position and demonstrated access to a diversified pool of capital from Indian and international investors, lenders and other capital providers. Our total income has grown from Rs. 47,902 million in the year ended March 31, 2019 to Rs. 54,491 million in the year ended March 31, 2021. We have been able to sustain our EBITDA margin at over 83% consistently since the year ended March 31, 2019. For a reconciliation EBITDA margin to a IFRS measure, see “—Non-IFRS Financial Measures.”

Significant Factors Affecting our Results of Operations

Significant growth

We commenced operations in 2012 and our portfolio has grown from a 25.20 MW wind energy project in the state of Gujarat in India to more than 100 wind and solar energy projects with a total combined capacity of 9.86 GW as of March 31, 2021 across nine states in India.

The table below sets forth additions to our commissioned capacity during the years indicated:

	Additions in commissioned capacity (MW)(1)
	As of March 31,
	2019		2020		2021
	Organic Growth	Acquisitions(1)	Organic Growth	Acquisitions(1)	Organic Growth		Acquisitions(1)
Utility-scale wind	2.10	310.00	295.50	—	345.60		—
Utility-scale solar	309.20	—	540.00	—	110	(2)	—
Distributed solar	40.28	—	29.49	—	17.59		—

Total commissioned capacity	4,561		5,426		5,597

Notes:

(1)	Acquisitions are included under the commissioned capacity in the year of acquisition.

(2)

On October 31, 2020, we entered into a definitive agreement with Ayana Renewable Power Private Limited to sell our subsidiary, Adyah Solar Energy Limited that housed a 300 MW solar power project in the State of Karnataka and in February 2021, we completed the sale of the subsidiary and the project.

The increased scale and production of our project portfolio enables us to benefit from economies of scale and reduce the impact of project-specific risks. We expect to further increase our total commissioned capacity both organically and through acquisitions, and accordingly our results of operations in future periods will be affected substantially.

Power purchase agreements and tariffs

The majority of our revenue is attributable to units of power that we sell, and therefore our results of operations are affected by the tariffs we charge for the units of power that we sell. Almost all power generated from our projects is sold under long-term PPAs to central and state government agencies and public utilities, and private industrial and commercial off-takers. Our PPAs are generally structured in the following ways:

•

FiT. PPAs with FiT generally have an initial term of 25 years and in some instances a term of 13 to 20 years. The tariffs under these PPAs are fixed for the duration of the PPA by the relevant state electricity board in India. A customer typically purchases electricity generated at the capacity contracted at a fixed tariff under the PPA. As of March 31, 2021, projects with PPAs structured on the basis of FiT accounted for 25.5% of our total capacity.

•

Bidding-based tariffs. The renewable energy landscape in India has moved away from FiT structure to an auction bidding structure for determining tariff. This uses a price discovery mechanism through which various power companies, like us, bid for a tariff rate and the lowest bidder wins the contract. As a result of this competitive bidding process, offtakers are able to procure electricity at lower tariffs. PPAs with bidding-based tariffs have an initial term of 25 years with tariffs generally fixed for the entire duration of the PPA. As of March 31, 2021, projects with PPAs structured on the basis of bidding-based tariffs accounted for 69.9% of our total capacity.

•

Bilaterally agreed tariffs. Bilaterally agreed tariffs are provided for in PPAs with commercial and industrial customers, including group captive, open access and other third-party consumers, and for distributed solar energy projects. These PPAs have an initial term ranging from eight to 25 years. As of March 31, 2021, projects with PPAs structured on the basis of bilaterally agreed tariffs accounted for 4.5% of our total capacity.

For further details on our PPAs, see “our Business—Power Purchase Agreements.”

In line with government policies, most Indian states have moved towards the competitive bidding model for determining tariffs, which has led to a decrease in tariff rates as the lowest bidder wins the project. Although tariff rates vary from state to state, tariffs have declined significantly for both wind and solar energy power over the years, and our ability to estimate costs and competitively bid for projects will affect our results of operations.

Our results of operations are also impacted by the ability and willingness of our customers to fulfil their contractual obligations under the relevant PPA. In the past, we have experienced delays in receiving payments from state distribution companies. Non-payments or delays in payment under the PPAs could negatively impact our results. See “Risk Factors—Risks related to ReNew India—Counterparties to our PPAs may not fulfil their obligations, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.”

Utilization of power generation assets

We regularly review a number of specific metrics, including the following key operating metrics, to evaluate our business performance, identify trends affecting our business and make strategic decisions. The following table represents amounts of wind and solar power generated and sold, our weighted average commissioned capacity, along with our plant load factor for the years/periods indicated:

	As of and for the year ended March 31,
	2019			2020			2021
	Wind	Solar(7)	Total(8)	Wind	Solar(7)	Total(8)	Wind	Solar(7)	Total(8)
Commissioned capacity(1) (GW)	2.95	1.61	4.56	3.24	2.18	5.43	3.59	2.01	5.60
Weighted average operational capacity(2) (GW)	2.80	1.30	4.10	3.11	1.88	4.99	3.31	2.16	5.47
Plant load factor(3) (%)	26.5%	22.5%	25.3%	26.4%	22.3%	24.9%	23.6%	22.8%	23.3%
Electricity generated(4)(5) (kWh millions)	6,515	2,577	9,092	7,226	3,679	10,905	6,854	4,320	11,175
Revenue from contract with customers(6) (Rs. million)	29,480	13,637	43,144	31,800	16,598	48,412	29,411	18,737	48,187

Notes:

(1)

Commissioned capacity refers to capacity of projects for which a commissioning certificate has been issued and which have already started commercial operations and/or we supply power to offtakers (at the end of the reporting period).

(2)	Weighted average operational capacity is calculated as electricity generated divided by the plant load factor and weighted by number of days for the reporting period.

(3)

PLF is the ratio of the actual output of all our wind and solar power projects over the reporting period to their potential output if it were possible for them to operate indefinitely at full rated capacity. The plant load factor is not the same as the availability factor. The variability in our plant load factor is a result of seasonality, cloud covers, fluctuations in wind currents, climate conditions, equipment efficiency losses, breakdown of our transmission system and grid availability. It indicates effective utilization of resources. Higher plant load factor at a project site indicates increased electricity generation.

(4)

Electricity generated represents the actual amount of power generated by our wind and solar energy projects over the reporting period and is the product of PLF during the reporting period and the average megawatts.

(5)	Electricity sold is approximately 3% to 4% lower than the electricity generated as a result of electricity lost in transmission or due to power curtailments.

(6)	Revenue from the sale of power constitutes 100%, 99% and 99% of our revenue from contract with customers for the years ended March 31, 2019, 2020 and 2021, respectively.

(7)	Includes distributed solar energy projects.

(8)

Includes an unallocable amount which refers to income allocable to management shared services that we provide under our joint venture agreements with our joint venture partners. For more details see “—Segment information”.

Our results of operations also depend on the utilization of our power generation assets, which largely depends on wind and solar resource availability, grid availability and equipment availability.

•

Wind and solar resource availability. Weather conditions can have a significant effect on our power generation activities. The profitability of our wind and solar energy projects is directly correlated to wind and solar conditions at our project sites. Variations in wind conditions occur as a result of fluctuations in wind currents on a daily, monthly and seasonal basis and, over the long-term, as a result of more general changes in the climate. In particular, wind conditions are generally tied to the monsoon season in India. The monsoon season in India runs from May to September (high wind months) and we generate a majority of our annual wind energy production during this period. Unfavorable wind conditions during the monsoon season could adversely affect production levels and our revenues. Unlike wind resources which are concentrated in specific regions and sensitive to the monsoon season, solar power generation, which also subject to factors such as monsoon conditions, is generally viable across India throughout the year as India ranks among the highest irradiation receiving countries in the world, according to IHS Markit. The profitability of our energy projects also depends on the accuracy of the observed wind and solar conditions at our project sites based on long-term averages of available resource data during the project development phase. Actual wind conditions may not conform to the measured data in resource assessment studies. In addition, climate conditions may be adversely affected by nearby objects, such as buildings, other large-scale structures or wind turbine generator systems, developed later by third parties. Furthermore, components of our systems, such as solar module panels and inverters, could be damaged by severe weather conditions, such as hailstorms, tornadoes or lightning strikes or levels of pollution, dust and humidity.

•

Grid availability. While we carefully evaluate evacuation infrastructure and grid availability as part of our project evaluation process, the dispatch and transmission of the full output of our renewable energy assets may be reduced due to transmission limitations or interruptions. These are caused by, among other things, the non-availability of the external grid, curtailment due to evacuation constraints, fluctuating voltages, stoppages ordered by government and local authorities and force majeure events including natural disasters. We may have to stop producing electricity, or reduce production, during the periods when electricity transmission is curtailed due to grid congestion or other grid constraints.

•

Equipment availability. The number and length of planned outages undertaken in order to perform necessary inspections and testing to comply with industry regulations and to permit us to carry out any maintenance activities can also affect our operating results. When possible, we try to schedule the timing of planned outages during the months with relatively low wind velocity. Unplanned outages caused by equipment malfunction, mechanical failure or damage to evacuation infrastructure could negatively affect our operating results. To manage malfunctions and to enable our projects to perform at desired levels, we undertake regular maintenance of our equipment. We seek to mitigate the risks of equipment failure by monitoring the performance of our wind and solar energy projects from a central and state monitoring centers on a continuous basis, reviewing real time data on actual energy generation at each site and addressing any anomalies.

Project costs and capital expenditure

The price of wind turbines, solar module panels and other equipment for our projects have a direct impact on our results of operations through finance costs and depreciation expenses. Due to the rapid expansion of wind turbine and solar panel technology, increasing competition and a significant decrease in input costs resulting from increased economies of scale and decreasing raw material costs, the market prices of wind turbines and solar module panels have generally declined in recent years. However, other factors may cause the price of such equipment to increase. For example, the Government of India in February 2021 announced that it would impose higher import duties (including anti-dumping and safeguard duties) on solar module panels imported from certain countries outside India, causing our expenses to increase. We plan to manage equipment costs by having a diversified base of OEM vendors to protect us from over-reliance on any one vendor, and by utilizing its scale of operations to negotiate favorable terms with our OEM vendors. We may also engage in manufacturing our equipment that are subject to higher import duties to manage costs.

Our capital expenditure requirements comprise the development costs of our projects, including turbine purchase and installation costs, purchase of solar module panels and balance of plant components, labor costs, consultation and professional fees, interest accrued during construction and other project development costs, which include resource assessments, the cost to obtain permits and licenses and legal costs. Costs associated with repairs and maintenance of our projects which add to their useful lives are also included in our capital expenditure, while other operation and maintenance expenses are recorded in our statement of profit and loss as other expenses. Projects under construction typically are shown as capital work-in-progress and are capitalized into the carrying amount of property, plant and equipment when the projects are ready for use.

For more details on our capital expenditure requirements, see “ – Liquidity and capital resources – capital expenditure.”

Operation and maintenance expenses

We contract with wind turbine suppliers for the provision of comprehensive O&M services for our utility scale wind energy projects. The O&M services for our utility-scale solar energy projects are generally performed by our in-house O&M team and the services for our distributed solar energy projects are performed by third parties. We are increasing the portion of wind energy projects managed internally to allow more flexibility to directly operate and maintain the turbines, extend the existing agreements with suppliers or enter into new service agreements with other suppliers. Where we have outsourced O&M services, we proactively monitor vendor performance to ensure that projects are performing at expected generation levels.

For the years ended March 31, 2019, 2020 and 2021, our operation and maintenance expenses were Rs. 2,667 million, Rs. 3,488 million and Rs. 3,935 million, respectively, which represented 6%, 7% and 8% of our revenue from contracts with customers for the respective periods. O&M expenses in typical solar and wind energy projects range from Rs. 0.25 million to Rs. 08 million per MW and Rs. 0.7 million to Rs. 1.2 million per MW, respectively, and typically escalate at a rate of 5% per annum. Our large project portfolio in India creates a homogeneous spread of operations allowing us to be more efficient with our O&M coverage. This also enables us to negotiate more favorable terms from a diversified basis of O&M service providers.

Financing Requirements

We operate in a capital-intensive industry. As a result, our ability to access cost-effective financing is crucial to our business. We access diversified pools capital, including equity, project finance and corporate debt, from a broad cross-section of investors, lenders and other capital providers. Our ability to access diversified pools of capital has enabled us to raise finance and refinance our projects regularly and on competitive terms to maximize our capital efficiency. While we expect to fund the construction and development of our projects with a combination of cash flows from operations, debt financings and equity financings, our ability to arrange for such financing remains subject to various factors, including those affecting the macro-economic environment.

We seek to maintain a careful balance between our exposure to fixed and floating interest rate instruments. The level of our borrowings and our ability to obtain additional borrowings on the existing terms as well as any interest rate fluctuations and other borrowing costs, have had and will continue to have a material effect on our finance costs and consequently, our results of operations and financial condition. Our finance costs for the years ended March 31, 2019, 2020 and 2021 were Rs. 27,538 million, Rs. 35,487 million and Rs. 38,281 million, respectively. Our financing costs typically include interest expense on the loans and other debt we incur for financing our projects and for working capital requirements. As of March 31, 2021, we had Rs. 376,233 million of total borrowings (including CCPS of Rs. 26,697 million and CCDs of Rs. 809 million), comprising long-term interest-bearing loans and borrowings, short-term interest-bearing loans and borrowings and current maturities of long-term interest-bearing loans and borrowings. Our weighted average interest cost of borrowings (excluding letters of credit and buyer’s credit) for the years ended March 31, 2019, 2020 and 2021 was 10.4%, 9.94% and 9.69%, respectively. Rising interest rates could adversely affect our ability to secure financing on favorable terms and our cost of borrowings could, as a result, increase. We have and we intend to continue to regularly refinance our operational projects to extend repayment tenors, enhance borrowing limits and reduce our overall debt service requirements.

See “Risk Factors—Risks related to ReNew India—Implementing our growth strategy requires significant capital expenditure and will depend on its ability to maintain access to multiple funding sources on acceptable terms.”

Government Policies and Initiatives

The principal market in which we operate is India. In order to boost wind-based capacity additions, the central government of India is in the process of formulating certain policies and initiatives. However, we believe that the impact of each of these steps is expected to have an influence on the market only over the medium-term, and the effect of these policies could impact our financial condition and results of operations. For example, the Government of India introduced the Electricity Act (Amendment) Bill, 2020, which contemplates a national renewable energy policy to promote the generation of electricity from renewable energy sources. The Ministry of Power also introduced the Electricity (Rights to Consumers) Rules, 2020, or “2020 Electricity Rules” which provides consumers a right to reliable services and electricity and also requires the installation of smart pre-payment meters or pre-payment meters. The 2020 Electricity Rules intend to ensure the availability of power to all consumers on a 24/7 basis with some exceptions which may be specified by the state electricity regulatory commissions. Robust grievance redressal mechanism may also be introduced by the distribution licensees.

Similarly, the Ministry of New and Renewable Energy, or “MNRE” issued the National Wind-Solar Hybrid Policy in May 2018. The policy provides a framework for promotion of large grid connected wind-solar PV hybrid system for efficient utilization of transmission infrastructure and land. The policy also focuses at reducing the variability in renewable power generation and achieving better grid stability. Moreover, it aims to encourage new technologies, methods and way outs involving combined operation of wind and solar PV plants. The policy provides for procurement of power from a hybrid project on tariff based transparent bidding process. It stipulates that all fiscal and financial incentives available to wind and solar power projects would also be made available to such projects. Further, the policy allows addition of battery storage in hybrid projects so as to reduce variability of output power and provide higher energy output. See “our Business—Government Regulations.”

Impact of COVID-19

The recent outbreak of COVID-19 was recognized as a pandemic by the WHO on March 11, 2020. In response to the COVID-19 outbreak, the governments of many countries, including India, have taken preventative or protective actions, such as imposing country-wide lockdowns and restrictions on travel, goods, movement, transportation and business operations. For example, India declared a country-wide lockdown for approximately three months from March 2020 to May 2020 to contain the spread of COVID-19. Resurgence of the virus or a variant of the virus that causes a rapid increase in cases and deaths and if measures taken by governments fail or if vaccinations are not administered as planned, may cause significant economic disruption in India and in the rest of the world. Global restrictions to contain the spread of COVID-19 have had an adverse impact on global economic conditions, resulted in turmoil in the global markets which affect us and introduced new risks to our operations, some of which have yet to become evident to us.

In response to the COVID-19 outbreak, we have taken precautionary measures intended to minimize the risk of infection by requiring some employees to temporarily work from home and we have implemented social distancing protocols at our project sites and offices. We have suspended non-essential travel for some of our employees and are discouraging employee attendance at other social gatherings. Some of our group companies also availed moratoriums from lenders to defer payments of interest and other payments under their loan agreements up to September 30, 2020, to manage their payment schedules. See “Risk Factors—Risks Relating to India—A substantial portion of our business and operations are located in India and it is subject to regulatory, economic, social and political uncertainties in India.”

As our operations fall under essential services and are accorded a “must-run” status by the Government of India, we did not have to shut-down any of our operational projects or face any major disruption in our business operations due to the restrictions imposed for COVID-19. However, our projects that were under-construction were impacted. Consequently, the commercial operation dates for some of our projects that are under construction have been delayed. While the Government of India has extended the timeline for completing the construction of renewable energy projects as a result of the COVID-19 pandemic, such extensions could increase costs and impact our capital expenditure forecasts for those projects. If we or any of our offtakers are not able to meet the obligations under the PPAs due to the impact of COVID-19, there could be an adverse effect on our business, results of operations and cash flows.

Due to the resurgence of the COVID-19 infections in India in April 2021, we expect delays in the commissioning of our committed projects on account of (a) the imposition of lockdowns by the various state governments in India to curb the spread of the virus; (b) delays in obtaining the required government and regulatory approvals for the projects; and (c) delays in the supply of raw materials to the project sites.

Before lockdown were imposed in India in March 2020 and in 2021, we had carried out scheduled and preventive maintenance activities and machine audits, as well as stocked up on spare inventory, as part of our asset management standard operating procedures, which we believe helped operationally during the lockdown period as we did not face material disruptions in operations. Similarily, we expect to benefit from these pre planned maintenance activites during the second wave of the COVID-19 pandemic in India. We also continued to achieve financial closures and disbursements from our lenders during the pandemic and lockdown period. See “Risk Factors—Risks related to ReNew India—The COVID-19 pandemic’s adverse impacts on our business, financial position, results of operations, and prospects could be significant” for risks associated with the COVID-19 pandemic.

However, as a result of the COVID-19 outbreak, we received notices from customers invoking force majeure provisions under PPAs and claiming, among other things, additional time for making payments. They have also asked to curtail the demand of power as the restrictions imposed in response to the COVID-19 outbreak have impacted their liquidity position and of their contractual counterparties (who have also faced difficulties in recovering payments from customers). Recognizing this issue, the Government of India introduced a stimulus package to facilitate liquidity flow in the power sector and enable state distribution companies to meet their obligations under PPAs. We believe that we will benefit from this stimulus package and continue to receive our outstanding receivables from our customers. See “Risk Factors—Risks related to ReNew India—Counterparties to our PPAs may not fulfill their obligations, which could result in a material adverse impact on our business, financial condition, results of operations and cash flows.”

Business Combination

The Business Combination is made up of the series of transactions within the Business Combination Agreement as described elsewhere within this prospectus. For accounting and financial reporting purposes, the Merger is accounted for as predecessor accounting, while the Exchange is accounted for as reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with IFRS. Under reverse recapitalization, Renew Global is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the transactions will be treated as the equivalent of ReNew India issuing ordinary shares for the net assets of ReNew Global and RMG II, accompanied by a recapitalization.

Principal Components of Our Profit and Loss Statement

Income

Revenue from contracts with customers

Our revenue from contracts with customers primarily comprise (i) sale of power, (ii) income from EPC services, (iii) sale of O&M services and (iv) income from sale of RECs.

We generate substantially all of our revenue from the sale of electricity generated from our wind and solar energy projects. Revenue from the sale of power is dependent on the amount of power generated by each of our projects and is recognized on the basis of the number of units of power supplied multiplied by the tariff per kWh in the PPA, feed-in tariff policy or market rates, as applicable.

We also earn a small portion of our revenue from providing EPC services, operation and maintenance services, and the sale of RECs. Sale of operation and maintenance services represents revenue from operation and maintenance services provided to third-party customers. Sale from EPC services represents revenue from EPC services provided to third-party customers. Income from sale of RECs presents revenue from sale of RECs to state distribution companies and other private customers to fulfil their renewable energy purchase obligations.

For a description of each of these services see “our Business.”

Other operating income

Our other operating income refers to income from our operations other than those related to generation of power, and it primarily includes income from leases to third parties for using our project sites and equipment. We earn lease income primarily because of an arrangement with a counterparty from whom we are acquiring a project. In 2018, while we acquired the assets, the transfer of the rights under the PPA was to happen after we receive regulatory approvals. In 2020, we leased transmission lines to a third-party. As a result, we earn lease income from these counterparty for using our assets to generate power and our transmission lines.

Finance income

Our finance income primarily includes interest income earned from cash deposits made at banks. We use these deposits for our working capital requirements.

Other income

Our other income primarily includes income earned from generation based incentives. Generation based incentives are incentives earned from the Government of India for every unit of power supplied from our wind power projects to state offtakers. For a description of each of generation based incentives, see “our Business—Government Regulations—Generation Based Incentives.”

Expenses

Our expenses primarily include finance costs and depreciation and amortization. We also incur employee benefit expenses and expenses for raw materials and consumables used. Certain common group expenses, such as employee benefits expenses, are incurred centrally. These expenses are allocated to our project subsidiaries as shared management service costs. Expenses allocated to projects under construction are capitalized and form part of project costs. Expenses reported in the statement of profit or loss are net of amounts capitalized for projects under construction.

Raw materials and consumables used

Raw materials and consumables used represents expenses incurred towards procurement of items for EPC services provided to third-party customers. These materials typically include generator, gear box, photo-voltaic modules, inverters, transformers and rafters. We typically recover these expenses from our EPC customers as we complete certain milestones under our EPC contracts with them.

Employee benefits expenses

Our employee benefits expenses include (i) salaries, wages and bonuses, (ii) contribution to provident and other funds, (iii) share-based payments, (iv) gratuity expenses and (v) staff welfare expenses, paid to our employees.

Depreciation and amortization

Depreciation and amortization is recognized using the straight-line method over the estimated useful life of our solar and wind power projects. Leasehold improvements related to our power projects are amortized over the shorter of the lease term or the underlying period of the PPA for that particular power project. Freehold land is not depreciated. Construction in progress is not depreciated until such projects are commissioned.

Other expenses

Our other expenses primarily comprises of O&M expenses. O&M services for wind energy projects and distributed solar energy projects are generally provided by third parties and for solar energy projects, the services are carried out in-house. Our contracts with third-party O&M providers are generally for a period ranging from five to 20 years, of which generally the first two or three years are provided free of charge for wind energy projects. We typically amortize O&M costs over the full contract period. In order to reduce our dependence on third-party O&M service providers and to reduce costs, we are increasingly moving towards providing services for our wind power projects in-house.

Finance costs

Our finance costs primarily comprise interest expense on the loans and other debt we incur for financing our projects and for working capital requirements. See “—Indebtedness” below for more details on our financing arrangements. Particularly, in the year ended March 31, 2020, our finance costs also included an interest expense on the CCPS allotted to some of our shareholders.

Finance costs are capitalized during the construction phase of a project and are recorded in the statement of profit or loss once the project commences operations. We also incur unamortized ancillary borrowing costs that are written off during the financial year when the relevant loan is refinanced and if the terms of the new loans are substantially different from the refinanced loan.

Income tax expense

Our income tax expense consists of current and deferred income tax as applicable under Indian tax laws. Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. Current tax is computed based on taxable income as per Income tax law applicable in India. Deferred tax is provided using the asset-liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose at the reporting date.

Until the new tax regime was introduced in India in 2019, companies were required to pay higher of normal corporate tax of approximately 31.2% computed on taxable income or MAT of approximately 18.5% on book profits. In many instances we were paying MAT as some of our subsidiaries falling under higher normal tax were opting for tax holidays that are applicable for 10 consecutive years out of a 15-year period. The excess of MAT over normal tax was accounted as MAT credit which could be utilized in case of normal tax is more than MAT.

Under the new tax regime that was announced in 2019, companies were given the option to pay only a lower normal corporate tax of 25.168% and are no longer required to pay MAT on profits. Some of our subsidiaries have opted for the new tax regime during the year ended March 31, 2020 and as a result we had to write off the MAT credit accumulated before the transition in the year ended March 31, 2020.

Results of Operations

The following table sets out selected financial data from our audited consolidated financial statements for the years indicated:

Consolidated Summary Statement of Profit or Loss

	For the years ended March 31,
	2019	2020	2021	2021
	(Rs. in millions)			($ in millions)(2)
Income
Revenue from contracts with customers	43,144	48,412	48,187	656
Other operating income	176	78	80	1
Finance income	1,471	2,179	3,354	46
Other income	3,111	2,634	2,870	39

Total income	47,902	53,303	54,491	741

Expenses
Raw materials and consumables used	81	530	426	6
Employee benefits expense	1,008	951	1,259	17
Depreciation and amortization	9,496	11,240	12,026	164
Other expense	4,804	5,665	7,582	103
Finance costs	27,538	35,487	38,281	521

Total expenses	42,927	53,873	59,574	810

Profit/(loss) before share of profit of jointly controlled entities and tax	4,975	(570)	(5,083)	(69)
Share in loss of jointly controlled entities	(40)	(53)	(45)	(1)
Profit/(loss) before tax	4,935	(623)	(5,128)	(70)
Income tax expense
Current tax	1,186	486	785	11
Deferred tax	634	1,714	2,091	28
Adjustment of current tax relating to earlier years	(19)	(42)	28	0

Profit/(loss) for the year/period	3,134	(2,781)	(8,032)	(109)

Notes:

(1)

Translations of Indian Rupee amounts to U.S. Dollars are provided solely for the convenience of the reader and are not part of our financial statements. Translations were made at the exchange rate of Rs. 73.5047 per $1.00, being the closing exchange rate published by the Reserve Bank of India as of March 31, 2021.

Segment information

We have two reportable segments: (i) wind power and (ii) solar power. Our wind power segment reflects the revenue earned from our utility-scale wind energy projects in India and solar power segment reflects the revenue earned from our utility-scale and distributed solar energy projects in India. See Note 43 to our audited consolidated financial statements included elsewhere in this prospectus for more information on our segments.

The following table presents selected segment financial information for the years presented:

	For the years ended March 31,
	2019				2020				2021				2021
	Wind Power	Solar Power	Unallo cable(2)	Total	Wind Power	Solar Power	Unallo cable(2)	Total	Wind Power	Solar Power	Unallo cable(2)	Total	Wind Power	Solar Power	Unallo cable(2)	Total
	(Rs. in millions)												($ in millions)(1)
Revenue from contracts with customers	29,480	13,637	27	43,144	31,800	16,598	14	48,412	29,411	18,737	39	48,187	400	255	1	656

Notes:

(1)

Translations of Indian Rupee amounts to U.S. Dollars are provided solely for the convenience of the reader and are not part of our financial statements. Translations were made at the exchange rate of Rs. 73.5047 per $1.00, being the closing exchange rate published by the Reserve Bank of India as of March 31, 2021.

(2)	Unallocable refers to income allocable to management shared services that we provide under our joint venture agreements with our joint venture partners.

Year Ended March 31, 2021 Compared To Year Ended March 31, 2020

Total Income

While our total income increased by 2% to Rs. 54,491 million in the year ended March 31, 2021 from Rs. 53,303 million in the year ended March 31, 2020, such increase was partially offset by a decrease in the revenue from the sale of power which marginally decreased from Rs. 48,412 million in the year ended March 31, 2020 to Rs. 48,187 million in the year ended March 31, 2021. This decrease was primarily due to a decrease in the plant load factor at some of our wind power projects resulting in a decrease in the power generated at these power projects in the year ended March 31, 2021. Specifically,

•

revenue from our wind power segment decreased by 8% to Rs. 29,411 million in the year ended March 31, 2021, from Rs. 31,800 million in the year ended March 31, 2020. The principal reason for the decrease was a decline in the plant load factor at our wind power projects from 26.4% in the year ended March 31, 2020 to 23.6% in the year ended March 31, 2021 as we experienced lower wind speeds in certain regions of India during the period due to cliamatic conditions in certain parts of India. As a result electricity generated from our wind power plants decreased by 5% from our wind power projects from 7,226 kWh in the year ended March 31, 2020 to 6,854 kWh in the year ended March 31, 2020, especially from projects that we typically earn a higher tariff per unit of electricity sold; and

•

revenue from our solar power segment increased by 13% to Rs. 18,737 million in the year ended March 31, 2021 from Rs. 16,598 million in the year ended March 31, 2020, as the solar power generated from our solar power projects increased from 3,679 kWh million in the year ended March 31, 2020 to 4,320 kWh million in the year ended March 31, 2021, while the plant load factor remained largely constant at 22.3% and 22.8% in the said periods. The principal reason for the increase was the commissioning of a 569 MW solar power plant in the year ended March 31, 2020 which was operational for the entirety of the year ended March 31, 2021, and the commissioning of new solar power projects aggregating to 110 MW during the year ended March 31, 2021. Our total solar power capacity decreased from 2.18 GW in the year ended March 31, 2020 to 2.01 GW in the year ended March 31, 2021 primarily due to the sale of a 300 MW solar power project in February 2021. We however recognized revenue from the power sold from this solar power project in the year ended March 31, 2021 as the sale was completed towards the end of the financial year in February 2021.

Our income also increased with an increase in revenue from the sale of EPC services in the year ended March 31, 2021. This increase was primarily driven by an increase in EPC services provided to third-party customers during the year.

Other operating income

Our other operating income marginally increased by 3% to Rs. 80 million in the year ended March 31, 2021 from Rs. 78 million in the year ended March 31, 2020, primarily due to an increase in lease income as we leased our transmission lines to third-parties.

Finance income

Our finance income increased by 54% to Rs. 3,354 million in the year ended March 31, 2021 from Rs. 2,179 million in the year ended March 31, 2020. In the year ended March 31, 2021 we redeemed and cancelled the 2022 Masala Bonds (defined below) at a premium rate lower than we had provisioned for.

Other income

Our other income increased by 9% to Rs. 2,870 million in the year ended March 31, 2021 from Rs. 2,634 million in the year ended March 31, 2020, primarily because of an increase in compensation for loss of revenue, increase in miscellaneous income and write back of deferred purchase consideration payable offset by a decrease in generation based incentives on account of power plant load factor.

Expenses

Raw materials and consumables used

The cost of raw materials consumables used decreased by 19.62% to Rs. 426 million in the year ended March 31, 2021 from Rs. 530 million in the year ended March 31, 2020, primarily due to decrease in EPC services provided to third-party customers for the year ended March 31, 2020.

Employee benefit expenses

Our employee benefits expense increased by 32% to Rs. 1,259 million in the year ended March 31, 2021 from Rs. 951 million in the year ended March 31, 2020, primarily due to increase in salaries, wages and bonus paid to our employees as our employee headcount increased during the financial year and increase in expenses related to share based expenses incurred for the buyback of vested options.

Depreciation and amortization

Our depreciation and amortization increased by 7% to Rs. 12,026 million in the year ended March 31, 2021 from Rs. 11,240 million in the year ended March 31, 2020, primarily due to an increase in our asset base resulting from an increase in wind and solar energy projects commissioned during the year and as some of the projects that were commissioned in the year ended March 31, 2020 were operational for the entirety of the year ended March 31, 2021.

Other expenses

Our other expenses increased by 34% to Rs. 7,582 million in the year ended March 31, 2021 from Rs. 5,665 million in the year ended March 31, 2020, primarily due to an increase in O&M expenses and insurance expense resulting from an increase in the number and capacity of projects commissioned and operational during the year and an increase in the number of projects we provide O&M services in-house. During the year we also disposed one of our subsidiaries which resulted in an impairment expense Rs. 408 million for the first time in the year ended March 31, 2021.

Finance costs

Our finance costs increased by 8% to Rs. 38,281 million in the year ended March 31, 2021 from Rs. 35,487 million in the year ended March 31, 2020, primarily due to an increase in interest expenses paid on term loans, senior secured notes and other loans to finance our new wind and solar energy projects and for working capital requirements. In addition, during the year ended March 31, 2020, we issued CCPS of Rs. 20,903 millions to GSW, Platinum Cactus and CPP Investments through which we allotted an aggregate of 49,184,611 CCPS at a face value of Rs. 425 per share. Interest on CCPS interest was also accrued for the entirety of the year ended March 31, 2021 as the CCPS were issued during the year ended March 31, 2020 causing an increase in interest on CCPS by Rs. 1,131 million in the year ended March 31, 2021. Amortization of option premium paid for hedging the U.S. Dollar exposure also increased to Rs. 1,773 million in the year ended March 31, 2021 from Rs. 1,119 million in the year ended March 31, 2020, as we started paying a premium for hedging our exposure to foreign exchange fluctuations under our senior secured notes in the year ended March 31, 2020.

Income tax expense

Our income tax expense (comprising of current tax, deferred tax and adjustment of current tax relating to earlier years) increased by 35% to Rs. 2,904 million in the year ended March 31, 2021 from Rs. 2,158 million in the year ended March 31, 2020, primarily because of an increase in our deferred tax expense of Rs. 377 million as we had to write-off deferred taxes of Rs. 306 million which related to a subsidiary that we closed during the year. Our current tax also increased by Rs. 369 million with an increase in taxable profits of few of our subsidiaries.

Loss for the year

As a result of the foregoing, we incurred a loss of Rs. 8,032 million in the year ended March 31, 2021 from a loss of Rs. 2,781 million in the year ended March 31, 2020.

Year ended March 31, 2020 compared to year ended March 31, 2019

Total Income

Our total income increased by 11% to Rs. 53,303 million in the year ended March 31, 2020 from Rs. 47,902 million in the year ended March 31, 2019. This increase was primarily driven by a 11% increase in the revenue from the sale of power to Rs. 47,759 million in the year ended March 31, 2020 from Rs. 42,969 million in the year ended March 31, 2019, primarily due to an increase in the power generated at our power projects as we commissioned new wind and solar energy projects of 865 MW in the year ended March 31, 2020. Specifically,

•

revenue from our wind power segment increased by 8% to Rs. 31,800 million in the year ended March 31, 2020, from Rs. 29,480 million in the year ended March 31, 2019, as the wind power generated from our power projects increased by 10.9% from 6,515 kWh million in the year ended March 31, 2019 to 7,226 kWh million in the year ended March 31, 2020, while the plant load factor remained largely constant at 26.5% and 26.4% during the said periods. The principal reason for the increase was the operation of wind power projects that were commissioned during the year ended March 31, 2019 and were operational for an entire fiscal year for the first time in the year ended March 31, 2020. Our revenue also increased as we commissioned new wind energy projects of 295 MW in the year ended March 31, 2020. During the year ended March 31, 2020, we increased the commissioned capacity of our wind energy projects to 3,245 MW from 2,949 MW in the year ended March 31, 2019; and

•

revenue from our solar power segment increased by 22% to Rs. 16,598 million in the year ended March 31, 2020 from Rs. 13,637 million in the year ended March 31, 2019, as the solar power generated from our solar power projects increased from 2,577 kWh million in the year ended March 31, 2019 to 3,679 kWh million in the year ended March 31, 2020, while the plant load factor remained largely constant at 22.5% and 22.3% in the said periods. The principal reason for the increase was due to the operation of a 300 MW solar power plant that was commissioned in the year ended March 31, 2019 and the commissioning of new solar power projects of 569 MW during the year ended

March 31, 2020. While our capacity increased in the year ended March 31, 2020, we earned lower tariffs from our newly commissioned projects as they were awarded under the competitive bidding regime that resulted in comparatively lower tariffs in the industry.

Our income also increased with an increase in revenue from the sale of EPC services in the year ended March 31, 2020. This increase was primarily driven by an increase in EPC services provided to third-party customers.

Other operating income

Our other operating Income decreased by 56% to Rs. 78 million in the year ended March 31, 2020 from Rs. 176 million in the year ended March 31, 2019, primarily due to a decrease in income from leases to third parties for using our project sites and equipment. We earned lease income primarily because of an arrangement with a counterparty from whom we are in the process of acquiring a project. In 2018, while we acquired the assets from the seller, the transfer of the rights under the PPA was to happen after we received certain regulatory approvals. In the year ended March 31, 2020, we received these approvals and as a result there was a decrease in lease income from the counterparty.

Finance income

Our finance income increased by 48% to Rs. 2,179 million in the year ended March 31, 2020 from Rs. 1,471 million in the year ended March 31, 2019, primarily due to an increase in interest income from deposits made with banks during the year. This increase was primarily driven by an increase in deposits made with banks to fund our working capital requirements.

Other income

Our other income decreased by 15% to Rs. 2,634 million in the year ended March 31, 2020 from Rs. 3,111 million in the year ended March 31, 2019, primarily because of a decrease in income from the sale of generation based incentives as there was a marginal decrease in the supply of power from our wind power projects to state offtakers in the year ended March 31, 2020. Our other income also decreased as we started investing in mutual funds in the year ended March 31, 2020 instead of fixed deposits causing a decrease in interest income.

Expenses

Raw materials and consumables used

The cost of raw materials consumables used increased to Rs. 530 million in the year ended March 31, 2020 from Rs. 81 million in the year ended March 31, 2019, primarily due to an increase in EPC services provided to third-party customers in the year ended March 31, 2020.

Employee benefit expenses

Our employee benefits expense decreased by 6% to Rs. 951 million in the year ended March 31, 2020 from Rs. 1,008 million in the year ended March 31, 2019, primarily due to a decrease in expenses related to ESOPs granted our incentive plans in the year ended March 31, 2020. We typically recognize higher expenses in the year the ESOPs grants are first made and these expenses decrease in subsequent years due to graded vesting. This decrease was partially offset by an increase in salaries, wages and bonus paid to our employees as our employee headcount increased in the year ended March 31, 2020.

Depreciation and amortization

Our depreciation and amortization increased by 18% to Rs. 11,240 million in the year ended March 31, 2020 from Rs. 9,496 million in the year ended March 31, 2019, primarily due to an increase in our asset base resulting from an increase in wind and solar energy projects commissioned and acquired in the year ended March 31, 2020.

Other expenses

Our other expenses increased by 18% to Rs. 5,665 million in the year ended March 31, 2020 from Rs. 4,804 million in the year ended March 31, 2019, primarily due to an increase in O&M expenses resulting from an increase in the number of projects commissioned and an increase in the number of projects we provide O&M services in-house.

Finance costs

Our finance costs increased by 29% to Rs. 35,487 million in the year ended March 31, 2020 from Rs. 27,538 million in the year ended March 31, 2019, primarily due to an increase in interest expenses paid on term loans, senior secured notes and other loans to finance our new wind and solar energy projects and for working capital requirements. In addition, in the year ended March 31, 2020, we issued CCPS of Rs. 20,903 millions to GSW, Platinum Cactus and CPP Investments through which we allotted an aggregate of 49,184,611 CCPS at a face value of Rs. 425 per share. Under the terms of the CCPS agreements the CCPS would convert into our equity shares upon the happening of certain events but no later than three years from the date of allotment. Until these events occur, the conversion price cannot be determined and CCPS is recorded as a financial liability in our statement of financial position and we therefore incurred a costs which we booked as finance costs. Amortization of option premium paid for hedging the U.S. Dollar exposure increased to Rs. 1,119 million in the year ended March 31, 2020 from Rs. 69 million in the year ended March 31, 2019, primarily because we started paying a premium for hedging our exposure to foreign exchange fluctuations under our senior secured notes in the year ended March 31, 2020.

Income tax expense

Our income tax expense (comprising of current tax, deferred tax and adjustment of current tax relating to earlier years) increased by 20% to Rs. 2,158 million in the year ended March 31, 2020 from Rs. 1,801 million in the year ended March 31, 2019, primarily because of an increase in our deferred tax expense of Rs. 1,080 million as we had to write-off certain tax expenses as we moved to the new tax regime of being exempt from MAT. Under the new tax regime that was announced in 2019, some of our subsidiaries opted to be MAT exempt. As we transitioned to the new tax regime during the year ended March 31, 2020, we had to write off the MAT credit that was accumulated for the period before the transition.

Loss for the year

As a result of the foregoing, we incurred a loss of Rs. 2,781 million in the year ended March 31, 2020 from a profit of Rs. 3,134 million in the year ended March 31, 2019.

Non-IFRS Financial Measures

In addition to our results are determined in accordance with IFRS issued by the IASB, we believe that EBITDA and EBITDA margin are useful to investors in evaluating our operating performance. We use this non IFRS financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-IFRS financial information, when taken collectively with financial measures prepared in accordance with IFRS, may be helpful to investors because it provides an additional tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial results with other renewable companies because it provides consistency and comparability with past financial performance. However, we do not consider non-IFRS measures in isolation or as an alternative to financial measures determined in accordance with IFRS.

Non-IFRS financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with IFRS. Non-IFRS financial information may be different from similarly-titled non IFRS measures used by other companies. The principal limitation of these non-IFRS financial measures is that they exclude significant expenses and income that are required by IFRS to be recorded in our financial statements, as further detailed below. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-IFRS financial measures.

“EBITDA” is defined as loss/(profit) for the year before (a) income tax expense; (b) share in (profit)/loss of jointly controlled entities; (c) finance costs; and (d) depreciation and amortization.

We calculate “EBITDA margin” as EBITDA divided by its total income.

A reconciliation is provided below for EBITDA to the most directly comparable financial measure prepared in accordance with IFRS. Investors are encouraged to review the related IFRS financial measures and the reconciliation of non-IFRS financial measures to their most directly comparable IFRS financial measures included below and to not rely on any single financial measure to evaluate our business. The following tables present our (loss)/profit for the year margin and a reconciliation of EBITDA to profit/ loss for the year, its most directly comparable financial measure calculated and presented in accordance with IFRS for the years indicated:

	For the years ended March 31,
	2019	2020	2021	2021
	(Rs. in millions)			($ in millions)(1)
Total
(Loss)/profit for the year	3,134	(2,781)	(8,032)	(109)
Add: income tax expense	1,801	2,158	2,904	40
Add: Share in loss of jointly controlled entities	40	53	45	1
Add: depreciation and amortization	9,496	11,240	12,026	164
Add: finance costs	27,538	35,487	38,281	521
EBITDA	42,009	46,157	45,224	615
Total income	47,902	53,303	54,491	741
EBITDA margin	87.7%	86.6%	83.0%	83.0%

Notes:

(1)

Translations of Indian rupee amounts to U.S. dollars are provided solely for the convenience of the reader and are not part of our financial statements. Translations were made at the exchange rate of Rs. 73.5047 per $1.00, being the closing exchange rate published by the Reserve Bank of India as of March 31, 2021.

Liquidity and Capital Resources

Overview

Our primary sources of liquidity have historically been equity investment by our shareholders, cash generated from operations, capital markets funding and a range of borrowing from banks and other financial institutions. Our ordinary course liquidity requirements relate to investments in existing and new projects and related capital expenditure, acquisitions, operation and maintenance of its assets, servicing of our debt, funding our working capital needs, and general corporate purposes.

We expect that cash generated from operations, funds raised in the capital markets and continued borrowings from banks and other financial institutions will continue to be our primary sources of liquidity. We evaluate our funding requirements periodically in light of our net cash flow from operating activities, the progress of its various projects, acquisition opportunities and market conditions. Changes in our operating plans, lower than anticipated electricity sales, increased expenses or other events may cause us to seek additional debt or financing in future periods. There can be no guarantee that financing will be available on acceptable terms or at all. Debt financing, if available, could impose additional cash payment obligations, additional covenants and operating restrictions. Future financings could result in the dilution of our existing shareholding. In addition, any of the items discussed in detail under “Risk Factors” elsewhere in this prospectus may also significantly impact our liquidity.

We believe that the expected cash to be generated from our business operations, our credit facilities and our project finance lines, will be sufficient to finance our working capital requirements for the next 12 months.

Cash Flows Analysis

Our summarized statement of consolidated cash flows is set forth below:

	For the years ended March 31,
	2019	2020	2021	2021
	(Rs. in millions)			($ in millions)(1)
Net cash generated from operating activities	30,000	35,088	32,081	436
Net cash used in investing activities	(53,408)	(53,724)	(17,412)	(237)
Net cash generated from/(used in) financing activities	19,609	21,610	(7,079)	(96)
Net (decrease)/increase in cash and cash equivalents	(3,799)	2,974	7,590	103
Cash and cash equivalents at the beginning of the year	13,914	10,115	13,089	178
Cash and cash equivalents at the end of the year	10,115	13,089	20,679	281

Notes:

(1)

Translations of Indian Rupee amounts to U.S. dollars are provided solely for the convenience of the reader and are not part of our financial statements. Translations were made at the exchange rate of Rs. 73.5047 per $1.00, being the closing exchange rate published by the Reserve Bank of India as of March 31, 2021.

Net cash generated from operating activities

Our net cash generated from operating activities was Rs. 32,081 million in the year ended March 31, 2021. Our operating profit before working capital changes was Rs. 42,398 million in the year ended March 31, 2021. The changes in our working capital primarily consisted of (i) an increase in prepayments of Rs. 213 million, (ii) increase in other current liabilities of Rs. 168 million, (iii) a decrease in trade payables of Rs. 555 million, (iv) an increase in trade receivables of Rs. 10,991 million due to increase in business, (vi) increase in contract liabilities of Rs. 1,538 million (vii) an decrease in other current financial liabilities of Rs. 258 million, (viii) an decrease in other current financial assets of Rs. 476 million, (ix) increase in other current assets of Rs. 674 million, (x) increase in inventories of Rs. 221 million and (xi) income tax refund of Rs. 254 million. Our net cash generated from operating activities was Rs. 35,088 million in the year ended March 31, 2020. Our operating profit before working capital changes was Rs. 43,593 million in the year ended March 31, 2020. The changes in our working capital primarily consisted of (i) an increase in prepayments of Rs. 995 million on account of option premium paid for hedging of foreign exchange exposure, (ii) increase in other current liabilities of Rs. 274 million, (iii) an increase in trade payables of Rs. 697 million, (iv) an increase in trade receivables of Rs. 6,820 million due to increase in business, (v) an increase in other current financial liabilities of Rs. 31 million, (vii) an increase in other current financial assets of Rs. 407 million, (viii) decrease in other current assets of Rs. 253 million, (ix) decrease in other non-current assets of Rs. 206 million and (x) income tax paid of Rs. 1,854 million.

Our net cash generated from operating activities was Rs. 30,000 million in the year ended March 31, 2019. Our operating profit before working capital changes was Rs. 41,229 million in the year ended March 31, 2019.

The changes in our working capital primarily consisted of (i) an increase in prepayments of Rs. 288 million primarily related to advance rent paid for new solar parks for projects during the year as well as increased business, (ii) an increase in inventories of Rs. 565 million, (iii) an increase in other current liabilities of Rs. 295 million, (iv) an increase in trade payables of Rs. 221 million, (v) an increase in trade receivables of Rs. 5,798 million due to increase in business, (vi) a decrease in other current financial liabilities of Rs. 187 million (vii) an increase in other current financial assets of Rs. 2,953 million and (viii) income tax paid of Rs. 1,905 million.

Net cash used in investing activities

Our net cash used in investing activities was Rs. 17,412 million in the year ended March 31, 2021. This was primarily due to purchases of property, plant and equipment, intangible assets and right of use assets of Rs. 24,482 million in connection with our increased operational capacity, partially offset by interest received of Rs. 1,987 million, disposal of subsidiary, net of cash disposed of Rs. 3,597 million, investments in deposits having residual maturity more than 3 months (net) of Rs. 1,448 million and government grant received of Rs. 26 million.

Our net cash used in investing activities was Rs. 53,724 million in the year ended March 31, 2020. This was primarily due to purchases of property, plant and equipment, intangible assets and right of use assets of Rs. 39,299 million in connection with our increased operational capacity, purchase consideration paid (net of cash acquired) of Rs. 762 million for business combinations and investments in deposits having a residual maturity of more than three months of Rs. 15,868 million, partially offset by interest received of Rs. 1,932 million and sale of intangible assets by Rs. 219 million.

Our net cash used in investing activities was Rs. 53,408 million in the year ended March 31, 2019. This was primarily due to purchases of property, plant and equipment, intangible assets and right of use assets of Rs. 61,199 million in connection with our increased operational capacity, purchase consideration paid (net of cash acquired) of Rs. 941 million and investments in deposits having a residual maturity of more than three months of Rs. 2,622 million, investment in mutual funds redeemed of Rs. 9,540 million, interest received of Rs. 1,318 million and government grant received of Rs. 496 million.

Net cash generated from/(used in) financing activities

Our net cash used in financing activities was Rs. 7,079 million in the year ended March 31, 2021. This was primarily due to repayment of long-term interest-bearing loans and borrowings of Rs. 95,700 million, repayment of short-term interest-bearing loans and borrowings of Rs. 20,002 million, interest paid of Rs. 33,528 million, payment for acquisition of subsidiary’s interest from non-controlling interest of Rs. 1,516 million, payment made for repurchase of vested stock options of Rs. 681 million, payment of lease liabilities (including payment of interest expense) of Rs. 248 million offset by proceeds from long-term interest-bearing loans and borrowings of Rs. 125,204 million, proceeds from short-term borrowings of Rs. 18,779 million.

Our net cash generated from financing activities was Rs. 21,610 million in the year ended March 31, 2020. This was primarily due to proceeds from long-term interest-bearing loans and borrowings of Rs. 98,660 million, proceeds from short-term interest-bearing loans and borrowings of Rs. 34,808 million, proceeds from issue of CCPS of Rs. 20,903 million and proceeds from sale of subsidiary’s interest to non-controlling interest of Rs. 846 million, partially offset by repayment of long-term interest-bearing loans and borrowings of Rs. 55,429 million, repayment of short-term borrowings of Rs. 44,790 million, interest paid of Rs. 32,305 million and payment of lease liabilities (including payment of interest expense on lease liabilities) of Rs. 347 million and payment for acquisition of subsidiary’s interest from non-controlling interest of Rs. 736 million.

Our net cash generated from financing activities was Rs. 19,609 million in the year ended March 31, 2019. This was primarily due to proceeds from long-term interest-bearing loans and borrowings of Rs. 109,087 million, proceeds from short-term interest-bearing loans and borrowings of Rs. 33,010 million and proceeds from issue of equity shares (including premium and net of share issue expenses) of Rs. 560 million, partially offset by repayment of long-term interest-bearing loans and borrowings of Rs. 62,134 million, repayment of short-term interest-bearing loans and borrowings of Rs. 32,685 million, payment of lease liabilities (including payment of interest expense on lease liabilities) of Rs. 1,666 million and interest paid of Rs. 26,563 million.

Indebtedness

Our borrowings at the project level are typically secured by a lien on the assets of the project to which they relate and a pledge of shares of the related project subsidiary. Our loan agreements generally contain covenants, including limitations on the use of proceeds and restrictions on indebtedness, liens, asset sales, investments, transfer or ownership interests and certain changes in business. These covenants may limit our subsidiaries’ ability to pay dividends or make loans or advances to us, subject to the lender’s waiver or consent. For further details, see “Description of our Material Indebtedness.”

The table below summarizes certain terms of our long-term interest-bearing loans and borrowings financing arrangements as of March 31, 2021:

	Amount outstanding	Nominal interest rate	Maturity
	(Rs. in millions)
Non-convertible debentures(1)	100,584	6.03%-12.50%	September 2034
Compulsorily convertible debentures(2)	809	8%-11.00%	September 2036
Term loans from banks(3)	51,157	8.21%-11.75%	December 2038
Term loans from financial institutions(4)	93,419	8.67%-12.10%	March 2041
Senior secured notes(5)	92,924	6.06%-10.74%	February 2027
Compulsorily convertible preference shares(6)	26,697	15.02%	June 2022

(1)

These debentures are secured by way of pari passu charge over the respective subsidiary’s immovable properties, movable assets, current assets, cash accruals including but not limited to current assets, receivables, book debts, cash and bank balances and loans and advances, present and future. Repayment terms are in the form of bullet payments, quarterly payments and half-yearly payments.

(2)

These debentures are issued to our joint venture partners, ReNew Mega Solar Private Limited and ReNew Solar Energy (Telangana) Private Limited. These debentures are compulsorily convertible into equity shares of ReNew India at a pre-determined conversion ratio of 1:1. These debentures do not carry any voting rights.

(3)

These loans are secured by a charge over all present and future immovable properties, movable assets, book debt, operating cash flows, receivables, commissions, revenue, all bank accounts and assignment of all rights, title, interests, benefits, claims etc. of project documents and insurance contracts of the respective subsidiary.

(4)

These loans are secured by a charge on immovable properties, tangible moveable assets, current assets and accounts. Further secured by way of assignment of all the rights, title, interest, benefit, claims and demands under all the project agreements, letter of credit, insurance contracts and proceeds, guarantees, performance bond of the respective subsidiary.

(5)

We issue senior secured notes from time-to-time to fund finance our projects. Notes are secured by way of exclusive mortgage over immovable properties and exclusive charge by way of hypothecation of tangible and intangible movable assets. Further secured by way of hypothecation over rights and benefit, claims and demands under all the project agreements, letter of credit, insurance contracts and proceeds, guarantees, performance bond of the respective subsidiary. See “Description of our Material Indebtedness” for more details on our senior secured notes.

(6)

We issued CCPS of Rs. 20,903 million to GSW, Platinum Cactus and CPP Investments through which we allotted an aggregate of 49,184,611 CCPS at a face value of Rs. 425 per share. Each CCPS holder is entitled to a preferred rate of dividend of 0.0001% and are mandatorily convertible into our equity shares upon the occurrence of certain events. For the Business Combination, parties to the Business Combination Agreement have agreed to amend the terms of CCPS agreement which will be effective on Closing.

Capital Expenditure

Our principal capital requirements primarily include capital expenditures, towards expansion of capacities in existing businesses including bidding for and acquiring new wind and solar power projects and other ancillary business activities. We finance our capital expenditure requirements through external borrowings and internal cash flows.

We spent Rs. 61,199 million, Rs. 39,299 million and Rs. 24,482 million to purchase property, plant and equipment, intangible assets and right of use assets, including capital work-in-progress, intangibles including intangible assets under development, capital creditors and capital advances, as per the cash flow statement of the respective periods, in the years ended March 31, 2019, 2020 and 2021, respectively. Our capital expenditures include expenditures on property, plant and equipment, capital work-in-progress and intangible assets. Our property, plant and equipment primarily include freehold land, building temporary structure, plant and equipment, office equipment, computers and furniture and fixtures. Projects under construction as of the balance sheet date are shown as capital work-in-progress. Our intangible assets primarily include computer software and customer contracts.

Due to the rapid expansion of wind turbine and solar panel technology, increasing competition and a significant decrease in input costs resulting from increased economies of scale and decreasing raw material costs, the market prices of wind turbines and solar module panels have generally declined in recent years. We currently import equipment, mainly solar module panels, from China. To promote domestic growth and cut dependence on foreign supplies, the Government of India has imposed safeguard duties and also recently announced in March 2021, a basic customs duty of 40% on solar modules and 25% on solar cells imported from April 1, 2022. For our committed and commissioned projects, these costs are usually passed through to our customers under “change in law” provisions under our PPAs. We also plan to continue to manage equipment costs by having a diversified base of OEM vendors to protect us from over-reliance on any one vendor, and by utilizing its scale of operations to negotiate favorable terms with our OEM vendors. We also intend to engage in manufacturing solar cells and modules that are subject to higher import duties to manage costs. Through a manufacturing facility of up to 2 GW, we plan to primarily cater to our internal demand of utility-scale solar projects. The manufacturing plant, to be located in the state of Gujarat in India, is expected to be vertically integrated in terms of processes and infrastructure for the manufacturing of solar components and is anticipated to commence operations from the year ending March 31, 2023.

Contractual Obligations and Contingent Liabilities

In addition to payment obligations under borrowings, we also have continuing obligations to make certain payments. As of March 31, 2021, capital commitment (net of advances) pertaining to commissioning of wind and solar energy projects aggregated to Rs. 55,483 million. We have made, and expect to continue making, substantial capital expenditures in connection with the construction and development of our projects.

As of March 31, 2021, we had the following contractual obligations:

As at March 31, 2021	On demand	Less than 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
Borrowings (other than CCPS)#
Non convertible debentures (secured)*	—	—	—	71,507	48,560	120,067
Compulsorily convertible debentures*	—	—	—	349	700	1,049
Term loan from banks*	—	—	—	26,929	45,804	72,733
Loans from financial institutions*	—	—	—	46,968	106,625	153,593
Senior secured notes*	—	—	—	85,989	21,242	107,231
Short term interest-bearing loans and borrowings
Acceptances (secured)	—	1,788	381	—	—	2,169
Buyer’s / supplier’s credit (secured)	—	—	2,962	—	—	2,962
Working capital term loan (secured)	—	175	5,350	—	—	5,525
Other financial liabilities
Lease liabilities	—	90	240	878	5,332	6,540
Current maturities of long term interest-bearing loans and borrowings*	11,088	9,065	36,422	—	—	54,470
Interest accrued but not due on borrowings	—	1,116	612	—	—	1,728
Interest accrued but not due on debentures	—	894	275	—	132	1,301
Capital creditors	—	9,001	—	—	—	9,001
Purchase consideration payable	—	191	—	—	—	191
Financial guarantee contracts@	4,900	—	—	—	—	4,900
Trade payables
Trade payables	—	3,245	—	—	—	3,245

*	Including future interest payments.

#	We have issued CCPS, which are mandatorily convertible into equity shares. These CCPS are excluded from maturity profile of financial liabilities since there is no cash outflow involved.

We are subject to legal proceedings and claims which arise in the ordinary course of business. See “our Business—Legal Proceedings.” Although occasional adverse decisions or settlements may occur, the potential loss, if any, cannot be reasonably estimated. However, we believe that the final disposition of current matters will not have a material adverse effect on our financial position, results of operations or cash flow. We maintain various liability insurance coverage to protect our assets from losses arising out of or involving activities associated with ongoing and normal business operations. We believe that we have adequately provided for contingencies which are likely to become payable. None of these contingencies are material to our financial condition, results of operations or cash flows.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Financial Risks

General

Our activities expose it to a variety of financial risks, including market risk, credit risk and liquidity risk. Our overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance. The financial instruments of our Company, other than derivatives, comprise loans from banks and financial institutions, non-convertible bonds, demand deposits, short term bank deposits, trade and other receivables, available for sale investments, trade and other payables.

Market Risk

Market risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because of volatility of prices in the financial markets. Market risk can be further segregated as interest rate risk and foreign exchange risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to interest rate risk primarily from the external borrowings that are used to finance our operations. In case of external commercial borrowings and buyers credit we believe that our exposure to changes in market interest rates is insignificant as the respective companies manage the risk by hedging the changes in the market interest rates through cross currency interest rate swaps. We also monitor the changes in interest rates and actively re finances its debt obligations to achieve an optimal interest rate exposure.

The following table demonstrates the sensitivity to a reasonable possible change in interest rates on financial liabilities, i.e., floating interest rate borrowings in Indian Rupees and U.S. Dollars. Interest rate sensitivity has been calculated for borrowings with floating rate of interest. For borrowings with fixed rate of interest sensitivity disclosure has not been made. With all other variables held constant, our profit before tax is affected through the impact on financial liabilities, as follows:

For the year ended March 31,
	2019		2020		2021
	Increase/ decrease in basis points	Effect on profit before tax	Increase/ decrease in basis points	Effect on profit before tax	Increase/ decrease in basis points	Effect on profit before tax
(Rs. in millions)
Indian Rupee	+/(-) 50	(-)/+ 499	+/(-) 50	(-)/+ 615	+/(-) 50	(-)/+ 646
US Dollar	+/(-) 60	(-)/+ 3	—	—	—	—

We use certain types of derivative financial instruments (foreign currency forwards and cross-currency interest rate swap) to manage our exposure to foreign exchange and interest risk. We designate such derivative financial instruments (or its components) as hedging instruments for hedging exchange rate fluctuation and interest risk attributable to either a recognized item or a highly probable forecast transaction (cash flow hedge).

Foreign exchange risk

Foreign currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. We are exposed to foreign currency risk arising from imports of goods in U.S. Dollars. We hedge our exposure to fluctuations on the translation to Indian Rupees of our buyer’s/supplier’s credit by using foreign currency swaps and forward contracts. We follow a conservative approach for hedging the foreign currency risk so as to not use complex forex derivatives and foreign currency loan. We also monitor that the hedges do not exceed the underlying foreign currency exposure. We do not undertake any speculative transaction.

Credit Risk

Credit risk is the risk that our offtakers may not meet their obligations under a financial instrument or customer contracts leading to a financial loss. We are exposed to credit risk from our operating activities (primarily trade receivables) and from our financing activities but this credit risk exposure is insignificant given the fact that substantially all of our revenues are from state utilities/government entities. Further we aim to reduce counterparty credit risk under long-term contracts in part by entering into power sales contracts with utilities or other customers of strong credit quality and we monitor their credit quality on an ongoing basis.

Liquidity Risk

Liquidity risk is the risk we encounter in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach is to ensure, as far as possible, that we have sufficient liquidity to meet our liabilities when due.

Critical Accounting Policies for the Most Recent Reported Financial Period

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We have generally concluded that we are the principal in our revenue arrangements, because we typically control the goods or services before transferring them to the customer.

•

Sale of power: income from supply of power is recognized over time on the supply of units generated from power plants to the grid as per terms of the PPA entered into with the customers. We also consider whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction price for the sale of power, we consider the effects of variable consideration and existence of a significant financing component. There is only one performance obligation in the arrangement and therefore allocation of transaction price is not required.

•

Income from services (management consultancy): we recognize revenue from project management/ technical consultancy over time because the customer simultaneously receives and consumes the benefits provided to them, as per the terms of the agreements with them.

•

Sale of equipment: revenue from sale of equipment is recognized at the point in time when control of the asset is transferred to the customer, generally on delivery of the equipment. We consider whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction price for the sale of equipment, we consider the effects of variable consideration, the existence of significant financing components, non-cash consideration and consideration payable to the customer. There is only one performance obligation in the arrangement and therefore allocation of transaction price is not required.

•	Income from O&M services: revenue from O&M services are recognized over time as per the terms of agreement.

•

Revenue from EPC Contracts: revenue from provision of service is recognized over a period of time on the percentage of completion method. Percentage of completion is determined as a proportion of cost incurred to date to the total estimated contract cost. Profit on contracts is recognized on percentage of completion method and losses are accounted as soon as these are anticipated. In case the total cost of a contract based on technical and other estimates is expected to exceed the corresponding contract value such expected loss is provided for. The revenue on account of extra claims on construction contracts are accounted for at the time of acceptance in principle by the customers due to uncertainties attached. Contract revenue earned in excess of billing has been reflected under other current assets and billing in excess of contract revenue has been reflected under current liabilities in the statement of financial position.

•	Sale of RECs: income from sale of RECs is recognized on sale of these certificates.

Variable consideration

If the consideration in a contract includes a variable amount, we estimate the amount of consideration to which we will be entitled in exchange for transferring the goods or service to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved. To estimate the variable consideration, we apply the most likely method applies the method that we expect best predicts the amount of consideration to which the entity will be entitled based on the terms of the contract.

•	Rebates: under some PPAs, we provide rebates in invoice if payment is made before the due date. These are adjusted against revenue and are offset against amounts payable by the customers.

•

Significant financing component: significant financing component for customer contracts is considered for the length of time between the customers’ payment and the transfer of the performance obligation, as well as the prevailing interest rate in the market. The transaction price for these contracts is discounted, using the interest rate implicit in the contract. This rate is commensurate with the rate that would be reflected in a separate financing transaction between us and the customer at contract inception.

Contract balances

•

Contract assets: a contract asset is the right to consideration in exchange for goods or services transferred to the customer. If we perform by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognized for the earned consideration that is conditional. Contract assets are subject to impairment assessment.

•

Contract liabilities: a contract liability is the obligation to transfer goods or services to a customer for which we have received consideration (or an amount of consideration is due) from the customer. If a customer pays consideration before we transfer goods or services to the customer, a contract liability is recognized when the payment is made or the payment is due (whichever is earlier). Contract liabilities are recognized as revenue when we perform under the contract (i.e., transfers control of the related goods or services to the customer).

•	Trade receivables: a receivable represents our right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due).

Others

•	Income from compensation for loss of revenue: income from compensation for loss of revenue is recognized after certainty of receipt of the same is established.

•	Dividend: we recognize a liability to pay a dividend when the distribution is authorized and the distribution is no longer at our discretion.

Taxes

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in India. Current income tax relating to items recognized outside profit or loss is recognized outside profit or loss (either in other comprehensive income, or “OCI” or in equity). Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate. Current income tax assets and liabilities are offset if a legally enforceable right exists to set off these.

Deferred tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•

When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•

In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized except:

•

When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•

in respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

In situations where we are entitled to a tax holiday under the ITA, enacted in India, no deferred tax (asset or liability) is recognized in respect of temporary differences which reverse during the tax holiday period. Deferred taxes in respect of temporary differences which reverse after the tax holiday period are recognized in the period in which the temporary differences originate. However, we restrict the recognition of deferred tax assets to the extent that it has become reasonably certain that sufficient future taxable income will be available against which such deferred tax assets can be realized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss (either in OCI or equity). Deferred tax items are recognized in correlation to the underlying transaction either in OCI or directly in equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

MAT

MAT paid in a year is charged to the statement of profit and loss as current tax for the year. The deferred tax asset is recognized for MAT credit available only to the extent that it is probable that the concerned company will pay normal income tax during the specified period, i.e., the period for which MAT credit is allowed to be carried forward. In the year in which the company recognizes MAT credit as an asset, it is created by way of credit to the statement of profit and loss and shown as part of deferred tax asset. The company reviews the “MAT credit entitlement” asset at each reporting date and writes down the asset to the extent that it is no longer probable that it will pay normal tax during the specified period.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, we elect whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in other expenses.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their acquisition date fair values. For this purpose, the liabilities assumed include contingent liabilities representing present obligation and they are measured at their acquisition fair values irrespective of the fact that outflow of resources embodying economic benefits is not probable. However, the following assets and liabilities acquired in a business combination are measured at the basis indicated below:

•

Deferred tax assets or liabilities and the assets or liabilities related to employee benefit arrangements are recognized and measured in accordance with IAS 12—Income Taxes and IAS 19—Employee Benefits respectively.

•

Liabilities or equity instruments related to share based payment arrangements of the acquiree or share—based payments arrangements we entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 Share-based Payment at the acquisition date.

•	Assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5—Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that standard.

•	Reacquired rights are measured at a value determined on the basis of the remaining contractual term of the related contract. Such valuation does not consider potential renewal of the reacquired right.

•	Potential tax effects of temporary differences and carry forwards of an acquiree that exist at the acquisition date or arise as a result of the acquisition are accounted in accordance with IAS 12.

When we acquire a business, we assess the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree. If the business combination is achieved in stages, any previously held equity interest is re-measured at its acquisition date fair value and any resulting gain or loss is recognized in the statement of profit or loss or OCI, as appropriate.

Any contingent consideration to be transferred by the acquirer is recognized at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IFRS 9 Financial Instruments, is measured at fair value with changes in fair value recognized in the statement of profit or loss in accordance with IFRS 9. Other contingent consideration that is not within the scope of IFRS 9 is measured at fair value at each reporting date with changes in fair value recognized in profit or loss. Contingent consideration classified as equity is not remeasured and its subsequent settlement is accounted for within equity.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests, and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, we re-assess whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognized at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognized in statement of profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of our cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

A cash generating unit to which goodwill has been allocated is tested for impairment annually on March 31, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized in the statement of profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

Where goodwill has been allocated to a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based on our audited consolidated financial statements, which have been prepared in accordance with IFRS as issued by the IASB. In the course of preparing these financial statements, we have made judgments, estimates and assumptions, that affect the application of accounting policies and the reported amounts of assets, liabilities, income, expenses and disclosures of contingent assets and liabilities at the date of these audited consolidated financial statements and the reported amounts of revenues and expenses for the years presented. Actual results may differ from these estimates under different assumptions and conditions. For a discussion of our significant accounting policies, see Note 53 to the audited consolidated financial statements included in this prospectus. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods affected.

We believe the critical accounting estimates are those that are both important to reflect our financial condition and results and require difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Recent Accounting Pronouncements

See Note 54 to our audited consolidated financial statements “Standards Issued But Not Yet Effective” included elsewhere in this prospectus for more information.

DESCRIPTION OF RENEW INDIA’S MATERIAL INDEBTEDNESS

The following is a summary of certain material provisions of the agreements and instruments governing and evidencing our material indebtedness. Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to ReNew India.

2022 Masala Bonds

On February 17, 2017, certain of our subsidiaries, ReNew Solar Energy (Karnataka) Private Limited, ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited and ReNew Wind Energy (Welturi) Private Limited, issued Rs. 1,800,000,000 aggregate principal amount of the 10.629% Senior Secured Bonds due February 8, 2022, or the 2022 Masala Bonds. The 2022 Masala Bonds accrue interest at a rate of 10.629% per annum, payable semi-annually. The 2022 Masala Bonds issued by each issuer are guaranteed by each other issuer. The 2022 Masala Bonds are secured by a first priority charge on immovable and movable properties, project documents and securities of the issuers.

The proceeds of the 2022 Masala Bonds were used to repay existing indebtedness, to pay accrued construction related expenses and to extend loans to entities within the ReNew India group.

The 2022 Masala Bonds were offered and sold in transactions exempt from registration to qualified institutional buyers in the United States under Rule 144A under the Securities Act and institutional investors outside the United States under Regulation S under the Securities Act.

The indentures governing the 2022 Masala Bonds contain covenants that limit the ability of the issuers to incur or guarantee additional indebtedness, issue disqualified stock, declare dividends on capital stock or purchase or redeem capital stock, make investments or other specified restricted payments, issue or sale of capital stock of restricted subsidiaries, sell assets, create liens, enter into transactions with shareholders or affiliates and effect a consolidation or merger, in each case subject to exceptions and qualifications.

The indentures also contain customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in principal amount of the applicable series of 2022 Masala Bonds may declare all of the 2022 Masala Bonds of that series to be due and payable immediately.

As of the date hereof, all of the 2022 Masala Bonds have been redeemed and none of the 2022 Masala Bonds remains outstanding.

2024 Notes

On March 12, 2019, March 26, 2019 and October 3, 2019, certain of our subsidiaries, Kanak Renewables Limited, Rajat Renewables Limited, ReNew Clean Energy Private Limited, ReNew Saur Urja Private Limited, ReNew Solar Energy (Telangana) Private Limited, ReNew Wind Energy (Budh 3) Private Limited, ReNew Wind Energy (Devgarh) Private Limited and ReNew Wind Energy (Rajasthan 3) Private Limited, issued $525,000,000 aggregate principal amount of 6.67% Senior Secured Notes due March 12, 2024, or the 2024 Notes. The 2024 Notes accrue interest at a rate of 6.67% per annum, payable semi-annually. The 2024 Notes are guaranteed by each issuer and by us, as the parent guarantor. The 2024 Notes are secured by a first priority charge on immovable and movable properties, project documents and securities of the issuers.

The proceeds of the 2024 Notes were used to repay existing indebtedness and capital expenditures.

The 2024 Notes were offered and sold in transactions exempt from registration to qualified institutional buyers in the United States under Rule 144A under the Securities Act and institutional investors outside the United States under Regulation S under the Securities Act.

At any time on or after March 12, 2021, the issuers may redeem the 2024 Notes, in whole or in part, at the redemption prices set forth in the indenture governing the 2024 Notes, plus accrued and unpaid interest, if any.

The indenture contains covenants that limit the ability of the issuers to incur or guarantee additional indebtedness, issue disqualified or preferred stock, declare dividends on capital stock or purchase or redeem capital stock, make investments or other specified restricted payments, have subsidiaries, sell assets, create liens, enter into sale and leaseback transactions, enter into transactions with shareholders or affiliates and effect a consolidation or merger, in each case subject to exceptions and qualifications.

The indenture also contains customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in principal amount of the 2024 Notes may declare all of the 2024 Notes to be due and payable immediately.

As of March 31, 2021, all of the 2024 Notes remain outstanding.

2022 Notes

On September 12, 2019, we issued $300,000,000 aggregate principal amount of 6.45% Senior Secured Notes due September 27, 2022, or the 2022 Notes. The 2022 Notes accrue interest at a rate of 6.45% per annum, payable semi-annually. The 2022 Notes are secured by a first ranking pari passu mortgage over all our immovable and movable property in relation to the Kod-Limbwas project and the Pratapgarh Project; a first ranking pari passu charge over all our immovable assets, current assets, receivables, book-debts, cash flows and related accounts in relation to the same projects; a first ranking pari passu charge over the rights and benefits under the project documents and a first ranking pledge over certain equity shares and redeemable preference shares of ReNew Power Services Private Limited held by us.

The proceeds of the 2022 Notes were used for capital expenditure.

The 2022 Notes were offered and sold in transactions exempt from registration to qualified institutional buyers in the United States under Rule 144A under the Securities Act and institutional investors outside the United States under Regulation S under the Securities Act.

At any time, we may redeem the 2022 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable premium and accrued and unpaid interest, if any. At any time, we may redeem up to 40% of the aggregate principal amount of the 2022 Notes with the net cash proceeds from one or more sales of certain of our capital stock or offerings of the units of an infrastructure investment trust, at a redemption price equal to 106.45% of their principal amount, plus accrued and unpaid interest, if any.

The indenture governing the 2022 Notes contains covenants that limit our ability to incur or guarantee additional indebtedness, issue disqualified stock, declare dividends on capital stock or purchase or redeem capital stock, make certain investments or other specified restricted payments, sell assets, create liens, enter into transactions with shareholders or affiliates and effect a merger or consolidation, subject in each case to exceptions and qualifications.

The indenture also contains customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in principal amount of the 2022 Notes then outstanding may declare all of the 2022 Notes to be due and payable immediately.

As of March 31, 2021, all of the 2022 Notes remain outstanding.

2027 Notes

On January 29, 2020, we issued $450,000,000 aggregate principal amount of 5.875% Senior Secured Notes due March 5, 2027, or the 2027 Notes. Between July 29, 2022 and March 5, 2023, we must redeem 40% of the 2027 Notes then outstanding at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest. The 2027 Notes accrue interest at a rate of 5.875% per annum, payable semi-annually. The 2027 Notes are secured by a first ranking pari passu mortgage over all our immovable and movable property in relation to our 250 MW wind power project located in Kutch, Gujarat; a first ranking pari passu charge over all our immovable assets, current assets, receivables, book-debts, cash flows and related accounts in relation to that project; a first ranking pari passu charge over the rights and benefits under the project documents and a first ranking pledge over certain equity shares and redeemable preference shares of ReNew Power Services Private Limited held by us.

The proceeds of the 2027 Notes were used to repay existing indebtedness and capital expenditure.

The 2027 Notes were offered and sold in transactions exempt from registration to qualified institutional buyers in the United States under Rule 144A under the Securities Act and institutional investors outside the United States under Regulation S under the Securities Act.

At any time prior to July 29, 2022, we may redeem the 2027 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable premium and accrued and unpaid interest, if any. At any time prior to July 29, 2022, we may redeem up to 40% of the aggregate principal amount of the 2027 Notes with the net cash proceeds from one or more sales of certain of our capital stock or offerings of the units of an infrastructure investment trust, at a redemption price equal to 105.875% of their principal amount, plus accrued and unpaid interest, if any. At any time on or after July 29, 2022, we may on any one or more occasions redeem the 2027 Notes, in whole or in part, at the redemption prices set forth in the indenture governing the 2027 Notes, plus accrued and unpaid interest, if any.

The indenture contains covenants that limit our ability to incur or guarantee additional indebtedness, issued disqualified stock, declare dividends on capital stock or purchase or redeem capital stock, make certain investments or other specified restricted payments, sell assets, create liens, enter into transactions with shareholders or affiliates and effect a merger or consolidation, in each case subject to exceptions and qualifications.

The indenture also contains customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in principal amount of the 2027 Notes then outstanding may declare all of the 2027 Notes to be due and payable immediately.

As of March 31, 2021, all of the 2027 Notes remain outstanding.

2027 NCDs

On November 2, 2020, certain of our subsidiaries, Bhumi Prakash Private Limited, Bidwal Renewable Private Limited, Pugalur Renewable Private Limited, ReNew Wind Energy (AP) Private Limited, ReNew Wind Energy (AP 3) Private Limited, ReNew Wind Energy (Maharashtra) Private Limited, ReNew Wind Energy (MP Three) Private Limited, ReNew Wind Energy (Rajasthan Four) Private Limited, Shruti Power Projects Private Limited, Tarun Kiran Bhoomi Private Limited and Zemira Renewable Energy Limited, issued Rs.23,910,550,000 aggregate principal amount of 8.458% Senior Secured Non-Convertible Debentures due October 29, 2027, or the 2027 NCDs. The 2027 NCDs accrue interest at a rate of 8.458% per annum, payable semi-annually. The 2027 NCDs issued by each issuer are guaranteed by each of the other issuers and ReNew India. The 2027 NCDs are secured by a first ranking charge on movable and immovable properties of the issuers, all accounts opened in accordance with the terms of the 2027 NCDs, project documents and pledges over 51% of the equity shares of the issuers.

The proceeds of the 2027 NCDs were used to extend loans within the ReNew India group and to repay existing indebtedness.

The 2027 NCDs were offered and sold in transactions exempt from registration to an institutional investor, India Green Energy Holdings, outside the United States under Regulation S under the Securities Act.

On one business day prior to April 29, 2024, India Green Energy Holdings has the right to require the issuers to redeem all of the 2027 NCDs then held by it at a redemption price to be determined in accordance with the debenture trust deeds governing the 2027 NCDs, plus accrued and unpaid interest, if any.

At any time, any of the issuers may redeem the 2027 NCDs, in whole or in part, at a redemption price determined in accordance with the debenture trust deeds, plus accrued and unpaid interest, if any. At any time, the issuers may redeem up to 40% of the aggregate principal amount of the 2027 NCDs with the net cash proceeds from one or more sales of certain of our capital stock, at a redemption price determined in accordance with the debenture trust deeds, plus accrued and unpaid interest, if any.

The debenture trust deeds contain covenants that limit the ability of the issuers to incur or guarantee additional indebtedness, declare dividends on capital stock or purchase or redeem capital stock, make investments or other specified restricted payments, issue or sell capital stock, sell assets, enter into transactions with shareholders or affiliates and effect a consolidation or merger, in each case subject to exceptions and qualifications.

The debenture trust deeds also contain customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in aggregate principal amount of the applicable series of 2027 NCDs then outstanding may declare all of the 2027 NCDs to be due and payable immediately.

As of March 31, 2021, all of the 2027 NCDs remain outstanding.

2028 Notes

On April 14, 2021, certain of our subsidiaries, ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited, issued $585,000,000 in aggregate principal amount of 4.50% Senior Secured Notes due July 14, 2028, or the 2028 Notes. The 2028 Notes accrue interest at a rate of 4.50% per annum, payable semi-annually, except that the first payment of interest, to be made on January 14, 2022, being the first interest payment date for the 2028 Notes, will be in respect of the period from and including April 14, 2021 to but excluding the first interest payment date. The 2028 Notes are guaranteed by each issuer from May 7, 2021 and by the parent guarantor from April 14, 2021. The 2028 Notes will be secured by a first priority pari passu mortgage/charge on immovable and movable properties of the issuers, a first priority pari passu charge on the project documents of the issuers, and a first priority pari passu pledge over 51.0% of the equity shares of the issuers.

The proceeds of the 2028 Notes, along with cash and cash equivalents will be used, among others, to repay outstanding indebtedness of the issuer group, and for capital expenditure in eligible green projects.

The 2028 Notes were offered and sold in transactions exempt from registration to qualified institutional buyers in the United States under Rule 144A under the Securities Act and institutional investors outside the United States under Regulation S under the Securities Act.

At any time prior to October 14, 2023, the issuers may redeem the 2028 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable premium and accrued and unpaid interest, if any, to (but not including) the applicable redemption date. At any time prior to October 14, 2023, the issuers may redeem up to 40% of the aggregate principal amount of the 2028 Notes with the net cash proceeds from one or more equity offerings, at a redemption price equal to 104.50% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to certain conditions. At any time on or after October 14, 2023, the issuers may redeem the 2028 Notes, in whole or in part, at the redemption prices, plus accrued and unpaid interest, if any.

The indenture for the 2028 Notes contains covenants that limit the ability of the issuers to incur or guarantee additional indebtedness, issue disqualified or preferred stock, declare dividends on capital stock or purchase or redeem capital stock, make investments or other specified restricted payments, have subsidiaries, sell assets, enter into sale and leaseback transactions, enter into transactions with shareholders or affiliates and effect a consolidation or merger, in each case subject to limitations and exceptions.

The indenture for the 2028 Notes also contains customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in principal amount of the 2028 Notes then outstanding may declare all of the 2028 Notes to be due and payable immediately.

2030 NCDs

On March 25, 2021, certain of our subsidiaries, ReNew Solar Energy (Karnataka) Private Limited, ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited and ReNew Wind Energy (Welturi) Private Limited, issued 3,700,500,000 aggregate principal amount of 6.028% Senior Secured Non-Convertible Debentures due March 26, 2030, or the 2030 NCDs. The 2030 NCDs accrue interest at a rate of 6.028% per annum, payable semi-annually. The 2030 NCDs issued by each issuer are guaranteed by each other issuer and ReNew India. The 2030 NCDs are secured by a first priority charge on movable and immovable properties of the issuers, project documents and pledges over 51% of equity shares of the issuers. The proceeds of the 2030 NCDs were used to repay existing indebtedness of the issuers.

The 2030 NCDs were offered and sold in transactions exempt from registration to an institutional investor, India Green Power Holdings, outside the United States under Regulation S under the Securities Act.

On one business day before each of February 22, 2024, February 22, 2025 and February 22, 2026, the issuers must redeem 6.67%, 6.67% and 6.66%, respectively, of the original aggregate principal amount of the 2030 NCDs, subject to certain adjustments, at redemption prices determined in accordance with the debenture trust deeds governing the 2030 NCDs, plus accrued and unpaid interest, if any.

At any time on or after August 22, 2026, India Green Power Holdings will have the right to require the issuers to redeem some or all of the 2030 NCDs then held by it at a redemption price to be determined in accordance with the debenture trust deeds, plus accrued and unpaid interest, if any.

At any time, the issuers may redeem the 2030 NCDs, in whole or in part, at a redemption price determined in accordance with the debenture trust deeds, plus accrued and unpaid interest, if any. At any time, the issuers may redeem up to 40% of the aggregate principal amount of the 2030 NCDs with the net cash proceeds from one or more sales of certain of our capital stock, at a redemption price determined in accordance with the debenture trust deeds, plus accrued and unpaid interest, if any.

The debenture trust deeds contain covenants that limit the ability of the issuers to incur or guarantee additional indebtedness, issue disqualified or preferred stock, declare dividends on capital stock or purchase or redeem capital stock, make investments or other specified restricted payments, sell assets, create liens, enter into transactions with shareholders or affiliates and effect a consolidation or merger, in each case subject to exceptions and qualifications.

The debenture trust deeds also contain customary events of default (subject in certain cases to customary grace and cure periods). Generally, if an event of default occurs and is not cured within the time periods specified, the trustee or the holders of at least 25% in aggregate principal amount of the applicable series of 2030 NCDs may declare all of the 2030 NCDs to be due and payable immediately.

MANAGEMENT

The following sets forth certain information concerning our directors and executive officers as of the date of this prospectus:

Name	Age	Position/Title
Directors:
Sumant Sinha	56	Director and Chief Executive Officer
Vanitha Narayanan	62	Independent director
Anuj Girotra	46	Director
Michelle Robyn Grew	52	Independent director
Michael Bruun	41	Director
Sumantra Chakrabarti	62	Independent director
Ram Charan	81	Independent director
Projesh Banerjea	34	Director
Robert S. Mancini	63	Independent director
Manoj Singh	68	Independent director

Executive Officers:
D. Muthukumaran	49	Chief Financial Officer
Balram Mehta	51	Chief Operating Officer
Sanjay Varghese	52	President of Solar Utility-Scale
Mayank Bansal	44	Chief Commercial Officer

Unless otherwise indicated, the business address of each director and executive officer is ReNew Power, Commercial Block-1, Zone 6, Golf Course Road, DLF City Phase-V, Gurugram-122009, Haryana, India.

A description of the business experience and present position of each director and executive officer is provided below:

Directors

Sumant Sinha is our founder and has been our Chairman and CEO since 2011. Prior to founding our Company, Mr. Sinha served as President Finance at Aditya Birla Group and founder CEO of Aditya Birla Retail. He also held the post of Chief Operating Officer of Suzlon Energy Ltd from 2008 to 2010. Currently, Mr. Sinha serves on the advisory board of Columbia University’s School of International and Public Affairs and is a member of the Board of Governors of the Indian Institute of Technology Delhi, Indian Institute of Management, Calcutta. Mr. Sinha has also held various roles in investment banking at globally reputed organizations such as Citicorp Securities and ING Barings Services Limited in the United States and the United Kingdom. Sumant chairs The Climate Group’s India Advisory Board and a member of the Advisory Council of India Climate Collective. He is a Board member of the US India Strategic Partnership Forum and the Senior Vice President of the Associated Chambers of Commerce & Industries of India. He has also authored a book — “Fossil Free: Reimagining Clean Energy in a Carbon-Constrained World”. In 2021, Mr. Sinha was recognized as a SDG Pioneer by the United Nations Global Compact. Mr. Sinha holds a bachelor’s degree in engineering from the Indian Institute of Technology, Delhi, India, a post graduate diploma in business management from the Indian Institute of Management, Calcutta, India and a Master’s degree in International Affairs from Columbia University, United States. Mr. Sinha is also a CFA charter holder.

Vanitha Narayanan is a senior global executive and Board leader with a successful track record spanning three decades in technology and telecommunications. In 2020, Vanitha retired after a career spanning three decades at IBM where she held multiple key roles leading large businesses in the United States, Asia-Pacific and India geographies. These roles included serving as Managing Director & Chairman of IBM India, Vice President

for the Communications Sector across Asia Pacific, Vice President for Global Telecommunications Solutions and finally Managing Director for a strategic Telecom client before her retirement. Vanitha has a reputation for her deep industry expertise in telecom, transforming businesses, unwavering client focus and passion for continuous learning. Ms. Narayanan played a significant role as leader and influencer across industry bodies during her decade in India. She was the first woman chairperson of AMCHAM India in 2016 and served as a member on the National Executive Board from 2014 to 2018. She was on the executive council of National Association of Software and Services Companies (NASSCOM) from 2016 to 2018 and on the Catalyst India Advisory Board. She also served as Chairperson of the Board of Governors for National Institutes of Technology, Suratkal and was a member of the National Council of Confederation of Indian Industry and served as Co-Chair of National Committee for MNCs. Ms. Narayanan was named one of the ‘Most Powerful Women’ in Business in India by both Fortune India in 2017 and Business India (2014-2017), one of the 12 Global Indian Super Women of 2016 by CXOToday and conferred with the Degree of Doctor of Letters by the LNM Institute of Information Technology. Ms. Narayanan is a graduate of Public Relations & Communication from Stella Maris College and holds an MBA degree in Marketing and Advertising from University of Madras. She also holds an MBA degree in MIS & Accounting from the University of Houston.

Anuj Girotra oversees the Active Fundamental Equities and Relationship Investments programs for India at CPP Investments. The two programs perform fundamental research and invest in public equities, soon-to-be public equities and private investments in public equities in India. The two programs incorporate both a fundamental long/short strategy and significant direct minority ownership investments for growth capital. Prior to joining CPP Investments in 2020, Anuj spent 12 years at Capital Group as a Global Partner and Head of the Private Markets business for India. Anuj has also spent nine years as co-head of Asia Special Situations Group with ABN Amro Bank. Anuj holds a Bachelor in Engineering from Delhi Institute of Technology, University of Delhi and an MBA in Finance from XLRI Business School.

Michelle Robyn Grew is the group chief operations officer, General Counsel and the Head of CSR and Responsible Investing for Man Group. She is a member of the Man Group Senior Executive Committee. She joined GLG in January 2009 which was later acquired by Man Group. Her chief operations officer role encompasses responsibility for the firm’s infrastructure which covers operations, compliance, legal, human resources, talent, business operational risk & resilience, financial crime, corporate real estate and communications. Before joining GLG and Man Group, Robyn held senior positions at Barclays Capital and prior to that at Lehman Brothers, London International Financial Futures and Options Exchange and Fidelity Brokerage Services and has worked in the investment industry since 1994. She serves on the Council and Remuneration Committee of Alternative Investment Management Association and services as a non-executive director or as a member of the advisory committee of several start-ups. Ms. Grew holds a bachelor’s degree in law from Coventry University, United Kingdom and was called to the Bar of England & Wales in 1991.

Michael Bruun is the Europe, Middle East and Africa head of private equity and head of India private equity and growth investing. He is a member of the MBD Corporate Investment Committee, MBD Growth Investment Committee, Sustainable Investing Group Investment Committee, and the Asset Management Inclusion and Diversity Committee. Mr. Bruun joined the Merchant Banking Division in 2010 and has worked in London and New York. Before that, he was a member of the Nordic Mergers & Acquisitions team in the Investment Banking Division . Mr. Bruun joined Goldman Sachs as an analyst in the Fixed Income, Currency and Commodities Division in 2004 and transferred to IBD in 2005. He became a vice president in 2010 and was named managing director in 2013 and partner in 2016. Mr. Bruun serves on the boards of Advania, EcoOnline, HRA Pharma, Navico, Northvolt AB, Noveltech and ReNew Power. He is a board member of the Human Practice Foundation. Mr. Bruun earned a BA in Economics from the University of Copenhagen and an MSc in Economics from the University of Copenhagen, Denmark with studies at Cornell University, United States.

Sumantra Chakrabarti is adviser to the Presidents of Kazakstan and Uzbekistan on economic development, effective governance and international cooperation. He is also Deputy Chair of the Kazakhstan Supreme Council on Reforms, and of the Management Council of the Astana International Financial Centre. Sir

Sumantra is the Chair of the Board of Trustees of Overseas Development Institute, and works as a Global Commissioner of the New Climate Economy network, as a member of the Clean Growth Leadership Network, the Advisory Board of ECube Climate Finance, the WHO Commission examining post-COVID19 health systems in Europe, the Board of the Project for Modern Democracy think tank, the Commission for Smart Government, of the International Advisory Council of the Oxford India Centre for Sustainable Development, and of the WEF Eurasia Policy Group, and as adviser to the Karta Initiative. Sir Sumantra was until July 2020 the sixth President of the European Bank for Reconstruction and Development. Sir Sumantra served two full four year terms, having won competitive elections in 2012 and in 2016, during his tenure at the European Bank for Reconstruction and Development. Before becoming President of the European Bank for Reconstruction and Development, Sir Sumantra was a civil service in the United Kingdom and was the Permanent Secretary successively at the Department for International Developmenand the Ministry of Justice. Sir Sumantra has a degree in Politics, Philosophy and Economics from the University of Oxford, United Kingdom and a Masters degree in Development Economics from the University of Sussex, United Kingdom. He is a honorary Fellow of New College, Oxford University, a honorary bencher at the Middle Temple, and also holds honorary doctorates from the Universities of Sussex, East Anglia, and the Bucharest University of Economic Sciences, as well as prestigious honours from Kosovo, Kazakhstan and Uzbekistan.

Ram Charan advises or has advised various global companies and in some cases their boards such as Bank of America, Toyota, ICICI Bank, the Aditya Birla Group, Adani group, Max Group, 3G, Yidliz Holdings, Muyuan in China, among others for more than 40 years. He currently serves as a board member on seven boards across the globe. He is actively involved in coaching, founders and family businesses, senior executives, boards and directors, and other senior business leaders across many industries. A global Young Presidents’ Organization resource and an award winning teacher, he was among Business Week’s top ten resources for in-house executive development programs. Mr. Charan has authored and co-authored 32 books, including six on corporate boards. Four of his books were Wall Street Journal bestsellers, including Execution (co-authored with former Honeywell CEO Larry Bossidy). He also has written articles for publications including for the Harvard Business Review, Fortune, Chief Executive Magazine, and Economic Times. Mr. Charan holds Doctorate in corporate governance and a masters in business administration with high distinction (Baker Scholar) from Harvard Business School.

Projesh Banerjea is a Portfolio Manager in the Infrastructure Division at ADIA, where he is responsible for sourcing, executing and managing investments across the transport, utilities, energy, and digital infrastructure sectors with a primary focus on Asia. He has over 10 years of infrastructure investing experience across Asia, Australia, North America, and Europe. In addition to his responsibilities at ADIA, Projesh is a Director of the Anglian Water Group and Cube Highways. Prior to joining ADIA in 2012, Mr. Banerjea worked at Macquarie Capital and J.P. Morgan in the UK and USA respectively. He has a BA in Mathematics and Economics from DePauw University, United States, a Msc in Economic History from the London School of Economics, United Kingdom, where he attended as a Jack Kent Cooke Graduate Scholar, and a Master’s in Business Administration from the University of Oxford, United Kingdom.

Robert S. Mancini has been RMG II’s Chief Executive Officer and a director since inception. He has also served as the Chief Executive Officer and a director of RMG I from October 2018 through its business combination with Romeo Power in December 2020, and serves as chairman of the board of directors of Romeo Power. He has also served as the Chief Executive Officer and a director of RMG III since its inception in December 2020 and as the Chief Executive Officer of RMG IV, RMG V, RMG VI and RMG VII and a director of RMG V since each company’s inception in February 2021. From June 2018 to December 2018, Mr. Mancini served as a Senior Advisor to Carlyle Power Partners and was a Partner and a Managing Director with The Carlyle Group and head or co-head of Carlyle’s power investment business from December 2012 until June 2018. Prior to joining Carlyle, from June 1993 to December 2012, Mr. Mancini was an employee of Goldman Sachs & Co., and from November 1999 through December 2012 was a Managing Director at Goldman Sachs & Co. From December 2003 to December 2012, Mr. Mancini led or co-led Goldman Sach’s on-balance sheet power asset investment business. During that period Goldman Sachs conducted most of its power asset investment business through its wholly owned subsidiary, Cogentrix Energy LLC, where Mr. Mancini served in various capacities, including as the President, co-President and Chief Executive Officer and serving as a member of the Board. Mr. Mancini was instrumental in the formation of and Goldman’s entry into the power asset investment business in 2003 and he was also responsible for the creation of Goldman’s proprietary Commodities Principal Investment business in 2006, where he led investments on Goldman’s behalf in companies involved in the processing, production and logistics for a broad range of commodities including base, precious and specialty metals, oil, gas, coal and other energy related raw materials, as well as CO2 offsets and mitigation. Prior to 2003, Mr. Mancini was a member of the legal department where he eventually became the Deputy General Counsel of the Securities Division. During his tenure at Goldman, Mr. Mancini sat on several committees including the firm wide Risk Committee, Operational Risk Committee, and Divisional Risk Committee, as well as several portfolio company boards. Prior to joining Goldman, Mr. Mancini spent nine years in private practice as a lawyer with Debevoise and Plimpton, where he established that firm’s derivatives practice. Mr. Mancini received his J.D. from New York University School of Law in 1984, where he was a member of Law Review, and received his B.A. degree from Binghamton University in 1980.

Manoj Singh served as the Chief Operating Officer at Deloitte Touche Tohmatsu Ltd (Deloitte Global) in a professional career spanning thirty six years with the firm. Prior to his mandatory retirement in June 2015, Manoj was based in Cleveland, Hong Kong and New York with Deloitte where he held various leadership positions. A consultant by background, Manoj led Deloitte Consulting in the Americas, was the Asia Pacific Regional Managing Director and the COO in the final eight years with the firm. He also served on the Board of Directors of Deloitte firms in the US, China and Mexico. Manoj has advised national and multinational companies on mergers and acquisitions, enterprise cost management and shareholder value growth with a specific focus on technology, manufacturing and the energy industry. He also has extensive business development experience in emerging and developed markets such as Germany, China, India, sub Sahara Africa, and South East Asia. He is a member on several public and private company boards including DXC Technology, The Putnam Funds, and Abt Associates. Manoj is also a Trustee at Carnegie Mellon University and a board member at Pratham USA a non-profit engaged in enhancing child literacy and education in India. He also serves in an advisory capacity to a technology start up Altimetrik focused on delivering outcomes to clients using state of the art agile technology. He is a frequent speaker on college campuses and also appeared on Bloomberg, BBC, CNBC, regional World Economic Forum and print media interviews and panels. Mr. Singh holds a B.tech degree from the Indian Institute of Technology, Kanpur, India and Master of Science in Industrial Administration degree from the Carnegie Mellon University, United States, and is a recipient of the Distinguished Alumnus Award from both institutions.

Executive Officers

D. Muthukumaran is our Chief Financial Officer since August 2019. As Chief Financial Officer, he is responsible for executing our inorganic and organic growth, working closely with business and functional leaders. Mr. Muthukumaran spearheads our finance, audit, tax, legal, risk compliance, mergers and acquisitions integration, business support and corporate governance operations. Prior to joining us, he worked at Aditya Birla Group for 17 years where he held various leadership positions, including the Head of Corporate Finance and Corporate Strategy for Aditya Birla Group, and the Chief Executive Officer of Aditya Birla PE Advisors Private Limited. Mr. Muthukumaran also held various positions in the investment banking sector investment banking and an accounting firm where he headed debt and equity transactions. Throughout his career he focused in corporate finance as well as accounting and reporting including mergers, acquisitions, fund raising, structured finance, leverage buyouts, regulatory and tax structuring. He is a Chartered Accountant, Cost & Works Accountant and also holds a bachelor’s degree in commerce from the University of Madras, Chennai India.

Balram Mehta is our Chief Operating Officer since May 2020 and joined us in 2011. Mr. Mehta’s responsibilities include implementing strategies for the wind energy projects and overseeing the entire asset management function and the digital transformation program at the Company. Mr. Mehta has over 25 years of experience across sectors including the renewable energy industry. Prior to joining us, Mr. Mehta worked with CLP Wind Farms (India) Private Limited, Enercon India Limited and DCM Limited. Mr. Mehta holds a bachelor’s degree in technology from the Himachal Pradesh University and a master’s degree in business administration in operations management from the Indira Gandhi National Open University, New Delhi, India.

Sanjay Varghese is our President, solar utility-scale. Mr. Varghese has been with the Company since October 2017 and his responsibilities include overseeing development and execution of our solar power projects. Mr. Varghese has over 12 years of experience in the solar energy sector. Prior to joining the Company, Mr. Varghese worked with Lanco Group for over nine years where he held various leadership positions, including as their Chief Operating Officer. Prior to joining Lanco Group, Mr. Varghese worked in the field of investment banking. Mr. Varghese holds a bachelor’s degree in technology in the field of Metallurgy from the Indian Institute of Technology, Kanpur, India and a post graduate diploma in management from the Indian Institute of Management, Ahmedabad India.

Mayank Bansal is our Chief Commercial Officer since 2018. Mr. Bansal’s responsibilities include strategy, business development, incubation and growth of new businesses, overseeing business performance and operations, as well as leading government relations and policy advocacy efforts. Mr. Bansal has over 20 years of consulting experience, and before joining the Company, he worked at Hindustan Lever, McKinsey and A T Kearney. Mr. Bansal holds a bachelor’s degree in technology from Indian Institute of Technology, Mumbai, India and master’s degree in business administration from the Indian School of Business, Hyderabad, India.

Composition of our Board

The Business Combination was consummated on August 23, 2021, or “Closing” or “Closing Date”. Upon Closing of the Business Combination (August 23, 2021) and until the date that is at least two years following Closing, pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, our board consists of up to 11 directors, being (A) six independent directors, of which at least two are female directors, satisfying the independence requirements of Nasdaq and (B) five directors appointed and maintained in office by each of the Shareholders Agreement Investors in accordance with the below.

Pursuant to the Shareholders Agreement and the ReNew Global A&R Articles, for at least two years after Closing of the Business Combination (August 23, 2021), the Founder Investors (acting together), GSW, Platinum Cactus, CPP Investments and RMG Sponsor II are entitled to appoint one director, and following the date that is two years after Closing of the Business Combination (August 23, 2021), each of the Founder Investors (acting together), GSW, Platinum Cactus and CPP Investments continue to have the right to appoint one director for so long as they hold our Ordinary Shares and ReNew India Ordinary shares that represent a certain threshold Effective Interest, or, with respect to the Founder Investors, for so long as the Founder is the Chief Executive Officer or Chairman of “ReNew group”, which is defined to include the Company and its subsidiaries immediately following the Closing of the Business Combination. Pursuant to the Shareholders Agreement and the ReNew Global A&R Articles, so long as the Founder is the Chief Executive Officer or Chairman of ReNew group, the Founder Investors’ appointed director will be the founder director. Each of JERA (during the period commencing on August 23, 2021 until the second anniversary of August 23, 2021), RMG Sponsor II (for so long as RMG Sponsor II, together with its affiliates, holds at least 40% of the Effective Interest held by RMG Sponsor II as of August 23, 2021 (disregarding dilution resulting from certain share issuances by ReNew Global)) and the Founder (for so long as the Founder Investors, together with their affiliates, hold at least 40% of the Effective Interest held by the Founder Investors as of August 23, 2021 (disregarding dilution resulting from certain share issuances by ReNew Global)) will have the right to appoint one individual as an observer on the Board and to remove such individual so appointed and to appoint another individual in that individual’s place. On August 23, 2021, RMG Sponsor II and JERA appointed Mr. Philip Kassin and Mr. Satoshi Yajima, respectively, as observers. See “Certain relationships with related party transactions—Shareholders Agreement” for more details.

The authorized number of directors on our Board may be changed from time to time by resolution of the Board, except that, pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, for so long as the ReNew Global Shareholders Agreement remains in effect, the maximum number of directors will remain at 11, and any action of the Board to increase or decrease such size will require the prior written consent of each Shareholders Agreement Investor that has the right, at such time, to appoint a director.

Term of Office for Directors

Each director will hold office until his or her retirement, resignation or removal in accordance with our articles, as the case may be, except that, pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, each director appointed by a Shareholders Agreement Investor with a director appointment right may only be removed, and such vacancy created by the retirement, resignation, removal or death of such director may only be filled, by the Shareholders Agreement Investor that appointed such director for so long as such Shareholders Agreement Investor has such director appointment right pursuant to the ReNew Global Shareholders Agreement.

Family Relationships

There are no family relationships between any of the Company’s executive officers and directors or director nominees.

Duties of Directors

Under English law, the Company’s directors owe certain duties towards the Company, including duties to act in a way they consider, in good faith, would be most likely to promote the success of the Company for the benefit of its members as a whole, to exercise reasonable care, skill and diligence, to exercise independent judgment, to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the Company, to act in accordance with the Copmany’s constitution and only exercise his or her powers for the purposes for which they are conferred, to exercise independent judgment, to exercise reasonable care, skill and diligence, not to accept benefits from a third party conferred by reason of his or her being a director or doing, or not doing, anything as a director and a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the Copmany. Without prejudice to the foregoing, pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, the Company have expressly agreed that no director appointed by a Shareholders Agreement Investor will have the duty to provide or offer to the Company any information or opportunity which arises in any other capacity.

Committees of the ReNew Global Board

Pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, the Board has four committees: an audit committee, a remuneration committee, a nominations committee and a finance and operations committee. The Company has adopted revised charters for each committee. Each committee’s members and functions are as described below.

As permitted by the listing requirements of Nasdaq, the Company has also opted out of the requirements of Nasdaq Listing Rule 5605(d), which requires, among other things, an issuer to have a compensation committee that consists entirely of independent directors and Nasdaq Listing Rule 5605(e), which requires independent director oversight of director nominations.

Audit Committee

Pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, the Company’s audit committee consists of three (3) independent directors. The initial members of ReNew Global’s audit committee are Manoj Singh, Vanitha Narayanan, and Michelle Robyn Grew. Mr. Singh is the chairperson of the committee. Each committee member satisfies the independence requirements of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Singh qualifies as an audit committee financial expert within the meaning of the SEC rules. The Company’s audit committee consists solely of independent directors following the Company’s initial public offering. The Company’s audit committee is responsible for, among other things:

•	overseeing the work of the Company’s independent auditors;

•	regularly reviewing the independence of the Company’s independent auditors.

•	reviewing and approving all related party transactions on an ongoing basis;

•	reviewing and discussing the Company’sfinancial statements with management and the Company’s independent auditors;

•	periodically reviewing and reassessing the adequacy of the Company’s audit committee charter;

•	considering the adequacy the Company’s internal accounting controls;

•	reviewing the scope and design, implementation and evaluation of the Company’s internal audit function and the performance of the internal audit function;

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establishing procedures for the receipt, retention and treatment of complaints received from the Company’s personnel regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s personnel of concerns regarding questionable accounting or auditing matters;

•	meeting separately and periodically with management and the Company’s internal and independent auditors;

•	reviewing the Company’s code of ethics annually;

•	reporting regularly to the Company’s full board of directors; and

•	carrying out such other matters that are specifically delegated to the audit committee by the Board from time-to-time.

Remuneration Committee

Pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, the Company’s remuneration committee consists of three (3) directors: (i) one independent director (who is the chairperson of the remuneration committee), (ii) one director appointed by a Shareholders Agreement Investor that has a director appointment right pursuant to the ReNew Global Shareholders Agreement and (iii) the director appointed by the Founder Investors, in the case of (ii) and (iii) above, for so long as the Shareholders Agreement Investors and the Founder Investors, as applicable, have a director appointment right pursuant to the ReNew Global Shareholders Agreement. The initial members of the Company’s remuneration committee are Mr. Manoj Singh, Mr. Michael Bruun and Mr. Sumant Sinha, and Mr. Singh is the chairperson. The Company’s remuneration committee is responsible for, among other things:

•	overseeing the Company’s overall compensation structure, philosophy, policies and programs;

•	reviewing the compensation for the Company’s executive officers;

•	reviewing the Company’s executive officers’ employment agreements;

•	administering the Company’s executive compensation programs and employee stock option plans in accordance with the terms thereof; and

•	carrying out such other matters that are specifically delegated to the remuneration committee by the Board from time-to-time.

Nomination Committee

Pursuant to the ReNew Global Shareholders Agreement and the ReNew Global A&R Articles, the Company’s nomination committee consists of three (3) directors: (i) one independent director (who will be the chairperson of the nomination committee), (ii) one director appointed by a Shareholders Agreement Investors that has a director appointment right pursuant to the ReNew Global Shareholders Agreement and (iii) the director appointed by the Founder Investors, in the case of (ii) and (iii) above, for so long as the Shareholders Agreement Investor and the Founder Investors, as applicable, have a director appointment right pursuant to the ReNew Global Shareholders Agreement. The initial members of the Company’s nomination committee are, Sir Sumantra Chakrabarti, Mr. Anuj Girotra and Mr. Sumant Sinha and Mr. Chakrabarti is the chairperson. The Company’s nomination committee is responsible for, among other things:

•	developing the criteria and qualifications for membership on the Board;

•	recruiting, reviewing, nominating and recommending candidates for election to, or to fill vacancies on, the Board;

•	periodically reviewing management development and succession plans for the Company’s executive officers, and such other officers and employees;

•	overseeing the periodic self-evaluations of the Board; and

•	carrying out such other matters that are specifically delegated to the nomination committee by the Board from time-to-time.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its employees, officers, and directors. The full text of the Company’s Code of Ethics is posted on its website at https://renewpower.in/. The Company intends to disclose on its website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or the Company’s directors from provisions in the Code of Ethics.

Executive Officer and Director Compensation

The Company’s remuneration committee is charged with recommending compensation packages for its executive officers to the Board.

The primary objective of the Company’s executive compensation program is to attract, motivate, reward and retain the talent needed to achieve its business objectives and also enable these individuals to have greater involvement with, and share in, the Company’s future growth. Compensation arrangements for the Company’s executive officers have been designed to align a portion of their compensation with the achievement of business objectives and growth strategy. Bonus payments for certain of the Company’s executive officers are determined with respect to a given fiscal year based on quantitative and qualitative goals set for the Company as a whole, as well as on the basis of individual performance. Bonus payments are determined on certain parameters determined by the board which are subject to change.

Compensation of Senior Management and Directors

For the year ended March 31, 2021, the aggregate compensation paid to members of our board of directors and its executive officers for service in all capacities was Rs. 310.36 million. This amount includes approximately Rs. 16.69 million set aside or accrued to provide pension, severance, retirement and similar benefits to our executive officers and directors.

As of March 31, 2021, options to purchase an aggregate of 10,628,580 shares granted to our directors and executive officers were outstanding under its equity incentive plans with a weighted average exercise price of Rs. 342.33 per share, and such options expire 10 years after the date of grant.

The Company intends to pay each of the Company’s non-employee directors an annual cash retainer of up to $100,000, which may be an equity award with equivalent value in lieu of cash as opted by the non-employee directors, as well as an annual award in the form of restricted share units, or “RSUs,” with a grant date value of $150,000, to be issued under the 2021 Plan (described below). The Company also intends to reimburse its directors for expenses arising from their board membership.

Sumant Sinha Employment Agreement

Sumant Sinha’s employment with the Company is governed by an employment agreement, which has become effective on August 23, 2021. Pursuant to the employment agreement, Mr. Sinha serves as the Chairman and Chief Executive Officer of ReNew group. The employment agreement entitles Mr. Sinha to receive an annual base salary equal to $781,000 and a target bonus equal to $616,000 and a maximum target bonus of $781,000, payable based on the achievement of certain EBITDA performance goals. Under the employment agreement, if the Company terminates Mr. Sinha without “cause” or Mr. Sinha resigns for “good reason” (as each such term is defined in the employment agreement) other than in connection with a change in control of the company, subject to Mr. Sinha’s execution of a release of claims in favor of the company, Mr. Sinha will be entitled to receive (i) 12 months’ base salary, (ii) a prorated portion of his annual bonus for the year of termination, (iii) continued medical coverage paid by the Company for 12 months following such qualifying termination and (iv) accelerated granting and vesting of options in accordance with the 2021 Plan and Mr. Sinha’s option grants, described below. If such qualifying termination occurs within 12 months following a change in control of the company, subject to Mr. Sinha’s execution of a release of claims in favor of the company, Mr. Sinha will be entitled to receive (i) 18 months’ base salary and target bonus, (ii) a prorated portion of his annual bonus for the year of termination, (iii) continued medical coverage paid by the Company for 18 months’ following his termination and (iv) accelerated granting and vesting of options in accordance with the 2021 Plan and Mr. Sinha’s option grants, described below. The employment agreement also subjects Mr. Sinha to restrictive covenants, including non-competition, non-solicitation of customers and employees, non-dealing and non-hire, in each case, lasting for 12 months following Mr. Sinha’s qualifying termination of employment.

Employment Agreement of Executive Officers other than Sumant Sinha

The employment agreements of the Company’s executive officers is governed by Indian law. The agreements may be termined by either party with a prior written notice of 90 days. The Company also reserves the right to terminate the employment with immediate effect without any compensation or notice, on account of any act which may constitute ‘misconduct’ under the Company’s policies or applicable laws. Executive officers are entitled to a monthy compensation and stock options. For more details on their compensation, see “Compensation for Senior Management and Directors” above and “Equity Compensation” below.

In addition these executive officers, will be subject to a lock up under the terms of the Registration Rights, Coordination and Put Option Agreement for a period of one (1) year following August 23, 2021, which the Company, in its discretion, may reduce to nine (9) months.

Equity Compensation

2021 Incentive Award Plan

On August 23, 2021, the Company adopted and its shareholders have approved the 2021 Incentive Award Plan, or the 2021 Plan, under which the Company may grant cash and equity-based incentive awards to eligible employees in order to attract, retain and motivate the persons who make important contributions to it. The material terms of the 2021 Plan are summarized below.

Eligibility and administration

The Company’s and its subsidiaries’ employees and are eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by the Board, which may delegate its duties and responsibilities to one or more committees of its directors and/or officers (referred to collectively as the plan administrator below), subject to the limitations imposed under the 2021 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the 2021 Plan, to interpret the 2021 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2021 Plan as it deems advisable. The plan administrator also has the authority to grant awards, determine which eligible employees receive awards and set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2021 Plan.

Shares available for awards

An aggregate of 65,031,660 ordinary shares is available for issuance under the 2021 Plan. Shares issued under the 2021 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the 2021 Plan expires, terminates, is settled for cash, is canceled without having been fully exercised or is forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2021 Plan. Awards granted under the 2021 Plan in substitution for any options or other share or share-based awards granted by an entity before the entity’s merger or consolidation with the Company or acquisition of the entity’s property or share will not reduce the shares available for grant under the 2021 Plan, but may count against the maximum number of shares that may be issued upon the exercise of incentive share options.

Awards

The 2021 Plan provides for the grant of share options, including incentive share options, or “ISOs,” and nonqualified share options, or “NSOs,” share appreciation rights, or “SARs,” restricted share, RSUs, and other share or cash based awards. All awards under the 2021 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

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Share Options and SARs. Share options provide for the purchase of shares of the Company’s shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).

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Restricted Share and RSUs. Restricted share is an award of nontransferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver the Company’s shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on the Company’s shares prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted share and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2021 Plan.

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Other Share or Cash Based Awards. Other share or cash-based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, ordinary shares or other property. Other share or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other share or cash-based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period.

Certain transactions

In connection with certain corporate transactions and events affecting the Company’s shares, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2021 Plan in relation to employees other than the CEO to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2021 Plan and replacing or terminating awards under the 2021 Plan. In the case of the CEO, the consequences of change in control would be as set out in his employment agreement. In addition, in the event of certain non-reciprocal transactions with the Company’s shareholders, the plan administrator will make equitable adjustments to awards outstanding under the 2021 Plan as it deems appropriate to reflect the transaction.

If, upon a change in control, any options held by officers of the Company are not assumed by the successor entity, such options will accelerate and vest immediately upon the closing of the transaction constituting a change in control.

Plan amendment and termination

The Board may amend or terminate the 2021 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2021 Plan, may materially and adversely affect an award outstanding under the 2021 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. Further, the plan administrator may not and shall not have the right to, without the approval of the Company’s shareholders, amend any outstanding share option or SAR to reduce its price per share. The 2021 Plan will remain in effect until the tenth anniversary of its effective date, unless earlier terminated by the Board. No awards may be granted under the 2021 Plan after its termination.

Claw-back provisions, transferability and participant payments

All awards will be subject to any company claw-back policy as may be set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2021 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2021 Plan and exercise price obligations arising in connection with the exercise of share options under the 2021 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, ordinary shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Sumant Sinha Option Grants

Immediately following the Closing of the Business Combination, Mr. Sinha was granted an option to purchase Class A Ordinary Shares of the Company representing 5% of the fully diluted outstanding beneficial shares, which we refer to as the Sinha Option. The Sinha Option has an exercise price per Class A Ordinary Share equal to $10.00 and will vest with respect to 6.25% of the Sinha Option in the first quarter immediately following the Closing of the Business Combination and with respect to an additional 6.25% of the Sinha Option each quarter thereafter until the Sinha Option is fully vested. The Sinha Option will accelerate and vest in the event of Mr. Sinha’s termination of employment other than by the Company for cause or by Mr. Sinha without good reason (as such terms are defined in Mr. Sinha’s employment agreement) or in the event of a change in control (as defined in the 2021 Plan) to which Mr. Sinha objects in writing, or in the case of cessation of employment for death or incapacitation.. Additionally, Mr. Sinha is eligible for options to purchase the Company’s Class A Ordinary Shares representing up to 1% of the fully diluted outstanding beneficial shares as of the date immediately following the closing of the Business Combination on each of the 1st, 2nd, 3rd and 4th anniversary of the closing of the Business Combination (August 23, 2021), subject to certain time-based and performance-based vesting conditions.

Management Option Grants

Immediately following the Closing of the Business Combination (August 23, 2021), certain members of management were granted an option to purchase Class A Ordinary Shares of the Company representing an aggregate of 2.5% of the fully diluted outstanding beneficial shares, which we refer to as the Management Options. The Management Optionshave an exercise price per Class A Ordinary Share equal to $10.00 and will vest with respect to 12.5% of the Class A Ordinary Shares subject to each grant in the first quarter immediately following the Closing of the Business Combination (August 23, 2021) and with respect to an additional 12.5% of the Class A Ordinary Shares subject to each grant each quarter thereafter until the applicable Management Option is fully vested, subject to the employee’s continuous employment through each such vesting date. Each Management Option will accelerate and vest in the event of the employee’s termination of employment other than by the Company for cause or by the employee without good reason (with such terms having the same meaning as provided in Mr. Sinha’s employment agreement).

Non-Employee 2021 Incentive Award Plan

On August 23, 2021, the Company adopted and its shareholders have approved the Non-Employee 2021 Incentive Award Plan, or the “Non-Employee 2021 Plan”, under which the Company may grant cash and equity based incentive awards to eligible non-employee directors and eligible non-employee service providers in order to attract, retain and motivate the persons who make important contributions to it. The material terms of the Non-Employee 2021 Plan are summarized below.

Eligibility and administration

The Company’s and its subsidiaries’ non-employee directors and eligible non-employee service providers will be eligible to receive awards under the Non-Employee 2021 Plan. The Non-Employee 2021 Plan is administered by the Board, which may delegate its duties and responsibilities to one or more committees of its directors and/or officers (referred to collectively as the plan administrator below), subject to the limitations imposed under the Non-Employee 2021 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the Non-Employee 2021 Plan, to interpret the Non-Employee 2021 Plan and award agreements and to adopt, amend and repeal rules for the administration of the Non-Employee 2021 Plan as it deems advisable. The plan administrator also has the authority to grant awards, determine which eligible non-employee directors or non-employee service providers receive awards and set the terms and conditions of all awards under the Non-Employee 2021 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Non-Employee 2021 Plan.

Shares available for awards

An aggregate of 300,000 ordinary shares is initially available for issuance under the Non-Employee 2021 Plan; provided that in no event shall the aggregate number of ordinary shares issued under the Non-Employee 2021 Plan exceed a number equal to (i) the number of ordinary shares available for issuance under the 2021 Incentive Award minus (ii) the number of ordinary share issued under the Non-Employee 2021 Plan. Shares issued under the Non-Employee 2021 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the Non-Employee 2021 Plan expires, terminates, is settled for cash, is canceled without having been fully exercised or is forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the Non-Employee 2021 Plan. Awards granted under the Non-Employee 2021 Plan in substitution for any options or other share or share based awards granted by an entity before the entity’s merger or consolidation with the Company or acquisition of the entity’s property or shares will not reduce the shares available for grant under the Non-Employee 2021 Plan.

Awards

The Non-Employee 2021 Plan provides for the grant of share options, share appreciation rights, restricted shares, RSUs and other share or cash based awards. All awards under the Non-Employee 2021 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting terms. A brief description of each award type is as follows:

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Share Options and SARs. Share options provide for the purchase of shares of the Company’s shares in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The term of a share option or SAR may not be longer than ten years.

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Restricted Shares and RSUs. Restricted shares are an award of nontransferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver the Company’s shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on the Company’s shares prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted shares and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Non-Employee 2021 Plan.

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Other Share or Cash Based Awards. Other share or cash based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, ordinary shares or other property. Other share or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other share or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Certain transactions

In connection with certain corporate transactions and events affecting the Company’s shares, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Non-Employee 2021 Plan in relation to non-employee directors to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Non-Employee 2021 Plan and replacing or terminating awards under the Non-Employee 2021 Plan. In addition, in the event of certain non-reciprocal transactions with the Company’s shareholders, the plan administrator will make equitable adjustments to awards outstanding under the Non-Employee 2021 Plan as it deems appropriate to reflect the transaction.

If, upon a change in control, any awards issued under the Non-Employee 2021 Plan are not assumed by the successor entity, such awards will accelerate and vest immediately upon the closing of the transaction constituting a change in control.

Plan amendment and termination

The Board may amend or terminate the Non-Employee 2021 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Non-Employee 2021 Plan, may materially and adversely affect an award outstanding under the Non-Employee 2021 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Non-Employee 2021 Plan will remain in effect until the tenth anniversary of its effective date, unless earlier terminated by the Board. No awards may be granted under the Non-Employee 2021 Plan after its termination.

Claw back provisions, transferability and participant payments

All awards will be subject to any company claw back policy as may be set forth in such claw back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the Non-Employee 2021 Plan are generally non transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Non-Employee 2021 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, ordinary shares that meet specified conditions, a “market sell order,” or any combination of the foregoing.

Outstanding Options at the Company immediately Prior to the Business Combination

Effective August 23, 2021, the ReNew 2018 Employee Stock Option Plan and all options issued thereunder were terminated.

As of August 23, 2021, the Company Benefit Plan was terminated and the Company Stock Options issued thereunder shall, to the extent then outstanding and unexercised as of August 23, 2021 were automatically, be deemed forfeited. The Business Combination Agreement provides for a mechanism under which Ex-Employees holding vested Company Stock Options may exercise, during the Minority Option Period, all (and not some only) of the vested Company Stock Options held by such person and receive the Company’s Ordinary Shares pursuant to such exercise after, but by no later than five (5) Business Days after August 23, 2021 and, immediately following the exercise of such option, sell to the Company all such ReNew India Ordinary Shares held by such person at a certain price and subject to certain conditions, such sale to be completed after, but by no later than two Business Days of, the date of such exercise. Additionally, during the Minority Option Period, each Ex-Employee may sell to the Company all such ReNew India Ordinary Shares held by such holder at a certain price, and the Company shall, at the option of the Ex-Employee either (i) purchase, all such ReNew Ordinary Shares held by such holder at a certain price, subject to applicable law, and such sale shall complete on August 23, 2021 or (ii) issue to such Ex-Employee 0.8289 of Class A Ordinary Shares or 0.8289 Class C

Ordinary Share (as elected by the Ex-Employee) for each ReNew India Ordinary Share held by such Ex-Employee. Further, during the Minority Option Period, each employee of ReNew India or its Subsidiaries (other than the Founder and his Affiliates) may sell to the Company all such ReNew India Ordinary Shares held by such holder, and the Company shall, at the option of the employee, either (i) issue to such employee 0.8289 Class A Ordinary Shares or 0.8289 Class C Ordinary Share (as elected by such employee) for each ReNew India Ordinary Share held by such employee, or (ii) (A) purchase all such ReNew India Ordinary Shares held by such employee at a certain price per ReNew India Ordinary Share, subject to applicable law, and such sale shall complete on August 23, 2021 and (B) if such employee has sold its ReNew India Ordinary Shares to ReNew Global, issue to such holder the number of ReNew Global Share Entitlements in accordance with the terms of the Business Combination Agreement.

From (and including) August 23, 2021, the Company shall issue such number ReNew Global Share Entitlements to employees of the Company or their respective Subsidiaries, and on such terms and conditions as may be determined in accordance with the principles set out in the Business Combination Agreement, subject to certain conditions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by:

•	each person known by us who is the beneficial owner of 5% or more of our outstanding Class A Ordinary Shares;

•	each of our executive officers and directors individually; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

As of the date hereof, there are 282,411,094 Class A Ordinary Shares, one Class B Ordinary Share, 118,363,766 Class C Ordinary Shares and one Class D Ordinary Share that are issued and outstanding. Further as of the date hereof the Warrants are not exercisable within 60 days of this prospectus. Such warrants shall not become exercisable until the later of 30 days of the closing of the Business Combination and 12 months from RMG II’s IPO. See “Description of Share Capital.”

Upon the sale or transfer of a Class C Share by GSW, each such Class C Share shall automatically be re-designated as one (1) Class A Ordinary Share in the hands of a transferee, in the circumstances described in Article 8.3 of the Articles of Association. See “Description of Share Capital.”

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them.

Unless otherwise indicated, the business address of each of the individuals from ReNew Global is Commercial Block-1, Zone 6, Golf Course Road, DLF City Phase-V, Gurugram-122009, Haryana, India.

Beneficial Owners	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Percentage of Class A Ordinary Shares(1)	Percentage of Class B Ordinary Shares(2)
Five Percent Holders
GSW(3)	34,133,476	—	12.1%	—
CPP Investments(4)	59,213,369	—	20.1%	—
Platinum Cactus(5)	58,170,916	—	20.6%	—
JERA(6)	28,524,255	—	10.1%	—
TT International Asset Management Ltd(7)	17,504,390	—	6.2%	—
Directors and Executive Officers
Vanitha Narayanan	—	—	—	—
Anuj Girotra	—	—	—	—
Manoj Singh	—	—	—	—
Michelle Robyn Grew	—	—	—	—
Michael Bruun	—	—	—	—
Sumantra Chakrabarti	—	—	—	—
Projesh Banerjea	—	—	—	—

Beneficial Owners	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares		Percentage of Class A Ordinary Shares(1)	Percentage of Class B Ordinary Shares(2)
Robert S. Mancini	8,625,000	—		3.1%	—
Sumant Sinha(8)(9)	(8)	1		(8)	100.0%
D. Muthukumaran(9)	*	—	*		—
Mayank Bansal(9)	*	—	*		—
Sanjay Varghese(9)	*	—	*		—
Balram Mehta(9)	*	—	*		—
All directors and executive officers as a group (13 persons)	3,932,845	1		1.4%	100.0%

*	Less than 1%.
(1)

In calculating the percentages, (a) the numerator is calculated by adding the number of Class A Ordinary Shares held by such beneficial owners the number of Class A Ordinary Shares issuable upon the exercise of employee stock options or other convertible securities anytime within 60 days held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of Class A Ordinary Shares outstanding, the number of Class A Ordinary Shares issuable upon the exercise of employee stock options or other convertible securities, if any (but not the number of Class A Ordinary Shares issuable upon the exercise of employee stock options or other convertible securities held by any other beneficial owner).

(2)

In calculating the percentages, (a) the numerator is calculated by adding the number of Class B Ordinary Shares held by such beneficial owners; and (b) the denominator is calculated by adding the aggregate number of Class B Ordinary Shares outstanding.

(3)

GSW is owned by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holdings, L.P., Bridge Street 2011, L.P., Bridge Street 2011 Offshore, L.P., West Street Energy Partners, L.P., West Street Energy Partners Offshore Holding-B, L.P., West Street Energy Partners Offshore, L.P., MBD 2013, L.P. and MBD 2013 Offshore, L.P., or collectively, the “GSW Investors”. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing partner, managing member or investment manager of each of the GSW Investors. Michael Bruun is a Managing Director of an affiliate of The Goldman Sachs Group, Inc. and may be deemed to have beneficial ownership of the shares held by GSW, for the limited purpose of this disclosure in accordance with the SEC rules and regulations. Each of the GSW Investors and Michael Bruun disclaims beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. The Goldman Sachs Group, Inc. may be deemed to have beneficial ownership of the shares held by GSW, for the limited purpose of this disclosure in accordance with the SEC rules and regulations. The Goldman Sachs Group, Inc. disclaims beneficial ownership of all such shares, except to the extent of its pecuniary interest therein, if any. The address of GSW is Intercontinental Trust Ltd., Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius. The address of the GSW Investors and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282. As of the date hereof, GSW owns 34,133,476 Class A Ordinary Shares and 118,363,766 Class C Ordinary Shares. The Class Ordinary C Shares will not be entitled to any voting rights on matters submitted to shareholders for a vote.

(4)

Represents one Class D Ordinary Share and 46,867,691 Class A Ordinary Shares. The Class D Ordinary Share represents a number of votes from time to time equal to the number of Class A Ordinary Shares that would have been issued to CPP Investments and its affiliates if CPP Investments and its affiliates had exchanged the ReNew India Ordinary Shares that they hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement. Any time after Closing, CPP Investments may transfer 14,893,835 ReNew India Ordinary Shares received by CPP Investments upon the conversion of its CCPS to ReNew Global, in exchange for 12,345,678 Class A Ordinary Shares. The Class D Ordinary Share held by CPP Investments, shall cease to have any voting rights or rights to dividends and other distributions immediately upon the transfer and contribution to ReNew India of all of the ReNew India Ordinary Shares held by CPP Investments in exchange for Class A Ordinary Shares. Accordingly, the table above reflects CPP Investments beneficial ownership of Class A Ordinary Shares assuming CPP Investments has transferred all its ReNew India Ordinary Shares received by it upon the conversion of its CCPS in exchange for Class A Ordinary Shares. Investment and voting power with regard to shares beneficially owned by CPP Investments rests with Canada Pension Plan Investment Board. John Graham is the President and Chief Executive Officer of Canada Pension Plan Investment Board and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock beneficially owned by Canada Pension Plan Investment Board. Mr. Graham disclaims beneficial ownership over any such shares. The address for CPP Investments is One Queen Street East, Suite 2500, P.O. Box 101, Toronto, Ontario, M5C 2W5, Canada.
(5)

Platinum Cactus is a trust established under the laws of the Abu Dhabi Global Market by deed of settlement dated March 28, 2019 between Platinum Cactus and Platinum Hawk C 2019 RSC Limited. Platinum Hawk C 2019 RSC Limited is the trustee of Platinum Cactus A 2019 Trust. Platinum Hawk C 2019 RSC Limited is a wholly owned subsidiary of ADIA. ADIA is considered to be the beneficial owner of the common shared. The principal business address of ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates 3600. The address of Platinum Hawk C 2019 RSC Limited is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. ADIA is a public institution wholly owned by the Government of the Emirate of Abu Dhabi and subject to its supervision.

(6)

JERA Power RN B.V., a company organized under the laws of the Netherlands, and wholly owned subsidiary of JERA Co., Inc., having its registered office at De entrée 250, 1101EE Amsterdam, The Netherlands. Under SEC rules, JERA Co., Inc. may be deemed to have beneficial ownership of the shares held by JERA Power RN B.V. JERA Co., Inc., a company organized under the laws of Japan. JERA Co., Inc. is managed by a board of directors and because the board of directors acts by consensus/majority approval, none of the members of the JERA Co., Inc. board of directors has sole voting or dispositive power with respect to the securities of ReNew held by JERA. JERA Co., Inc, has its registered office at Nihonbashi Takashimaya Mitsui Building 25th Floor 2-5-1 Nihonbashi, Chuo-ku, Tokyo, 103-6125, Japan.

(7)

Includes an aggregate of 17,504,390 Class A Shares subscribed by funds that are managed by TT International Asset Management Ltd. The business address of each fund and TT International Asset Management Ltd is c/o TT International Asset Management Ltd, 62 Threadneedle Street, London EC2R 8HP. Niall Paul has voting and dispositive power with respect to the securities held by Auscoal Superannuation Pty as Trustee for Mine Superannuation Fund, Best Investment Company. IOOF MultiMix Wholesale International Shares Trust, LGT Select Equity Emerging Markets, a sub-fund of LGT Select Funds, Lockheed Martin Corporation Master Retirement Trust, MLC Investments Limited as Trustee for JANA Emerging Markets Share Trust, OptiMix Wholesale Global Emerging Markets Share Trust, Sunsuper Pty as Trustee for the Sunsuper Superannuation, Superannuation Funds Management Corporation of South Australia Funds SA IEFA, Superannuation Funds Management Corporation of South Australia Funds SA IEFB, Telstra Super Pty Ltd as Trustee for the Telstra Superannuation Scheme, TT Emerging Markets Opportunities Fund Limited, TT Emerging Markets Opportunities Fund II Limited, TT Emerging Markets Equity Fund, a sub fund of TT International Funds plc, Victorian Funds Management Corporation as Trustee for VFM Emerging Markets Trust. Further, Niall also holds disposition rights in International Bank for Reconstruction and Development as Trustee for the Post-Employment Benefits Plan, International Bank for Reconstruction and Development as Trustee for the Retired Staff Benefits Plan and Trust, International Bank for Reconstruction and Development as Trustee for the Staff Retirement Plan and Trust and The Board of Trustees for the Maryland State Retirement and Pension System. Further, Duncan Robertson has voting and dispositive power with respect to the securities held by TT Asia ex Japan Equity Fund, TT Asia-Pacific Equity Fund. Robert James has voting and dispositive power with respect to the securities held by LGT Select Equity Emerging Markets, a sub-fund of LGT Select Funds, TT EM Unconstrained Opportunities Fund Limited and TT Emerging Markets Unconstrained Fund, a sub fund of TT International Funds plc. Harry Thomas and Andrew Raikes has voting and dispositive power with respect to the securities held by TT Environmental Solutions Fund, a sub fund of TT International Funds plc. Russell Booth has voting and dispositive power with respect to the securities held by TT Event Driven Fund SP, a Segregated Portfolio of TT International Hedge Funds SPC. Anthony Moorhouse has voting and dispositive power with respect to the securities held by TT Event Driven Fund SP, a Segregated Portfolio of TT SeaLegg Ltd. For more details on the beneficial ownership of each TT International Management Ltd fund that has invested in our Company, see “Selling Securityholders”.

(8)

Represents (i) 100 ReNew India ordinary shares held by Mr. Sinha directly in ReNew India and 18,810,019 ReNew India ordinary shares held by Mr. Sinha in ReNew India as of the date hereof through Cognisa and Wisemore, which are owned and controlled by Mr. Sinha. As of the date hereof, Mr. Sinha owns one Class B Ordinary Share which represents a number of votes from time to time equal to 15,591,932 Class A Ordinary Shares that would have been issued to the Founder Investors and their affiliates if the Founder Investors and their affiliates had exchanged the ReNew India ordinary shares that they hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement; and (ii) 2,797,538 Class A Ordinary Shares issuable upon the exercise of options awarded to Mr. Sinha within 60 days from the date hereof. Further, Mr. Sinha was granted an option to purchase Class A Ordinary Shares representing 5% of the fully diluted outstanding beneficial shares, which we refer to as the Sinha Option. The Sinha Option has an exercise price per Class A Ordinary Share equal to $10.00 and will vest with respect to 6.25% of the Sinha Option in the first quarter immediately following the Closing of Business Combination and with respect to an additional 6.25% of the Sinha Option each quarter thereafter until the Sinha Option is fully vested.

(9)	Represents Class A Ordinary Shares issued and issuable upon the exercise of options awarded to Messrs. Sinha, Muthukumaran, Bansal, Varghese and Mehta within 60 days from the date hereof.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 279,151,340 Class A Ordinary Shares, which includes 7,671,581 Class A Ordinary Shares issuable upon the exercise of the Warrants, up to 7,026,807 Private Warrants and up to 118,363,766 Class C Ordinary Shares held by the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Class A Ordinary Shares, Class C Ordinary Shares and Warrants for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over the Class A Ordinary Shares, Class C Ordinary Shares and Warrants they own or have the right to acquire within 60 days, as well as Class A Ordinary Shares, Class C Ordinary Shares and Warrants for which they have the right to vote or dispose of such securities. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, Shares, Class C Ordinary Shares which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of the Class A Ordinary Shares, Class C Ordinary Shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same the Class A Ordinary Shares, Class C Ordinary Shares.

As of the date hereof, the Warrants are not exercisable within 60 days of the date of this prospectus.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o C/O Vistra (UK) Ltd, 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB.

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
GSW(1)	34,133,476	12.1	118,363,766	100	—	—	34,133,476	118,363,766	—	—	—	—	—	—	—
CPP Investments(2)	59,213,369	20.1	—	—	—	—	46,867,691	—	—	12,345,678	4.2	—	—	—	—
Platinum Cactus(3)	58,170,916	20.6	—	—	—	—	58,170,916	—	—	—	—	—	—	—	—
JERA(4)	28,524,255	10.1	—	—	—	—	28,524,255	—	—	—	—	—	—	—	—
RMG Sponsor II(5)	8,625,000	3.0	—	—	7,026,807	37.9	8,625,000	—	7,026,807	—	—	—	—	—	—
SACEF(6)	9,658,421	3.4	—	—	—	—		—	—	—	—	—	—	—	—
Blackwell Partners LLC – Series A(7)	351,503	2.0	—	—	—	—	351,503	—	—	—	—	—	—	—	—
BEMAP Master Fund Ltd.(7)	167,354	2.0	—	—	—	—	167,354	—	—	—	—	—	—	—	—
Sylebra Capital Parc Master Fund(7)	1,350,068	2.0	—	—	—	—	1,350,068	—	—	—	—	—	—	—	—
Sylebra Capital Partners Master Fund, Ltd.(7)	3,631,075	2.0	—	—	—	—	3,631,075	—	—	—	—	—	—	—	—
Altium Growth Fund, LP(8)	800,000	*	—	—	—	—	800,000	—	—	—	—	—	—	—	—
Scopus Vista Partners, L.P.(9)	1,228,485	*	—	—	—	—	1,228,485	—	—	—	—	—	—	—	—
Scopus Vista Fund Ltd.(9)	73,185	*	—	—	—	—	73,185	—	—	—	—	—	—	—	—
Scopus Vista Partners LP(9)	79,185	*	—	—	—	—	79,185	—	—	—	—	—	—	—	—
Scopus Partners II, LP(9)	88,005	*	—	—	—	—	88,005	—	—	—	—	—	—	—	—
Scopus Fund Ltd(9)	31,140	*	—	—	—	—	31,140	—	—	—	—	—	—	—	—
Ghisallo Master Fund LP(10)	700,000	*	—	—	—	—	700,000	—	—	—	—	—	—	—	—
Blackrock, Inc(11)	8,500,000	3.0	—	—	—	—	8,500,000	—	—	—	—	—	—	—	—
Connor Nowinski(12)	2,500	*	—	—	—	—	2,500	—	—	—	—	—	—	—	—
Star V Partners LLC(13)	200,000	*	—	—	—	—	200,000	—	—	—	—	—	—	—	—
Maso Capital Investments Limited(13)	160,000	*	—	—	—	—	160,000	—	—	—	—	—	—	—	—
Blackwell Partners LLC – Series A(13)	440,000	*	—	—	—	—	440,000	—	—	—	—	—	—	—	—
Vittoria Fund – OC, L.P.(14)	836,358	*	—	—	—	—	836,358	—	—	—	—	—	—	—	—
Oxbow Master Fund Limited(15)	2,163,642	*	—	—	—	—	2,163,642	—	—	—	—	—	—	—	—
Chachacha 2019 Trust DTD 9/20/2019(16)	2,442,500	*	—	—	—	—	2,442,500	—	—	—	—	—	—	—	—
Antara Capital Master Fund LP(17)	2,000,000	*	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
TCLS I, LP(18)	2,000,000	*	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
Heritage Renewable Energy Investments, LLC(19)	2,500,000	*	—	—	—	—	2,500,000	—	—	—	—	—	—	—	—
LMA SPC – MAP 112 Segregated Portfolio(20)	143,400	*	—	—	—	—	143,400	—	—	—	—	—	—	—	—
DSAM + Master Fund(20)	463,200	*	—	—	—	—	463,200	—	—	—	—	—	—	—	—
DSAM Co-Invest Ltd(20)	300,000	*	—	—	—	—	300,000	—	—	—	—	—	—	—	—
DSAM Alpha + Master Fund(20)	387,800	*	—	—	—	—	387,800	—	—	—	—	—	—	—	—
The Steven Trieu Living Trust dtd 4.3.12(21)	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(22)	2,500,000	*	—	—	—	—	2,500,000	—	—	—	—	—	—	—	—
Inherent ESG Opportunity Master, LP(23)	1,500,000	*	—	—	—	—	1,500,000	—	—	—	—	—	—	—	—
Liden Capital LP(24)	2,000,000	*	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
Destinations Global Fixed Income Opportunity Fund(25)	508,250	*	—	—	—	—	508,250	—	—	—	—	—	—	—	—
Cohanzick Absolute Retun Master Fund, Ltd.(25)	91,750	*	—	—	—	—	91,750	—	—	—	—	—	—	—	—
Kedrick Capital LLC(26)	1,500,000	*	—	—	—	—	1,500,000	—	—	—	—	—	—	—	—
Carrhae Capital Master Fund Ltd.(27)	330,411	*	—	—	—	—	330,411	—	—	—	—	—	—	—	—
Carrahe Capital Long Master Fund Ltd.(27)	1,169,589	*	—	—	—	—	1,169,589	—	—	—	—	—	—	—	—
ZP Master Utility Fund, Ltd.(28)	3,000,000	1.1	—	—	—	—	3,000,000	—	—	—	—	—	—	—	—
Star V Partners LLC(29)	201,420	*	—	—	—	—	201,420	—	—	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
Blackwell Partners LLC – Series A(29)	435,493	*	—	—	—	—	435,493	—	—	—	—	—	—	—	—
Alta Fundamental Advisers Master LP(29)	63,087	*	—	—	—	—	63,087	—	—	—	—	—	—	—	—
Funds advised by Weiss Asset Management LP(30)	2,200,000	*	—	—	—	—	2,200,000	—	—	—	—	—	—	—	—
BNP Paribas Asset Management UK Ltd on behalf of BNP Paribas Funds Energy Transition(31)	10,000,000	3.5	—	—	—	—	10,000,000	—	—	—	—	—	—	—	—
Alyeska Master Fund, L.P.(32)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
Ravikant Tanuku(33)	2,500	*	—	—	—	—	2,500	—	—	—	—	—	—	—	—
Auscoal Superannuation Pty as Trustee for Mine Superannuation Fund(34)	323,814	6.2	—	—	—	—	323,814	—	—	—	—	—	—	—	—
Best Investment Company(34)	2,079,463	6.2	—	—	—	—	2,079,463	—	—	—	—	—	—	—	—
International Bank for Reconstruction and Development as Trustee for the Post-Employment Benefits Plan(34)	67,426	6.2	—	—	—	—	67,426	—	—	—	—	—	—	—	—
International Bank for Reconstruction and Development as Trustee for the Retired Staff Benefits Plan and Trust(34)	110,736	6.2	—	—	—	—	110,736	—	—	—	—	—	—	—	—
International Bank for Reconstruction and Development as Trustee for the Staff Retirement Plan and Trust(34)	676,650	6.2	—	—	—	—	676,650	—	—	—	—	—	—	—	—
IOOF MultiMix Wholesale International Shares Trust(34)	213,975	6.2	—	—	—	—	213,975	—	—	—	—	—	—	—	—
LGT Select Equity Emergin Markets, a sub-fund of LGT Select Funds(34)	949,681	6.2	—	—	—	—	949,681	—	—	—	—	—	—	—	—
Lockheed Martin Corporation Master Retirement Trust(34)	590,240	6.2	—	—	—	—	590,240	—	—	—	—	—	—	—	—
MLC Investments Limited as Trustee for JANA Emerging Markets Share Trust(34)	280,299	6.2	—	—	—	—	280,299	—	—	—	—	—	—	—	—
OptiMix Wholesale Global Emerging Markets Share Trust(34)	169,949	6.2	—	—	—	—	169,949	—	—	—	—	—	—	—	—
Sunsuper Pty as Trustee for the Sunsuper Superannuation(34)	549,455	6.2	—	—	—	—	549,455	—	—	—	—	—	—	—	—
Superannuation Funds Management Corporation of South Australia Funds SA IEFA(34)	797,398	6.2	—	—	—	—	797,398	—	—	—	—	—	—	—	—
Superannuation Funds Management Corporation of South Australia Funds SA IEFB(34)	135,800	6.2	—	—	—	—	135,800	—	—	—	—	—	—	—	—
Telstra Super Pty Ltd as Trustee for the Telstra Superannuation Scheme(34)	526,053	6.2	—	—	—	—	526,053	—	—	—	—	—	—	—	—
The Board of Trustees for the Maryland State Retirement and Pension System(34)	1,414,356	6.2	—	—	—	—	1,414,356	—	—	—	—	—	—	—	—
TT Asia ex Japan Equity Fund(34)	175,557	6.2	—	—	—	—	175,557	—	—	—	—	—	—	—	—
TT Asia-Pacific Equity Fund(34)	479,129	6.2	—	—	—	—	479,129	—	—	—	—	—	—	—	—

Names and addresses	Securities beneficially owned prior to the offering						Securities to be sold in this offering			Securities beneficially owned after this offering
	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%	Class A Ordinary Shares	Class C Ordinary Shares	Private Warrants	Class A Ordinary Shares	%	Class C Ordinary Shares	%	Private Warrants	%
TT EM Unconstrained Opportunities Fund Limited(34)	619,784	6.2	—	—	—	—	619,784	—	—	—	—	—	—	—	—
TT EM Emerging Markets Opportunity Fund Limited(34)	1,933,318	6.2	—	—	—	—	1,933,318	—	—	—	—	—	—	—	—
TT Emerging Markets Opportunities Fund II Limited(34)	228,420	6.2	—	—	—	—	228,420	—	—	—	—	—	—	—	—
TT Emerging Markets Unconstrained Fund, a sub fund of TT International Funds plc(34)	1,890,224	6.2	—	—	—	—	1,890,224	—	—	—	—	—	—	—	—
TT Environmental Solutions Funs, a sub fund of TT International Funds plc	144,839	6.2	—	—	—	—	144,839	—	—	—	—	—	—	—	—
TT Event Driven Fund SP, a Segregated Portfolio of TT International Hedge Funds SPC(34)	32,012	6.2	—	—	—	—	32,012	—	—	—	—	—	—	—	—
TT Emerging Markets Equity Fund, a sub fund of TT International Funds plc(34)	1,932,753	6.2	—	—	—	—	1,932,753	—	—	—	—	—	—	—	—
TT SeaLegg Ltd(34)	471,119	6.2	—	—	—	—	471,119	—	—	—	—	—	—	—	—
Victorian Funds Management Corporation as Trustee for VFM Emerging Markets Trust(34)	709,551	6.2	—	—	—	—	709,551	—	—	—	—	—	—	—	—
PIMCO Energy and Tactical Credit Opportunities Fund(35)	700,000	*	—	—	—	—	700,000	—	—	—	—	—	—	—	—
MSD Partners, L.P.(36)	3,000,000	1.1	—	—	—	—	3,000,000	—	—	—	—	—	—	—	—
Adage Capital Partners, L.P.(37)	2,000,000	*	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
Lion Point Master LP(38)	1,000,000	*	—	—	—	—	1,000,000	—	—	—	—	—	—	—	—
Jane Street Global trading, LLC(39)	1,500,000	*	—	—	—	—	1,500,000	—	—	—	—	—	—	—	—
Justin Saslaw(40)	2,500	*	—	—	—	—	2,500	—	—	—	—	—	—	—	—
Integrated Core Strategies (US) LLC(41)	2,705,600	1.0	—	—	—	—	2,705,600	—	—	—	—	—	—	—	—

*	Less than 1%.
(1)

GSW is owned by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holdings, L.P., Bridge Street 2011, L.P., Bridge Street 2011 Offshore, L.P., West Street Energy Partners, L.P., West Street Energy Partners Offshore Holding-B, L.P., West Street Energy Partners Offshore, L.P., MBD 2013, L.P. and MBD 2013 Offshore, L.P., or collectively, the “GSW Investors”. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing partner, managing member or investment manager of each of the GSW Investors. Michael Bruun is a Managing Director of an affiliate of The Goldman Sachs Group, Inc. and may be deemed to have beneficial ownership of the shares held by GSW, for the limited purpose of this disclosure in accordance with the SEC rules and regulations. Each of the GSW Investors and Michael Bruun disclaims beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. The Goldman Sachs Group, Inc. may be deemed to have beneficial ownership of the shares held by GSW, for the limited purpose of this disclosure in accordance with the SEC rules and regulations. The Goldman Sachs Group, Inc. disclaims beneficial ownership of all such shares, except to the extent of its pecuniary interest therein, if any. The address of GSW is Intercontinental Trust Ltd., Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius. The address of the GSW Investors and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282. As of the date hereof, GSW owns 34,133,476 Class A Ordinary Shares and 118,363,766 Class C Ordinary Shares. The Class Ordinary C Shares will not be entitled to any voting rights on matters submitted to shareholders for a vote.

(2)

Represents one Class D Ordinary Share and 46,867,691 Class A Ordinary Shares. The Class D Ordinary Share represents a number of votes from time to time equal to the number of Class A Ordinary Shares that would have been issued to CPP Investments and its affiliates if CPP Investments and its affiliates had exchanged the ReNew India Ordinary Shares that they hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement. Any time after Closing, CPP Investments may transfer 14,893,835 ReNew India Ordinary Shares received by CPP Investments upon the conversion of its CCPS to ReNew Global, in exchange for 12,345,678 Class A Ordinary Shares. The Class D Ordinary Share held by CPP Investments, shall cease to have any voting rights or rights to dividends and other distributions immediately upon the transfer and contribution to ReNew India of all of the ReNew India Ordinary Shares held by CPP Investments in exchange for Class A Ordinary Shares. Accordingly, the table above reflects CPP Investments beneficial ownership of Class A Ordinary Shares assuming CPP Investments has transferred all its ReNew India Ordinary Shares received by it upon the conversion of its CCPS in exchange for Class A Ordinary Shares. Investment and voting power with regard to shares beneficially owned by CPP Investments rests with Canada Pension Plan Investment Board. John Graham is the President and Chief Executive Officer of Canada Pension Plan Investment Board and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock beneficially owned by Canada Pension Plan Investment Board. Mr. Graham disclaims beneficial ownership over any such shares. The address for CPP Investments is One Queen Street East, Suite 2500, P.O. Box 101, Toronto, Ontario, M5C 2W5, Canada.
(3)

Platinum Cactus is a trust established under the laws of the Abu Dhabi Global Market by deed of settlement dated March 28, 2019 between Platinum Cactus and Platinum Hawk C 2019 RSC Limited. Platinum Hawk C 2019 RSC Limited is the trustee of Platinum Cactus A 2019 Trust. Platinum Hawk C 2019 RSC Limited is a wholly owned subsidiary of ADIA. ADIA is considered to be the beneficial owner of the common shared. The principal business address of ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates 3600. The address of Platinum Hawk C 2019 RSC Limited is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. ADIA is a public institution wholly owned by the Government of the Emirate of Abu Dhabi and subject to its supervision.

(4)

JERA Power RN B.V., a company organized under the laws of the Netherlands, and wholly owned subsidiary of JERA Co., Inc., having its registered office at De entrée 250, 1101EE Amsterdam, The Netherlands. Under SEC rules, JERA Co., Inc. may be deemed to have beneficial ownership of the shares held by JERA Power RN B.V. JERA Co., Inc., a company organized under the laws of Japan. JERA Co., Inc. is managed by a board of directors and because the board of directors acts by consensus/majority approval, none of the members of the JERA Co., Inc. board of directors has sole voting or dispositive power with respect to the securities of ReNew held by JERA. JERA Co., Inc, has its registered office at Nihonbashi Takashimaya Mitsui Building 25th Floor 2-5-1 Nihonbashi, Chuo-ku, Tokyo, 103-6125, Japan.

(5)

Each of D. James Carpenter, Philip Kassin and Robert S. Mancini may be deemed to have beneficial ownership of the shares held by RMG Sponsor II by virtue of their shared ownership of MKC Investments LLC, which is the controlling member of RMG Sponsor II. Messrs. Carpenter, Kassin and Mancini each disclaim beneficial ownership of all such shares held by RMG Sponsor II, except to the extent of their pecuniary interest therein.

(6)	GEF SACEF India, a private company limited by shares incorporated under the laws of Mauritius and has its registered office at c/o IQEQ, 33, Edith Cavell Street, 11324, Port-Louis, Mauritius.
(7)

Includes an aggregate of 5,500,000 Class A Shares subscribed for by BEMAP Master Fund Ltd., Sylebra Capital Partners Master Fund Ltd, Sylebra Capital Parc Master Fund and Blackwell Partners LLC — Series A, or together, “Sylebra Capital”. Sylebra Capital Limited may be deemed to have sole investment and voting power over the shares held by Sylebra Capita-l pursuant to investment management agreements with each Sylebra Capital entity. No Sylebra Capital entity has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by such entity. Daniel Patrick Gibson is the Chief Investment Officer of Sylebra Capital. The address for BEMAP Master Fund Ltd. and Blackwell Partners LLC — Series A is c/o Sylebra Capital Limited, 20th Floor, 28 Hennessy Road, Wanchai, Hong Kong.

(8)

Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and

Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.
(9)

Includes an aggregate of 5,500,000 Class A Ordinary Shares that are beneficially owned by Scopus funds. They also own an aggregate of 105,590 Public Warrants. Such Public Warrants shall not become exercisable until the later of 30 days after the completion of the Company’s initial business combination and December 14, 2021. Scopus Asset Management, L.P. is the investment advisor for: Scopus Partners, L.P.; Scopus Partners II, L.P.; Scopus Vista Partners, L.P.; Scopus Fund Ltd.; and Scopus Vista Fund Ltd. Scopus Advisors, LLC is the general partner of Scopus Partners, L.P., Scopus Partners II, L.P. and Scopus Vista Partners, L.P. Scopus Capital, Inc. is the general partner of Scopus Asset Management, L.P. Alexander Mitchell holds 100% of the ownership interest of each of Scopus Capital, Inc. and Scopus Advisors, LLC. The address of each entity and Mr. Mitchell is c/o Scopus Asset Management, L.P., 717 Fifth Ave, 21st FL, New York, NY 10022.

(10)

The selling securityholder is managed by Ghisallo Capital Management LLC. Michael Germino may be deemed to have voting and/or investment control over the shares held by Ghisallo Master Fund LP. The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Cayman Islands KY1-9008.

(11)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of Blackrock Global Funds – Sustainable Energy Fund; Blackrock Energy and Resources Income Trust PLC; and Blackrock Utilities, Infrastructure & power Opportunities Trust. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is Drapers Gardens 12 Throgmorton Ave., London EC2N 2DL England. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(12)	the Selling Securityholder’s address is 317 University Ave, Suite 200 Palo Alto, CA, 94301.
(13)

Includes an aggregate of 800,000 Class A Ordinary Shares owned by the Maso Entities (defined herein). Maso Capital Partners Limited is the investment manager of Star V Partners LLC, Blackwell Partners LLC – Series A and Maso Capital Investments Limited, or together, “Maso Entities”. Manoj Jain or Sohit Khurana, directors of investment manager of Maso Capital Partners Limited, may be deemed to have voting and dispositive power with respect to the shares held by Maso Entities. Both Manoj Jain and Sohit Khurana disclaims beneficial ownership over these securities. The address of the entities listed above is c/o Maso Capital Partners Limited, 8/F Printing House, 6 Duddell Street, Central, Hong Kong.

(14)

Charles P. Keates, Vice President and Dennis J. Ersin, CFO and Treasurer of Veritable Partnership Holding, Inc., the General Partner is the investment manager of Vittoria Fund – OC L.P. Charles P. Keates and Dennis J. Ersin may be deemed to have voting and dispositive power with respect to the Class A Ordinary Shares held by Vittoria Fund – OC L.P. Both disclaim beneficial ownership over these securities. The Selling Securityholder’s principal address is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

(15)

Oxbow Capital Management (HK) Limited is the investment manager of Oxbow Master Fund Limited. Wesley John Wai Kit Wong, Grant Kevin Jackson and James Alexander Walker are the directors of Oxbow Master Fund Limited, they disclaim the beneficial ownership over these shares. Wesley John Wai Kit Wong is also the CIO of Oxbow Capital Management (HK) Limited, which is the Investment Manager for Oxbow Master Fund Limited. In this role he also has the power to dispose of the Shares held by Oxbow Master Fund Limited. The principal address of the fund and the investment manager is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(16)

Chamath Palihapitiya, Trustee of Chachacha 2019 Trust dtd 9/20/2019, may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder. The principal address of the Selling Securityholder is 394 Pacific Ave, FL-2 San Francisco, CA 94111. Chamath disclaims beneficial ownership of the shares.

(17)

Antara Capital LP, a Delaware limited partnership serves as the investment manager, the “Investment Manager”, to certain funds it manages and designees and may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Antara Funds (defined below). Antara Capital Fund GP LLC , a Delaware limited liability company, serves as the general partner of Antara Capital Onshore Fund LP or, the “Onshore Fund” and Antara Capital Master Fund LP or the “Master Fund”. Antara Capital Offshore Fund Ltd or, the “Offshore Fund” and together with the Fund and the Master Fund, the “Antara Funds”, is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of the Class A Ordinary Shares held by the Antara Funds except to the extent of any pecuniary interest. The business address of the foregoing persons is 500 5th Avenue, Suite 2320, New York, New York 10110.

(18)

Julian Sale, authorised signatory of TC GP, LLC, as General Partner of TCLS I, LP may be deemed to have voting and dispositive power with respect to the shares held by TCLS I -L.P. Julian disclaims beneficial ownership over these securities. The business address of TCLS I, LP is 75 Rockefeller Plaza, Suite 1600A, New York, NY 10019.

(19)	The business address of Heritage Renewable Energy Investments, LLC is 1209 Organe St.Wilmington, DE 19801.
(20)

DSAM Partenrs (London) Ltd., “Investment Advisor” is the investment advisor to the Selling Securityholder and as such may be deemed to have voting and investment power over the Class A Shares held by the securityholder. The Investment Advisor is ultimately contolled by Mr. Guy Shahar. The Selling Securityholder and Mr. Sahar disclaim beneficial ownership of the securities listed above. The business address of the securityholder is C/O Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104.

(21)	The natural person having voting or investment control over the shares held by such entity is Steven Trieu. The address of such entity is 972 Addison Ave, Palo Alto, CA 94301.
(22)

Citadel Advisors LLC, or “Citadel Advisors”, is the portfolio manager of the Holder. Citadel Advisors Holdings LP, or “CAH”, is the sole member of Citadel Advisors. Citadel GP LLC, or “CGP”, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by the Selling Securityholder.

(23)

Inherent ESG Opportunity GP, LP, or the “ESG GP”, is the general partner of the Selling Securityholder in this offering and may be deemed to have voting and dispositive power with respect to the shares. Anthony Davis is the Chief Executive Officer of ESG GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholders. Mr. Davis disclaims beneficial ownership of the shares of common stock held by the Selling Securityholder. The business address of the Selling Securityholder is 510 LaGuardia Place, 5th Floor New York, NY 10012.

(24)

The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.

(25)

Includes an aggregae of 600,000 Class A Ordinary Shares. Crossing Bridge Advisor LLC is the investment advisor of the securityholder. The business address of Destination Global Fixed Income Opportunity Fund is 427 Bedford Road Suite 230 New York 105 70.

(26)

Margo Tan Eyck, Managing Member of Kedrick Capital LLC may be deemed to have voting and dispositive power with respect to the shares held. The business address of Kedrick Capital LLC is 7773 Spring Mill Road Indianapolis IN 46260.

(27)

Includes an aggregate of 1,500,000 Class A Ordinary Shares. Adrian Headon, Sean Flynn, Patrick Harrigan, Directors and Ali Akay, CIO, Managing Member of Carrhae Capital Master Fund Ltd may be deemed to have voting and dispositive power with respect to the shares held. The business address of Carrhae Capital

Master Fund Ltd and Carrhae Capital Long Master Fund Ltd is PO Box 309 Ugland House Grand Cayman, KY-1104 Cayman Islands.
(28)

ZP Master Utility Fund, Ltd., or the “Fund” has delegated to Zimmer Partners, LP, as investment manager, or the “Investment Manager”, sole voting and investment power over the Class A Ordinary Shares held by the Fund pursuant to its investment management agreement with Zimmer Partners, LP. As a result, each of the Investment Manager, Zimmer Partners GP, LLC, as the general partner of the Investment Manager, Sequentis Financial LLC, as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of Sequentis Financial LLC, may be deemed to exercise voting and investment power over the Class A Ordinary Shares held by the Fund and thus may be deemed to beneficially own such Class A Ordinary Shares.

(29)

Includes an aggregate of 700,000 Class A Ordinary Shares. The registered holders of the Class A Ordinary Shares to be registered are the following funds and accounts under management by Alta Fundamental Advisers LLC: Alta Fundamental Advisers Master LP, Star V Partners LLC and Blackwell Partners LLC – Series A. Alta Fundamental Advisers LLC, has voting and investment power, solely with regard to the assets managed on behalf of the registered holders, over the shares held by the funds and accounts which are the registered holders of the referenced shares. Jeremy Carton and Gilbert Li are the managing members of Alta Fundamental Advisers LLC. The address of such funds and accounts, is 1500 Broadway, Suite 704, New York, NY 10036. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders.

(30)

Consists of (i) 814,000 Class A Ordinary Shares held by Brookdale Global Opportunity Fund, or “BGO” and (ii) 1,386,000 Class A Ordinary Shares held by Brookdale International Partners, L.P., or “BIP”. Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(31)

Edward Lees and Ulrik Fugmann are both Senior Portfolio managers of the Energy Transition Fund. As such, they may be deemed to be the beneficial owner of the Class A Ordinary Shares. The business address of the securityholder is 5 Aldermanburg Square London EX2V 7BP, United Kingdom.

(32)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., or “Alyeska”, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(33)	Mr. Tanuku’s address is 657 29th Street Manhattan Beach CA 90266.
(34)

Includes an aggregate of 17,504,390 Class A Shares subscribed by the Selling Securityholders that are managed by TT International Asset Management Ltd. Niall Paul has voting and dispositive power with respect to the securities held by Auscoal Superannuation Pty as Trustee for Mine Superannuation Fund, Best Investment Company. IOOF MultiMix Wholesale International Shares Trust, LGT Select Equity Emerging Markets, a sub-fund of LGT Select Funds, Lockheed Martin Corporation Master Retirement Trust, MLC Investments Limited as Trustee for JANA Emerging Markets Share Trust, OptiMix Wholesale Global Emerging Markets Share Trust, Sunsuper Pty as Trustee for the Sunsuper Superannuation, Superannuation Funds Management Corporation of South Australia Funds SA IEFA, Superannuation Funds Management Corporation of South Australia Funds SA IEFB, Telstra Super Pty Ltd as Trustee for the Telstra Superannuation Scheme, TT Emerging Markets Opportunities Fund Limited, TT Emerging Markets Opportunities Fund II Limited, TT Emerging Markets Equity Fund, a sub fund of TT International Funds plc, Victorian Funds Management Corporation as Trustee for VFM Emerging Markets Trust. Further, Niall also holds disposition rights in International Bank for Reconstruction and Development as Trustee for the

Post-Employment Benefits Plan, International Bank for Reconstruction and Development as Trustee for the Retired Staff Benefits Plan and Trust, International Bank for Reconstruction and Development as Trustee for the Staff Retirement Plan and Trust and The Board of Trustees for the Maryland State Retirement and Pension System. Further, Duncan Robertson has voting and dispositive power with respect to the securities held by TT Asia ex Japan Equity Fund, TT Asia-Pacific Equity Fund. Robert James has voting and dispositive power with respect to the securities held by LGT Select Equity Emerging Markets, a sub-fund of LGT Select Funds, TT EM Unconstrained Opportunities Fund Limited and TT Emerging Markets Unconstrained Fund, a sub fund of TT International Funds plc. Harry Thomas and Andrew Raikes has voting and dispositive power with respect to the securities held by TT Environmental Solutions Fund, a sub fund of TT International Funds plc. Russell Booth has voting and dispositive power with respect to the securities held by TT Event Driven Fund SP, a Segregated Portfolio of TT International Hedge Funds SPC. Anthony Moorhouse has voting and dispositive power with respect to the securities held by TT Event Driven Fund SP, a Segregated Portfolio of TT SeaLegg Ltd. The business address of each Selling Securityholder and TT International Asset Management Ltd is c/o TT International Asset Management Ltd, 62 Threadneedle Street, London EC2R 8HP.
(35)

PIMCO Energy and Taxtical Credit Opportunities Fund is managed by Pacific Investment Management Company LLC. Greg Sharenow and John Devir is the managing director and executive vice president of Pacific Investment Management Company LLC. The business address of PIMCO Energy and Taxtical Credit Opportunities Fund and Pacific Investment Management Company LLC is 650 Newport Center Drive Newport Beach, CA 92660.

(36)

Consists of 595,170 Class A Ordinary Shares held by MSD Credit Opportunity Master Fund, L.P., a Cayman Islands limited partnership, or “MSDC”, 1,633,574 Class A Ordinary Shares held by MSD Special Investments Fund, L.P., a Delaware limited partnership, or “MSDS”, and 771,256 Class A Ordinary Shares held by MSD SIF Holdings, L.P., a Cayman Islands limited partnership, or “MSDSIF” (“MSDC, MSDS and MSDSIF, collectively the “MSD Funds”. MSD Partners, L.P., or “MSD Partners” is the investment manager of the MSD Funds and may be deemed to beneficially own securities owned by the MSD Funds. MSD Partners (GP), LLC, or “MSD GP”, a Delaware limited liability company, is the general partner of MSD Partners, and may be deemed to beneficially own securities beneficially owned by MSD Partners. Each of John C. Phelan, Marc R. Lisker and Brendan P. Rogers is a manager of, and may be deemed to beneficially own securities beneficially owned by MSD GP.

(37)

Robert and Philip, Managing Members of Adage Capital Partners LP. may be deemed to have voting and dispositive power with respect to the shares held. The business address of the Selling Securityholder is 200 Clarendon Street 52nd floor Boston, MA 02116.

(38)	The principal business address for Lion Point Master , LP is 250 W. 55th Street, 33rd Floor , New York, NY 10019.
(39)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Robert A. Granieri and Michael A. Jenkins serve as the Operating Committee of Jane Street Group, LLC, which exercises voting and dispositive power over the shares held by Jane Street Global Trading, LLC. The address of the Selling Securityholder is 250 Vesey St., 3rd Floor , New York, New York 10281

(40)	Justin Saslaw is an individual Selling Securityholder.
(41)

As of the date of this prospectus, Integrated Core Strategies (US) LLC, a Delaware limited liability company, or “Integrated Core Strategies”, beneficially owned 2,705,600 Class A Ordinary Shares (all of which were purchased in a private placement pursuant to a Subscription Agreement. Additionally, as of the date of this prospectus, Integrated Core Strategies also held 59,065 Public Warrants to purchase Class A Ordinary Shares and an affiliate of Integrated Core Strategies, ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands, held 58,333 Public Warrants to purchase Class A Ordinary Shares. Such Public Warrants shall not become exercisable until the later of 30 days after the completion of the Company’s initial business combination and December 14, 2021. Millennium Management LLC, a Delaware limited liability company, or “Millennium Management”, is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company, or “Millennium Group Management”, is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The business address of Millennium Management is c/o Millennium Management LLC 399 Park Avenue New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Business Combination

On August 23, 2021, or the “Closing Date”, pursuant to the Business Combination Agreement, dated February 24, 2021, by and among RMG II, ReNew India, RMG II Representative, the Company, ReNew Power Global Merger Sub, a Cayman Islands exempted company, which is a wholly owned subsidiary of the Company, or the “ Merger Sub” and certain shareholders of ReNew India, several transactions occurred, pursuant to which (i) Merger Sub has merged with and into RMG II, with RMG II surviving and (ii) immediately after, the Major Shareholders have transferred, and ReNew Global have acquired, ordinary shares of ReNew India in exchange for the issuance of the Company’s Ordinary Shares and/or the payment of the ReNew Global Cash Consideration to the ReNew India Major Shareholders. The merger described in (i) is referred to as the “Merger” and the share exchange in (ii) is referred to as the “Exchange.” The Merger, the Exchange and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

The Merger

As a result of the Merger, (i) all the assets and liabilities of RMG II and Merger Sub vested in and became the assets and liabilities of RMG II as the surviving company, and RMG II thereafter exists as a wholly-owned subsidiary of the Company, (ii) each share of Merger Sub issued and outstanding immediately prior to the Merger Effective Time (occurred on August 20, 2021 and as defined in the Business Combination Agreement) was automatically cancelled and ceased to exist, (iii) the board of directors and executive officers of Merger Sub resigned, and the board of directors and executive officers of RMG II is as determined among RMG II, ReNew India and the Company, (iv) RMG II’s memorandum and articles of association was amended and restated and (v) each issued and outstanding RMG II security immediately prior to the Merger Effective Time was cancelled in exchange for the issuance of certain ordinary shares of the Company as set out in the section titled “—The Exchange” below.

Subject to the terms and conditions of the Business Combination Agreement, in consideration for the Merger:

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each RMG II Unit issued and outstanding immediately prior to the Merger Effective Time was automatically detached and the holder thereof were deemed to hold one RMG II Class A Ordinary Share and one-third of an RMG II Warrant;

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immediately following the separation of each RMG II Unit, each (a) RMG II Class A Ordinary Share issued and outstanding immediately prior to the Merger Effective Time was cancelled in exchange for the issuance by the Company of one Class A Ordinary Share of the Company, and (b) RMG II Class B Share issued and outstanding immediately prior to the Merger Effective Time was automatically converted into one RMG II Class A Ordinary Share pursuant to RMG II’s organizational documents and cancelled in exchange for the issuance of one Class A Ordinary Share of the Company and, in each case, the allotment by the Company of Class A Ordinary Shares and Class C Ordinary Shares to holders of ReNew India’s ordinary shares;

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immediately following the cancellation of the RMG II Class A Ordinary Shares and the RMG II Class B Shares, RMG II had issued 43,125,000 RMG II Class A Ordinary Shares to the Company in consideration for the Class A Ordinary Shares issued by the Company; and

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each RMG II warrant that remained outstanding was automatically adjusted to become a Warrant, which shall be subject to the terms and conditions set forth in the Amended and Restated Warrant Agreement executed in connection with the Business Combination (including any repurchase rights and cashless exercise provisions), which provided that each Warrant will be exercisable (or will become exercisable in accordance with its terms) for 1.0917589 Class A Ordinary Share.

RMG II Upstream

Immediately following the Merger Effective Time but before August 23, 2021, RMG II extended a loan to the Company in an aggregate principal amount equal to the value of substantially all of RMG II’s assets on such terms to be agreed between the Company and RMG II, with the prior written consent of ReNew India.

The Exchange

Following the Merger, subject to the terms and conditions set forth in the Business Combination Agreement, including the Company having obtained a report in relation to the issuance of any Ordinary Shares pursuant to the Exchange as required to comply with section 593 of the U.K. Companies Act, each Major Shareholder had transferred their ReNew India ordinary shares to the Company. In consideration for such transfer of ReNew India ordinary shares, the Company has (i) issued the number and class of Ordinary Shares, and/or (ii) paid a cash consideration as act out in the Business Combination Agreement to certain Major Shareholders as agreed in the Business Combination Agreement.

Subscription Agreement

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, RMG II and ReNew Global entered into Subscription Agreements with PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and ReNew Global agreed to issue and sell to such PIPE Investors, an aggregate of 85,500,000 Class A Ordinary Shares at $10.00 per share for gross proceeds of $855,000,000, or the “PIPE Subscription,” on August 20, 2021 (the date of the Merger). The Class A Ordinary Shares issued, pursuant to the Subscription Agreements were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. ReNew Global granted the PIPE Investors certain registration rights in connection with the PIPE Subscription.

Private Placement Warrants

Simultaneously with the consummation of the initial public offering of RMG II, RMG Sponsor II purchased 7,026,807 warrants to purchase one RMG II Class A ordinary share at an exercise price of $11.50, or the “Private Placement Warrants,” at a price of $1.50 per warrant, or $10,540,211 in the aggregate, in a private placement. Each Private Placement Warrant entitled the holder to purchase one RMG II class A ordinary share for $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was placed in the trust account of RMG II. The Private Placement Warrants may not be redeemed by RMG II so long as they are held by RMG Sponsor II or its permitted transferees. If the Private Placement Warrants are held by holders other than RMG Sponsor II or its permitted transferees, the Private Placement Warrants will be redeemable by RMG II and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of the initial public offering of RMG II. RMG Sponsor II, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis.

The Private Placement Warrants are identical to the warrants included in the units sold in the initial public offering of RMG II except that the Private Placement Warrants: (i) are not redeemable by RMG II, (ii) may be exercised for cash or on a cashless basis so long as they are held by RMG Sponsor II or any of its permitted transferees and (iii) are entitled to registration rights (including the ordinary shares issuable upon exercise of the Private Placement Warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the RMG Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of RMG II’s initial business combination.

In connection with the Business Combination, each of the 7,026,807 Private Placement Warrants were automatically converted into a Warrant to acquire 1.0917589 shares of Class A Ordinary Shares pursuant to the amended and restated Warrant Agreement entered into by and between the Company and Computershare on August 23, 2021 or, “Amended and Restated Warrant Agreement”.

Shareholders Agreement

Board Composition

The Company entered into the Shareholders Agreement on August 23, 2021 with Founder Investors, GSW, CPP Investments, Platinum Cactus, JERA and RMG Sponsor II, or together the “Shareholders Agreement Investors”, pursuant to which, among other things, the Company and the Shareholders Agreement Investors agreed that (i) the majority of the directors on the Board will not be resident in India, the United Kingdom, the Channel Islands or the Isle of Man and (ii) during the period commencing on the Closing Date until the second anniversary of the Closing Date, the Company will cause the Board to be comprised of up to eleven (11) directors, six (6) of whom must qualify as “independent” directors as determined in accordance with the rules and regulations of Nasdaq and the SEC (including at least two female independent directors) who initially are Ms. Vanitha Narayanan, Mr. Sumant Sinha, Mr. Anuj Girotra, Mr. Manoj Singh, Ms. Michelle Robyn Grew, Mr. Michael Bruun, Sir Sumantra Chakrabarti, Mr. Ram Charan, Mr. Robert S. Mancini and Mr. Projesh Banerjea.

Pursuant to the Shareholders Agreement, certain Shareholders Agreement Investors have the right to appoint or reappoint certain directors to the Board as follows:

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(i) until the second anniversary of the Closing Date or (ii) for so long as GSW, together with its affiliates, holds ReNew Global Shares, together with ReNew India Ordinary Shares, that represent an Effective Interest of at least 10% (disregarding dilution resulting from certain share issuances by ReNew Global), whichever is longer, GSW has the right to appoint one (1) director to the ReNew Global Board, who initially is Mr. Michael Bruun;

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(i) until the second anniversary of the Closing Date or (ii) for so long as Platinum Cactus, together with its affiliates, holds ReNew Global Shares that represent an Effective Interest of at least 10% (disregarding dilution resulting from certain share issuances by ReNew Global), whichever is longer, Platinum Cactus has the right to appoint one (1) director to the ReNew Global Board, who initially is Mr. Projesh Banerjea;

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(i) until the second anniversary of the Closing Date or (ii) for so long as CPP Investments, together with its affiliates, holds ReNew Global Shares, together with ReNew India Ordinary Shares, that represent an Effective Interest of at least 10% (disregarding dilution resulting from certain share issuances by ReNew Global), whichever is longer, CPP Investments has the right to appoint one (1) director to the ReNew Global Board, who initially is Anuj Girotra; and

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(i) until the second anniversary of the Closing Date, (ii) for so long as the Founder Investors, together with their affiliates, hold at least 40% of the Effective Interest held by the Founder Investors (disregarding dilution resulting from any share issuances by ReNew Global) or (iii) for so long as the Founder is the Chief Executive Officer or Chairman of the ReNew group, whichever is longer, the Founder has the right to appoint (1) director to the ReNew Global Board, who is himself for so long as he is the Chief Executive Officer or Chairman of the ReNew group and thereafter shall be any Person appointed by the Founder.

In addition, pursuant to the Shareholders Agreement, from Closing of the Business Combination until the second anniversary of the Closing Date, one (1) director will be Robert S. Mancini, or if Robert S. Mancini resigns or is otherwise unable to serve as a director prior to the second anniversary, his successor appointed by RMG Sponsor II to the ReNew Global Board.

The Company and the Shareholders Agreement Investors agreed to take all necessary actions to give effect to the director appointment rights of the applicable Shareholders Agreement Investors (including, with respect to the Shareholders Agreement Investors, voting their ReNew Global Shares in favor of the appointment, reappointment or removal, as applicable, of such Shareholders Agreement Investors’ respective appointed directors).

Each of JERA (during the period commencing on the Closing Date until the second anniversary of the Closing Date), RMG Sponsor II (for so long as RMG Sponsor II, together with its affiliates, holds at least 40% of the Effective Interest (defined below) held by RMG Sponsor II as of the Closing Date (disregarding dilution resulting from certain share issuances by ReNew Global)) and the Founder (for so long as the Founder Investors, together with their affiliates, hold at least 40% of the Effective Interest held by the Founder Investors (disregarding dilution resulting from any share issuances by ReNew Global)) have the right to appoint one individual as an observer on the ReNew Global Board and to remove such individual so appointed and to appoint another individual in that individual’s place. The Company and the Shareholders Agreement Investors agreed to take all necessary actions to cause the appointment of such observers, who will be entitled to (a) receive a copy of all notices, documents and other materials which are provided to directors of the Company, or which directors of the Company are entitled to, at the same time such notices, documents and other materials are provided to the directors, in connection with any meetings of the board or any committee of the board or any other matters to be resolved upon by the board and (b) attend all meetings of the board and any committee of the board, but such observers will not to be a director of the Company and, accordingly, will not be entitled to vote in any meetings of the board or any committee of the board or be counted for purposes of deciding whether there is a quorum at a meeting.

Pursuant to the Shareholders Agreement, the Company and the Shareholders Agreement Investors agreed that, for so long as the Shareholders Agreement is in effect, (i) the maximum number of directors on the Board will remain at eleven (11) and (ii) any action by the Board to increase or decrease the maximum size of the Board will require the prior written consent of each Shareholders Agreement Investor that has the right to appoint a director at such time pursuant to the terms of the Shareholders Agreement, except that if a Shareholders Agreement Investor with a director appointment right ceases to have such appointment right, the size of the Board may be decreased by the director such Shareholders Agreement Investor ceases to have such right to appoint, without the consent of such Shareholders Agreement Investor.

For the purposes of this section “Effective Interest” means, with respect to a Shareholders Agreement Investor or a Significant Shareholder, as applicable, at a particular time of determination, the percentage equal to (a) (i) the total number of Class A Ordinary Shares and ReNew C Ordinary Shares, if any, held by such Shareholders Agreement Investor and its affiliates or such Significant Shareholders and its affiliates, as applicable, at such time, plus (ii) the number of Class A Ordinary Shares that would have been issued to such Shareholders Agreement Investor and its affiliates or such Significant Shareholder and its affiliates, as applicable, had they exchanged the ReNew India ordinary shares, if any, that they continue to hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to Company’s ordinary shares or ReNew India ordinary shares after the Closing), divided by (b) the ReNew Global shares deemed outstanding at such time.

“ReNew India Ordinary Shares” means the equity shares in the issued, subscribed and paid-up share capital of ReNew India having a par value of Rs. 10 each.

“ReNew Global Shares Deemed Outstanding” means, at a particular time of determination, (a) the total number of Class A Ordinary Shares and Class C Ordinary Shares issued and outstanding at such time, plus (b) the total number of Class A Ordinary Shares that would have been issued to the Founder Investors, GSW and CPP Investments and their respective affiliates if the Founder Investors, GSW and CPP Investments and their respective affiliates had exchanged the ReNew India Ordinary Shares that they continue to hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to ReNew Global’s shares or ReNew India Ordinary Shares after the Closing).

Removal; Resignation; Vacancies

Each Shareholders Agreement Investor that has the right to appoint a director to the Board will have the right to remove its appointed director on the Board and the exclusive right to appoint a replacement director to fill any vacancy that is created at any time by the death, disqualification, disability, retirement, removal, failure of being elected or resignation of such Shareholders Agreement Investor’s appointed director on the Board, and the Company will be obligated to cause such vacancy to be filled, as soon as possible, by such replacement director. The Company will further agree that, subject to applicable law, it will not propose any resolution to its shareholders which would, if passed, remove, reduce, restrict, impair or otherwise prejudice the rights and powers of any Shareholders Agreement Investor (or any director appointed by such Shareholders Agreement Investor on the Board) under the Shareholders Agreement, including its director appointment rights, if any, other than any such resolution requested by such Shareholders Agreement Investor or that is required by applicable law.

If a Shareholders Agreement Investor with a director appointment right ceases to have such right pursuant to the terms of the Shareholders Agreement such that there are any seats on the Board for which no Shareholders Agreement Investor has the right to appoint a director, the selection of such director shall be conducted in accordance with applicable law and the organizational documents of the Company then in effect.

Board Committees; Other Governance Principles

In accordance with the Shareholders Agreement, the Company agreed to cause the Board to establish and maintain, from and following the Closing Date, an audit committee, a remuneration committee, a nomination committee and a finance and operations committee, comprised as follows:

•	the audit committee consists of three (3) directors who must qualify as “independent” directors as determined in accordance with the rules and regulations of Nasdaq and the SEC;

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the remuneration committee consists of (i) one (1) director who must qualify as an “independent” director as determined in accordance with the rules and regulations of Nasdaq and the SEC (who will be the chairman of the remuneration committee), (ii) one (1) director appointed by a Shareholders Agreement Investor that has a director appointment right and (iii) the director appointed by the Founder (for so long as the Founder has a director appointment right pursuant to the terms of the Shareholders Agreement);

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the nomination committee consists of (i) one (1) director who must qualify as an “independent” director as determined in accordance with the rules and regulations of Nasdaq and the SEC (who will be the chairman of the nomination committee), (ii) one (1) director appointed by a Shareholders Agreement Investor that has a director appointment right and (iii) the director appointed by the Founder (for so long as the Founder has a director appointment right pursuant to the terms of the Shareholders Agreement); and

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the finance and operations committee consists of (i) one (1) director who must qualify as an “independent” director as determined in accordance with the rules and regulations of Nasdaq and the SEC (who will be the chairman of the remuneration committee), (ii) one (1) director appointed by each Shareholders Agreement Investor that, together with its affiliates, holds an Effective Interest equal to or greater than 10% and that has a director appointment right and (iii) the director appointed by the Founder (for so long as the Founder has a director appointment right pursuant to the terms of the Shareholders Agreement).

Unless already serving as a member of the applicable committee, upon the request of a Shareholders Agreement Investor that, together with its affiliates, holds an Effective Interest equal to or greater than 10% and that has a director appointment right, the Company will be obligated to cause the director appointed by such Shareholders Agreement Investor to be appointed as an observer on each of the audit committee, the remuneration committee, the nomination committee and the finance and operations committee, who will be entitled to all rights and privileges of a member of such committee except for the right to vote in meetings of such committee and to be considered for purposes of the calculation of a quorum.

Notwithstanding the contemplated composition of the committees discussed above, the Company and the Shareholders Agreement Investors will agree to take all necessary actions within their control (including, with respect to the Shareholders Agreement Investors, voting their ReNew Global Shares in favor of any resolutions) to implement and effect the following governance principles within the applicable time period:

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by the date that is two (2) years following the Closing Date, all committees of the Board will have a majority of directors that qualify as “independent” as determined in accordance with the rules and regulations of Nasdaq and the SEC;

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by the date that is five (5) years following the Closing Date, all committees of the Board will consist only of directors that qualify as “independent” as determined in accordance with the rules and regulations of Nasdaq and the SEC, except for one (1) representative of the ReNew group where necessary and permitted by applicable law; and

•	by the date that is two (2) years following the Closing Date, a lead independent director will be appointed to the Board.

Founder Consultation Rights

Pursuant to the Shareholders Agreement, for so long as the Founder (together with his affiliates) holds any ordinary shares of the company or ReNew India Ordinary Shares, the Company must first consult with the Founder in good faith before appointing or removing the Chief Executive Officer of the ReNew group or the Chairman of the Board.

Founder Investor Exchange Rights

At any time prior to the date that is five (5) years following the adoption of the shareholder resolution, prior to Closing, approving such issuance of Class A Ordinary Shares to the Founder Investors, each Founder Investor will have a right under the Shareholders Agreement to deliver a notice to the Company requiring the Company, at any time, subject to applicable law, as such Founder Investor may determine (including after such five-year period), to issue Class A Ordinary Shares to such Founder Investor and/or its Affiliates or nominees in exchange for the transfer to the Company of ReNew India Ordinary Shares held by such Founder Investor, at the same exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to ReNew Global Shares or ReNew India Ordinary Shares after the Closing). The Company and the Shareholders Agreement Investors will agree to take all necessary actions (including, with respect to the Shareholders Agreement Investors, voting their ReNew Global Shares in favor of any resolution) to increase the Company’s share capital to effect and facilitate such issuance and to register such Class A Ordinary Shares pursuant to and in accordance with the Registration Rights, Coordination and Put Option Agreement.

Restrictions Relating to ReNew

For so long as CPP Investments, GSW or a Founder Investor continues to hold ReNew India Ordinary Shares following the Closing, the Company has agreed under the Shareholders Agreement not to permit the

Company to, without CPP Investments’, GSW’s, such Founder Investor’s and, in the case of the matters contemplated by clauses (i) through (iii), Platinum Cactus’s prior written consent, as applicable: (i) issue shares, other than issuances to the Company or to a wholly owned subsidiary of the Company; (ii) alter or change the rights, preferences or privileges of the ReNew India Ordinary Shares; (iii) repurchase, buy-back or otherwise extinguish any ReNew India Ordinary Shares, other than in connection with the Founder Investors’ put rights under the Registration Rights, Coordination and Put Option Agreement; or (iv) amend or waive any provision of the constitutional documents of the Company, in each case, in a manner that is materially adverse and disproportionate to CPP Investments, GSW or such Founder Investor, as applicable, in relation to its ReNew India Ordinary Shares as compared to any other shareholder of the Company in relation to such shareholder’s ReNew India Ordinary Shares.

ReNew India Ordinary Shares Transfer Restrictions

In addition, the Company and the Shareholders Agreement Investors have agreed, pursuant to the Shareholders Agreement, that the articles of association of the Company adopted with effect from the Closing will provide that CPP Investments, GSW and the Founder Investors will not be permitted to transfer any ReNew India Ordinary Shares other than to their respective affiliates or to the Company, except for certain transfers by the Founder Investors relating to indebtedness incurred by the Founder Investors and their affiliates.

The Company’s A&R Articles

Pursuant to the Shareholders Agreement, the Company on August 23, 2021 adopted the ReNew Global A&R Articles with effect as of the Closing which, among other things, incorporated and gave effect to the applicable provisions of the Shareholders Agreement and the terms of the ordinary shares set forth in the Shareholders Agreement as discussed below and provide that the provisions of the ReNew Global A&R Articles that incorporate and give effect to such provisions and terms may not be amended or waived without the prior written consent of the Shareholders Agreement Investors that hold an Effective Interest. Pursuant to the Shareholders Agreement, the Company and the Shareholders Agreement Investors agreed that in the event of any conflict or inconsistency between the Shareholders Agreement and the ReNew Global A&R Articles, it is their intent that the provisions of the Shareholders Agreement will prevail and the Company and the Shareholders Agreement Investors will take all necessary actions within their control (including, with respect to the Shareholders Agreement Investors, voting their ReNew Global Shares in favor of any resolution) to amend the ReNew Global A&R Articles accordingly.

Terms of ReNew Global Shares—Voting Rights

Pursuant to the Shareholders Agreement, the ReNew Global A&R Articles reflects the following voting rights attached to the ReNew Global Shares:

•	each Class A Ordinary Share is entitled to one vote;

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the Class B Ordinary Share represents a number of votes from time to time equal to the number of Class A Ordinary Shares that would have been issued to the Founder Investors and their affiliates if the Founder Investors and their affiliates had exchanged the ReNew India Ordinary Shares that they hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to ReNew Global Shares or ReNew India Ordinary Shares after the Closing);

•	the Class C Ordinary Share is not entitled to any voting rights; and

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the Class D Ordinary Share represents a number of votes from time to time equal to the number of Class A Ordinary Shares that would have been issued to CPP Investments and its affiliates if CPP Investments and its affiliates had exchanged the ReNew India Ordinary Shares that they hold at such time for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to ReNew Global Shares or ReNew India Ordinary Shares after the Closing).

Terms of ReNew Global Shares—Redemption and Cancellation; Conversion and Re-designation

Pursuant to the Shareholders Agreement, the ReNew Global A&R Articles provides that (i) subject to applicable law, the Company may in its sole discretion redeem and cancel the Class B Ordinary Share for nominal value at any time after the Founder Investors and their respective affiliates cease to hold any ReNew India Ordinary Shares and (ii) the Company will redeem and cancel the Class D Ordinary Share for nominal value as soon as reasonably practicable following the transfer and contribution to ReNew Global of all of the ReNew India Ordinary Shares that continue to be held by CPP Investments and its affiliates following the Closing in exchange for Class A Ordinary Shares pursuant to the terms of the Business Combination Agreement.

In addition, pursuant to the Shareholders Agreement, the ReNew Global Amended and Restated Articles provides that each Class C Ordinary Share will be automatically re-designated as one Class A Ordinary Share in the hands of a transferee (other than where the holder thereof transfers such Class C Ordinary Share to any of its affiliates) upon a transfer of such Class C Ordinary Share: (i) pursuant to a widespread public distribution; (ii) to the Company; (iii) in transfers in which no transferee (or group of associated transferees within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferring holder) receives equal to or more than 2% of the issued and outstanding Class A Ordinary Shares or a class of voting shares of the Company representing 2% of the voting power attached to such class of voting shares; or (iv) to a transferee that controls more than 50% of the issued and outstanding Class A Ordinary Shares and more than 50% of the issued and outstanding shares of each other class of voting shares of the Company, without counting any Class C Ordinary Share transferred to such transferee.

Terms of ReNew Global Shares—Transferability

Pursuant to the Shareholders Agreement, the ReNew Global Amended and Restated Articles provides that each of the Class B Ordinary Share and the Class D Ordinary Share shall not be transferable by the holder thereof, except to any of its affiliates.

Terms of ReNew Global Shares—Rights to Dividends and Other Distributions

Pursuant to the Shareholders Agreement, the ReNew Global A&R Articles contains provisions reflecting that (i) the holders of Class A Ordinary Shares and Class C Ordinary Share are entitled to dividends and other distributions pro rata with all other shares in the capital of ReNew Global which are entitled to dividends and other distributions and (ii) for a period commencing on the Closing Date and ending on the date that is three (3) years following the Closing Date, the holder of the Class B Share and the holder of the Class D Ordinary Share will be entitled to participate in dividends and other distributions by ReNew Global to the holders of Class A Ordinary Shares and Class C Ordinary Share, which will be made pro rata to the number of Class A Ordinary Shares and Class C Ordinary Share held by each such person and on the basis that each of the holders of the Class B Ordinary Share and the Class D Share will be deemed to hold, at the time of such dividend or other distribution, such number of Class A Ordinary Shares as would have been issued to such holder and its affiliates if such holder and its affiliates had exchanged the ReNew India Ordinary Shares that they continue to hold at the time of such dividend or other distribution for Class A Ordinary Shares at the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to ReNew Global Shares or ReNew India Ordinary Shares after the Closing), without duplication of, and reduced by, the amount of any dividends or other distributions made by ReNew to its shareholders in which the holder of the Class B Share or any of its affiliates or the holder of the Class D Ordinary Share or any of its affiliates participates in its or their capacity as a holder of ReNew India Ordinary Shares.

Termination

Following the Closing, the Shareholders Agreement was terminated (i) as to a particular Shareholders Agreement Investor, at such time as such Shareholders Agreement Investor and its affiliates cease to hold any ReNew Global Shares or ReNew India Ordinary Shares and (ii) as to all Shareholders Agreement Investors and ReNew Global, at such time as all Shareholders Agreement Investors and their respective affiliates cease to hold any ReNew Global Shares or ReNew India Ordinary Shares or upon the written consent of all parties to the Shareholders Agreement.

Registration Rights, Coordination and Put Option Agreement

Pursuant to the Business Combination Agreement, on August 23, 2021, the Company, each of GSW, CPP Investments, Platinum Cactus, JERA, SACEF and RMG Sponsor II, or “Significant Shareholders”, the Founder Investors and ReNew India have entered into a registration rights, coordination and put option agreement, or the “Registration Rights, Coordination and Put Option Agreement,” pursuant to which, among other things, (i) the Significant Shareholders are entitled to certain registration rights in respect of the resale, pursuant to Rule 415 under the Securities Act, of the Class A Ordinary Shares and the Class C Ordinary Share to be received by or issued or issuable to such parties in connection with the Business Combination pursuant to the terms of the Business Combination Agreement, or the “Significant Shareholder Registrable Securities,” (ii) the Significant Shareholders (other than SACEF and RMG Sponsor II (for so long as it is not an affiliate of ReNew Global)) agreed to certain obligations to coordinate transfers and sales of Significant Shareholder Registrable Securities, (iii) the Founder Investors are entitled to require the Company to purchase certain ReNew India Ordinary Shares held by the Founder Investors and the Company agreed to register for issuance of Class A Ordinary Shares, or the “Founder Registrable Securities” and, together with the Significant Shareholder Registrable Securities, the “Registrable Securities,” to the extent required to be issued for purposes of financing and facilitating such purchase of ReNew India Ordinary Shares pursuant to a Founder Investor Ordinary Put Option (as described below), or a “Founder Investor Put Financing Issuance,” and (iv) the Significant Shareholders (other than SACEF) and the Founder Investors will agree to certain post-Closing transfer restrictions during a lock-up period in respect of ReNew Global Shares held by them.

Registration Rights

Under the Registration Rights, Coordination and Put Option Agreement, the Company agreed to file a registration statement on Form F-1 within thirty (30) days of the Closing for the resale of Registrable Securities pursuant to Rule 415 under the Securities Act, and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to maintain such effectiveness until such time that all Registrable Securities covered by such registration statement until such time as there are no longer any Registrable Securities. The Company also agreed to convert such registration statement to a shelf registration statement on Form F-3 as soon as practicable after the Company becomes eligible to use such form and to similarly maintain the effectiveness of such registration statement. Additionally, for so long as the Founder Investors have the right to require the Company to purchase ReNew India Ordinary Shares held by them (as described below), the Company agreed to file and maintain a registration statement to cover issuances of Class A Ordinary Shares by the Company for purposes of a Founder Investor Put Financing Issuance.

The Significant Shareholders are entitled from time to time to deliver to the Company a request to sell all or a portion of their Registrable Securities under an effective shelf registration statement in an underwritten offering; provided, that (a) each Significant Shareholder shall be entitled to make no more than two (2) such requests in the 12-month period immediately following Closing and no more than one (1) such request in each calendar quarter thereafter, and (b) the Company shall not be required to effect an offering if (i) during the 12-month period immediately following Closing, the Company has effected one (1) offering pursuant to a Significant Shareholder’s request in the immediately preceding three (3) month period, and (ii) after such 12-month period, the Company has effected two (2) offerings pursuant to a Significant Shareholder’s request in the calendar quarter in which a request for an offering is received.

Each other Significant Shareholder holding Registrable Securities are entitled to join the requesting Significant Shareholder in underwritten offerings under the shelf registration statement by requesting for such number of such joining Significant Shareholder’s ReNew Global Shares equal to not more than its Effective Interest be included in such offering, subject to customary underwriter cut-backs. If the managing underwriter(s) appointed by the Company in respect of such offering advice that marketing factors require a cut-back in the number of Registrable Securities requested to be sold under the offering, the number of Registrable Securities to be sold by each requesting Significant Shareholder will be reduced on a pro rata basis based on the number of Registrable Securities requested to be sold by all of the selling Significant Shareholders; provided that: (a) if such right is exercised by GSW, the number of Registrable Securities to be sold by GSW in respect of such offering will not be reduced and will take priority (i) if GSW is the Significant Shareholder initially requesting such offering, in respect of an amount of Registrable Securities equal to the greater of (A) such number of Registrable Securities, when taken together with the amount of all Registrable Securities sold by GSW in all prior offerings requested by GSW, equal to 5% of the then issued and outstanding ReNew Global Shares and (B) such number of Registrable Securities as may be necessary to enable GSW to reduce (x) the GSW Total Equity Interest to 33% and/or (y) the aggregate number of Class A Ordinary Shares then held by GSW or any of its affiliates does not exceed 4.9% of the aggregate number of issued and outstanding Class A Ordinary Shares, Class B Shares and Class D Shares; or (ii) if GSW is not the Significant Shareholder initially requesting such offering, in respect of an amount of Registrable Securities as may be necessary to enable GSW to reduce (A) the GSW Total Equity Interest to 33% and/or (B) the aggregate number of Class A Ordinary Shares then held by GSW or any of its affiliates does not exceed 4.9% of the aggregate number of issued and outstanding Class A Ordinary Shares, Class B Shares and Class D Shares, or the “GSW Priority Offering Right,” and any offering of Registrable Securities in respect of which GSW exercises the GSW Priority Offering Right, a “GSW Priority Offering”; and (b) subject to the GSW Priority Offering Right, the number of Registrable Securities to be sold by SACEF in respect of such offering will not be reduced and will take priority. If GSW exercises its GSW Priority Offering Right, in each subsequent offering that is not a GSW Priority Offering, each of the Significant Shareholders other than GSW will be entitled to have their Registrable Securities sold (pro rata to the number of Registrable Securities requested to be sold by each such Significant Shareholder in aggregate in each GSW Priority Offering) in priority to any Registrable Securities requested to be sold by GSW in such offering, until each such Significant Shareholder (other than GSW) has sold such number of Registrable Securities it had requested to sell and would have been entitled to sell in prior GSW Priority Offerings but for the exercise of the GSW Priority Offering Right, or the “Catch-Up Right”; provided that if a Significant Shareholder elects not to participate in a subsequent offering requested by GSW where such Significant Shareholder would have been entitled to exercise its Catch-Up Right, such Significant Shareholder shall cease to be entitled to such Catch-Up Right in respect of such number of Registrable Securities it would have been entitled to sell under its Catch-Up Right had such Significant Shareholder participated in such offering.

If the Company proposes to file a registration statement to register securities or effect an offering of securities for its own account or the account of any other shareholder who is not a Significant Shareholder or a Founder Investor, the Company will be required to notify all Significant Shareholders and the Founder Investors prior to filing such registration statement, and each of the Significant Shareholders and Founder Investors will be entitled to piggyback registration rights to request that Registrable Securities held by them equal to not more than such Significant Shareholder’s or such Founder Investor’s Effective Interest be included in such registration statement. If the managing underwriter(s) appointed in respect of a piggyback registration that is an underwritten offering advice that marketing factors require a cut-back in the number of Registrable Securities that can be sold under the offering, the number of Registrable Securities to be sold by each Significant Shareholder and each Founder Investor requesting to include its Registrable Securities in such offering will be reduced on a pro rata basis based on the number of Registrable Securities requested to be sold by all of the requesting Significant Shareholders and Founder Investors; provided, that (a) GSW shall be entitled to exercise the GSW Priority Offering Right in respect of such offering and (b) subject to the GSW Priority Offering Right, (i) the number of Registrable Securities to be sold by SACEF in respect of such offering will not be reduced and will take priority and (ii) the number of Registrable Securities proposed to be offered in respect of the Founder Investors (through a Founder Investor Put Financing Issuance) will not be reduced and will take priority.

Each Significant Shareholder’s and Founder Investor’s registration rights pursuant to the Registration Rights, Coordination and Put Option Agreement will not be transferrable to any third party, except (a) that GSW’s registration rights in respect of its Class C Ordinary Share will transfer to a third party which acquires Class C Ordinary Share from GSW provided such third party agrees to comply with the obligations applicable to GSW under the Registration Rights, Coordination and Put Option Agreement as if such third party were a party thereto, and provided further that such third party will only be subject to the coordination obligations thereunder if such third party acquires Class C Ordinary Share representing an Effective Interest of at least 5%. GSW’s registration rights are also transferable to third-parties that acquire Class A Ordinary Shares from GSW pursuant to its lock-up transfer right, (b) that the Founder Investors’ registration rights may be transferred to certain third parties in connection with the exercise of the Founder Investors’ put option and swap rights under the Registration Rights, Coordination and Put Option Agreement and (c) to their affiliates.

Coordination

Other than (a) SACEF, (b) for so long as it is not an affiliate of the Company, RMG Sponsor II, and (c) GSW, but only to the extent a transfer of ReNew Global Shares by GSW is (i) necessary to enable GSW to reduce (x) the GSW Total Equity Interest to 33% and/or (y) the aggregate number of Class A Ordinary Shares then held by GSW or any of its affiliates does not exceed 4.9% of the aggregate number of issued and outstanding Class A Ordinary Shares, Class B Shares and Class D Shares or (ii) pursuant to an exception to its post-Closing lock-up, each Significant Shareholder will agree to use its commercially reasonable efforts to coordinate all sales and/or transfers of ReNew Global Shares pursuant to (A) registered underwritten offerings of Registrable Securities, except for underwritten block trades conducted during the two (2) year period following Closing, and (B) any registered non-underwritten offering and sales pursuant to Rule 144 under the Securities Act until the earlier of (x) the date falling two (2) years after the Closing or (y) in respect of any particular Significant Shareholder, the date on which it holds an Effective Interest less than or equal to 25% of the Effective Interest it held immediately following the Closing.

No later than ten (10) days prior to the commencement of each calendar quarter following the date that is 180 days following the Closing, each Significant Shareholder (other than SACEF) shall provide the other Significant Shareholders with a written notice of its intention to sell any ReNew Global Shares during such calendar quarter (provided that the first notice shall be provided no later than ten (10) days after the date that is 180 days following the Closing and shall apply for that calendar quarter). Such notice shall facilitate all Significant Shareholders (other than SACEF) electing to transfer ReNew Global Shares to coordinate the timing and process for such transfers in an orderly manner. Each Significant Shareholder receiving such notice shall be entitled to effect a transfer of such number of its ReNew Global Shares during the relevant calendar quarter on a pro rata basis to the aggregate number of ReNew Global Shares proposed to be transferred by the other Significant Shareholders during that calendar quarter. Furthermore, any transfer of ReNew Global Shares by a Significant Shareholder (other than SACEF) or any issuance of ReNew Global Shares by ReNew Global which would result in change of control of the Company will not be consummated unless the Company has purchased in full all ReNew India Ordinary Shares that the Founder Investors have elected to sell to the Company in connection with such change of control pursuant to the Founder Investors’ put rights described below.

Founder Investors’ Put Options

Under the Registration Rights, Coordination and Put Option Agreement, the Founder Investors are entitled to require or request (as applicable) that the Company purchase from such Founder Investor its ReNew India Ordinary Shares held by the Founder Investors or their affiliates, or the “Put Shares,” in the following manner, or the “Founder Investor Put Options,”:

(a)    Founder Investor De-Minimis Put Option. The Founder Investors will, from time to time, be entitled, by issuing a written notice at least twelve (12) months in advance and no more than once during each calendar year, to require the Company to purchase Put Shares, at a price per Put Share equal to the value per Put Share implied by the volume weighted average price of Class A Ordinary Shares over the 30 trading days immediately preceding the completion of such purchase, for an aggregate amount not exceeding $12 million per calendar year. Additionally, the Founder Investors may elect to exercise during a calendar year such put option in respect of up to the next two (2) subsequent calendar years in advance, and such put options exercised in advance will be deemed to have been exercised on the first day of the respective subsequent calendar years. The closing of any such purchase during a calendar year shall occur on the date immediately after the announcement by the Company of its financial results following the date falling 12 months after the exercise of such put option.

(b)    Founder Investor Ordinary Put Option. In addition, the Founder Investors will be entitled to request, from time to time (subject to customary blackout periods), that the Company purchase such number of Put Shares as the Founder Investors may desire to sell to the Company, or the “Founder Investors Ordinary Put Option”; provided that the Company will be under no obligation to agree to such purchase unless (i) (x) acting reasonably, the Company determines that market conditions are appropriate to undertake a successful Founder Investor Put Financing Issuance to finance such purchase and (y) following such determination, the Company, making reasonable efforts, successfully consummates such Founder Investor Put Financing Issuance or (ii) the board of the Company determines, in its sole and absolute discretion, to finance such purchase with cash on hand and without consummating a Founder Investor Put Financing Issuance. The price per Put Share payable by the Company in respect of any such purchase will be the value per Put Share implied by the price per the Company Share received by the Company pursuant to the Founder Investor Put Financing Issuance or, if such sale is financed with the Company’s cash on hand, the volume-weighted average price per Class A Ordinary Share reported on the Nasdaq Stock Market during the thirty (30) trading days-period ending on the trading day immediately prior to the closing date of such purchase.

During the one (1) year period following the Closing Date, subject to paragraph (c) below the Founder Investors may only exercise the Founder Investors Ordinary Put Option if the proceeds of the sale are used by the Founder to repay, prepay or otherwise discharge outstanding indebtedness incurred by the Founder and secured by his ReNew India Ordinary Shares as at the Closing.

(c)    Founder Investor Change of Control and Termination Put Option. In the event of (i) any transfer of ReNew Global Shares by Significant Shareholders or any issuance of ReNew Global Shares by the Company which would result in a change of control of the Company or (ii) the termination or non-renewal of the employment of the Founder (other than as a result of his willful default or fraud), the Founder Investors shall be entitled to require the Company to purchase all or any number of Put Shares at the following price per Put Share: (A) if such change of control would result from a transfer of ReNew Global Shares by Significant Shareholders or an issuance of ReNew Global Shares by the Company, the value per Put Share implied by the consideration per ReNew Global Share to be payable to such Significant Shareholders in connection with such transfer or the price per ReNew Global Share received by the Company pursuant to such issuance, as the case may be; or (B) in any other case, (x) if a Founder Investor Put Financing Issuance is not undertaken in connection with such purchase, the value per Put Share implied by the volume weighted average price of Class A Ordinary Shares over the two (2) trading days immediately preceding the completion of such purchase from the Founder Investors or (y) if a Founder Investor Put Financing Issuance is undertaken, the value per Put Share implied by the price per ReNew Global Share received by the Company pursuant to such Founder Investor Put Financing Issuance.

In addition, under the Registration Rights, Coordination and Put Option Agreement, to the extent the Founder Investors identify a third party, or an affiliate, willing to acquire any of the ReNew India Ordinary Shares held by them, the Company will agree to use its commercially reasonable efforts to facilitate an issuance of Class A Ordinary Shares to such third party, or affiliate, in exchange for the transfer of ReNew India Ordinary Shares by the Founder Investors to the Company.

Lock-up

Subject to certain limited exceptions, (a) the Founder Investors agreed not to transfer any ReNew Global Shares during the period commencing on August 23, 2021 and ending on the date that is one (1) year following

August 23, 2021, and (b) each Significant Shareholder (other than SACEF, which will not be subject to any lock-up) agreed not to transfer any ReNew Global Shares during the period commencing on August 23, 2021 and ending on the date that is 180 days following August 23, 2021, except that, during such lock-up period, GSW will be permitted to sell ReNew Global Shares held by it equal to the greater of (i) 5% of the total issued and outstanding ReNew Global Shares as of immediately following the Closing; and (ii) such number of ReNew Global Shares as may be necessary to enable GSW to reduce (A) the GSW Total Equity Interest to 33% and/or (B) the aggregate number of Class A Ordinary Shares then held by GSW or any of its affiliates does not exceed 4.9% of the aggregate number of issued and outstanding Class A Ordinary Shares, Class B Shares and Class D Shares; provided that any third party transferee of such ReNew Global Shares from GSW shall also have agreed to be subject to the lock-up restrictions under the Registration Rights, Coordination and Put Option Agreement for the remainder of the lock-up period. Following the expiration of the lock-up period, the Company will agree to assist in removing any restricted legends from any share certificates in respect of ReNew Global Shares, as applicable.

In addition, certain executive officers of the Company will be subject to a one (1) year lock-up period following August 23, 2021, which the Company, in its discretion, may reduce to nine (9) months.

Voting agreement

Pursuant to the Business Combination Agreement, at the Closing, the Company, ReNew India, GSW, CPP Investments and the Founder Investors entered into a voting agreement, or the “Voting Agreement,” pursuant to which, among other things, GSW, CPP Investments and the Founder Investors have granted to the Company (or its representative or nominee) irrevocable proxies to exercise all voting rights in respect of their respective ReNew India Ordinary Shares that they continue to hold following the Closing at all general meetings of the shareholders of the Company, subject to certain conditions, including that (i) the Company will vote such ReNew India Ordinary Shares in the same manner it votes the ReNew India Ordinary Shares that it owns, and (ii) the Company will not vote in favor of certain matters that would materially and adversely affect certain rights of GSW relating to its ReNew India Ordinary Shares without its consent; and (iii) the Company will not vote in favor of matters that would materially adversely and disproportionately affect the Economic Interests of the Founder Investors, GSW and CPP Investments, as compared to the Economic Interests of other shareholders of the Company, or certain rights of the Founder Investors and CPP Investments relating to their ReNew India Ordinary Shares, as compared to the other shareholders of ReNew, in each case, without the prior written consent of the Founder Investors.

Corporate Guarantee for Non-Convertible Debentures Issued by Wisemore Advisory Private Limited

In January 2021, Wisemore Advisory Private Limited, a company owned and controlled by the Founder issued secured, redeemable, listed, zero coupon non-convertible debentures aggregating up to Rs. 4,900,000,000 to certain lenders. These non-convertible debentures were guaranteed by ReNew India. Prior to the Closing Date, ReNew India discharged the guarantee over these non-convertible debentures.

Employment Agreements

See “Management—Sumant Sinha Employment Agreement” for a description of the employment agreements with the Company’s executive officers.

Equity-Based Compensation Plans

See “Management—Executive Officer and Director Compensation” for a description of the incentive plans.

ReNew Foundation

The Company set up the ReNew Foundation, which is a non-profit organization under Indian laws, to further its corporate social responsibility initiatives. Sumant Sinha and Vaishali Sinha are the directors of ReNew

Foundation. ReNew Foundation is a philanthropic arm of the Company working towards creating sustainable communities through its initiatives around energy access in rural and semi-urban rural areas. Further, ReNew Foundation is involved in conducting a wide mix of thought-leadership events in the form of expert lecture sessions and roundtables for discussing various challenges and opportunities under the broad spectrum of sustainability, environment and social responsibility, as well as feeding those discussions into recommendations for various stakeholders.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of our share capital. The following descriptions of share capital and provisions of our amended and restated articles of association are summaries and are qualified by reference to our A&R Articles, a copy of which is attached to this prospectus.

We are a public limited company incorporated under the laws of England and Wales (company number 13220321) and our affairs will be governed by the ReNew Global A&R Articles, the U.K. Companies Act 2006 and English law. We were incorporated as a private limited company in the United Kingdom on February 23, 2021 and re-registered as a public limited company in the United Kingdom on May 12, 2021.

Share Capital

As of September 20, 2021, there were 282,411,094 Class A Ordinary Shares, one Class B Ordinary Share, 118,363,766 Class C Ordinary Shares and one Class D ordinary share issued.

In accordance with the ReNew Global A&R Articles, our Board are authorized to issue ordinary shares comprised of any of the following:

•	Class A Ordinary Shares, nominal value $0.0001 per share. Each Class A Ordinary Share will have the rights and entitlements as described in the ReNew Global A&R Articles;

•	One (1) Class B Share, nominal value $0.0001 per share. The Class B Share will have the rights and entitlements as described in the ReNew Global A&R Articles;

•	Class C Ordinary Share, nominal value $0.0001 per share. Each Class C Share will have the rights and entitlements as described in the ReNew Global A&R Articles; and

•	One (1) Class D Share, nominal value $0.0001 per share. The Class D Share will have the rights and entitlements as described in the ReNew Global A&R Articles.

Preemption rights

English law generally provides shareholders with preemption rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders in a general meeting, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of five years from the date of adoption of the ReNew Global A&R Articles, or the “Date of Adoption”, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by ReNew Global’s shareholders upon its expiration (i.e., at least every five years). The ReNew Global A&R Articles contain an exclusion of preemptive rights for a period of five years from the Date of Adoption in respect of the allotment of up to 550,000,000 Class A Ordinary Shares, in aggregate, which exclusion will need to be renewed by ReNew Global’s shareholders upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).

Voting Rights and Restrictions on Voting

Pursuant to the ReNew Global A&R Articles, holders of Class A Ordinary Shares will vote together as a single class with the holders of the other voting shares in the capital of the Company on all matters submitted to the shareholders of ReNew Global for their vote or approval, other than with respect to matters that require a class vote. Class A Ordinary Shares shall be issued with voting rights attached to them and each Class A Ordinary Share shall have one vote on a poll.

The holder of the Class B Share will vote as a single class with the holders of the other voting shares in the capital of the Company on all matters submitted to the shareholders of ReNew Global for their vote or approval, other than with respect to matters that require a class vote. The Class B Share shall be issued with voting rights attached to it and the Class B Share shall entitle the holder of such share to a number of voting rights from time to time equal to the number of ReNew India Ordinary Shares, if any, held as of such time by such holder and its affiliates on an As-Converted Basis, multiplied by (ii) the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after the Date of Adoption), plus (b) the number of Class A Ordinary Shares, if any, held by the Founder Investors and their affiliates as of such time, plus (c) the number of Class C Ordinary Share, if any, held by such holder and its affiliates as of such time.

The Class C Ordinary Share will be non-voting and will not be entitled to any votes on any matter that is submitted to the shareholders of ReNew Global for their vote or approval.

The holder of the Class D Share will vote together as a single class with the holders of the other voting shares in the capital of the Company on all matters submitted to the shareholders of ReNew Global for their vote or approval, other than with respect to matters that require a class vote. The Class D Share shall be issued with voting rights attached to it and the Class D Share shall entitle the holder of such share to a number of voting rights from time to time equal to the number of ReNew India Ordinary Shares, if any, held as of such time by the holder and its affiliates on an As-Converted Basis, multiplied by (ii) the exchange ratio under the Business Combination Agreement (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after the Date of Adoption), plus (b) the number of Class A Ordinary Shares, if any, held by CPP Investments and their affiliates as of such time, plus (c) the number of Class C Ordinary Share, if any, held by such holder and its affiliates as of such time.

Dividends and Other Distributions

ReNew Global may by ordinary resolution of the shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. The ReNew Global board may from time to time pay shareholders such interim dividends as appear to the board to be justified by ReNew Global financial position.

Subject to any rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up on the ordinary shares; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

No dividend or other moneys payable by ReNew Global on or in respect of any share shall bear interest against it unless otherwise provided by the rights attached to the share or the provisions of another agreement between the shareholder and ReNew Global. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and cease to remain owing.

Dividends may be declared or paid in any currency and the board may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met, in relation to the currency of any dividend.

Any general meeting declaring a dividend may by ordinary resolution of shareholders, upon the recommendation of the board, direct payment or satisfaction of such dividend wholly or in part by the distribution of non-cash assets of equivalent value, including without limitation paid up shares or debentures of another body corporate.

The directors may, if authorized by an ordinary resolution of shareholders, offer any holders of ordinary shares the right to elect to receive in lieu of a dividend, or part of a dividend, an allotment of ordinary shares credited as fully paid up.

Each holder of Class A Ordinary Shares shall be entitled to receive distributions, whether in the form of dividends, return of capital on a winding up or any other means (the “Distributions”) in proportion to the number of Class A Ordinary Shares held by them and pro rata with all other ReNew Global Shares in the capital of ReNew Global which are entitled to Distributions (so that all such ReNew Global Shares which are entitled to receive such Distributions receive the same amount per ReNew Global Share, subject to any differences in such amount as a result of rights to receive Distributions attaching to the Class B Share and the Class D Share).

Each holder of Class C Ordinary Share shall be entitled to receive Distributions in proportion to the number of Class C Ordinary Share held by them and pro rata with all other ReNew Global Shares in the capital of ReNew Global which are entitled to Distributions (so that all such ReNew Global Shares which are entitled to receive such Distributions receive the same amount per ReNew Global Share, subject to any differences in such amount as a result of rights to receive Distributions attaching to the Class B Share and the Class D Share).

The holder of the Class B Share shall be entitled to participate in Distributions of the Company only during the period from the Date of Adoption until the date that is three (3) years following the Date of Adoption on the basis that such holder is deemed to hold for the purposes of only, at the time of any Distribution, such number of Class A Ordinary Shares as is equal to the number of ReNew India Ordinary Shares held by such holder and its affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after the Date of Adoption) and shall receive the relevant amount of such Distribution. If the holder of the Class B Share or any of its affiliates participate in any Distribution made by ReNew India in its or their capacity as a holder of ReNew India Ordinary Shares, or “ReNew India Distributions”, the amount of future Distributions made by ReNew Global to the holder of the Class B Share shall be reduced, in aggregate, by such amount as equals the amount of any ReNew India Distributions made to such holder.

The holder of the Class D Share shall be entitled to participate in dividends of the Company only during the period from the Date of Adoption until the date that is three (3) years following the Date of Adoption on the basis that such holder is deemed to hold for the purposes of only, at the time of any Distribution, such number of Class A Ordinary Shares as is equal to the number of ReNew India Ordinary Shares held by such holder and its affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Ordinary Shares after the Date of Adoption) and shall receive the relevant amount of such Distribution. If the holder of the Class D Share or any of its affiliates participate in any ReNew India Distributions, the amount of future Distributions made by ReNew Global to the holder of the Class D Share shall be reduced, in aggregate, by such amount as equals the amount of any ReNew India Distributions made to such holder. For the avoidance of doubt, over such three (3) year period no more and no less in Distributions and ReNew India Distributions shall be received in the aggregate by the holder of the Class D Ordinary Share than the amount of the Distributions that would have been made to such holder by the Company had such holder held, at the time of each Distribution, the number of Class A Ordinary Shares as is equal to the number of ReNew India Common Shares held by such holder and its Affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganisation or recapitalisation effected with respect to the Shares or the ReNew India Common Shares after the Date of Adoption), and any differences shall be adjusted on an annual basis to the extent possible (and if not, the required adjustments shall be made to Distributions following the three (3) year period)

Transferability

Subject to the terms of the ReNew Global A&R Articles, any shareholder holding shares in certificated form may transfer all or any of their shares by an instrument of transfer in any usual form or any other form approved by the board. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

In the case of uncertificated shares, the directors may take such action as they consider appropriate to achieve a transfer. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The board may decline to register any transfer of any share:

•	which is not a fully paid share;

•	where the transfer is not lodged at the registered office or such other place as the directors have appointed;

•

where the transfer is not accompanied by the share certificate to which it relates, or such other evidence as the board may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

•	where the transfer is in respect of more than one class of share; and

•	where the number of joint holders to whom the share is to be transferred exceeds four.

If the board declines to register a transfer, it must return to the transferor the instrument of transfer together with notice of the refusal, unless the board suspects that the proposed transfer may be fraudulent.

Pursuant to the ReNew Global A&R Articles, the Class B Share will not be transferable by the holder thereof to any person other than the Founder’s affiliates and the Class D Share will not be transferable by the holder thereof to any person other than CPP Investments’ affiliates.

Redemption and Cancellation; Conversion and Re-designation

Pursuant to the ReNew Global A&R Articles, subject to applicable law, ReNew Global may, in its sole discretion, redeem and cancel the Class B Share for nominal value at any time after the Founder Investors and their respective affiliates cease to hold any ReNew India Ordinary Shares. The Class D Share may be issued as a redeemable share at the option of the board and will be so issued, and will be redeemed and cancelled by ReNew Global for nominal value as soon as reasonably practicable following the transfer and contribution to ReNew Global of all of the ReNew India Ordinary Shares that continue to be held by CPP Investments and its affiliates following the Closing in exchange for Class A Ordinary Shares pursuant to the terms of the Business Combination Agreement.

Pursuant to the ReNew Global A&R Articles, each Class C Share will be automatically re-designated as one Class A Ordinary Share in the hands of a transferee (other than where such transferee is an affiliate within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferring holder) upon the transfer of such Class C Share (including a transfer of depositary receipts or Identified Rights (as defined in the ReNew Global A&R Articles) in respect of such Class C Ordinary Share) to such transferee, if such transfer is made: (i) pursuant to a widespread public distribution, within the meaning of the U.S. Bank Holding Company Act of 1956, as amended; (ii) to ReNew Global; (iii) in transfers in which no transferee (or group of associated transferees within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferring holder) receives equal to or more than 2% of the issued and outstanding Class A Ordinary Shares (including depositary receipts or Identified Rights (as defined in the ReNew Global A&R Articles) in respect of such Class A Ordinary Shares) or a class of voting shares of ReNew Global (including depositary receipts or Identified

Rights (as defined in the ReNew Global A&R Articles) in respect of such voting shares) representing 2% of the voting power attached to such class of voting shares; or (iv) to a transferee that controls more than 50% of the issued and outstanding Class A Ordinary Shares (including depositary receipts or Identified Rights (as defined in the ReNew Global A&R Articles) in respect of such Class A Ordinary Shares) and more than 50% of the issued and outstanding shares (including depositary receipts or Identified Rights (as defined in the ReNew Global A&R Articles) in respect of such shares) of each other class of voting shares of ReNew Global (without including any Class C Ordinary Share or depositary receipts or Identified Rights (as defined in the ReNew Global A&R Articles) in respect of such Class C Ordinary Share transferred to such transferee).

Liquidation

If ReNew Global is in liquidation, the liquidator may, if authorized by a special resolution of shareholders and any other authority required at law, divide among shareholders (excluding holders of treasury shares) in specie or in kind the whole or any part of its assets (whether or not the assets consist of property of one kind or consist of properties of different kinds and the liquidator may for such purpose set such value as the liquidator deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the shareholders or different classes of shareholders), or vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator determines (and the liquidation of the Company may be closed and the Company dissolved), but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability or potential liability.

Variation of rights

All or any of the rights and privileges attached to any class of shares issued may be varied or abrogated only with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such shares, subject to the other provisions of the U.K. Companies Act 2006 and the terms of such shares’ issue. The U.K. Companies Act 2006 also provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should 15% or more of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.

Alteration to share capital

ReNew Global may, by ordinary resolution of shareholders, consolidate all or any of its share capital into shares of larger amount per share than its existing shares, or sub-divide its shares or any of them into shares of a smaller amount. ReNew Global may, by special resolution of shareholders, confirmed by the court, reduce its share capital or any capital redemption reserve or any share premium account in any manner authorized by the U.K. Companies Act 2006. ReNew Global may redeem or purchase all or any of its shares, subject to the requirements as set out in the U.K. Companies Act 2006.

Other U.K. law considerations

Mandatory purchases and acquisitions

Pursuant to Sections 979 to 991 of the U.K. Companies Act 2006, where a takeover offer has been made for ReNew Global and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that such offeror wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to ReNew Global, which it would hold the consideration in trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the U.K. Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.

Sell out

The U.K. Companies Act 2006 also gives ReNew Global’s minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of its shares. A holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, the offeror has acquired or unconditionally agreed to acquire (i) not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises their rights to be bought out, the offeror is required to acquire such shareholder’s shares on the terms of the general takeover offer or on such other terms as may be agreed.

Disclosure of interest in shares

Pursuant to Part 22 of the U.K. Companies Act 2006, ReNew Global is empowered to give notice in writing to any person whom it knows or have reasonable cause to believe to be interested in its shares, or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued, requiring such person, within a reasonable time, to disclose to ReNew Global particulars of that person’s interest and (so far as is within its knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under ReNew Global A&R Articles, if a person defaults in supplying ReNew Global with the required particulars in relation to the ordinary shares in question, or default shares, within the prescribed period, the directors may by notice direct that:

•

in respect of the default shares, the relevant shareholder shall not be entitled to attend or vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

•	in respect of the default shares:

•	no payment shall be made by way of dividend and no share shall be allotted pursuant to any scrip dividend;

•	no transfer of any default share shall be registered unless:

•

the shareholder is not itself in default in regard to supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the shareholder in such form as the board may in its absolute discretion require to the effect that after due and careful inquiry the shareholder is satisfied that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer; or

•	the transfer is an approved transfer.

Purchase of own shares

Under English law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

ReNew Global may purchase its own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom ReNew Global propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, such date not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and dividends

Under the U.K. Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to ReNew Global and to each of its subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public limited company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on ReNew Global to ensure that the net worth of the company is at least equal to the amount of its capital. A public limited company can only make a distribution:

•

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and distributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

It is expected that our issued share capital shall be subsequently reduced by cancelling and extinguishing all of the share premium/merger reserves, subject to the approval of the court. It is then expected that we will implement a further court-approved reduction of our share premium account in order to create distributable profits. There can be no assurance that court approval will be obtained in respect of reducing our capital in order to create distributable profits. The reduction of capital described above will not impact shareholders’ relative interests in our capital.

Compromises and arrangements

Where ReNew Global and its creditors or shareholders or a class of either of them propose a compromise or arrangement between ReNew Global and its creditors or its shareholders or a class of either of them (as applicable), the High Court of Justice in England and Wales may order a meeting of the creditors or class of creditors or of its shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon ReNew Global and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the Company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

City code on takeovers and mergers

The U.K. City Code on Takeovers and Mergers, or the “Takeover Code,” applies, among other things, to an offer for a public limited company the registered office of which is in the United Kingdom and which is considered by the Panel on Takeovers and Mergers, or the “Takeover Panel,” to have its place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man, in each case, a “Code Company.” This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether ReNew Global has its place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking at, in the first instance, whether a majority of the directors on ReNew Global’s Board is resident in the United Kingdom, the Channel Islands and the Isle of Man. If a majority of the directors are so resident, then the “residency test” will normally be satisfied.

If at the time of a takeover offer, the Takeover Panel determines that the residency test is satisfied, ReNew Global would be subject to several rules and restrictions, including but not limited to the following: (i) its ability to enter into deal protection arrangements with a bidder would be extremely limited; (ii) ReNew Global might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) ReNew Global would be obliged to provide equality of information to all bona fide competing bidders. The Takeover Code also contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

•

acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or

•

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code Company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

As at the date of this prospectus, ReNew Global has a majority of its Board resident outside of the United Kingdom, the Channel Islands and the Isle of Man. Therefore, for the purposes of the Takeover Code, ReNew Global believes that the residency test is not met. Therefore, the Takeover Code should not apply to us. It is possible that in the future changes in the Board’s composition, changes in the Takeover Panel’s interpretation of the Takeover Code, or other events may cause the Takeover Code to apply to us.

Exchange controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by ReNew Global, or that may affect the remittance of dividends, interest, or other payments by ReNew Global to non-resident holders of its ordinary shares, other than withholding tax requirements. There is no limitation imposed by English law or in ReNew Global’s articles of association on the right of non-residents to hold or vote shares.

Warrants

Upon the Closing, each outstanding RMG II warrant automatically became a Warrant of the Company and represented the right to purchase 1.0917589 Class A Ordinary Shares in lieu of one share of RMG II Class A Common Stock at a price of $11.50 per share, subject to adjustments as described below. The Warrants are governed by the Amended and Restated Warrant Agreement, entered into by us and Computershare, as warrant agent.

Public Warrants

The following description applies to Public Warrants.

The Amended and Restated Warrant Agreement requires ReNew Global to use commercially reasonable efforts to maintain the effectiveness of a registration statement registering the Class A Ordinary Shares issuable upon the exercise of the Warrants until the expiration of the Warrants. ReNew Global shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants. Notwithstanding the foregoing, if a registration statement covering the Class A Ordinary Shares issuable upon exercise of such warrants is not effective, holders of Warrants may, until such time as there is an effective registration statement and during any period when ReNew Global has failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants held by the holder, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such warrants by (y) the fair market value and (B) 0.394, and, in either case, by paying (or giving an undertaking to pay) the nominal value (being $0.0001 per ReNew Global Ordinary Share). The “fair market value” for this purpose will mean the volume weighted average price of Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date notice of exercise is received.

ReNew Global will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of an Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to ReNew Global satisfying its obligations described below with respect to registration. No Warrant will be exercisable and ReNew Global will not be obligated to issue Class A Ordinary Shares as a result of the exercise of a Warrant unless the Class A Ordinary Shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the such warrants.

Notwithstanding the above, if Class A Ordinary Shares are at the time of any exercise of an Warrant not listed on a U.S. national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, ReNew Global may, at its option, require holders of Warrants who exercise such warrants to do so on a “cashless basis” and, in the event ReNew Global so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the Warrants will be adjusted in certain circumstances and subject to certain exceptions described in the Amended and Restated Warrant Agreement, including in the event of a share dividend, extraordinary dividend or ReNew Global’s recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, ReNew Global will, upon exercise, round down to the nearest whole number of Class A Ordinary Shares to be issued to the holder.

Once the Warrants become exercisable, ReNew Global may call such warrants for redemption if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before ReNew Global sends the notice of redemption to the holders of Warrants. In addition, ReNew Global may only call such Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant; and

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder.

If and when the Warrants become redeemable, ReNew Global may not exercise its redemption right if the issuance of Class A Ordinary Shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or ReNew Global is unable to effect such registration or qualification.

If ReNew Global calls the Warrants for redemption as described above, it will have the option to require any holder that wishes to exercise its Warrant prior to such redemption to do so on a “cashless basis.” If ReNew Global takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case.

A holder of an Warrant may notify ReNew Global in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants in respect of Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to ReNew Global, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares or any voting rights until they exercise their Warrants and receive Class A Ordinary Shares.

The Amended and Restated Warrant Agreement provides that, subject to applicable law, any action, proceeding or claim against ReNew Global arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and ReNew Global irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors – The Amended and Restated Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with ReNew Global.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The following description applies to Private Placement Warrants that become Warrants as a result of the Business Combination.

For so long as the Private Warrants are held by RMG Sponsor II or its permitted transferees, (i) such warrants (and any new Class A Ordinary Shares issuable upon exercise thereof) will not be transferable, assignable or salable until 30 days after the Closing except in limited circumstances, (ii) such warrants will not be redeemable, and (iii) such warrants may be exercised on a cashless basis. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants held by public warrant holders that become Warrants described above, including as to exercise price, exercisability and exercise period, and adjustment. The transferability of such warrants (and any new Class A Ordinary Shares issuable upon exercise thereof) will be further restricted under the Registration Rights, Coordination and Put Options Agreement. See “Certain Relationships and Related Person Transactions.”

SHARES ELIGIBLE FOR FUTURE SALE

As of September 20, 2021, there were 282,411,094 Class A Ordinary Shares, one Class B Ordinary Share, 118,363,766 Class C Ordinary Shares and one Class D ordinary share issued. There were also 18,526,773 Warrants of which 7,026,807 are held by RMG Sponsor II. Following the effectiveness of the registration statement of which this prospectus forms a part, substantially all of our securities may be sold in the open market or in privately negotiated transactions. We cannot make any prediction as to the effect, if any, that sales of our Class A Ordinary Shares, Class C Ordinary Shares and the Warrants or the availability of such securities for sale will have on the market price of our securities. Sales of substantial amounts of our securities in the public market could adversely affect prevailing market prices of our securities.

All of the ordinary shares that were issued in connection with the Business Combination are freely transferable without restriction or further registration under the Securities Act, other than any ordinary shares issued to our “affiliates”. The shares issued in connection with the PIPE Investment, or the “PIPE Shares,” and the Class A Ordinary Shares, Class C Ordinary Shares and Private Warrants issued in connection with the Business Combination to certain of our shareholders and RMG Sponsor II were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder, and are not freely transferable. The shares issued to our “affiliates” and the PIPE Shares are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 under the Securities Act.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of the Class A Ordinary Shares, Class C Ordinary Shares and Warrants by our PIPE Investors, shareholders and RMG Sponsor II. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market price of our ordinary shares.

Equity Plans

We expect to file a registration statement on Form S-8 under the Securities Act to re-register the offer and sale of all Class A Ordinary Shares issuable under the 2021 Incentive Award Plan. Shares of our Class A Ordinary Shares registered under such registration statement will be available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144.

Lock-up Agreements

Pursuant to the Registration Rights, Coordination and Put Option Agreement, certain holder parties agreed not to offer, sell, agree to sell, directly or indirectly or otherwise dispose of any ordinary shares received in connection with the Business Combination for 180 days from August 23, 2021, and 12 months from August 23, 2021, as applicable, subject to certain limited exceptions including, but not limited to, that SACEF will not be subject to such lock-up and GSW will be entitled to sell certain of our securities held by GSW during such lock-up period. The lock-up restriction does not apply to ordinary shares acquired in the open market. See “Certain Relationships and Related Party Transactions— Registration Rights, Coordination and Put Option Agreement”.

Registration Rights

In connection with the Business Combination and the PIPE Investment, we granted certain registration rights to the PIPE Investors and to certain securityholders under the Registration Rights, Coordination and Put Option Agreement. For a discussion of such rights, see “Certain Relationships and Related Party Transactions— Registration Rights, Coordination and Put Option Agreement.”

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our Class A Ordinary Shares and Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Renew Global Shares and Warrants. This discussion applies only to Renew Global Shares and Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended or the “Code”, (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of Renew Global Shares and Warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Renew Global has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding Renew Global Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Renew Global Shares and/or Warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the Renew Global Shares;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Renew Global Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Renew Global Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	in individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Renew Global Shares and/or Warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF RENEW GLOBAL SHARES AND WARRANTS WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF RENEW GLOBAL SHARES AND WARRANTS.

U.S. Holders

Distributions on Renew Global Shares

If Renew Global makes distributions of cash or property on the Renew Global Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of its current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because Renew Global does not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “—Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that:

•	either (a) the Renew Global Shares are readily tradable on an established securities market in the United States, or (b) Renew Global is eligible for the benefits of the Convention between the

Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and on Capital Gains or, the “Treaty”;

•

Renew Global is neither a PFIC (as discussed below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Renew Global in any taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	and certain other requirements are met.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Renew Global Shares. Subject to certain exceptions, dividends on Renew Global Shares will constitute foreign source income and generally passive income for foreign tax credit limitation purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Renew Global Shares and Warrants.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Renew Global Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Renew Global Shares and/or Warrants, as the case may be. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Renew Global Shares or Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Renew Global Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Renew Global Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in Renew Global Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant received therefore and the exercise price. The U.S. Holder’s holding period for a Renew Global Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such Warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Renew Global Shares received would equal the U.S. Holder’s basis in the Warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Renew Global Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Renew Global Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “—Sale, Exchange, Redemption or

Other Taxable Disposition of Renew Global Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered Warrants equal to the number of Renew Global Shares having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Renew Global Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Warrants deemed exercised and (ii) the exercise price of such Warrants. A U.S. Holder’s holding period for the Renew Global Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Renew Global Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed under “Description of Share Capital.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Renew Global if, for example, the adjustment increases the holder’s proportionate interest in Renew Global’s assets or earnings and profits (for instance, through an increase in the number of Renew Global Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Renew Global Shares which is taxable to the holders of such shares as described under “—Distributions on Renew Global Shares” above. Such constructive distribution would generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Renew Global equal to the fair market value of such increased interest. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions on Renew Global Shares.”

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Renew Global Shares could be materially different from that described above, if Renew Global is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, Renew Global will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Renew Global owns, directly or indirectly, 25% or more (by value) of the stock. Based on the current and anticipated composition of the income, assets and operations of Renew Global and its subsidiaries, Renew Global does not believe it will be treated as a PFIC for the current taxable year.

However, whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or asset may cause us to be or become a PFIC for the current or subsequent taxable years. In addition, whether we are treated as a PFIC for U.S. federal income tax purposes is determined annually after the close of each taxable year and, thus, is subject to significant uncertainty. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Accordingly, there can be no assurances that we will not be treated as a PFIC for the current taxable year or in any future taxable year.

Under the PFIC rules, if Renew Global were considered a PFIC at any time that a U.S. Holder owns Renew Global Shares or Warrants, Renew Global would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Renew Global Shares or Warrants at their fair market value on the last day of the last taxable year in which Renew Global is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Renew Global Shares or Warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Renew Global subsequently becomes a PFIC.

For each taxable year that Renew Global is treated as a PFIC with respect to a U.S. Holder’s Renew Global Shares or Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Renew Global Shares or Warrants or, collectively the “Excess Distribution Rules”, unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Renew Global Shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain (including gain on a sale of disposition of Warrants) will be allocated ratably over the U.S. Holder’s holding period for the Renew Global Shares or Warrants;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Renew Global is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Renew Global Shares or Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Renew Global Shares or Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Renew Global may hold, directly or indirectly, that are PFICs or, collectively, “Lower-Tier PFICs”. There can be no assurance, however, that Renew Global does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Renew Global’s subsidiaries.

If Renew Global is a PFIC, a U.S. Holder of Renew Global Shares (but not Warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” or, “QEF”, election. However, a U.S. Holder may make a QEF election with respect to its Renew Global Shares only if Renew Global provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because Renew Global does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Renew Global Renew Global Shares and a QEF election is not available with respect to Warrants.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Renew Global Shares to elect out of the Excess Distribution Rules discussed above if Renew Global is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its Renew Global Shares, such U.S. Holder will include in income for each year that Renew Global is treated as a PFIC with respect to such Renew Global Shares an amount equal to the excess, if any, of the fair market value of the Renew Global Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Renew Global Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Renew Global Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Renew Global Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Renew Global Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Renew Global Shares, as well as to any loss realized on the actual sale or disposition of the Renew Global Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Renew Global Shares previously included in income. A U.S. Holder’s basis in the Renew Global Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Renew Global makes would generally be subject to the rules discussed above under “—Distributions on Renew Global Shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Warrants may not be able to make a mark-to-market election with respect to their Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Renew Global Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Renew Global Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Renew Global.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the Renew Global Shares in which Renew Global is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Renew Global Shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Renew Global Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Renew Global is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Renew Global Shares and Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Renew Global Shares or Warrants that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Renew Global Shares and Warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of Renew Global Shares or (ii) gain realized upon the sale or other taxable disposition of Renew Global Shares and/or Warrants generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. Holder, as described under “—U.S. Holders-Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of Renew Global Shares and Warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Renew Global Shares, and the proceeds received on sale or other taxable the disposition of Renew Global Shares or Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Renew Global Shares and proceeds from the sale, exchange, redemption or other disposition of Renew Global Shares or Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Renew Global Shares or Warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Renew Global Shares and proceeds from the sale of other disposition of Renew Global Shares or Warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Material United Kingdom Tax Considerations

The following is a general summary of material UK tax considerations relating to the ownership and disposal of ReNew Global Shares and Warrants. The comments set out below are based on current UK tax law as applied in England and Wales and HM Revenue & Customs, or HMRC, practice (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide and, save where expressly stated otherwise, apply only to absolute beneficial owners of the ReNew Global Shares or Warrants who are (i) individuals not resident in the UK for UK tax purposes who do not hold ReNew Global Shares or Warrants for the purposes of a trade, profession, or vocation which they carry on in the UK through a branch or agency or (ii) companies not resident in the UK for UK tax purposes which do not hold the ReNew Global Shares or Warrants for the purpose of a trade carried on in the UK through a permanent establishment in the UK, together, “non-UK Holders.”

This summary does not address all possible tax consequences relating to an investment in the ReNew Global Shares or Warrants. Certain categories of holders, including those falling outside the category described above (such as those who are resident in the UK for UK tax purposes), those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with ReNew Global and those for whom the shares are employment-related securities may be subject to special rules and this summary does not apply to such holders and any general statements made in this disclosure do not take them into account.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under UK tax law.

Potential investors should satisfy themselves prior to investing as to the overall tax consequences, including, specifically, the consequences under UK tax law and HMRC practice of the acquisition, ownership and disposal of the ReNew Global Shares or Warrants in their own particular circumstances by consulting their own tax advisors.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSAL OF RENEW GLOBAL SHARES AND WARRANTS, AND OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF UK TAX LAWS.

UK Taxation of Dividends

ReNew Global will not be required to withhold amounts on account of UK tax at source when paying a dividend in respect of ReNew Global Shares to a non-UK Holder.

Non-UK Holders who hold their ReNew Global Shares as an investment and not in connection with any trade carried on by them will not be subject to United Kingdom tax in respect of any dividends. There are certain exceptions from United Kingdom tax in respect of dividends on shares held in connection with a trade carried on in the UK for trades conducted in the UK through independent agents, such as some brokers and investment managers.

UK Taxation of Capital Gains

Acquisition of ReNew Global Shares on exercise of the Warrants

An individual that is a non-UK Holder will generally not be liable to UK capital gains tax on capital gains realized (if any) on the exercise of Warrants.

A company that is a non-UK Holder will generally not be liable to UK corporation tax on chargeable gains realized (if any) on the exercise of Warrants.

An individual non-UK Holder who is only temporarily a non-UK resident for UK tax purposes, may, in certain circumstances, become liable to UK tax on capital gains in respect of gains realized (if any) while he or she was not resident in the UK.

Disposal of ReNew Global Shares or Warrants

An individual who is a non-UK Holder will generally not be liable to UK capital gains tax on capital gains realized on the disposal of his or her ReNew Global Shares or Warrants.

A company that is a non-UK Holder will generally not be liable for UK corporation tax on chargeable gains realized on the disposal of its ReNew Global Shares or Warrants.

An individual non-UK Holder who is only temporarily a non-UK resident for UK tax purposes will, in certain circumstances, become liable to UK tax on capital gains in respect of gains realized while he or she was not resident in the UK.

Stamp Duty and Stamp Duty Reserve Tax

The stamp duty and stamp duty reserve tax, or SDRT, treatment of the issue and transfer of, and the agreement to transfer, ReNew Global Shares or Warrants outside a depositary receipt system or a clearance service are discussed in the paragraphs under “General” below. The stamp duty and SDRT treatment of such transactions into and within such systems are discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below. The discussion under the headings below applies to transactions undertaken by any holder of ReNew Global Shares or Warrants (as the case may be).

General

No stamp duty, or SDRT, will arise on the issue of ReNew Global Shares in registered form by ReNew Global (including on exercise of Warrants).

An agreement to transfer ReNew Global Shares or Warrants will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer (or, in certain circumstances and if it is higher, the market value of the ReNew Global Shares to be transferred in accordance with the relevant agreement). SDRT is, in general, payable by the purchaser.

Instruments transferring ReNew Global Shares or Warrants will generally be subject to stamp duty at the rate of 0.5% of the consideration (or, in certain circumstances and if it is higher, the market value of the ReNew Global Shares transferred by way of the relevant instrument) given for the transfer (rounded up to the next £5). The purchaser normally pays the stamp duty.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is cancelled.

Depositary Receipt Systems and Clearance Services

Where ReNew Global Shares or Warrants are issued or transferred (i) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, SDRT or stamp duty will, subject as described below, generally be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.

Following the Court of Justice of the European Union’s decision in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v The Commissioners of Her Majesty’s Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v. The Commissioners of Her Majesty’s Revenue & Customs, HMRC has published guidance stating that 1.5% SDRT is no longer payable when new shares are issued to a clearance service or depositary receipt system. HMRC’s published guidance confirms that this remains HMRC’s position following the transition period which expired on December 31, 2020 after the withdrawal of the UK from the European Union. In certain circumstances, there may also be no charge to stamp duty or SDRT on the transfer of ReNew Global Shares into a clearance service or depositary receipt system. Shareholders should accordingly seek their own advice before paying or accepting such charge.

Except in relation to transfers or agreements to transfer within clearance services that have made an election under Section 97A(1) of the Finance Act of 1986, no stamp duty or SDRT is payable in respect of transfers or agreements to transfer within clearance services or depositary receipt systems. Accordingly, no stamp duty or SDRT should, in practice, be required to be paid in respect of transfers or agreements to transfer ReNew Global Shares or the Warrants within the facilities of The Depository Trust Company, or DTC.

Any liability for stamp duty or SDRT in respect of any transfer into a clearance service or depositary receipt system, or in respect of a transfer within any clearance service or depositary receipt system, which does arise will strictly be accountable by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

A non-statutory, pre-transaction clearance has been obtained from HMRC to confirm that no stamp duty or SDRT will be chargeable in respect of the issue of ReNew Global Shares (including on exercise of Warrants) or Warrants to a person whose business includes (i) the provision of clearance services or their nominee or agent, or (ii) issuing depositary receipts or their nominee or an agent, or the subsequent transfer of ReNew Global Shares or Warrants between persons referred to in (i) and (ii) above, in each case in the context of the transactions contemplated as part of the Business Combination.

Material India Tax Considerations

The following is a summary of the material Indian income tax consequences of the purchase, ownership and disposal of the ReNew Global Shares for non-resident investors of the ReNew Global Shares. The summary only addresses the tax consequences for nonresident investors who hold the ReNew Global Shares as capital assets and does not address the tax consequences which may be relevant to other classes of non-resident investors, including dealers. The summary proceeds on the basis that the investor continues to remain a nonresident when the income by way of dividends and capital gains are earned. The summary is based on Indian Income Tax Act, 1961 (ITA) and relevant interpretations thereof as are in force as of the date of filing of this form.

This summary is not intended to constitute a complete analysis of all the tax consequences for a non-resident investor under Indian law in relation to the acquisition, ownership and disposal of the ReNew Global Shares and does not deal with all possible tax consequences relating to an investment in the ReNew Global Shares, such as the tax consequences under state, local and other (for example, non-Indian) tax laws.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF INDIA TAX LAWS.

Residence

For the purpose of the ITA, an individual is considered to be a resident of India during fiscal year if he is in India for at least 182 days in a particular year or at least 60 days in a particular year and for a period or periods aggregating at least 365 days in the preceding four (4) years. However, the 60 days period shall be read as 182 days in the case of (i) a citizen of India who leaves India in the previous year for employment outside India, or (ii) a citizen of India or a person of Indian origin who being outside India visits India and does not have India sourced income of more than Rs. 1,500,000 in the relevant year. The 60 days period shall be read as 120 days in the case of a citizen of India or a person of India origin living who being outside India comes on visit to India and has India sourced income of more than Rs. 1,500,000 in the relevant year. A company is considered to be resident in India if (i) it is incorporated in India or (ii) its place of effective management is in India. Comprehensive guidelines for determination of place of effective management have been issued by the Indian Income Tax department, the Indian Income Tax department has further clarified that guidelines regarding the place of effective management shall not be applicable to companies having turnover or gross receipts of Rs. 500 million or less in a financial year. Individuals and companies who are not residents of India based on the above-mentioned criteria are treated as non-residents.

Taxation of Sale of the ReNew Global Shares

As per the provisions of the ITA, income arising to a non-resident in India through the transfer of a capital asset being shares or interest in a company or entity registered or incorporated outside India, is subject to tax in India, if such share or interest derives, directly or indirectly, its value substantially from the assets located in India. The share or interest in a company or entity registered or incorporated outside India is deemed to be deriving substantial value from the assets located in India if, on the specified date, the value of such assets (i) represents at least 50% of the value of all assets owned by the company or entity, and (ii) exceeds the amount of 100 million rupees. An exception is available under the ITA for shareholders who neither hold more than 5% of voting power or share capital or interest in the company or the entity as the case may be, nor hold any right of management or control in the company or the entity either individually or together with its associated enterprises (as defined under the ITA), at any time in 12 months preceding the date of transfer. Similarly, non-residents from a jurisdiction with whom India have a tax treaty may evaluate the benefit available under such tax treaty, if any.

Accordingly, the shareholders of ReNew Global who are non-residents of India will be subject to tax in India at the time of transfer of shares in ReNew Global if ReNew Global derives substantial value from the assets located in India unless the relevant shareholder is eligible for the exemption as discussed above under the ITA or the applicable tax treaty. As on the date of the Exchange, ReNew Global derives substantial value from India. ReNew Global Shares will be considered as long-term capital assets if they are held for a period of more than 24 months otherwise they will be considered as short-term capital assets. ITA provides that income by way of long term capital gains arising from the transfer of ReNew Global Shares by the nonresident shareholder is taxable at the rate of 10.0% plus applicable surcharge and education cess; short term capital gains on such a transfer is taxed at the rate of 30.0% (40.0% in case of a foreign company) plus applicable surcharge and education cess. The buyer of ReNew Global Shares would have an obligation to withhold applicable tax and deposit such tax with the Indian Income Tax treasury.

Taxation of Dividends

Dividend distributed by an Indian company is taxable in the hands of its shareholders. The Indian company is required to withhold tax at 10.0% prior to distribution of dividend to Indian resident shareholders and at 20.0% plus applicable surcharge and cess prior to distribution of dividend to non-Indian resident shareholders subject to benefit, if any, under applicable double taxation avoidance agreement. Accordingly, where ReNew Global receives dividend on equity shares held in the Indian company, ReNew Global will be subject to an Indian withholding tax of 20.0% (plus surcharge and cess) subject to ReNew Global being eligible to reduced rate of 10.0% under the India-UK double taxation avoidance agreement. Any dividend distribution by ReNew Global to its non-resident shareholders shall not be subject to tax in India.

Taxation of Sale of the Equity Shares

Sale of equity shares held by ReNew Global in an Indian company held as capital asset shall be subject to capital gains tax in India. Capital gains accruing to ReNew Global on the sale of unlisted equity shares, whether to an Indian resident or to a person resident outside India and whether in India or outside India, shall be taxed at the rate of 10.0% (plus surcharge and cess) where the shares have been held for a period of more than 24 months otherwise at the rate of 40.0% (plus surcharge and cess). The buyer of such shares would have an obligation to withhold applicable tax and deposit such tax with the Indian Income Tax treasury.

MAT

As per the ITA, if the tax payable by a corporate entity is less than 15.0% of its book profits, it shall be liable to pay MAT at the rate of 15.0% (plus applicable surcharge and cess) of such book profit.

The MAT provisions are not applicable to a foreign company if, (a) it is a resident of a country with which India has a tax treaty and it does not have a Permanent Establishment in India; or (b) it is a resident of a country with which India does not have a tax treaty and is not required to seek registration under the Indian corporate law.

Capital Losses

The losses arising from a transfer of a capital asset in India can only be set off against capital gains and not against any other income in accordance with the ITA. A long-term capital loss may be set off only against a long term capital gain. To the extent the losses are not absorbed in the year of transfer, they may be carried forward for a period of eight years immediately succeeding the year for which the loss was first computed and may be set off against the long-term capital gains assessable for such subsequent years. In order to get the benefit of set-off of the capital losses in this manner, the non-resident investor must file appropriate and timely tax returns in India.

Buy-Back of Securities

Indian companies buying back the shares are liable to pay tax on the distributed income at 20.0% (plus applicable surcharge and cess). Distributed income is computed as (i) consideration paid by the Indian company on buy back of shares reduced by the (b) amount that was received by the Indian company on issue of such shares. The shareholders shall be exempt from any further Indian tax on the buy-back of shares by the Indian company. Accordingly, ReNew Global on buy back of its shares held in the Indian company by the Indian company would be exempt from Indian tax whereas the Indian company would be liable to pay tax at 20.0% (plus applicable surcharge and cess). The tax on the distributed income by the Indian company shall be treated as the final payment of tax in respect of the said income and no further credit in India therefore shall be claimed in respect of the amount of tax so paid.

Effects of the Business Combination

The ITA provides that profits and gains arising from the transfer of a capital asset shall be charged to tax as income under the head capital gains in the year in which transfer takes place. Transfer has been defined, inter alia, to include sale or exchange of an asset. Transfer of shares of the Indian company to ReNew Global shall be subject to capital gains tax in the hands of the shareholders of the Indian company who will be transferring such shares under the provisions of the ITA. To the extent such shareholders are Indian residents, ReNew Global shall not be required to withhold tax on transfer of shares of the Indian Company to ReNew Global. In case of non-residents from an Indian perspective, ReNew Global shall have an obligation to withhold applicable tax and deposit such tax with the Indian Income Tax treasury. The above-mentioned capital gains tax implications in the hands of the non-resident shareholders under the ITA may be subject to tax treaty benefit, if any, under the relevant tax treaty between India and the country of residence of relevant non-resident shareholder transferring shares of such Indian company. Therefore, to the extent the non-resident shareholders transferring the shares in the Indian company are tax residents of a jurisdiction where under the applicable tax treaty, capital gains are not taxable in India, ReNew Global shall not be required to withhold taxes on the transfer of shares of the Indian company to ReNew Global.

Shares of the Indian company will be considered as long-term capital assets if they are held for a period of more than 24 months otherwise they will be considered as short-term capital assets. ITA provides that income by way of long-term capital gains arising from the transfer of such shares by non-residents shall be taxable at the rate of 10.0% (plus applicable surcharge and education cess); short term capital gains on such a transfer is taxed at the rate of 30.0% (40.0% in case of a foreign company) plus applicable surcharge and education cess.

General Anti Avoidance Rule

Under the General Anti Avoidance Rule, or “GAAR” of ITA, the Indian tax authority may declare an arrangement as an impermissible avoidance arrangement if the main purpose of such an arrangement is to obtain a tax benefit and the arrangement is not entered at arm’s length, results in misuse/abuse of provisions of ITA, lacks commercial substance or the is entered into by means or in a manner not ordinarily employed for bona fide business purpose. If any of the transactions are found to be ‘impermissible avoidance arrangements’ under GAAR, it could result in denial of tax benefit under the ITA and / or under the applicable double taxation avoidance agreement, amongst other consequences and the business may be affected.

Stamp Duty

An Indian company issuing equity shares is required to pay stamp duty in accordance with the applicable state/ union territory specific Indian stamp duty law. A sale of equity shares of an Indian company by a shareholder, either physically or in dematerialized mode, will be subject to Indian stamp duty at the rate of: (a) 0.015% of the market value of equity shares if the transfer of equity shares is on delivery basis; and (b) 0.003% of the market value of equity shares if the transfer of equity shares is on non-delivery basis. As per the Indian stamp duty law, such duty is required to be borne by the transferor of the equity shares.

Tax Credit

A non-resident investor may be entitled to a tax credit with respect to any withholding tax paid by the Indian company or any other person for such non-resident investor’s account in accordance with the applicable laws of the applicable jurisdiction.

PLAN OF DISTRIBUTION

We are registering the issuance by us of: (i) 20,226,773 Class A Ordinary Shares that may be issued upon the exercise of the Warrants. We are also registering the resale by the Selling Securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of: (i) 279,151,340 Class A Ordinary Shares of the Company (which includes up to 7,671,581 Class A Ordinary Shares issuable upon the exercise of outstanding Warrants held by RMG Sponsor II); (ii) 118,363,766 Class C Ordinary Shares; and (iii) 7,026,807 Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the Class A Ordinary Shares, Class C Ordinary Shares or the Warrants being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares, Warrants and Class C Ordinary Share by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$445,000
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*

Total	$445,000

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other U.K. legal matters will be passed upon by Latham & Watkins (London) LLP. The legality of the warrants offered by this prospectus and certain other legal matters relating to U.S. law will be passed upon by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of ReNew Power Private Limited as of March 31, 2021 and March 31, 2020, and for each of the three years in the period ended March 31, 2021, included in this prospectus, have been audited by S.R. Batliboi & Co. LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of RMG Acquisition Corporation II as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing. The address of Marcum LLP is 730 3rd Avenue, New York, NY 10017.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are a public limited company organized under the laws of England and Wales. As a result, the rights of holders of our Class A Ordinary Shares will be governed by English law and our articles of association. The rights of shareholders under English law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in England and Wales will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in England and Wales against us or our directors or officers under the securities laws of other jurisdictions.

Our registered address in the United Kingdom is C/O Vistra (UK) Ltd, 3rd Floor, 11-12 St James’s Square, London SW1Y 4LB, United Kingdom.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “Foreign Private Issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://renewpower.in/ After the Business Combination, through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Renew Power Private Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Renew Power Private Limited (the “Company”) as of March 31, 2021 and 2020 the related consolidated statements of profit and loss and other comprehensive income, cash flows and changes in equity for each of the three years in the period ended March 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Goodwill

Description of the Matter

As described in notes 4.1 and 6 to the consolidated financial statements, the amount of goodwill recognised by the Company as at March 31, 2021, was INR 11,596 million. This amount is allocated to the Company’s cash generating units (CGUs) or group of CGUs, which are tested at least annually for impairment by comparing the CGUs carrying amount to their recoverable amount, which is determined to be the higher of its fair value less costs of disposal and its value in use (VIU). When the carrying amount of CGUs exceeds the recoverable amount, the carrying amount is written down to the recoverable amount.

Auditing the Company’s annual impairment assessment of goodwill is complex and highly judgmental due to significant estimation and judgement required to determine the VIU of each CGU, using discounted cash-flow models. In particular, the Company’s determination of the VIU of each CGU was sensitive to significant assumptions, such as the Plant Load Factor (PLF) used in determining revenue projections, future operating and maintenance expenses and discount rates. These assumptions are forward-looking and are affected by future economic and market conditions, as well as Company specific qualitative factors, including future performance of wind and solar plants.

How We Addressed the Matter in Our Audit	To test the assumptions used for determining the VIU, our audit procedures included, among others, evaluating the CGUs identified, assessing the impairment methodology applied and obtaining an understanding of the analysis performed by the Company for the purposes of the impairment assessment. We further assessed the significant assumptions involved in the impairment models for determining the VIU of each CGU, including discount rates, along with an assessment of the Company’s ability to forecast by comparing prior years’ estimated PLF to actual PLF which is used in determining revenue projections. We also evaluated the scope, competency, and objectivity of the Company’s experts who supported the estimates used in the valuations. In addition, we involved our valuation specialists who assisted us in assessing key assumptions such as discount rates and external market data, and performing sensitivity analyses on key inputs, including future revenue, operating and maintenance expenses and discount rates. We also evaluated the adequacy of the Company’s disclosures in relation to these matters.

Recoverability of deferred tax assets and reversal of deferred tax liabilities

Description of the Matter	The Company recognised deferred tax assets (net) of INR 1,611 million and deferred tax liabilities (net) of INR 10,808 million as at March 31, 2021. The Company recognizes deferred tax assets to the extent that it is probable that future taxable profit will be available against which such deferred tax assets can be utilised. The carrying amount is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. The Company recognizes deferred tax liabilities to the extent that such amounts are expected to be reversed after availment of deduction under tax holiday in future years. Disclosures in relation to deferred income taxes are included in notes 4.1 and 55 to the consolidated financial statements.

Auditing the Company’s assessment of the recoverability of deferred tax assets and the reversal of deferred tax liabilities is complex and dependent on the Company’s ability to generate future taxable profit against which all such assets and liabilities can be utilized. Significant judgment and estimation are exercised by management to assess the sufficiency of future taxable income and likelihood of the realization of these assets and reversal of liabilities. Predicting future taxable income is dependent on assumptions and judgments regarding future revenue, projected operating and maintenance costs, projected finance costs, future proposed availment of deduction under tax holiday and the period over which such deduction shall be availed, expected usage of brought forward losses and minimum alternate tax credit. These assumptions are forward-looking and could be affected by future economic and market conditions.

How We Addressed the Matter in Our Audit	To evaluate the future projections of taxable income estimated by the Company to support the recognition of the deferred tax assets and deferred tax liabilities, our procedures included, among others, assessing the future taxable income including the Company’s assumptions. We performed a sensitivity analysis in relation to the likelihood of generating sufficient future taxable income, taking into account local tax regulations and evaluated the historical accuracy of the Company’s forecast of taxable income by comparison to actual results, and the consistency of those projections with the projections used in other areas of estimation, such as those used for the impairment assessment of goodwill. We obtained the Company’s sensitivity analysis over the PLF which is a key assumption to assess its impact on the forecast of the future taxable income. In addition, we involved our tax professionals who assisted us in assessing temporary differences determined by management on which deferred tax assets or deferred tax liabilities need to be recognised. We tested the completeness and accuracy of the data used to calculate the deferred tax assets and deferred tax liabilities and evaluated the adequacy of the disclosures made by the Company on the expected recoverability of the deferred tax assets and reversal of deferred tax liabilities.

/s/ S. R. Batliboi & Co. LLP

We have served as the Company’s auditor since 2011.

Gurugram, India

June 21, 2021

ReNew Power Private Limited

Consolidated statement of financial position

(Amounts in INR millions, unless otherwise stated)

	Notes	As at 31 March 2021	As at 31 March 2020
Assets
Non-current assets
Property, plant and equipment	5	342,036	340,645
Intangible assets	6	36,410	35,970
Right of use assets	7	4,264	4,655
Investment in jointly controlled entities	8	—	524
Financial assets
Investments	9	—	624
Trade receivables	10	1,178	—
Loans	9	140	126
Others	9	2,999	142
Deferred tax assets (net)	11A	1,611	1,465
Prepayments	12	679	1,205
Non-current tax assets (net)		2,702	3,620
Other non-current assets	13	7,715	5,662

Total non-current assets		399,734	394,638
Current assets
Inventories	14	833	609
Financial assets
Derivative instruments	15	2,691	8,718
Trade receivables	10	34,802	25,914
Cash and cash equivalents	16	20,679	13,089
Bank balances other than cash and cash equivalents	16	26,506	31,203
Loans	9	56	10
Others	9	3,697	2,718
Prepayments	12	592	849
Other current assets	13	2,464	1,808

Total current assets		92,320	84,918

Total assets		492,054	479,556

Equity and liabilities
Equity
Issued capital	17A	3,799	3,799
Share premium	18A	67,165	67,165
Hedge reserve	18B	(5,224)	(1,086)
Share based payment reserve	18C	1,165	1,161
Retained earnings / (losses)	18D	(6,489)	1,207
Other components of equity	18E	1,661	2,279

Equity attributable to equity holders of the parent		62,077	74,525
Non-controlling interests		2,668	4,323

Total equity		64,745	78,848

ReNew Power Private Limited

Consolidated statement of financial position

(Amounts in INR millions, unless otherwise stated)

	Notes	As at 31 March 2021	As at 31 March 2020
Non-current liabilities
Financial liabilities
Interest-bearing loans and borrowings	19	335,136	320,610
Lease liabilities	20	1,782	1,387
Others	21	132	—
Deferred government grant	22	719	810
Employee benefit liabilities	23	143	103
Contract liabilities	24	1,364	—
Provisions	25	13,686	11,950
Deferred tax liabilities (net)	11B	10,808	10,166
Other non-current liabilities	26	2,747	2,952

Total non-current liabilities		366,517	347,978
Current liabilities
Financial liabilities
Interest-bearing loans and borrowings	27	10,643	12,148
Lease liabilities	20	330	259
Trade payables	28	3,245	3,733
Derivative instruments	29	1,070	—
Others	21	42,622	34,296
Deferred government grant	22	39	38
Employee benefit liabilities	23	252	89
Contract liabilities	24	61	1
Provisions	25	—	4
Other current liabilities	26	2,266	2,054
Current tax liabilities (net)		264	108

Total current liabilities		60,792	52,730

Total liabilities		427,309	400,708

Total equity and liabilities		492,054	479,556

The accompanying notes are an integral part of the consolidated financial statements

ReNew Power Private Limited

Consolidated statement of profit or loss and other comprehensive income

(Amounts in INR millions, unless otherwise stated)

		For the year ended
	Notes	31 March 2021	31 March 2020	31 March 2019
Income
Revenue from contracts with customers	30	48,187	48,412	43,144
Other operating income	31	80	78	176
Finance income	32	3,354	2,179	1,471
Other income	33	2,870	2,634	3,111

Total income		54,491	53,303	47,902
Expenses
Raw materials and consumables used		426	530	81
Employee benefits expense	34	1,259	951	1,008
Depreciation and amortisation	35	12,026	11,240	9,496
Other expenses	36	7,582	5,665	4,804
Finance costs	37	38,281	35,487	27,538

Total expenses		59,574	53,873	42,927

(Loss) / profit before share of profit of jointly controlled entities and tax		(5,083)	(570)	4,975
Share in loss of jointly controlled entities	53	(45)	(53)	(40)

(Loss) / profit before tax		(5,128)	(623)	4,935

Income tax expense	11C
Current tax		785	486	1,186
Deferred tax		2,091	1,714	634
Adjustment of current tax relating to earlier years		28	(42)	(19)

(Loss) / profit for the year (a)		(8,032)	(2,781)	3,134

Other comprehensive income
Other comprehensive income that may be reclassified to profit or loss in subsequent periods (net of tax):
Net gain / (loss) on cash flow hedge reserve		(5,065)	2,220	(240)
Net gain / (loss) on cost of hedge reserve		(539)	(1,000)	(110)
Total gain / (loss) on cash flow hedges		(5,604)	1,220	(350)
Income tax effect		1,532	(1,856)	92

		(4,072)	(636)	(258)
Exchange differences on translation of foreign operations		(2)	14	(2)
Income tax effect		—	—	—

		(2)	14	(2)

Net other comprehensive loss that may be reclassified to profit or loss in subsequent periods (b)		(4,074)	(622)	(260)
Other comprehensive income that will not be reclassified to profit or loss in subsequent periods (net of tax):
Re-measurement (loss) / gain of defined benefit plan		(8)	(13)	14
Income tax effect		1	4	(4)

Net other comprehensive (loss) / income that will not be reclassified to profit or loss in subsequent periods (c)		(7)	(9)	10

Other comprehensive loss for the year, net of tax (d) = (b) + (c)		(4,081)	(631)	(250)

Total comprehensive (loss) / income for the year, net of tax (a) + (d)		(12,113)	(3,412)	2,884

ReNew Power Private Limited

Consolidated statement of profit or loss and other comprehensive income

(Amounts in INR millions, unless otherwise stated)

		For the year ended
	Notes	31 March 2021	31 March 2020	31 March 2019
(Loss) / profit attributable to:
Equity holders of the parent		(7,818)	(2,696)	2,646
Non-controlling interests		(214)	(85)	488

		(8,032)	(2,781)	3,134

Total comprehensive (loss) / income attributable to:
Equity holders of the parent		(11,965)	(3,265)	2,413
Non-controlling interests		(148)	(147)	471

		(12,113)	(3,412)	2,884

Earnings per share (face value per share: INR 10)	38
Basic (loss) / profit attributable to ordinary equity holders of the Parent (in INR)		(16.16)	(5.87)	6.97
Diluted (loss) / profit attributable to ordinary equity holders of the Parent (in INR)		(16.16)	(5.87)	6.86

The accompanying notes are an integral part of the consolidated financial statements

ReNew Power Private Limited

Consolidated statement of changes in equity

(Amounts in INR millions, unless otherwise stated)

	Attributable to the equity holders of the parent

Particulars	Issued capital	Share application money pending allotment	Share premium	Hedge reserve#	Share based payment reserve	Retained earnings / (losses)	Capital reserve	Debenture redemption reserve	Foreign currency translation reserve	Total	Non- controlling interests	Total equity

	(refer note 17A)	(refer note 18A)	—	(refer note 18B)	(refer note 18C)	(refer note 18D)	(refer note 18E (i))	(refer note 18E (ii))	(refer note 18E (iii))

As at 1 April 2018	3,772	—	66,376	(271)	1,027	993	114	2,422	—	74,433	3,651	78,084
Profit for the year	—	—	—	—	—	2,646	—	—	—	2,646	488	3,134
Other comprehensive income / (loss)	—	—	—	(241)	—	10	—	—	(2)	(233)	(17)	(250)

Total comprehensive income	—	—	—	(241)	—	2,656	—	—	(2)	2,413	471	2,884
Share-based payment expense	—	—	—	—	316	—	—	—	—	316	—	316
Share application money received	—	566	—	—	—	—	—	—	—	566	—	566
Amount utilised on exercise of stock options	—	—	257	—	(257)	—	—	—	—	—	—	—
Issue of equity shares	27	(566)	539	—	—	—	—	—	—	—	1	1
Share issue expenses	—	—	(7)	—	—	—	—	—	—	(7)	—	(7)
Transfer to debenture redemption reserve (net)	—	—	—	—	—	(1,755)	—	1,755	—	—	—	—

As at 31 March 2019	3,799	—	67,165	(512)	1,086	1,894	114	4,177	(2)	77,721	4,123	81,844
Loss for the year	—	—	—	—	—	(2,696)	—	—	—	(2,696)	(85)	(2,781)
Other comprehensive income / (loss)	—	—	—	(574)	—	(9)	—	—	14	(569)	(62)	(631)

Total comprehensive loss	—	—	—	(574)	—	(2,705)	—	—	14	(3,265)	(147)	(3,412)
Share-based payment expense	—	—	—	—	207	—	—	—	—	207	—	207
Forfeiture of vested options	—	—	—	—	(132)	132	—	—	—	—	—	—
Acquisition of non-controlling interest (refer note 54)	—	—	—	—	—	—	(143)	—	—	(143)	(500)	(643)
Acquisition of interest by non-controlling interest in subsidiaries (refer note 54)	—	—	—	—	—	5	—	—	—	5	847	852
Transfer from debenture redemption reserve (net)	—	—	—	—	—	1,881	—	(1,881)	—	—	—	—

As at 31 March 2020	3,799	—	67,165	(1,086)	1,161	1,207	(29)	2,296	12	74,525	4,323	78,848
Loss for the year	—	—	—	—	—	(7,818)	—	—	—	(7,818)	(214)	(8,032)
Other comprehensive income / (loss)	—	—	—	(4,138)	—	(7)	—	—	(2)	(4,147)	66	(4,081)

Total comprehensive loss	—	—	—	(4,138)	—	(7,825)	—	—	(2)	(11,965)	(148)	(12,113)
Share-based payment expense	—	—	—	—	177	—	—	—	—	177	—	177
Forfeiture of vested options	—	—	—	—	3	(3)	—	—	—	—	—	—
Repurchase of vested stock options (refer note 42)	—	—	—	—	(176)	(470)	—	—	—	(646)	—	(646)
Acquisition of interest by non-controlling interest in subsidiaries (refer note 54)	—	—	—	—	—	29	—	—	—	29	8	37
Acquisition of non-controlling interest (refer note 54)	—	—	—	—	—	—	78	—	—	78	(1,622)	(1,544)
Acquisition of subsidiaries (refer note 54)	—	—	—	—	—	—	—	—	—	—	107	107
Transfer from debenture redemption reserve (net)	—	—	—	—	—	694	—	(694)	—	—	—	—
Others	—	—	—	—	—	(121)	—	—	—	(121)	—	(121)

As at 31 March 2021	3,799	—	67,165	(5,224)	1,165	(6,489)	49	1,602	10	62,077	2,668	64,745

#	includes cash flow hedge reserve and cost of hedge reserve (refer note 52)

The accompanying notes are an integral part of the consolidated financial statements

ReNew Power Private Limited

Consolidated statement of cash flows

(Amounts in INR millions, unless otherwise stated)

		For the year ended
		31 March 2021	31 March 2020	31 March 2019
Cash flows from operating activities
(Loss) / profit before tax		(5,128)	(623)	4,935
Adjustments to reconcile profit before tax to net cash flows:
Depreciation and amortisation expense		12,026	11,240	9,496
Loss on disposal of property plant and equipment and capital work in progress		205	104	197
Capital work in progress written off		39	—	—
Share in loss of jointly controlled entities		45	53	40
Deferred revenue		(114)	(35)	(7)
Government grant—viability gap funding		(32)	(37)	(39)
Gain on settlement of derivative instruments designated as cash flow hedge (net)		(16)	—	—
Loss on settlement of derivative instruments designated as cash flow hedge (net)		76	302	304
Gratuity expense		15	13	13
Provision for operation and maintenance equalisation		(147)	11	923
Share based payments		203	72	183
Amortisation of option premium		1,773	1,119	69
Impairment allowances for financial assets		416	82	61
Unamortised ancillary borrowing cost written off		347	520	523
Gain on sale of intangible assets		(0)	(219)	—
Interest income		(1,774)	(2,144)	(1,465)
Interest expenses		34,913	32,611	25,939
Fair value gain on mutual fund		—	—	(272)
Impairment loss on assets of disposal group held for sale		408	—	—
Gain on settlement of financial liabilities		(1,465)	—	—
Unwinding of discount on provisions		745	524	329
Others		(137)	—	—
Working capital adjustments:
(Increase) / decrease in trade receivables		(9,813)	(6,820)	(5,798)
(Increase) / decrease in non-current trade receivables		(1,178)	—	—
(Increase) / decrease in inventories		(221)	110	(565)
(Increase) / decrease in other current financial assets		476	(407)	(2,953)
(Increase) / decrease in other non-current financial assets		7	(49)	4
(Increase) / decrease in other current assets		(674)	253	(52)
(Increase) / decrease in other non-current assets		7	206	(29)
(Increase) / decrease in prepayments		(213)	(995)	(288)
Increase / (decrease) in other current financial liabilities		(258)	31	(187)
Increase / (decrease) in other current liabilities		168	274	295
Increase / (decrease) in other non-current liabilities		(9)	35	16
Increase / (decrease) in contract liabilities		1,538	—	—
Increase / (decrease) in trade payables		(555)	697	221
Increase / (decrease) in employee benefit liabilities		158	10	12
Increase / (decrease) in provisions		(4)	4	—

Cash generated from operations		31,827	36,942	31,905
Income tax (paid)/refund		254	(1,854)	(1,905)

Net cash generated from operating activities	(a)	32,081	35,088	30,000
Cash flows from investing activities
Purchase of property, plant and equipment, intangible assets and right of use assets		(24,482)	(39,299)	(61,199)
Sale of intangible assets		—	219	—
Investments in deposits having residual maturity more than 3 months (net)		1,448	(15,868)	(2,622)
Investment in mutual funds redeemed		—	—	9,540
Disposal of subsidiary, net of cash disposed (refer note 39)		3,597	—	—
Acquisition of subsidiary, net of cash acquired (refer note 54)		(34)	(762)	(941)
Cash acquired on acquisition of control in jointly controlled entities (refer note 54)		46	—	—
Government grant received		26	54	496
Proceeds from interest received		1,987	1,932	1,318

Net cash used in investing activities	(b)	(17,412)	(53,724)	(53,408)

ReNew Power Private Limited

Consolidated statement of cash flows

(Amounts in INR millions, unless otherwise stated)

		For the year ended
		31 March 2021	31 March 2020	31 March 2019
Cash flows from financing activities
Proceeds from issue of equity shares (including premium and net of share issue expenses)		—	—	560
Payment for acquisition of subsidiary’s interest from non-controlling interest		(1,516)	(736)	—
Proceeds from disposal of subsidiary’s interest to non-controlling interest		8	846	—
Payment of lease liabilities (including payment of interest expense) (refer note 41)		(248)	(347)	(1,666)
Proceeds from compulsory convertible preference shares		—	20,903	—
Payment made for repurchase of vested stock options		(681)	—	—
Proceeds from long term interest-bearing loans and borrowings		125,204	98,660	109,087
Repayment of long term interest-bearing loans and borrowings		(95,700)	(55,429)	(62,134)
Loan from related parties		605	—	—
Proceeds from short term interest-bearing loans and borrowings		18,779	34,808	33,010
Repayment of short term interest-bearing loans and borrowings		(20,002)	(44,790)	(32,685)
Interest paid		(33,528)	(32,305)	(26,563)

Net cash generated from financing activities	(c)	(7,079)	21,610	19,609
Net increase / (decrease) in cash and cash equivalents	(a) + (b) + (c)	7,590	2,974	(3,799)
Cash and cash equivalents at the beginning of the year		13,089	10,115	13,914

Cash and cash equivalents at the end of the year		20,679	13,089	10,115

Components of cash and cash equivalents
Cash and cheque on hand		0	0	0
Balances with banks:
- On current accounts		19,474	11,699	4,781
- Deposits with original maturity of less than 3 months		1,205	1,390	5,334

Total cash and cash equivalents (note 16)		20,679	13,089	10,115

Changes in liabilities arising from financing activities

Particulars	Opening balance as at 1 April 2020	Cash flows (net)	Other changes*	Closing balance as at 31 March 2021
Long term interest-bearing loans and borrowings (including current maturities and net of ancillary borrowings cost incurred)	343,536	29,504	(7,450)	365,590
Short term interest-bearing loans and borrowings	12,148	(1,222)	(283)	10,643

Total liabilities from financing activities	355,684	28,282	(7,733)	376,233

Particulars	Opening balance as at 1 April 2019	Cash flows (net)	Other changes*	Closing balance as at 31 March 2020
Long term interest-bearing loans and borrowings (including current maturities and net of ancillary borrowings cost incurred)	269,327	64,134	10,075	343,536
Short term interest-bearing loans and borrowings	20,616	(9,982)	1,514	12,148

Total liabilities from financing activities	289,943	54,152	11,589	355,684

*	Includes adjustment for ancillary borrowing cost, unrealised / realised foreign exchange gain / loss.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

1	Corporate information

ReNew Power Private Limited (the Company or Parent) is a private limited company domiciled and incorporated in India. The registered office of the Company is located at 138, Ansal Chamber—II Bhikaji Cama Place, New Delhi—110066. The consolidated financial statements comprise financial statements of Renew Power Private Limited and its subsidiaries (collectively, the Group) were authorised for issue by the Company’s Board of Directors on 21 June 2021.

The Group is carrying out business activities relating to generation of power through non-conventional and renewable energy sources. Information on the Group’s structure is provided in note 43 and information on other related party relationships of the Group is provided in note 44.

2	Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The Group has prepared the financial statements on the basis that it will continue to operate as a going concern. The Directors consider that there are no material uncertainties that may cast doubt significant doubt over this assumption. There is a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future, and not less than 12 months from the end of the reporting period.

These consolidated financial statements have been prepared in accordance with the accounting policies, set out below and were consistently applied to all periods presented unless otherwise stated. Refer note 4.2.1 for new and amended standards and interpretations adopted by the Group.

The consolidated financial statements have been prepared on a historical cost basis, except for the following assets and liabilities which have been measured at fair value:

•	Financial assets and liabilities measured at fair value (refer accounting policy regarding financial instruments)

•	Share based payments

•	Assets held for sale

The consolidated financial statements are presented in Indian Rupees (INR) and all values are rounded to the nearest million, except when otherwise indicated. Absolute amounts less than INR 500,000 are appearing in financial statements as “0” due to presentation in millions.

3	Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at 31 March 2021. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if and only if the Group has:

•	Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee)

•	Exposure, or rights, to variable returns from its involvement with the investee; and

•	The ability to use its power over the investee to affect its returns

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Generally, there is a presumption that a majority of voting rights result in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•	The contractual arrangement(s) with the other vote holders of the investee

•	Rights arising from other contractual arrangements

•	The Group’s voting rights and potential voting rights

The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the Consolidated Financial Statements from the date the Group gains control until the date the Group ceases to control the subsidiary.

Profit or loss and each component of OCI are attributed to the equity holders of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance.

The consolidated financial statements are prepared using uniform accounting policies for like transactions and other events in similar circumstances. If a member of the Group uses accounting policies other than those adopted in the Consolidated Financial Statements for like transactions and events in similar circumstances, appropriate adjustments are made to that Group member’s financial statements in preparing the consolidated financial statements to ensure conformity with the Group’s accounting policies.

The financial statements of all entities used for the purpose of consolidation are drawn up to same reporting date as that of the Company i.e., year ended on 31 March. When the end of the reporting period of the parent is different from that of a subsidiary, the subsidiary prepares, for consolidation purposes, additional financial information as of the same date as the financial statements of the parent to enable the parent to consolidate the financial information of the subsidiary, unless it is impracticable to do so.

Consolidation procedure

•

Combine like items of assets, liabilities, equity, income, expenses and cash flows of the parent on line by line basis with those of its subsidiaries. For this purpose, income and expenses of the subsidiary are based on the amounts of the assets and liabilities recognised in the Consolidated Financial Statements at the acquisition date.

•

Offset (eliminate) the carrying amount of the parent’s investment in each subsidiary and the parent’s portion of equity of each subsidiary. Business combinations policy explains how to account for any related goodwill.

•

Eliminate in full intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between entities of the Group (profits or losses resulting from intragroup transactions that are recognised in assets, such as inventory and property, plant and equipment, are eliminated in full). Intragroup losses may indicate an impairment that requires recognition in the Consolidated Financial Statements. IAS 12—‘Income Taxes’ applies to temporary differences that arise from the elimination of profits and losses resulting from intragroup transactions.

Profit or loss and each component of other comprehensive income (OCI) are attributed to the equity holders of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

interests having a deficit balance. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Changes in the Company’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions. The carrying amount of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity and attributed to the owners of the Company.

If the Group loses control over a subsidiary, it:

•	Derecognises the assets (including goodwill) and liabilities of the subsidiary at their carrying amounts at the date when control is lost

•	Derecognises the carrying amount of any non-controlling interests

•	Derecognises the cumulative translation differences recorded in equity

•	Recognises the fair value of the consideration received and deferred consideration receivable

•	Recognises the fair value of any investment retained

•	Recognises any surplus or deficit in profit or loss

•	Recognise that distribution of shares of subsidiary to group in Group’s capacity as owners

•

Reclassifies the parent’s share of components previously recognised in OCI to profit or loss or retained earnings, as appropriate, as would be required if the group had directly disposed of the related assets or liabilities.

4.1	Summary of significant accounting policies

The following are the significant accounting policies applied by the Group in preparing its consolidated financial statements:

a)	Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in other expenses.

The Group determines that it has acquired a business when the acquired set of activities and assets include an input and a substantive process that together significantly contribute to the ability to create outputs. The acquired process is considered substantive if it is critical to the ability to continue producing outputs, and the inputs acquired include an organised workforce with the necessary skills, knowledge, or experience to perform that process or it significantly contributes to the ability to continue producing outputs and is considered unique or scarce or cannot be replaced without significant cost, effort, or delay in the ability to continue producing outputs.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognised at their acquisition date fair values. For this purpose, the liabilities assumed include contingent liabilities representing present obligation and they are measured at their acquisition fair values irrespective of the fact that outflow of resources embodying economic benefits is not probable. However, the following assets and liabilities acquired in a business combination are measured at the basis indicated below:

•

Deferred tax assets or liabilities and the assets or liabilities related to employee benefit arrangements are recognised and measured in accordance with IAS 12—Income Taxes and IAS 19—Employee Benefits respectively.

•

Liabilities or equity instruments related to share based payment arrangements of the acquiree or share —based payments arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2 Share-based Payment at the acquisition date.

•	Assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5—Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that standard.

•	Reacquired rights are measured at a value determined on the basis of the remaining contractual term of the related contract. Such valuation does not consider potential renewal of the reacquired right.

•	Potential tax effects of temporary differences and carry forwards of an acquiree that exist at the acquisition date or arise as a result of the acquisition are accounted in accordance with IAS 12.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

If the business combination is achieved in stages, any previously held equity interest is re-measured at its acquisition date fair value and any resulting gain or loss is recognised in the statement of profit or loss or OCI, as appropriate.

Any contingent consideration to be transferred by the acquirer is recognised at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IFRS 9 Financial Instruments, is measured at fair value with changes in fair value recognised in the statement of profit or loss in accordance with IFRS 9. Other contingent consideration that is not within the scope of IFRS 9 is measured at fair value at each reporting date with changes in fair value recognised in profit or loss. Contingent consideration classified as equity is not remeasured and its subsequent settlement is accounted for within equity.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests, and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in statement of profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

A cash generating unit to which goodwill has been allocated is tested for impairment annually on 31 March, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognised in the statement of profit or loss. An impairment loss recognised for goodwill is not reversed in subsequent periods.

Where goodwill has been allocated to a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash-generating unit retained.

b)	Investment in associates and jointly controlled entities (joint ventures)

An associate is an entity over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee, but is not control or joint control over those policies.

A joint venture is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint venture. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The considerations made in determining significant influence or joint control are similar to those necessary to determine control over subsidiaries. The Group’s investment in its associate and joint venture are accounted for using the equity method.

Under the equity method, the investment in an associate or a joint venture is initially recognised at cost. The carrying amount of the investment is adjusted to recognise changes in the Group’s share of net assets of the associate or joint venture since the acquisition date. Goodwill relating to the associate or joint venture is included in the carrying amount of the investment and is not tested for impairment separately.

The statement of profit or loss reflects the Group’s share of the results of operations of the associate or joint venture. Any change in OCI of those investees is presented as part of the Group’s OCI. In addition, when there has been a change recognised directly in the equity of the associate or joint venture, the Group recognises its share of any changes, when applicable, in the statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the associate or joint venture are eliminated to the extent of the interest in the associate or joint venture.

The aggregate of the Group’s share of profit or loss of an associate and a joint venture is shown on the face of the statement of profit or loss outside operating profit and represents profit or loss after tax and non-controlling interests in the subsidiaries of the associate or joint venture.

The financial statements of the associate or joint venture are prepared for the same reporting period as the Group. When necessary, adjustments are made to bring the accounting policies in line with those of the Group.

After application of the equity method, the Group determines whether it is necessary to recognise an impairment loss on its investment in its associate or joint venture. At each reporting date, the Group determines whether there is objective evidence that the investment in the associate or joint venture is

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

impaired. If there is such evidence, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate or joint venture and its carrying value, and then recognises the loss within ‘Share of profit of an associate and a joint venture’ in the statement of profit or loss.

Upon loss of significant influence over the associate or joint control over the joint venture, the Group measures and recognises any retained investment at its fair value. Any difference between the carrying amount of the associate or joint venture upon loss of significant influence or joint control and the fair value of the retained investment and proceeds from disposal is recognised in profit or loss.

Interests in joint operations

A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

When a Group entity undertakes its activities under joint operations, the Group as a joint operator recognises in relation to its interest in a joint operation:

•	its assets, including its share of any assets held jointly;

•	its liabilities, including its share of any liabilities incurred jointly;

•	its revenue from the sale of its share of the output arising from the joint operation;

•	its share of the revenue from the sale of the output by the joint operation; and

•	its expenses, including its share of any expenses incurred jointly.

The Group accounts for the assets, liabilities, revenue and expenses relating to its interest in a joint operation in accordance with the IFRS Standards applicable to the particular assets, liabilities, revenue and expenses.

When a Group entity transacts with a joint operation in which a Group entity is a joint operator (such as a sale or contribution of assets), the Group is considered to be conducting the transaction with the other parties to the joint operation, and gains and losses resulting from the transactions are recognised in the Group’s consolidated financial statements only to the extent of other parties’ interests in the joint operation.

When a Group entity transacts with a joint operation in which a Group entity is a joint operator (such as a purchase of assets), the Group does not recognise its share of the gains and losses until it resells those assets to a third party.

c)	Current versus non-current classification

The Group presents assets and liabilities in the statement of financial position based on current / non-current classification.

An asset is treated as current when it is:

•	Expected to be realised or intended to sold or consumed in normal operating cycle

•	Held primarily for the purpose of trading

•	Expected to be realised within twelve months after the reporting period, or

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

•	Cash or cash equivalents unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current.

A liability is treated as current when it is:

•	Expected to be settled in normal operating cycle

•	Held primarily for the purpose of trading

•	Due to be settled within twelve months after the reporting period, or

•	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

All other liabilities are classified as non-current.

Deferred tax assets / liabilities are classified as non-current assets / liabilities.

The terms of the liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

The operating cycle is the time between the acquisition of assets for processing and their realisation / settlement in cash and cash equivalents. The Group has identified twelve months as their operating cycle for classification of their current assets and liabilities.

d)	Fair value measurement

The Group measures financial instruments, such as, derivatives at fair value at each reporting date.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•	In the principal market for the asset or liability, or

•	In the absence of a principal market, in the most advantageous market for the asset or liability

The principal or the most advantageous market must be accessible by the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. The fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1—Quoted (unadjusted) market prices in active markets for identical assets or liabilities

•	Level 2—Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

•	Level 3—Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognised in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

The management of the Group determines the policies and procedures for both recurring fair value measurement, such as unquoted financial assets, and for non-recurring measurement, such as assets held for sale.

External valuers are involved for valuation of significant assets, and significant liabilities. Involvement of external valuers is determined annually by the management after discussion with and approval by the Company’s Audit Committee. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The management decides, after discussions with the Group’s external valuers, which valuation techniques and inputs to use for each case.

At each reporting date, the management of the Group analyses the movements in the values of assets and liabilities which are required to be remeasured or re-assessed as per the accounting policies of the Group. The management also compares the change in the fair value of each asset and liability with relevant external sources to determine whether the change is reasonable.

On an interim basis, the management presents the valuation results to the Audit Committee and the Group’s independent auditors. This includes a discussion of the major assumptions used in the valuations. For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy, as explained above.

This note summarises the accounting policy for determination of fair value. Other fair value related disclosures are given in the relevant notes as following:

•	Disclosures for significant estimates and assumptions (refer note 55)

•	Quantitative disclosures of fair value measurement hierarchy (refer note 47)

•	Financial instruments (including those carried at amortised cost) (refer note 46 and 47)

e)	Revenue recognition

(i) Revenue from contracts with customers

Revenue from contracts with customers is recognised when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The Group has generally concluded that it is the principal in its revenue arrangements, because it typically controls the goods or services before transferring them to the customer.

a) Sale of power

Income from supply of power is recognised over time on the supply of units generated from plant to the grid as per terms of the Power Purchase Agreement (PPA) entered into with the customers.

The Group considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

price for the sale of power, the Group considers the effects of variable consideration and existence of a significant financing component. There is only one performance obligation in the arrangement and therefore, allocation of transaction price is not required.

b) Income from services (management consultancy)

The Group recognises revenue from projects management / technical consultancy over time because the customer simultaneously receives and consumes the benefits provided to them, as per the terms of the agreement entered with the customer.

c) Sale of equipment

Revenue from sale of equipment is recognised at the point in time when control of the asset is transferred to the customer, generally on delivery of the equipment. The Group considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction price for the sale of equipment, the Group considers the effects of variable consideration, the existence of significant financing components, non-cash consideration, and consideration payable to the customer. There is only one performance obligation in the arrangement and therefore, allocation of transaction price is not required.

d) Income from operation and maintenance services

Revenue from operation and maintenance services are recognised over time as per the terms of agreement.

e) Revenue from Engineering Procurement and Construction (EPC) Contracts

Revenue from provision of service is recognised over a period of time on the percentage of completion method. Percentage of completion is determined as a proportion of cost incurred to date to the total estimated contract cost. Profit on contracts is recognised on percentage of completion method and losses are accounted as soon as these are anticipated. In case the total cost of a contract based on technical and other estimates is expected to exceed the corresponding contract value such expected loss is provided for. The revenue on account of extra claims on construction contracts are accounted for at the time of acceptance in principle by the customers due to uncertainties attached.

Contract revenue earned in excess of billing has been reflected under other current assets and billing in excess of contract revenue has been reflected under current liabilities in the statement of financial position.

f) Sale of Reduction Emission Certificates (RECs)

Income from sale of RECs is recognised on sale of these certificates.

Variable consideration

If the consideration in a contract includes a variable amount, the Group estimates the amount of consideration to which it will be entitled in exchange for transferring the goods or service to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognised will not occur when the associated uncertainty with the variable consideration is subsequently resolved. To estimate the variable consideration, the Group applies the method that it expects best predicts the amount of consideration to which the entity will be entitled based on the terms of the contract.

• Rebates

In some PPAs, the Group provide rebates in invoice if payment is made before the due date. These are adjusted against revenue and are offset against amounts payable by the customers.

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

• Significant financing component

Significant financing component for customer contracts is considered for the length of time between the customers’ payment and the transfer of the performance obligation, as well as the prevailing interest rate in the market. The transaction price for these contracts is discounted, using the interest rate implicit in the contract. This rate is commensurate with the rate that would be reflected in a separate financing transaction between the Group and the customer at contract inception.

(ii) Contract balances

a) Contract assets

A contract asset is the right to consideration in exchange for goods or services transferred to the customer. If the Group performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognised for the earned consideration that is conditional. Contract assets are subject to impairment assessment. Refer to accounting policies in section (o) Impairment of non-financial assets.

b) Contract liabilities

A contract liability is the obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer. If a customer pays consideration before the Group transfers goods or services to the customer, a contract liability is recognised when the payment is made or the payment is due (whichever is earlier). Contract liabilities are recognised as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).

c) Trade receivables

A receivable represents the Group’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). Refer to accounting policies of financial assets in section s) Financial instruments – initial recognition and subsequent measurement.

(iii) Others

a) Income from compensation for loss of revenue

Income from compensation for loss of revenue is recognised after certainty of receipt of the same is established.

b) Dividend

The Company recognises a liability to pay a dividend when the distribution is authorised and the distribution is no longer at the discretion of the Company.

f)	Foreign currencies

The Group’s consolidated financial statements are presented in INR, which is also the Company’s functional currency. For each entity, the Group determines the functional currency and items included in the financial statements of each entity are measured using that functional currency.

Foreign currency translation

Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition. Monetary assets and liabilities

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognised in profit or loss with the exception of monetary items that are designated as part of the hedge of the Group’s net investment in a foreign operation. These are recognised in OCI until the net investment is disposed of, at which time, the cumulative amount is reclassified to profit or loss. Tax charges and credits attributable to exchange differences on those monetary items are also recognised in OCI.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognised in OCI or profit or loss are also recognised in OCI or profit or loss, respectively).

Group companies

On consolidation, the assets and liabilities of foreign operations are translated into INR at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is reclassified to profit or loss.

g)	Taxes

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in India. Current income tax relating to items recognised outside profit or loss is recognised outside profit or loss (either in OCI or equity). Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and considers whether it is probable that a taxation authority will accept an uncertain tax treatment. The Group reflects the effect of uncertainty for each uncertain tax treatment by using either most likely method or expected value method, depending on which method predicts better resolution of the treatment. Current income tax assets and liabilities are offset if a legally enforceable right exists to set off these and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Deferred tax

Deferred tax is provided using the asset-liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognised for all taxable temporary differences, except:

•

When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

•

In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognised for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognised to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilised except:

•

When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss

•

in respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred tax assets are recognised only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are re-assessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

In situations where Group is entitled to a tax holiday under the Income-tax Act, 1961, enacted in India, no deferred tax (asset or liability) is recognised in respect of temporary differences which reverse during the tax holiday period. Deferred taxes in respect of temporary differences which reverse after the tax holiday period are recognised in the period in which the temporary differences originate. However, the Group restrict the recognition of deferred tax assets to the extent that it has become reasonably certain that sufficient future taxable income will be available against which such deferred tax assets can be realised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognised outside profit or loss is recognised outside profit or loss (either in OCI or equity). Deferred tax items are recognised in correlation to the underlying transaction either in OCI or directly in equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Minimum Alternate Tax

Minimum alternate tax (MAT) paid in a year is charged to the statement of profit or loss as current tax for the year. The deferred tax asset is recognised for MAT credit available only to the extent that it is probable that the concerned company will pay normal income tax during the specified period, i.e., the period for which MAT credit is allowed to be carried forward. In the year in which the company recognises MAT credit as an asset, it is created by way of credit to the statement of profit or loss and shown as part of deferred tax asset. The company reviews the “MAT credit entitlement” asset at each reporting date and writes down the asset to the extent that it is no longer probable that it will pay normal tax during the specified period.

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

h)	Government grants

Government grants are recognised where there is reasonable assurance that the grant will be received and all attached conditions will be compiled with. When the grant related to an expense item, it is recognised as income on a systematic basis over the periods that related costs, for which it is intended to compensate, are expensed. When grant is related to an asset, it is recognised as income in equal amounts over the expected useful life of related asset.

When the Group receive grants of non-monetary assets, the asset and the grant are recorded at fair value amounts and released to profit or loss over the expected useful life in a pattern of consumption of the benefit of the underlying asset i.e. by equal annual instalments.

The Group presents grants related to an expense item as other income in the statement of profit or loss. Thus, generation based incentive and Sale of emission reduction certificates have been recognised as other income.

Generation based incentive

Generation based incentive is recognised on the basis of supply of units generated by the Group to the state electricity board from the eligible project in accordance with the scheme of the “Generation Based Incentive (GBI) for Grid Interactive Wind Power Projects”.

Subsidy (Viability Gap Funding)

The Group receives Viability Gap Funding (VGF) for setting up of certain solar power projects. The Group records the VGF proceeds on fulfilment of the underlying conditions as deferred government grant. Such deferred grant is recognised over the period of useful life of underlying asset.

i)	Property, plant and equipment

Capital work in progress is stated at cost, net of accumulated impairment loss, if any. Property, plant and equipment except freehold land is stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Such cost includes the cost of replacing part of the plant and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. When significant parts of plant and equipment are required to be replaced at intervals, the Group depreciates them separately based on their specific useful lives. Likewise, when a major inspection is performed, its cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in the statement of profit or loss as incurred. Freehold land is stated at cost net of accumulated impairment losses and is not depreciated.

The present value of the expected cost for the decommissioning of an asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met. Refer to significant accounting judgements, estimates and assumptions (note 55) and provisions (note 25) for further information about the recognised decommissioning provision.

Subsequent costs

The cost of replacing a part of an item of property, plant and equipment is recognised in the carrying amount of the item of property, plant and equipment, if it is probable that the future economic benefits embodied within the part will flow to the Group and its cost can be measured reliably with the carrying amount of the replaced part getting derecognised. The cost for day-to-day servicing of property, plant and equipment are recognised in statement of profit or loss as and when incurred.

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Derecognition

An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss when the asset is derecognised. Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the statement of profit or loss when the asset is derecognised.

j)	Intangible assets

Intangible assets acquired separately are measured in initial recognition at cost. The cost of intangible assets and intangible assets under development acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses and intangible assets under development are carried at cost less any accumulated impairment losses. The useful lives of intangible assets are assessed as either finite or indefinite.

Intangible assets with finite lives are amortised over the useful life and assessed for impairment whenever there is an indication that the intangible asset may be impaired.

An intangible asset is derecognised upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss.

Customer related intangibles are capitalised if they meet the definitions of an intangible asset and the recognition criteria are satisfied. Customer-related intangibles acquired as part of a business combination are valued at fair value and those acquired separately are measured at cost. Such intangibles are amortised over the remaining useful life of the customer relationships or the period of the contractual arrangements.

Intangible assets with indefinite useful lives are not amortised, but are tested for impairment annually, either individually or at the cash-generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Development costs

Development expenditures on an individual project are recognised as an intangible asset when the Group can demonstrate:

•	The technical feasibility of completing the intangible asset so that the asset will be available for use or sale

•	Its intention to complete and its ability and intention to use or sell the asset

•	How the asset will generate future economic benefits

•	The availability of resources to complete the asset

•	The ability to measure reliably the expenditure during development

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortisation and accumulated impairment losses. Amortisation of the asset begins when development is complete and the asset is available for use. It is amortised over the period of expected future benefit.

k)	Depreciation / amortisation of property, plant and equipment and intangible assets

Depreciation and amortisation are calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Category	Life (in years)
Plant and equipment (solar rooftop projects)*	25 or terms of PPA, whichever is less (15-25)
Plant and equipment (wind and solar power projects)*	30-35
Plant and equipment (others)	5-18
Office equipment	5
Furniture and fixture	10
Computers	3
Computer servers	6
Computer software	3-6
Customer contracts	25
Development rights	25
Leasehold improvements	Useful life or lease term (5 years), whichever is lower
Building (Temporary structure)	3

*

Based on an external technical assessment, the management believes that the useful lives as given above and residual value of 0%-5%, best represents the period over which management expects to use its assets and its residual value.

The residual values, useful lives and methods of depreciation and amortisation of property, plant and equipment and intangible assets are reviewed at each financial period end and adjusted prospectively, if appropriate.

l)	Inventories

Inventories are valued at the lower of cost and net realisable value. Cost includes cost of purchase and other costs incurred in bringing the inventories to their present location and condition. Cost is determined on first in, first out basis.

Net realisable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale. Unserviceable / damaged inventories are identified and written down based on technical evaluation.

m)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale. Borrowing costs consist of interest, discount on issue, premium payable on redemption and other costs that an entity incurs in

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

connection with the borrowing of funds (this cost also includes exchange differences to the extent regarded as an adjustment to the borrowing costs). The borrowing costs are amortised basis the Effective Interest Rate (EIR) method over the term of the loan. The EIR amortisation is recognised under finance costs in the statement of profit or loss. The amount amortised for the period from disbursement of borrowed funds upto the date of capitalisation of the qualifying assets is added to cost of the qualifying assets.

To the extent, group borrows funds for general purpose and uses them for the purpose of obtaining a qualifying asset, the group determines the amount of borrowing costs eligible for capitalisation by applying a capitalisation rate to the expenditures on that asset. The capitalisation rate used is weighted average of the borrowing costs applicable to the borrowings of the group that are outstanding during the period, other than borrowings made specifically for the purpose of obtaining a qualifying asset. In case any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an entity borrows generally when calculating the capitalisation rate on general borrowings. The Group treats as part of general borrowings any borrowing originally made to develop a qualifying asset when substantially all of the activities necessary to prepare that asset for its intended use or sale are complete.

n)	Leases

The Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

As a lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognises lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

i) Right-of-use assets

The Group recognises right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and accumulated impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

•	Leasehold land: 13 to 30 years

•	Building: 3 to 5 years

If ownership of the leased asset transfers to the Group at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.

The right-of-use assets are also subject to impairment. Refer to the accounting policies in section (o) Impairment of non-financial assets.

ii) Lease liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including

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Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating the lease, if the lease term reflects the Group exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognised as expenses (unless they are incurred to produce inventories) in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (example: changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

iii) Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short-term leases and leases of low value assets are recognised as expense on a straight-line basis over the lease term.

As a lessor

Leases in which the Group does not transfer substantially all the risks and rewards of ownership of an asset are classified as operating leases. Rental income from operating lease is recognised on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised over the lease term on the same basis as rental income. Contingent rents are recognised as revenue in the period in which they are earned.

o)	Impairment of non-financial assets

The Group assess, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimate the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating units (CGU) fair value less costs of disposal and its value in use. Recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or group of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre -tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded companies or other available fair value indicators.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

The Group bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the Group’s CGUs to which the individual assets are allocated. These budgets and forecast calculations generally cover a remaining life of the power purchase agreements of the project considering the long term fixed rate firm agreements available.

Impairment losses of continuing operations, including impairment on inventories, are recognised in the statement of profit or loss.

For assets excluding goodwill, an assessment is made at each reporting date to determine whether there is an indication that previously recognised impairment losses no longer exist or have decreased. If such indication exists, the Group estimates the asset’s or CGU’s recoverable amount. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the statement of profit or loss unless the asset is carried at a revalued amount, in which case, reversal is treated as an increase in revaluation.

Intangible assets under development are tested for impairment annually on 31 March, or more frequently when there is an indication that these assets may be impaired, either individually or at the cash-generating unit level.

p)	Share based payments

Company provides additional benefits to certain members of senior management and employees of the Group in the form of share-based payments, whereby employees render services as consideration for equity instruments (equity-settled transactions).

Equity-settled transactions

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model.

The cost is recognised, together with a corresponding increase in share-based payment reserve in equity, over the period in which the performance and / or service conditions are fulfilled in employee benefit expenses. The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the numbers of equity instruments that will ultimately vest. The statement of profit or loss expense or credit for a period represents the movement in cumulative expense recognised as at the beginning and end of that period and is recognised in employee benefit expense.

Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other condition attached to an award, but without associated service requirement, are considered to be non-vesting conditions. Non-vesting conditions are reflected in the fair value of an award and lead to an immediate expensing of an award unless there are also service and / or performance conditions.

No expense is recognised for awards that do not ultimately vest because of non-market performance and / or service conditions have not been met. Where awards include a market or non-market condition, the

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

transaction are treated as vested irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service condition are satisfied.

When the terms of an equity-settled award are modified, the minimum expense recognised is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. An additional expense, measured as at the date of modification, is recognised for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through the statement of profit or loss.

The dilutive effect of outstanding options is reflected as additional share dilution in the computation of diluted earnings per share.

On repurchase of vested equity instruments by the Group, the payment made to the employee shall be accounted for as a deduction from equity, except to the extent that the payment exceeds the fair value of the equity instruments repurchased, measured at the repurchase date. Any such excess shall be recognised as an expense in the statement of profit or loss.

Cash-settled transactions

A liability is recognised for the fair value of cash-settled transactions. The fair value is measured initially and at each reporting date up to and including the settlement date, with changes in fair value recognised in employee benefits expense (refer note 34). The fair value is expensed over the period until the vesting date with recognition of a corresponding liability. The fair value is determined using a Black-Scholes model, further details of which are given in Note 42. The approach used to account for vesting conditions when measuring equity-settled transactions also applies to cash-settled transactions.

q)	Retirement and other employee benefits

Retirement benefit in the form of provident fund is a defined contribution scheme. The Group has no obligation, other than the contribution payable to the provident fund. The Group recognise contribution payable to provident fund scheme as an expense, when an employee renders the related service.

Remeasurements comprising of actuarial gain and losses, the effect of the asset ceiling, excluding amount recognised in the net interest on the defined benefit liability and the return on plan assets (excluding amounts included in net interest on the net defined benefit liability), are recognised in the statement of financial position with a corresponding debit or credit to retained earnings through OCI in the period in which they occur. Remeasurements are not reclassified to the statement of profit or loss in subsequent periods.

The Group operates a defined benefit plan in India, viz., gratuity. The cost of providing benefit under this plan is determined on the basis of actuarial valuation at each period-end carried out using the projected unit cost method.

Past service costs are recognised in statement of profit or loss on the earlier of:

•	The date of the plan amendment or curtailment; and

•	The date that the Group recognises related restructuring costs

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Net interest is calculated by applying the discount rate to the net defined benefit liability or asset. The Group recognises the following changes in the net defined benefit obligation as an expense in the statement of profit or loss:

•	Service costs comprising current service costs, past-service costs, gains and losses on curtailments and non-routine settlements; and

•	Net interest expense or income

Accumulated leave, which is expected to be utilised within the next twelve months, is treated as short term employee benefit. The Group measures the expected cost of such absences as an additional amount that it expects to pay as a result of the unused entitlement that has accumulated at reporting date.

The Group treats the accumulated leave expected to be carried forward beyond twelve months, as long term employee benefit for measurement purposes. Such long term compensated absences are determined on the basis of actuarial valuation at each period-end carried out using the projected unit cost method. Remeasurements comprising of actuarial gain and losses are recognised in the statement of financial position with a corresponding debit or credit to profit or loss in the period in which they occur. The Group presents the leave as current liability in the balance sheet, to the extent is does not have an unconditional right to defer its settlement for 12 months after the reporting date. Where Group has unconditional legal and contractual right to defer the settlement for a period beyond 12 months, the same is presented as non-current liability.

r)	Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects some or all of a provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognised as a separate asset, but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the statement of profit or loss net of any reimbursement.

If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, when appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

Decommissioning liability

The Group considers constructive obligations and records a provision for decommissioning costs of the wind and solar power plants. Decommissioning costs are provided for at the present value of expected costs to settle the obligation using estimated cash flows and are recognised as part of the cost of the relevant asset. The cash flows are discounted at a current pre-tax rate that reflects the risks specific to the decommissioning liability. The unwinding of the discount is expensed as incurred and recognised in the statement of profit or loss as a finance cost. The estimated future costs of decommissioning are reviewed annually and adjusted as appropriate. Changes in the estimated future costs, or in the discount rate applied, are added to or deducted from the cost of the asset.

s)	Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortised cost, fair value through other comprehensive income (FVTOCI), and fair value through profit or loss (FVTPL).

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient, the Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at FVTPL, transaction costs. Trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price as disclosed in section (e) Revenue from contracts with customers.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the market place (regular way trades) are recognised on the trade date, i.e., the date that the Group commits to purchase or sell the asset.

Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

Debt instruments at amortised cost

A ‘debt instrument’ is measured at the amortised cost if both the following conditions are met:

a) The asset is held within a business model whose objective is to hold assets for collecting contractual cash flows; and

b) Contractual terms of the asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial measurement, such financial assets are subsequently measured at amortised cost using the EIR method. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in other income in the statement of profit or loss. The losses arising from impairment are recognised in the statement of profit or loss.

Debt instruments at FVTOCI

A ‘debt instrument’ is classified as at the FVTOCI if both of the following criteria are met: a) The objective of the business model is achieved both by collecting contractual cash flows and selling the financial assets; and b) The asset’s contractual cash flows represent solely payments of principal and interest.

Debt instruments included within FVTOCI category are measured initially as well as at each reporting date at fair value. Fair value movements are recognised in OCI. However, the Group recognises interest income, impairment losses and reversals and foreign exchange gain or loss in the statement of profit or loss. On derecognition of the asset, cumulative gain or loss previously recognised in OCI is reclassified from the equity to statement of profit or loss. Interest earned whilst holding FVTOCI debt instrument is reported as interest income using the EIR method.

Debt instruments at FVTPL

FVTPL is a residual category for debt instruments. Any debt instrument, which does not meet the criteria for categorisation as at amortised cost or as FVTOCI, is classified as at FVTPL.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

In addition, the Group may elect to designate a debt instrument, which otherwise meets amortised cost or FVTOCI criteria, as at FVTPL. However, such election is allowed only if doing so reduces or eliminates a measurement or recognition inconsistency (referred to as ‘accounting mismatch’). The Group has not designated any debt instrument as at FVTPL.

Debt instruments included within FVTPL category are measured at fair value with all changes recognised in the statement of profit or loss.

Equity investments

All other equity investments in scope of IFRS 9 are measured at fair value. Equity instruments which are held for trading and contingent consideration recognised by an acquirer in a business combination to which IFRS 3 applies are classified at FVTPL. For all other equity instruments, the Group may make an irrevocable election to present in other comprehensive income subsequent changes in the fair value. The Group makes such election on an instrument-by-instrument basis. The classification is made on initial recognition and is irrevocable.

If the Group decides to classify an equity instrument as at FVTOCI, then all fair value changes on the instrument, excluding dividends, are recognised in the OCI. There is no recycling of the amounts from OCI to statement of profit or loss, even on sale of investment. However, the Group may transfer the cumulative gain or loss within equity.

Equity instruments included within FVTPL category are measured at fair value with all changes recognised in the statement of profit or loss.

Embedded derivatives

A derivative embedded in a hybrid contract, with a financial liability or non-financial host, is separated from the host and accounted for as a separate derivative if: the economic characteristics and risks are not closely related to the host; a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative; and the hybrid contract is not measured at FVTPL. Embedded derivatives are measured at fair value with changes in fair value recognised in profit or loss. Reassessment only occurs if there is either a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required or a reclassification of a financial asset out of the FVTPL category.

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognised when:

•	The rights to receive cash flows from the asset have expired, or

•

The respective Group has transferred their rights to receive cash flows from the asset or have assumed the obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and

•

Either the Group has transferred substantially all the risks and rewards of the asset, or has neither transferred nor retained substantially all the risks and rewards of the asset, but have transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if and to what extent it has retained the risks and rewards of ownership.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Group continues to recognise the transferred asset to the extent of the continuing involvement of Group. In that case, the Group also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Impairment of financial assets

In accordance with IFRS 9, the Group applies expected credit loss (ECL) model for measurement and recognition of impairment loss for all debt instruments not held at FVTPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate.

The Group follows ‘simplified approach’ for recognition of impairment loss allowance on trade receivables or contract revenue receivables. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

The assessment of the correlation between historical observed default rates, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future.

The application of simplified approach does not require the Group to track changes in credit risk. Rather it recognises impairment loss allowance based on lifetime ECLs at each reporting date, right from initial recognition.

For recognition of impairment loss on other financial assets and risk exposure, the group determines that whether there has been a significant increase in the credit risk since initial recognition. If credit risk has not increased significantly, 12-month ECL is used to provide for impairment loss. However, if credit risk has increased significantly, lifetime ECL is used. If, in a subsequent period, credit quality of the instrument improves such that there is no longer a significant increase in credit risk since initial recognition, then the entity reverts to recognising impairment loss allowance based on 12-month ECL. The Group considers that there has been a significant increase in credit risk when contractual payments are more than 30 days past due.

Lifetime ECL are the expected credit losses resulting from all possible default events over the expected life of a financial instrument. The 12-month ECL is a portion of the lifetime ECL which results from default events that are possible within 12 months after the reporting date.

The Group considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

For financial guarantee contracts, the date that the Group becomes a party to the irrevocable commitment is considered to be the date of initial recognition for the purposes of assessing the financial instrument for

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

impairment. In assessing whether there has been a significant increase in the credit risk since initial recognition of a financial guarantee contracts, the Group considers the changes in the risk that the specified debtor will default on the contract.

For a financial guarantee contract, as the Group is required to make payments only in the event of a default by the debtor in accordance with the terms of the instrument that is guaranteed, the expected loss allowance is the expected payments to reimburse the holder for a credit loss that it incurs less any amounts that the Group expects to receive from the holder, the debtor or any other party.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

ECL impairment loss allowance (or reversal) during the period is recognised as income / expense in the statement of profit or loss.

Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at FVTPL, loans and borrowings, payables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. All financial liabilities are recognised initially at fair value and in the case of loans and borrowings and payables, net of directly attributable transaction costs. The financial liabilities of the Group include trade and other payables, derivative financial instruments, loans and borrowings including bank overdraft.

Subsequent measurement

The measurement of financial liabilities depends on their classification as discussed below:

Loans and borrowings

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the EIR method. Gains and losses are recognised in profit or loss when the liabilities are derecognised as well as through the EIR amortisation process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included as finance costs in the statement of profit or loss. This category generally applies to borrowings.

Compulsorily convertible preference shares

Compulsorily Convertible Preference Shares (CCPS) are separated into liability and equity components based on the terms of the contract.

On issuance of the CCPS, the fair value of the liability component is determined using a market rate for an equivalent non-convertible instrument. This amount is classified as a financial liability measured at amortised cost (net of transaction costs) until it is extinguished on conversion or redemption. The remainder of the proceeds is allocated to the conversion option that is recognised and included in equity since conversion option meets IAS 32 criteria for fixed to fixed classification. Transaction costs are deducted from equity and liability on pro-rata basis, net of associated income tax. The carrying amount of the conversion option is not remeasured in subsequent years.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Transaction costs are apportioned between the liability and equity components of the CCPS based on the allocation of proceeds to the liability and equity components when the instruments are initially recognised.

Compound instruments—Compulsorily Convertible Debentures

Compulsorily Convertible Debentures (CCDs) are separated into liability and equity components based on the terms of the contract

The Group recognises interest, dividends, losses and gains relating to such financial instrument or a component that is a financial liability as income or expense in the statement of profit or loss.

The present value of the liability part of the compulsorily convertible debentures classified under financial liabilities and the equity component is calculated by subtracting the liability from the total proceeds of CCDs.

Transaction costs that relate to the issue of a compound financial instrument are allocated to the liability and equity components of the instrument in proportion to the allocation of proceeds. Transaction costs that relate jointly to more than one transaction (for example, cost of issue of debentures, listing fees) are allocated to those transactions using a basis of allocation that is rational and consistent with similar transactions.

Financial guarantees

Financial guarantee contracts issued by the group are those contracts that require a payment to be made to reimburse the holder for a loss it incurs because the specified debtor fails to make a payment when due in accordance with the terms of a debt instrument. Financial guarantee contracts are recognised initially as a liability at fair value, adjusted for transaction costs that are directly attributable to the issuance of the guarantee. Subsequently, the liability is measured at the higher of the amount of loss allowance determined as per impairment requirements of IFRS 9 and the amount recognised less, when appropriate, the cumulative amount of income recognised in accordance with the principles of IFRS 15.

Derecognition

A financial liability is derecognised when the obligation under the liability is discharged / cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in the statement of profit or loss.

Reclassification of financial assets and liabilities

The Group determines classification of financial assets and liabilities on initial recognition. After initial recognition, no reclassification is made for financial assets which are equity instruments and financial liabilities. For financial assets which are debt instruments, a reclassification is made only if there is a change in the business model for managing those assets. Changes to the business model are expected to be infrequent.

The Group’s senior management determines change in the business model as a result of external or internal changes which are significant to the Group’s operations. Such changes are evident to external parties. A change in the business model occurs when the Group either begins or ceases to perform an activity that is significant to its operations. If the Group reclassifies financial assets, it applies the reclassification

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

prospectively from the reclassification date which is the first day of the immediately next reporting period following the change in business model. The Group does not restate any previously recognised gains, losses (including impairment gains or losses) or interest.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets and settle the liabilities simultaneously.

t)	Derivative financial instruments and hedge accounting

Initial recognition and subsequent measurement

The Group uses derivative financial instruments, such as foreign currency forward contracts, cross currency swaps (CCS), call spreads, foreign currency option contracts and interest rate swaps (IRS), to hedge its interest rate risks and foreign currency risks. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

Any gains or losses arising from changes in the fair value of derivatives are taken directly to profit or loss, except for the effective portion of cash flow hedges, which is recognised in OCI and later reclassified to profit or loss when the hedge item affects profit or loss or treated as basis adjustment if a hedged forecast transaction subsequently results in the recognition of a non-financial asset or non-financial liability.

For the purpose of hedge accounting, hedges are classified as:

•	Fair value hedges when hedging the exposure to changes in the fair value of a recognised asset or liability or an unrecognised firm commitment

•

Cash flow hedges when hedging the exposure to variability in cash flows that is either attributable to a particular risk associated with a recognised asset or liability or a highly probable forecast transaction or the foreign currency risk in an unrecognised firm commitment

•	Hedges of a net investment in a foreign operation

At the inception of a hedge relationship, the Group formally designates and documents the hedge relationship to which the Group wishes to apply hedge accounting and the risk management objective and strategy for undertaking the hedge.

The documentation includes identification of the hedging instrument, the hedged item, the nature of the risk being hedged and how the Group will assess whether the hedging relationship meets the hedge effectiveness requirements (including the analysis of sources of hedge ineffectiveness and how the hedge ratio is determined). A hedging relationship qualifies for hedge accounting if it meets all of the following effectiveness requirements:

•	There is ‘an economic relationship’ between the hedged item and the hedging instrument.

•	The effect of credit risk does not ‘dominate the value changes’ that result from that economic relationship.

•

The hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Group actually hedges and the quantity of the hedging instrument that the Group actually uses to hedge that quantity of hedged item.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Hedges that meet the strict criteria for hedge accounting are accounted for, as described below:

Cash flow hedges

The effective portion of the gain or loss on the hedging instrument is recognised in OCI in the cash flow hedge reserve, while any ineffective portion is recognised immediately in the statement of profit or loss. The cash flow hedge reserve is adjusted to the lower of the cumulative gain or loss on the hedging instrument and the cumulative change in fair value of the hedged item.

The Group uses forward currency contracts as hedges of its exposure to foreign currency risk in forecast transactions and firm commitments, as well as forward commodity contracts for its exposure to volatility in the commodity prices. The ineffective portion relating to foreign currency contracts is recognised as other expense and the ineffective portion relating to commodity contracts is recognised in other operating income or expenses.

The Group designates only the forward element of forward contracts as a hedging instrument. The amounts accumulated in OCI are accounted for, depending on the nature of the underlying hedged transaction. If the hedged transaction subsequently results in the recognition of a non-financial item, the amount accumulated in equity is removed from the separate component of equity and included in the initial cost or other carrying amount of the hedged asset or liability. This is not a reclassification adjustment and will not be recognised in OCI for the period. This also applies where the hedged forecast transaction of a non-financial asset or non-financial liability subsequently becomes a firm commitment for which fair value hedge accounting is applied.

When option contracts are used, the Group uses only intrinsic value of the option as the hedging instrument. Gains or losses relating to the effective portion of the changes in intrinsic value of the option are recognised in the cash flow hedging reserve which equity. The changes in the time value of money that relate to the hedged item are recognised within other comprehensive income in the cost of hedging reserve within equity.

For any other cash flow hedges, the amount accumulated in OCI is reclassified to profit or loss as a reclassification adjustment in the same period or periods during which the hedged cash flows affect profit or loss.

If cash flow hedge accounting is discontinued, the amount that has been accumulated in OCI must remain in accumulated OCI if the hedged future cash flows are still expected to occur. Otherwise, the amount will be immediately reclassified to profit or loss as a reclassification adjustment. After discontinuation, once the hedged cash flow occurs, any amount remaining in accumulated OCI must be accounted for depending on the nature of the underlying transaction as described above.

u)	Cash and bank balances

(i) Cash and cash-equivalents

Cash and short-term deposits in the statement of financial position comprise cash at banks and cash in hand and short-term deposits with an original maturity of three months or less, that are readily convertible to a known amount of cash and subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows, cash and cash equivalents consist of cash and short term deposits, as defined above, net of bank overdrafts as they are considered an integral part of the Group’s cash management.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(ii) Bank balances other than cash and cash equivalents

Bank balances other than cash and cash equivalents consists of deposits with an original maturity of more than three months. These balances are classified into current and non-current portions based on the remaining term of the deposit.

v)	Contingent liabilities

Contingent liabilities are disclosed when there is a possible obligation arising from past events, the existence of which will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group or a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of the amount cannot be made.

w)	Earnings per equity share (EPS)

Basic earnings per equity share is computed by dividing the net profit attributable to the equity holders of the Parent by the weighted average number of equity shares and instruments mandatorily convertible into equity shares outstanding during the period. Diluted earnings per equity share is computed by dividing the net profit attributable to the equity holders of the Group by the weighted average number of equity shares considered for deriving basic earnings per equity share and also the weighted average number of equity shares that could have been issued upon conversion of all dilutive potential equity shares. The dilutive potential equity shares are adjusted for the proceeds receivable had the equity shares been actually issued at fair value (i.e. the average market value of the outstanding equity shares). Dilutive potential equity shares are deemed converted as of the beginning of the period, unless issued at a later date. Dilutive potential equity shares are determined independently for each period presented.

The number of equity shares and potentially dilutive equity shares are adjusted retrospectively for all periods presented for any share splits and bonus shares issues including for changes effected prior to the approval of the consolidated financial statements by the Board of Directors. The dilutive effect of outstanding options is reflected as additional share dilution in the computation of diluted earnings per share.

x)	Non-current assets (and disposal groups) classified as held for sale

The Group classifies non-current assets and disposal groups as held for sale if their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Non-current assets and disposal groups classified as held for sale are measured at the lower of their carrying amount and fair value less costs to sell. Costs to sell are the incremental costs directly attributable to the disposal of an asset (disposal group), excluding finance costs and income tax expense.

The criteria for held for sale classification is regarded as met only when the sale is highly probable, and the asset or disposal group is available for immediate sale in its present condition. Actions required to complete the sale should indicate that it is unlikely that significant changes to the sale will be made or that the decision to sell will be withdrawn. Management must be committed to the plan to sell the asset and the sale expected to be completed within one year from the date of the classification.

Property, plant and equipment, intangible assets and right of use assets are not depreciated or amortised once classified as held for sale.

Assets and liabilities classified as held for sale are presented separately as current items in the statement of financial position.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Immediately prior to classification as held for sale, the assets or groups of assets were remeasured in accordance with the Group’s accounting policies. Subsequently, assets and disposal groups classified as held for sale were valued at the lower of book value or fair value less disposal costs. A gain or loss not previously recognised by the date of sale of non-current assets (or disposal group) is recognised at the date of de-recognition.

4.2	New standards, interpretations and amendments

4.2.1. New and amended standards and interpretations adopted by the Group

The Group applied for the first-time certain standards and amendments, which are effective for annual periods beginning on or after 1 April 2020. The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

Amendments to IAS 1 and IAS 8 Definition of Material

The amendments provide a new definition of material that states, “information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity.” The amendments clarify that materiality will depend on the nature or magnitude of information, either individually or in combination with other information, in the context of the financial statements. A misstatement of information is material if it could reasonably be expected to influence decisions made by the primary users. These amendments had no impact on the consolidated financial statements of, nor is there expected to be any future impact to the Group.

Amendments to IFRS 3: Definition of a Business

The amendment to IFRS 3—Business Combinations clarifies that to be considered a business, an integrated set of activities and assets must include, at a minimum, an input and a substantive process that, together, significantly contribute to the ability to create output. Furthermore, it clarifies that a business can exist without including all of the inputs and processes needed to create outputs. These amendments had no impact on the consolidated financial statements of the Group, but may impact future periods should the Group enter into any business combinations.

Several other amendments and interpretations apply for the first time in the year ended 31 March 2021, but do not have an impact on the consolidated financial statements of the Group.

4.2.2. Standards issued but not yet effective

The new and amended standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Group’s financial statements are disclosed below. The Group intends to adopt these new and amended standards and interpretations, if applicable, when they become effective.

COVID-19 related rent concessions—amendment to IFRS 16

On 28 May 2020, the IASB issued COVID-19 Related Rent Concessions—amendment to IFRS 16 Leases The amendments provide relief to lessees from applying IFRS 16 guidance on lease modification accounting for rent concessions arising as a direct consequence of the Covid-19 pandemic. As a practical expedient, a lessee may elect not to assess whether a Covid-19 related rent concession from a lessor is a lease

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

modification. A lessee that makes this election accounts for any change in lease payments resulting from the Covid-19 related rent concession the same way it would account for the change under IFRS 16, if the change were not a lease modification. The amendment applies to annual reporting periods beginning on or after 1 June 2020. Earlier application is permitted. This amendment had no impact on the consolidated financial statements of the Group.

Further the following new and amended standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Group’s financial statements which are not expected to have any material impact on the financial statements of the Group are disclosed below:

•	Amendments to IFRS 9—Financial Instruments—Fees in the ‘10 percent’ test for derecognition of financial liabilities (effective from 1 January 2022*)

•	Amendments to IAS 12—Deferred Tax related to Assets and Liabilities arising from a Single Transaction (effective from 1 January 2023*)

•	Amendments to IAS 1 and IFRS Practice Statement 2—Disclosure of Accounting Policies (effective from 1 January 2023*)

•	Amendments to IAS 16—Property, Plant and Equipment: Proceeds before Intended Use (effective from 1 January 2022*)

•	Amendment to IFRS 16—Covid-19-Related Rent Concessions beyond 30 June 2021 (effective from 1 April 2021*)

•	Amendments to IFRS 3—Reference to the Conceptual Framework (effective from 1 January 2022*)

•	Amendments to IAS 37—Onerous Contracts—Costs of Fulfilling a Contract (effective from 1 January 2022*)

•	Amendments to IAS 1—Classification of Liabilities as Current or Non-current (effective from 1 January 2023*)

•	Amendments to IAS 8—Definition of Accounting Estimates (effective from 1 January 2023*)

*	Effective for annual periods beginning on or after this date.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

5	Property, plant and equipment

	Freehold Land#	Plant and equipment	Buildings	Leasehold improvements	Office equipment	Furniture and fixtures	Computers	Capital work in progress	Total property, plant and equipment
Cost
As at 1 April 2019	8,705	295,406	65	124	56	49	64	16,269	320,738
Additions during the year^	1,258	48,419	—	6	12	8	26	49,218	98,947
Adjustments during the year*	(73)	(51)	—	—	—	—	—	(188)	(312)
Disposals during the year**	—	(95)	—	—	(1)	—	(4)	(27)	(127)
Capitalised during the year	—	—	—	—	—	—	—	(47,373)	(47,373)

As at 31 March 2020	9,890	343,679	65	130	67	57	86	17,899	371,873
Additions during the year^	603	31,179	12	5	9	7	33	22,725	54,573
Acquisition of subsidiaries (refer note 54)	57	2,500	—	—	1	1	1	—	2,560
Disposal of subsidiary (refer note 39)	—	(14,998)	—	—	(1)	—	(0)	—	(14,999)
Adjustments during the year*	(19)	(265)	—	—	(1)	—	(1)	(4)	(290)
Disposals during the year**	—	(242)	—	—	(1)		(4)	(39)	(286)
Capitalised during the year	—	—	—	—	—	—	—	(30,176)	(30,176)

As at 31 March 2021	10,531	361,853	77	135	74	65	115	10,405	383,255

Accumulated depreciation
As at 1 April 2019	—	21,237	15	25	20	9	30	—	21,336
Charge for the year (refer note 35)	—	9,827	3	11	7	6	11	—	9,865
Depreciation capitalised during the year	—	2	—	15	6	2	7	—	32
Adjustments during the year*	—	0	—	—	—	—	—	—	0
Disposals during the year	—	(0)	—	—	(1)	—	(4)	—	(5)

As at 31 March 2020	—	31,066	18	51	32	17	44	—	31,228
Charge for the year (refer note 35)	—	10,568	3	14	9	9	12	—	10,615
Depreciation capitalised during the year	—	4	—	13	6	2	7	—	32
Disposal of a subsidiary (refer note 39)	—	(615)	—	—	(1)	—	(0)	—	(616)
Disposals during the year	—	(35)	—	—	(1)	—	(4)	—	(40)

As at 31 March 2021	—	40,988	21	78	45	28	59	—	41,219

Net book value
As at 1 April 2019	8,705	274,169	50	99	36	40	34	16,269	299,402

As at 31 March 2020	9,890	312,613	47	79	35	40	42	17,899	340,645

As at 31 March 2021	10,531	320,865	56	57	29	37	56	10,405	342,036

#

The title represented by sale deeds in respect of land amounting to INR 379 (31 March 2020: INR 395) is not yet in the name of the Group. Further, the title of land amounting to INR 429 (31 March 2020: INR 510) is held by way of General Power of Attorney (GPA) and the Group is in the process of getting title transferred in its name.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Mortgage and hypothecation on property, plant and equipment:

Property, plant and equipment are subject to a pari passu first charge to respective lenders for project term loans, buyer’s/supplier’s credit, senior secured notes, working capital loan, debentures and acceptances as disclosed in note 19 and 27.

^ Capitalised borrowing costs	The amount of borrowing costs capitalised in property, plant and equipment and capital work in progress during the year ended 31 March 2021 was INR 2,072 (31 March 2020 INR 1,928). The rate ranging of 6.03% to 15.02% used to determine borrowing costs eligible for capitalisation was the effective interest rate of specific borrowings and capitalisation rate of general borrowings.

*	Adjustments to property, plant and equipment are as follows:

Freehold land	Adjustment of INR 19 (31 March 2020: INR 73) pertains to actualisation of provisional capitalisation.
Plant and equipments	Adjustment of INR 265 (31 March 2020: INR 51) pertains to actualisation of provisional capitalisation of supply of goods and services and early closure of letter of credits.
Capital work in progress	Adjustment of INR 4 (31 March 2020: INR 188) pertains to actualisation of provision against capital expenditure.

**	Disposals in capital work in progress includes INR 39 (31 March 2020: INR 27) that has been written off to the extent of non-viability of recovery of cost in future.

6	Intangible assets

	Computer software	Customer contracts#	Development rights	Other intangible assets	Goodwill	Intangible asset under development*	Total intangible assets
Cost
As at 1 April 2019	160	26,744	36	—	11,381	6	38,327
Additions during the year	19	—	—	—	—	60	79
Capitalised during the year	—	—	—	—	—	(13)	(13)

As at 31 March 2020	179	26,744	36	—	11,381	53	38,393
Additions during the year	86	—	—	—	215	49	350
Acquisition of subsidiaries (refer note 54)	7	1,304	—	7	—	20	1,338
Capitalised during the year	—	—	—	—	—	(67)	(67)

As at 31 March 2021	272	28,048	36	7	11,596	55	40,014

Amortisation
As at 1 April 2019	64	1,197	2	—	—	—	1,263
Charge for the year (refer note 35)	30	1,114	1	—	—	—	1,145
Amortisation capitalised during the year	—	15	—	—	—	—	15

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	Computer software	Customer contracts#	Development rights	Other intangible assets	Goodwill	Intangible asset under development*	Total intangible assets
As at 31 March 2020	94	2,326	3	—	—	—	2,423
Charge for the year (refer note 35)	23	1,142	1	—	—	—	1,166
Amortisation capitalised during the year	15	—	—	—	—	—	15

As at 31 March 2021	132	3,468	4	—	—	—	3,604

Net book value
At 1 April 2019	96	25,547	34	—	11,381	6	37,064

At 31 March 2020	85	24,418	33	—	11,381	53	35,970

At 31 March 2021	140	24,580	32	7	11,596	55	36,410

#	Remaining life of customer contracts ranges from 17 to 23 years as on 31 March 2021 (31 March 2020: 18 to 24 years)

Mortgage and hypothecation on intangible assets:

Intangible assets are subject to a pari passu first charge to respective lenders for senior secured bonds, project term loans, buyer’s/supplier’s credit, working capital loan, debentures, senior secured notes and acceptances as disclosed in note 19 and note 27.

Impairment of goodwill and intangible assets under development:

Below is the break-up for goodwill and intangible assets under development for each group of cash generating units and individual cash generating units (CGU):

Group of CGU / individual CGU	31 March 2021	31 March 2020
Ostro Energy Group (wind power segment)
Goodwill	9,903	9,903

ReNew Vayu Urja (KCT) (wind power segment)
Goodwill	756	756

Prathamesh Solarfarms (solar power segment)
Goodwill	428	428

Others
Goodwill	510	294
Intangible asset under development	59	53

*

Intangible assets under development amounting to INR 20 as on 31 March 2021 (31 March 2020: INR Nil) out of the total intangible assets under development pertain to fair value of customer contracts for projects under development acquired as part of business combination. Goodwill and intangible assets under development pertain to various group of CGUs and individual CGUs and a combined test of impairment have been performed.

The Group undertook the impairment testing of Goodwill assigned to each Group of CGU and Individual CGU as at 31 March 2021 and 2020 applying value in use approach across all the Group CGUs and individual CGUs i.e. using cash flow projections based on financial budgets covering contracted power sale

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

agreements with procurers (25 years) using a discount rate range of 10.90% (pre-tax) per annum for the impairment test as on 31 March 2021 (31 March 2020: 11.40%). The Group has used financial projections over the remaining life of the PPAs as the tariff rates are fixed as per PPA.

Based on the results of the Goodwill impairment test, the estimated value in use of each Group of CGU and individual CGU after adjusting the carrying values of property, plant and equipment’s and intangible assets was more than carrying value of Goodwill by INR 7,592 (31 March 2020: INR 6,515) and accordingly no impairment loss provision has been recognised in the statement of profit or loss.

Group of CGU / individual CGU	31 March 2021	31 March 2020
Ostro Energy Group (wind power segment)	3,090	4,106
ReNew Vayu Urja (KCT) (wind power segment)	2,727	1,628
Prathamesh Solarfarms (solar power segment)	1,775	586

The Management believes that any reasonably possible change in the key assumptions on which value in use is based would not cause the aggregate carrying amount of Goodwill to exceed the aggregate value in use of each Group of CGU and individual CGU.

The key assumptions used in the value in use calculations for each group of CGU and individual CGU unit are as follows:

(i) Discount rate: [Pre-tax Weighted Average Cost of Capital (WACC)]	10.90% per annum as on 31 March 2021 (31 March 2020: 11.40%) discount rate has been derived based on current cost of borrowing and equity rate of return based on the current market expectations.

(ii) Plant load factor (PLF)	Plant load factor for future periods are estimated for each group of CGU and individual CGU based on report from expert.

(iii) Collection of revenue as per PPA rate and GBI benefit in acquired projects located in Andhra Pradesh state will be realised as per the projections and would not be impacted by the ongoing legal proceedings because management believes that matter will be concluded in favour of Group as mentioned in note 51(a).

The assumptions explained above are consistent for each group of CGU and individual CGU to which Goodwill is allocated.

Breakeven sensitivity:	31 March 2021	31 March 2020
Plant load factor (PLF)	If reduced by 7.41%	If reduced by 4.87%
Discount rate: (Pre-tax WACC)	11.89%	12.27%

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

7	Right of use assets

	Leasehold land	Building	Total
Cost
As at 1 April 2019	4,270	450	4,720
Additions during the year	460	50	510
Deletions during the year	(4)	(3)	(7)

As at 31 March 2020	4,726	497	5,223
Acquisition of subsidiaries during the year	36	—	36
Additions during the year	1,443	25	1,468
Modifications during the year	—	(26)	(26)
Disposal of subsidiary during the year	(1,745)	—	(1,745)

As at 31 March 2021	4,460	496	4,956

Depreciation
As at 1 April 2019	177	96	273
Charge for the year	192	38	230
Depreciation capitalised during the year	—	65	65

As at 31 March 2020	369	199	568
Charge for the year	191	54	245
Depreciation capitalised during the year	—	54	54
Disposal of subsidiary during the year	(175)	—	(175)

As at 31 March 2021	385	307	692

Net book value

At 1 April 2019	4,093	354	4,447

As at 31 March 2020	4,357	298	4,655

As at 31 March 2021	4,075	189	4,264

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

8	Investment in jointly controlled entities

	As at 31 March 2021	As at 31 March 2020
Investment in unquoted equity shares of entities under joint control at equity method (refer note 53)
Nil (31 March 2020: 3,498,744) equity shares of INR 10 each fully paid-up Aalok Solarfarms Limited	—	91
Nil (31 March 2020: 6,996,900) equity shares of INR10 each fully paid-up in Heramba Renewables Limited	—	170
Nil (31 March 2020: 3,498,744) equity shares of INR10 each fully paid-up in Abha Solarfarms Limited	—	89
Nil (31 March 2020: 6,997,494) equity shares of INR10 each fully paid-up in Shreyas Solarfarms Limited	—	174

Total	—	524

These entities have been acquired during the current year. Refer note 54 for details on business combination.

9	Financial assets

	As at 31 March 2021	As at 31 March 2020
Non current

Financial assets at FVTPL
Investment in unquoted compulsorily convertible debentures of entities under joint control
Nil (31 March 2020: 1,040,625) 10.7% unsecured compulsorily convertible debentures of INR 100 each fully paid of Abha Solarfarms Limited	—	104
Nil (31 March 2020: 2,081,250) 10.7% unsecured compulsorily convertible debentures of INR 100 each fully paid of Heramba Renewables Limited	—	208
Nil (31 March 2020: 1,040,625) 10.7% unsecured compulsorily convertible debentures of INR 100 each fully paid of Aalok Solarfarms Limited	—	104
Nil (31 March 2020: 2,081,070) 10.7% unsecured compulsorily convertible debentures of INR 100 each fully paid of Shreyas Solarfarms Limited	—	208

Total	—	624

These entities have been acquired during the current year. Refer note 54 for details on business combination

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	As at 31 March 2021	As at 31 March 2020
Financial assets at amortised cost
Loans
Security deposits	140	126

Total	140	126

Others
Bank deposits with remaining maturity for more than twelve months (refer note 16)	2,999	142

Total	2,999	142

	As at 31 March 2021	As at 31 March 2020
Current
Financial assets at amortised cost
Loans
Security deposits	45	5
Loans to related parties (refer note 44)	11	5

Total	56	10

	As at 31 March 2021	As at 31 March 2020
Others
Recoverable from related parties (refer note 44)	—	15
Deferred consideration receivable (refer note 39)	1,936	—
Advances recoverable	154	233
Government grant receivable
- viability gap funding	302	387
- generation based incentive receivable	859	1,362
Interest accrued on fixed deposits	394	607
Others	52	114

Total	3,697	2,718

Loans and receivables are non-derivative financial assets which generate fixed interest income for the Group. The carrying value may be affected by changes in the credit risk of the counterparties.

10	Trade receivables

	As at 31 March 2021	As at 31 March 2020
Non-current
Trade receivables	1,178	—

	1,178	—
Less: impairment allowances for bad and doubtful debts	—	—

	1,178	—

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Non-current trade receivables represent amounts receivable that is unconditional, recognised pursuant to approval of cost over-run by the customer (refer note 30(c)) and are expected to be received over a period of 13—25 years. These trade receivables carry an interest rate in the range of 8.25%—10.41% per annum. As these amounts are not due within next twelve months from the end of the reporting date, they are disclosed as non-current. Trade receivable of INR 236 expected to be realised within twelve months from the end of the reporting date are included in current trade receivables.

	As at 31 March 2021	As at 31 March 2020
Current
Trade receivables (refer notes 44 and 51)	35,364	26,090

	35,364	26,090
Less: impairment allowances for bad and doubtful debts	(562)	(176)

Total	34,802	25,914

Trade receivables other than the current portion of non-current trade receivable explained above are non-interest bearing and are generally on terms of 7-60 days.

Set out below is the movement in the allowance for expected credit losses of trade receivables:

Impairment allowance
As at 1 April 2019	106
Provision for expected credit losses for the year	70

As at 31 March 2020	176
Provision for expected credit losses for the year	386

As at 31 March 2021	562

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

11	Deferred tax assets (DTA) / deferred tax liabilities (DTL) (net)

11A	Deferred tax assets (net)

	As at 31 March 2021	As at 31 March 2020
Deferred tax assets (gross)
Compound financial instruments	31	140
Loss on mark to market of derivative instruments	222	7
Difference in written down value as per books of account and tax laws	1	1
Provision for decommissioning cost	1,246	1,030
Expected credit loss	54	18
Losses available for offsetting against future taxable income	15,173	12,430
Unused tax credit (MAT)	106	563
Provision for operation and maintenance equalisation	284	224
Lease liabilities	149	284
Financial guarantee contracts	24	—
Government grant (viability gap funding)	28	33
Others	97	66

Deferred tax assets (gross) - total (a)	17,415	14,796
Deferred tax liabilities (gross)
Compound financial instruments	6	5
Gain on mark to market of derivative instruments	81	1,074
Difference in written down value as per books of account and tax laws	15,407	11,773
Unamortised ancillary borrowing cost	169	226
Right of use asset	129	253
Government grant (viability gap funding)	11	—
Others	1	—

Deferred tax liabilities (gross) - total (b)	15,804	13,331

Deferred tax assets (net) (a) - (b)	1,611	1,465

11B	Deferred tax liabilities (net)

	As at 31 March 2021	As at 31 March 2020
Deferred tax liabilities (gross)
Gain on mark to market of derivative instruments	54	765
Difference in written down value as per books of account and tax laws	33,930	28,498
Unamortised ancillary borrowing cost	162	119
Right of use asset	52	68
Fair value gain on financial instruments	0	10
Others	24	24

Deferred tax liabilities (gross) - total (c)	34,222	29,484

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	As at 31 March 2021	As at 31 March 2020
Deferred tax assets (gross)
Compound financial instruments	107	0
Loss on mark to market of derivative instruments	143	158
Unamortised ancillary borrowing cost	5	6
Provision for decommissioning cost	2,330	2,085
Expected credit loss	96	27
Losses available for offsetting against future taxable income	18,843	15,668
Unused tax credit (MAT)	1,248	695
Provision for operation and maintenance equalisation	411	410
Lease liabilities	61	57
Government grant (viability gap funding)	164	211
Others	6	1

Deferred tax assets (gross) - total (d)	23,414	19,318

Deferred tax liabilities (net) (c) - (d)	10,808	10,166

11C	Reconciliation of tax expense and the accounting profit multiplied by tax rate

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Accounting profit before income tax	(5,128)	(623)	4,935
Tax at the India’s tax rate of 31.2% applicable to the Parent (31 March 2020: 31.2%, 31 March 2019: 31.2%)	(1,600)	(194)	1,540
Disallowance under section 94B of the Income Tax Act	1,333	1,328	1,131
Compensation for loss of revenue	—	—	(65)
Interest on compound financial instrument	1,091	634	30
Tax rate differences	15	(96)	(308)
Changes in estimates on reasonable certainty for recoverability of tax losses	2,305	(1,426)	330
Change in estimates for recoverability of unused tax credits (MAT)	82	316	—
Adjustment of tax relating to earlier periods	174	291	(64)
On account of adoption of new tax ordinance
- Mat credit written off	48	938	—
- Recognition / reversal of deferred tax asset / deferred tax liability	(7)	83	—
Effect of tax holidays and other tax exemptions	(879)	271	(662)
Deferred tax asset written off on sale of subsidiary (refer note 39)	306	—	—
Reinstatement loss on loan having income taxable under income from other sources	—	74	—
Other non-deductible expenses	36	(61)	(131)

At the effective income tax rate	2,904	2,158	1,801

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Current tax expense reported in the statement of profit or loss	785	486	1,186
Deferred tax expense reported in the statement of profit or loss	2,091	1,714	634
Adjustment of current tax relating to earlier years	28	(42)	(19)

	2,904	2,158	1,801

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

11D Reconciliation of deferred tax assets and deferred tax liabilities (net):

a) For the year ended 31 March 2021

Particulars	Opening balance DTA / (DTL) as at 1 April 2020	Income / (expense) recognised in profit or loss	Income / (expense) recognised in OCI	Income / (expense) recognised in equity	Income / (expense) recognised in profit or loss on sale of subsidiary	Addition through business combination	Closing balance DTA / (DTL) as at 31 March 2021
Compound financial instruments	138	(84)	—	—	80	—	134
Gain / (loss) on mark to market of derivative instruments	(1,671)	(7)	1,905	—	—	—	227
Difference in written down value as per books of account and tax laws	(40,272)	(8,782)	—	—	366	(649)	(49,337)
Unamortised ancillary borrowing cost	(339)	19	—	—	—	(5)	(325)
Provision for decommissioning cost	3,115	482	—	—	(26)	4	3,575
Expected credit loss	44	105	—	—	(1)	—	148
Fair value gain on financial instruments	(9)	(8)	—	—	17	—	0
Losses available for offsetting against future taxable income	28,098	6,304	(339)	—	(719)	675	34,019
Unused tax credit (MAT)	1,258	95	—	—	—	—	1,353
Provision for operation and maintenance equalisation	633	60	—	—	—	2	695
Lease liabilities	342	21	—	—	(157)	4	210
Financial guarantee contracts	—	24	—	—	—	—	24
Government grant (viability gap funding)	244	(63)	—	—	—	—	181
Right of use asset	(321)	11	—	—	133	(4)	(181)
Others	39	39	1	—	—	1	80

	(8,701)	(1,784)	1,567	—	(307)	28	(9,197)

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

b) For the year ended 31 March 2020

Particulars	Opening balance DTA / (DTL) as at 1 April 2020	Income / (expense) recognised in profit or loss	Income / (expense) recognised in OCI	Income / (expense) recognised in equity	Income / (expense) recognised in profit or loss on sale of subsidiary	Addition through business combination	Closing balance DTA / (DTL) as at 31 March 2021
Compound financial instruments	172	(2)	—	(32)	—	—	138
Gain / (loss) on mark to market of derivative instruments	185	0	(1,856)	—	—	—	(1,671)
Difference in written down value as per books of account and tax laws	(34,254)	(6,018)	—	—	—	—	(40,272)
Unamortised ancillary borrowing cost	(225)	(114)	—	—	—	—	(339)
Provision for decommissioning cost	2,738	377	—	—	—	—	3,115
Expected credit loss	27	17	—	—	—	—	44
Fair value gain on financial instruments	0	(9)	—	—	—	—	(9)
Losses available for offsetting against future taxable income	23,038	5,060	—	—	—	—	28,098
Unused tax credit (MAT)	2,465	(1,207)	—	—	—	—	1,258
Provision for operation and maintenance equalisation	454	179	—	—	—	—	633
Lease liabilities	352	(10)	—	—	—	—	342
Government grant (viability gap funding)	255	(11)	—	—	—	—	244
Right of use asset	(322)	1	—	—	—	—	(321)
Option premium	(31)	31	—	—	—	—	—
Others	43	(8)	4	—	—	—	39

	(5,103)	(1,714)	(1,852)	(32)	—	—	(8,701)

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

c) For the year ended 31 March 2019

Particulars	Opening balance DTA / (DTL) as at 1 April 2018	Income / (expense) recognised in profit or loss	Income / (expense) recognised in OCI	Income / (expense) recognised in equity	Income / (expense) recognised in profit or loss on sale of subsidiary	Addition through business combination	Closing balance DTA / (DTL) as at 31 March 2019
Compound financial instruments	158	14	—	—	—	—	172
Gain / (loss) on mark to market of derivative instruments	93	—	92	—	—	—	185
Difference in written down value as per books of account and tax laws	(21,644)	(12,721)	—	—	—	111	(34,254)
Unamortised ancillary borrowing cost	(218)	(7)	—	—	—	—	(225)
Security deposit	41	(41)	—	—	—	—	—
Provision for decommissioning cost	1,819	919	—	—	—	—	2,738
Expected credit loss	11	16	—	—	—	—	27
Fair value gain on financial instruments	(188)	188	—	—	—	—	0
Losses available for offsetting against future taxable income	13,549	9,489	—	—	—	—	23,038
Unused tax credit (MAT)	1,244	1,221	—	—	—	—	2,465
Provision for operation and maintenance equalisation	432	22	—	—	—	—	454
Lease liabilities	150	202	—	—	—	—	352
Government grant (viability gap funding)	—	255	—	—	—	—	255
Right of use asset	(138)	(184)	—	—	—	—	(322)
Option premium	—	(31)	—	—	—	—	(31)
Others	23	24	(4)	—	—	—	43

	(4,668)	(634)	88	—	—	111	(5,103)

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

The Group has unabsorbed depreciation and tax losses which arose in India of INR 140,086 (31 March 2020: INR 110,796). The unabsorbed depreciation and tax losses will be available for offsetting against future taxable profits of the Group.

Out of this, the tax losses that are available for offsetting from five to eight years against future taxable profits of the companies in which the losses arose are INR 10,854 (31 March 2020: INR 3,606). The unabsorbed depreciation that will be available for offsetting for against future taxable profits of the companies in which the losses arose are of INR 129,232 (31 March 2020: INR 107,074). Unabsorbed depreciation is available for utilisation indefinitely.

The Group has recognised deferred tax asset of INR 34,016 (31 March 2020: INR 28,096) utilisation of which is dependent on future taxable profits. The future taxable profits are based on projections made by the management considering the PPA with power procurer.

The expiry year of MAT credit is 8 to 15 years from the date of entitlement and deferred tax has been recognised on MAT credit which are expected to be utilised before the expiry year.

The Group has tax losses amounting to INR 7,586 (31 March 2020: INR 2,092) having an expiry period of 5 to 8 years, capital losses amounting to INR 828 (31 March 2020: INR Nil) having an expiry period of 4 years, unabsorbed depreciation amounting to INR 1,535 (31 March 2020: INR 1,970) which are available for utilisation indefinitely and MAT credit amounting to INR 82 (31 March 2020: INR 323) having an expiry period of 15 years on which deferred tax assets have not been recognised as there may not be sufficient taxable profits to offset these losses. Further, disallowance under section 94B of the Income Tax Act, 1961 is considered as a permanent difference and accordingly, deferred tax asset has not been recognised on such disallowance.

Certain subsidiaries of the Group have undistributed earnings INR 15,783 as at 31 March 2021 (31 March 2020: INR 7,746) which, if paid out as dividends, would be subject to tax in the hands of recipient. An assessable temporary difference exists, but no deferred tax liability has been recognised as the Parent is able to control timing of distributions from these subsidiaries. These subsidiaries are not expected to distribute these profits in the foreseeable future.

12	Prepayments

	As at 31 March 2021	As at 31 March 2020
Non-current
Prepaid expenses	679	1,205

Total	679	1,205

Current
Prepaid expenses	592	849

	592	849

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

13	Other assets

	As at 31 March 2021	As at 31 March 2020
Non-current
Capital advance	7,497	5,460
Advances recoverable	142	95
Security deposits	8	8
Balances with government authorities	68	99

Total	7,715	5,662

Current
Advances recoverable (refer note 51)	1,553	1,061
Balances with government authorities	825	722
Contract asset (refer note 30(e))	86	25

Total	2,464	1,808

14	Inventories

	As at 31 March 2021	As at 31 March 2020
Consumables and spares	833	609

Total	833	609

15	Derivative instruments

	As at 31 March 2021	As at 31 March 2020
Financial assets at FVTOCI - cash flow hedges
Derivative instruments	2,691	8,718

Total	2,691	8,718

The decrease during the current year in derivative instruments on cash flow hedges is due to fluctuations in foreign currencies and floating interest rates.

16	Cash and bank balances

	As at 31 March 2021	As at 31 March 2020
Cash and cash equivalents
Cash and cheque on hand	0	0

Balance with banks
- On current accounts	19,474	11,699
- Deposits with original maturity of less than 3 months #	1,205	1,390

	20,679	13,089

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	As at 31 March 2021	As at 31 March 2020
Bank balances other than cash and cash equivalents
Deposits with
- Remaining maturity of less than twelve months#	26,506	31,203
- Remaining maturity of more than twelve months#	2,999	142

	29,505	31,345
Less: amount disclosed under financial assets (others) (refer note 9)	(2,999)	(142)

Total	26,506	31,203

Fixed deposits of INR 14,037 (31 March 2020: INR 8,282) are under lien with various banks for the purpose of Debt Service Reserve Account and as margin money for the purpose of letter of credit / bank guarantee.

# The bank deposits have an original maturity period of 7 days to 3,652 days and carry an interest rate of 2% - 8.66% which is receivable on maturity.

17	Share capital

Authorised share capital	Number of shares	Amount
Equity shares of INR 10 each
As at 1 April 2019	500,000,000	5,000
Increase during the year	—	—

As at 31 March 2020	500,000,000	5,000
Increase during the year	—	—

As at 31 March 2021	500,000,000	5,000

Compulsory convertible preference shares of INR 425 each (refer note 19)	Number of shares	Amount
As at 1 April 2019	—	—
Increase during the year	60,000,000	25,500

As at 31 March 2020	60,000,000	25,500
Increase during the year	—	—

As at 31 March 2021	60,000,000	25,500

Issued share capital	Number of shares	Amount

17A	Equity shares of INR 10 each issued, subscribed and fully paid up

As at 1 April 2019	379,924,556	3,799
Shares issued during the year	—	—

As at 31 March 2020	379,924,556	3,799
Shares issued during the year	—	—

As at 31 March 2021	379,924,454	3,799

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Terms / rights attached to equity shares

The Group has only one class of equity shares having par value of INR 10 per share. Each holder of equity shares is entitled to one vote per share. If declared, the Group will declare and pay dividends in Indian rupees. In the event of liquidation of a Group, the holders of equity shares of such Group will be entitled to receive remaining assets of the Group, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders of the Group.

The equity shares are redeemable at the option of the holders and, therefore, are considered a puttable instrument in accordance with IAS 32. Puttable instruments are required to be accounted for as financial liabilities, except where certain conditions are met in accordance with IAS 32, in which case, the puttable instruments may be presented as equity. The equity shares meet the conditions of IAS 32 and are, therefore, classified and accounted for as equity. The terms of the equity shares shall be amended pursuant to the completion of the Business Combination event as disclosed in note 58.

18	Other equity

18A	Share premium

As at 1 April 2019	67,165

As at 31 March 2020	67,165

As at 31 March 2021	67,165

Nature and purpose

Securities premium reserve is used to record the premium on issue of shares. The reserve can be utilised only for limited purposes such as issuance of bonus shares in accordance with the provisions of the Companies Act, 2013.

18B	Hedge reserve

As at 1 April 2019	(512)
OCI for the year (refer note 52)	(636)
Attributable to non-controlling interests (refer note 52)	62

As at 31 March 2020	(1,086)
OCI for the year (refer note 52)	(4,072)
Attributable to non-controlling interests (refer note 52)	(66)

As at 31 March 2021	(5,224)

Nature and purpose

The Group uses hedging instruments as part of its management of foreign currency risk and interest rate risk associated on borrowings. For hedging foreign currency and interest rate risk, the Group uses foreign currency forward contracts, cross currency swaps (CCS), call spreads, foreign currency option contracts and interest rate swaps (IRS). To the extent these hedges are effective, the change in fair value of the hedging

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

instrument is recognised in the cash flow hedging reserve. Amounts recognised in the cash flow hedging reserve is reclassified to the statement of profit or loss when the hedged item affects profit or loss (example: interest payments).

18C	Share based payment reserve

As at 1 April 2019	1,086
Expense for the year	207
Forfeiture of vested options	(132)

As at 31 March 2020	1,161
Expense for the year	177
Repurchase of vested stock options	(176)
Forfeiture of vested options	3

As at 31 March 2021	1,165

Nature and purpose

The share options based payment reserve is used to recognise the grant date fair value of options issued to employees under employee stock option plan.

18D	Retained earnings / (losses)

As at 1 April 2019	1,894
Loss for the year	(2,696)
Re-measurement loss on defined benefit plans (net of tax)	(9)
Adjustment due to forfeiture of vested options	132
Acquisition of interest by NCI in subsidiaries	5
Debenture redemption reserve created during the year	(33)
Debenture redemption reserve released on account of repayment of debentures	1,914

As at 31 March 2020	1,207
Loss for the year	(7,818)
Re-measurement loss on defined benefit plans (net of tax)	(7)
Forfeiture of vested options	(3)
Acquisition of interest by NCI in subsidiaries	29
Repurchase of vested stock options	(470)
Debenture redemption reserve created during the year	(117)
Debenture redemption reserve released on account of repayment of debentures	811
Others*	(121)

As at 31 March 2021	(6,489)

*	represents distribution to owner recognised for financial guarantees (refer note 44)

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Nature and purpose

Retained earnings are the profits/(loss) that the Group has earned/incurred till date, less any transfers to general reserve, dividends or other distributions paid to shareholders. It is a free reserve available to the Group and eligible for distribution to shareholders, in case where it is having positive balance representing net earnings till date.

18E	Other components of equity

At 31 March 2019*	4,289
At 31 March 2020*	2,279
At 31 March 2021*	1,661

*	Represents capital reserve, debenture redemption reserve and foreign currency translation reserve as explained below.

(i)	Capital reserve

As at 1 April 2019	114
Amount utilised on acquisition of non-controlling interest	(143)

As at 31 March 2020	(29)
Gain on acquisition of non-controlling interest	78

As at 31 March 2021	49

Nature and purpose

Capital reserve represents bargain purchase gain on business combinations recognised under Local GAAP prior to date of transition to IFRS. It also includes adjustments pertaining to acquisition of NCI interests by the Group.

(ii)	Debenture redemption reserve

As at 1 April 2019	4,177
Debenture redemption reserve created during the year*	33
Amount transferred to retained earnings during the year	(1,914)

As at 31 March 2020	2,296
Debenture redemption reserve created during the year*	117
Debenture redemption reserve transferred to retained earnings during the year	(811)

As at 31 March 2021	1,602

Nature and purpose

As per the Companies Act, Debenture Redemption Reserve (DRR) is a reserve required to be maintained by the Companies that have issued debentures. The purpose of this reserve is to minimise the risk of default on repayment of debentures as this reserve ensures availability of funds for meeting obligations towards

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

debenture-holders. As per amendments in Companies (Share capital and Debentures) Rules, 2014 the requirement of listed Companies to create Debenture redemption reserve has been removed.

*Due to insufficient profit during the year, Debenture redemption reserve in respect of un-listed entities has been created only to the extent of available profit. Resultantly, there is an overall shortfall as at 31 March 2021: INR 663 (31 March 2020: INR 216).

(iii)	Foreign currency translation reserve

As at 1 April 2019	(2)
Exchange differences on translation of foreign operations	14

As at 31 March 2020	12
Exchange differences on translation of foreign operations	(2)

At 31 March 2021	10

Nature and purpose

Exchange differences arising on translation of the foreign operations are recognised in other comprehensive income as described in accounting policy and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the foreign operation is disposed-off.

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

19	Interest-bearing loans and borrowings

	Non-current					Current
	Notes	Nominal interest rate %	Maturity	As at 31 March 2021	As at 31 March 2020	As at 31 March 2021	As at 31 March 2020
Debentures
- Non convertible debentures (secured)	(i)	6.03% - 12.50%	March 2022 - September 2034	90,137	38,835	10,447	6,376
- Compulsorily convertible debentures (unsecured)	(ii)	8% - 10.70%	June 2026 - September 2036	809	553	—	—
Term loan from bank (secured)	(iii)	8.21% - 11.75%	December 2021 - December 2038	44,269	40,258	6,888	13,666
Term loan from financial institutions (secured)	(iv)	8.67% - 12.10%	September 2030 - March 2041	80,300	89,604	13,119	2,884
Senior secured notes	(v)	6.06% - 10.74%	September 2022 - February 2027	92,924	128,160	—	—
Compulsorily convertible preference shares	(vi)	15.02%	June 2022	26,697	23,200	—	—

Interest-bearing loans and borrowings - total#				335,136	320,610	30,454	22,926

Amount disclosed under the head ‘other current financial liabilities’ (refer note 21)				—	—	(30,454)	(22,926)

Interest-bearing loans and borrowings - net				335,136	320,610	—	—

#

Certain borrowings included above are guaranteed by the Parent on behalf of the group entities. Further, certain securities held in subsidiary companies are pledged with banks and financial institutions as security for financial facilities obtained by subsidiary companies.

Notes:

(a) Details of terms and security

(i) Non convertible debentures (secured)

The debentures are secured by way of first pari passu charge on the respective Company’s immovable properties, movable assets, current assets, cash accruals including but not limited to current assets, receivables, book debts, cash and bank balances, loans and advances etc. present and future.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(ii) Compulsorily convertible debentures (unsecured) Terms of conversion of CCDs

Entity	Tenure (years)	Total proceeds	Maturity date	Interest coupon rate	Moratorium period
ReNew Mega Solar Private Limited*	25	193	22 August 2036 and 20 September 2036	8%	18 months from the date of issue
ReNew Solar Energy (Telangana) Private Limited*	20	620	20 September 2036	8%	18 months from the date of issue
Abha Solarfarms Limited	10	35	6 June 2026, 26 January 2027 and 24 May 2027	10.70%	24 months from the date of issue
Aalok Solarfarms Limited	10	35	6 June 2026, 26 January 2027 and 24 May 2027	10.70%	24 months from the date of issue
Shreyas Solarfarms Limited	10	69	8 June 2026 and 26 January 2027	10.70%	24 months from the date of issue
Heramba Renewables Limited	10	69	26 January 2027 and 24 May 2027	10.70%	24 months from the date of issue

Total		1,021

*

Compulsorily convertible debentures are compulsorily convertible into equity shares in accordance with the terms of the Joint Venture Agreement at conversion ratio of 1:1. CCD do not carry any voting rights. Liability component of Compulsorily convertible debentures represent the present value of interest coupon.

(iii) Term loan from banks (secured)

Secured by pari passu first charge by way of mortgage of all the present and future immovable properties, hypothecation of movable assets, book debt, operating cash flows, receivables, commissions, revenue of whatsoever nature, all bank accounts and assignment of all rights, title, interests, benefits, claims etc. of project documents and insurance contracts of the respective Company. These loans usually have repayment cycle of monthly / quarterly payments.

For all long-term loan arrangements from banks, the Group has complied with the debt covenants except for a long-term loan arrangement amounting to INR 3,895 as at 31 March 2021 (31 March 2020: INR 2,916), where the Group could not meet covenants with the effect that the liability became payable on demand. The Group has classified these liabilities as current. Further, for such borrowings outstanding as at 31 March 2021, the Group has applied for waiver amounting to INR 3,664 (31 March 2020: the Group had subsequently received waiver for INR 2,916 from the lenders and the balances were fully repaid in November 2020).

(iv) Term loan from financial institutions (secured)

Secured by a first pari passu charge by way of mortgage on immovable properties, first pari passu charge by way of hypothecation of tangible moveable assets, first charge on all the current assets and accounts. Further secured by way of assignment of all the rights, title, interest, benefit, claims and demands under all the project agreements, letter of credit, insurance contracts and proceeds, guarantees, performance bond etc. of the respective company. These loans usually have repayment cycle of monthly / quarterly payments.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

For all long-term loan arrangements from financial institutions, the Group has complied with the debt covenants except for a long-term loan arrangement amounting to INR 6,446 as at 31 March 2021 (31 March 2020: INR Nil), where the Group could not meet covenants with the effect that the liability became payable on demand. The Group has classified these liabilities as current. Further, for the such borrowings outstanding as at 31 March 2021, the Group has subsequently received waiver from the lenders in April 2021.

Non creation of charge on securities against outstanding loans

Entities forming part of the Group have not created charge on security against outstanding loan balances as on 31 March 2021 mainly on account of pending approvals from government agencies with respect to land mortgages. The charge will be created as and when the respective entities get the necessary approvals from these agencies. In any of the entities stated below, non-creation of charge does not result in any breach of material provisions (event of default). Further, none of the following entities listed below have received any approval till date.

Entity name	Lender name	Amount
ReNew Solar Energy (Rajasthan) Private Limited	Power Finance Corporation Limited	3,025
Prathamesh Solarfarms Limited	Yes Bank *	1,522
Prathamesh Solarfarms Limited	Rural Electrification Corporation *	1,724
ReNew Solar Power Private Limited	Indian Renewable Energy Development	5,513
Ostro Jaisalmer Private Limited	Rural Electrification Corporation *	778
Ostro Urja Wind Private Limited	Rural Electrification Corporation *	2,165
Ostro Dakshin Power Private Limited	Ptc Financial Services Pvt. Ltd.	1,236
Ostro Dakshin Power Private Limited	Rural Electrification Corporation	3,803
Ostro Andhra Wind Private Limited	India Infrastructure Finance Co. Ltd	1,373
Ostro AP Wind Private Limited	India Infrastructure Finance Co. Ltd	1,404
Ostro Madhya Wind Private Limited	Rural Electrification Corporation *	2,143
Badoni Power Private Limited	Rural Electrification Corporation *	852
AVP Powerinfra Private Limited	Rural Electrification Corporation *	795
Ostro Anantapur Private Limited	Rural Electrification Corporation *	3,344
ReNew Wind Energy (Varekarwadi) Private Limited	Rural Electrification Corporation *	2,172

*	The corresponding loan balances have been fully repaid subsequent to the reporting date.

(v) Listed senior secured notes

Notes are secured by way of exclusive mortgage over immovable properties and exclusive charge by way of hypothecation of tangible and intangible movable assets. Further secured by way of hypothecation over rights and benefit, claims and demands under all the project agreements, letter of credit, insurance contracts and proceeds, guarantees, performance bond etc. of the company. Secondary charge over the account receivables, book debts and cash flows. The senior secured notes shall be repaid through bullet payments starting from September 2022 to February 2027.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(vi) Compulsorily convertible preference shares

The Company has issued INR 20,903 Compulsory Convertible Preference Shares (‘CCPS’) - Series A to certain existing shareholders:

Name of allottee	Number of shares allotted	Face value	Amount received	Balance as at 31 March 2021
GS Wyvern Holding Limited	16,395,294	425	6,968	8,899
Green Rock B 2014 Limited (acting in its capacity as	16,318,729	425	6,935	8,858
trustee of Green Stone A 2014 Trust)
Canada Pension Plan Investment Board	16,470,588	425	7,000	8,940

Total	49,184,611		20,903	26,697

Each Series A CCPS are non-cumulative and shall be entitled to a preferred rate of dividend of 0.0001% over the equity shares of the Company. These are mandatorily convertible upon the occurrence of the earliest of certain events as enumerated in terms specified in board resolution passed for issuance of CCPS but no later than 3 years from the date of allotment. Conversion shall occur at conversion price which will be computed in the manner as terms specified in board resolution passed for issuance of CCPS on the date of conversion. Series A CCPS do not meet the criteria of conversion into fixed number of equity shares given conversion price is not currently ascertainable, accordingly these CCPS have been recorded as financial liability and carried at amortised cost. These CCPS carry a yield of 15.02%.

The terms of conversion of CCPS include cap and floor prices for the computation of conversion ratio of the CCPS. These are considered as embedded derivatives and are accounted a FVTPL. The fair value of these embedded derivatives were Nil as on 31 March 2021 (31 March 2020: Nil).

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(b) Loan moratorium

(i) Entities forming part of the group have also applied for moratorium from financial institutions under “Reserve Bank of India’s COVID 19 – Regulatory Package dated 27 March 2020”. The details are as follows:

		Moratorium availed for
Company Name	Lender	Principal	Interest	Original due date	Extended due date	Settlement terms
Ostro Andhra Wind Private Limited	Indian Renewable Energy Development Agency Limited	12	18	30 June 2020	30 September 2020	As per the intimation received from the Lender dated 17 November 2020, Principle instalment outstanding for the quarter ended 30 June 2020 and interest outstanding for the month of June 2020 shall be deferred to 30 September 2033.

Ostro Andhra Wind Private Limited	India Infrastructure Finance Corporation	9	13	30 June 2020	30 September 2020	As per the intimation received from the Lender dated 24 December 2020, Principle instalment outstanding for the quarter ended 30 June 2020 and interest outstanding for the month of June 2020 shall be deferred to last instalment in 1 July 2035.

Ostro Andhra Wind Private Limited	Tata Cleantech Capital Limited	2	3	30 June 2020	30 September 2020	As per the intimation received from the Lender dated 11 January 2021, Principle instalment along with interest outstanding for the quarter ended 30 June 2020 shall be deferred and the original repayment schedule shall be extended by 3 months resulting in extending last payment date as per repayment schedule from 30 June 2033 to 30 September 2033.

Ostro AP Wind Private Limited	Indian Renewable Energy Development Agency Limited	12	21	30 June 2020	30 September 2020	As per the intimation received from the Lender dated 17 November 2020, Principle instalment outstanding for the quarter ended 30 June 2020 and interest outstanding for the month of June 2020 shall be deferred to 30 September 2033.

Ostro AP Wind Private Limited	India Infrastructure Finance Corporation	9	14	30 June 2020	30 September 2020	As per the intimation received from the Lender dated 24 December 2020, Principle instalment outstanding for the quarter ended 30 June 2020 and interest outstanding for the month of June 2020 shall be deferred to last instalment in 1 July 2035.

Ostro AP Wind Private Limited	Tata Cleantech Capital Limited	3	5	30 June 2020	30 September 2020	As per the intimation received from the Lender dated 11 January 2021, Principle instalment along with interest outstanding for the quarter ended 30 June 2020 shall be deferred and the original repayment schedule shall be extended by 3 months resulting in extending last payment date as per repayment schedule from 30 June 2033 to 30 September 2033.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

		Moratorium availed for
Company Name	Lender	Principal	Interest	Original due date	Extended due date	Settlement terms
ReNew Solar Energy (Rajasthan) Private Limited	Power Finance Corporation Limited	—	30	15 April 2020	—	As intimated by the Lender vide letter dated 25 February 2021, the repayment date has been revised resulting in extending last payment date as per repayment schedule. Previously, the repayment date was 15 December 2038 which has now been revised to 15 February 2039 to 15 June 2039 and the deferred amount has been converted to additional loan.
ReNew Solar Energy (Rajasthan) Private Limited	Power Finance Corporation Limited	—	28	15 May 2020	—
ReNew Solar Energy (Rajasthan) Private Limited	Power Finance Corporation Limited	—	29	15 June 2020	—
ReNew Solar Energy (Rajasthan) Private Limited	Power Finance Corporation Limited	—	28	15 July 2020	—
ReNew Solar Energy (Rajasthan) Private Limited	Power Finance Corporation Limited	—	30	15 August 2020	—

(ii) Zemira Renewables Private Limited (referred to as “Zemira”) had an outstanding term loan balance of INR 3,047 from Piramal Capital & Housing Finance Limited (INR 2,149) and PHL FINVEST Private Limited (INR 898) (collectively referred to as “Piramal”) as at 31 March 2020. As per terms of agreement with Piramal, principal instalment of INR 29 and interest of INR 33 was due on 30 June 2020 against which Zemira has availed moratorium from the Piramal till 30 September 2020 through approval letters dated 28 July 2020 under “Reserve Bank of India’s COVID 19—Regulatory Package dated 27 March 2020”. On 23 September 2020, Zemira issued 14.45% redeemable non-convertible debentures amounting to INR 3,075 to India Investment Opportunities Fund. On 24 September 2020, the outstanding balance for existing term loan increased to INR 3,178 (with accrual of interest till such date) and the proceeds from non-convertible debentures have been utilised to partially repay the term loan balance to an extent of INR 3,075. On 2 November 2020, the remaining amount of INR 103.37 (including accrual of interest till such date) has been repaid.

(iii) During the year ended 31 March 2021, the Group has availed moratorium on the following loans for a period of 90 days, which have been repaid:

Company Name	Lender	Moratorium availed on		Original due date
		Principal	Interest
Ostro Mahawind Power Private Limited	Barclays Bank Plc.	4,165	—	31 May 2020
Vivasvat Solar Energy Private Limited	Indian Renewable Energy Development Association	—	5	30 April 2020
		—	5	31 May 2020
		—	5	30 June 2020
ReNew Solar Power Private Limited		—	5	30 June 2020
		—	5	31 July 2020
		—	5	30 April 2020
		—	5	31 May 2020
ReNew Wind Energy (Varekarwadi) Private Limited	PTC Financial Services	—	5	1 July 2020
		—	5	1 August 2020

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(c) The Group during the year has prepaid borrowings arrangements including loan from banks, loans from financial institutions and non convertible debentures amounting to INR 41,362. These arrangements have been subsequently refinanced in May 2021.

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(c) The details of non convertible debentures (secured) are as below:

Listing status	Debenture Series	Face value per NCD (INR)	Numbers of NCDs outstanding		Outstanding amount		Nominal interest	Earliest redemption date	Last date of repayment	Terms of repayment
			As at 31 March 2021	As at 31 March 2020	As at 31 March 2021	As at 31 March 2020
Non listed	Not applicable	1,000,000	1,026	1,133	1,026	1,133	9.41%	30-Jun-20	30-Sep-30	Quarterly
Non listed	Not applicable	1,000,000	4,966	5,222	4,966	5,222	9.60%	30-Jun-20	31-Mar-23	Quarterly
Non listed	Series 1	1,000,000	1,778	1,850	1,778	1,850	9.60%-9.95%	30-Jun-20	31-Mar-23	Quarterly
Non listed	Series 2	1,000,000	3,071	3,236	3,071	3,236	9.60%-9.95%	30-Jun-20	31-Mar-23	Quarterly
Non listed	Not applicable	1,000,000	2,844	2,955	2,844	2,955	9.95%	30-Jun-20	31-Mar-23	Quarterly
Listed	Not applicable	1,000,000	3,370	3,660	3,370	3,660	9.75%	30-Sep-20	31-Mar-33	Half yearly
Listed	Series-1	1,000,000	474	500	474	500	8.55%	30-Sep-20	30-Sep-34	Half yearly
Listed	Series-2	1,000,000	2,161	2,278	2,161	2,278	8.65%	30-Sep-20	30-Sep-34	Half yearly
Listed	Series-3	1,000,000	3,867	4,075	3,867	4,075	8.75%	30-Sep-20	30-Sep-34	Half yearly
Non listed	Not applicable	1,000,000	—	5,040	—	5,040	14.85%	31-May-21	15-Nov-25	Quarterly
Non listed	Not applicable	1,000,000	2,000	2,000	2,000	2,000	12.50%	27-Oct-22	27-Oct-22	Bullet
Listed	Not applicable	1,000,000	—	5,060	—	5,060	12.68%	26-Feb-21	26-Feb-21	Bullet
Non listed	Not applicable	1,000,000	2,000	2,000	2,000	2,000	11.96%	28-Sep-22	28-Sep-22	Bullet
Non listed	Not applicable	1,000,000	—	2,000	—	2,000	12.41%	31-Oct-22	31-Oct-22	Bullet
Non listed	Not applicable	1,000,000	—	1,210	—	1,210	9.18%	30-Nov-22	30-Nov-22	Bullet
Non listed	Not applicable	1,000,000	3,210	3,210	3,210	3,210	9.45%	30-Jul-25	30-Jul-25	Bullet
Non listed	Not applicable	1,000,000	3,738	—	3,738	—	8.55%	31-Aug-22	31-Aug-22	Bullet
Non listed	Not applicable	1,000,000	9,000	—	9,000	—	9.25%	30-Mar-22	30-Mar-22	Bullet
Non listed	Not applicable	1,000,000	5,159	—	5,159	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,747	—	1,747	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,674	—	1,674	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	440	—	440	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	5,948	—	5,948	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	2,972	—	2,972	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,197	—	1,197	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,189	—	1,189	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,188	—	1,188	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,199	—	1,199	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,196	—	1,196	—	8.46%	28-Apr-24	28-Apr-24	Bullet
Non listed	Not applicable	1,000,000	1,548	—	1,548	—	6.03%	22-Aug-26	22-Aug-26	Bullet
Non listed	Not applicable	1,000,000	6,765	—	6,765	—	6.03%	22-Aug-26	22-Aug-26	Bullet
Non listed	Not applicable	1,000,000	3,835	—	3,835	—	6.03%	22-Aug-26	22-Aug-26	Bullet
Non listed	Not applicable	1,000,000	11,721	—	11,721	—	6.03%	22-Aug-26	22-Aug-26	Bullet
Non listed	Not applicable	1,000,000	1,736	—	1,736	—	6.03%	22-Aug-26	22-Aug-26	Bullet
Non listed	Not applicable	1,000,000	3,663	—	3,663	—	6.03%	22-Aug-26	22-Aug-26	Bullet
Non listed	Not applicable	1,000,000	4,432	—	4,432	—	6.03%	22-Aug-26	22-Aug-26	Bullet

Total (gross)					101,114	45,429
Transaction cost					(530)	(218)

Total					100,584	45,211

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

20	Lease liabilities

	As at 31 March 2021	As at 31 March 2020
Non-current
Lease liabilities (refer note 41)	1,782	1,387

	1,782	1,387

Current
Lease liabilities (refer note 41)	330	259

Total	330	259

21	Other financial liabilities

	As at 31 March 2021	As at 31 March 2020
Non-current
Interest accrued but not due on debentures	132	—

	132	—

Current
Financial guarantee contracts	78	—

Financial liabilities at amortised cost
Current maturities of long term interest-bearing loans and borrowings (refer note 19)*	30,454	22,926

Others
Interest accrued but not due on borrowings	1,686	1,692
Interest accrued but not due on debentures	1,211	371
Capital creditors	9,001	8,926
Purchase consideration payable	191	272
Other payables	1	109

Total	42,622	34,296

*‘ For all long-term loan arrangements the Group has complied with the debt covenants except for long-term loan arrangements amounting to INR 10,341 as at 31 March 2021 (31 March 2020: INR 2,916), where the Group could not meet covenants with the effect that the liability became payable on demand. The Group has classified the liability as current. Further, for such borrowings outstanding as at 31 March 2021, the Group has received waiver for borrowings amounting to INR 6,446 and applied for waiver amounting to INR 3,664 (31 March 2020: the Group had subsequently received waiver from the lenders and the loan was fully repaid in November 2020).

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

22	Deferred government grant

	As at 31 March 2021	As at 31 March 2020
Opening balance	848	891
Adjustment during the year	(58)	(6)
Released to the statement of profit or loss	(32)	(37)

Total	758	848

Current	39	38
Non-current	719	810

	758	848

23	Employee benefit liabilities

	As at 31 March 2021	As at 31 March 2020
Non-current
Provision for gratuity (refer note 40)	143	103

Total	143	103

Current
Provision for gratuity (refer note 40)	7	5
Provision for leave encashment	143	84
Share based payment liability (refer note 42(c))	102	—

Total	252	89

24	Contract liabilities

	As at 31 March 2021	As at 31 March 2020
Non-current
Deferred revenue	1,364	—

Total	1,364	—

Current
Deferred revenue	61	1

Total	61	1

The Group has certain power purchase agreements entered with customers which contains provision for claiming cost over-runs due to change in law clause, subject to approval by appropriate authority. The significant increase in contract liabilities in the year ended 31 March 2021 is due to receipt of approval of cost over-run which the Group has included as part of transaction price. The contract liabilities have been recognised at the present value of estimated cash flows and it will be recognised as revenue when the Group satisfies its performance obligations under the contract, which are expected to be recognised on straight-line basis over a period of 23 years (refer note 30(c)).

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

25	Provisions

	As at 31 March 2021	As at 31 March 2020
Non-current
Provision for decommissioning costs	13,686	11,950

Total	13,686	11,950

Current
Others	—	4

Total	—	4

Provision for decommissioning costs
As at 1 April 2019	10,377
Arised during the year	1,049
Unwinding of discount and changes in discount rate	524

As at 31 March 2020	11,950
Arised during the year	1,071
Unwinding of discount and changes in discount rate	744
Acquisition of subsidiary	21
Disposal of subsidiary	(100)

As at 31 March 2021	13,686

Decommissioning costs

Provision has been recognised for decommissioning costs associated with premises taken on leases wherein the Group is committed to decommission the site as a result of construction of wind and solar power projects.

26	Other liabilities

	As at 31 March 2021	As at 31 March 2020
Non-current
Provision for operation and maintenance equalisation	2,736	2,938
Security deposit received	—	2
Others	11	12

Total	2,747	2,952

Current
Provision for operation and maintenance equalisation	490	435
Other payables
TDS payable	1,389	1,272
GST payable	367	331
Labour welfare fund payable	1	1
Provident fund payable	19	15

Total	2,266	2,054

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

27	Interest-bearing loans and borrowings

	As at 31 March 2021	As at 31 March 2020
Working capital term loan (secured)	5,525	5,630
Loan from bank (secured)	—	1,229
Acceptances (secured)	2,169	603
Buyer’s / supplier’s credit (secured)	2,949	4,496
Loan from related party (unsecured) (refer note 44)	—	190

Total#	10,643	12,148

Working capital term loan (secured)

The term loan from bank carries interest at 8% to 9.75% per annum. The same is repayable with a bullet payment at the end of the tenure i.e. 30-365 days. It is secured by first charge by way of hypothecation entire movable properties of the borrower, including movable plant and machinery, machinery spares, tools and accessories, furniture, fixture and all other movable properties, book debts, operating cash flows, receivables, commission and revenues, all other current assets, intangible assets, goodwill, uncalled up capital except project assets.

Loan from bank (secured)

The loan carries interest at 10.35% per annum The same is repayable with a bullet payment at the end of one year from the date of disbursement. It is secured by first pari-passu charge over all present and future movable property, plant and equipment and current assets of the project, hypothecation on escrow/trust and retention account in relation to the project, first pari-passu charge on all project contracts and pledge of 51% of the equity and preference share capital of the respective borrower.

Acceptances (secured)

Acceptances are secured by pari-passu charge over all present and future current assets and movable fixed assets of the Company of respective projects for which such acceptances are taken. Discount rate of acceptances ranges from 2.23% to 5.90%. The maturity period ranges from 3-12 months.

Buyer’s / supplier’s credit (secured)

Buyer’s / supplier credit carries an interest rate of 12 month Libor plus 40 bps is secured by first pari-passu first charge by way of mortgage of all the present and future immovable properties, hypothecation of movable assets, book debt, operating cash flows, receivables, commissions, revenue of whatsoever nature, all bank accounts and all intangibles assets, assignment of all rights, title, interests, benefits, claims etc. of project documents, PPA, and insurance contracts of the Group. Creation of charge by way of mortgage and assignment is under process. These are repayable in bullet payments. The maturity period ranges from 3-12 months.

Loan from related party (unsecured)

Unsecured loan from related party is repayable on demand and carries interest at 8% per annum.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

# Certain borrowings included above are guaranteed by the Parent on behalf of the Group entities. Further, certain securities held in subsidiary companies are pledged with banks and financial institutions as security for financial facilities obtained by subsidiary companies.

28	Trade payables

	As at 31 March 2021	As at 31 March 2020
Trade payables	3,245	3,733

Total	3,245	3,733

Trade payables are non-interest bearing in nature. For explanations on the Group’s liquidity risk management processes, refer to note 48.

29	Derivative instruments

	As at 31 March 2021	As at 31 March 2020
Financial liabilities at FVTOCI - cash flow hedges
Derivative instruments	1,070	—

Total	1,070	—

30	Revenue from contracts with customers

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Sale of power	47,673	47,759	42,969
Sale of services - management shared services (refer note 44)	14	15	27
Income from engineering, procurement and construction service	434	543	82
Sale of services - operation and maintenance services (refer note 44)	37	16	—
Sale of services - consultancy service	26	—	—
Income from sale of renewable energy certificates	3	79	66

Total	48,187	48,412	43,144

The Group during the year ended 31 March 2021 recognised impairment losses on receivables arising from contracts with customers, included under other expenses in the consolidated statement of profit or loss, amounting to INR 386 (31 March 2020: INR 82, 31 March 2019: INR 61).

a)	The location for all of the revenue from contracts with customers is India.

b)	The timing for all of the revenue from contracts with customers is over time.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

c)

The Group has certain power purchase agreements entered with customers which contains provision for claiming cost over-runs due to change in law clause, subject to approval by appropriate authority. During the year ended 31 March 2021, on receipt of approval of cost over-run of INR 1,472 (31 March 2020: INR Nil), the Group has included the same as part of transaction price. Pending approval of cost over-runs of INR 1,266 (31 March 2020: INR 4,236) till the reporting period end, the Group has not included these over-runs as part of transaction price applying guidance on constraining estimates of variable consideration. Out of cost over-runs approved, the Group during the year ended 31 March 2021 has recognised revenue of INR 48 (31 March 2020: INR Nil).

d)	Transaction price - remaining performance obligation

The remaining performance obligation disclosure provides the aggregate amount of the transaction price yet to be recognised as at the end of the reporting period and an explanation as to when the Group expects to recognise these amounts in revenue. Applying the practical expedient as given in IFRS 15, the Group has not disclosed the remaining performance obligation related disclosures for contracts as the revenue recognised corresponds directly with the value to the customer of the entity’s performance completed to date. The cost over-runs which are pending approval of customers has been excluded for this disclosure because it was not included in the transaction price. These cost over-runs were excluded from the transaction price in accordance with the guidance on constraining estimates of variable consideration.

The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied), other than those where Group has elected the practical expedient available under IFRS 15 as mentioned above is approximately INR 39,801 as at 31 March 2021. Out of this, the group expects to recognise revenue of approximately 4% within the next one year and the remaining thereafter. The remaining performance obligations expected to be recognised relate to the supply of power under power purchase agreements that is to be satisfied as the Group performs for the remaining term of contract. The above disclosure excludes amount recognised as contract liabilities as per note 24.

e)	Contract balances

	As at 31 March 2021	As at 31 March 2020	As at 1 April 2019
Trade receivables (refer note 10)	35,980	25,914	19,176
Contract assets (refer note 13)	86	25	1
Contract liabilities (refer note 24)	1,425	1	4

31	Other operating income

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Income from leases	80	63	176
Income from sale of emission reduction certificates	—	15	—

Total	80	78	176

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

32	Finance income

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Interest income accounted at amortised cost
- on fixed deposit with banks	1,563	2,044	1,393
- on trade receivables	114	—	—
- others	212	135	78
Gain on settlement of financial liabilities*	1,465	—	—

Total	3,354	2,179	1,471

* Represents gain on derecognition of long term interest-bearing loans and borrowings accounted for using amortised cost method on account of reduction in premium on redemption due to early repayment.

33	Other income

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Government grant
- generation based incentive	1,846	2,098	2,288
- viability gap funding	32	37	39
Compensation for loss of revenue	431	89	379
Gain on sale of intangibles	0	219	—
Insurance claim	63	34	41
Fair value change of mutual fund (including realised gain)	—	—	272
Fair value gain on investment (refer note 54)	27	—	77
Income tax refund	160	—	—
Gain on derivative instruments designated as cash flow hedge (net)	16	—	—
Miscellaneous income	295	157	15

Total	2,870	2,634	3,111

34	Employee benefits expense

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Salaries, wages and bonus	949	785	728
Contribution to provident and other funds	50	37	41
Share based payments (refer note 42)	203	72	183
Gratuity expense (refer note 40)	15	13	13
Staff welfare expenses	42	44	43

Total	1,259	951	1,008

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

35	Depreciation and amortisation

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Depreciation of property, plant and equipment (refer note 5)	10,615	9,865	8,187
Amortisation of intangible assets (refer note 6)	1,166	1,145	1,118
Depreciation of right of use assets (refer note 7)	245	230	191

Total	12,026	11,240	9,496

36	Other expenses

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Legal and professional fees	790	686	898
Corporate social responsibility	82	73	53
Travelling and conveyance	148	163	151
Lease rent relating to short term leases	22	24	23
Director’s commission	15	9	15
Printing and stationery	3	2	2
Rates and taxes	235	191	158
Payment to auditors	63	51	72
Insurance	527	201	148
Operation and maintenance	3,935	3,488	2,667
Repair and maintenance	104	65	23
Loss on sale/damage of property plant and equipment	205	104	197
Bidding expenses	12	26	22
Advertising and sales promotion	30	22	8
Impairment of capital work in progress	39	—	—
Security charges	241	195	176
Communication costs	36	31	26
Impairment loss on assets of disposal group held for sale (refer note 39)	408	—	—
Impairment allowances for financial assets	416	82	61
Miscellaneous expenses	271	252	103

Total	7,582	5,665	4,804

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

37	Finance costs

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Interest expense on (accounted at amortised cost)
- term loans	14,916	14,575	12,402
- loan from related party (refer note 44)	19	15	12
- acceptance	49	499	667
- buyer’s/supplier’s credit	68	420	1,159
- on working capital demand loan	252	602	331
- non convertible debentures	5,274	6,140	6,485
- compulsorily convertible debentures (unsecured)	60	59	78
- commercial papers	—	11	405
- senior secured notes	10,791	7,938	4,357
- lease liabilities	113	105	26
- compulsory convertible preference shares	3,361	2,230	—
- others	9	17	16
Bank charges	428	411	376
Option premium amortisation*	1,773	1,119	69
Loss on settlement of derivative instruments designated as cash flow hedge (net)*	76	302	304
Unwinding of discount on provisions	745	524	329
Unamortised ancillary borrowing cost written off#	347	520	523

Total	38,281	35,487	27,538

* Reclassification of option premium amortisation on derivative instruments and loss on settlement of derivative instruments designated as cash flow hedge from other expenses to finance costs within the statement of profit or loss

The Group re-assessed classification of option premium amortisation on derivative instruments and loss on settlement of derivative instruments designated as cash flow hedge. The Group had previously classified these items under the head other expenses (note 36) in the statement of profit or loss. During the current financial year, the Group elected to change the classification of these items under the head finance costs in the statement of profit or loss, as the Group believes that such a reclassification provides more relevant information to the users of its financial statements given that it is aligned to practices adopted by its competitors. In addition, the derivative instruments are obtained to mitigate the currency risk on foreign currency interest-bearing loans and borrowings and accordingly classifying the same under head finance cost would be a more reliable presentation.

The Group applied this reclassification retrospectively and has an effect on the current and previous years presented. This reclassification has resulted in an increase in finance costs by INR 1,849 for the year ended 31 March 2021 (31 March 2020: INR 1,421, 31 March 2019: INR 373) with corresponding decrease in other expenses for the respective years. The reclassification has no impact on the profit/(loss) and basic and diluted earnings per share of the Group for the years ended 31 March 2021, 2020 and 2019.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

This reclassification has resulted in increase in cash outflows from financing activities by INR 1,293 (31 March 2020: INR 1,119, 31 March 2019: INR 69) with a corresponding increase of cash inflows from operating activities for the year ended 31 March 2021, 2020 and 2019.

#Represents transaction cost on long term interest-bearing loans and borrowings charged to the statement of profit or loss on account of derecognition due to substantial modification.

38	Earnings / (loss) per share

The following reflects the profit and share data used for the basic and diluted EPS computations:

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
(Loss) / profit attributable to equity holders for basic earnings	(7,818)	(2,696)	2,646

	(7,818)	(2,696)	2,646

(Loss) / profit attributable to equity holders of parent for basic EPS	(7,818)	(2,696)	2,646
Weighted average number of equity shares for calculating basic EPS	483,921,868	459,201,195	379,797,836
Basic (loss) / earnings per share (in INR)	(16.16)	(5.87)	6.97

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Loss / profit attributable to equity holders of parent for diluted EPS	(7,818)	(2,696)	2,646
Weighted average number of equity shares for calculating diluted EPS	483,921,868	459,201,195	385,804,858

Diluted loss / earnings per share* (in INR)	(16.16)	(5.87)	6.86
Weighted average number of equity shares in calculating basic EPS	379,924,556	379,924,556	379,797,836

Effect of dilution in calculating basic EPS and diluted EPS
Compulsory convertible preference shares	103,997,312	79,276,639	—

Weighted average number of equity shares in calculating basic EPS	483,921,868	459,201,195	379,797,836

Effect of dilution in calculating diluted EPS
Convertible equity for employee stock option plan	7,476,734	4,866,286	6,007,022

Weighted average number of equity shares in calculating diluted EPS	491,398,602	464,067,481	385,804,858

* Since the effect of conversion of employee stock option plan was anti-dilutive in the years ended 31 March 2021 and 2020, it has not been considered for the purpose of computing diluted EPS.

The Group has elected to provide EPS figures for the puttable instruments as referred to in Note 17A.

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

39	Disposal of subsidiary

On 28 September 2020, the board of directors approved the plan to sell 300 MW Pavagada solar project housed in Adyah Solar Energy Private Limited (Adyah Solar), a wholly owned subsidiary which falls under Solar power reportable segment. The Group has entered into a sale and purchase agreement dated 31 October 2020 for sale of 100% shareholding in Adyah Solar to Ayana Renewable Power Private Limited. At 28 September 2020, the loss of control over Adyah Solar within the next twelve months became highly probable and met the criteria to be classified as a disposal group held for sale and accordingly, assets and liabilities related to the entity were classified as held for sale. The transaction was completed on 15 February 2021.

The total consideration for sale was as INR 5,549 and the net assets of the entity were INR 5,957 excluding deferred tax assets of INR 306. Since total consideration for sale is lower than net assets of the entity disposed, the Group had derecognised deferred tax assets of INR 306, with the corresponding amount recognised under deferred tax in the consolidated statement of profit or loss.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

a)	Assets and liabilities of Adyah Solar at the date of disposal

Particulars		As at 15 February 2021
Assets
Property, plant and equipment		14,383
Right of use assets		1,571
Trade receivables		621
Bank balances other than cash and cash equivalents		392
Cash and cash equivalents		16
Other non-current assets		10
Prepayments (non-current)		37
Other current financial assets		2
Other current assets		25

Total assets	(a)	17,057
Liabilities
Interest-bearing loans and borrowings		10,336
Others non-current financial liabilities		596
Long term provisions		100
Others current financial liabilities		48
Other current liabilities		20

Total liabilities	(b)	11,100

Net assets sold	(c) = (a) - (b)	5,957

Total consideration	(d)	5,549
Total impairment loss on assets of disposal group held for sale (presented under other expenses in statement of profit or loss)	(d) = (c) - (d)	408
Consideration satisfied by:
Cash and cash equivalents		3,613
Deferred consideration receivable		1,936

		5,549

The deferred consideration represents the fair value of consideration receivable and the same is contractually recoverable on the receipt of safeguard duty claims under change in law clause by Adyah Solar from its customers. This consideration is expected to be settled in cash by the purchaser by 31 March 2022. Considering the period involved, impact of time value of money is minimal.

There is no reclassification of amounts from OCI relating to Adyah Solar.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

c)	The results of Adyah Solar included in statement of profit or loss were as follows:

	For the year ended
	31 March 2021	31 March 2020
Income	2,372	1,998
Expenses	(2,718)	(2,563)

Loss before tax	(346)	(565)
Income tax expense	229	113

Loss for the year	(117)	(452)

In accordance with the IFRS 5, depreciation and amortisation on the assets of Adyah Solar Energy Private Limited ceased as at 28 September 2020.

d)	Impact on cash flow statement

During the year ended 31 March 2021, Adyah Solar contributed INR 1,120 (31 March 2020: INR 1,061) to the Group’s net operating cash flows, INR 206 (31 March 2020: paid INR 2,770) in respect of investing activities and paid INR 1,354 (31 March 2020: contributed INR 1,727) in respect of financing activities.

Net cash inflow arising on disposal:
Consideration received in cash and cash equivalents	3,613
Less: cash and cash equivalents disposed	(16)

3,597

40	Gratuity and other post-employment benefit plans

Retirement benefit in the form of provident fund is a defined contribution scheme. The contributions to the provident fund are charged to the statement of profit or loss for the year when the contributions are due. The Group has no obligation, other than the contribution payable to the provident fund.

The Group has a defined benefit gratuity plan. Gratuity is computed as 15 days’ salary, for every completed year of service or part thereof in excess of 6 months and is payable on retirement/termination/resignation. The benefit vests on the employees after completion of 5 years of service. The Gratuity liability has not been externally funded. Group makes provision of such gratuity liability in the books of accounts on the basis of actuarial valuation as per the projected unit credit method.

The following tables summarise the components of net benefit expense recognised in the statement of profit or loss and the unfunded status and amounts recognised in the statement of financial position for gratuity.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

a) Statement of profit or loss and OCI

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Net employees benefit expense recognised in employee cost
Current service cost	31	25	25
Interest cost on benefit obligation	7	6	5

Net benefit expense*	38	31	30

* This amount is inclusive of amount capitalised in different projects.

Net (expense) / income recognised in OCI	(8)	(13)	14

b) Statement of financial position

	As at 31 March 2021	As at 31 March 2020
Defined benefit liability
Present value of unfunded obligation	150	108

Net liability	150	108

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Changes in the present value of the defined benefit obligation
Opening defined benefit obligation	108	75	53
Current service cost	31	25	25
Interest cost	7	6	5
Benefits paid	(6)	(10)	(0)
Liabilities assumed / (settled)	—	(1)	—
Remeasurements during the year due to:
- Experience adjustments	7	2	(14)
- Change in financial assumptions	—	11	—
- Change in demographic assumptions	—	0	(0)
Liabilities net of planned assets assumed under business combination	3	—	—
Assets extinguished on curtailments/settlements	—	—	6

Closing defined benefit obligation	150	108	75

Since the entire amount of plan obligation is unfunded therefore changes in fair value of plan assets, categories of plan assets as a percentage of the fair value of total plan assets and Group’s expected contribution to the plan assets for the next year is not given.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

c) Principal assumptions used in determining gratuity obligations

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Discount rate	6.85%	6.85%	7.75%
Salary escalation	10.00%	10.00%	10.00%

The estimates of future salary increases considered in actuarial valuation take account of inflation, total amount of inflation, seniority, promotion and other relevant factors, such as supply and demand in the employment market.

The Group regularly assesses these assumptions with the projected long-term plans and prevalent industry standards. The impact of sensitivity due to changes in the significant actuarial assumptions on the defined benefit obligations is given in the table below:

Particulars	Change in assumptions	For the year ended
		31 March 2021	31 March 2020	31 March 2019
Discount rate	+ 0.5%	141	110	66
	- 0.5%	159	97	76
Salary escalation	+ 0.5%	156	110	74
	- 0.5%	144	97	67

The sensitivity analysis above has been determined based on a method that extrapolates the impact on defined benefit obligation as a result of reasonable changes in key assumptions occurring at the end of the year.

d) Projected plan cash flow

The table below shows the expected cash flow profile of the benefits to be paid to the current membership of the plan based on past service of the employees as at the valuation date:

Maturity profile	As at 31 March 2021	As at 31 March 2020
Within next 12 months	7	5
From 2 to 5 years	37	27
From 6 to 9 years	40	36
10 years and beyond	330	226

The weighted average duration to the payment of these cash flows is 13 years (31 March 2020: 13.32 years).

e) Risk analysis

The Group is exposed to a number of risks in the defined benefit plans. Most significant risks pertaining to defined benefits plans and management estimation of the impact of these risks are as follows:

i) Inflation risk: Currently the Group has not funded the defined benefit plans. Therefore, the Group will have to bear the entire increase in liability on account of inflation.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

ii) Longevity risk / life expectancy: The present value of the defined benefit plan liability is calculated by reference to the best estimate of the mortality of plan participants both during and at the end of the employment. An increase in the life expectancy of the plan participants will increase the plan liability.

iii) Salary growth risk: The present value of the defined benefit plan liability is calculated by reference to the future salaries of plan participants. An increase in the salary of the plan participants will increase the plan liability.

Defined contribution plan

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Contribution to provident fund and other fund charged to statement of profit or loss (inclusive of amount capitalised in different projects)	108	89	70

41	Leases

The Group has entered into leases for its offices and leasehold lands. These leases generally have lease terms of 5 to 30 years. The Group also has certain leases of regional offices and office equipment with lease terms of 12 months or less and lease of office equipments with low value. The Group applies the ‘short-term lease’ and ‘lease of low-value assets’ recognition exemptions for these leases. Set out below are the carrying amounts of lease liabilities carried at amortised cost and the movements during the year:

	For the year ended
Particulars	31 March 2021	31 March 2020	31 March 2019
Opening balance	1,646	1,436	1,034
Additions	1,101	410	1,943
Acquisition of subsidiary	17	—	—
Capitalised during the year	105
Accretion of interest	113	147	125
Lease modification during the year	(26)	—	—
Disposal of subsidiary	(596)	—	—
Payments	(248)	(347)	(1,666)

Closing balance	2,112	1,646	1,436

Current	330	259	347
Non-current	1,782	1,387	1,089

Notes:

a)	There are no restrictions or covenants imposed by leases.
b)	Refer note 36 for rental expense recorded for short-term leases and low value leases.
c)	There are no amounts payable toward variable lease expense recognised for the years ended 31 March 2021, 2020 and 2019.
d)	The maturity analysis of lease liabilities are disclosed in note 48.
e)	There are no leases which have not yet commenced to which the lessee is committed.
f)	The effective interest rate for lease liabilities is 10.40%

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

42	Share based payment

a) Equity settled share-based payment transactions

The Group has five share-based payment schemes for its employees:

2018 Stock Option Plan, 2017 Stock Option Plan, 2016 Stock Option Plan, 2014 Stock Option Plan and 2011 Stock Option Plan (‘Group Stock Option Plans’) approved by the board. According to the ESOP schemes, the employee selected by the compensation committee from time to time will be entitled to options as per grant letter issued by the committee, subject to satisfaction of prescribed vesting conditions.

The relevant terms of the ESOP schemes are as below:

Plans	2018 Stock Option Plan Modified (new plan)	2018 Stock Option Plan	2017 Stock Option Plan	2016 Stock Option Plan	2014 Stock Option Plan	2011 Stock Option Plan
Grant date	16 August 2019	Multiple	Multiple	Multiple	Multiple	Multiple
Vesting period	Time linked vesting: Grants will vest in 5 years on quarterly basis which shall commence one year after the date of grant of options

Time linked vesting: 50 % of grants will vest in 5 years as follows:

i) One year from the date of grant, the Options for the first four quarters shall vest immediately.

ii) Thereafter, vesting will continue on a quarterly basis for the unvested Options.

Remaining 50% will vest at the end of 5 years from the date of grant.

Time linked vesting: 50 % of grants will vest in 5 years as follows:

i) One year from the date of grant, the Options for the first four quarters shall vest immediately.

ii) Thereafter, vesting will continue on a quarterly basis for the unvested Options.

Remaining 50% will vest at the end of 5 years from the date of grant.

Time linked vesting: 5 years on quarterly basis effective from 1 December 2015 on completion of one year from the date of grant, the Options for the first seven quarters shall vest immediately. Thereafter, vesting will continue on quarterly basis for the unvested Options commencing from 1 December 2017.

Performance linked vesting:

The Options shall vest annually and shall be prorated over a period of 3 years from the date of grant and shall be subject to the EBITDA achieved by the Company for the last completed financial year. The vesting of the Options shall take place at the end of the first anniversary of the date of grant (Vesting date) and thereafter on 31 March 2018 and 31 March 2019 or at a later date when the audited financial statements of the Company are available.

					Time linked vesting: 5 years on quarterly basis which shall commence one year after the date of grant of option	Time linked vesting: 5 years from the grant date

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Plans	2018 Stock Option Plan Modified (new plan)	2018 Stock Option Plan	2017 Stock Option Plan	2016 Stock Option Plan	2014 Stock Option Plan	2011 Stock Option Plan
Exercise period	Within 10 years from date of grant upon vesting	Within 10 years from date of grant upon vesting	Within 10 years from date of grant upon vesting	Within 10 years from date of grant upon vesting	Within 10 years from date of grant upon vesting	Within 10 years from date of grant upon vesting
Exercise price	INR 400	INR 400, INR 415 and INR 420	INR 340	INR 205	INR 100 and 131	INR 100
Expiry date	16 August 2029	24 April 2028 to 31 December 2030	10 April 2027 to 25 February 2028	30 September 2026	31 December 2022 to 01 January 2025	30 September 2021 to 31 December 2022
Settlement type	Equity settled	Equity settled	Equity settled	Equity settled	Equity settled	Equity settled
Number of options outstanding as at (in million):

31 March 2020	1	1	10	2	3	1
31 March 2021	1	1	9	1	2	1

The movement of options outstanding under the share-based payment schemes are summarised below:

	Number of options (in million)
Particulars	31 March 2021	31 March 2020	31 March 2019
Outstanding at the beginning of the year	18	19	21
Granted during the year	1	1	1
Forfeited during the year	(0)	(2)	(0)
Repurchase during the year	(3)	—	—
Exercised during the year	—	—	(3)

Outstanding at the end of the year	16	18	19

Exercisable at the end of the year	8	9	9

•	The weighted average exercise price of these options outstanding was INR 303 for the year ended 31 March 2021 (31 March 2020: INR 280, 31 March 2019: INR 258).

•	The weighted average exercise price of these options granted during the year was INR 404 for the year ended 31 March 2021 (31 March 2020: INR 400, 31 March 2019: INR 415).

•	There were no options exercised during the years ended 31 March 2021 and 2020. The weighted average exercise price of options exercised during 31 March 2019: INR 205.

•	The weighted average exercise price of these options forfeited during the year was INR 395 for the year ended 31 March 2021 (31 March 2020: INR 189, 31 March 2019: INR 290).

•

The weighted average exercise price of these options repurchased during the year was INR 157 for the year ended 31 March 2021 (No options were repurchased during the years ended 31 March 2020 and 2019)

•	The weighted average exercise price of exercisable options was INR 250 for the year ended 31 March 2021 (31 March 2020: INR 206, 31 March 2019: INR 178).

•	The weighted average remaining contractual life of options outstanding as at 31 March 2021 was 5.75 years (31 March 2020: 6.30 years).

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

The following tables list the inputs to the models used for the years ended 31 March 2021, 2020 and 2019, respectively:

	For the year ended
Particulars	31 March 2021	31 March 2020	31 March 2019
Dividend yield (%)	3.4%	2.9%	1.5%
Expected volatility (%)	22%	23%	15%
Risk–free interest rate (%)	4.16% - 5.92%	6.53%	7.70% - 8.12%
Weighted average remaining contractual life of options granted during current period	9.44 years	9.37 years	9.47 years
Weighted average share price (in INR)	471	415	415
Weighted average fair value (in INR)	133.01	110.43	121.84

•	The fair value of share options granted is estimated at the date of grant using Black-Scholes valuation model, taking into account the terms and conditions upon which the share options were granted.

•

The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

b) Repurchase of vested stock options

During the year ended 31 March 2021, the Group undertook a one-time partial liquidity scheme for outstanding ESOPs, wherein, maximum 40% options vested as on 31 July 2020 out of options granted up to 31 March 2018 were eligible for surrender for INR 420 per option. The total number of options opted by employees for surrender were 2,592,557 options. Settlement has been done by the Group in the form of ex-gratia payment equal to value accreted against the surrendered options subject to and net of applicable tax deduction at source. All applicable taxes are to be borne by the employee. Surrendered options are subject to value adjustment in case Group or any of its holding company issues primary securities or on signing of any definitive agreements before 31 July 2021 at higher / lower than INR 420 per share (adjusted for capital restructurings, consolidations, split etc.). Actual adjustments for upside or downside will be settled post completion of the deal. Upsides shall accrue to an employee only if they continue in employment as of 31 July 2021. Employee shall be liable for downside value adjustment even if he or she ceased employment If no deal is completed by 31 October 2021, the deal will be disregarded for adjustments.

The details of repurchase of vested stock options are as follows:

Particulars	Amount
Total consideration paid for repurchase of vested stock options (a)	681
Fair value of the vested stock options repurchased, measured at the repurchase date, recognised in equity* (b)	650
Excess consideration paid recognised in statement of profit or loss (a) - (b)	31

*

The fair value of vested stock options was estimated at the date of repurchase using Black-Scholes valuation model, taking into account the terms and conditions upon which the share options were granted using following inputs as at 31 July 2021.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Particulars	31 March 2021
Share price per share at measurement date	420
Expected volatility	22%
Dividend yield	3.40%
Risk-free interest rate	4.16% - 5.92%

c) Cash settled share based payments arising out of a one-time partial liquidity scheme (refer note b above)

The carrying amount of the liability (included in employee benefit liabilities) relating to the cash settled share based payments at 31 March 2021 was INR 102 (31 March 2020: INR Nil). No cash settled share based payments had vested or forfeited at 31 March 2021 and 2020, respectively. Outstanding cash settled options as at 31 March 2021 are 2,592,557. None of the cash settled options are exercisable as at 31 March 2021.

The fair value of the cash settled share based payments was determined using the Black-Scholes model using the following inputs as at 31 March 2021:

Particulars	31 March 2021
Share price per share at measurement date	420
Expected volatility	22%
Dividend yield	3.40%
Risk-free interest rate	4.16% - 5.92%

•

The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

d) Expenses arising from share-based payment transactions

The expense recognised for employee services received during the year is shown in the following table:

	For the year ended
Particulars	31 March 2021	31 March 2020	31 March 2019
Expense arising from equity-settled share-based payment transactions	189	206	316
Expense arising from repurchases vested stock options	31	—	—
Expense arising from cash settled share based payments transactions	102	—	—

Total expense arising from share-based payment transactions*	322	206	316

*	This amount is inclusive of amount capitalised in different projects.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

43	Group information

(a) Subsidiaries

The group’s subsidiaries are set out below. Unless otherwise stated, they have equity share capital that are held directly held by the group, and the proportion of ownership interests held equals to the voting rights held by the group. The country of incorporation is also their principal place of business.

S.No	Name of companies	Holding company	Country of incorporation	As at 31 March 2021	As at 31 March 2020
1	ReNew Wind Energy (AP 3) Private Limited	ReNew Power Private Limited	India	100%	100%
2	ReNew Solar Power Private Limited^	ReNew Power Private Limited	India	100%	100%
3	ReNew Wind Energy (MP) Private Limited	ReNew Power Private Limited	India	100%	100%
4	ReNew Wind Energy (Varekarwadi) Private Limited	ReNew Power Private Limited	India	100%	100%
5	ReNew Wind Energy Delhi Private Limited	ReNew Power Private Limited	India	100%	100%
6	ReNew Wind Energy (Jamb) Private Limited	ReNew Power Private Limited	India	100%	100%
7	ReNew Wind Energy (Devgarh) Private Limited	ReNew Power Private Limited	India	100%	100%
8	ReNew Wind Energy (AP) Private Limited*	ReNew Power Private Limited	India	70%	66%
9	Narmada Wind Energy Private Limited	ReNew Power Private Limited	India	100%	100%
10	ReNew Wind Energy (Sipla) Private Limited	ReNew Power Private Limited	India	100%	100%
11	ReNew Solar Energy (Jharkhand One) Private Limited^	ReNew Solar Power Private Limited	India	100%	100%
12	ReNew Solar Energy (Jharkhand Three) Private Limited*	ReNew Solar Power Private Limited	India	51%	51%
13	ReNew Solar Energy (Jharkhand Four) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
14	ReNew Solar Energy (Jharkhand Five) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
15	ReNew Wind Energy (Karnataka Two) Private Limited	ReNew Power Private Limited	India	100%	100%
16	Abaha Wind Energy Developers Private Limited	ReNew Power Private Limited	India	100%	100%
17	ReNew Solar Energy Private Limited^	ReNew Power Private Limited	India	100%	100%
18	ReNew Wind Energy (TN) Private Limited	ReNew Power Private Limited	India	100%	100%
19	ReNew Wind Energy (Budh 3) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
20	ReNew Wind Energy (MP One) Private Limited	ReNew Power Private Limited	India	100%	100%
21	ReNew Solar Energy (Telangana) Private Limited*	ReNew Solar Power Private Limited	India	51%	51%
22	ReNew Power Services Private Limited^$	ReNew Power Private Limited	India	100%	100%
23	ReNew Solar Energy (Karnataka Two) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
24	ReNew Wind Energy (Shivpur) Private Limited	ReNew Power Private Limited	India	100%	100%
25	ReNew Wind Energy (Karnataka) Private Limited*	ReNew Power Private Limited	India	71%	64%

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

S.No	Name of companies	Holding company	Country of incorporation	As at 31 March 2021	As at 31 March 2020
26	ReNew Wind Energy (Karnataka 3) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
27	ReNew Wind Energy (AP Five) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
28	ReNew Saur Urja Private Limited	ReNew Solar Power Private Limited	India	100%	100%
29	Bhumi Prakash Private Limited	ReNew Solar Power Private Limited	India	100%	100%
30	Tarun Kiran Bhoomi Private Limited	ReNew Solar Power Private Limited	India	100%	100%
31	ReNew Saur Shakti Private Limited (Formerly known as Surya Prakash Urja Bhoomi Private Limited)	ReNew Solar Power Private Limited	India	100%	100%
32	ReNew Agni Power Private Limited (Formerly known as Bhanu Dhara Kiran Private Limited)	ReNew Solar Power Private Limited	India	100%	100%
33	ReNew Mega Solar Power Private Limited (Formerly known as Sun Season Private Limited)*	ReNew Solar Power Private Limited	India	51%	51%
34	ReNew Wind Energy (Rajasthan 2) Private Limited	ReNew Power Private Limited	India	100%	100%
35	ReNew Wind Energy (MP Two) Private Limited	ReNew Power Private Limited	India	100%	100%
36	ReNew Wind Energy (Jath Three) Private Limited	ReNew Power Private Limited	India	100%	100%
37	ReNew Wind Energy (Karnataka 4) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
38	ReNew Wind Energy (Maharashtra) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
39	ReNew Wind Energy (MP Four) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
40	ReNew Wind Energy (AP2) Private Limited	ReNew Power Private Limited	India	100%	100%
41	ReNew Wind Energy (Orissa) Private Limited	ReNew Power Private Limited	India	100%	100%
42	ReNew Wind Energy (AP 4) Private Limited	ReNew Power Private Limited	India	100%	100%
43	ReNew Wind Energy (Jadeswar) Private Limited	ReNew Power Private Limited	India	100%	100%
44	ReNew Wind Energy (Welturi) Private Limited	ReNew Power Private Limited	India	100%	100%
45	ReNew Solar Services Private Limited^$ (Formerly known as ReNew Wind Energy (Vaspet 4) Private Limited)	ReNew Solar Energy Private Limited	India	100%	100%
46	ReNew Solar Energy (Rajasthan) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
47	ReNew Wind Energy (Vaspet 5) Private Limited	ReNew Power Private Limited	India	100%	100%
48	ReNew Solar Energy (Karnataka) Private Limited*	ReNew Solar Power Private Limited	India	100%	100%
49	ReNew Wind Energy (TN 2) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
50	ReNew Wind Energy (Rajkot) Private Limited	ReNew Power Private Limited	India	100%	100%
51	ReNew Wind Energy (Rajasthan) Private Limited	ReNew Power Private Limited	India	100%	100%
52	ReNew Akshay Urja Limited (Formerly known as ReNew Akshay Urja Private Limited)*	ReNew Solar Power Private Limited	India	100%	56%

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

S.No	Name of companies	Holding company	Country of incorporation	As at 31 March 2021	As at 31 March 2020
53	ReNew Wind Energy (Jath) Limited (Formerly known as ReNew Wind Energy (Jath) Private Limited)	ReNew Power Private Limited	India	100%	100%
54	ReNew Wind Energy (Rajasthan One) Private Limited	ReNew Power Private Limited	India	100%	100%
55	ReNew Wind Energy (Rajasthan 3) Private Limited	ReNew Power Private Limited	India	100%	100%
56	ReNew Solar Energy (TN) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
57	ReNew Wind Energy (Karnataka Five) Private Limited	ReNew Power Private Limited	India	100%	100%
58	ReNew Wind Energy (MP Three) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
59	ReNew Wind Energy (Rajasthan Four) Private Limited	ReNew Solar Power Private Limited	India	100%	100%
60	ReNew Clean Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
61	ReNew Distributed Solar Energy Private Limited^	ReNew Solar Energy Private Limited	India	100%	100%
62	ReNew Distributed Solar Services Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
63	ReNew Distributed Solar Power Private Limited^	ReNew Solar Energy Private Limited	India	100%	100%
64	ReNew Surya Mitra Private Limited*^	ReNew Solar Energy Private Limited	India	68%	1%
65	ReNew Surya Prakash Private Limited^	ReNew Solar Energy Private Limited	India	100%	100%
66	ReNew Saur Vidyut Private Limited^	ReNew Solar Energy Private Limited	India	100%	100%
67	ReNew Solar Daylight Energy Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
68	ReNew Solar Sun Flame Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
69	ReNew Power Singapore Pte. Ltd.	ReNew Power Private Limited	Singapore	100%	100%
70	Abha Sunlight Private Limited	ReNew Solar Power Private Limited	India	100%	100%
71	Nokor Solar Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
72	Izra Solar Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
73	Zorya Solar Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
74	Vivasvat Solar Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
75	Nokor Bhoomi Private Limited	ReNew Solar Power Private Limited	India	100%	100%
76	Akhilagya Solar Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
77	Adyah Solar Energy Private Limited@	ReNew Solar Power Private Limited	India	—	100%
78	ReNew Transmission Ventures Private Limited	ReNew Power Private Limited	India	100%	100%
79	Helios Infratech Private Limited	ReNew Power Private Limited	India	100%	100%
80	Shruti Power Projects Private Limited	ReNew Power Private Limited	India	100%	100%
81	Lexicon Vanijya Private Limited	ReNew Solar Power Private Limited	India	100%	100%
82	Symphony Vyapaar Private Limited	ReNew Solar Power Private Limited	India	100%	100%
83	Star Solar Power Private Limited	ReNew Solar Power Private Limited	India	100%	100%
84	Sungold Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
85	ReNew Energy Services Private Limited (formerly known as Sunsource Energy Services Private Limited)	ReNew Solar Energy Private Limited	India	100%	100%
86	Molagavalli Renewable Private Limited	ReNew Power Private Limited	India	100%	100%
87	ReNew Vayu Urja Private Limited (Formerly known as KCT Renewable Energy Private Limited)	ReNew Power Private Limited	India	100%	100%
88	Rajat Renewables Limited	ReNew Power Private Limited	India	100%	100%
89	Kanak Renewables Limited	ReNew Power Private Limited	India	100%	100%
90	Bidwal Renewable Private Limited	ReNew Power Private Limited	India	100%	100%

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

S.No	Name of companies	Holding company	Country of incorporation	As at 31 March 2021	As at 31 March 2020
91	Pugalur Renewable Private Limited	ReNew Power Private Limited	India	100%	100%
92	AVP Powerinfra Private Limited	Ostro Energy Private Limited	India	100%	100%
93	Badoni Power Private Limited	Ostro Energy Private Limited	India	100%	100%
94	Ostro Alpha Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
95	Ostro Anantapur Private Limited	Ostro Energy Private Limited	India	100%	100%
96	Ostro Andhra Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
97	Ostro AP Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
98	Ostro Bhesada Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
99	Ostro Dakshin Power Private Limited	Ostro Energy Private Limited	India	100%	100%
100	Ostro Dhar Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
101	Ostro Jaisalmer Private Limited	Ostro Energy Private Limited	India	100%	100%
102	Ostro Kannada Power Private Limited	Ostro Energy Private Limited	India	100%	100%
103	Ostro Kutch Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
104	Ostro Madhya Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
105	Ostro Mahawind Power Private Limited	Ostro Energy Private Limited	India	100%	100%
106	Ostro Raj Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
107	Ostro Rann Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
108	Ostro Renewables Private Limited	Ostro Energy Private Limited	India	100%	100%
109	Ostro Urja Wind Private Limited	Ostro Energy Private Limited	India	100%	100%
110	Prathmesh Solarfarms Limited (refer note 54)	Ostro Energy Private Limited	India	100%	100%
111	Ostro Energy Private Limited	ReNew Power Services Private Limited	India	100%	100%
112	Zemira Renewable Energy Limited	ReNew Power Private Limited	India	100%	100%
113	ReNew Americas Inc.Δ	ReNew Power Private Limited	United States of America	—	100%
114	Auxo Solar Energy Private Limited	Renew Wind Energy (TN) Private Limited	India	100%	100%
115	ReNew Power International Limited	ReNew Power Private Limited	United Kingdom	100%	100%
116	Zorya Distributed Power Services Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
117	ReNew Cleantech Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
118	ReNew Sun Ability Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
119	ReNew Mega Light Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
120	ReNew Sun Waves Private Limited	ReNew Solar Energy (Jharkhand Four) Private Limited	India	100%	100%
121	ReNew Sun Flash Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
122	ReNew Sun Bright Private Limited	ReNew Solar Energy (Jharkhand Four) Private Limited	India	100%	100%
123	ReNew Sun Energy Private Limited	ReNew Solar Power Private Limited	India	100%	100%
124	Auxo Sunlight Private Limited^	ReNew Solar Power Private Limited	India	100%	100%
125	ReNew Services Private Limited	ReNew Power Private Limited	India	100%	100%
126	ReNew Sun Power Private Limited	ReNew Solar Power Private Limited	India	100%	100%
127	ReNew Mega Urja Private Limited	ReNew Solar Energy Private Limited	India	100%	100%

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

S.No	Name of companies	Holding company	Country of incorporation	As at 31 March 2021	As at 31 March 2020
128	ReNew Mega Spark Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
129	ReNew Mega Green Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
130	ReNew Green Energy Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
131	ReNew Green Power Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
132	Greenyana Sunstream Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
133	Renew Vyoman Power Private Limited	ReNew Power Private Limited	India	100%	100%
134	Renew Vyoman Energy Private Limited	ReNew Power Private Limited	India	100%	100%
135	Renew Vyan Shakti Private Limited	ReNew Power Private Limited	India	100%	100%
136	Shekhawati Solar Park Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
137	Renew Green Solutions Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
138	Renew Surya Roshni Private Limited	ReNew Solar Energy Private Limited	India	100%	100%
139	Renew Solar Urja Private Limited	ReNew Solar Power Private Limited	India	100%	100%
140	Renew Surya Ojas Private Limited	ReNew Solar Power Private Limited	India	100%	100%
141	Renew Surya Vihaan Private Limited	ReNew Solar Power Private Limited	India	100%	100%
142	ReNew Surya Jyoti Private Limited	ReNew Solar Energy Private Limited	India	100%	—
143	ReNew Surya Aayan Private Limited	ReNew Solar Power Private Limited	India	100%	—
144	ReNew Solar Vidhi Private Limited	ReNew Solar Power Private Limited	India	100%	—
145	ReNew Surya Pratap Private Limited	ReNew Solar Energy Private Limited	India	100%	—
146	ReNew Surya Alok Private Limited	ReNew Green Energy Solutions Private Limited	India	69%	—
147	Renew Surya Kiran Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
148	ReNew Surya Tejas Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
149	ReNew Surya Uday Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
150	ReNew Solar Piyush Private Limited	ReNew Solar Power Private Limited	India	100%	—
151	ReNew Solar Stellar Private Limited	ReNew Solar Power Private Limited	India	100%	—
152	Regent Climate Connect Knowledge Solutions Private Limited	ReNew Power Private Limited	India	100%	—
153	ReNew Vayu Energy Private Limited	ReNew Power Private Limited	India	100%	—
154	ReNew Vayu Power Private Limited	ReNew Power Private Limited	India	100%	—
155	ReNew Photovolitics Private Limited (Formerly Known As ReNew Saksham Urja Private Limited)	ReNew Power Private Limited	India	100%	—
156	ReNew Pawan Shakti Private Limited	ReNew Power Private Limited	India	100%	—
157	ReNew Pawan Urja Private Limited	ReNew Power Private Limited	India	100%	—

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

S.No	Name of companies	Holding company	Country of incorporation	As at 31 March 2021	As at 31 March 2020
158	ReNew Sunlight Energy Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
159	ReNew Sun Renewables Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
160	ReNew Sun Shakti Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
161	ReNew Ravi Tejas Private Limited	ReNew Green Energy Solutions Private Limited	India	100%	—
162	Aalok Solarfarms Limited#	Ostro Energy Private Limited	India	75%	—
163	Abha Solarfarms Limited#	Ostro Energy Private Limited	India	75%	—
164	Heramba Renewables Limited#	Ostro Energy Private Limited	India	75%	—
165	Shreyas Solarfarms Limited#	Ostro Energy Private Limited	India	75%	—

^	These companies are also engaged in providing EPC services apart from generation of power through non-conventional and renewable energy sources.
$	These companies are engaged in providing services for operation and management
*

The remaining stakeholders in the respective entities have protective rights only. The Group has evaluated that it has ability to use its power over the entities which entitle the Group to exposure / rights to variable returns, hence these have been accounted as subsidiaries in these consolidated financial statements of the Group.

#

These entities were under joint control till 31 December 2020 and were accounted for as equity method till this date. With effect from 1 January 2021, control was established over these entities and have been consolidated in the Group’s financial statements as at 31 March 2021.

@	Adyah Solar Energy Private Limited, a wholly owned subsidiary was disposed on 15 February 2021.
Δ	ReNew Americas Inc. was dissolved in November 2020.

All Group companies listed above are engaged in generation of power through non-conventional and renewable energy sources except for following entities:

i)	ReNew Wind Energy (Jamb) Private Limited which is purely engaged in providing EPC services.

ii)	ReNew Services Private Limited which is purely engaged in providing operation and maintenance services.

(b) Interests in entities under joint control accounted for under equity method

S.No	Name of companies	Investor entity	Country of incorporation	As at 31 March 2021	As at 31 March 2020
1	Aalok Solarfarms Limited	Ostro Energy Private Limited	India	—	75%
2	Abha Solarfarms Limited	Ostro Energy Private Limited	India	—	75%
3	Heramba Renewables Limited	Ostro Energy Private Limited	India	—	75%
4	Shreyas Solarfarms Limited	Ostro Energy Private Limited	India	—	75%

These companies ceased to exist as entities under joint control with effect from 1 January 2021 as control was established from this date. These four entities have been consolidated in the Group’s financial statements with effect from 1 January 2021.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(c)	Interests in joint operations*

S.No	Name of companies	Investor entity	Country of incorporation	As at 31 March 2021	As at 31 March 2020
1	VG DTL Transmissions Projects Private Limited	ReNew Wind Energy (AP2) Private Limited	India	50%	—

*	Also refer note 53(b)

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44	Related party disclosure

Names of related parties and related party relationship

The names of related parties where control exists and / or with whom transactions have taken place during the year and description of relationship as identified by the management are:

I.	Entities with significant influence on the Company

GS Wyvern Holdings Limited

II.	Key management personnel or relatives of key management personnel

Mr. Sumant Sinha, Chairman and Managing Director

Mr. Ravi Seth, Chief Financial Officer (till 2 September 2019)

Mr. D Muthukumaran, Chief Financial Officer (from 3 September 2019)

Mr. Ashish Jain, Company Secretary and Compliance Officer

Mr. Parag Sharma, Chief Operating Officer and head of solar business (from 26 April 2018 till 1 November 2019)

Mr. Balram Mehta, President of wind business (till 8 November 2019)

Mr. Ravi Parmeshwar, Chief Human Resource Officer (till 8 November 2019)

Mrs. Vaishali Nigam Sinha, CSR and Communication Officer

III.	Entities owned or significantly influenced by key management personnel or their relatives:

Wisemore Advisory Private Limited

ReNew Foundation

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

IV.	Entities under joint control:

Prathamesh Solarfarms Limited (till 30 January 2019)

Heramba Renewables Limited (till 31 December 2020)*

Aalok Solarfarms Limited (till 31 December 2020)*

Shreyas Solarfarms Limited (till 31 December 2020)*

Abha Solarfarms Limited (till 31 December 2020)*

VG DTL Transmissions Private Limited

*

These companies ceased to exist as entities under joint control with effect from 1 January 2021 as control was established from this date. These four entities have been consolidated in the Group’s financial statements with effect from 1 January 2021.

V.	Remuneration to key managerial personnel (KMP):

	For the year ended
	31 March 2021	31 March 2020	31 March 2019
Mr. Sumant Sinha	191	215	302
Mr. Ravi Seth	—	21	42
Mr. D Muthukumaran	100	88	—
Mr. Ashish Jain	7	7	6
Mr. Parag Sharma	—	17	37
Mr. Balram Mehta	—	30	37
Mr. Ravi Parmeshwar	—	17	19
Mrs. Vaishali Nigam Sinha	20	18	13

	318	413	456

Above remuneration includes short term employment benefits of INR 153 (31 March 2020: INR 219, 31 March 2019: INR 198), share based payment of INR 152 (31 March 2020: INR 179, 31 March 2019: INR 241) and gratuity and leave encashment expense of INR 13 (31 March 2020: INR 15, 31 March 2019: INR 17).

VI.	Details of transactions and balances with entities having significant influence on the Company

	GS Wyvern Holdings Limited
Transactions during the year end	31 March 2021	31 March 2020	31 March 2019
Compulsorily convertible preference shares issued	—	7,734	—
Interest expense on compulsorily convertible preference shares outstanding	1,165	—	—

	GS Wyvern Holdings Limited
Balances as at year end	31 March 2021	31 March 2020
Compulsorily convertible preference shares outstanding	8,899	7,734

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

VII.	Transactions and balances with entities under joint control:

	Heramba Renewables Limited			Aalok Solarfarms Limited
Transactions during the year end	31 March 2021	31 March 2020	31 March 2019	31 March 2021	31 March 2020	31 March 2019
Unsecured loan received	221	—	84	114	—	42
Unsecured loan repaid	4	11	15		7	5
Interest expense on unsecured loan received	6	5	1		—	—
Expenses incurred on behalf of the related party	23	0	—	11	—	0
Expenses incurred on behalf by the related party	—	—	—	0	—
Interest income on unsecured loan given	—	—	—	—	—	0
Income from management shared services	5	5	5	2	3	2
Income from operation and maintenance services	8	5	—	4	3	—
Interest income on compulsorily convertible debentures	17	21	—	8	12	—
Interest expense on unsecured loan received	—	—	—	3	2	0

Transactions during the year end	Shreyas Solarfarms Limited			Abha Solarfarms Limited
	31 March 2021	31 March 2020	31 March 2019	31 March 2021	31 March 2020	31 March 2019
Unsecured loan given	—	—	5	—	—	—
Unsecured loan received back	5	—	—	—	—	—
Unsecured loan received	222	—	84	105	43	—
Unsecured loan repaid	11	12	13	—	—	—
Expenses incurred on behalf of the related party	23	0	—	12	0	3
Expenses incurred on behalf by the related party	0	—	0	—	—	0
Interest income on unsecured loan given	0	0	—	—	—	—
Income from operation and maintenance services	8	5	—	4	3	—
Interest expense on unsecured loan received	6	5	1	4	3	—
Interest income on compulsorily convertible debentures	17	23	—	8	11	—
Income from management shared services	4	5	5	2	3	2

Transactions during the year end	Prathamesh Solarfarms Limited
	31 March 2021	31 March 2020	31 March 2019
Unsecured loan received	—	—	729
Unsecured loan repaid	—	—	156
Interest expense on unsecured loan received	—	—	10
Expenses incurred on behalf of the related party	—	—	3
Expenses incurred on behalf by the related party	—	—	0
Income from management shared services	—	—	13
Bank guarantee released from project lender(s)	—	—	193

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Balances as at year end	Heramba Renewables Limited		Aalok Solarfarms Limited
	31 March 2021	31 March 2020	31 March 2021	31 March 2020
Trade receivable	—	11	—	6
Recoverable from related party	—	3	—	—
Unsecured loan payable	—	58	—	30
Interest expense accrued on unsecured loan payable	—	5	—	—
Unbilled operation and maintenance revenue	—	6	—	3
Interest expense accrued on unsecured loan payable	—	—	—	3
Interest accrued on compulsorily convertible debentures	—	19	—	11
Corporate guarantee outstanding to project lender(s)	—	148	—	—
Recoverable from related party	—	—	—	3
Corporate guarantee outstanding to project lender(s)	—	—	—	74

Balances as at year end	Shreyas Solarfarms Limited		Abha Solarfarms Limited
	31 March 2021	31 March 2020	31 March 2021	31 March 2020
Trade receivable	—	12	—	6
Trade payable	—	—	—	0
Unsecured loan payable	—	59	—	—
Unsecured loan receivable	—	5	—	—
Unbilled operation and maintenance revenue	—	6	—	3
Interest expense accrued on unsecured loan payable	—	5	—	3
Unsecured loan payable	—	—	—	43
Interest income accrued on unsecured loan receivable	—	0	—	—
Interest accrued on compulsorily convertible debentures	—	21	—	10
Recoverable from related party	—	3	—	6
Corporate guarantee outstanding to project lender(s)	—	148	—	74

VIII.	Transactions and balances with other related parties:

Transactions during the year end	ReNew Foundation
	31 March 2021	31 March 2020
Contribution for CSR activities	0	3

Transactions during the year end	Mr. D Muthukumaran
	31 March 2021	31 March 2020
Salary advance	11	—

Balances as at year end	Mr. D Muthukumaran
	31 March 2021	31 March 2020
Salary advance	11	—

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Financial guarantees

During the year ended 31 March 2021, the Group has provided financial guarantee on the loans obtained by the shareholder, Wisemore Advisory Private Limited amounting to INR 4,900, being the maximum Group exposure, towards non-convertible debentures for a 7-month period. In the event of default, the Group will have to repay the non-convertible debentures. The Group has not received any consideration for guarantee given. The Group has initially measured financial guarantee at fair value amounting INR 121 with corresponding amount recognised in equity as distributions to equity shareholder. According to Group’s policy amortisation is calculated on straight-line basis until maturity of the contract. Amortisation of INR 43 has been recognised under other income in the statement of profit or loss. The carrying amounts of the related financial guarantee contracts recognised in the consolidated financial statements is INR 78 as at 31 March 2021. The amount of loss allowance is lower than the fair value of financial guarantee initially recognised less cumulative amortisation, therefore no loss allowance was recognised in profit or loss for the financial guarantee contract. There were no financial guarantees given by Group in the previous year.

45	Segment information

The Chairman and Managing Director of the Company takes decisions in respect of allocation of resources and assesses the performance basis the reports/ information provided by functional heads and is thus considered to be the Chief Operating Decision Maker (CODM).

The Group discloses segment information in a manner consistent with internal reporting to Chairman and Managing Director. The Group entities have segments based on type of business operations. The reportable segments of Group under IFRS 8 are Wind Power and Solar Power which predominantly relate to generation and sale of electricity and construction activities. The Group entities does not operate in more than one geographical segment. The Group discloses in the segment information Earnings before interest, tax, depreciation and amortisation (EBITDA), where EBITDA is measured on the basis of profit/(loss) from continuing operations. The Group measures EBITDA as loss / (profit) after tax plus (a) income tax expense, (b) share in loss of jointly controlled entities, (c) finance costs and (d) depreciation and amortisation.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

No operating segment has been aggregated to form the above reportable operating segments. Further, total assets and liabilities balance for each reportable segment is not reviewed by or provided to the CODM.

	For the year ended 31 March 2021				For the year ended 31 March 2020				For the year ended 31 March 2019
Particulars	Wind power	Solar power	Unallocable	Total	Wind power	Solar power	Unallocable	Total	Wind power	Solar power	Unallocable	Total
Revenue from contracts with customers	29,411	18,737	39	48,187	31,800	16,598	14	48,412	29,480	13,637	27	43,144

Revenue from contracts with customers	29,411	18,737	39	48,187	31,800	16,598	14	48,412	29,480	13,637	27	43,144
Other income	4,198	1,030	1,076	6,304	3,066	594	1,231	4,891	3,701	636	421	4,758

Total income	33,609	19,767	1,115	54,491	34,866	17,192	1,245	53,303	33,181	14,273	448	47,902
Less: Employee benefit and other expenses	4,843	2,726	1,698	9,267	3,706	2,098	1,342	7,146	3,086	1,080	1,727	5,893

Total expenses	4,843	2,726	1,698	9,267	3,706	2,098	1,342	7,146	3,086	1,080	1,727	5,893

EBITDA	28,766	17,041	(583)	45,224	31,160	15,094	(97)	46,157	30,095	13,193	(1,279)	42,009

Depreciation and amortisation expense				12,026				11,240				9,496
Finance costs				38,281				35,487				27,538

(Loss) / profit before share of profit of jointly controlled entities and tax				(5,083)				(570)				4,975

Share in loss of jointly controlled entities				(45)				(53)				(40)
Income tax expense				(2,904)				(2,158)				(1,801)

(Loss) / profit after tax				(8,032)				(2,781)				3,134

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

The revenues from four major customers for the year ended 31 March 2021 amounts to INR 23,175 (31 March 2020: four customers amounting to INR 23,312, 31 March 2019: four customers amounting to INR 19,970) each of which contributes more than 10% of the total revenue of the Group. Out of these, revenues from wind segment amounts to INR 14,676 (31 March 2020: INR 15,982, 31 March 2019: INR 13,770) and solar segment amounts to INR 8,499 (31 March 2020: INR 7,330, 31 March 2019: INR 6,200).

46	Fair values

Set out below, is a comparison by class of the carrying amounts and fair value of the financial instruments of the group:

	As at 31 March 2021		As at 31 March 2020
	Carrying value	Fair value	Carrying value	Fair value
Financial assets
Measured at amortised cost
Security deposits	185	185	131	131
Bank deposits with remaining maturity for more than twelve months	2,999	2,999	142	142
Trade receivables	35,980	35,980	25,914	25,914
Cash and cash equivalents	20,679	20,679	13,089	13,089
Bank balances other than cash and cash equivalents	26,506	26,506	31,203	31,203
Advances recoverable	154	154	233	233
Deferred consideration receivable	1,936	1,936	—	—
Interest accrued on fixed deposits	394	394	607	607
Government grant receivable	1,161	1,161	1,749	1,749
Loans to related parties	11	11	5	5
Interest accrued on loans to related parties	—	—	0	0
Recoverable from related parties	—	—	15	15
Other current financial assets	52	52	114	114

Measured at FVTPL
Investment in unquoted compulsorily convertible debentures of entities under joint control	—	—	624	624

Measured at FVTOCI
Derivative instruments	2,691	2,691	8,718	8,718

Financial liabilities
Financial guarantee contracts	78	78	—	—

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	As at 31 March 2021		As at 31 March 2020
	Carrying value	Fair value	Carrying value	Fair value
Measured at amortised cost
Non convertible debentures	100,584	101,725	45,211	45,211
Term loan from bank	51,157	51,455	53,924	53,924
Term loan from financial institutions	93,419	99,394	92,488	92,488
Compulsorily convertible debentures	809	809	553	553
Senior secured notes	92,924	98,308	128,160	128,160
Compulsorily convertible preference shares	26,697	26,697	23,200	23,200
Interest accrued but not due on borrowings	1,686	1,686	1,692	1,692
Interest accrued but not due on debentures	1,344	1,344	371	371
Capital creditors	9,001	9,001	8,926	8,926
Purchase consideration payable	191	191	272	272
Other payables	1	1	109	109
Interest-bearing loans and borrowings - Short term	10,643	10,643	12,148	12,148
Trade payables	3,245	3,245	3,733	3,733
Lease liabilities	2,112	2,112	1,646	1,646

Measured at FVTOCI
Derivative instruments	1,070	1,070	—	—

The management of the Group assessed that cash and cash equivalents, trade receivables, bank balances other than cash and cash equivalents, short term loans, trade payables, short term interest-bearing loans and borrowings, other current financial liabilities and other current financial assets approximate their carrying amounts largely due to the short-term maturities of these instruments.

The following methods and assumptions were used to estimate the fair values:

i)

Fair values of the Group’s term loans from banks, term loans from financial institutions, non convertible debentures, acceptances and senior secured notes including current maturities are determined by using Discounted Cash Flow (DCF) method using discount rate that reflects the issuer’s borrowing rate as at the end of the reporting period. They are classified as level 3 fair values in the fair value hierarchy due to the inclusion of unobservable inputs including own credit risk. The own non-performance risk as at 31 March 2021 and 2020 was assessed to be insignificant.

ii)

Fair values of the liability component of compulsory convertible preference shares and compulsory convertible debentures determined by using DCF method using discount rate that reflects the borrowing rate as at the end of the reporting period. They are classified as level 3 fair values in the fair value hierarchy due to the inclusion of unobservable inputs including own credit risk. The own non-performance risk as at 31 March 2021 and 2020 was assessed to be insignificant.

iii)

Fair values of the non-current trade receivables, security deposits given are determined by using DCF method using discount rate that reflects the lending rate as at the end of the reporting period. They are classified as level 3 fair values in fair value hierarchy due to inclusion of unobservable inputs including counterparty credit risk.

iv)

The Group enter into derivative financial instruments with various counterparties, principally financial institutions with investment grade credit ratings. Cross currency interest rate swaps are valued using valuation techniques, which employs the use of market observable inputs. The models incorporate various inputs including the credit quality of counterparties, foreign exchange spot and forward rates, yield curves

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

of the currency, interest rate curves and forward rate curves of the underlying instrument. The changes in counterparty credit risk had no material effect on the hedge effectiveness assessment for derivatives designated in hedge relationships.

47 Fair value hierarchy

The Group categorises assets and liabilities measured at fair value into one of three levels depending on the ability to observe inputs employed in their measurement which are described as follows:

•	Level 1—Quoted (unadjusted) market prices in active markets for identical assets or liabilities

•	Level 2—Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

•	Level 3—Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognised at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period. There were no changes in the Group’s valuation processes, valuation techniques, and types of inputs used in the fair value measurements during the period.

There were no transfers between Level 1 and Level 2 fair value measurements during the period, and no transfers into or out of Level 3 fair value measurements during the year ended 31 March 2021. There were no changes in the Group’s valuation processes, valuation techniques, and types of inputs used in the fair value measurements during the period.

The following table provides the fair value measurement hierarchy of the assets and liabilities of the Group:-

		As at 31 March 2021		As at 31 March 2020
Financial assets	Level	Carrying value	Fair value	Carrying value	Fair value
Measured at amortised cost*
Security deposits	Level 3	140	140	126	126
Trade receivables	Level 2	1,178	1,178	—	—
Bank deposits with remaining maturity for more than twelve months	Level 2	2,999	2,999	142	142
Measured at FVTPL
Investments, unquoted debt securities	Level 3	—	—	624	624
Measured at FVTOCI
Derivative instruments	Level 2	2,691	2,691	8,718	8,718

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

		31 March 2021		31 March 2020
Financial liabilities	Level	Carrying value	Fair value	Carrying value	Fair value
Financial guarantee contracts		78	78
Measured at amortised cost*
Non convertible debentures	Level 3	100,584	101,725	45,211	45,211
Compulsorily convertible debentures	Level 3	809	809	553	553
Term loan from bank	Level 3	51,157	51,455	53,924	53,924
Term loan from financial institutions	Level 3	93,419	99,394	92,488	92,488
Compulsorily convertible preference shares	Level 3	—	—	23,200	23,200
Senior secured notes	Level 3	92,924	92,924	128,160	128,160
Interest accrued but not due on debentures	Level 3	132	132	—	—
Measured at FVTOCI
Derivative instruments	Level 2	1,070	1,070	—	—

*	Assets / liabilities for which fair values are disclosed

Set out below are the fair value hierarchy, valuation techniques and inputs used as at 31 March 2021 and 2020:

Particulars	Level	Valuation technique	Inputs used
Financial assets measured at FVTPL

Investments, unquoted debt securities	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Financial assets measured at FVTOCI

Derivative instruments	Level 2	Market value techniques	Forward foreign currency exchange rates, interest rates to discount future cash flows

Financial assets measured at amortised cost

Security deposits	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Trade receivables	Level 2	Discounted cash flow	Prevailing interest rates in market, future cash flows

Bank deposits with remaining maturity for more than twelve months	Level 2	Market value techniques	Prevailing interest rates in market, future cash flows

Financial liabilities measured at FVTOCI

Derivative instruments	Level 2	Market value techniques	Forward foreign currency exchange rates, interest rates to discount future cash flows

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Particulars	Level	Valuation technique	Inputs used

Financial liabilities measured at FVTPL

Financial guarantee contracts	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Financial liabilities measured at amortised cost

Non convertible debentures	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Compulsorily convertible debentures	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Term loan from bank	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Term loan from financial institutions	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Senior secured notes	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Compulsorily convertible preference shares	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

Interest accrued but not due on debentures	Level 3	Discounted cash flow	Prevailing interest rates in market, future cash flows

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ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

48	Financial risk management objectives and policies

The financial liabilities comprise loans and borrowings, derivative liabilities, trade payable and other financial liabilities.

The main purpose of these financial liabilities is to finance the Group’s operations. The Group’s principal financial assets include loans, derivative assets, trade receivables, cash and cash equivalents and other financial assets. The Group is exposed to market risk, credit risk and liquidity risk. The Group’s senior management oversees the management of these risks. The Group’s senior management is supported by various sub committees that advises on financial risks and the appropriate financial risk governance framework for the Group. These committees provide assurance to the Group’s senior management that the Group’s financial risk activities are governed by appropriate policies and procedure and that financial risks are identified, measured and managed in accordance with the Group’s policies and risk objectives. The Board of Directors reviews and agrees policies for managing each of these risks, which are summarised below:

Market risk

Market risk is the risk that the Group’s assets and liabilities will be exposed to due to a change in market prices that determine the valuation of these financial instruments. Market risk comprises three types of risk: interest rate risk, currency risk and other price risk. Financial instruments affected by market risk include loans and borrowings, deposits, investments and derivative financial instruments.

The sensitivity analysis in the following sections relate to the position as at 31 March 2021, 2020 and 2019. The sensitivity analyses have been prepared on the basis that the amount of net debt, the ratio of fixed to floating interest rates of the debt and derivatives and the proportion of financial instruments in foreign currencies are all constant and on the basis of hedge designations in place as at 31 March 2021.

(i) Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group is exposed to interest rate risk primarily from the external borrowings that are used to finance their operations. In case of external commercial borrowings (ECB) and buyers credit the Group believes that the exposure of Group to changes in market interest rates is insignificant as the respective companies manage the risk by hedging the changes in the market interest rates through cross currency interest rate swaps. The Group also monitors the changes in interest rates and actively re finances its debt obligations to achieve an optimal interest rate exposure.

Interest rate sensitivity

The following table demonstrates the sensitivity to a reasonable possible change in interest rates on financial liabilities, i.e. floating interest rate borrowings in INR and USD. Interest rate sensitivity has been calculated for borrowings with floating rate of Interest. For borrowings with fixed rate of interest sensitivity disclosure has not been made. With all other variables held constant, the Group’s profit before tax is affected through the impact on financial liabilities, as follows:

For the year ended
	31 March 2021		31 March 2020		31 March 2019
	Increase / decrease	Effect on profit	Increase / decrease	Effect on profit	Increase / decrease	Effect on profit
	in basis points	before tax	in basis points	before tax	in basis points	before tax
INR	+/(-) 50	(-)/+ 646	+/(-) 50	(-)/+ 615	+/(-) 50	(-)/+ 499
US dollar	—	—	—	—	+/(-) 60	(-)/+ 3

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

The assumed movement in basis points for the interest rate sensitivity analysis is based on the currently observable market environment. Though there is exposure on account of Interest rate movement as shown above but the Group minimises the foreign currency (US dollar) interest rate exposure through derivatives and INR interest rate exposure through re-financing.

(ii) Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. The Group is exposed to foreign currency risk arising from imports of goods in US dollars. The Group hedges its exposure to fluctuations on the translation into INR of its buyer’s/supplier’s credit by using foreign currency swaps and forward contracts. The Group has followed a conservative approach for hedging the foreign currency risk so as to not use complex forex derivatives and foreign currency loan. The Group also monitors that the hedges do not exceed the underlying foreign currency exposure. The Group does not undertake any speculative transaction.

Foreign currency sensitivity

The following tables demonstrate the sensitivity to a reasonably possible change in USD and INR exchange rates, with all other variables held constant. The impact on the group’s profit before tax is due to changes in the fair value of monetary liabilities comprising of buyer’s/supplier’s credit in US dollars. The impact on the group’s pre-tax equity is due to changes in the fair value of cross-currency interest-rate swaps (CCIRS) designated as cash flow hedges. The group’s exposure to foreign currency changes for all other currencies is not material.

	For the year ended
	31 March 2021		31 March 2020		31 March 2019
Change in USD rate	5%	-5%	5%	-5%	5%	-5%
Effect on profit before tax	—	—	—	—	-23	23

Credit risk

Credit risk is the risk that the power procurer will not meet their obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from their operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions and other financial instruments. The credit risk exposure is insignificant given the fact that substantially whole of the revenues are from state utilities/government entities. The Group only deals with parties which has good credit rating / worthiness given by external rating agencies or based on the Group’s internal assessment.

Further the group sought to reduce counterparty credit risk under long-term contracts in part by entering into power sales contracts with utilities or other customers of strong credit quality and we monitor their credit quality on an ongoing basis.

The maximum credit exposure to credit risk for the components of the statement of financial position at 31 March 2021 and 2020 is the carrying amount of all the financial assets except for financial guarantees. The Group’s maximum exposure relating to financial guarantees is disclosed in Note 44 and the liquidity table below.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(i) Trade receivables

Customer credit risk is managed basis established policies of Group, procedures and controls relating to customer credit risk management. Outstanding customer receivables are regularly monitored. The Group does not hold collateral as security. The group has majorly state utilities / government entities as its customers with high credit worthiness and therefore the group does not see any significant risk related to credit.

The trade receivable balances of the Group are evenly spread over customers.

The credit quality of the customers is evaluated based on their credit ratings and other publicly available data.

The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment and impairment analysis is performed at each reporting date to measure expected credit losses. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions.

Set out below is the information about the credit risk exposure on the Group’s trade receivables using a provision matrix:

As at 31 March 2021

	Trade receivables (days past due)
	0 -6 months*	6 -12 months	12 -18 months	> 18 months	Total
Gross carrying amount	18,621	9,308	1,425	7,188	36,542
Expected credit loss	233	177	51	101	562

As at 31 March 2020

	Trade receivables (days past due)
	0 -6 months*	6 -12 months	12 -18 months	> 18 months	Total
Gross carrying amount	16,635	7,383	1,572	500	26,090
Expected credit loss	78	72	16	10	176

*	included trade receivables which are not yet due.

(ii) Financial instruments and credit risk

Credit risk from balances with banks is managed by Group’s treasury department. Investments, in the form of fixed deposits, loans and other investments, of surplus funds are made only with banks and within credit limits assigned to each counterparty. Counterparty credit limits are reviewed on an annual basis by the Group, and may be updated throughout the year subject to approval of group’s finance committee. The limits are set to minimise the concentration of risks and therefore mitigate financial loss through counterparty’s potential failure to make payments.

(iii) Other financial assets

Credit risk from other financial assets including loans is managed basis established policies of Group, procedures and controls relating to customer credit risk management. Outstanding receivables are regularly monitored. The Group does not hold collateral as security.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Liquidity risk

Liquidity risk is the risk that the Group will encounter in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The approach of the Group to manage liquidity is to ensure, as far as possible, that these will have sufficient liquidity to meet their respective liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risk damage to their reputation. The Group assessed the concentration of risk with respect to refinancing its debt and concluded it to be low. The Group has access to a sufficient variety of sources of funding and debt maturing within 12 months can be rolled over with existing lenders.

The Group rely mainly on long-term debt obligations to fund their construction activities. To the extent available at acceptable terms, utilised non-recourse debt to fund a significant portion of the capital expenditures and investments required to construct and acquire our wind and solar power plants and related assets. The Group’s non-recourse financing is designed to limit default risk and is a combination of fixed and variable interest rate instruments. In addition, the debt is typically denominated in the currency that matches the currency of the revenue expected to be generated from the benefiting project, thereby reducing currency risk. The majority of non-recourse debt is funded by banks and financial institutions, with debt capacity supplemented by unsecured loan from related party.

The table below summarises the maturity profile of financial liabilities of group based on contractual undiscounted payments:

As at 31 March 2021	On demand	Less than 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
Borrowings (other than CCPS)#
Non convertible debentures (secured)*	—	—	—	71,507	48,560	120,067
Compulsorily convertible debentures*	—	—	—	349	700	1,049
Term loan from banks*	—	—	—	26,929	45,804	72,733
Loans from financial institutions*	—	—	—	46,968	106,625	153,593
Senior secured notes*	—	—	—	85,989	21,242	107,231
Short term interest-bearing loans and borrowings
Acceptances (secured)	—	1,788	381	—	—	2,169
Buyer’s / supplier’s credit (secured)	—	—	2,962	—	—	2,962
Working capital term loan (secured)	—	175	5,350	—	—	5,525
Other financial liabilities
Lease liabilities	—	90	240	878	5,332	6,540
Current maturities of long term interest-bearing loans and borrowings*	11,088	9,960	36,422	—	—	57,470
Interest accrued but not due on borrowings	—	1,116	612	—	—	1,728
Interest accrued but not due on debentures	—	894	275	—	132	1,301
Capital creditors	—	9,001	—	—	—	9,001
Purchase consideration payable	—	191	—	—	—	191
Financial guarantee contracts@	4,900	—	—	—	—	4,900
Trade payables
Trade payables	—	3,245	—	—	—	3,245

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

As at 31 March 2020	On demand	Less than 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
Borrowings (other than CCPS)#
Non convertible debentures (secured)*	—	—	—	35,647	18,903	54,550
Compulsorily convertible debentures*	—	—	65	261	745	1,071
Term loan from banks*	—	—	—	26,152	52,337	78,489
Loans from financial institutions*	—	—	—	53,874	117,070	170,944
Senior secured notes*	—	—	—	130,525	23,088	153,613
Short term interest-bearing loans and borrowings
Acceptances (secured)	—	293	310	—	—	603
Loan from related party (unsecured)	190	—	—	—	—	190
Buyer’s / supplier’s credit (secured)	—	583	3,927	—	—	4,510
Working capital term loan (secured)	—	5,630	—	—	—	5,630
Loan from bank (secured)	—	1,230	—	—	—	1,230
Other financial liabilities
Lease liabilities	—	113	148	768	3,310	4,339
Current maturities of long term interest-bearing loans and borrowings*	2,916	10,983	37,001	—	—	50,900
Interest accrued but not due on borrowings	—	537	1,156	—	—	1,693
Interest accrued but not due on debentures	—	242	129	—	—	371
Capital creditors	—	8,926	—	—	—	8,926
Purchase consideration payable	—	272	—	—	—	272
Trade payables
Trade payables	43	3,690	—	—	—	3,733

*	Including future interest payments.
#

The Company has issued Compulsorily convertible preference shares, which are mandatorily convertible into equity shares. These CCPS are excluded from maturity profile of financial liabilities since there is no cash outflow involved.

@	Based on the maximum amount that can be called for under the financial guarantee contracts.

The Group has undrawn loan facilities amounting to INR 22,111 as at 31 March 2021 (31 March 2020: INR 52,148).

49	Capital management

For the purpose of the capital management, capital includes issued equity capital, compulsorily convertible debentures, compulsorily convertible preference shares, Securities premium and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s management is to maximise the shareholder value.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants.

To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group monitor capital using a gearing ratio, which is net debt divided by total capital plus net debt. The Group includes within net debt, interest bearing loans and borrowings and other payables, less cash and short-term deposits. Group systematically evaluates opportunities for managing its assets including that of buying new assets, partially or entirely sell existing

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

assets and potential new joint ventures. Crystallisation of any such opportunity shall help the Group in improving the overall portfolio of assets, cash flow management and shareholder returns.

The policy of the Group is to keep the gearing ratio of the power project to 3:1 during the construction phase and aim to enhance it to 4:1 post the construction phase. This is in line with the industry standard ratio. The current gearing ratios of the various projects in the Group is between 3:1 to 4:1. ‘In order to achieve this overall objective, the capital management of the Group, amongst other things, aims to ensure that they meet financial covenants attached to the interest-bearing loans and borrowings that define capital structure requirements.

For all long-term loan arrangements, the Group has complied with the debt covenants except for long-term loan arrangements amounting to INR 10,341 as at 31 March 2021 (31 March 2020: INR 2,916), where the Group could not meet covenants with the effect that the liability became payable on demand. The Group has classified the liability as current. Further, for the March 2021 arrangements, the Group has subsequently received waiver of INR 6,446 from the lender in April 2021 and has applied for waiver to lenders for INR 3,664. For the March 2020 arrangement, the Group had subsequently received waiver from the lender and this loan was fully repaid in November 2020 (refer note 21).

No changes were made in the objectives, policies or processes for managing capital during the years ended 31 March 2021, 2020 and 2019.

50	Commitments, liabilities and contingencies (to the extent not provided for)

(i)	Contingent liabilities

Description	As at 31 March 2021	As at 31 March 2020
Contingent liabilities on account of liquidated damages for delay in project commissioning. The management believes that any amount of liquidated damages to be levied by customer shall be entirely reimbursable from capital vendors of respective projects and from purchase consideration pending to be paid as per the contract clauses, accordingly no amount is provided in consolidated financial statements as at 31 March 2021 and 2020.	917	954
VAT, GST, service tax, entry tax matters#	91	5
Income tax disallowances / demands under litigation#@	40	23

#

The Group is contesting demands of direct and indirect taxes and the management, including its tax advisors, believe that its positions will likely be upheld in the appellate process. No tax expense has been accrued in the financial statements for the demands raised.

@

There is an additional disallowance/addition to returned income for INR 440 of the Parent under section 37 of the Income Tax Act, 1961 for share based payment expenses. The management believes that any unfavourable judgement will not have any impact as this will be eligible for set off against unabsorbed losses / depreciation. Accordingly, no amount has been provided in consolidated financial statements as at 31 March 2021 and 2020. Also, since no deferred tax asset has been created on unabsorbed losses and depreciation, therefore, there will be no impact on the consolidated statement of profit or loss in case of unfavourable outcome.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

(ii)	Commitments

Estimated amount of contracts remaining to be executed on capital account and not provided for

As at 31 March 2021, the Group has capital commitment (net of advances) pertaining to commissioning of wind and solar energy projects of INR 55,483 (31 March 2020: INR 11,955).

Guarantees

The Group has obtained guarantees from financial institutions as a part of the bidding process for establishing renewable projects. Further, the Group issues irrevocable performance bank guarantees in relation to its obligation towards construction and transmission infrastructure of renewable power projects plants as required by the PPA and such outstanding guarantees are INR 13,218 as at 31 March 2021 (31 March 2020: INR 15,046).

The terms of the PPAs provide for the delivery of a minimum quantum of electricity at fixed prices.

51	Legal matters

(a)	Dispute with Southern Power Distribution Company of Andhra Pradesh Limited

Certain subsidiaries companies (AP entities) have entered into long-term PPAs having a cumulative capacity of 777 MWs (wind and solar energy projects) with Southern Power Distribution Company of Andhra Pradesh Limited i.e. the distribution company of Andhra Pradesh (APDISCOM). These PPAs have a fixed rate per unit of electricity for the 25-year term. With regard to aforementioned PPAs, certain litigations as described below are currently underway:

a. In terms of the Generation Based Incentive (GBI) scheme of the Ministry of Renewable Energy (MNRE), the AP entities accrue income based on units of power supplied under the aforementioned PPAs. Andhra Pradesh Electricity Regulatory Commission (APERC) vide its order in July 2018 allowed APDISCOMS to interpret the Andhra Pradesh Electricity Regulatory Commission (Terms and Conditions for Tariff Determination for Wind Power Projects) Regulations, 2015 (Regulations) in a manner to treat GBI as a pass through in the tariff.

The AP entities filed writ petition before the Andhra Pradesh High Court (AP High Court) challenging the vires of the regulation and the order by APERC and were granted an interim stay order in August 2018. As at 31 December 2020, the cumulative amount recoverable from the APDISCOM pertaining to period from February 2017 till July 2018, included in trade receivables amounts to INR 1,004 million. The AP entities have filed an interim application in AP High Court seeking payment of amount wrongfully deducted by the APDISCOM.

The management basis legal opinion obtained by it, believes that the GBI benefit is over and above the applicable tariffs and the APERC does not have jurisdiction to interfere with the intent of GBI scheme and therefore the outstanding amount is recoverable and hence no adjustment has been made in the consolidated financial statements in this regard.

b. The Government of Andhra Pradesh (GoAP) issued an order (GO) dated 1 July 2019 constituting a High-Level Negotiation Committee (HLNC) for review and negotiation of tariff for wind and solar energy projects in the state of Andhra Pradesh. Pursuant to the GO, APDISCOM issued letters dated 11 July 2019 and 12 July 2019 to the AP entities, requesting for revision of tariffs entered into in PPAs. The AP entities filed a writ petition on 23 July 2019 before the AP High Court challenging the GO and the said letters issued by APDISCOM for renegotiation of tariffs. The AP High Court issued its order dated 24 September 2019 enumerating the following:

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

i. Writ petition is allowed, and both GO and the subsequent letters are set aside.

ii. Further, APDISCOM were instructed to honour pending and future bills and pay the same at the interim rate of INR 2.43 per unit till determination of O.P. No. 17 of 2018 pending before APERC

iii. APERC to dispose-off the case within a time frame of six months.

The AP Entities have filed a Writ Appeal before the division bench of the AP High Court challenging the jurisdiction of APERC in entertaining O.P. No. 17 of 2018. Parallelly, the AP Entities have filed another Writ Appeal before the division bench of the AP High Court challenging AP High Court’s direction to the APDISCOM to pay tariff at interim rate till determination of OP No. 17 of 2018 by APERC.

Thereafter, certain power generating companies other than ReNew Group have filed petitions under Article 139 of the Constitution of India before the Supreme Court seeking transfer of the proceedings pending before the Division Bench of the High Court, and for adjudication of the same by the Supreme Court.

APDISCOM has also filed a Special Leave Petition (SLP) in the Supreme Court in October 2020 against the Judgment and order dated 19 December 2019 in I.A. No. 9 of 2019 in W.P. No. 9876 of 2019 of another power generating company in the industry, which modified the Order dated 24 September 2019, passed by Single Judge of AP High Court and directed APDISCOM to make payments at the rate mentioned in PPAs. The AP Entities through its Holding Company, ReNew Power Private Limited, has filed an impleadment application in the SLP apprehending that any order or observation of the Supreme Court may have an adverse impact on the Order dated 24 September 2019 and W.A. No. 6 of 2020 and batch pending before Division Bench of the AP High Court.

The AP entities have a net block of INR 50,154 as at 31 March 2021 (31 March 2020: INR 49,617) and have recognised a revenue of INR 6,680 for the year ended 31 March 2021 (31 March 2020: INR 6,911, 31 March 2019: INR 8,765) and have a trade receivable balance of INR 14,167 as at 31 March 2021 (31 March 2020: INR 8,945, 31 March 2019: INR 4,420) from sale of electricity against such PPAs [including an amount of INR 1,004 for GBI receivable as explained in part (a) to the note].

The management basis legal opinion obtained by it, believes that it has strong merits in the case and the final order would be in its favour and hence no adjustment has been made in the consolidated financial statements for provision of impairment on non-financial assets.

(b)	Dispute with Karnataka Electricity Regulatory Commission

Distribution companies of the state of Karnataka issued demand notices to captive users (customers of certain Group’s subsidiaries) and to the respective captive plants (hereinafter refer to as the “SPVs”), alleging that captive users had not consumed energy in proportion to their respective shareholding in the SPVs, thereby failing to maintain their Captive Status in accordance with Rule 3 of the Electricity Rules, 2005, and consequently, were liable to pay cross subsidy surcharge and differential between rate of electricity tax applicable on the energy consumed in the entire year.

SPVs had deposited a sum of INR 114 (31 March 2020: INR 114) under protest against the demand raised by distribution companies amounting INR 298 (31 March 2020: INR 298) in relation to the demand notices up to financial year ended 31 March 2018. Thereafter, the SPVs had filed petitions before the Karnataka Electricity Regulatory Commission (KERC) contesting these demands.

KERC had granted interim relief and stayed the demand notice and disconnection by the distribution companies till final adjudication of the petitions. The amount paid under protest has been accounted for as recoverable and disclosed under head “Other current assets” in these financial statements.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Apart from above, a sum of INR 180 has been demanded by distribution companies from some of the captive users of the SPVs towards energy supplied till 31 March 2021, alleging that the captive user had not consumed energy in proportion to its respective shareholding in the SPVs. The SPVs have filed a writ petitions in July, 2019 and August 2020 before the High Court of Karnataka challenging such demands and seeking their quashing. The High Court, vide Orders dated 18 July 2019, 18 December 2019, 18 September 2020 and 6 October 2020, has directed that no precipitative action shall be taken on these demand notices till final adjudication of the petitions.

The SPVs, based on legal advice obtained, believes that there are merits in its position and that the demand raised by distribution companies would be rescinded by relevant legal authorities and hence no adjustment has been made in the consolidated financial statements in this regard.

(c)	Order of the Supreme Court of India to underground high-tension power lines

In earlier years, a petition in public interest (the “Writ Petition”) was filed before the Supreme Court of India to seek directions to save two protected species of birds in the state of Rajasthan and Gujarat (the ‘Birds’) stating that these Birds collide with overhead transmission lines and suffer injuries or die. Subsequent to the year end, on 19 April 2021, the Supreme Court has ordered (the “Order”) for all existing and future powerlines to be undergrounded, subject to feasibility in case of high-tension power lines. As at 31 March 2021, the Group has a total of 3,436.4 MW of power projects, of which 978.8 MW are commissioned and projects with 2,448.6 MW are under development in the area impacted by the Order.

The Group along with other companies in the industry affected by the Order are in the process of evaluating its legality and are contemplating filing an application to challenge or seek appropriate directions, clarifications of the Order. Further, management, basis legal opinion obtained by it believes that the additional cost that will be incurred by the Group shall be recovered from customers under respective PPAs through provisions relating to change in law and force majeure and hence no financial implication is likely to devolve on the Group. Also, under the current circumstances, owing to COVID—19 related lockdowns, it is impracticable to assess the same on the ground or to get the feasibility studies carried out.

Pending the evaluation of future legal course of action, impracticability to assess the operational and financial impact under the current scenario and potential recovery of cost from customers, no effect has been given in these consolidated financial statements.

52	Hedging activities and derivatives

Derivatives designated as hedging instruments

The Group uses certain types of derivative financial instruments (viz. forwards contracts, swaps, call options and call spreads) to manage / mitigate its exposure to foreign exchange and interest risk. Further, the Group designates such derivative financial instruments (or its components) as hedging instruments for hedging the exchange rate fluctuation and interest risk attributable to either a recognised item or a highly probable forecast transaction (‘Cash flow hedge’).

The effective portion of changes in the fair value of derivative financial instruments (or its components) that are designated and qualify as cash flow hedges, are recognised in the other comprehensive income and held in hedge reserve—a component of equity. Any gains / (losses) relating to the ineffective portion, are recognised immediately in the statement of profit or loss within other income / other expenses. The amounts accumulated in equity for highly probable forecast transaction are added to carrying value of non financial asset or non financial liability as basis adjustment, other amounts accumulated in equity are re-classified to the statement of profit or loss in the years when the hedged item affects profit or loss.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

At any point of time, when a forecast transaction is no longer expected to occur, the cumulative gains / (losses) that were reported in equity is immediately transferred to the statement of profit or loss within other income / other expenses.

Cash flow hedges

Hedge has been taken against exposure to foreign currency risk and variable interest outflow on external commercial borrowings, buyer’s credit, foreign letter of credits and highly probable forecast transactions. Terms of the derivative contracts and their respective impact on OCI and statement of profit or loss is as below:-

- Buyers credit / suppliers credit (included in long term / short term interest-bearing loans and borrowings)

Pay fixed INR and receive USD and pay fixed interest at 2.27% to 2.51% per annum.

- Loan (included in long term interest-bearing loans and borrowings)

Pay fixed INR and receive USD and pay fixed interest at 3.44% to 10.19% per annum and receive a variable interest at 6 months LIBOR plus 2.41% per annum on the notional amount.

- Senior secured notes (included in long term interest-bearing loans and borrowings)

Pay fixed INR and receive USD and pay fixed interest in INR at 6.34% to 10.74% per annum and receive a fixed interest in USD at 5.88% to 6.67% per annum on the notional amount.

The cash flow hedges through CCS of USD 360 (31 March 2020: USD 301), COS of USD 1,206 (31 March 2020: USD 119), POS of USD 64 (31 March 2020: USD Nil) and Call Spread of USD 299 (31 March 2020: USD 299), foreign currency call options of USD 855 (31 March 2020: USD 952) and foreign currency forwards of USD 1,016 (31 March 2020: USD 574) and EUR 2 (31 March 2020: EUR Nil) outstanding at the year ended 31 March 2021 were assessed to be highly effective and a mark to market gain of INR 4,884 (31 March 2020: INR 516, 31 March 2019: INR 705) with a deferred tax liability of INR 144 (31 March 2020: INR 1,675, 31 March 2019: INR 181) is included in OCI.

-	All of the cash flow hedges were fully effective during the years ended 31 March 2021, 2020 and 2019.

-	All of the underlying foreign currency and floating interest rate exposure is fully hedged with cash flow hedges as at 31 March 2021 and 2020.

The expiry dates of cash flow hedge deals range between 15 April 2021 to 15 January 2027.

Foreign currency and interest rate risk

Forward contracts, swaps, call option and call spreads measured at FVTOCI are designated as hedging instruments in cash flow hedges of interest and principal payments in USD / CNH.

	31 March 2021		31 March 2020
	Assets	Liabilities	Assets	Liabilities
Derivative contracts designated as hedging instruments	2,691	1,070	8,718	—

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	For the year ended
Hedge reserve movement	31 March 2021	31 March 2020	31 March 2019
a) Cash flow hedge reserve
Opening balance (after non-controlling interest)	(300)	(429)	(271)
Gain / (loss) recognised on cash flow hedges	(5,104)	1,373	(760.03)
(Gain) / loss reclassified to profit or loss (under head finance costs)	(58)	8	(5)
(Gain) / loss reclassified to non financial assets or liabilities as basis adjustment (under head property, plant and equipment)	(9)	559	230.18
(Gain) / loss reclassified to profit or loss as hedged future cash flows are no longer expected to occur	106	280	295.21
Income tax relating on cash flow hedges	1,365	(2,157)	61

Closing balance	(4,000)	(366)	(450)
Less: Non-controlling interest movement	(61)	66	21

Closing balance (after non-controlling interest)	(4,061)	(300)	(429)

b) Cost of hedge reserve on cash flow hedges
Opening balance (after non-controlling interest)	(785.25)	(82)	—
Effective portion of changes in fair value	(2,353.51)	(2,119)	(178)
Amount reclassified to profit or loss as option premium amortisation (under head finance costs)	1,772.73	1,119	69
Amount transferred to property, plant and equipment	42.00	—	—
Tax effect	166.79	301	31

Closing balance	(1,157)	(781)	(78)
Less: Non-controlling interest movement	(4)	(4)	(4)

Closing balance (after non-controlling interest)	(1,161)	(785)	(82)

Total Hedge reserve movement (a+b)
Opening balance (after non-controlling interest)	(1,085)	(511)	(271)
OCI for the year	(4,072)	(636)	(258)
Attributable to non-controlling interests	(65)	62	17

Closing balance (after non-controlling interest)	(5,222)	(1,085)	(511)

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

53	(a) Investments in entities under joint control

The Group also has investment in individually immaterial entities under joint control that are accounted using equity method.

Company name	Opening balance	Addition during the year	Share in loss of jointly controlled entity	Acquired during the year*	Closing balance
Abha Solarfarms Limited
For the year ended 31 March 2021	89	—	(7)	(82)	—
For the year ended 31 March 2020	84	15	(10)	—	89
For the year ended 31 March 2019	88	—	(4)	—	84
Heramba Renewables Limited
For the year ended 31 March 2021	170	—	(14)	(156)	—
For the year ended 31 March 2020	156	30	(16)	—	170
For the year ended 31 March 2019	161	—	(4)	—	157
Aalok Solarfarms Limited
For the year ended 31 March 2021	91	—	(7)	(84)	—
For the year ended 31 March 2020	86	14	(9)	—	91
For the year ended 31 March 2019	89	—	(4)	—	85
Shreyas Solarfarms Limited
For the year ended 31 March 2021	174	—	(17)	(157)	—
For the year ended 31 March 2020	163	29	(18)	—	174
For the year ended 31 March 2019	170	—	(7)	—	163
Prathamesh Solarfarms Limited
For the year ended 31 March 2019	492	—	(21)	(471)	—

*	Refer note 54

(b) Joint operations

On date 17 September 2020, the Group through a subsidiary company namely ReNew Wind Energy (AP2) Private Limited has acquired 50% interest in a joint arrangement called VG DTL Transmissions Private Limited which was set up together with KP Energy Limited to develop evacuation facility for the SECI III project in the state of Gujarat.

The country of incorporation and principal place of business of the joint operation is in India. The interest in joint operation is not significant to the Group.

------------------------------------This space has been left blank intentionally------------------------------------

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

54	Business combination

(a)

The Group have acquired unlisted companies based in India and carrying out business activities relating to generation of power through non-conventional and renewable energy sources, in exchange for cash consideration. The Group acquired these entities because management believes that the acquisition would enable the group to strengthen its position in renewable energy sector. Below are the details of the acquisitions:

i) Acquisition of entities which were earlier under joint control

The below listed entities were under joint control till 31 December 2020 and were accounted for under equity method. The Group held 75% stake in these entities till 31 December 2020. Due to amendments to the shareholder’s agreements, these companies ceased to be entities under joint control with effect from 1 January 2021 as control was established from this date. However, no additional stake has been acquired. These four entities have been consolidated in the Group’s financial statements with effect from 1 January 2021. These entities are involved in the business of generation of power through renewable energy sources considered as a single Group of CGU by the Group and are a part of Solar Power reporting segment.

-	Aalok Solarfarms Limited

-	Abha Solarfarms Limited

-	Heramba Renewables Limited

-	Shreyas Solarfarms Limited

The acquisition date fair value of the equity interest held by the Group immediately before the acquisition date was INR 507. The Group has recognised INR 27 gain as a result of remeasurement to fair value the equity interest in the entity. The fair value gain has been included in “other income” of the Group.

ii) Regent Climate Connect Knowledge Solutions Private Limited

The Group has acquired 100% stake in an unlisted company based in India on 28 August 2020, carrying out business activities relating to consultancy on environment for industries, business units, civil administration and public and local authorities in India and elsewhere.

iii) Prathamesh Solarfarms Limited

Prathamesh Solarfarms Limited was under joint control till 29 January 2019 and were accounted for under equity method. The Group held 49% stake in these entities till 29 January 2019. Group acquired balance 51% stake on 30 January 2019 and the entity is consolidated in the Group’s financial statements with effect from 30 January 2019. The entity is involved in the business of generation of power through renewable energy sources, considered as a separate CGU by the Group and are is a part of Solar Power reporting segment.

The acquisition date fair value of the equity interest held by the Group immediately before the acquisition date was INR 569. The Group has recognised INR 77 gain as a result of remeasurement to fair value the equity interest in the entity. The fair value gain has been included in “other income” of the Group.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Assets acquired and liabilities assumed

The fair values of the identifiable assets and liabilities as at the date of acquisition were:

	For the year ended 31 March 2021		For the year ended 31 March 2019
Particulars	Acquisition of entities which were earlier under joint control	Regent Climate Connect Knowledge Solutions Private Limited	Prathamesh Solarfarms Limited
Acquisition date	1 January 2021	28 August 2020	30 January 2019
Assets
Property plant and equipment	2,559	1	3,199
Intangible assets	1,304	34	88
Right of use assets	38	—	—
Deferred tax assets (net)	—	9	51
Other non-current financial assets	—	0	573
Prepayments - non current	125	—	0
Loans - non current	11	—	—
Other non-current assets	24	—	102
Non current tax assets (net)	—	3	—
Trade receivables	107	6	339
Loans - current	837	—	—
Cash and cash equivalents	46	0	7
Bank balances other than cash and cash equivalent	1	—	—
Prepayments - current	17	—	1
Others current financial assets	36	1	11
Other current assets	4	2	10
Inventories	3	—	—

	5,112	56	4,381

Liabilities
Interest-bearing loans and borrowings - long term	4,072	8	3,255
Long term provisions	21	2	—
Other non-current liabilities	6	—	—
Other non-current financial liabilities	16	—	—
Deferred tax liabilities (net)	64	—	—
Interest-bearing loans and borrowings - short term	—	24	—
Trade payables	152	7	30
Other current financial liabilities	353	2	221
Other current liabilities	—	9	2
Short term provisions	—	0	—

	4,684	52	3,508

Total identifiable net assets at fair value	428	4	873

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

	For the year ended 31 March 2021		For the year ended 31 March 2019
Particulars	Acquisition of entities which were earlier under joint control	Regent Climate Connect Knowledge Solutions Private Limited	Prathamesh Solarfarms Limited
Non controlling interest in the acquired entity	107	—	—
Acquisition date fair value of previously held equity interest*	507	—	569
Purchase consideration transferred	—	34	732
Goodwill on acquisition	185	30	428

Goodwill recognised represents the future economic and synergy benefits arising from assets acquired to strengthen its position in renewable energy sector. None of the goodwill recognised is expected to be deductible for income tax purposes.

The Group recognises non-controlling interests in the acquired entity either at fair value or at non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets. This decision is made on acquisition-by-acquisition basis. For the non-controlling interests in Acquisition of entities which were earlier under joint control, the group elected to recognise the non-controlling interests at its proportionate share of the acquired net identifiable assets.

From the date of acquisition till the financial year end date, the acquired entities have contributed in revenue and loss / profit before tax as follows:

Particulars	Acquisition of entities which were earlier under joint control	Regent Climate Connect Knowledge Solutions Private Limited	Prathamesh Solarfarms Limited
Revenue	168	26	168
(Loss) / profit before tax	36	(36)	27

If the combination had taken place at the beginning of the year, the Group’s revenue and loss before tax for the year would have been:

Particulars	For the year ended 31 March 2021	For the year ended 31 March 2019
Revenue	48,715	43,311
(Loss) / profit before tax	(5,180)	3,160

Purchase consideration—cash flows

Particulars	Acquisition of entities which were earlier under joint control	Regent Climate Connect Knowledge Solutions Private Limited	Prathamesh Solarfarms Limited
Cash consideration paid	—	34	732
Less: cash balances acquired	(46)	(0)	(7)

Acquisition of subsidiary, net of cash acquired	—	34	726

Cash acquired on acquisition of control in jointly controlled entities	46	—	—

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

There were no business combinations by the Group during the year ended 31 March 2020.

The Group recognises non-controlling interests in the acquired entity either at fair value or at non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets. This decision is made on acquisition-by-acquisition basis. For the non- controlling interests in Acquisition of entities which were earlier under joint control, the group elected to recognise the non-controlling interests at its proportionate share of the acquired net identifiable assets.

(b)	Transaction with non-controlling interests

(i) Acquisition of additional interest

ReNew Akshay Urja Limited

On 25 September 2020, the Group acquired an additional 44% interest in the voting shares of Renew Akshay Urja Limited, increasing its ownership interest to 100%. Cash consideration of INR 1515 was paid to the non-controlling shareholders.

The carrying value of the net assets of Renew Akshay Urja Limited was INR 2,976. The carrying value of the additional interest acquired at the date of acquisition was INR 1,591.

ReNew Solar Energy (Karnataka) Private Limited

On 19 June 2019, the Group acquired an additional 49% interest in the voting shares of ReNew Solar Energy (Karnataka) Private Limited, increasing its ownership interest to 100%. Cash consideration of INR 561 was paid to the non-controlling shareholders. The carrying value of the net assets of ReNew Solar Energy (Karnataka) Private Limited (excluding goodwill on the original acquisition) was INR 687. The carrying value of the additional interest acquired at the date of acquisition was INR 418.

	For the year ended 31 March 2021	For the year ended 31 March 2020
Particulars	ReNew Akshay Urja Limited	ReNew Solar Energy (Karnataka) Private
Date of transaction with non-controlling interests	25 September 2020	19 June 2019
Segment	Solar power	Solar power
Change in interest (%)	44.00%	49.00%

Non-controlling interest acquired	1,593	418
Cash consideration paid to non-controlling shareholders	1,515	561

Difference recognised in capital reserve within equity	78	(143)

There are other insignificant acquisitions of non-controlling interest amounting to INR 29 for the year ended 31 March 2021 (31 March 2020: INR 82, 31 March 2019: INR Nil)

(ii) Change in interest without loss of control

On 28 March 2020, the Group entered into a transaction with GS Engineering & Construction Corp to issue equity equivalent to 49% interest in the voting shares of ReNew Solar Energy (Jharkhand Three) Private Limited, decreasing its ownership interest to 51%. Cash consideration of INR 832 was received from the non-controlling shareholders. The carrying value of the net assets of ReNew Solar Energy (Jharkhand Three) Private Limited was INR 601.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

On 4 March 2020, the Group entered into a transaction with investors to issue 98.61% interest in the voting shares of ReNew Surya Mitra Private Limited, decreasing its ownership interest to 1.39%. Cash consideration of INR 14 was received from the non-controlling shareholders.

The carrying value of the net assets of ReNew Surya Mitra Private Limited was INR (0). Following is a schedule of change in interest without loss of control:

	For the year ended 31 March 2020
Particulars	ReNew Solar Energy (Jharkhand Three) Private Limited	ReNew Surya Mitra Private Limited
Date of transaction with non-controlling interests	28 March 2020	4 March 2020
Segment	Solar power	Solar power
Change in interest (%)	49.00%	98.61%
Recognised in non-controlling interests	827	14
Cash consideration received from non-controlling shareholders	832	14

Difference recognised in retained earnings within equity	5	—

There are other insignificant additions to non-controlling interest amounting to INR 8 for the year ended 31 March 2021 (31 March 2020: INR 6, 31 March 2019: INR Nil).

55	Significant accounting judgments, estimates and assumptions

The preparation of consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the accompanying disclosures. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

In the process of applying the accounting policies management has made certain judgments, estimates and assumptions. The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond control of the Group. Such changes are reflected in assumptions when they occur.

A) Accounting judgements

Taxes

Deferred tax assets are recognised for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgment is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

The Group makes various assumptions and estimates while computing deferred taxes which include production related data (PLFs), projected operations and maintenance costs, projected finance costs, proposed availment of deduction under section 80IA of the Income Tax Act, 1961 and the period over

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

which such deduction shall be availed, usage of brought forward losses etc. While these assumptions are based on best available facts in the knowledge of management as on the balance sheet date however, they are subject to change year on year depending on the actual tax laws and other variables in the respective year. Given that the actual assumptions which would be used to file the return of income shall depend upon the tax laws prevailing in respective year, management shall continue to reassess these assumptions while calculating the deferred taxes on each reporting date and the impact due to such change, if any, is considered in the respective year.

Identification of a lease

Management has assessed applicability of IFRS 16 - ‘Leases’, for certain PPAs of the Group. In assessing the applicability, the management has exercised significant judgement in relation to the underlying rights and risks related to operations of the plant, control over design of the plant etc., in concluding that the PPA do not meet the criteria for recognition as a lease.

B) Estimates and assumptions

Capitalisation of internal costs

The Group capitalises certain internal costs incurred in connection with development of its wind and solar power Projects as eligible cost of property, plant and equipment as per IAS 16. The capitalisation of these costs during the construction period (including internal Employee benefit costs and other common expenses) begins when development efforts commence and ends when the asset is ready for its intended use. These expenses are allocated to all the wind and solar power projects of the Group in the form of ‘Management Shared Services’. Allocation of cost to the entities involves various estimates including retention for costs of management of investments in subsidiaries, allocation of cost for projects under construction vis-a-vis operating projects, profit mark-up which are assessed through an external expert. The capitalisation of internal costs increases construction in progress recognized during development of the related project asset and depreciated over its estimated useful life.

The Group capitalised such internal costs amounting to INR 1,649 during the year ended 31 March 2021 (31 March 2020: INR 1,713, 31 March 2019: INR 1,517).

Fair value measurement of financial instruments

When the fair values of financial assets and financial liabilities recorded in the balance sheet cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques including the DCF model. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. Assumptions include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments. See note 46 and 47 for further disclosures.

Useful life of depreciable assets

The useful lives and residual values of Group’s assets are determined by management at the time asset is acquired and are reviewed periodically, including at each financial year end. The useful lives and residual values are based on technical assessments, historical experience with similar assets as well as anticipation of future events, which may impact their life. These judgements best represent the period over which management expects to use its assets and its residual value.

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

Provision for decommissioning costs

Upon the expiration of the life of the wind and solar power plants, the Group considers a constructive obligation to remove the wind and solar power plant and restore the land. The Group records the fair value of the liability for the obligation to retire the asset in the period in which the obligation is incurred, which is generally when the asset is constructed. In determining the fair value of the provision, assumptions and estimates are made in relation to discount rates, the expected cost to decommission the power projects from the site and the expected timing of those costs. Refer note 25 for further disclosures.

Impairment of goodwill

The key assumptions used to determine the recoverable amount for the different CGUs are disclosed and further explained in note 6.

Provision for expected credit losses of trade receivables

The Group uses a provision matrix to calculate ECLs for trade receivables. The provision rates are based on days past due for groupings of various customer segments that have similar loss patterns (i.e., by geography, product type, customer type and rating etc.).

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience with forward-looking information. At every reporting date, the historical observed default rates are updated and changes in the forward-looking estimates are analysed. The assessment of the correlation between historical observed default rates, forecast economic conditions and ECLs is a significant estimate. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of customer’s actual default in the future. The information about the ECLs on the Group’s trade receivables is disclosed in note 10.

56	Code on Social Security, 2020

The Code on Social Security, 2020 (‘Code’) relating to employee benefits during employment and post-employment benefits received Presidential assent in September 2020. The Code has been published in the Gazette of India. However, the date on which the Code will come into effect has not been notified and the final rules / interpretation have not yet been issued. The Group will assess the impact of the Code when it comes into effect and will record any related impact in the period the Code becomes effective. Based on a preliminary assessment, the Group believes the impact of the change will not be significant.

57	Impact of COVID-19

Due to outbreak of COVID-19 in India and globally, the Group has continued its assessment of likely adverse impact on economic environment in general and financial risks on account of COVID-19. Considering that the Group is in the business of generation of electricity which is an essential service as emphasised by the Ministry of Home Affairs and Ministry of Power, Government of India and which is granted “Must Run” status by Ministry of New and Renewable Energy (MNRE), the management believes that the impact of outbreak on the business and financial position of the Group is not significant.

Further, MNRE directed that the payment to Renewable Energy power generator shall be done on regular basis as being done prior to lockdown and the Group has generally received regular collection from its

ReNew Power Private Limited

Notes to the consolidated financial statements

(Amounts in INR millions, unless otherwise stated)

customer(s). The management does not see any risks in the Group ability to continue as a going concern and has been able to service all debts obligations during the half year, however in certain cases has opted for moratorium for interest and principal instalments falling due to lenders under the “Reserve Bank of India’s COVID 19 – Regulatory Package dated 27 March 2020”. The Group is closely monitoring developments, its operations, liquidity and capital resources and is actively working to minimise the impact of the unprecedented situation.

58	Plan for initial public offering

The Company is in the process of listing on the NASDAQ through special purpose acquisition company route. On 24 February 2021, the Company entered into a Business Combination Agreement with (i) RMG Acquisition Corporation II, a Cayman Islands exempted company, (ii) Philip Kassin, solely in the capacity as the representative for the shareholders of RMG II, (iii) ReNew Energy Global Limited, a private limited company registered in England and Wales with registered number 13220321, (iv) ReNew Power Global Merger Sub, a Cayman Islands exempted company and (v) certain shareholders of the Company.

59	Subsequent events

The Group has evaluated subsequent events through 21 June 2021, which is the date when the consolidated financial statements were authorised for issuance.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

RMG Acquisition Corporation II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of RMG Acquisition Corporation II (the “Company”), as of December 31, 2020, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 28, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 28, 2020 (inception) through December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As disclosed in Note 2, the accompanying financial statements as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020, have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

We have served as the Company’s auditor since 2020.

Melville, NY

March 23, 2021 except for the effects of the restatement disclosed in Note 2, as to which the date is May 11, 2021

RMG Acquisition Corporation II

BALANCE SHEET

December 31, 2020

(As Restated)

Assets:
Current assets:
Cash	$3,334,227
Prepaid expenses	1,220,558

Total current assets	4,554,785
Investments held in Trust Account	345,000,963

Total Assets	$349,555,748

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,301,044
Accrued expenses	146,000
Accrued expenses - related party	18,000
Note payable - related party	—

Total current liabilities	1,465,044
Deferred legal fees	400,000
Deferred underwriting commissions	12,075,000
Derivative warrant liabilities	31,866,110

Total liabilities	45,806,154
Commitments and Contingencies (Note 6)
Class A ordinary shares; 29,874,959 shares subject to possible redemption at $10.00 per share	298,749,590
Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 4,625,041 shares issued and outstanding (excluding 29,874,959 shares subject to possible redemption)	463
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	15,999,145
Accumulated deficit	(11,000,467)

Total shareholders’ equity	5,000,004
Total Liabilities and Shareholders’ Equity	$349,555,748

The accompanying notes are an integral part of these financial statements.

RMG Acquisition Corporation II

STATEMENT OF OPERATIONS

For The Period From July 28, 2020 (inception) through December 31, 2020

(As Restated)

Operating expenses
General and administrative expenses	$203,818

Loss from operations	(203,818)
Other income (expense)
Change in fair value of derivative liabilities	(10,004,480)
Financing costs – derivative warrant liabilities	(793,180)
Interest income	48
Unrealized gain on investments held in Trust Account	963

Total other income (expense)	(10,796,649)
Net loss	$(11,000,467)

Basic and diluted weighted average shares outstanding, Redeemable Class A ordinary shares	30,510,382

Basic and diluted net earnings per share, Redeemable Class A ordinary shares	$—

Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B Ordinary Shares	8,056,384

Basic and diluted net loss per share, Non-Redeemable Class A and Class B ordinary shares	$(1.37)

The accompanying notes are an integral part of these financial statements.

RMG Acquisition Corporation II

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For The Period From July 28, 2020 (inception) through December 31, 2020

(As Restated)

	Ordinary Shares
	Class A		Class B
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance - July 28, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of units in initial public offering, gross	34,500,000	3,450	—	—	331,426,550	—	331,430,000
Offering costs	—	—	—	—	(18,953,520)	—	(18,953,520)
Sale of private placement warrants to Sponsor	—	—	—	—	2,248,581	—	2,248,581
Shares subject to possible redemption	(29,874,959)	(2,987)	—	—	(298,746,603)	—	(298,749,590)
Net loss	—	—	—	—	—	(11,000,467)	(11,000,467)

Balance - December 31, 2020	4,625,041	$463	8,625,000	$863	$15,999,145	$(11,000,467)	$5,000,004

The accompanying notes are an integral part of these financial statements.

RMG Acquisition Corporation II

STATEMENT OF CASH FLOWS

For The Period From July 28, 2020 (inception) through December 31, 2020

(As Restated)

Cash Flows from Operating Activities:
Net loss	$(11,000,467)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	25,000
Unrealized gain on investments held in Trust Account	(963)
Change in fair value of derivative warrant liabilities	10,004,480
Financing costs – derivative warrant liabilities	793,180
Changes in operating assets and liabilities:
Prepaid expenses	76,442
Accounts payable	4,044
Accrued expenses	46,900
Accrued expenses - related party	18,000

Net cash used in operating activities	(33,384)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	151,116
Repayment of amounts due to related parties	(151,116)
Proceeds received from initial public offering, gross	345,000,000
Proceeds received from private placement	10,540,211
Offering costs paid	(7,172,600)

Net cash provided by financing activities	348,367,611

Net increase in cash	3,334,227
Cash - beginning of the period	—

Cash - ending of the period	$3,334,227

Supplemental disclosure of noncash investing and financing activities:
Offering costs included in accrued expenses	$99,100
Deferred legal fees	$400,000
Deferred underwriting commissions	$12,075,000
Value of Class A ordinary shares subject to possible redemption	$308,903,250
Change in value of Class A ordinary shares subject to possible redemption	$(10,153,660)

The accompanying notes are an integral part of these financial statements.

Note 1—Description of Organization, Business Operations and Basis of Presentation

The Company is a blank check company incorporated as a Cayman Islands exempted company on July 28, 2020. The Company was incorporated for the purpose of effecting a Business Combination.

As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from July 28, 2020 (inception) through December 14, 2020 relates to the Company’s formation and the Initial Public Offering, which is described below. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is RMG Sponsor II, LLC. The registration statement for the Company’s Initial Public Offering was declared effective on December 9, 2020. On December 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $6.9 million in underwriting commissions paid upon closing of the Initial Public Offering, $12.1 million in deferred underwriting commissions and $400,000 in deferred legal fees (Note 7).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,026,807 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.5 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, expenses relating to the administration of the trust account and limited withdrawals for working capital). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to this Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable, expenses relating to the administration of the trust account and limited withdrawals for working capital), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, expenses relating to the administration of the trust account and limited withdrawals for working capital; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On February 24, 2021, as disclosed on Form 8-K/A, as amended on February 24, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Philip Kassin, in his capacity as the representative for the shareholders of the Company, ReNew Power Private Limited, a company with limited liability incorporated under the laws of India (“ReNew India”), ReNew Energy Global plc (formerly known as ReNew Energy Global plc), a public limited company incorporated under the laws of England and Wales (“ReNew Global”), ReNew Power Global Merger Sub, a Cayman Islands exempted company (“Merger Sub”) and certain shareholders of ReNew India named in the Business Combination Agreement (the “Major Shareholders”), pursuant to which the Company will effect a Business Combination with ReNew India (the “ReNew India Business Combination”).

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $3.3 million in cash, and working capital of approximately $3.1 million.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 by the Sponsor to cover for certain expenses on behalf of the Company in exchange for issuance of the Founders Shares (as defined in Note 6), and loan proceeds from the Sponsor of approximately $151,000 under the Note (as defined in Note 6). The Company repaid the Note in full on December 15, 2020. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using the funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business

Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2. Restatement of Previously Issued Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of December 9, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 11,500,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 7,026,807 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”, which are discussed in Note 4, Note 5 and Note 9). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, the Company concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the Consolidated Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Consolidated Statement of Operations in the period of change.

After consultation with the Company’s independent registered public accounting firm, the Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020, as previously reported in its Form 10-K and Form 10-K/A. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

Additionally, the Company revised the Consolidated Statement of Changes in Stockholders’ Equity to present temporary equity separate from permanent equity, which allows for better alignment to the Consolidated Balance Sheet presentation. Accordingly, the Company revised the financial statement name to Consolidated Statement of Changes in Temporary Equity and Permanent Equity to reflect this presentation change.

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported financial statements as of and for the period from July 21, 2020 (inception) through December 31, 2020:

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$349,555,748	$—	$349,555,748

Liabilities and shareholders’ equity
Total current liabilities	$1,465,044	$—	$1,465,044
Deferred legal fees	400,000		400,000
Deferred underwriting commissions	12,075,000		12,075,000
Derivative warrant liabilities	—	31,866,110	31,866,110

Total liabilities	13,940,044	31,866,110	45,806,154
Class A ordinary share, $0.0001 par value; shares subject to possible redemption	330,615,700	(31,866,110)	298,749,590
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	144	319	563
Class B ordinary shares - $0.0001 par value	863	—	863
Additional paid-in-capital	5,201,804	10,797,341	15,999,145
Accumulated deficit	(202,807)	(10,797,660)	(11,000,467)

Total shareholders’ equity	5,000,004	—	5,000,004

Total liabilities and shareholders’ equity	$349,555,748	$—	$349,555,748

	Period From July 28, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(203,818)	$—	$(203,818)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(10,004,480)	(10,004,480)
Financing costs - derivative warrant liabilities	—	(793,180)	(793,180)
Interest income	48		48
Unrealized gain on investments held in Trust Account	963	—	963

Total other (expense) income	1,011	(10,797,660)	(10,796,649)

Net loss	$(202,807)	$(10,797,660)	$(11,000,467)

Basic and Diluted weighted-average Class A ordinary share outstanding	33,070,906		30,510,382

Basic and Diluted net income per Class A ordinary shares	$0.00		$—

Basic and Diluted weighted-average Class B ordinary share outstanding	7,796,052		8,056,384

Basic and Diluted net loss per Class B ordinary shares	$(0.03)		$(1.37)

	Period From July 28, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(202,807)	$(10,797,660)	$(11,000,467)
Adjustments to reconcile net loss to net cash used in operating activities	24,037	10,797,660	10,821,697
Net cash used in operating activities	(33,384)	—	(33,384)
Net cash used in investing activities	(345,000,000)	—	(345,000,000)
Net cash provided by financing activities	348,367,611	—	348,367,611

Net change in cash	$3,334,227	$—	$3,334,227

In addition, the impact to the balance sheet dated December 14, 2020, filed on Form 8-K on December 18, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $22.8 million increase to the derivative warrant liabilities line item at December 14, 2020 and offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item. There is no change to total stockholders’ equity at the reported balance sheet date. The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet at December 14, 2020:

	As of December 14, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$349,888,195	$—	$349,888,195

Liabilities and shareholders’ equity
Total current liabilities	$1,648,308	$—	$1,648,308
Deferred legal fees	400,000		400,000
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	21,861,630	21,861,630

Total liabilities	14,123,308	21,861,630	35,984,938
Class A ordinary share, $0.0001 par value; shares subject to possible redemption	330,764,880	(21,861,630)	308,903,250
Shareholders’ equity
Preference shares - $0.0001 par value	—	—	—
Class A ordinary shares - $0.0001 par value	142	219	361
Class B ordinary shares - $0.0001 par value	863	—	863
Additional paid-in-capital	5,052,626	792,961	5,845,587
Accumulated deficit	(53,624)	(793,180)	(846,804)

Total shareholders’ equity	5,000,007	—	5,000,007

Total liabilities and shareholders’ equity	$349,888,195	$—	$349,888,195

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”)and pursuant to the rules and regulations of the SEC.

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s consolidated financial statements for the period from July 21, 2020 (inception) through December 31, 2020 and for the period from July 21, 2020 (inception) through September 30, 2020 (the “Affected Periods”), are restated to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2020, the Company had $345.0 million in cash equivalents.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Fair value measurements are based on the premise that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the following three-tier fair value hierarchy has been used in determining the inputs used in measuring fair value (see Note 8):

Level 1	–	Quoted prices in active markets for identical assets or liabilities on the reporting date.

Level 2	–	Pricing inputs are based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	–	Pricing inputs are generally unobservable and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require management’s judgment or estimation of assumptions that market participants would use in pricing the assets or liabilities. The fair values are therefore determined using factors that involve considerable judgment and interpretations, including, but not limited to, private and public comparables, third-party appraisals, discounted cash flow models, and fund manager estimates.

As of December 31, 2020, the recorded values of cash and cash held in the Trust Account, prepaid expenses, accounts payable, accrued expenses and accrued expenses – related party approximate the fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active market, other than for investments in open-ended money market funds with published daily NAV, in which case the Company uses NAV as a practical expedient to fair value.

Offering Costs Associated With the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A ordinary shares were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued an aggregate of 11,500,000 common stock warrants associated with Units issued to investors in our Initial Public Offering and the underwriters’ exercise of their overallotment option and we issued 7,026,807 Private Placement Warrants. All of our outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Warrants issued in connection with our Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares is classified as stockholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 29,874,959 shares of Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Components of Equity

Upon the IPO, the Company issued Class A Ordinary shares and Warrants. The Company allocated the proceeds received from the issuance using the with-and-without method. Under that method, the Company first allocated the proceeds to the Warrants based on their initial fair value measurement of $13,570,000 and then allocated the remaining proceeds, net of underwriting discounts and offering costs of $19,746,700, to the Class A Ordinary shares. A portion of the 34,500,000 Class A Ordinary shares are presented within temporary equity, as certain shares are subject to redemption upon the occurrence of events not solely within the Company’s control.

Net Earnings (Loss) Per Share

Net earnings (loss) per share is computed by dividing net earnings by the weighted-average number of shares of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 18,536,807 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of earnings (loss) per share for Redeemable Class A ordinary share in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Redeemable Class A ordinary shares is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of ordinary shares subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for Non-Redeemable Class A and Class B ordinary shares is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Redeemable Class A ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Non-Redeemable Class A and Class B ordinary shares includes Founder Shares and non-redeemable shares of ordinary shares as these shares do not have any redemption features. Non-Redeemable Class A and Class B ordinary shares participates in the income or loss on marketable securities based on non-redeemable ordinary shares shares’ proportionate interest.

The basic and diluted loss per common share is calculated as follows:

Reconciliation of Net Income (Loss) per Share:

For The Period From July 28, 2020 (inception) through December 31, 2020
Redeemable Class A ordinary shares subject to possible redemption
Numerator: Earnings allocable to Redeemable Class A ordinary shares
Income from investments held in Trust Account	$833
Less: Company’s portion available to be withdrawn to pay taxes	—

Net earnings	$833

Denominator: Weighted average Redeemable Class A ordinary shares
Basic and diluted weighted average shares outstanding, Redeemable Class A ordinary shares	30,510,382

Basic and diluted net earnings per share, Redeemable Class A ordinary shares	$0.00

Non-Redeemable Class A and Class B ordinary shares
Numerator: Net Loss minus Net Earnings
Net loss	$(11,000,467)
Net earnings	833

Non-redeemable net loss	$(10,999,633)

Denominator: Weighted average Non-Redeemable Class A and Class B ordinary shares
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B ordinary shares	8,056,384

Basic and diluted net loss per share, Non-Redeemable Class A and Class B ordinary shares	$(1.37)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.

Note 4—Initial Public Offering

On December 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $6.9 million in underwriting commissions paid upon closing of the Initial Public Offering, $12.1 million in deferred underwriting commissions and $400,000 in deferred legal fees.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 5—Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,026,807 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.5 million.

Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 6—Related Party Transactions

Founder Shares

In July 2020, the Sponsor paid an aggregate of $25,000 to cover for certain expenses on behalf of the Company in exchange for issuance of 10,062,500 Class B ordinary shares (the “Founder Shares”). On

December 2, 2020, the Sponsor effected a surrender of 2,875,000 Class B ordinary shares to the Company for no consideration. On December 9, 2020, the Company effected a share split with respect to the Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and the share split. The holders of the Founder Shares agreed to forfeit up to an aggregate of 1,125,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full on December 14, 2020; thus, the 1,125,000 Founder Shares were no longer subject to forfeiture.

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (1) one year after the completion of the initial Business Combination; and (2) subsequent to the initial Business Combination (x) if the last reported sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On December 14, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the Initial Public Offering. On December 14, 2020, the Company borrowed approximately $151,000 under the Note. The Company repaid the Note balance in full on December 15, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

The Company agreed to pay an affiliate of the Sponsor a total of $40,000 per month for office space, administrative and support services (including salaries) which commenced on the date the Company’s securities were first listed on the New York Stock Exchange. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred $18,000 in expenses in connection with such services during the period from December 14, 2020 through December 31, 2020 as reflected in the accompanying statement of operations. As of December 31, 2020, the Company had $18,000 in accrued expenses—related party in connection with such services as reflected in the accompanying balance sheet.

Note 7—Commitments and Contingencies

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters exercised their over-allotment option in full on December 14, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees until the closing of the initial Business Combination. As of December 31, 2020, the Company recorded an aggregate of $400,000 in connection with such arrangement as deferred legal fees in the accompanying balance sheet.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 8—Shareholders’ Equity

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 34,500,000 shares of Class A ordinary shares issued or outstanding, including 29,874,959 shares of Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On December 14, 2020, the Company issued 8,625,000 Class B ordinary shares to the Sponsor, after giving retroactive effect to the share surrender and share split described in Note 5. Of the 8,625,000 Class B ordinary shares outstanding, up to 1,125,000 Class B ordinary shares are subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full on December 14, 2020; thus, the 1,125,000 Class B ordinary shares were no longer subject to forfeiture.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders, except as required by law. Each ordinary share will have one vote on all such matters.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. At December 31, 2020, there were no preference shares issued or outstanding.

Note 9—Derivative Warrant Liabilities

As of December 31, 2020, the Company has 11,500,000 and 7,026,807 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under the caption “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•

if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares shall mean the average reported last sale price of Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 10. Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$345,000,963	$—	$—
Liabilities:
Derivative warrant liabilities – Public Warrants	$—	$—	$19,780,000
Derivative warrant liabilities - Private Warrants	$—	$—	$12,086,110

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from July 28, 2020 (inception) through December 31, 2020.

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date.

The Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $10.0 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of December 14, 2020	As of December 31, 2020
Stock price	$9.61	$0.58
Volatility	21.00%	22.00%
Expected life of the options to convert	5.0	5.0
Risk-free rate	0.48%	0.47%
Dividend yield	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities for the period from July 22, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities at July 3, 2020 (inception)	$—
Issuance of Public and Private Warrants	21,861,630
Change in fair value of derivative warrant liabilities	10,004,480
Derivative warrant liabilities at December 31, 2020	$31,866,110

Note 11. Subsequent Events

Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 24, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Philip Kassin, in his capacity as the representative for the shareholders of the Company, ReNew Power Private Limited, a company with limited liability incorporated under the laws of India (“ReNew India”), ReNew Energy Global plc (formerly known as ReNew Energy Global Limited), a public limited company incorporated under the laws of England and Wales (“ReNew Global”), ReNew Power Global Merger Sub, a Cayman Islands exempted company (“Merger Sub”) and certain shareholders of ReNew India named in the Business Combination Agreement (the “Major Shareholders”), pursuant to which the Company will effect a Business Combination with ReNew India (the “ReNew India Business Combination”).

Prior to the completion of the transactions contemplated by the Business Combination Agreement, (i) Merger Sub shall be a wholly-owned subsidiary of ReNew Global and (ii) ReNew Global shall be an independent entity wholly-owned by a third party. Pursuant to the terms of the Business Combination Agreement, (i) Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”) and (ii) following the Merger, the Major Shareholders will transfer, and ReNew Global will acquire, shares of ReNew India in exchange for the issuance of ReNew Global shares and the payment of cash. As a result of the Merger, at the closing of the Merger (i) all the assets and liabilities of the Company and Merger Sub shall vest in and become the assets and liabilities of the Company as the surviving company, and the Company shall thereafter exist as a wholly-owned subsidiary of ReNew Global, (ii) each share of Merger Sub issued and outstanding immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement) shall automatically be cancelled and shall cease to exist, (iii) the board of directors and executive officers of Merger Sub shall resign, and the board of directors and executive officers of the Company shall be as determined among the Company, ReNew India and ReNew Global, and (iv) each issued and outstanding security of the Company immediately prior to the closing shall be cancelled in exchange for the issuance of certain shares of ReNew Global.

The Business Combination will be consummated in accordance with the terms and subject to the conditions as further described in the Business Combination Agreement.

RMG ACQUISITION CORPORATION II

CONDENSED BALANCE SHEET

	March 31, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$1,691,425	$3,334,227
Prepaid expenses	884,231	1,220,558

Total current assets	2,575,656	4,554,785
Cash held in Trust Account	345,006,059	345,000,963

Total Assets	$347,581,715	$349,555,748

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$15,036	$1,301,044
Accrued expenses	226,256	146,000
Accrued expenses - related party	18,000	18,000

Total current liabilities	259,292	1,465,044
Deferred legal fees	400,000	400,000
Deferred underwriting commissions	12,075,000	12,075,000
Derivative warrant liabilities	26,678,600	31,866,110

Total liabilities	39,412,892	45,806,154
Commitments and Contingencies
Class A ordinary shares; 30,316,882 and 29,874,959 shares subject to possible redemption at $10.00 per share at March 31, 2021 and December 31, 2020, respectively	303,168,820	298,749,590
Shareholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 4,183,118 and 4,625,041 shares issued and outstanding (excluding 30,316,882 and 29,874,959 shares subject to possible redemption) at March 31, 2021 and December 31, 2020	418	463
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	863	863
Additional paid-in capital	11,579,960	15,999,145
Accumulated deficit	(6,581,238)	(11,000,467)

Total shareholders’ equity	5,000,003	5,000,004

Total Liabilities and Shareholders’ Equity	$347,581,715	$349,555,748

The accompanying notes are an integral part of these unaudited condensed financial statements.

RMG ACQUISITION CORPORATION II

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

Operating expenses
General and administrative expenses	$773,426

Loss from operations	(773,426)
Other income (expense)
Change in fair value of derivative warrant liabilities	5,187,510
Interest income	48
Unrealized gain on investments held in Trust Account	5,097

Total other income (expense)	5,192,655

Net income	$4,419,229

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	30,049,323

Basic and diluted net income per share, common stock subject to redemption	$—

Weighted average shares outstanding of common stock, basic and diluted	13,245,131

Basic and diluted net income per share, common stock	$0.33

The accompanying notes are an integral part of these unaudited condensed financial statements.

RMG ACQUISITION CORPORATION II

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Ordinary Shares
	Class A		Class B
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance - December 31, 2020	4,625,041	$463	8,625,000	$863	$15,999,145	$(11,000,467)	$5,000,004
Shares subject to possible redemption	(441,923)	(45)	—	—	(4,419,185)	—	(4,419,230)
Net income	—	—	—	—	—	4,419,229	4,419,229

Balance - March 31, 2021 (unaudited)	4,183,118	$418	8,625,000	$863	$11,579,960	$(6,581,238)	$5,000,003

The accompanying notes are an integral part of these unaudited condensed financial statements.

RMG ACQUISITION CORPORATION II

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

Cash Flows from Operating Activities:
Net income	$4,419,229
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(5,187,510)
Unrealized gain on investments held in Trust Account	(5,096)
Changes in operating assets and liabilities:
Prepaid expenses	336,327
Accounts payable	(1,286,008)
Accrued expenses	80,256

Net cash used in operating activities	(1,642,802)

Net decrease in cash	(1,642,802)
Cash - beginning of the period	3,334,227

Cash - ending of the period	$1,691,425

Supplemental disclosure of noncash investing and financing activities:
Value of Class A ordinary shares subject to possible redemption	$4,419,230

The accompanying notes are an integral part of these unaudited condensed financial statements.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Description of Organization, Business Operations and Basis of Presentation

RMG Acquisition Corporation II (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 28, 2020 (date of inception). The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from July 28, 2020 (date of inception) through March 31, 2021 relates to the Company’s formation and the preparation for the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is RMG Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on December 9, 2020. On December 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary share included in the Units being offered, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions and $400,000 in deferred legal fees (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,026,807 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.5 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, expenses relating to the administration of the trust account and limited withdrawals for working capital). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to the Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or December 14, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on

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NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable, expenses relating to the administration of the trust account and limited withdrawals for working capital), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, expenses relating to the administration of the trust account and limited withdrawals for working capital, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of March 31, 2021, the Company had approximately $1.7 million in cash, and working capital of approximately $2.3 million.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 by the Sponsor to cover for certain expenses on behalf of the Company in exchange for issuance of the Founders Shares (as defined in Note 5), and loan proceeds from the Sponsor of approximately $151,000 under the Note (as defined in Note 5). The Company repaid the Note in full on December 15, 2020. Subsequent from the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using the funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed interim financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed interim financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ended December 31, 2021, or any future period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in Amendment No. 2 to in the Form 10-K/A filed by the Company with the SEC on May 11, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of the expenses during the period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash equivalents of approximately $345.0 million as of March 31, 2021.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At March 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

Fair value measurements are based on the premise that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the following three-tier fair value hierarchy has been used in determining the inputs used in measuring fair value (see Note 8):

Level 1	–	Quoted prices in active markets for identical assets or liabilities on the reporting date.

Level 2	–	Pricing inputs are based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	–	Pricing inputs are generally unobservable and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require management’s judgment or estimation of assumptions that market participants would use in pricing the assets or liabilities. The fair values are therefore determined using factors that involve considerable judgment and interpretations, including but not limited to private and public comparables, third-party appraisals, discounted cash flow models, and fund manager estimates.

As of March 31, 2021, the recorded values of cash and cash held in the Trust Account, prepaid expenses, accounts payable, accrued expenses and accrued expenses – related party approximate the fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active market, other than for investments in open-ended money market funds with published daily NAV, in which case the Company uses NAV as a practical expedient to fair value.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued an aggregate of 11,500,000 common stock warrants associated with Units issued to investors in our Initial Public Offering and the underwriters’ exercise of their overallotment option and we issued 7,026,807 Private Placement Warrants. All of our outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement warrants have been public market quoted prices. The fair value of Warrants issued in connection with our Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A ordinary shares were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at March 31, 2021 and December 31, 2020, 30,316,882 and 29,874,959, respectively, shares of Class A common stock subject to possible redemption is presented at redemption value as temporary equity outside of the stockholders’ equity section of the Company’s balance sheet.

Components of Equity

Upon the IPO, the Company issued Class A Ordinary shares and Warrants. The Company allocated the proceeds received from the issuance using the with-and-without method. Under that method, the Company first allocated the proceeds to the Warrants based on their initial fair value measurement of $13,570,000 and then allocated the remaining proceeds, net of underwriting discounts and offering costs of $19,746,700, to the Class A Ordinary shares. A portion of the 34,500,000 Class A Ordinary shares are presented within temporary equity, as certain shares are subject to redemption upon the occurrence of events not solely within the Company’s control.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Net Earnings (Loss) Per Share

Net earnings (loss) per share is computed by dividing net earnings (loss) by the weighted-average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 18,526,807 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of earnings (loss) per share for Redeemable Class A ordinary share in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Redeemable Class A ordinary shares is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of ordinary shares subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for Non-Redeemable Class A and Class B ordinary shares is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Redeemable Class A ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Non-Redeemable Class A and Class B ordinary shares includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-Redeemable Class A and Class B ordinary shares participates in the income or loss on marketable securities based on non-redeemable ordinary shares’ proportionate interest.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The basic and diluted income per common share is calculated as follows:

Reconciliation of Net Income (Loss) per Share:

For The Three Months Ended March 31, 2021
Redeemable Class A ordinary shares subject to possible redemption
Numerator: Earnings allocable to Redeemable Class A ordinary shares
Income from investments held in Trust Account	4,479
Less: Company’s portion available to be withdrawn to pay taxes	—

Net earnings	4,479

Denominator: Weighted average Redeemable Class A ordinary shares
Basic and diluted weighted average shares outstanding, Redeemable Class A ordinary shares	30,049,323

Basic and diluted net earnings per share, Redeemable Class A ordinary shares	$—

Non-Redeemable Class A and Class B ordinary shares
Numerator: Net Income plus Net Earnings
Net income	4,419,229
Net income allocable to Class A common stock subject to possible redemption	4,479

Non-redeemable net income	$4,423,708

Denominator: Weighted average Non-Redeemable Class A and Class B ordinary shares
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B ordinary shares	13,245,131

Basic and diluted net income per share, Non-Redeemable Class A and Class B ordinary shares	$0.33

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On December 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.7 million, inclusive of approximately $12.1 million in deferred underwriting commissions and $400,000 in deferred legal fees.

Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,026,807 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.5 million.

Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 5 — Related Party Transactions

Founder Shares

In July 2020, the Sponsor paid an aggregate of $25,000 to cover for certain expenses on behalf of the Company in exchange for issuance of 10,062,500 Class B ordinary shares (the “Founder Shares”). On December 2, 2020, the Sponsor effected a surrender of 2,875,000 Class B ordinary shares to the Company for no consideration. On December 9, 2020, the Company effected a share split with respect to the Class B ordinary shares, resulting in an aggregate of 8,625,000 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and the share split. The holders of the Founder Shares agreed to forfeit up to an aggregate of 1,125,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on December 14, 2020; thus, the 1,125,000 Founder Shares were no longer subject to forfeiture.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (1) one year after the completion of the initial Business Combination; and (2) subsequent to the initial Business Combination (x) if the last reported sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On July 30, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due on the earlier of December 31, 2020 or the closing of the Initial Public Offering. As of March 31, 2021, the Company borrowed approximately $151,000 under the Note. The Company repaid the Note balance in full on December 15, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company agreed to pay an affiliate of the Sponsor a total of $40,000 per month for office space, administrative and support services (including salaries). Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred $120,000 in expenses in connection with such services during the three months ended March 31, 2021 as reflected in the accompanying statement of operations. As of March 31, 2021, the Company had nil in accrued expenses—related-party in connection with such services.

Note 6 — Commitments & Contingencies

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities are entitled to make

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of this prospectus to purchase up to 4,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. The underwriter exercised its over-allotment option in full on December 14, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees until the closing of the initial Business Combination. As of March 31, 2021, the Company recorded an aggregate of $400,000 in connection with such arrangement as deferred legal fees in the accompanying balance sheet.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Shareholders’ Equity

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. At March 31, 2021, and December 31, 2020, the Company had 34,500,000 Class A ordinary shares issued or outstanding, including 30,316,882 and 29,874,959, respectively, Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On July 30, 2020, the Company issued 8,625,000 Class B ordinary shares to the Sponsor, after giving retroactive effect to the share surrender and share split described in Note 5. Of the 8,625,000 Class B ordinary shares outstanding, up to 1,125,000 Class B ordinary shares are subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on December 14, 2020; thus, the 1,125,000 Class B ordinary shares were no longer subject to forfeiture.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders, except as required by law. Each ordinary share will have one vote on all such matters.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. At March 31, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Note 8 — Derivative Warrant Liabilities

As of March 31, 2021 and December 31, 2020, the Company has 11,500,000 Public Warrants and 7,026,807 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, requires holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described under “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under the caption “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and the like).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•

if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares shall mean the average reported last sale price of Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 9 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

March 31, 2021:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$345,006,059	$—	$—
Liabilities:
Derivative warrant liabilities - Public Warrants	$16,560,000	$—	$—
Derivative warrant liabilities - Private Placement Warrants	$—	$10,118,600	$—

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

December 31, 2020:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$345,000,963	$—	$—
Liabilities:
Derivative warrant liabilities - Public Warrants	$—	$—	$19,780,000
Derivative warrant liabilities - Private Placement Warrants	$—	$—	$12,086,110

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in February 2021, when the Public Warrants were separately listed and traded. The Private Placement Warrants were transferred from a Level 3 measurement to a Level 2 measurement in February 2021, when the Public Warrants were separately listed as the Public and Private Placement Warrants are viewed as economically equivalent.

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Public and Private Placement Warrants has been based on public market quoted prices which was $1.44 at March 31, 2021. The Company recognized a benefit to the statement of operations resulting from the decrease in the fair value of the derivative warrant liabilities of approximately $5.2 million, which is presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The change in the fair value of the level 3 derivative warrant liabilities for the three months ended March 31, 2021 is summarized as follows:

Level 3 derivative warrant liabilities at December 31, 2020	$31,866,110
Transfer of Public Warrants to Level 1	(16,560,000)
Transfer of Private Placement Warrants to Level 2	(10,118,600)
Change in fair value of derivative warrant liabilities	(5,187,510)

Level 3 derivative warrant liabilities at March 31, 2021	$—

RMG ACQUISITION CORPORATION II

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note 10 — Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through May 25, 2021, the date the financial statements are available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

In connection with the Business Combination, we have entered into deeds of indemnity with each of our directors that will indemnify such persons to the maximum extent permitted by applicable law against all losses suffered or incurred by them including, among other things, those that arise out of or in connection with his or her appointment as a director or officer, an act done, concurred in or omitted to be done by such person in connection with such person’s performance of his or her functions as a director or officer, or an official investigation, examination or other proceedings ordered or commissioned in connection with the affairs of the company of which he or she is serving as a director or officer at the request of the indemnifying company. We expect that these deeds of indemnity will provide the directors and officers with contractual rights to indemnification and expense advancement.

Item 7. Recent Sales of Unregistered Securities.

In the past three years, we have issued the following securities that were not registered under the Securities Act. Each of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation S under the Securities Act. No underwriters were involved in these issuances of securities.

•

On August 20, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 85,500,000 Class A Ordinary Shares to PIPE Investors in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Class A Ordinary Shares are being registered pursuant to this registration statement.

•

On August 23, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 173,747,908 Class A Ordinary Shares to our shareholders in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Class A Ordinary Shares are being registered pursuant to this registration statement.

•

On August 23, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 7,026,807 Warrants to RMG Sponsor II in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Warrants are being registered pursuant to this registration statement.

•

On August 26, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 12,231,851 Class A Ordinary Shares to Platinum Cactus in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Class A Ordinary Shares are being registered pursuant to this registration statement.

•

On August 26, 2021, in connection with the Business Combination and the related transactions described in this registration statement, we issued 12,289,241 Class C Ordinary Shares to GSW in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Class C Ordinary Shares are being registered pursuant to this registration statement.

Item 8. Exhibits

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1	Business Combination Agreement dated February 24, 2021	F-4	333-256228	2.1	July 22, 2021

2.2	Amendment No. 1 to the Business Combination Agreement dated May 22, 2021	F-4	333-256228	2.2	July 22, 2021

3.1	A&R Articles of Association of ReNew Global adopted on August 23, 2021	20-F	001-40752	1.1	August 27, 2021

4.1	Specimen ReNew Global Share Certificate	F-4	333-256228	4.1	July 22, 2021

4.2	Specimen Warrant Certificate	F-4	333-256228	4.2	July 22, 2021

4.3	Warrant Agreement, dated December 9, 2020	F-4	333-256228	4.3	July 22, 2021

4.4	Warrant Assignment and Assumption Agreement dated August 23, 2021	20-F	001-40752	2.4	August 27, 2021

4.5	Amended and Restated Warrant Agreement dated August 23, 2021	20-F	001-40752	2.5	August 27, 2021

4.6	ReNew Global’s Shareholders Agreement dated August 23, 2021	20-F	001-40752	4.3	August 27, 2021

4.7	Registration Rights, Coordination and Put Option Agreement dated August 23, 2021	20-F	001-40752	4.4	August 27, 2021

5.1*	Opinion of Latham & Watkins (UK) LLP	—	—	—	—

5.2*	Opinion of Latham & Watkins LLP	—	—	—	—

10.1	Registration Rights, Coordination and Put Option Agreement dated August 23, 2021	20-F	001-40752	4.4	August 27, 2021

10.2	Employment Agreement between ReNew Global and Sumant Sinha dated August 23, 2021	20-F	001-40752	4.5	August 27, 2021

10.3	Form of Indemnification Agreement between ReNew Global and each director and executive officer of ReNew Global	F-4	333-256228	10.3	July 22, 2021

10.4	Investment Management Trust Agreement, dated December 9, 2021, by and between RMG II and Continental Stock Transfer & Trust Company	F-4	333-256228	10.4	July 22, 2021

10.5	Form of the Subscription Agreement by and among ReNew Global, RMG II and certain subscribers	F-4	333-256228	10.5	July 22, 2021

10.6	2022 Masala Bonds: Indentures of ReNew Solar Energy (Karnataka) Private Limited dated February 17, 2017 for the Rs. 2,680,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.6	July 22, 2021

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

10.7	2022 Masala Bonds: Indenture of ReNew Solar Energy (Karnataka) Private Limited dated February 17, 2017 for the Rs. 1,450,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.7	July 22, 2021

10.8	2022 Masala Bonds: Indenture of ReNew Solar Energy (Karnataka) Private Limited dated February 17, 2017 for the Rs. 3,400,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.8	July 22, 2021

10.9	2022 Masala Bonds: Indenture of ReNew Solar Energy (Karnataka) Private Limited dated February 17, 2017 for the Rs. 1,670,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.9	July 22, 2021

10.10	2022 Masala Bonds: Indenture of ReNew Wind Energy (MP Two) Private Limited dated February 17, 2017 for the Rs. 3,690,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.10	July 22, 2021

10.11	2022 Masala Bonds: Indenture of ReNew Wind Energy (Rajkot) Private Limited dated February 17, 2017 for the Rs. 6,510,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.11	July 22, 2021

10.12	2022 Masala Bonds: Indenture of ReNew Wind Energy (Shivpur) Private Limited dated February 17, 2017 for the Rs. 10,910,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.12	July 22, 2021

10.13	2022 Masala Bonds: Indenture of ReNew Wind Energy (Welturi) Private Limited dated February 17, 2017 for the Rs. 1,490,000,000 10.629% Senior Secured Bonds due 2022	F-4	333-256228	10.13	July 22, 2021

10.14	2024 Notes: Indentures of Kanak Renewables Limited, Rajat Renewables Limited, ReNew Clean Energy Private Limited, ReNew Saur Urja Private Limited, ReNew Solar Energy (Telangana) Private Limited, ReNew Wind Energy (Budh 3) Private Limited, ReNew Wind Energy (Devgarh) Private Limited and ReNew Wind Energy (Rajasthan 3) Private Limited dated March 12, 2019, March 26, 2019 and October 3, 2019 for the $900,000,000 aggregate principal amount of 6.67% Senior Secured Notes due March 12, 2024	F-4	333-256228	10.14	July 22, 2021

10.15	2022 Notes: Indenture of ReNew India dated September 12, 2019 for the $300,000,000 6.45% Senior Secured Notes due September 27, 2022	F-4	333-256228	10.15	July 22, 2021

10.16	2027 Notes: Indenture of ReNew India dated January 29, 2020 for the $450,000,000 5.875% Senior Secured Notes due March 5, 2027	F-4	333-256228	10.16	July 22, 2021

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

10.17	2027 NCDs: Debenture trust deeds of Bhumi Prakash Private Limited, Bidwal Renewable Private Limited, Pugalur Renewable Private Limited, ReNew Wind Energy (AP) Private Limited, ReNew Wind Energy (AP 3) Private Limited, ReNew Wind Energy (Maharashtra) Private Limited, ReNew Wind Energy (MP Three) Private Limited, ReNew Wind Energy (Rajasthan Four) Private Limited, Shruti Power Projects Private Limited, Tarun Kiran Bhoomi Private Limited and Zemira Renewable Energy Limited dated October 29, 2020 for the Rs. 23,910,550,000 aggregate principal amount of 8.458% Senior Secured Non-Convertible Debentures due October 29, 2027	F-4	333-256228	10.17	July 22, 2021

10.18	2030 Notes: Debenture trust deeds of ReNew Solar Energy (Karnataka) Private Limited, ReNew Solar Energy (TN) Private Limited, ReNew Wind Energy (Karnataka) Private Limited, ReNew Wind Energy (MP Two) Private Limited, ReNew Wind Energy (Rajkot) Private Limited, ReNew Wind Energy (Shivpur) Private Limited and ReNew Wind Energy (Welturi) Private Limited dated March 25, 2021 for the Rs. 33,700,500,000 aggregate principal amount of 6.028% Senior Secured Non-Convertible Debentures due March 26, 2030	F-4	333-256228	10.18	July 22, 2021

10.19	2028 Notes: Indenture and supplemental indenture of ReNew Wind Energy (AP 2) Private Limited, Ostro Jaisalmer Private Limited, Ostro Urja Wind Private Limited, Ostro Madhya Wind Private Limited, Badoni Power Private Limited, AVP Powerinfra Private Limited, Prathamesh Solarfarms Limited, Ostro Anantapur Private Limited, Ostro Mahawind Power Private Limited and ReNew Wind Energy Delhi Private Limited dated April 14, 2021 and May 7, 2021 for the $585,000,000 4.50% Senior Secured Notes due July 14, 2028	F-4	333-256228	10.19	July 22, 2021

10.20	Form of employment agreement with executive officers other than Sumant Sinha	F-4	333-256228	10.20	July 22, 2021

10.21	Form of the Non-Employee Director 2021 Incentive Award Plan	F-4	333-256228	10.21	July 22, 2021

10.22	2021 Incentive Award Plan adopted on August 23, 2021	20-F	001-40752	4.11	August 27, 2021

10.23	Form of the grant letters under the 2021 Incentive Award Plan and Non-Employee 2021 Incentive Award Plan	F-4	333-256228	10.23	July 22, 2021

21.1	List of subsidiaries of ReNew Global	20-F		8.1	August 27, 2021

23.1*	Consent of S.R. Batliboi & Co. LLP	—	—	—	—

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

23.2*	Consent of Marcum LLP	—	—	—	—

23.3	Consent of IHS Markit	F-4	333-256228	23.3	July 22, 2021

24.1	Power of Attorney (included on the signature page hereto)

*	Filed herewith

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the state of New Delhi, India on September 21, 2021.

RENEW ENERGY GLOBAL PLC

By:	/s/ Sumant Sinha
Name:	Sumant Sinha
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sumant Sinha and D. Muthukumaran, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of ReNew Energy Global plc, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Sumant Sinha	Director and Chief Executive Officer	September 21, 2021

/s/ D. Muthukumaran	Chief Financial Officer	September 21, 2021

/s/ Vanitha Narayanan	Independent Director	September 21, 2021

/s/ Anuj Girotra	Director	September 21, 2021

/s/ Michelle Robyn Grew	Independent Director	September 21, 2021

/s/ Michael Bruun	Director	September 21, 2021

/s/ Sumantra Chakrabarti	Independent Director	September 21, 2021

/s/ Ram Charan	Independent Director	September 21, 2021

/s/ Projesh Banerjea	Director	September 21, 2021

/s/ Robert S. Mancini	Independent Director	September 21, 2021

/s/ Manoj Singh	Independent Director	September 21, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of ReNew Energy Global plc, has signed this registration statement in the City of New York, State of New York, on September 21, 2021.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.